                   GMAC COMMERCIAL MORTGAGE SECURITIES, INC.,
                                   DEPOSITOR,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
              MASTER SERVICER AND SERVICED WHOLE LOAN PAYING AGENT,

                          MIDLAND LOAN SERVICES, INC.,
                                SPECIAL SERVICER,

                       LASALLE BANK NATIONAL ASSOCIATION,
                                     TRUSTEE

                                       AND

                               ABN AMRO BANK N.V.,
                                  FISCAL AGENT

                         POOLING AND SERVICING AGREEMENT

                           DATED AS OF AUGUST 1, 2004

                          ---------------------------

                                  $933,734,532
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-C2

ARTICLE II     CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF

     Section 2.03   Mortgage Loan Sellers' Repurchase or Substitution of
                    Mortgage Loans for Defects in Mortgage Files and
                    Breaches of Representations and Warranties...............112

     Section 2.04   Issuance of Class R-I Certificates; Creation of
                    REMIC I Regular Interests................................116

     Section 2.05   Conveyance of REMIC I Regular Interests; Acceptance of
                    REMIC II by the Trustee..................................116

     Section 2.06   Issuance of Class R-II Certificates; Creation of
                    REMIC II Regular Interest................................116

     Section 2.07   Conveyance of REMIC II Regular Interests; Acceptance of
                    REMIC III by Trustee.....................................116

     Section 2.08   Issuance of REMIC III Certificates.......................117

     Section 2.09   Assignment of Excess Interest; Issuance of the
                    Class Q Certificates.....................................117

ARTICLE III    ADMINISTRATION AND SERVICING OF THE TRUST FUND................117

     Section 3.01   Servicing and Administration of the Mortgage Loans.......117

     Section 3.02   Collection of Mortgage Loan and Serviced Whole
                    Loan Payments............................................121

     Section 3.03   Collection of Taxes, Assessments and Similar Items;
                    Servicing Accounts and Reserve Accounts .................123

     Section 3.04   Certificate Account, Distribution Account and
                    Serviced Whole Loan Custodial Accounts ..................125

     Section 3.05   Permitted Withdrawals From the Certificate Account,
                    the Distribution Account, the Interest Reserve Account,
                    the Excess Liquidation Proceeds Reserve Account and
                    Serviced Whole Loan Custodial Accounts; Establishment
                    of Serviced Companion Loan Distribution Accounts.........132

                                      -i-

                                   (continued)

                                                                            PAGE

     Section 3.06   Investment of Funds in the Certificate Account, the
                    Distribution Account, the Excess Liquidation Proceeds
                    Reserve Account, the Interest Reserve Account, the REO
                    Account and the Serviced Whole Loan Custodial Accounts...144

     Section 3.07   Maintenance of Insurance Policies; Errors and Omissions
                    and Fidelity Coverage....................................146

     Section 3.08   Enforcement of Due-On-Sale Clauses; Assumption

     Section 3.11   Servicing Compensation; Nonrecoverable Servicing

     Section 3.20   Additional Obligations of the Master Servicer and
                    the Special Servicer.....................................177

     Section 3.21   Modifications, Waivers, Amendments and Consents..........181

     Section 3.22   Transfer of Servicing Between Master Servicer and
                    Special Servicer; Record Keeping.........................186

     Section 3.23   Sub-Servicing Agreements.................................187

     Section 3.24   Designation of Special Servicer by the Majority
                    Certificateholder of the Controlling Class ..............188

     Section 3.25   Lock-Box Accounts and Servicing Accounts.................193

     Section 3.26   Representations and Warranties of the Master Servicer
                    and the Special Servicer.................................193

     Section 3.27   Third-Party Beneficiaries................................196

     Section 3.28   Certain Matters Relating to the Non-Serviced Whole
                    Loans....................................................198

     Section 3.29   Serviced B Note Intercreditor Matters....................199

                                      -ii-

                                   (continued)

     Section 4.02   Statements to Certificateholders; Certain Reports by the
                    Master Servicer and the Special Servicer.................231

     Section 4.03   Delinquency Advances.....................................239

     Section 4.04   Allocation of Realized Losses and Additional
                    Trust Fund Expenses......................................247

     Section 4.05   Statements to Serviced Companion Loan Holders and

     Section 6.01   Liability of the Depositor, the Master Servicer and
                    the Special Servicer.....................................259

     Section 6.02   Merger, Consolidation or Conversion of the Depositor,
                    the Master Servicer and the Special Servicer; Assignment
                    of Rights and Delegation of Duties by the Master
                    Servicer and the Special Servicer........................259

     Section 6.03   Limitation on Liability of the Depositor, the Master
                    Servicer, the Special Servicer and Others ...............260

     Section 6.04   Depositor, Master Servicer and Special Servicer Not
                    to Resign................................................262

     Section 6.05   Rights of the Depositor in Respect of the Master
                    Servicer and the Special Servicer........................262

     Section 6.06   [Reserved]...............................................262

     Section 6.07   Certain Matters Relating to the Non-Serviced Mortgage
                    Loans....................................................262

                                     -iii-

                                   (continued)

ARTICLE VIII   CONCERNING THE TRUSTEE, THE FISCAL AGENT AND THE SERVICED
               WHOLE LOAN PAYING AGENT.......................................268

     Section 8.01   Duties of the Trustee and the Fiscal Agent...............268

     Section 8.02   Certain Matters Affecting the Trustee and the
                    Fiscal Agent.............................................269

     Section 8.03   Trustee and Fiscal Agent Not Liable for Validity or
                    Sufficiency of Certificates or Mortgage Loans............270

     Section 8.04   Trustee and Fiscal Agent May Own Certificates............271

     Section 8.05   Fees and Expenses of Trustee; Indemnification of
                    Trustee and the Fiscal Agent.............................271

     Section 8.06   Eligibility Requirements for Trustee and Fiscal Agent....271

     Section 8.07   Resignation and Removal of the Trustee and the

     Section 8.13   Representations and Warranties of the Trustee and

     Section 9.01   Termination Upon Repurchase or Liquidation of All
                    Mortgage Loans...........................................284

     Section 9.02   Additional Termination Requirements......................287

                                      -iv-

                                   (continued)

                                                                            PAGE

ARTICLE X      ADDITIONAL REMIC PROVISIONS...................................288

     Section 10.01  REMIC Administration.....................................288

     Section 10.02  Depositor, Master Servicer, Special Servicer, Fiscal

                                      -v-

                                   (continued)

                                                                            PAGE

Exhibit A-1    Form of Class A-1 Certificate                               A-1-1
Exhibit A-2    Form of Class A-1A Certificate                              A-2-1
Exhibit A-3    Form of Class A-2 Certificate                               A-3-1
Exhibit A-4    Form of Class A-3 Certificate                               A-4-1
Exhibit A-5    Form of Class A-4 Certificate                               A-5-1
Exhibit A-6    Form of Class B Certificate                                 A-6-1
Exhibit A-7    Form of Class C Certificate                                 A-7-1
Exhibit A-8    Form of Class D Certificate                                 A-8-1
Exhibit A-9    Form of Class E Certificate                                 A-9-1
Exhibit A-10   Form of Class F Certificate                                A-10-1
Exhibit A-11   Form of Class G Certificate                                A-11-1
Exhibit A-12   Form of Class H Certificate                                A-12-1
Exhibit A-13   Form of Class J Certificate                                A-13-1
Exhibit A-14   Form of Class K Certificate                                A-14-1
Exhibit A-15   Form of Class L Certificate                                A-15-1
Exhibit A-16   Form of Class M Certificate                                A-16-1
Exhibit A-17   Form of Class N Certificate                                A-17-1
Exhibit A-18   Form of Class O Certificate                                A-18-1
Exhibit A-19   Form of Class P Certificate                                A-19-1
Exhibit A-20   Form of Class Q Certificate                                A-20-1
Exhibit A-21   Form of Class R-I Certificate                              A-21-1
Exhibit A-22   Form of Class R-II Certificate                             A-22-1
Exhibit A-23   Form of Class R-III Certificate                            A-23-1
Exhibit A-24   Form of Class X-1 Certificate                              A-24-1
Exhibit A-25   Form of Class X-2 Certificate                              A-25-1
Exhibit B-1    Form of Transferor Certificate                              B-1-1
Exhibit B-2    Form of Transferee Certificate                              B-2-1
Exhibit C-1    Form of Transfer Affidavit and Agreement                    C-1-1
Exhibit C-2    Form of Transferor Certificate                              C-2-1
Exhibit D      Form of Request for Release                                   D-1
Exhibit E      Form of UCC-1 Financing Statement                             E-1
Exhibit F      Methodology to Normalize Net Operating Income
               and Debt Service Coverage                                     F-1
Exhibit G      Form of Distribution Date Statement                           G-1
Exhibit H-1    Form of Investor Certification                              H-1-1
Exhibit H-2    Form of Confidentiality Agreement                           H-2-1
Exhibit I      Form of Notice and Certification regarding
               Defeasance of Mortgage Loans                                  I-1
Exhibit J      Form of Insurance Summary Report                              J-1
Exhibit K      Monthly Additional Report on Recoveries and
               Reimbursements                                                K-1
Exhibit L-1    Closing Mortgage File Review Certification                    L-1
Exhibit L-2    Post-Closing Mortgage File Review Certification               L-2
Exhibit M-1    Form 10-K Certification                                     M-1-1
Exhibit M-2    Back-up Certificate for Form 10-K Certification
               from Trustee                                                M-2-1
Exhibit M-3    Back-up Certificate for Form 10-K Certification
               from Master Servicer/Special Servicer                       M-3-1
Exhibit M-4    Sub-Servicer Backup Certification                           M-4-1

                                      -vi-

                                   (continued)

                                                                            PAGE

Schedule I     Mortgage Loan Schedule                                   Sch. I-1
Schedule II    Environmental Policy Mortgage Loans                     Sch. II-1
Schedule III   Class X-2 Strip Rate Calculation Schedule              Sch. III-1
Schedule IV    [Reserved]                                              Sch. IV-1
Schedule V     Specified Earnout Reserve Loans                          Sch. V-1

     This Pooling and Servicing Agreement (this "Agreement"), is dated and effective as of August 1, 2004, among GMAC COMMERCIAL MORTGAGE SECURITIES, INC., as Depositor, GMAC COMMERCIAL MORTGAGE CORPORATION, as Master Servicer and
Serviced Whole Loan Paying Agent, MIDLAND LOAN SERVICES, INC., as Special
Servicer, LASALLE BANK NATIONAL ASSOCIATION, as Trustee, and ABN AMRO BANK N.V.,
as Fiscal Agent.

                             PRELIMINARY STATEMENT:

     The Depositor intends to sell the Certificates, to be issued hereunder in multiple Classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund to be created hereunder, the primary assets of which will be the Mortgage Loans. The aggregate of the initial Cut-off Date
Principal Balances of the Mortgage Loans is approximately $933,734,532.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the Mortgage Loans (exclusive of that portion of interest payments thereon that constitute Excess Interest) and certain other related assets subject to this Agreement as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC I." The Class R-I
Certificates will represent the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions under federal income tax law. With respect to each Mortgage Loan, there shall be a corresponding REMIC I Regular Interest.
The designation for each such REMIC I Regular Interest shall be the control number for the related Mortgage Loan set forth on the schedule attached hereto as Schedule I. The REMIC I Remittance Rate (as defined herein) and the initial
Uncertificated Principal Balance of each such REMIC I Regular Interest shall be based on the Net Mortgage Rate as of the Cut-off Date and the Cut-off Date
Principal Balance, respectively, for the related Mortgage Loan. Determined solely for purposes of satisfying Treasury Regulation Section
1.860G-1(a)(4)(iii), the "latest possible maturity date" for each such REMIC I
Regular Interest shall be the first Distribution Date that follows the Stated
Maturity Date for the related Mortgage Loan. None of the REMIC I Regular
Interests will be certificated.

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as "REMIC
II." The Class R-II Certificates will represent the sole class of "residual interests" in REMIC II for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, REMIC II
Remittance Rate and the initial Uncertificated Principal Balance for each of the
REMIC II Regular Interests. Determined solely for purposes of satisfying
Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each REMIC II Regular Interest shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing Date, the longest remaining amortization schedule, irrespective of its scheduled maturity. None of the REMIC
II Regular Interests will be certificated.

                                       1

                           REMIC II                  INITIAL UNCERTIFICATED
  DESIGNATION           REMITTANCE RATE               PRINCIPAL BALANCE
  -----------           ---------------               -----------------
LA-1-1                    Variable (*)                     $7,798,000
LA-1-2-A                  Variable (*)                    $18,122,000
LA-1-2-B                  Variable (*)                    $21,482,000
LA-1-2-C                  Variable (*)                    $13,598,000
LA-1A-1                   Variable (*)                       $990,000
LA-1A-2-A                 Variable (*)                     $2,303,000
LA-1A-2-B                 Variable (*)                     $2,620,000
LA-1A-2-C                 Variable (*)                     $2,585,000
LA-1A-2-D                 Variable (*)                     $2,570,000
LA-1A-2-E                 Variable (*)                     $2,452,000
LA-1A-2-F                 Variable (*)                     $2,411,000
LA-1A-2-G                 Variable (*)                     $7,667,000
LA-1A-2-H                 Variable (*)                    $18,234,000
LA-1A-2-I                 Variable (*)                     $1,585,000
LA-1A-2-J                 Variable (*)                     $1,567,000
LA-1A-2-K                 Variable (*)                     $1,498,000
LA-1A-2-L                 Variable (*)                     $1,480,000
LA-1A-2-M                 Variable (*)                    $59,001,000
LA-2-A                    Variable (*)                     $7,493,000
LA-2-B                    Variable (*)                    $20,839,000
LA-2-C                    Variable (*)                    $19,907,000
LA-2-D                    Variable (*)                    $19,567,000
LA-2-E                    Variable (*)                    $21,680,000
LA-2-F                    Variable (*)                    $15,467,000
LA-3-A                    Variable (*)                   $ 32,576,000
LA-3-B                    Variable (*)                    $16,981,000
LA-3-C                    Variable (*)                    $16,782,000
LA-3-D                    Variable (*)                    $16,054,000
LA-3-E                    Variable (*)                     $4,143,000
LA-4-A                    Variable (*)                    $53,129,000
LA-4-B                    Variable (*)                   $375,257,000
LB                        Variable (*)                    $25,678,000
LC                        Variable (*)                    $10,504,000
LD                        Variable (*)                    $18,675,000

----------------
(*)  Calculated in accordance with the definition of "REMIC II Remittance Rate."

                                       2

                           REMIC II                  INITIAL UNCERTIFICATED
  DESIGNATION           REMITTANCE RATE               PRINCIPAL BALANCE
  -----------           ---------------               -----------------
LE                        Variable (*)                    $12,839,000
LF-A                      Variable (*)                     $1,506,000
LF-B                      Variable (*)                     $5,357,000
LF-C                      Variable (*)                     $3,641,000
LG-A                      Variable (*)                     $1,547,000
LG-B                      Variable (*)                     $5,246,000
LG-C                      Variable (*)                     $5,042,000
LG-D                      Variable (*)                     $3,338,000
LH-A                      Variable (*)                     $3,355,000
LH-B                      Variable (*)                     $6,292,000
LH-C                      Variable (*)                     $4,359,000
LJ-A                      Variable (*)                     $2,651,000
LJ-B                      Variable (*)                     $3,185,000
LK-A                      Variable (*)                     $1,693,000
LK-B                      Variable (*)                     $4,143,000
LL-A                      Variable (*)                     $4,669,000
LM                        Variable (*)                     $2,334,000
LN                        Variable (*)                     $3,502,000
LO                        Variable (*)                     $3,501,000
LP                        Variable (*)                    $12,839,532

     As provided herein, the Trustee will elect to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as
"REMIC III." The Class R-III Certificates will represent the sole class of
"residual interests" in REMIC III for purposes of the REMIC Provisions under federal income tax law. The following table irrevocably sets forth the designation, the Pass-Through Rate and initial Class Principal Balance for each of the Classes of REMIC III Regular Certificates. Determined solely for purposes of satisfying Treasury Regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each Class of REMIC III Regular Certificates shall be the first Distribution Date that is at least two years after the end of the remaining amortization schedule of the Mortgage Loan that has, as of the Closing
Date, the longest remaining amortization schedule, irrespective of its scheduled maturity.

                                       3

                               CERTIFICATE                    INITIAL CLASS
       DESIGNATION          PASS-THROUGH RATE               PRINCIPAL BALANCE
       -----------          -----------------               -----------------
Class A-1                         3.896%(1)                    $61,000,000
Class A-1A                       5.086% (1)                   $106,963,000
Class A-2                        4.760% (1)                   $104,953,000
Class A-3                        5.134% (1)                    $86,536,000
Class A-4                        5.301% (2)                   $428,386,000
Class B                          5.414% (2)                    $25,678,000
Class C                          5.453% (2)                    $10,504,000
Class D                          5.512% (2)                    $18,675,000
Class E                          5.621% (2)                    $12,839,000
Class F                          5.621% (2)                    $10,504,000
Class G                          5.621% (2)                    $15,173,000
Class H                          5.858% (3)                    $14,006,000
Class J                          4.955% (2)                     $5,836,000
Class K                          4.955% (2)                     $5,836,000
Class L                          4.955% (2)                     $4,669,000
Class M                          4.955% (2)                     $2,334,000
Class N                          4.955% (2)                     $3,502,000
Class O                          4.955% (2)                     $3,501,000
Class P                          4.955% (2)                    $12,839,532

------------------------

(1)  The Pass-Through Rate is a fixed rate.

(2)  Initial Pass-Through Rate. The Pass-Through Rate is the lesser of the specified fixed rate and the Weighted Average Net Mortgage Rate.

(3)  Approximate initial Pass-Through Rate. The Pass-Through Rate is the
     Weighted Average Net Mortgage Rate.

                                       4

Class X-1                        0.067% (1)             N/A(2)
Class X-2                        0.689% (4)             N/A(3)

     Each Class X Component that corresponds to both the Class X-1 Certificates and the Class X-2 Certificates is comprised of two uncertificated REMIC III
Regular Interests, each of which is hereby designated as a "regular interest"
therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the related Component Class X-1 Strip
Rate or Component Class X-2 Strip Rate, as applicable, and the Uncertificated
Principal Balance of the related REMIC II Regular Interest (as specified in the chart under the definition of "REMIC II Regular Interest") outstanding from time to time.

     As provided herein, the Trustee shall take all actions necessary to ensure that the portion of the Trust Fund consisting of the Grantor Trust Assets maintains its status as a "grantor trust" under federal income tax law and not be treated as part of REMIC I, REMIC II or REMIC III. The Class Q Certificates
evidence solely undivided beneficial interests in the Excess Interest, if any, comprising the Grantor Trust Assets in the Grantor Trust.

     The Mortgaged Property that secures the Mortgage Loan identified by control number 1 on the Mortgage Loan Schedule (the "111 Eighth Avenue Mortgage Loan"),
also secures four (4) separate pari passu mortgage loans to the same Mortgagor
(each, a "111 Eighth Avenue Companion Loan") and two additional mortgage notes
(the "111 Eighth Avenue B Notes") that are subordinate to the 111 Eighth Avenue
Mortgage Loan and the 111 Eighth Avenue Companion Loans. The 111 Eighth Avenue
Mortgage Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth Avenue B
Notes are collectively referred to herein as the "111 Eighth Avenue Whole Loan"
and will be serviced pursuant to the GCCFC 2004-GG1 Pooling and Servicing
Agreement and the 111 Eighth Avenue Intercreditor Agreement.

     The Mortgaged Property that secures the Mortgage Loan identified by control number 5 on the Mortgage Loan Schedule (the "731 Lexington Avenue-Bloomberg
Headquarters Mortgage Loan"), also secures four (4) separate pari passu mortgage loans to the same Mortgagor (each, a "731 Lexington Avenue-Bloomberg
Headquarters Companion Loan") and one additional mortgage note (the "731
Lexington Avenue-Bloomberg Headquarters B Note")

-----------------

(4)  The Pass-Through Rate for each of the Class X-1 and Class X-2 Certificates is as described herein.

(2)  The Class X-1 Certificates will not have a Certificate Principal Balance and will not be entitled to any distribution of principal. The Class X-1
     Certificates will have an original Class X-1 Notional Amount of
     $933,734,532.

(3)  The Class X-2 Certificates will not have a Certificate Principal Balance and will not be entitled to any distribution of principal. The Class X-2
     Certificates will have an original Class X-2 Notional Amount of
     $902,770,000.

that is subordinate to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage
Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans. The
731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, the 731 Lexington
Avenue-Bloomberg Headquarters Companion Loans and the 731 Lexington
Avenue-Bloomberg Headquarters B Note are collectively referred to herein as the
"731 Lexington Avenue-Bloomberg Headquarters Whole Loan" and will be serviced pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement and the 731
Lexington Avenue-Bloomberg Headquarters Intercreditor Agreements.

     The Mortgaged Property that secures the Mortgage Loan identified by control number 2 on the Mortgage Loan Schedule (the "Jersey Gardens Mortgage Loan"),
also secures a separate pari passu mortgage loan to the same Mortgagor (the
"Jersey Gardens Companion Loan"). The Jersey Gardens Mortgage Loan and the
Jersey Gardens Companion Loan are collectively referred to herein as the "Jersey
Gardens Whole Loan" and will be serviced pursuant to this Agreement and the
Jersey Gardens Intercreditor Agreement.

     The Mortgaged Property that secures the Mortgage Loan identified by control number 6 on the Mortgage Loan Schedule (the "Two Gateway Center Mortgage Loan"),
also secures a separate pari passu mortgage loan to the same Mortgagor (the "Two
Gateway Center Companion Loan"). The Two Gateway Center Mortgage Loan and the
Two Gateway Center Companion Loan are collectively referred to herein as the
"Two Gateway Center Whole Loan" and will be serviced pursuant to the GMACCM
2004-C1 Pooling and Servicing Agreement and the Two Gateway Center Intercreditor
Agreement.

     The Mortgaged Property that secures the Mortgage Loan identified by control number 4 on the Mortgage Loan Schedule (the "Military Circle Mortgage Loan"),
also secures one additional mortgage note (the "Military Circle B Note") that is subordinate to the Military Circle Mortgage Loan. The Military Circle Mortgage
Loan and the Military Circle B Note are collectively referred to herein as the
"Military Circle Whole Loan" and will be serviced pursuant to this Agreement and the Military Circle Intercreditor Agreement.

     The Mortgaged Property that secures the Mortgage Loan identified by control number 9 on the Mortgage Loan Schedule (the "Providence Biltmore Hotel Mortgage
Loan"), also secures one additional mortgage note (the "Providence Biltmore
Hotel B Note") that is subordinate to the Providence Biltmore Hotel Mortgage
Loan. The Providence Biltmore Hotel Mortgage Loan and the Providence Biltmore
Hotel B Note are collectively referred to herein as the "Providence Biltmore
Hotel Whole Loan" and will be serviced pursuant to this Agreement and the
Providence Biltmore Hotel Intercreditor Agreement.

     As and to the extent provided herein, the Jersey Gardens Whole Loan, the
Military Circle Whole Loan and the Providence Biltmore Hotel Whole Loan will be serviced and administered in accordance with this Agreement and the related
Intercreditor Agreement. Accordingly, the Jersey Gardens Companion Loan, the
Military Circle B Note and the Providence Biltmore Hotel B Note will be serviced and administered in accordance with this Agreement and the related Intercreditor
Agreement. Amounts attributable to the Jersey Gardens Companion Loan, the
Military Circle B Note and the Providence Biltmore Hotel B Note will not be assets of the Trust

Fund, REMIC I, REMIC II or REMIC III and will be beneficially owned by the applicable companion lender or subordinate note lender.

     Capitalized terms used in this Preliminary Statement are defined in Article
I hereof.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Serviced Whole Loan Paying Agent, the Special Servicer,
the Trustee and the Fiscal Agent agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Section 1.01 Defined Terms.

     Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "111 Eighth Avenue B Notes": As defined in the Preliminary Statement.

     "111 Eighth Avenue Companion Loan": As defined in the Preliminary
Statement.

     "111 Eighth Avenue Companion Loan Holder": Any holder of a 111 Eighth
Avenue Companion Loan.

     "111 Eighth Avenue Intercreditor Agreement": With respect to the 111 Eighth
Avenue Mortgage Loan, the 111 Eighth Avenue Companion Loans and the 111 Eighth
Avenue B Notes, that certain co-lender agreement, dated as of May 13, 2004, by and among the initial holder of the 111 Eighth Avenue Mortgage Loan, the 111
Eighth Avenue Companion Loans and the 111 Eighth Avenue B Notes, as from time to time amended.

     "111 Eighth Avenue Mortgage Loan": As defined in the Preliminary Statement.

     "111 Eighth Avenue Nonrecoverable Delinquency Advance": Any "Nonrecoverable
P&I Advance" (as defined in the GCCFC 2004-GG1 Pooling and Servicing Agreement)
made with respect to the 111 Eighth Avenue Mortgage Loan pursuant to and in accordance with the GCCFC 2004-GG1 Pooling and Servicing Agreement.

     "111 Eighth Avenue Nonrecoverable Servicing Advance": Any "Nonrecoverable
Servicing Advance" (as defined in the GCCFC 2004-GG1 Pooling and Servicing
Agreement) made with respect to the 111 Eighth Avenue Mortgage Loan pursuant to and in accordance with the GCCFC 2004-GG1 Pooling and Servicing Agreement.

     "111 Eighth Avenue Pari Passu Loans": Collectively, the 111 Eighth Avenue
Mortgage Loan and the 111 Eighth Avenue Companion Loans.

     "111 Eighth Avenue Rights": As defined in Section 3.24(h).

     "111 Eighth Avenue Service Providers": With respect to each 111 Eighth
Avenue Companion Loan that has been deposited into a securitization trust, the related trustee, master servicer, special servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related pooling and servicing agreement.

     "111 Eighth Avenue Significant Servicing Matters": As defined in Section
3.24(h).

     "111 Eighth Avenue Whole Loan": As defined in the Preliminary Statement.

     "731 Lexington Avenue-Bloomberg Headquarters A Notes Intercreditor
Agreement": With respect to the 731 Lexington Avenue-Bloomberg Headquarters
Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion
Loans, that certain intercreditor agreement, dated as of June 28, 2004, by and among the initial holder of the 731 Lexington Avenue-Bloomberg Headquarters
Mortgage Loan and the 731 Lexington Avenue-Bloomberg Headquarters Companion
Loans, as from time to time amended.

     "731 Lexington Avenue-Bloomberg Headquarters Agreement Among Noteholders":
With respect to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan,
the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans and the 731
Lexington Avenue-Bloomberg Headquarters B Note, that certain agreement among note holders, dated as of February 13, 2004, by and among the initial holders of the 731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans and the 731
Lexington Avenue-Bloomberg Headquarters B Note, as amended from time to time in accordance with its terms.

     "731 Lexington Avenue-Bloomberg Headquarters B Note": As defined in the
Preliminary Statement.

     "731 Lexington Avenue-Bloomberg Headquarters Companion Loan": As defined in the Preliminary Statement.

     "731 Lexington Avenue-Bloomberg Headquarters Companion Loan Holder": Any
holder of an 731 Lexington Avenue-Bloomberg Headquarters Companion Loan.

     "731 Lexington Avenue-Bloomberg Headquarters Intercreditor Agreements":
Collectively, the 731 Lexington Avenue-Bloomberg Headquarters Agreement Among
Noteholders and the 731 Lexington Avenue-Bloomberg Headquarters A Notes
Intercreditor Agreement.

     "731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan": As defined in the Preliminary Statement.

     "731 Lexington Avenue-Bloomberg Headquarters Nonrecoverable Servicing
Advance": Any "Nonrecoverable Property Advance" (as defined in the COMM
2004-LNB3 Pooling and Servicing Agreement) made with respect to the 731
Lexington Avenue-Bloomberg Headquarters Mortgage Loan pursuant to and in accordance with the COMM 2004-LNB3 Pooling and Servicing Agreement.

     "731 Lexington Avenue-Bloomberg Headquarters Pari Passu Loans":
Collectively, the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and
731 Lexington Avenue-Bloomberg Headquarters Companion Loans.

     "731 Lexington Avenue-Bloomberg Headquarters Service Providers": With
respect to each 731 Lexington Avenue-Bloomberg Headquarters Companion Loan that has been deposited into a securitization trust, the related trustee, master servicer, special servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related pooling and servicing agreement.

     "731 Lexington Avenue-Bloomberg Headquarters Whole Loan": As defined in the
Preliminary Statement.

     "Accrued Certificate Interest": With respect to any Class of REMIC III
Regular Certificates (other than the Class X Certificates) for any Distribution
Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Pass-Through Rate applicable to such Class of
Certificates for such Distribution Date, accrued on the Class Principal Balance of such Class of Certificates outstanding immediately prior to such Distribution
Date. With respect to the Class X-1 and Class X-2 Certificates for any
Distribution Date, one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the Class X-1 Pass-Through Rate or the Class X-2 Pass Through Rate, as applicable, for such Distribution Date, accrued on the Class X-1 Notional Amount or the Class X-2 Notional Amount, as
applicable, outstanding immediately prior to such Distribution Date.

     "Acquisition Date": With respect to any REO Property, the first day on which such REO Property is considered to be acquired by the Trust Fund within the meaning of Treasury Regulation Section 1.856-6(b)(1), which is the first day on which the Trust Fund is treated as the owner of such REO Property for federal income tax purposes.

     "Additional Information": As defined in Section 4.02(a).

     "Additional Trust Fund Expense": Any unanticipated expense within the meaning of Treasury Regulation Section 1.860G-1(b)(3)(iii) experienced with respect to the Trust Fund and not otherwise included in the calculation of a
Realized Loss, that would result in the REMIC III Regular Certificateholders'
receiving less than the full amount of principal and/or interest to which they are entitled on any Distribution Date.

     "Adjustable Rate Mortgage Loan": A Mortgage Loan, if any, as to which the related Mortgage Note provides, as of the Closing Date, for periodic adjustments to the Mortgage Rate thereon based on changes in the related Index.

     "Advance": Any Delinquency Advance or Servicing Advance.

     "Advance Interest": Interest accrued on any Advance at the Reimbursement
Rate and payable to the Master Servicer, the Special Servicer, the Trustee, or
the Fiscal Agent as the case may be, all in accordance with Section 3.11(f) or
Section 4.03(e), as applicable.

     "Advance Interest Reconciliation Report": A report prepared by the Master
Servicer, detailing and reconciling on a loan by loan basis, all Delinquency
Advances, all Servicing Advances, all additional trust fund expenses, all interest on Advances and all default charges, penalty charges, late fees and default interest collected.

     "Adverse Grantor Trust Event": As defined in Section 10.03(e).

     "Adverse REMIC Event": As defined in Section 10.01(f).

     "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person.
For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such
Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and
"controlled" have meanings correlative to the foregoing.

     "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "Anticipated Repayment Date": With respect to any ARD Loan, the date upon which such ARD Loan starts to accrue interest at its Revised Rate.

     "Applicable State Law": For purposes of Article X, (a) the laws of the
State and City of New York, (b) the laws of the states in which the Corporate
Trust Office of the Trustee and the Primary Servicing Offices of the Master
Servicer and the Special Servicer are located, (c) other state or local law as to which the Trustee as the REMIC administrator has actual knowledge of applicability and (d) such other state or local law whose applicability shall have been brought to the attention of the Trustee as REMIC administrator by either (i) an opinion of counsel delivered to it, or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

     "Appraisal": With respect to any Mortgaged Property or REO Property as to which an appraisal is required or permitted to be performed pursuant to the terms of this Agreement, either: (i) a narrative appraisal complying with USPAP conducted by a Qualified Appraiser in the case of Mortgage Loans and REO Loans with respective Stated Principal Balances as of the date of such appraisal of greater than $2,000,000; or (ii) in accordance with Section 3.20(d) a limited appraisal and a summary report of the "market value" of the Mortgaged Property conducted by the Special Servicer in the case of Required Appraisal Loans with respective Stated Principal Balances as of the date of such appraisal of
$2,000,000 or less prior to and as of the date of such desktop estimation.

     "Appraisal Reduction Amount": With respect to any Required Appraisal Loan, an amount (as calculated on the Determination Date immediately succeeding the date on which the most recent relevant Appraisal was obtained by the Master
Servicer or the Special Servicer, as the case may be, pursuant to this
Agreement) equal to the excess, if any, of (a) the sum of (i) the Stated
Principal Balance (including, with respect to any Serviced Whole Loan, the
Stated Principal Balances of the applicable Mortgage Loan and each related
Serviced Companion Loan) of such Required Appraisal Loan, (ii) to the extent not previously advanced by or on behalf of

the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Required Appraisal Loan through the most recent Due Date occurring on or prior to such Determination Date at a per annum rate equal to the related Mortgage Rate, (iii) all related unreimbursed Advances made by or on behalf of the Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent in respect of such Required Appraisal Loan (and with respect to the Jersey
Gardens Companion Loan, all related unreimbursed principal and interest advances, if any, made by any Jersey Gardens Service Provider), together with all unpaid Advance Interest accrued on such Advances, and (iv) all currently due but unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents in respect of the related Mortgaged Property or REO
Property, net of any Escrow Payments, letters of credit or other reserves held by the Master Servicer or the Special Servicer with respect to any such item, over (b) 90% of an amount equal to (i) (x) the Appraised Value of the related
Mortgaged Property or REO Property, as applicable, as determined by such
Appraisal referred to in the parenthetical above, minus any downward adjustment from time to time (as notified to the Master Servicer by the Special Servicer)
which the Special Servicer deems prudent based upon its review of such Appraisal and any information the Special Servicer deems appropriate relating to the valuation of the related Mortgaged Property or REO Property in accordance with the Servicing Standard (but without implying any obligation to make such adjustments) and (y) all escrows and reserves in respect of such Required
Appraisal Loan (other than amounts representing due and unpaid taxes, assessments, insurance premiums, ground rents and other amounts due and unpaid with respect to such Required Appraisal Loan), net of (ii) the amount of any liens on such property (not accounted for in clause (a)(iv) of this definition or taken into account in determining such Appraised Value) that are prior to the lien of the Required Appraisal Loan, which amount will be allocated pro rata to the Mortgage Loan and any related Serviced Companion Loan. Notwithstanding the foregoing, with respect to any Required Appraisal Loan, if an Appraisal is not
obtained within 120 days following the earliest of the dates described in
Section 3.20(d) (which, in the case of Section 3.20(d)(ii), shall be the date of the occurrence of an uncured delinquency in Monthly Payments), then until such
Appraisal is obtained the Appraisal Reduction Amount will equal 25% of the
Stated Principal Balance (including, with respect to any Serviced Whole Loan, the Stated Principal Balances of the applicable Mortgage Loan and each related
Serviced Companion Loan) of the related Required Appraisal Loan, which amount will be allocated pro rata to the Mortgage Loan and the related Serviced
Companion Loan; provided, upon receipt of an Appraisal, however, the Appraisal
Reduction Amount for such Required Appraisal Loan will be recalculated in accordance with this definition without regard to this sentence. Notwithstanding the foregoing, all Appraisal Reduction Amounts for the Military Circle Whole
Loan and the Providence Biltmore Hotel Whole Loan shall be allocated first to the Military Circle B Note and the Providence Biltmore Hotel B Note,
respectively (in each case, up to the full principal balance thereof), and then to the Military Circle Mortgage Loan and the Providence Biltmore Hotel Mortgage
Loan, respectively; provided, any such Appraisal Reduction Amount shall not be allocated to the extent (but only to the extent) that the Military Circle B Note or the Providence Biltmore Hotel B Note principal balance, as applicable, net of such Appraisal Reduction Amounts, would be less than zero.

     "Appraised Value": As of any date of determination, the appraised value of a Mortgaged Property based upon the most recent Appraisal obtained pursuant to this Agreement.

     "ARD Loan": Any Mortgage Loan that is designated as such in the Mortgage
Loan Schedule.

     "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents, security deposits and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

     "Assumed Monthly Payment": With respect to any Balloon Mortgage Loan for its Stated Maturity Date (provided that such Balloon Mortgage Loan has not been paid in full, and no other Liquidation Event has occurred in respect thereof, on or before the end of the Collection Period in which such Stated Maturity Date occurs (or in the case of a Late Due Date Mortgage Loan, on or before the end of the Collection Period immediately preceding the Collection Period in which such
Stated Maturity Date occurs)) and for any subsequent Due Date therefor as of which such Balloon Mortgage Loan remains outstanding and part of the Trust Fund
(or, in the case of a Late Due Date Mortgage Loan, for any subsequent Due Date therefor which follows in the same month a Determination Date as of which such
Mortgage Loan remains outstanding and part of the Trust Fund), if no Monthly
Payment (other than the related Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof for the Stated Maturity Date and each such subsequent Due Date equal to the Monthly Payment (exclusive of any Excess Interest) that would have been due in respect of such Balloon Mortgage Loan on such Due Date if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule (if any), in effect immediately prior to, and without regard to the occurrence of, its most recent scheduled maturity date. With respect to any REO Loan, for any Due Date therefor as of which (or, in the case of a Late Due Date Mortgage Loan, for any
Due Date therefor which follows in the same month a Determination Date as of which) the related REO Property remains part of the Trust Fund, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Monthly Payment (or, in the case of a Balloon
Mortgage Loan described in the preceding sentence of this definition, the
Assumed Monthly Payment) exclusive of any Excess Interest that was due (or deemed due) in respect of the related Mortgage Loan for the last Due Date prior to its becoming an REO Loan.

     "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the aggregate amount relating to the Trust
Fund on deposit in the Certificate Account and the Distribution Account as of
the close of business on the related Determination Date, (ii) the aggregate amount of any Delinquency Advances made by the Master Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to Section 4.03, (iii) the aggregate of any Compensating Interest Payments made by the Master Servicer for such Distribution Date pursuant to Section 3.20, (iv) in the case of the Final
Distribution Date, the aggregate of any Liquidation Proceeds paid by the Master
Servicer, the Majority Certificateholder of the Controlling Class, the Special
Servicer or the Depositor in connection with a purchase of all the Mortgage
Loans and any REO Properties pursuant to Section 9.01, (v) with respect to the
Distribution Date occurring in March of each calendar year, the Withheld Amounts with respect to the Interest Reserve Loans deposited in the Interest Reserve
Account by

the Trustee in January and/or February of such calendar year in accordance with
Section 3.04(e) and (vi) with respect to any Late Due Date Mortgage Loan, the
Monthly Payment (other than any Balloon Payment) due in the same calendar month as such Distribution Date and received on or before its Due Date, net of (b) the aggregate portion of the amount described in clause (a) hereof that represents one or more of the following: (i) Monthly Payments (except those referred to in clause (a)(vi) above) paid by the Mortgagors that are due on a Due Date following the end of the related Collection Period, (ii) any amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii)
through (xvii), inclusive, of Section 3.05(a), (iii) any amounts payable or reimbursable to any Person from the Distribution Account pursuant to clauses
(ii) through (vii), inclusive, of Section 3.05(b), (iv) Prepayment Premiums and any Excess Interest and (v) with respect to the Distribution Date occurring in
(A) January of each calendar year that is not a leap year and (B) February of each calendar year, the Withheld Amounts with respect to the Interest Reserve
Loans deposited in the Interest Reserve Account by the Trustee with respect to such Distribution Date in accordance with Section 3.04(e). Notwithstanding the investment of funds held in the Certificate Account or the Distribution Account pursuant to Section 3.06, for purposes of calculating the Available Distribution
Amount, the amounts so invested shall be deemed to remain on deposit in such account.

     "B Note": Each of the 111 Eighth Avenue B Notes, the 731 Lexington
Avenue-Bloomberg Headquarters B Note, the Military Circle B Note and the
Providence Biltmore Hotel B Note.

     "Balloon Mortgage Loan": Any Mortgage Loan or any Serviced Companion Loan
or Serviced B Note that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date.

     "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such
Balloon Mortgage Loan.

     "Balloon Payment Interest Excess": With respect to any Balloon Mortgage
Loan (other than a Late Due Date Mortgage Loan or a Non-Serviced Mortgage Loan)
as to which the Stated Maturity Date occurs in the same Collection Period as the prior Due Date for such Balloon Mortgage Loan, and as to which the related
Balloon Payment is paid during such Collection Period after such prior Due Date, the amount of interest (net of related Servicing Fees and, if applicable, Excess
Interest) accrued on such Balloon Mortgage Loan from such prior Due Date to, but not including, the date the related Balloon Payment is paid, to the extent such interest is actually paid by the related Mortgagor in connection with the payment of the related Balloon Payment on or before such Stated Maturity Date.

     "Balloon Payment Interest Shortfall": With respect to any Mortgage Loan that is a Balloon Mortgage Loan (other than a Late Due Date Mortgage Loan or a
Non-Serviced Mortgage Loan) as to which the Stated Maturity Date occurs after the Determination Date in any calendar month, and as to which the related
Balloon Payment was made during the Collection Period in which such Stated
Maturity Date occurs, the amount of interest that would have accrued on such
Balloon Mortgage Loan at the related Net Mortgage Rate from such Stated Maturity
Date to but not including the date that (but for the occurrence of such Stated
Maturity

Date) would otherwise have been the next succeeding scheduled Due Date, to the extent not paid by the related Mortgagor. With respect to any Late Due Date
Mortgage Loan that is a Balloon Mortgage Loan as to which the related Balloon
Payment is paid during the Collection Period in which the related Stated
Maturity Date occurs, the amount of interest that would have accrued on such
Late Due Date Mortgage Loan at the related Net Mortgage Rate from such Stated
Maturity Date to the date that (but for the occurrence of such Stated Maturity
Date) would have been the Due Date in the next calendar month, to the extent not paid by the related Mortgagor.

     "Bloomberg": As defined in Section 4.02(a).

     "Book-Entry Certificate": Any Certificate registered in the name of the
Depository or its nominee.

     "Borrower Recoveries": With respect to any Mortgage Loan or Serviced Whole
Loan, amounts other than Monthly Payments, Balloon Payments or Late Collections received from the related Mortgagor as reimbursement or recoveries of expenditures made by any of the Master Servicer, the Special Servicer or the
Trustee.

     "Breach": As defined in Section 2.03(a).

     "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, and the cities in which the Primary
Servicing Offices of the Master Servicer and the Special Servicer and the city in which the Corporate Trust Office of the Trustee are located, are authorized or obligated by law or executive order to remain closed.

     "Cash Collateral Account": With respect to any Mortgage Loan that has a
Lock-Box Account, any account or accounts created pursuant to the related
Mortgage Loan, Cash Collateral Account Agreement or other loan document, into which account or accounts the Lock-Box Account monies are swept on a regular basis for the benefit of the Trustee as successor to each Mortgage Loan Seller's interest in the Mortgage Loans. Any Cash Collateral Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive all reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. To the extent not otherwise required to be paid to the applicable Mortgagor under the terms of the related
Mortgage Loan, the Master Servicer shall be permitted to make withdrawals therefrom solely for deposit into the Certificate Account. To the extent not inconsistent with the terms of the related Mortgage Loan, each such Cash
Collateral Account shall be an Eligible Account.

     "Cash Collateral Account Agreement": With respect to any Mortgage Loan, the cash collateral account agreement, if any, between the originator of such
Mortgage Loan and the related Mortgagor, pursuant to which the related Cash
Collateral Account, if any, may have been established.

     "CERCLA": The Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended.

                                       10

     "Certificate": Any one of the Depositor's Mortgage Pass-Through
Certificates, Series 2004-C2, as executed by the Trustee and authenticated and delivered hereunder by the Certificate Registrar.

     "Certificate Account": The custodial account or accounts created and maintained pursuant to Section 3.04(a) in the name of the Master Servicer, as custodian for the Holders of the Certificates, and for the Master Servicer, into which the amounts set forth in Section 3.04(a) shall be deposited directly. Any such account or accounts shall be an Eligible Account.

     "Certificate Factor": With respect to any Class of REMIC III Regular
Certificates, as of any date of determination, a fraction, expressed as a decimal carried to eight places, the numerator of which is the then related
Class Principal Balance or the Class Notional Amount, as the case may be, and the denominator of which is the related Initial Class Principal Balance or the
Initial Class Notional Amount, as the case may be.

     "Certificate Notional Amount": With respect to any Class X-1 or Class X-2
Certificate, as of any date of determination, the then notional principal amount on which such Certificate accrues interest equal to the product of (a) the
Percentage Interest evidenced by such Certificate, multiplied by (b) the then
Class Notional Amount of the Class X-1 or Class X-2 Certificates, as applicable.

     "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the
Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

     "Certificate Principal Balance": With respect to any Principal Balance
Certificate, as of any date of determination, the then outstanding principal amount of such Certificate equal to the product of (a) the Percentage Interest evidenced by such Certificate, multiplied by (b) the then Class Principal
Balance of the Class of Certificates to which such Certificate belongs.

     "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

     "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any
Certificate registered in the name of the Master Servicer, the Special Servicer, the Trustee, the Depositor or any Affiliate of any of them shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting
Rights necessary to effect any such consent, approval or waiver has been obtained, except as otherwise provided in Sections 7.04 and 11.01. The Trustee shall be entitled to request and rely upon a certificate of the Master Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to
"Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the
Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or

                                       11

"Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register as of the related Record Date.

     "Class": Collectively, all of the Certificates bearing the same alphabetical and, if applicable, numerical class designation.

     "Class A Certificate": Any one of the Class A-1, Class A-1A, Class A-2,
Class A-3 or Class A-4 Certificates.

     "Class A-1 Certificate": Any one of the Certificates with a "Class A-1"
designation on the face thereof, substantially in the form of Exhibit A-1 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-1A Certificate": Any one of the Certificates with a "Class A-1A"
designation on the face thereof, substantially in the form of Exhibit A-2 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-2 Certificate": Any one of the Certificates with a "Class A-2"
designation on the face thereof, substantially in the form of Exhibit A-3 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-3 Certificate": Any one of the Certificates with a "Class A-3"
designation on the face thereof, substantially in the form of Exhibit A-4 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class A-4 Certificate": Any one of the Certificates with a "Class A-4"
designation on the face thereof, substantially in the form of Exhibit A-5 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class B Certificate": Any one of the Certificates with a "Class B"
designation on the face thereof, substantially in the form of Exhibit A-6 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class C Certificate": Any one of the Certificates with a "Class C"
designation on the face thereof, substantially in the form of Exhibit A-7 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class D Certificate": Any one of the Certificates with a "Class D"
designation on the face thereof, substantially in the form of Exhibit A-8 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class E Certificate": Any one of the Certificates with a "Class E"
designation on the face thereof, substantially in the form of Exhibit A-9 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class F Certificate": Any one of the Certificates with a "Class F"
designation on the face thereof, substantially in the form of Exhibit A-10 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                                       12

     "Class G Certificate": Any one of the Certificates with a "Class G"
designation on the face thereof, substantially in the form of Exhibit A-11 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class H Certificate": Any one of the Certificates with a "Class H"
designation on the face thereof, substantially in the form of Exhibit A-12 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class J Certificate": Any one of the Certificates with a "Class J"
designation on the face thereof, substantially in the form of Exhibit A-13 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class K Certificate": Any one of the Certificates with a "Class K"
designation on the face thereof, substantially in the form of Exhibit A-14 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class L Certificate": Any one of the Certificates with a "Class L"
designation on the face thereof, substantially in the form of Exhibit A-15 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class LA-1-1 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-1 Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1-1 outstanding from time to time.

     "Class LA-1-1 Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class A-1 Pass-Through Rate.

     "Class LA-1-2-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-2-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1-2-A outstanding from time to time.

     "Class LA-1-2-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1-2-A Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for
such Distribution Date.

     "Class LA-1-2-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2005 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

                                       13

     "Class LA-1-2-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-1-2-A Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-1-2-A Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LA-1-2-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-2-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1-2-B outstanding from time to time.

     "Class LA-1-2-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1-2-B Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for
such Distribution Date.

     "Class LA-1-2-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1-2-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-1-2-B Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-1-2-B Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LA-1-2-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1-2-C Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1-2-C outstanding from time to time.

     "Class LA-1-2-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1-2-C Component Class X-2 Strip Rate and the Class A-1 Pass-Through Rate for
such Distribution Date.

     "Class LA-1-2-C Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1-2-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-1-2-C Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-1-2-C Component Class X-2 Strip Rate for such Distribution
Date.

                                       14

     "Class LA-1A-1 Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-1 Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-1 outstanding from time to time.

     "Class LA-1A-1 Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class A-1A Pass-Through Rate.

     "Class LA-1A-2-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-A outstanding from time to time.

     "Class LA-1A-2-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-A Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

     "Class LA-1A-2-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2005 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-2-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-2-A Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-A Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LA-1A-2-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-B outstanding from time to time.

     "Class LA-1A-2-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-B Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

     "Class LA-1A-2-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such

                                       15

Distribution Date exceeds (ii) the Class A-1A Pass-Through Rate for such
Distribution Date and (b) any Distribution Date thereafter, zero.

     "Class LA-1A-2-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-2-B Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-B Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LA-1A-2-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-C Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-C outstanding from time to time.

     "Class LA-1A-2-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-C Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

     "Class LA-1A-2-C Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-2-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-2-C Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-C Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LA-1A-2-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-D Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-D outstanding from time to time.

     "Class LA-1A-2-D Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-D Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

     "Class LA-1A-2-D Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

                                       16

     "Class LA-1A-2-D Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-2-D Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-D Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LA-1A-2-E Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-E Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-E outstanding from time to time.

     "Class LA-1A-2-E Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-E Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

     "Class LA-1A-2-E Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-2-E Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-2-E Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-E Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LA-1A-2-F Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-F Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-F outstanding from time to time.

     "Class LA-1A-2-F Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-F Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

     "Class LA-1A-2-F Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-2-F Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-2-F Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-F Component Class X-2 Strip Rate for
such Distribution Date.

                                       17

     "Class LA-1A-2-G Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-G Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-G outstanding from time to time.

     "Class LA-1A-2-G Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-G Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

     "Class LA-1A-2-G Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-2-G Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-2-G Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-G Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LA-1A-2-H Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-H Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-H outstanding from time to time.

     "Class LA-1A-2-H Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-H Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

     "Class LA-1A-2-H Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-2-H Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-2-H Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-H Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LA-1A-2-I Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-I

                                       18

Component Rate and the Uncertificated Principal Balance of REMIC II Regular
Interest LA-1A-2-I outstanding from time to time.

     "Class LA-1A-2-I Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-I Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

     "Class LA-1A-2-I Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-2-I Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-2-I Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-I Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LA-1A-2-J Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-J Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-J outstanding from time to time.

     "Class LA-1A-2-J Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-J Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

     "Class LA-1A-2-J Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-2-J Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-2-J Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-J Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LA-1A-2-K Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-K Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-K outstanding from time to time.

                                       19

     "Class LA-1A-2-K Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-K Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

     "Class LA-1A-2-K Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-2-K Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-2-K Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-K Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LA-1A-2-L Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-L Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-L outstanding from time to time.

     "Class LA-1A-2-L Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-L Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

     "Class LA-1A-2-L Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-2-L Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-2-L Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-L Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LA-1A-2-M Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-1A-2-M Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-1A-2-M outstanding from time to time.

     "Class LA-1A-2-M Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-1A-2-M Component Class X-2 Strip Rate and the Class A-1A Pass-Through Rate
for such Distribution Date.

                                       20

     "Class LA-1A-2-M Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-1A Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-1A-2-M Component Rate": With respect to any Distribution Date, the sum of the Class LA-1A-2-M Component Class X-1 Strip Rate for such
Distribution Date and the Class LA-1A-2-M Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LA-2-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-A outstanding from time to time.

     "Class LA-2-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-A Component Class X-2 Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

     "Class LA-2-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2006 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-2 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-2-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-A Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-2-A Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LA-2-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-B outstanding from time to time.

     "Class LA-2-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-B Component Class X-2 Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

     "Class LA-2-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date

                                       21

exceeds (ii) the Class A-2 Pass-Through Rate for such Distribution Date and (b)
any Distribution Date thereafter, zero.

     "Class LA-2-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-B Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-2-B Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LA-2-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-C Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-C outstanding from time to time.

     "Class LA-2-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-C Component Class X-2 Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

     "Class LA-2-C Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-2 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-2-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-C Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-2-C Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LA-2-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-D Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-D outstanding from time to time.

     "Class LA-2-D Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-D Component Class X-2 Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

     "Class LA-2-D Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-2 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

                                       22

     "Class LA-2-D Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-D Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-2-D Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LA-2-E Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-E Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-E outstanding from time to time.

     "Class LA-2-E Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-E Component Class X-2 Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

     "Class LA-2-E Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-2 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-2-E Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-E Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-2-E Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LA-2-F Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-2-F Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-2-F outstanding from time to time.

     "Class LA-2-F Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-2-F Component Class X-2 Strip Rate and the Class A-2 Pass-Through Rate for
such Distribution Date.

     "Class LA-2-F Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-2 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-2-F Component Rate": With respect to any Distribution Date, the sum of the Class LA-2-F Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-2-F Component Class X-2 Strip Rate for such Distribution
Date.

                                       23

     "Class LA-3-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-3-A outstanding from time to time.

     "Class LA-3-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-3-A Component Class X-2 Strip Rate and the Class A-3 Pass-Through Rate for
such Distribution Date.

     "Class LA-3-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-3 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-3-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-A Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-3-A Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LA-3-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-3-B outstanding from time to time.

     "Class LA-3-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-3-B Component Class X-2 Strip Rate and the Class A-3 Pass-Through Rate for
such Distribution Date.

     "Class LA-3-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-3 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-3-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-B Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-3-B Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LA-3-C Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-C

                                       24

Component Rate and the Uncertificated Principal Balance of REMIC II Regular
Interest LA-3-C outstanding from time to time.

     "Class LA-3-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-3-C Component Class X-2 Strip Rate and the Class A-3 Pass-Through Rate for
such Distribution Date.

     "Class LA-3-C Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-3 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-3-C Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-C Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-3-C Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LA-3-D Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-D Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-3-D outstanding from time to time.

     "Class LA-3-D Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-3-D Component Class X-2 Strip Rate and the Class A-3 Pass-Through Rate for
such Distribution Date.

     "Class LA-3-D Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-3 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-3-D Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-D Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-3-D Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LA-3-E Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-3-E Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-3-E outstanding from time to time.

                                       25

     "Class LA-3-E Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-3-E Component Class X-2 Strip Rate and the Class A-3 Pass-Through Rate for
such Distribution Date.

     "Class LA-3-E Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-3 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-3-E Component Rate": With respect to any Distribution Date, the sum of the Class LA-3-E Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-3-E Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LA-4-A Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-A Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-A outstanding from time to time.

     "Class LA-4-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-A Component Class X-2 Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

     "Class LA-4-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-4-A Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-A Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-4-A Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LA-4-B Component": A non-certificated beneficial ownership interest in REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LA-4-B Component Rate and the Uncertificated
Principal Balance of REMIC II Regular Interest LA-4-B outstanding from time to time.

     "Class LA-4-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class
LA-4-B Component Class X-2 Strip Rate and the Class A-4 Pass-Through Rate for
such Distribution Date.

                                       26

     "Class LA-4-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class A-4 Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LA-4-B Component Rate": With respect to any Distribution Date, the sum of the Class LA-4-B Component Class X-1 Strip Rate for such Distribution
Date and the Class LA-4-B Component Class X-2 Strip Rate for such Distribution
Date.

     "Class LB Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LB Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LB outstanding from time to time.

     "Class LB Component Class X-1 Strip Rate": With respect to any Distribution
Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LB Component Class
X-2 Strip Rate and the Class B Pass-Through Rate for such Distribution Date.

     "Class LB Component Class X-2 Strip Rate": With respect to any Distribution
Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class B Pass-Through Rate for such Distribution Date.

     "Class LB Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LB Component Class X-1 Strip Rate
for such Distribution Date and the Class LB Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LC Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LC Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LC outstanding from time to time.

     "Class LC Component Class X-1 Strip Rate": With respect to any Distribution
Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LC Component Class
X-2 Strip Rate and the Class C Pass-Through Rate for such Distribution Date.

     "Class LC Component Class X-2 Strip Rate": With respect to any Distribution
Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class C Pass-Through Rate for such Distribution Date.

                                       27

     "Class LC Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LC Component Class X-1 Strip Rate
for such Distribution Date and the Class LC Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LD Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LD Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LD outstanding from time to time.

     "Class LD Component Class X-1 Strip Rate": With respect to any Distribution
Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LD Component Class
X-2 Strip Rate and the Class D Pass-Through Rate for such Distribution Date.

     "Class LD Component Class X-2 Strip Rate": With respect to any Distribution
Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class D Pass-Through Rate for such Distribution Date.

     "Class LD Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LD Component Class X-1 Strip Rate
for such Distribution Date and the Class LD Component Class X-2 Strip Rate for
such Distribution Date.

     "Class LE Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LE Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LE outstanding from time to time.

     "Class LE Component Class X-1 Strip Rate": With respect to any Distribution
Date, the amount, if any, by which (i) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LE Component Class
X-2 Strip Rate and the Class E Pass-Through Rate for such Distribution Date.

     "Class LE Component Class X-2 Strip Rate": With respect to any Distribution
Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or
(y) the Weighted Average Net Mortgage Rate for such Distribution Date exceeds
(ii) the Class E Pass-Through Rate for such Distribution Date.

     "Class LE Component Rate": With respect to any Distribution Date, the sum of the Class LE-B Component Class X-1 Strip Rate for such Distribution Date and the Class LE Component Class X-2 Strip Rate for such Distribution Date.

     "Class LF-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest,

                                       28

subject to the terms and conditions hereof, in an amount based upon the Class
LF-A Component Rate and the Uncertificated Principal Balance of REMIC II Regular
Interest LF-A outstanding from time to time.

     "Class LF-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF-A
Component Class X-2 Strip Rate and the Class F Pass-Through Rate for such
Distribution Date.

     "Class LF-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class F Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LF-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LF-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LF-A Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LF-B Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LF-B outstanding from time to time.

     "Class LF-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF-B
Component Class X-2 Strip Rate and the Class F Pass-Through Rate for such
Distribution Date.

     "Class LF-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class F Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LF-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LF-B Component Class X-1 Strip
Rate for such Distribution Date and the Class LF-B Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LF-C Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LF-C Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LF-C outstanding from time to time.

                                       29

     "Class LF-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LF-C
Component Class X-2 Strip Rate and the Class F Pass-Through Rate for such
Distribution Date.

     "Class LF-C Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2011 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class F Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LF-C Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LF-C Component Class X-1 Strip
Rate for such Distribution Date and the Class LF-C Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LG-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LG-A outstanding from time to time.

     "Class LG-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG-A
Component Class X-2 Strip Rate and the Class G Pass-Through Rate for such
Distribution Date.

     "Class LG-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class G Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LG-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LG-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LG-A Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LG-B Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LG-B outstanding from time to time.

     "Class LG-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG-B
Component Class X-2 Strip Rate and the Class G Pass-Through Rate for such
Distribution Date.

                                       30

     "Class LG-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class G Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LG-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LG-B Component Class X-1 Strip
Rate for such Distribution Date and the Class LG-B Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LG-C Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG-C Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LG-C outstanding from time to time.

     "Class LG-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG-C
Component Class X-2 Strip Rate and the Class G Pass-Through Rate for such
Distribution Date.

     "Class LG-C Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class G Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LG-C Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LG-C Component Class X-1 Strip
Rate for such Distribution Date and the Class LG-C Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LG-D Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LG-D Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LG-D outstanding from time to time.

     "Class LG-D Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LG-D
Component Class X-2 Strip Rate and the Class G Pass-Through Rate for such
Distribution Date.

     "Class LG-D Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2010 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date

                                       31

exceeds (ii) the Class G Pass-Through Rate for such Distribution Date and (b)
any Distribution Date thereafter, zero.

     "Class LG-D Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LG-D Component Class X-1 Strip
Rate for such Distribution Date and the Class LG-D Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LH-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LH-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LH-A outstanding from time to time.

     "Class LH-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LH-A
Component Class X-2 Strip Rate and the Class H Pass-Through Rate for such
Distribution Date.

     "Class LH-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class H Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LH-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LH-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LH-A Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LH-B Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LH-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LH-B outstanding from time to time.

     "Class LH-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LH-B
Component Class X-2 Strip Rate and the Class H Pass-Through Rate for such
Distribution Date.

     "Class LH-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class H Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

                                       32

     "Class LH-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LH-B Component Class X-1 Strip
Rate for such Distribution Date and the Class LH-B Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LH-C Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LH-C Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LH-C outstanding from time to time.

     "Class LH-C Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LH-C
Component Class X-2 Strip Rate and the Class H Pass-Through Rate for such
Distribution Date.

     "Class LH-C Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2009 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class H Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LH-C Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LH-C Component Class X-1 Strip
Rate for such Distribution Date and the Class LH-C Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LJ-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LJ-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LJ-A outstanding from time to time.

     "Class LJ-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LJ-A
Component Class X-2 Strip Rate and the Class J Pass-Through Rate for such
Distribution Date.

     "Class LJ-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class J Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LJ-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LJ-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LJ-A Component Class X-2 Strip
Rate for such Distribution Date.

                                       33

     "Class LJ-B Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LJ-B Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LJ-B outstanding from time to time.

     "Class LJ-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LJ-B
Component Class X-2 Strip Rate and the Class J Pass-Through Rate for such
Distribution Date.

     "Class LJ-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2008 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class J Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LJ-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LJ-B Component Class X-1 Strip
Rate for such Distribution Date and the Class LJ-B Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LK-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LK-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LK-A outstanding from time to time.

     "Class LK-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LK-A
Component Class X-2 Strip Rate and the Class K Pass-Through Rate for such
Distribution Date.

     "Class LK-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class K Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LK-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LK-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LK-A Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LK-B Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LK-B Component

                                       34

Rate and the Uncertificated Principal Balance of REMIC II Regular Interest LK-B
outstanding from time to time.

     "Class LK-B Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LK-B
Component Class X-2 Strip Rate and the Class K Pass-Through Rate for such
Distribution Date.

     "Class LK-B Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the August 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class K Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LK-B Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LK-B Component Class X-1 Strip
Rate for such Distribution Date and the Class LK-B Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LL-A Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LL-A Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LL-A outstanding from time to time.

     "Class LL-A Component Class X-1 Strip Rate": With respect to any
Distribution Date, the amount, if any, by which (i) the Weighted Average Net
Mortgage Rate for such Distribution Date exceeds (ii) the sum of the Class LL-A
Component Class X-2 Strip Rate and the Class L Pass-Through Rate for such
Distribution Date.

     "Class LL-A Component Class X-2 Strip Rate": With respect to (a) any
Distribution Date through and including the February 2007 Distribution Date, the amount, if any, by which (i) the lesser of (x) the rate per annum corresponding to such Distribution Date as set forth in Schedule III hereto or (y) the
Weighted Average Net Mortgage Rate for such Distribution Date exceeds (ii) the
Class L Pass-Through Rate for such Distribution Date and (b) any Distribution
Date thereafter, zero.

     "Class LL-A Component Rate": With respect to any Distribution Date, the amount, if any, equal to the sum of the Class LL-A Component Class X-1 Strip
Rate for such Distribution Date and the Class LL-A Component Class X-2 Strip
Rate for such Distribution Date.

     "Class LM Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LM Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LM outstanding from time to time.

                                       35

     "Class LM Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class M Pass-Through Rate for such Distribution
Date.

     "Class LN Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LN Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LN outstanding from time to time.

     "Class LN Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class N Pass-Through Rate for such Distribution
Date.

     "Class LO Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LO Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LO outstanding from time to time.

     "Class LO Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class O Pass-Through Rate for such Distribution
Date.

     "Class LP Component": A non-certificated beneficial ownership interest in
REMIC III, designated as a "regular interest" therein and entitled to distributions of interest, subject to the terms and conditions hereof, in an amount based upon the Class LP Component Rate and the Uncertificated Principal
Balance of REMIC II Regular Interest LP outstanding from time to time.

     "Class LP Component Rate": With respect to any Distribution Date, the amount, if any, by which the Weighted Average Net Mortgage Rate for such
Distribution Date exceeds the Class P Pass-Through Rate for such Distribution
Date.

     "Class M Certificate": Any one of the Certificates with a "Class M"
designation on the face thereof, substantially in the form of Exhibit A-16 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class N Certificate": Any one of the Certificates with a "Class N"
designation on the face thereof, substantially in the form of Exhibit A-17 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class Notional Amount": The Class X-1 Notional Amount or the Class X-2
Notional Amount, as applicable.

     "Class O Certificate": Any one of the Certificates with a "Class O"
designation on the face thereof, substantially in the form of Exhibit A-18 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

                                       36

     "Class P Certificate": Any one of the Certificates with a "Class P"
designation on the face thereof, substantially in the form of Exhibit A-19 attached hereto, and evidencing a "regular interest" in REMIC III for purposes of the REMIC Provisions.

     "Class Principal Balance": The aggregate principal amount of any Class of
Principal Balance Certificates outstanding as of any date of determination. On each Distribution Date, the Class Principal Balance of each Class of the
Principal Balance Certificates shall be reduced by the amount of any distributions of principal made thereon on such Distribution Date pursuant to
Section 4.01(c) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(c).

     "Class Q Certificate": Any one of the Certificates with a "Class Q"
designation on the face thereof, substantially in the form of Exhibit A-20 attached hereto, and evidencing solely undivided beneficial interests in the
Excess Interest, if any, comprising the Grantor Trust Assets in the Grantor
Trust.

     "Class R-I Certificate": Any one of the Certificates with a "Class R-I"
designation on the face thereof, substantially in the form of Exhibit A-21 attached hereto, and evidencing the sole Class of "residual interests" in REMIC
I for purposes of the REMIC Provisions.

     "Class R-I Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-I Certificates on such date after all REMIC I Regular Interests have been paid in full.

     "Class R-II Certificate": Any one of the Certificates with a "Class R-II"
designation on the face thereof, substantially in the form of Exhibit A-22 attached hereto, and evidencing the sole Class of "residual interests" in REMIC
II for purposes of the REMIC Provisions.

     "Class R-II Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-II Certificates on such date after all REMIC II Regular Interests have been paid in full.

     "Class R-III Certificate": Any one of the Certificates with a "Class R-III"
designation on the face thereof, substantially in the form of Exhibit A-23 attached hereto, and evidencing the sole Class of "residual interests" in REMIC
III for purposes of the REMIC Provisions.

     "Class R-III Distribution Amount": With respect to any Distribution Date, any amounts available to be paid to the holders of the Class R-III Certificates on such date after all REMIC III for purposes of the REMIC Provisions Regular
Certificates have been paid in full.

     "Class X Certificate": Any of the Class X-1 or the Class X-2 Certificates.

     "Class X-1 Certificate": Any one of the Certificates with a "Class X-1"
designation on the face thereof, substantially in the form of Exhibit A-24, evidencing "regular interests" in REMIC III for purposes of the REMIC
Provisions.

                                       37

     "Class X-2 Certificate": Any one of the Certificates with a "Class X-2"
designation on the face thereof, substantially in the form of Exhibit A-25, evidencing "regular interests" in REMIC III for purposes of the REMIC
Provisions.

     "Class X Component": Any of the fifty-four (54) components constituting
"regular interests" in REMIC III for purposes of the REMIC Provisions. Such components are identified as Class LA-1-1, LA-1-2-A, LA-1-2-B, LA-1-2-C,
LA-1A-1, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F,
LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M,
LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-3-C, LA-3-D,
LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE, LF-A, LF-B, LF-C, LG-A, LG-B, LG-C,
LG-D, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LK-B, LL-A, LM, LN, LO and LP
Components.

     "Class X-1 Component": As to the Class X-1 Certificates, any one of the
Class X Components applicable to such Class set forth under the definition of
"REMIC II Regular Interests."

     "Class X-1 Notional Amount": The aggregate notional principal amount on which the Class X-1 Certificates accrue interest from time to time which, as of any date of determination, is equal to the then aggregate Uncertificated
Principal Balances of REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B,
LA-1-2-C, LA-1A-1, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E,
LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L,
LA-1A-2-M, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B,
LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE, LF-A, LF-B, LF-C, LG-A,
LG-B, LG-C, LG-D, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LK-B, LL-A, LM, LN, LO and
LP.

     "Class X-1 Pass-Through Rate": With respect to the Class X-1 Certificates,

     (i) for the initial Distribution Date, 0.067% per annum; and

     (ii) for any Distribution Date thereafter, the per annum rate, expressed as a percentage, obtained by dividing (a) the sum of (I) the products of (x) the
Uncertificated Principal Balance of each REMIC II Regular Interest LA-1-1,
LA-1A-1, LM, LN, LO and LP immediately prior to such Distribution Date and (y)
the related Component Rate for such Distribution Date and (II) the products of
(x) the Uncertificated Principal Balance of each REMIC II Regular Interest
LA-1-2-A, LA-1-2-B, LA-1-2-C, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D,
LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K,
LA-1A-2-L, LA-1A-2-M, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A,
LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE, LF-A, LF-B,
LF-C, LG-A, LG-B, LG-C, LG-D, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LK-B and LL-A,
prior to such Distribution Date and (y) the related Component Class X-1 Strip
Rate by (b) the Class X-1 Notional Amount.

     "Class X-2 Component": As to the Class X-2 Certificates, any one of the
Class X Components applicable to such Class set forth under the definition of
"REMIC II Regular Interests."

                                       38

     "Class X-2 Notional Amount": means, the aggregate notional principal amount on which the Class X-2 Certificates accrue interest from time to time which:

     (i) as of any date of determination on or before the August 2005
Distribution Date, is equal to the then aggregate Uncertificated Principal
Balances of REMIC II Regular Interests LA-1-2-A, LA-1-2-B, LA-1-2-C, LA-1A-2-A,
LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H,
LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-2-A, LA-2-B, LA-2-C,
LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B,
LB, LC, LD, LE, LF-A, LF-B, LF-C, LG-A, LG-B, LG-C, LG-D, LH-A, LH-B, LH-C,
LJ-A, LJ-B, LK-A, LK-B and LL-A;

     (ii) as of any date of determination after the August 2005 Distribution
Date and on or before the February 2006 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1-2-B, LA-1-2-C, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F,
LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M,
LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-3-C, LA-3-D,
LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE, LF-A, LF-B, LF-C, LG-A, LG-B, LG-C,
LG-D, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LK-B and LL-A;

     (iii) as of any date of determination after the February 2006 Distribution
Date and on or before the August 2006 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1-2-C, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H,
LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-2-A, LA-2-B, LA-2-C,
LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B,
LB, LC, LD, LE, LF-A, LF-B, LF-C, LG-A, LG-B, LG-C, LG-D, LH-A, LH-B, LH-C,
LJ-A, LJ-B, LK-A, LK-B and LL-A;

     (iv) as of any date of determination after the August 2006 Distribution
Date and on or before the February 2007 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J,
LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A,
LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE, LF-A, LF-B,
LF-C, LG-A, LG-B, LG-C, LG-D, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LK-B and LL-A;

     (v) as of any date of determination after the February 2007 Distribution
Date and on or before the August 2007 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K,
LA-1A-2-L, LA-1A-2-M, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-3-C,
LA-3-D, LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE, LF-A, LF-B, LF-C, LG-A, LG-B,
LG-C, LG-D, LH-A, LH-B, LH-C, LJ-A, LJ-B and LK-B;

     (vi) as of any date of determination after the August 2007 Distribution
Date and on or before the February 2008 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L,
LA-1A-2-M, LA-2-D, LA-2-E, LA-2-F,

                                       39

LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE, LF-A,
LF-B, LF-C, LG-A, LG-B, LG-C, LG-D, LH-A, LH-B, LH-C and LJ-B;

     (vii) as of any date of determination after the February 2008 Distribution
Date and on or before the August 2008 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M,
LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LB, LC,
LD, LE, LF-A, LF-B, LF-C, LG-A, LG-B, LG-C, LG-D, LH-B and LH-C;

     (viii) as of any date of determination after the August 2008 Distribution
Date and on or before the February 2009 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-2-F,
LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE, LF-A,
LF-B, LF-C, LG-A, LG-B, LG-C, LG-D and LH-C;

     (ix) as of any date of determination after the February 2009 Distribution
Date and on or before the August 2009 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-3-B, LA-3-C, LA-3-D,
LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE, LF-A, LF-B, LF-C, LG-B, LG-C and LG-D;

     (x) as of any date of determination after the August 2009 Distribution Date and on or before the February 2010 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-3-C, LA-3-D, LA-3-E, LA-4-A,
LA-4-B, LB, LC, LD, LE, LF-A, LF-B, LF-C, LG-C and LG-D;

     (xi) as of any date of determination after the February 2010 Distribution
Date and on or before the August 2010 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE,
LF-A, LF-B, LF-C and LG-D;

     (xii) as of any date of determination after the August 2010 Distribution
Date and on or before the February 2011 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-L, LA-1A-2-M, LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE, LF-B and LF-C;

     (xiii) as of any date of determination after the February 2011 Distribution
Date and on or before the August 2011 Distribution Date, is equal to the then aggregate Uncertificated Principal Balances of REMIC II Regular Interests
LA-1A-2-M, LA-4-B, LB, LC, LD, LE and LF-C;

     (xiv) with respect to any Distribution Date occurring after the
Distribution Date in August 2011, zero.

     "Class X-2 Pass-Through Rate": With respect to the Class X-2 Certificates,

                                       40

     (i) for the initial Distribution Date, 0.689% per annum;

     (ii) for any Distribution Date after the initial Distribution Date and on or prior to the August 2011 Distribution Date, the per annum rate, expressed as a percentage, obtained by dividing (a) the sum of the products of (I) the
Uncertificated Principal Balance of each REMIC Regular II Interest LA-1-2-A,
LA-1-2-B, LA-1-2-C, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E,
LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L,
LA-1A-2-M, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B,
LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE, LF-A, LF-B, LF-C, LG-A,
LG-B, LG-C, LG-D, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LK-B and LL-A immediately prior to such Distribution Date and (II) the related Component Class X-2 Strip
Rate for such Distribution Date by (b) the Class X-2 Notional Amount; and

     (iii) for any Distribution Date occurring after the August 2011
Distribution Date, 0% per annum.

     "Closing Date": August 12, 2004.

     "CMSA": The Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, placement agents and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the
Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the Majority Certificateholder of the Controlling Class.

     "CMSA Bond Level File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Bond Level File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Collateral Summary File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Collateral Summary File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

                                       41

     "CMSA Comparative Financial Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Comparative Financial Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Delinquent Loan Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Delinquent Loan Status Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Financial File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Financial File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Historical Liquidation Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"Historical Liquidation Report" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Historical Loan Modification and Corrected Mortgage Loan Report": The
report substantially in the form of, and containing the information called for in, the downloadable form of the "Historical Loan Modification and Corrected
Mortgage Loan Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Loan Level Reserve/Letter of Credit Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA Loan Level Reserve/Letter of Credit Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Loan Periodic Update File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the
"CMSA Loan Periodic Update File" available as of the Closing Date on the CMSA
Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Loan Setup File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Loan Setup File" available as of

                                       42

the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA NOI Adjustment Worksheet": The worksheet(s) substantially in the form of, and containing the information called for in, the downloadable form of the
"Commercial NOI Adjustment Worksheet," "Multifamily NOI Adjustment Worksheet,"
"Lodging NOI Adjustment Worksheet" and/or "Healthcare NOI Adjustment Worksheet,"
as applicable, available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Operating Statement Analysis Report": The report(s) substantially in the form of, and containing the information called for in, the downloadable form of the "Commercial Operating Statement Analysis Report," "Multifamily Operating
Statement Analysis Report," "Lodging Operating Statement Analysis Report" and/or
"Healthcare Operating Statement Analysis Report," as applicable, available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Property File": The data file substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Property File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Reconciliation of Funds Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the
"CMSA Reconciliation of Funds Report" available as of the Closing Date on the
CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA REO Status Report": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA REO
Status Report" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Servicer Watch List": The report substantially in the form of, and containing the information called for in, the downloadable form of the "Servicer
Watch List" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Special Servicer Loan File": The report substantially in the form of, and containing the information called for in, the downloadable form of the "CMSA
Special Servicer

                                       43

Loan File" available as of the Closing Date on the CMSA Website, or such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "CMSA Website": The website of the CMSA located at "www.cmbs.org" or such other primary website as the CMSA may establish for dissemination of its report forms.

     "Code": The Internal Revenue Code of 1986, as amended.

     "Collection Period": With respect to any Distribution Date and any Mortgage
Loan or Serviced Whole Loan, the period commencing immediately following the prior such period (or, in the case of the initial Collection Period, commencing immediately following the Cut-off Date for such Mortgage Loan or Serviced Whole
Loan) and ending on and including the related Determination Date.

     "Collection Report": The monthly report to be prepared by the Master
Servicer and delivered to the Trustee and the Depositor pursuant to Section
4.02(b).

     "COMM 2004-LNB3 Master Servicer": The "master servicer" under the COMM
2004-LNB3 Pooling and Servicing Agreement, which as of the date hereof is
Midland Loan Services, Inc.

     "COMM 2004-LNB3 Pooling and Servicing Agreement": The pooling and servicing agreement, dated as of March 1, 2004, among Deutsche Mortgage & Asset Receiving
Corporation, as depositor, Midland Loan Services, Inc., as master servicer,
Lennar Partners, Inc., as special servicer, Wells Fargo Bank, N.A., as trustee,
LaSalle Bank National Association, as bond administrator, and 731 Funding LLC, as the holder of the 731 Lexington Avenue-Bloomberg Headquarters B Note, as from time to time amended.

     "COMM 2004-LNB3 Special Servicer": The "special servicer" under the COMM
2004-LNB3 Pooling and Servicing Agreement, which as of the date hereof is Lennar
Partners, Inc.

     "COMM 2004-LNB3 Trust": The trust fund formed under the COMM 2004-LNB3
Pooling and Servicing Agreement.

     "COMM 2004-LNB3 Trustee": The "trustee" under the COMM 2004-LNB3 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

     "Commission": The Securities and Exchange Commission.

     "Compensating Interest Payments": Any payment required to be made by the
Master Servicer pursuant to Section 3.20(f) to cover Prepayment Interest
Shortfalls and Extraordinary Prepayment Interest Shortfalls or Section 3.20(e)
to cover Balloon Payment Interest Shortfalls.

     "Component Class X-1 Strip Rate": As to each of the Class LA-1-1, LA-1-2-A,
LA-1-2-B, LA-1-2-C, LA-1A-1, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D,
LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K,
LA-

                                       44

1A-2-L, LA-1A-2-M, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A,
LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE, LF-A, LF-B,
LF-C, LG-A, LG-B, LG-C, LG-D, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LK-B, LL-A,
LM, LN, LO and LP Components, the Class LA-1-1 Component Class X-1 Strip Rate,
the Class LA-1-2-A Component Class X-1 Strip Rate, the Class LA-1-2-B Component
Class X-1 Strip Rate, the Class LA-1-2-C Component Class X-1 Strip Rate, the
LA-1A-1 Component Class X-1 Strip Rate, the Class LA-1A-2-A Component Class X-1
Strip Rate, the Class LA-1A-2-B Component Class X-1 Strip Rate, the Class
LA-1A-2-C Component Class X-1 Strip Rate, the Class LA-1-2-D Component Class X-1
Strip Rate, the Class LA-1A-2-E Component Class X-1 Strip Rate, the Class
LA-1A-2-F Component Class X-1 Strip Rate, the Class LA-1A-2-G Component Class
X-1 Strip Rate, the Class LA-1A-2-H Component Class X-1 Strip Rate, the Class
LA-1A-2-I Component Class X-1 Strip Rate, the Class LA-1A-2-J Component Class
X-1 Strip Rate, the Class LA-1A-2-K Component Class X-1 Strip Rate, the Class
LA-1A-2-L Component Class X-1 Strip Rate, the Class LA-1A-2-M Component Class
X-1 Strip Rate, the LA-2-A Component Class X-1 Strip Rate, the Class LA-2-B
Component Class X-1 Strip Rate, the Class LA-2-C Component Class X-1 Strip Rate,
the Class LA-2-D Component Class X-1 Strip Rate, the Class LA-2-E Component
Class X-1 Strip Rate, the Class LA-2-F Component Class X-1 Strip Rate, the Class
LA-3-A Component Class X-1 Strip Rate, the Class LA-3-B Component Class X-1
Strip Rate, the Class LA-3-C Component Class X-1 Strip Rate, the Class LA-3-D
Component Class X-1 Strip Rate, the Class LA-3-E Component Class X-1 Strip Rate,
the Class LA-4-A Component Class X-1 Strip Rate, the Class LA-4-B Component
Class X-1 Strip Rate, the Class LA-4-C Component Class X-1 Strip Rate, the Class
LB Component Class X-1 Strip Rate, the Class LC Component Class X-1 Strip Rate,
the Class LD Component Class X-1 Strip Rate, the Class LE Component Class X-1
Strip Rate, the Class LF-A Component Class X-1 Strip Rate, the Class LF-B
Component Class X-1 Strip Rate, the Class LF-C Component Class X-1 Strip Rate,
the Class LG-A Component Class X-1 Strip Rate, the Class LG-B Component Class
X-1 Strip Rate, the Class LG-C Component Class X-1 Strip Rate, the Class LG-D
Component Class X-1 Strip Rate, the Class LH-A Component Class X-1 Strip Rate,
the Class LH-B Component Class X-1 Strip Rate, the Class LH-C Component Class
X-1 Strip Rate, the Class LJ-A Component Class X-1 Strip Rate, the Class LJ-B
Component Class X-1 Strip Rate, the Class LK-A Component Class X-1 Strip Rate,
the Class LK-B Component Class X-1 Strip Rate, the Class LL-A Component Class
X-1 Strip Rate, the Class LM Component Class X-1 Strip Rate, the Class LN
Component Class X-1 Strip Rate, the Class LO Component Class X-1 Strip Rate, the
Class LP Component Class X-1 Strip Rate, as applicable.

     "Component Class X-2 Strip Rate": As to each of the Class LA-1-2-A,
LA-1-2-B, LA-1-2-C, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E,
LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L,
LA-1A-2-M, LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B,
LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LB, LC, LD, LE, LF-A, LF-B, LF-C, LG-A,
LG-B, LG-C, LG-D, LH-A, LH-B, LH-C, LJ-A, LJ-B, LK-A, LK-B and LL-A Components,
the Class LA-1-2-A Component Class X-2 Strip Rate, the Class LA-1-2-B Component
Class X-2 Strip Rate, the Class LA-1-2-C Component Class X-2 Strip Rate, the
Class LA-1A-2-A Component Class X-2 Strip Rate, the Class LA-1A-2-B Component
Class X-2 Strip Rate, the Class LA-1A-2-C Component Class X-2 Strip Rate, the
Class LA-1-2-D Component Class X-2 Strip Rate, the Class LA-1A-2-E Component
Class X-2 Strip Rate, the Class LA-1A-2-F Component Class X-2

                                       45

Strip Rate, the Class LA-1A-2-G Component Class X-2 Strip Rate, the Class
LA-1A-2-H Component Class X-2 Strip Rate, the Class LA-1A-2-I Component Class
X-2 Strip Rate, the Class LA-1A-2-J Component Class X-2 Strip Rate, the Class
LA-1A-2-K Component Class X-2 Strip Rate, the Class LA-1A-2-L Component Class
X-2 Strip Rate, the Class LA-1A-2-M Component Class X-2 Strip Rate, the LA-2-A
Component Class X-2 Strip Rate, the Class LA-2-B Component Class X-2 Strip Rate,
the Class LA-2-C Component Class X-2 Strip Rate, the Class LA-2-D Component
Class X-2 Strip Rate, the Class LA-2-E Component Class X-2 Strip Rate, the Class
LA-2-F Component Class X-2 Strip Rate, the Class LA-3-A Component Class X-2
Strip Rate, the Class LA-3-B Component Class X-2 Strip Rate, the Class LA-3-C
Component Class X-2 Strip Rate, the Class LA-3-D Component Class X-2 Strip Rate,
the Class LA-3-E Component Class X-2 Strip Rate, the Class LA-4-A Component
Class X-2 Strip Rate, the Class LA-4-B Component Class X-2 Strip Rate, the Class
LB Component Class X-2 Strip Rate, the Class LC Component Class X-2 Strip Rate,
the Class LD Component Class X-2 Strip Rate, the Class LE Component Class X-2
Strip Rate, the Class LF-A Component Class X-2 Strip Rate, the Class LF-B
Component Class X-2 Strip Rate, the Class LF-C Component Class X-2 Strip Rate,
the Class LG-A Component Class X-2 Strip Rate, the Class LG-B Component Class
X-2 Strip Rate, the Class LG-C Component Class X-2 Strip Rate, the Class LG-D
Component Class X-2 Strip Rate, the Class LH-A Component Class X-2 Strip Rate,
the Class LH-B Component Class X-2 Strip Rate, the Class LH-C Component Class
X-2 Strip Rate, the Class LJ-A Component Class X-2 Strip Rate, the Class LJ-B
Component Class X-2 Strip Rate, the Class LK-A Component Class X-2 Strip Rate,
the Class LK-B Component Class X-2 Strip Rate and the Class LL-A Component Class
X-2 Strip Rate, as applicable.

     "Component Rate": As to each of the Class X Components, the rate reflected in the definition for such component herein.

     "Controlling Class": As of any date of determination, the outstanding Class of Principal Balance Certificates with the lowest Payment Priority (the Class A
Certificates being treated as a single Class for this purpose) that has a then outstanding Class Principal Balance at least equal to 25% of the Initial Class
Principal Balance thereof (or, if no Class of Principal Balance Certificates outstanding has a Class Principal Balance at least equal to 25% of the Initial
Class Principal Balance thereof, then the "Controlling Class" shall be the outstanding Class of Principal Balance Certificates with the lowest Payment
Priority). Initially, the Controlling Class will consist of the Class P
Certificates.

     "Corporate Trust Office": The principal corporate trust office of the
Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625,
Chicago, Illinois 60603, Attention: Global Securitization Trust Services Group,
GMAC Mortgage Securities, Inc. Series 2004-C2.

     "Corrected Mortgage Loan": Any Mortgage Loan (including each
Cross-Collateralized Mortgage Loan relating to such Mortgage Loan, but excluding the Non-Serviced Mortgage Loans) or any Serviced Whole Loan, as the case may be, that had been a Specially Serviced Mortgage Loan but has ceased to be such in accordance with the definition of "Specially Serviced Mortgage Loan" (other than by reason of a Liquidation Event occurring in respect of

                                       46

such Mortgage Loan or Serviced Whole Loan or a related Mortgaged Property becoming an REO Property).

     "CPR": An assumed constant rate of prepayment each month (which is quoted on a per annum basis) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans.

     "Credit Lease": With respect to a Credit Lease Loan, if any, the lease agreement between the Mortgagor as lessor and the Tenant as lessee of the related Mortgaged Property.

     "Credit Lease Loan": Any Mortgage Loan that is identified as a "Credit
Lease Loan" on the Mortgage Loan Schedule.

     "Cross-Collateralized Mortgage Loans": Any two or more Mortgage Loans listed on the Mortgage Loan Schedule that are cross-collateralized with each other.

     "Current Principal Distribution Amount": With respect to any Distribution
Date and the Mortgage Loans, an amount equal to the aggregate of the following
(without duplication):

     (i) the principal portions of all Monthly Payments (other than Balloon
Payments) and any Assumed Monthly Payments due or deemed due, as the case may be, in respect of the Mortgage Loans and any related REO Loans for their respective Due Dates occurring during the same calendar month as such
Distribution Date; plus

     (ii) all Principal Prepayments received on the Mortgage Loans during the related Collection Period; plus

     (iii) with respect to any Mortgage Loan that is a Balloon Mortgage Loan as to which the related Stated Maturity Date occurred or any ARD Loan as to which the related Anticipated Repayment Date occurred, during or prior to the related
Collection Period, any payment of principal (exclusive of any Principal
Prepayment and any amount described in subsection (iv) below) that was made by or on behalf of the related Mortgagor during the related Collection Period, net of any portion of such payment that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon Payment) due, or the principal portion of any Assumed Monthly Payment deemed due, in respect of such
Mortgage Loan on a Due Date during or prior to the same calendar month as such
Distribution Date and not previously recovered; plus

     (iv) that portion of all Liquidation Proceeds (exclusive of any Excess
Liquidation Proceeds) and Insurance Proceeds received on or in respect of the
Mortgage Loans during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal thereof, in each case net of any Liquidation Expenses and any portion of such amounts that represents a recovery of the principal portion of any Monthly Payment (other than a Balloon
Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such Mortgage Loan on a Due Date during or prior to the same calendar month as such Distribution Date and not previously recovered; plus

                                       47

     (v) that portion of all Liquidation Proceeds (exclusive of any Excess
Liquidation Proceeds), Insurance Proceeds and REO Revenues received on or in respect of any REO Properties during the related Collection Period that were identified and applied by the Master Servicer as recoveries of principal of the related REO Loans, in each case net of any Liquidation Expenses and any portion of such amounts that represents a recovery of the principal portion of any
Monthly Payment (other than a Balloon Payment) due, or of the principal portion of any Assumed Monthly Payment deemed due, in respect of any such REO Loan or the related Mortgage Loan on a Due Date during or prior to same calendar month as such Distribution Date and not previously recovered.

     "Current Ratings Report": With respect to any Credit Lease Loan, a report or reports, dated as of a date no earlier than three Business Days prior to the related Determination Date, setting forth: (i) the publicly available corporate credit rating of Standard & Poor's for the Tenant and any Guarantor as of that date, (ii) the publicly available corporate credit rating of Standard & Poor's for such Tenant or Guarantor included in the Current Ratings Report for the immediately preceding Determination Date (except for the first Determination
Date), and (iii) whether such Tenant or Guarantor has been placed on credit watch by Standard & Poor's.

     "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the Depositor, any Mortgage Loan Seller or an Affiliate of any of
them. The Trustee shall act as the initial Custodian.

     "Cut-off Date": With respect to any Mortgage Loan, Serviced Companion Loan or Serviced B Note, the Due Date for such Mortgage Loan, Serviced Companion Loan or Serviced B Note in August 2004.

     "Cut-off Date Principal Balance": With respect to any Mortgage Loan,
Serviced Companion Loan or Serviced B Note, the outstanding principal balance of such Mortgage Loan, Serviced Companion Loan or Serviced B Note as of the Cut-off
Date, after application of all payments of principal due on or before such date, whether or not received.

     "Debt Service Coverage Ratio": With respect to any Mortgage Loan (or group of Cross-Collateralized Mortgage Loans) or any Serviced Whole Loan, for any
specified period, the debt service coverage ratio calculated in accordance with the applicable Servicer Report using the methodologies set forth in Exhibit F.

     "Default Interest": With respect to any Mortgage Loan (or related REO Loan)
or any Serviced Companion Loan or Serviced B Note, any amounts collected thereon, other than interest at the Revised Rate accrued on any ARD Loan after its Anticipated Repayment Date, late payment charges and Prepayment Premiums, that represent penalty interest in excess of interest on the principal balance of such Mortgage Loan (or REO Loan) and any related Serviced Companion Loan or
Serviced B Note, accrued at the related Mortgage Rate.

     "Defaulted Mortgage Loan": A Mortgage Loan, Serviced Companion Loan or
Serviced B Note that is delinquent in an amount equal to at least two Monthly
Payments or is delinquent thirty days or more in respect of its Balloon Payment, if any, in either case such delinquency to

                                       48

be determined without giving effect to any grace period permitted by the related
Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

     "Defaulting Party": As defined in Section 7.01(b).

     "Defeasance Collateral": Noncallable government obligations of (or non-callable obligations, fully guaranteed as to timely payment by) the United
States of America, as are permitted under the terms of a Mortgage Note or related Mortgage Loan documents, but only if such obligations or assets constitute "government securities" under the defeasance rule of the REMIC
Provisions.

     "Defeasance Loan": Any Mortgage Loan that is designated as such on the
Mortgage Loan Schedule and any related Serviced Companion Loan or Serviced B
Note.

     "Defeasance Option": The right of a Mortgagor, pursuant to the terms of the related Mortgage Note or related Mortgage Loan documents, to obtain a release of any portion of the related Mortgaged Property from the lien of the related
Mortgage upon the pledge to the Trustee of Defeasance Collateral.

     "Definitive Certificate": As defined in Section 5.03(a).

     "Deleted Mortgage Loan": A Mortgage Loan which is repurchased from the
Trust pursuant to the terms hereof or as to which one or more Qualifying
Substitute Mortgage Loans are substituted.

     "Delinquency Advance": As to any Mortgage Loan or related REO Loan, any advance made by the Master Servicer, the Trustee or the Fiscal Agent pursuant to
Section 4.03.

     "Delinquency Advance Date": The Business Day preceding each Distribution
Date.

     "Depositor": GMAC Commercial Mortgage Securities, Inc. or its successor in interest.

     "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede &
Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York and a
"clearing agency" registered pursuant to the provisions of Section 17A of the
Exchange Act.

     "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "Determination Date": With respect to any Distribution Date, the first day of the month in which such Distribution Date occurs, or if such first day is not a Business Day, the Business Day immediately following.

                                       49

     "Directing Certificateholder": With respect to any Serviced Companion Loan, either the holder thereof or if such Serviced Companion Loan has been securitized, the controlling class of certificateholders of any securitization trust into which a Serviced Companion Loan is deposited, as such term (or term of similar import) is defined in the applicable Serviced Companion Loan
Securitization Agreement.

     "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not (within the meaning of
Treasury Regulations Section 1.512(b)-1(c)(5)) customarily provided to tenants in connection with the rental of space for occupancy, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers in the ordinary course of a trade or business, the performance of any construction work thereon or any use of such REO Property in a trade or business, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee)
shall not be considered to Directly Operate an REO Property solely because the
Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs (of the type that would be deductible under Code Section 162) or capital expenditures with respect to such
REO Property.

     "Discount Rate": With respect to each Mortgage Loan and each Serviced
Companion Loan and Serviced B Note, if applicable, as to which there has been a prepayment during a Collection Period and for which a Prepayment Premium is collected, either: (a) with respect to premiums, penalties or fees, the yield
(compounded monthly) for "This Week" as reported by the Federal Reserve Board in
Federal Reserve Statistical Release H.15(519) for the constant maturity treasury having a maturity coterminous with the Anticipated Repayment Date, in the case of an ARD Loan, or the Maturity Date, in the case of each other Mortgage Loan,
Serviced Companion Loan or Serviced B Note, of such Mortgage Loan, Serviced
Companion Loan or Serviced B Note as of the related Determination Date. If there is no Discount Rate for instruments having a maturity coterminous with the
Maturity Date or Anticipated Repayment Date, as applicable, of the applicable
Mortgage Loan, Serviced Companion Loan or Serviced B Note, then the Discount
Rate will be equal to the linear interpolation of the yields of the constant maturity treasuries with maturities next longer and shorter than such Maturity
Date or Anticipated Repayment Date, as the case may be; or (b) with respect to yield maintenance charges, the rate specified in the related Mortgage Note.

     "Discount Rate Fraction": With respect to the distribution of any
Prepayment Premium received with respect to any Mortgage Loan to the Holders of any Class of Principal Balance Certificates on any Distribution Date, a fraction
(not greater than 1.0 or less than zero), (a) the numerator of which is equal to the excess, if any, of (x) the Pass-Through Rate for such Class of Certificates over (y) the relevant Discount Rate and (b) the denominator of which is equal to the excess, if any, of (x) the Mortgage Rate of the related Mortgage Loan over
(y) the relevant Discount Rate.

     "Distributable Certificate Interest": With respect to any Class of REMIC
III Regular Certificates, for any Distribution Date, the Accrued Certificate
Interest in respect of such Class of Certificates for such Distribution Date, reduced (to not less than zero) by that portion, if any, of the Net Aggregate
Prepayment Interest Shortfall, if any, for such Distribution Date allocated

                                       50

to such Class of Certificates as set forth below. The Net Aggregate Prepayment
Interest Shortfall, if any, for each Distribution Date shall be allocated on such Distribution Date among the REMIC III Regular Certificates, pro rata, in accordance with the respective amounts of Accrued Certificate Interest for such
Classes of Certificates for such Distribution Date.

     "Distribution Account": The segregated account(s) or subaccount(s) created and maintained by the Trustee pursuant to Section 3.04(b) in trust for the
Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of GMAC Commercial Mortgage
Securities, Inc., Mortgage Pass Through Certificates, Series 2004-C2." Any such account or subaccount shall be an Eligible Account.

     "Distribution Date": The 10th day of any month, or if such 10th day is not a Business Day, the Business Day immediately following, commencing in September
2004.

     "Distribution Date Statement": As defined in Section 4.02(a).

     "Document Defect": As defined in Section 2.02(e).

     "Due Date": With respect to (i) any Mortgage Loan, Serviced Companion Loan or Serviced B Note on or prior to its Maturity Date, the day of the month set forth in the related Mortgage Note on which each Monthly Payment thereon is scheduled to be first due; (ii) any Balloon Mortgage Loan after the Maturity
Date therefor, the day of the month set forth in the related Mortgage Note on which each Monthly Payment on such Mortgage Loan, Serviced Companion Loan or
Serviced B Note had been scheduled to be first due; and (iii) any REO Loan, the day of the month set forth in the related Mortgage Note on which each Monthly
Payment on the related Mortgage Loan, Serviced Companion Loan or Serviced B Note
had been scheduled to be first due.

     "Eligible Account": An account or subaccount that is any of the following:
(i) maintained with a depository institution or trust company whose (A)
commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least (x) "A-1" by Standard & Poor's and (y) "P-1" by
Moody's, or (B) long-term unsecured debt obligations are rated at least (x)
"AA-" by Standard & Poor's and (y) "Aa3" by Moody's; (ii) maintained with PNC
Bank, National Association so long as such bank's long term unsecured debt rating shall be at least "A" from Standard & Poor's and "A1" from Moody's (if the deposits are to be held in the account for more than 30 days) or such bank's short term deposit or short term unsecured debt rating shall be at least "A-1"
from Standard & Poor's and "P-1" from Moody's (if the deposits are to be held in the account for 30 days or less); (iii) a segregated trust account or accounts maintained in the trust department of the Trustee or other financial institution subject to regulations regarding fiduciary funds on deposit similar to Section
9.10(b) of Title 12 of the Code of Federal Regulations; or (iv) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by written confirmation from such Rating Agency to the effect that use of any such account as the Certificate Account or the Distribution Account would not result in the downgrade, qualification or withdrawal of the rating then assigned to any Class of Certificates or, in the case of an account that relates solely to a Serviced Companion Loan, any Serviced Companion Loan Securities by
such Rating Agency.

                                       51

     "Emergency Advance": Any advance made by the Special Servicer pursuant to
Section 3.20(c) in order to avoid any material penalty, any material harm to a
Mortgaged Property or any other material adverse consequence to the Trust Fund.

     "Environmental Assessment": A "Phase I assessment" conducted in accordance with ASTM Standard E 1527-93 or any successor thereto published by ASTM.

     "Environmental Policy": The Secured Creditor Impaired Property Policies
(Portfolio) issued by American International Group, Inc. with respect to the
Mortgaged Properties listed on Schedule II.

     "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Payment": Any payment received by the Master Servicer or the
Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items in respect of the related Mortgaged Property.

     "Event of Default": One or more of the events described in Section 7.01(a).

     "Excess Interest": With respect to each ARD Loan, if any, interest accrued on such Mortgage Loan and allocable to the Excess Rate and, except to the extent limited by applicable law, interest accrued at the Revised Rate on any such accrued interest that is unpaid. The Excess Interest is an asset of the Trust
Fund which is a Grantor Trust Asset not held in REMIC I, REMIC II or REMIC III.

     "Excess Liquidation Proceeds": With respect to any Mortgage Loan (other than any Non-Serviced Mortgage Loan), the excess of (i) Liquidation Proceeds of that Mortgage Loan or related REO Property net of any related Liquidation
Expenses and Unliquidated Advances, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such
Mortgage Loan on the Due Date immediately following the date on which such proceeds were received.

     "Excess Liquidation Proceeds Reserve Account": The segregated account or subaccount created and maintained by the Trustee pursuant to Section 3.04(d) in trust for the Certificateholders, which shall be entitled "LaSalle Bank National
Association, as Trustee, in trust for the registered holders of GMAC Commercial
Mortgage Securities, Inc., Mortgage Pass-Through Certificates, Series
2004-C2--Excess Liquidation Proceeds Reserve Account." Any such account shall be an Eligible Account.

     "Excess Rate": With respect to each ARD Loan, if any, after the related
Anticipated Repayment Date, the excess of (A) the applicable Revised Rate over
(B) the applicable initial Mortgage Rate, each as set forth in the Mortgage Loan
Schedule.

     "Exchange Act": The Securities Exchange Act of 1934, as amended.

     "Extraordinary Prepayment Interest Shortfall": With respect to any Late Due
Date Mortgage Loan that was subject to a Principal Prepayment in full or in part
(including, without

                                       52

limitation, an early Balloon Payment) during any Collection Period, which
Principal Prepayment was applied to such Late Due Date Mortgage Loan prior to such Mortgage Loan's Due Date in the next succeeding Collection Period, the amount of interest that would have accrued at the related Net Mortgage Rate on the amount of such Principal Prepayment from the date as of which such Principal
Prepayment was received to but not including the Due Date of such Mortgage Loan in the next succeeding Collection Period, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Excess Interest that may have been collected) and to the extent that any portion thereof does not represent a Balloon Payment Interest Shortfall.

     "FDIC": Federal Deposit Insurance Corporation or any successor.

     "FHLMC": Federal Home Loan Mortgage Corporation or any successor.

     "Final Distribution Date": The final Distribution Date on which any distributions are to be made on the Certificates as contemplated by Section
9.01.

     "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a
Mortgage Loan or REO Property, as the case may be, that was purchased by a
Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase
Agreement, pursuant to Section 3.18 or pursuant to Section 9.01) that, in the reasonable and good faith judgment of the Special Servicer, there has been a recovery of all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries that, in the Special Servicer's judgment, exercised without regard to any obligation of the Master Servicer or the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

     "Fiscal Agent": ABN AMRO Bank N.V., a banking organization organized under the laws of the Netherlands, its successor in interest, or any successor fiscal agent appointed as provided herein.

     "Fiscal Agent Termination Event": As defined in Section 8.15.

     "Fixed Rate Mortgage Loan": A Mortgage Loan as to which the related
Mortgage Note provides, as of the Closing Date, for a Mortgage Rate that remains fixed through the remaining term thereof (without regard to any extension at the
Mortgagor's or the mortgagee's option under the terms of the related Mortgage
Loan documents).

     "FNMA": Federal National Mortgage Association or any successor thereto.

     "Form 10-K Certification": A certification described in Section 8.14 hereof, substantially in the form of Exhibit M-1 attached hereto.

     "GACC": German American Capital Corporation or its successor in interest.

     "GCCFC 2004-GG1 Fiscal Agent": The "fiscal agent" under the GCCFC 2004-GG1
Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank
N.V.

                                       53

     "GCCFC 2004-GG1 Master Servicer": The "master servicer" under the GCCFC
2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is
Wachovia Bank, National Association.

     "GCCFC 2004-GG1 Pooling and Servicing Agreement": The Pooling and Servicing
Agreement, dated as of May 13, 2004, among Greenwich Capital Commercial Funding
Corp., as depositor, Wachovia Bank, National Association, as master servicer,
Lennar Partners, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO Bank N.V., as fiscal agent, as from time to time amended.

     "GCCFC 2004-GG1 Trustee": The "trustee" under the GCCFC 2004-GG1 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National
Association.

     "GMACCM": GMAC Commercial Mortgage Corporation or its successor in interest.

         "GMACCM 2004-C1 Master Servicer": The "master servicer" under the
GMACCM 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is
GMAC Commercial Mortgage Corporation.

     "GMACCM 2004-C1 Pooling and Servicing Agreement": The Pooling and Servicing
Agreement, dated as of April 1, 2004, among GMAC Commercial Mortgage Securities,
Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer,
Lennar Partners, Inc., as special servicer, and Wells Fargo Bank, N.A., as trustee, as from time to time amended.

     "GMACCM 2004-C1 Trustee": The "trustee" under the GMACCM 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, N.A.

     "Grantor Trust": That certain "grantor trust" (within the meaning of the
Grantor Trust Provisions), the assets of which include the Grantor Trust Assets.

     "Grantor Trust Assets": Any Excess Interest.

     "Grantor Trust Provisions": Subpart E of Subchapter J and Section 7701 of
the Code, and final Treasury Regulations, published rulings, notices and announcements, promulgated thereunder, as the foregoing may be in effect from time to time.

     "Gross Margin": With respect to any Adjustable Rate Mortgage Loan (and any successor REO Loan), if any, the fixed number of percentage points set forth in the Mortgage Loan Schedule that is added to the applicable value of the related
Index on each Interest Rate Adjustment Date in accordance with the terms of the related Mortgage Note to determine, subject to any applicable periodic and lifetime limitations on adjustments thereto, the related Mortgage Rate.

     "Ground Lease": The ground lease pursuant to which any Mortgagor holds a leasehold interest in the related Mortgaged Property.

     "Group 1 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan
Schedule as belonging to Loan Group 1.

                                       54

     "Group 2 Mortgage Loan": Any Mortgage Loan identified on the Mortgage Loan
Schedule as belonging to Loan Group 2.

     "Guarantor": The guarantor under any Guaranty with respect to any Credit
Lease.

     "Guaranty": With respect to any Credit Lease Loan, a guaranty agreement executed by an affiliate of the related Tenant that guarantees the Tenant's obligations under the related Credit Lease.

     "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes, or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "Independent": When used with respect to any specified Person, any such
Person who (i) is in fact independent of the Depositor, each Mortgage Loan
Seller, the Master Servicer, the Special Servicer, the Trustee, the Fiscal
Agent, the Majority Certificateholder of the Controlling Class, any holder of a
B Note, any Serviced Companion Loan Holder, any Non-Serviced Companion Loan
Holder and any and all Affiliates thereof, (ii) does not have any direct financial interest in or any material indirect financial interest in any of the
Depositor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer,
the Trustee, the Fiscal Agent, the Majority Certificateholder of the Controlling
Class, any holder of a B Note, any Serviced Companion Loan Holder, any
Non-Serviced Companion Loan Holder or any Affiliate thereof, and (iii) is not connected with the Depositor, the Master Servicer, any Mortgage Loan Seller, the
Special Servicer, the Trustee, the Fiscal Agent, the Majority Certificateholder
of the Controlling Class or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Majority Certificateholder of the Controlling Class, any
holder of a B Note, any Serviced Companion Loan Holder, any Non-Serviced
Companion Loan Holder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any Class of securities issued by the
Depositor, the Master Servicer or any Affiliate thereof, as the case may be.

     "Independent Contractor": Any Person that would be an "independent contractor" with respect to REMIC I within the meaning of Section 856(d)(3) of the Code if REMIC I were a real estate investment trust (except that the ownership test set forth in that section shall be considered to be met by any
Person that owns, directly or indirectly, 35 percent or more of any Class of
Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the
Trust Fund or any Serviced Companion Loan Holder, delivered to the Trustee), so long as REMIC I does not receive or derive any income from such Person;
provided, that the relationship between such Person and REMIC I is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or any other Person upon receipt by the Trustee of an Opinion of Counsel, which shall be at no expense to the

                                       55

Trustee or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent
Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

     "Index": With respect to any Adjustable Rate Mortgage Loan (and any successor REO Loan), for each Interest Rate Adjustment Date, the base index used to determine the new Mortgage Rate in effect thereon as specified in the related
Mortgage Note. If the Index currently in effect for any Adjustable Rate Mortgage
Loan (or successor REO Loan) ceases to be available, the Master Servicer shall, subject to Section 3.20(a) and the terms of the related Mortgage Note, select a comparable alternative index.

     "Initial Class Principal Balance": With respect to any Class of Principal
Balance Certificates, the initial Class Principal Balance thereof as of the
Closing Date, in each case as set forth in the Preliminary Statement. "Initial
Class Notional Amount": The Initial Class X-1 Notional Amount or the Initial
Class X-2 Notional Amount, as applicable.

     "Initial Class X-1 Notional Amount": With respect to the Class X-1
Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $933,734,532.

     "Initial Class X-2 Notional Amount": With respect to the Class X-2
Certificates, the initial Class Notional Amount thereof as of the Closing Date, equal to $902,770,000.

     "Initial Resolution Period": As defined in Section 2.03(a).

     "Insurance Policy": With respect to any Mortgage Loan or any Serviced Whole
Loan, any hazard insurance policy, flood insurance policy, title policy, credit lease enhancement insurance policy, residual value insurance policy or other insurance policy that is maintained from time to time in respect of such
Mortgage Loan or Serviced Whole Loan or the related Mortgaged Property.

     "Insurance Proceeds": Proceeds paid under any Insurance Policy, to the extent such proceeds are not applied to the restoration of the related Mortgaged
Property or released to the Mortgagor, in either case, in accordance with the
Servicing Standard (including any amounts paid by the Master Servicer or Special
Servicer pursuant to Section 3.07) and applicable law.

     "Intercreditor Agreement": Any or all of the 111 Eighth Avenue
Intercreditor Agreement, the 731 Lexington Avenue-Bloomberg Headquarters
Intercreditor Agreements, the Jersey Gardens Intercreditor Agreement, the Two
Gateway Center Intercreditor Agreement, the Military Circle Intercreditor
Agreement and/or the Providence Biltmore Hotel Intercreditor Agreement, as the
context may require.

                                       56

     "Interest Accrual Period": With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

     "Interest Rate Adjustment Date": With respect to any Adjustable Rate
Mortgage Loan (and any successor REO Loan), if any, any date on which the related Mortgage Rate is subject to adjustment pursuant to the related Mortgage
Note. The first Interest Rate Adjustment Date subsequent to the Cut-off Date for any Adjustable Rate Mortgage Loan is specified in the Mortgage Loan Schedule, and successive Interest Rate Adjustment Dates for such Mortgage Loan (and any successor REO Loan) shall thereafter periodically occur with the frequency specified in the Mortgage Loan Schedule.

     "Interest Reserve Account": The segregated account or subaccount created and maintained by the Trustee pursuant to Section 3.04(e) in trust for the
Certificateholders, which shall be entitled "LaSalle Bank National Association, as Trustee, in trust for the registered holders of GMAC Commercial Mortgage
Securities, Inc., Mortgage Pass-Through Certificates, Series 2004-C2--Interest
Reserve Account." Any such account or subaccount shall be an Eligible Account.

     "Interest Reserve Loans": Any Mortgage Loan bearing interest computed on an actual/360 basis.

     "Interested Person": The Depositor, the Master Servicer, the Special
Servicer, any Holder of a Certificate or any Affiliate of any such Person.

     "Investment Account": Each of the Certificate Account, the Distribution
Account, any Lock-Box Account, any Cash Collateral Account, the Interest Reserve
Account, the Special Reserve Account, each Serviced Whole Loan Custodial Account and any REO Account.

     "Investor Certification": A certification in the form of Exhibit H-1 hereto.

     "Jersey Gardens Additional Review Period": As defined in Section
3.30(e)(iv).

     "Jersey Gardens Initial Review Period": As defined in Section 3.30(e)(ii).

     "Jersey Gardens Intercreditor Agreement": With respect to the Jersey
Gardens Mortgage Loan and the Jersey Gardens Companion Loan, that certain intercreditor agreement by and among the initial holder of the Jersey Gardens
Mortgage Loan and the Jersey Gardens Companion Loans, as from time to time amended.

     "Jersey Gardens Companion Loan": As defined in the Preliminary Statement.

     "Jersey Gardens Companion Loan Holder": Any holder of a Jersey Gardens
Companion Loan.

     "Jersey Gardens Mortgage Loan": As defined in the Preliminary Statement.

     "Jersey Gardens Service Providers": With respect to the Jersey Gardens
Companion Loan that has been deposited into a securitization trust, the related trustee, master servicer,

                                       57

special servicer and any other Person that makes principal and/or interest advances in respect of the Jersey Gardens Companion Loan pursuant to the related pooling and servicing agreement.

     "Jersey Gardens Subsequent Special Servicer": As defined in Section
3.30(e)(i).

     "Jersey Gardens Whole Loan": As defined in the Preliminary Statement.

     "Late Collections": With respect to any Mortgage Loan or Serviced Whole
Loan, all amounts received thereon during any Collection Period, whether as payments, Insurance Proceeds, Liquidation Proceeds, payments of Substitution
Shortfall Amounts, or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan or Serviced Whole
Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Collection Period (or, in the case of a
Late Due Date Mortgage Loan, on any Due Date prior to the date of receipt) and not previously recovered. With respect to any Distribution Date and any REO
Loan, all amounts received in connection with the related REO Property during any Collection Period, whether as Insurance Proceeds, Liquidation Proceeds, REO
Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan or Serviced Whole Loan (without regard to any acceleration of amounts due under such predecessor Mortgage Loan or Serviced Whole Loan by reason of default) on a
Due Date in a previous Collection Period (or, in the case of a Late Due Date
Mortgage Loan, on any Due Date prior to the date of receipt) and not previously recovered. The term "Late Collections" shall specifically exclude Penalty
Charges.

     "Late Due Date Mortgage Loan": Each Mortgage Loan (or successor REO Loan), having a Due Date which occurs after the Determination Date in the same calendar month as such Due Date.

     "Liquidation Event": With respect to any Mortgage Loan, Serviced Companion
Loan or Serviced B Note, any of the following events (as applicable): (i) such
Mortgage Loan, Serviced Companion Loan or Serviced B Note is paid in full; (ii)
a Final Recovery Determination is made with respect to such Mortgage Loan,
Serviced Companion Loan or Serviced B Note; (iii) such Mortgage Loan is repurchased or replaced by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (iv) such Mortgage Loan or Serviced
Companion Loan is purchased pursuant to Section 3.18 or 3.29(a), as applicable;
or (v) such Mortgage Loan is purchased pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a
Final Recovery Determination is made with respect to such REO Property; or (ii)
such REO Property is purchased by the Master Servicer, the Majority
Certificateholder of the Controlling Class, the Special Servicer or the
Depositor pursuant to Section 9.01.

     "Liquidation Expenses": All customary, reasonable and necessary "out of pocket" costs and expenses incurred by the Special Servicer in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property pursuant to Section 3.09, 3.18 or 3.19 or final payoff of a Corrected Mortgage Loan
(including, without limitation, legal fees and expenses, committee or referee fees and, if applicable, brokerage commissions, conveyance taxes, any
Liquidation Fee

                                       58

or Workout Fee associated with a final payoff of a Corrected Mortgage Loan and any other unreimbursed Additional Trust Fund Expense associated with such
Mortgage Loan).

     "Liquidation Fee": With respect to each Specially Serviced Mortgage Loan or
REO Property (subject to the limitations set forth in Section 3.11(c)), the fee designated as such and payable to the Special Servicer pursuant to Section
3.11(c). With respect to each Mortgage Loan repurchased by the applicable
Mortgage Loan Seller pursuant to Section 2.03(a), the fee designated as such and payable as part of the Purchase Price pursuant to such section.

     "Liquidation Fee Rate": With respect to each Specially Serviced Mortgage
Loan or REO Property (or Mortgage Loan subject to repurchase pursuant to Section
2.03(a)) as to which a Liquidation Fee is payable, 1.00%.

     "Liquidation Proceeds": Cash amounts (other than Insurance Proceeds and REO
Revenues) received or paid by the Master Servicer or the Special Servicer in connection with: (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (ii) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted
Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (iii) the realization upon any deficiency judgment obtained against a Mortgagor; (iv) the purchase of a
Mortgage Loan or a Serviced Companion Loan pursuant to Section 3.18 or 3.29(a), as applicable; (v) the purchase of a Mortgage Loan pursuant to an Intercreditor
Agreement (without duplication of any amounts specified in clause (iv)); (vi)
the repurchase of a Mortgage Loan by a Mortgage Loan Seller pursuant to Section
6 of the related Mortgage Loan Purchase Agreement; (vii) the payment of any
Substitution Shortfall Amount by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; (viii) the purchase of a Mortgage
Loan or REO Property pursuant to Section 9.01;or (ix) in the case of a
Non-Serviced Mortgage Loan, the purchase of such Non-Serviced Mortgage Loan by any Person entitled to purchase such Non-Serviced Mortgage Loan pursuant to the related Non-Serviced Companion Loan Securitization Agreement and/or the related
Intercreditor Agreement, to the extent of any portion of such amounts received by the Trust Fund as holder of the related Mortgage Loan pursuant to
Non-Serviced Companion Loan Securitization Agreement and/or the related
Intercreditor Agreement.

     "Loan Group": Either Loan Group 1 or Loan Group 2.

     "Loan Group Principal Distribution Amount": The Loan Group 1 Principal
Distribution Amount and/or the Loan Group 2 Principal Distribution Amount, as
applicable.

     "Loan Group 1": Collectively, all of the Mortgage Loans that are Group 1
Mortgage Loans and any successor REO Loans with respect thereto. The initial pool balance of Loan Group 1 is $826,770,939.

     "Loan Group 1 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 1.

                                       59

     "Loan Group 1 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 1.

     "Loan Group 2": Collectively, all of the Mortgage Loans that are Group 2
Mortgage Loans and any successor REO Loans with respect thereto. The initial pool balance of Loan Group 2 is $106,963,594.

     "Loan Group 2 Available Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Available Distribution Amount attributable to Loan Group 2.

     "Loan Group 2 Principal Distribution Amount": With respect to any
Distribution Date, that portion, if any, of the Principal Distribution Amount attributable to Loan Group 2.

     "Loan-to-Value Ratio": With respect to any Mortgage Loan or Serviced Whole
Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the then unpaid principal balance of such Mortgage
Loan or Serviced Whole Loan, as the case may be, and the denominator of which is the Appraised Value of the related Mortgaged Property as determined by an
Appraisal thereof.

     "Lock-Box Account": With respect to any Mortgaged Property, if applicable, any account created pursuant to any documents relating to a Mortgage Loan or
Serviced Whole Loan to receive revenues therefrom. Any Lock-Box Account shall be beneficially owned for federal income tax purposes by the Person who is entitled to receive the reinvestment income or gain thereon in accordance with the terms and provisions of the related Mortgage Loan and Section 3.06, which Person shall be taxed on all reinvestment income or gain thereon. The Master Servicer shall be permitted to make withdrawals therefrom for deposit into the related Cash
Collateral Accounts.

     "Lock-Box Agreement": With respect to any Mortgage Loan or Serviced Whole
Loan serviced hereunder, the lock-box agreement, if any, between the originator of such Mortgage Loan or Serviced Whole Loan and the Mortgagor, pursuant to which the related Lock-Box Account, if any, is to be established.

     "Loss Reimbursement Amount": With respect to any REMIC I Regular Interest and any Distribution Date (except the initial Distribution Date, with respect to which the Loss Reimbursement Amount for such REMIC I Regular Interest will be zero), an amount equal to (a)(i) the Loss Reimbursement Amount with respect to such REMIC I Regular Interest for the immediately preceding Distribution Date, minus (ii) the aggregate of all reimbursements deemed made to REMIC II on the immediately preceding Distribution Date pursuant to Section 4.01(a) with respect to such REMIC I Regular Interest, plus (iii) the aggregate of all reductions made to the Uncertificated Principal Balance of (and, accordingly, the aggregate of all Realized Losses and Additional Trust Fund Expenses deemed allocated to)
such REMIC I Regular Interest on the immediately preceding Distribution Date pursuant to Section 4.04(a), plus (b) one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) on the amount described in clause (a) at the REMIC I Remittance Rate applicable to such REMIC
I Regular Interest for the current Distribution Date.

     "MAI": Member of Appraisal Institute.

                                       60

     "Majority Certificateholder": With respect to any specified Class or
Classes of Certificates, as of any date of determination, any Holder or particular group of Holders of Certificates of such Class or Classes, as the case may be, entitled to a majority of the Voting Rights allocated to such Class or Classes.

     "Master Servicer": GMACCM, or any successor master servicer appointed as herein provided.

     "Master Servicer Remittance Date": The Business Day preceding each
Distribution Date.

     "Master Servicing Fee": With respect to any Distribution Date and each
Mortgage Loan, Serviced Companion Loan, Serviced B Note and REO Loan serviced hereunder, that portion of the Servicing Fee that has accrued at the Master
Servicing Fee Rate.

     "Master Servicing Fee Rate": With respect to each Mortgage Loan (and related Serviced Companion Loan) and REO Loan serviced hereunder (a) for which
GMACCM is the related Mortgage Loan Seller, 0.02% per annum and (b) for which either GACC or MSMC is the related Mortgage Loan Seller, 0.01% per annum.

     "Material Breach": A Breach that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trust
Fund therein or of any Certificateholder.

     "Material Document Defect": A Document Defect that materially and adversely affects the value of a Mortgage Loan, the related Mortgaged Property or the interests of the Trust Fund therein or of any Certificateholder; provided, however, that the absence of, or a material and adverse irregularity on the face of, any of the following documents shall be presumed to be a Material Document
Defect: the original Mortgage Note (or a lost note affidavit and indemnity), an original or executed copy of the Mortgage, an original or copy of the required lender's title insurance policy (or in lieu thereof a marked-up title commitment marked as binding and countersigned by the title company or its authorized agent), the original or copy of any related letters of credit or a copy of any related Ground Lease from the Mortgage File.

     "Maturity Date": With respect to any Mortgage Loan, Serviced Companion Loan or Serviced B Note as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note, after taking into account all Principal Prepayments received prior to such date of determination and any extension permitted at the Mortgagor's option under the terms of the related Mortgage Note (as in effect on the Closing Date) and this
Agreement, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan, Serviced Companion Loan or Serviced B Note by reason of default thereunder, (ii) any grace period permitted by the related Mortgage
Note, (iii) any modification, waiver or amendment of such Mortgage Loan,
Serviced Companion Loan or Serviced B Note granted or agreed to by the Master
Servicer or Special Servicer pursuant to Section 3.21 or (iv) in the case of any
ARD Loan, the Anticipated Repayment Date for such Mortgage Loan.

     "Military Circle B Note": As defined in the Preliminary Statement.

     "Military Circle B Note Holder": Any holder of the Military Circle B Note.

                                       61

     "Military Circle B Note Holder Cure Advance": As defined in Section
3.31(c)(i).

     "Military Circle B Note Holder Cure Deposit": As defined in Section
3.31(c)(iv)(C).

     "Military Circle B Note Holder Cure Event": As defined in Section
3.31(c)(i).

     "Military Circle B Note Holder Cure Right": As defined in Section
3.31(c)(i).

     "Military Circle B Note Operating Advisor": A third party operating advisor appointed by the Military Circle B Note Holder in accordance with Section
3.31(a).

     "Military Circle B Note Service Providers": With respect to the Military
Circle B Note, to the extent it has been deposited into a securitization trust, the related trustee, master servicer, special servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related pooling and servicing agreement. For the sake of clarity, none of the Master Servicer, the Special Servicer or the Trustee acting in their capacities hereunder (including with respect to the Military Circle B
Note) shall be deemed a Military Circle B Note Servicer Provider.

     "Military Circle Change of Control Event": A Military Circle Change of
Control Event shall exist if (a)(1) the initial principal balance of the
Military Circle B Note minus (2) the sum of (x) any payments of principal
(whether as scheduled amortization, Principal Prepayments or otherwise)
allocated to, and received on, the Military Circle B Note after the Cut-off
Date, (y) any Appraisal Reduction Amounts for the Military Circle B Note and (z)
any realized losses allocated to the Military Circle B Note, is less than (b)
25% of (1) the initial principal balance of the Military Circle B Note minus (2)
any payments of principal (whether as scheduled amortization, Principal
Prepayments or otherwise) allocated to, and received on, the Military Circle B
Note after the Cut-off Date. For purposes of determining whether a Military
Circle Change of Control Event exists for the Military Circle Whole Loan,
Appraisal Reduction Amounts for the Military Circle Whole Loan shall be allocated first to the Military Circle B Note (up to the full principal balance thereof), and then to the Military Circle Mortgage Loan (provided in each case any such Appraisal Reduction Amount shall not be allocated to the Military
Circle B Note to the extent (but only to the extent) that the principal balance of the Military Circle B Note, net of such Appraisal Reduction Amounts, would be less than zero).

     "Military Circle Event of Default": An "Event of Default" as defined under the Military Circle Whole Loan documents.

     "Military Circle Intercreditor Agreement": With respect to the Military
Circle Mortgage Loan and the Military Circle B Note, that certain agreement among noteholders, dated as of August 12, 2004, by and between the initial holders of the Military Circle Mortgage Loan and the Military Circle B Note, as
from time to time amended.

     "Military Circle Mortgage Loan": As defined in the Preliminary Statement.

     "Military Circle Special Servicing Delay": As defined in Section
3.31(c)(iv).

     "Military Circle Whole Loan": As defined in the Preliminary Statement.

                                       62

     "Modified Mortgage Loan": Any Mortgage Loan, Serviced Companion Loan or
Serviced B Note as to which any Servicing Transfer Event has occurred and which has been modified by the Special Servicer pursuant to Section 3.21 in a manner that:

     (i) affects the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan, Serviced Companion Loan or Serviced B Note);

     (ii) except as expressly contemplated by the related Mortgage Loan documents, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal
Prepayment in an amount not less than the fair market value (as is), as determined by an Appraisal delivered to the Special Servicer (at the expense of the related Mortgagor and upon which the Special Servicer may conclusively rely), of the property to be released; or

     (iii) in the good faith and reasonable judgment of the Special Servicer, otherwise materially impairs the security for such Mortgage Loan, Serviced
Companion Loan or Serviced B Note or reduces the likelihood of timely payment of amounts due thereon.

     "Monthly Additional Report on Recoveries and Reimbursements": With respect to the one month period immediately prior to the related Determination Date, a report in the form of Exhibit K attached hereto, and, upon its adoption by the
CMSA, such other form for the presentation of such information and containing such additional information as may from time to time be recommended by the CMSA for commercial mortgage securities transactions generally.

     "Monthly Payment": With respect to any Mortgage Loan, Serviced Companion
Loan or Serviced B Note, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, Serviced Companion Loan or Serviced B Note,
including any Balloon Payment, which is payable by a Mortgagor from time to time under the terms of the related Mortgage Note(s) (as such may be modified at any time following the Closing Date) and applicable law, without regard to the accrual of Excess Interest on or the application of any excess cash flow to pay principal on any ARD Loan.

     "Moody's": Moody's Investors Service, Inc. or its successor in interest. If no such rating agency nor any successor remains in existence, "Moody's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor. Notice of such designation shall be given to the Trustee, the Master Servicer and the Special Servicer and
specific ratings of Moody's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Moody's Approval": As defined in Section 4.03(b).

     "Mortgage": With respect to any Mortgage Loan or Serviced Whole Loan, separately and collectively, as the context may require, each mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the related Mortgaged Property.

     "Mortgage File": With respect to any Mortgage Loan, Serviced Companion Loan or Serviced B Note, subject to Section 2.01(b), collectively the following documents:

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     (1) (A) in the case of each Mortgage Loan, the original Mortgage Note, endorsed by the most recent endorsee prior to the Trustee or, if none, by the originator, without recourse, in blank or to the order of the Trustee in the following form: "Pay to the order of LaSalle Bank National Association, as trustee for the registered holders of GMAC Commercial Mortgage Securities, Inc.,
Mortgage Pass-Through Certificates, Series 2004-C2, without recourse" and (B) in the case of each Serviced Companion Loan or Serviced B Note, a copy of the executed Mortgage Note for such Serviced Companion Loan or Serviced B Note;

     (2) the original or a copy of the Mortgage and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording indicated thereon

     (3) the original or a copy of the assignment of the Mortgage, in recordable form, executed by the most recent assignee of record thereof prior to the
Trustee, or if none by the originator, either in blank or in favor of the
Trustee (in such capacity) and with respect to the Serviced Whole Loans, also to the Trustee, in its capacity as lead lender on behalf of the related Serviced
Companion Loan Holders or Serviced B Note Holders, as applicable;

     (4) an original or copy of any related Assignment of Leases (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan, Serviced Companion Loan or
Serviced B Note, as the case may be, to the most recent assignee of record thereof prior to the Trustee, if any, in each case with evidence of recording thereon;

     (5) an original assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the most recent assignee of record thereof prior to the Trustee, or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of
Mortgage, referred to in clause (3) above and with respect to the Serviced Whole
Loans, also to the Trustee, in its capacity as lead lender on behalf of the related Serviced Companion Loan Holders or Serviced B Note Holders, as
applicable;

     (6) an original or a copy of any related Security Agreement (if such item is a document separate from the Mortgage) and, if applicable, the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan, Serviced Companion Loan or
Serviced B Note, as the case may be, to the most recent assignee of record thereof prior to the Trustee, if any;

     (7) an original assignment of any related Security Agreement (if such item is a document separate from the Mortgage) executed by the most recent assignee of record thereof prior to the Trustee or, if none, by the originator, either in blank or in favor of the Trustee (in such capacity), which assignment may be included as part of the corresponding assignment of Mortgage referred to in clause (3) above and with respect to the Serviced Whole Loans, also to the
Trustee, in its capacity as lead lender on behalf of the related Serviced
Companion Loan Holders or Serviced B Note Holders, as applicable;

                                       64

     (8) originals or copies of all assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage,
Mortgage Note or any related security document have been modified or the
Mortgage Loan, Serviced Companion Loan or Serviced B Note, as the case may be, has been assumed;

     (9) the original or a copy of the lender's title insurance policy, together with all endorsements or riders (or copies thereof) that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgaged Property;

     (10) the original or a copy of any guaranty of the obligations of the
Mortgagor under the Mortgage Loan which was in the possession of the Mortgage
Loan Seller at the time the Mortgage Files were delivered to the Trustee together with (A) if applicable, the original or copies of any intervening assignments of such guaranty showing a complete chain of assignment from the originator of the Mortgage Loan, Serviced Companion Loan or Serviced B Note, as
the case may be, to the most recent assignee thereof prior to the Trustee, if any, and (B) an original assignment of such guaranty executed by the most recent assignee thereof prior to the Trustee or, if none, by the originator;

     (11) (A) file or certified copies of any UCC financing statements and continuation statements which were filed in order to perfect (and maintain the perfection of) any security interest held by the originator of the Mortgage
Loan, Serviced Companion Loan or Serviced B Note, as the case may be, (and each assignee of record prior to the Trustee) in and to the personalty of the
Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon) and which were in the possession of the applicable Mortgage Loan Seller
(or its agent) at the time the Mortgage Files were delivered and (B) if any such security interest is perfected and the earlier UCC financing statements and continuation statements were in the possession of the applicable Mortgage Loan
Seller, a UCC financing statement executed by the most recent assignee of record prior to the Trustee or, if none, by the originator, evidencing the transfer of such security interest, either in blank or in favor of the Trustee (in such capacity);

     (12) the original or a copy of the power of attorney (with evidence of recording thereon, if appropriate) granted by the Mortgagor if the Mortgage,
Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

     (13) the related Ground Lease or a copy thereof, if any;

     (14) if the Mortgage Loan, Serviced Companion Loan or Serviced B Note is a
Credit Lease Loan, an original of the credit lease enhancement insurance policy, if any, obtained with respect to such Mortgage Loan, Serviced Companion Loan or
Serviced B Note, as the case may be, an original of the bond lease insurance policy, if any, obtained with respect to such Mortgage Loan, Serviced Companion
Loan or Serviced B Note and an original of the residual value insurance policy, if any, obtained with respect to such Mortgage Loan, Serviced Companion Loan or
Serviced B Note;

     (15) the original or a copy of any lockbox agreement or deposit account or similar agreement;

                                       65

     (16) the original or a copy of any Intercreditor Agreement or side letter with respect to the Mortgage Loan, Serviced Companion Loan or Serviced B Note;

     (17) the original or a copy of any Environmental Policy;

     (18) the original (if the original is not held by the Master Servicer) or a copy of any letter of credit and any related transfer documents;

     (19) for a hospitality property, copies of franchise agreements, if any, and franchisor comfort letters, if any;

     (20) (A) for the 111 Eighth Avenue Mortgage Loan, a copy of the executed
GCCFC 2004-GG1 Pooling and Servicing Agreement, (B) for the 731 Lexington
Avenue-Bloomberg Headquarters Mortgage Loan, a copy of the executed COMM
2004-LNB3 Pooling and Servicing Agreement and (C) for the Two Gateway Center
Mortgage Loan, a copy of the executed GMACCM 2004-C1 Pooling and Servicing
Agreement; and

     (21) a checklist of documents included in the Mortgage File,

     provided, that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

     Notwithstanding the foregoing, (i) with respect to the 111 Eighth Avenue
Mortgage Loan, "Mortgage File" shall mean the original Mortgage Notes in the aggregate amount of $85,000,000 pertaining to the 111 Eighth Avenue Mortgage
Loan and copies of each other document contained in the mortgage file relating to the 111 Eighth Avenue Whole Loan held by the GCCFC 2004-GG1 Trustee, (ii)
with respect to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan,
"Mortgage File" shall mean the original Mortgage Note in the amount of
$50,000,000 pertaining to the 731 Lexington Avenue-Bloomberg Headquarters
Mortgage Loan and copies of each other document contained in the mortgage file relating to the 731 Lexington Avenue-Bloomberg Headquarters Whole Loan held by the COMM 2004-LNB3 Trustee, and (iii) with respect to the Two Gateway Center
Mortgage Loan, "Mortgage File" shall mean the original Mortgage Note in the amount of $50,000,000 pertaining to the Two Gateway Center Mortgage Loan and copies of each other document contained in the mortgage file relating to the Two
Gateway Center Whole Loan held by the GMACCM 2004-C1 Trustee.

     "Mortgage Loan": Each of the mortgage loans or mortgage loan interests held by REMIC I, transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund (including, without limitation, all
Replacement Mortgage Loans, REO Loans and Specially Serviced Mortgage Loans). As
used herein, unless specifically provided otherwise, the term "Mortgage Loan"
includes: (i) the related Mortgage Note, Mortgage, participation certificate or agreement and/or other security documents contained in the related Mortgage File and (ii) the 111 Eighth Avenue Mortgage Loan, the 731 Lexington Avenue-Bloomberg
Headquarters Mortgage Loan, the Jersey Gardens Mortgage Loan, the Two Gateway
Center Mortgage Loan, the Military Circle Mortgage Loan and the Providence
Biltmore Hotel Mortgage Loan (which are part of the Trust Fund) but excludes the
B Notes, the Non-Serviced Companion Loans and the Serviced Companion Loans
(which are not part of the Trust Fund).

                                       66

     "Mortgage Loan Purchase Agreement": With respect to any Mortgage Loan
Seller, each agreement between the Depositor and such Mortgage Loan Seller relating to the transfer of all of such Mortgage Loan Seller's right, title and interest in and to the related Mortgage Loans.

     "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the
Closing Date to the Trustee as part of the Trust Fund, attached hereto as
Schedule I, which list sets forth the following information with respect to each
Mortgage Loan:

     (i) the control number, the loan number (if any) and name of the Mortgaged
Property;

     (ii) the street address (including city, state and zip code) of the related
Mortgaged Property;

     (iii) the (A) Mortgage Rate in effect as of the Cut-off Date and (B)
whether such Mortgage Loan is an Adjustable Rate Mortgage Loan or a Fixed Rate
Loan;

     (iv) the original principal balance;

     (v) the Cut-off Date Principal Balance;

     (vi) the (A) remaining term to stated maturity, (B) with respect to any ARD
Loan, the Anticipated Repayment Date and (C) Stated Maturity Date;

     (vii) the Due Date;

     (viii) the amount of the Monthly Payment due on the first Due Date following the Cut-off Date;

     (ix) in the case of any Adjustable Rate Mortgage Loan, the (A) Index, (B)
Gross Margin, (C) first Interest Rate Adjustment Date following the Cut-off Date and the frequency of Mortgage Rate adjustments, and (D) maximum and minimum lifetime Mortgage Rate;

     (x) whether such Mortgage Loan is an ARD Loan, a Credit Lease Loan, or a
Defeasance Loan;

     (xi) in the case of a Credit Lease Loan, the identity of the Tenant and the
Guarantor under any applicable Guaranty, and the publicly available corporate credit ratings of such Tenant and Guarantor as of the Closing Date;

     (xii) the Servicing Fee Rate; and

     (xiii) whether such Mortgage Loan (A) is covered by an Environmental
Policy, (B) is a Cross-Collateralized Mortgage Loan, (C) is subject to a Ground
Lease and (D) has a letter of credit as part of the related Mortgage File.

                                       67

     Such schedule shall also set forth the aggregate Cut-off Date Principal
Balance for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

     "Mortgage Loan Seller": Each of GMACCM, GACC and MSMC.

     "Mortgage Note": The original executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

     "Mortgage Pool": Collectively, all of the Mortgage Loans (including any REO
Loans and Replacement Mortgage Loans, but excluding Deleted Mortgage Loans). As used herein, unless specifically provided otherwise, the term "Mortgage Pool"
includes the 111 Eighth Avenue Mortgage Loan, the 731 Lexington Avenue-Bloomberg
Headquarters Mortgage Loan, the Jersey Gardens Mortgage Loan, the Two Gateway
Center Mortgage Loan, the Military Circle Mortgage Loan and the Providence
Biltmore Hotel Mortgage Loan, but excludes the B Notes, the Non-Serviced
Companion Loans and the Serviced Companion Loans.

     "Mortgage Rate": With respect to: (i) any Mortgage Loan, Serviced Companion
Loan or Serviced B Note on or prior to its Maturity Date, the fixed or adjustable annualized rate (not including, in the case of any ARD Loan, any increase in the rate of interest to the Revised Rate) at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan,
Serviced Companion Loan or Serviced B Note from time to time in accordance with the terms of the related Mortgage Note (as such may be modified at any time following the Closing Date) and applicable law; (ii) any Mortgage Loan, Serviced
Companion Loan or Serviced B Note after its Maturity Date, the annualized rate described in clause (i) above determined without regard to the passage of such
Maturity Date; and (iii) any REO Loan, the annualized rate described in clause
(i) or (ii), as applicable, above determined as if the predecessor Mortgage
Loan, Serviced Companion Loan or Serviced B Note had remained outstanding.

     "Mortgaged Property": Individually and collectively, as the context may require, the real property interest (together with all improvements and fixtures thereon) subject to the lien of a Mortgage and constituting collateral for a
Mortgage Loan and, if applicable, any related Serviced Companion Loan or
Serviced B Note. With respect to any Cross-Collateralized Mortgage Loan, as the context may require, "Mortgaged Property" may mean, collectively, all the
Mortgaged Properties securing such Cross-Collateralized Mortgage Loan.

     "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

     "MSMC": Morgan Stanley Mortgage Capital Inc. and its successors and assigns.

     "Net Aggregate Prepayment Interest Shortfall": With respect to any
Distribution Date, the amount, if any, by which (a) the aggregate of all
Prepayment Interest Shortfalls with respect to the Mortgage Loans incurred in connection with the receipt of Principal Prepayments on the Mortgage Loans during the related Collection Period, exceeds (b) the aggregate amount deposited by the Master Servicer in the Distribution Account for such Distribution Date pursuant to Section 3.20(f) in connection with such Prepayment Interest
Shortfalls.

                                       68

     "Net Investment Earnings": With respect to any Investment Account for any
Collection Period, the amount, if any, by which the aggregate of all interest and other income realized during such Collection Period on funds relating to the
Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of such funds in accordance with Section 2.02(f) and Section 3.06.

     "Net Investment Loss": With respect to any Investment Account for any
Collection Period, the amount by which the aggregate of all losses, if any, incurred during such Collection Period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section
2.02(f) and Section 3.06, exceeds the aggregate of all interest and other income realized during such Collection Period on such funds; provided, Net Investment
Loss shall not include any loss with respect to such investment that is incurred solely as a result of the insolvency of the federally or state chartered depository institution or trust company that holds such Investment Account so long as such depository institution or trust company satisfied the qualifications set forth in the definition of Eligible Account at the time such investment was made and also as of a date no earlier than 60 days prior to the insolvency, and so long as such depository institution or trust company is not an Affiliate of the Person maintaining such Investment Account.

     "Net Mortgage Rate": With respect to any Mortgage Loan, any Serviced
Companion Loan, any Serviced B Note or any REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate then in effect, minus the Servicing Fee Rate (and, in the case of each Non-Serviced
Mortgage Loan, the applicable servicing fee rate payable pursuant to the related
Other Pooling and Servicing Agreement), but, with respect to each Mortgage Loan for purposes of calculating the REMIC I Remittance Rate, the REMIC II Remittance
Rate and Weighted Average Net Mortgage Rate, determined without regard to any modification, waiver or amendment of the terms of such Mortgage Loan, whether agreed to by the Master Servicer or Special Servicer or resulting from (i) the bankruptcy, insolvency or similar proceeding involving the related Mortgagor or
(ii) the increase in the interest rate attributable to the Revised Rate to any
ARD Loan and, with respect to any Mortgage Loan that does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, the Net Mortgage
Rate of such Mortgage Loan for such purposes for any one-month preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related Mortgage Rate (net of the related Servicing Fee Rate (and, in the case of the Non-Serviced Mortgage Loans, the applicable servicing fee rate payable pursuant to the related Other Pooling and Servicing Agreement)); provided, however, that with respect to the Interest Reserve Loans, (i) the Net Mortgage
Rate for the one-month period preceding the Due Dates in (a) January of each calendar year that is not a leap year and (b) February of each calendar year, will be determined net of the Withheld Amounts and (ii) the Net Mortgage Rate
for the one-month period preceding the Due Dates in March of each calendar year will be determined after taking into account the addition of the Withheld
Amounts.

     "Net Operating Income": With respect to any Mortgaged Property, for any specified period, the net operating income calculated in accordance with the
CMSA NOI Adjustment Worksheet using the methodologies set forth in Exhibit F.

                                       69

     "Nonrecoverable Advance": Any Nonrecoverable Delinquency Advance or
Nonrecoverable Servicing Advance. Workout-Delayed Reimbursement Amounts shall constitute a Nonrecoverable Advance only when the Person making such determination in accordance with the procedures specified in the definition of
Nonrecoverable Delinquency Advance or Nonrecoverable Servicing Advance, as
applicable, has determined that such Workout-Delayed Reimbursement Amounts, together with any accrued and unpaid interest thereon, will not be ultimately recoverable from Late Collections on or in respect of such related Mortgage Loan and/or REO Loan.

     "Nonrecoverable Delinquency Advance": Any Delinquency Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan (other than the 111 Eighth Avenue Mortgage Loan or a related REO Loan) which, in the judgment of the Master Servicer, the Special Servicer, the Trustee or the Fiscal
Agent as applicable, will not be ultimately recoverable (together with Advance
Interest thereon) from Late Collections on or in respect of such Mortgage Loan or REO Loan (which shall be evidenced by an Officer's Certificate as provided by
Section 4.03(b)). With respect to the 111 Eighth Avenue Mortgage Loan (or related REO Loan), (i) any 111 Eighth Avenue Nonrecoverable Delinquency Advance
or (ii) any Delinquency Advance previously made or proposed to be made that is allocable to the 111 Eighth Avenue Mortgage Loan and that in the judgment of the
Master Servicer, the Trustee or the Fiscal Agent, as applicable, will not be ultimately recoverable from amounts received by the Master Servicer with respect to the 111 Eighth Avenue Mortgage Loan (which, with respect to the Master
Servicer, shall be evidenced by an Officer's Certificate as provided by Section
4.03(b)). Subject to Section 4.03(b), with respect to any Serviced Companion
Loan, any advance of principal and/or interest made, or proposed to be made, on such Serviced Companion Loan which, in the judgment of the applicable Serviced
Companion Loan Master Servicer or Serviced Companion Loan Trustee, will not ultimately be recoverable (together with any interest thereon) from late payments, insurance proceeds, liquidation proceeds or any other recovery on or in respect of such Serviced Companion Loan in accordance with the related
Serviced Companion Loan Securitization Agreement.

     "Nonrecoverable Emergency Advance": (i) Any Emergency Advance previously made or proposed to be made in respect of a Specially Serviced Mortgage Loan or any REO Property which, in the judgment of the Master Servicer, the Special
Servicer, the Trustee or Fiscal Agent, as applicable, will not be ultimately recoverable (together with Advance Interest thereon) from Late Collections on or in respect of such Specially Serviced Mortgage Loan or REO Property, which shall be evidenced by an Officer's Certificate as provided by Section 3.20(c).

     "Nonrecoverable Servicing Advance": (i) Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan (other than the
Non-Serviced Mortgage Loans) or any Serviced Whole Loan or any REO Property
which, in the judgment of the Master Servicer, the Special Servicer, the Trustee
or Fiscal Agent, as applicable, will not be ultimately recoverable (together with Advance Interest thereon) from Late Collections on or in respect of such
Mortgage Loan, Serviced Whole Loan or REO Property, which shall be evidenced by an Officer's Certificate as provided by Section 3.11(h), (ii) any 111 Eighth
Avenue Nonrecoverable Servicing Advance, (iii) any 731 Lexington
Avenue-Bloomberg Headquarters Nonrecoverable Servicing Advance, and (iv) any Two
Gateway Center Nonrecoverable Servicing Advance.

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     "Non-Registered Certificate": Unless and until registered under the
Securities Act, any Class X-1, Class X-2, Class F, Class G, Class H, Class J,
Class K, Class L, Class M, Class N, Class O, Class P, Class Q or Residual
Certificate.

     "Non-Serviced Companion Loan": Each of the 111 Eighth Avenue Companion
Loans, the 731 Lexington Avenue-Bloomberg Headquarters Companion Loans and the
Two Gateway Center Companion Loan.

     "Non-Serviced Companion Loan Holder": Each of the 111 Eighth Avenue
Companion Loan Holders, the 731 Lexington Avenue-Bloomberg Headquarters
Companion Loan Holders and the Two Gateway Center Companion Loan Holder.

     "Non-Serviced Companion Loan Master Servicer": With respect to any
Non-Serviced Companion Loan, the master servicer appointed and acting pursuant to the Non-Serviced Companion Loan Securitization Agreement, if any, related to such Non-Serviced Companion Loan.

     "Non-Serviced Companion Loan Securities": For so long as the Non-Serviced
Mortgage Loan related thereto or any successor REO Loan thereof is part of the
Mortgage Pool, any class of securities backed by a Non-Serviced Companion Loan.
Any reference herein to a "series" of Non-Serviced Companion Loan Securities shall refer to separate securitizations of one or more Non-Serviced Companion
Loans.

     "Non-Serviced Companion Loan Securitization Agreement": With respect to any
Non-Serviced Companion Loan, any agreement under which any certificates evidencing interests in such Non-Serviced Companion Loan are issued, as from time to time amended, supplemented or modified.

     "Non-Serviced Companion Loan Trustee": With respect to any Non-Serviced
Companion Loan, the trustee with respect to such Non-Serviced Companion Loan appointed and acting under the related Non-Serviced Companion Loan
Securitization Agreement, if any.

     "Non-Serviced Mortgage Loan": Each of the 111 Eighth Avenue Mortgage Loan,
the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and the Two
Gateway Center Mortgage Loan, as the context may require.

     "Non-Serviced Mortgage Loan Service Providers": Each of the 111 Eighth
Avenue Service Providers, the 731 Lexington Avenue-Bloomberg Headquarters
Service Providers and the Two Gateway Center Service Providers, as the context may require.

     "Non-Serviced Whole Loan": Each of the 111 Eighth Avenue Whole Loan, the
731 Lexington Avenue-Bloomberg Headquarters Whole Loan and the Two Gateway
Center Whole Loan, as the context may require.

     "Non-Serviced Whole Loan Custodial Account": With respect to each
Non-Serviced Whole Loan, the account or accounts maintained by the related Other
Servicer pursuant to the Other Pooling and Servicing Agreement, as applicable, on behalf of the Certificateholders and

                                       71

the holders of the related Non-Serviced Companion Loan Securities and/or
Non-Serviced Companion Loan Holders.

     "Officer's Certificate": A certificate signed, as applicable, by a
Servicing Officer of the Master Servicer or the Special Servicer or by a
Responsible Officer of the Trustee.

     "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for the Depositor, the Master Servicer or the
Special Servicer, acceptable and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of REMIC I, REMIC II or
REMIC III as a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who is in fact Independent of the Depositor, the Master
Servicer and the Special Servicer.

     "Option": As defined in Section 3.18.

     "Option Holder": As defined in Section 3.18.

     "Option Notice": As defined in Section 3.18.

     "Option Purchase Price": As defined in Section 3.18.

     "Other Depositor": With respect to each Other Pooling and Servicing
Agreement, the related depositor thereunder.

     "Other Indemnified Parties": As defined in Section 6.07.

     "Other Pooling and Servicing Agreement": Any of the COMM 2004-LNB3 Pooling
and Servicing Agreement, the GCCFC 2004-GG1 Pooling and Servicing Agreement, the
GMACCM 2004-C1 Pooling and Servicing Agreement, or a Serviced Companion Loan
Securitization Agreement, as applicable, each as from time to time amended, supplemented or modified.

     "Other Servicer": With respect to each Other Pooling and Servicing
Agreement, the related master servicer thereunder.

     "Other Special Servicer": With respect to each Other Pooling and Servicing
Agreement, the related special servicer thereunder.

     "Other Trust Fund": With respect to each Other Pooling and Servicing
Agreement, the related trust fund created thereunder.

     "Other Trustee": With respect to each Other Pooling and Servicing
Agreement, the related trustee thereunder.

     "OTS": The Office of Thrift Supervision or any successor thereto.

     "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof may have and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

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     "Pass-Through Rate": With respect to:

     (i) the Class A-1, Class A-1A, Class A-2, and Class A-3 Certificates, the
fixed rate per annum specified for such Class in the Preliminary Statement;

     (ii) the Class A-4, Class B, Class C, Class D, Class E, Class F and Class G
Certificates, for any Distribution Date, the lesser of the fixed rate per annum specified for such Class in the Preliminary Statement and the Weighted Average
Net Mortgage Rate for such Distribution Date; and

     (iii) the Class H Certificates, for any Distribution Date, the Weighted
Average Net Mortgage Rate;

     (iv) the Class J, Class K, Class L, Class M, Class N, Class O and Class P
Certificates, for any Distribution Date, the lesser of 4.955% and the Weighted
Average Net Mortgage Rate;

     (v) the Class X-1 Certificates, the Class X-1 Pass-Through Rate; and

     (vi) the Class X-2 Certificates, the Class X-2 Pass-Through Rate.

     The Class Q Certificates and the Residual Certificates do not have a
Pass-Through Rate.

     "Payment Adjustment Date": With respect to each Adjustable Rate Mortgage
Loan, if any, any date on which the related Monthly Payment is subject to adjustment pursuant to the related Mortgage Note. The first Payment Adjustment
Date subsequent to the Cut-off Date for each Adjustable Rate Mortgage Loan, if any, is specified in the Mortgage Loan Schedule, and successive Payment
Adjustment Dates for such Adjustable Rate Mortgage Loan shall thereafter periodically occur with the frequency specified in the Mortgage Loan Schedule.

     "Payment Priority": With respect to any Class of Certificates, the priority of the Holders thereof in respect of the Holders of the other Classes of
Certificates to receive distributions out of the Available Distribution Amount for any Distribution Date, as set forth in Section 4.01(c) hereof.

     "Penalty Charges": With respect to any Mortgage Loan, Serviced Companion
Loan or Serviced B Note (or successor REO Loan), any amounts collected thereon that represent late payment charges or Default Interest.

     "Percentage Interest": With respect to any REMIC III Regular Certificate, the portion of the relevant Class evidenced by such Certificate, expressed as a percentage, the numerator of which is the Certificate Principal Balance or the
Certificate Notional Amount of such Certificate as of the Closing Date, as specified on the face thereof, and the denominator of which is the Initial Class
Principal Balance or Initial Class Notional Amount of the relevant Class. With respect to a Class Q Certificate or a Residual Certificate, the percentage interest in distributions to be made with respect to the relevant Class, as stated on the face of such Certificate.

     "Permitted Investments": Securities, instruments, or security entitlements with respect to one or more of the following:

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     (1) obligations of or guaranteed as to principal and interest by the United
States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

     (2) repurchase agreements on obligations specified in clause (i) maturing not more than 30 days from the date of acquisition thereof; provided, that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

     (3) federal funds, unsecured certificates of deposit, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided, that the short-term debt obligations of such depository institution or trust company at all times since the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available;

     (4) commercial paper (having original maturities of not more than 365 days)
of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each Rating Agency in its highest short-term rating available; provided, that such commercial paper shall have a remaining maturity of not more than 30 days;

     (5) a money market fund (including those managed or advised by the Trustee or its affiliates) rated by each Rating Agency (if so rated by such Rating
Agency) in its highest rating category and any other money market fund with respect to which a Rating Agency Confirmation has been received;

     (6) commercial paper of issuers rated by each Rating Agency in its highest short-term rating available; provided, that such obligations shall have a remaining maturity of not more than 30 days and such obligations are limited to the right to receive only monthly principal and interest payments;

     (7) short-term debt obligations of issuers rated A-1 (or the equivalent) by each Rating Agency having a maturity of not more than 30 days; provided, that the total amount of such investment does not exceed the greater of (A) 20% of the then outstanding principal balance of the Certificates, and (B) the amount of monthly principal and interest payments (other than Balloon Payments) payable on the Mortgage Loans during the preceding Collection Period; provided, further, and notwithstanding the preceding proviso, that if all of the Mortgage Loans are fully amortizing, then the amount of such investment shall not exceed the amount of monthly principal and interest payments (other than Balloon Payments) payable on the Mortgage Loans during the preceding Collection Period;

     (8) fully Federal Deposit Insurance Corporation-insured demand and time deposits in, or certificates of deposit of, or bankers' acceptances issued by, any bank or trust

                                       74

company, savings and loan association or savings bank, the short term obligations of which are rated in the highest short term rating category by each
Rating Agency; and

     (9) other obligations or securities that are acceptable to each Rating
Agency as a Permitted Investment hereunder and which would not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates or Serviced Companion Loan Securities by each such
Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment (A) unless it has a predetermined fixed dollar amount of principal due at maturity that cannot vary or change, and its interest rate is tied to a single interest rate index plus a single fixed spread (if any) and moves proportionately with such index and (B) if it represents, (1) the right to receive only interest payments with respect to the underlying debt instrument, (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations, (3) an obligation that has a remaining maturity of greater than 365 days from the date of acquisition thereof. References herein to the highest rating available on money market funds shall mean "AAAm" in the case of Standard & Poor's and "Aaa" in the case of
Moody's, and references herein to the highest rating available on unsecured commercial paper and short-term debt obligations shall mean "A-1+" in the case of Standard & Poor's and "P-1" in the case of Moody's.

     "Permitted Transferee": Any Transferee other than (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii)
any organization (other than certain farmers' cooperatives described in Section
521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, (v) any electing large partnership under
Section 775 of the Code and (vi) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a
Residual Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such
Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     "Person": Any legal person, including, without limitation, any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Plan": As defined in Section 5.02(c)(i).

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     "Post-Determination Date Payment Report": A report prepared by the Master
Servicer showing all payments received after the Determination Date.

     "Preliminary Statement": The introductory section in this Agreement under the heading "Preliminary Statement" starting on page 1 hereof.

     "Prepayment Assumption": A CPR of 0% and an assumption that a Principal
Prepayment in full will be made on any ARD Loan on its Anticipated Repayment
Date, used for determining the accrual of original issue discount, market discount and premium, if any, on the REMIC I Regular Interests, the REMIC II
Regular Interests and the Certificates for federal income tax purposes.

     "Prepayment Interest Excess": With respect to any Mortgage Loan (other than a Late Due Date Mortgage Loan or a Non-Serviced Mortgage Loan), Serviced
Companion Loan or Serviced B Note that was subject to a Principal Prepayment in full or in part during any Collection Period, which Principal Prepayment was received following the Due Date for such Mortgage Loan, Serviced Companion Loan or Serviced B Note, as the case may be, in such Collection Period, the amount of interest (net of related Servicing Fees and, if applicable, Excess Interest)
accrued on the amount of such Principal Prepayment during the period from and after such Due Date, to the extent collected (without regard to any Prepayment
Premium that may have been collected).

     "Prepayment Interest Shortfall": With respect to any Mortgage Loan (other than a Late Due Date Mortgage Loan or a Non-Serviced Mortgage Loan) or, solely for purposes of Section 4.02(a)(xx), any Serviced Companion Loan or Serviced B
Note that was subject to a Principal Prepayment in full or in part (including, without limitation, an early Balloon Payment) during any Collection Period, which Principal Prepayment was received prior to the Due Date for such Mortgage
Loan, Serviced Companion Loan or Serviced B Note, as the case may be, in such
Collection Period, the amount of interest that would have accrued at the related
Net Mortgage Rate on the amount of such Principal Prepayment during the period from the date as of which such Principal Prepayment was applied to such Mortgage
Loan, Serviced Companion Loan or Serviced B Note to but not including such Due
Date, to the extent not collected from the related Mortgagor (without regard to any Prepayment Premium or Excess Interest that may have been collected).

     "Prepayment Premium": Any premium, penalty, yield maintenance charge or fee paid or payable, as the context requires, by a Mortgagor in connection with a
Principal Prepayment on, or other early collection of principal of, a Mortgage
Loan, Serviced Companion Loan, Serviced B Note or REO Loan.

     "Primary Servicing Office": With respect to each of the Master Servicer and the Special Servicer, the office thereof primarily responsible for performing its respective duties under this Agreement; initially located in Pennsylvania, in the case of the Master Servicer, and Kansas, in the case of the Special
Servicer.

     "Principal Allocation Fraction": With respect to:

                                       76

     (i) Any Prepayment Premium collected from a Group 1 Mortgage Loan, any
Distribution Date and each Class A-1, Class A-1A, Class A-2, Class A-3, Class
A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates, a fraction, the numerator of which is the portion of the Loan
Group 1 Principal Distribution Amount allocable to such Class of Certificates for such Distribution Date and the denominator of which is the Loan Group 1
Principal Distribution Amount for all Classes of Certificates as of such
Distribution Date; and

     (ii) Any Prepayment Premium collected from a Group 2 Mortgage Loan, any
Distribution Date and each of Class A-1, Class A-1A, Class A-2, Class A-3, Class
A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates, a fraction, the numerator of which is the portion of the Loan
Group 2 Principal Distribution Amount allocable to such Class of Certificates for such Distribution Date and the denominator of which is the Loan Group 2
Principal Distribution Amount for all Classes of Certificates as of such
Distribution Date.

     "Principal Balance Certificate": Any REMIC III Regular Certificate other than a Class X-1 or Class X-2 Certificate.

     "Principal Distribution Amount": With respect to any Distribution Date, the aggregate of (i) the Current Principal Distribution Amount for such Distribution
Date and (ii) if such Distribution Date is after the initial Distribution Date, the excess, if any, of the Principal Distribution Amount for the preceding
Distribution Date over the aggregate distributions of principal made on the
Principal Balance Certificates in respect of such Principal Distribution Amount on the preceding Distribution Date; provided, that the Principal Distribution
Amount for any Distribution Date shall be increased or reduced, as applicable, in accordance with Section 4.03(d).

     "Principal Prepayment": Any payment of principal made by the Mortgagor on a
Mortgage Loan, Serviced Companion Loan or Serviced B Note which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "Privileged Person": The Depositor, the Master Servicer, the Special
Servicer, the Trustee, a Rating Agency, a designee of the Depositor, each
Serviced Companion Loan Holder, each Serviced B Note Holder and any Person who provides the Trustee with an Investor Certification.

     "Proposed Plan": As defined in Section 3.17(a)(iii).

     "Prospectus": The Prospectus dated May 26, 2004, as supplemented by the
Prospectus Supplement.

     "Prospectus Supplement": The Prospectus Supplement, dated August 2, 2004, relating to the offering of the Registered Certificates.

     "Providence Biltmore Hotel B Note": As defined in the Preliminary
Statement.

                                       77

     "Providence Biltmore Hotel B Note Holder": Any holder of the Providence
Biltmore Hotel B Note.

     "Providence Biltmore Hotel B Note Service Providers": With respect to the
Providence Biltmore Hotel B Note, if it has been deposited into a securitization trust, the related trustee, master servicer, special servicer and any other
Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related pooling and servicing agreement or similar agreement.

     "Providence Biltmore Hotel Change of Control Event": A Providence Biltmore
Hotel Change of Control Event shall exist if: (a)(1) the initial principal balance of the Providence Biltmore Hotel B Note minus (2) the sum of (x) any payments of principal (whether as Principal Prepayments or otherwise) allocated to, and received on, the Providence Biltmore Hotel B Note after the Cut-off
Date, (y) any Appraisal Reduction Amounts for the Providence Biltmore Hotel B
Note and (z) any losses realized or allocated to the Providence Biltmore Hotel B
Note, is less than (b) 25% of an amount equal to (1) the initial principal balance of the Providence Biltmore Hotel B Note minus (2) any payments of principal (whether as Principal Prepayments or otherwise) allocated to, and received on, the Providence Biltmore Hotel B Note after the Cut-off Date. For purposes of determining whether a Providence Biltmore Hotel Change of Control
Event exists for the Providence Biltmore Hotel Whole Loan, Appraisal Reduction
Amounts for the Providence Biltmore Hotel Whole Loan shall be allocated first to the Providence Biltmore Hotel B Note, and then to the Providence Biltmore Hotel
Mortgage Loan (provided in each case any such Appraisal Reduction Amount shall not be allocated to the Providence Biltmore Hotel B Note to the extent (but only to the extent) that the principal balance of the Providence Biltmore Hotel B
Note, net of such Appraisal Reduction Amounts, would be less than zero).

     "Providence Biltmore Hotel Cure Period": As defined in Section 3.32(g)(i).

     "Providence Biltmore Hotel Event of Default": An "Event of Default" as
defined under the Providence Biltmore Hotel Whole Loan documents.

     "Providence Biltmore Hotel Grace Period": As defined in Section 3.32(g)(i).

     "Providence Biltmore Hotel Intercreditor Agreement": With respect to the
Providence Biltmore Hotel Mortgage Loan and the Providence Biltmore Hotel B
Note, that certain co-lender agreement, dated as of July 1, 2004, by and between
GMAC Commercial Mortgage Bank, as initial holder of the Providence Biltmore
Hotel Mortgage Loan and GMAC Commercial Mortgage Bank, as the initial Providence
Biltmore Hotel B Note Holder.

     "Providence Biltmore Hotel Monetary Default": As defined in Section
3.32(g)(i).

     "Providence Biltmore Hotel Monetary Default Notice": As defined in Section
3.32(g)(i).

     "Providence Biltmore Hotel Mortgage Loan": As defined in the Preliminary
Statement.

     "Providence Biltmore Hotel Non-Monetary Default": As defined in Section
3.32(g)(ii).

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     "Providence Biltmore Hotel Non-Monetary Default Cure Period": As defined in
Section 3.32(g)(ii).

     "Providence Biltmore Hotel Non-Monetary Default Notice": As defined in
Section 3.32(g)(ii).

     "Providence Biltmore Hotel Operating Advisor": A third party operating advisor appointed by the Providence Biltmore Hotel B Note Holder in accordance with Section 3.32(a).

     "Providence Biltmore Hotel Threshold Event Collateral": Either (a) cash collateral for the benefit of the Trustee (in such capacity), or (b) an unconditional and irrevocable standby letter of credit (with Trustee as beneficiary) issued by a bank or other financial institutions the long-term unsecured debt obligations of which are rated at least "AA" by Standard & Poor's and "Aa2" by Moody's or the short term obligations of which are rated at least
"A-1+" by Standard & Poor's and "P-1" by Moody's.

     The Providence Biltmore Hotel Threshold Event Collateral shall be considered a "credit enhancement contract" within the meaning of the provisions of the Code regarding REMICs.

     "Providence Biltmore Hotel Threshold Event Cure": As defined in Section
3.32(e).

     "Providence Biltmore Hotel Whole Loan": As defined in the Preliminary
Statement.

     "PTCE 95-60": As defined in Section 5.02(c)(ii).

     "Purchase Price": With respect to any Mortgage Loan, the Purchase Price shall be equal to the following:

     (a) the outstanding principal balance of such Mortgage Loan as of the date of purchase; plus

     (b) all accrued and unpaid interest on such Mortgage Loan at the related
Mortgage Rate in effect from time to time to but not including the Due Date in the Collection Period of purchase; plus

     (c) all related unreimbursed Servicing Advances; plus

     (d) all accrued and unpaid Advance Interest in respect of related Advances;
plus

     (e) if such Mortgage Loan is being purchased by a Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement, (i) all expenses incurred or to be incurred by the Master Servicer, the Special
Servicer, the Depositor and the Trustee in respect of the Breach or Document
Defect giving rise to the repurchase obligation and (ii) the aggregate amount of all Special Servicing Fees, Advance Interest (to the extent, if any, not included in clause (d) above) in respect of related Advances and Additional
Trust Fund Expenses incurred prior to such date of purchase and, in each case, in respect of the related Mortgage Loan and, if the applicable Mortgage Loan
Seller repurchases such Mortgage Loan after more than 180 days

                                       79

following its receipt of written notice of a Material Breach, the applicable
Mortgage Loan Seller will also be required to pay a Liquidation Fee.

     With respect to the 111 Eighth Avenue Mortgage Loan, the Purchase Price
shall also include amounts received hereunder from the related 111 Eighth Avenue
Service Provider in connection with the purchase thereof by the holder of the
111 Eighth Avenue B Note pursuant to the terms of the 111 Eighth Avenue
Intercreditor Agreement.

     With respect to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage
Loan, the Purchase Price shall also include amounts received hereunder from the related 731 Lexington Avenue-Bloomberg Headquarters Service Provider in
connection with the purchase thereof by the holder of the 731 Lexington
Avenue-Bloomberg Headquarters B Note pursuant to the terms of the 731 Lexington
Avenue-Bloomberg Headquarters Mortgage Loan Intercreditor Agreement.

     With respect to the Military Circle Mortgage Loan, if such Mortgage Loan is being purchased pursuant to the Military Circle B Note Holder Purchase Right,
without duplication of amounts payable pursuant to clauses (a) through (e)
above, the Purchase Price shall include all related accrued and unpaid, or unreimbursed, Servicing Fees, Special Servicing Fees, Workout Fees and, if the
Purchase Price is being paid in connection with the exercise of a Military
Circle B Note Holder Purchase Right more than 90 days following the commencement of a Military Circle B Note Holder Purchase Right Period, Liquidation Fees.

     With respect to the Providence Biltmore Hotel Mortgage Loan, if such
Mortgage Loan is being purchased pursuant to the right of the Providence
Biltmore Hotel B Note Holder under the related Intercreditor Agreement, without duplication of amounts payable pursuant to clauses (a) through (e) above, the
Purchase Price shall include all related accrued and unpaid, or unreimbursed,
Servicing Fees, Special Servicing Fees, Workout Fees and, to the extent set forth in the related Intercreditor Agreement, Liquidation Fees.

     The Purchase Price for any Cross-Collateralized Mortgage Loan that is required to be repurchased pursuant to Section 2.03(a) as a result of a Breach or Document Defect shall include such additional amounts as are required to satisfy the "release price" requirements of the applicable Mortgage Loan documents. With respect to any REO Property, the amount calculated in accordance with the first sentence of this definition in respect of the related REO Loan.

     "Qualified Appraiser": In connection with the appraisal of any Mortgaged
Property or REO Property, an Independent MAI-designated appraiser or, if a
MAI-designated appraiser is not reasonably available, a state certified appraiser, in each case, with at least five (5) years experience in appraising similar types of property.

     "Qualified Institutional Buyer": A "qualified institutional buyer" as defined under Rule 144A promulgated under the Securities Act.

     "Qualified Insurer": An insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction.

     "Qualifying Substitute Mortgage Loan": In the case of a Deleted Mortgage
Loan, a mortgage loan which, on the date of substitution, (i) has a principal balance, after deduction of

                                       80

the principal portion of the Monthly Payment due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii)
is accruing interest at a rate of interest at least equal to that of the Deleted
Mortgage Loan; (iii) has a fixed Mortgage Rate if the Deleted Mortgage Loan is a
Fixed Rate Mortgage Loan and an adjustable Mortgage Rate (with the same Index,
Gross Margin and frequency of Interest Rate Adjustment Dates and Payment
Adjustment Dates as the Deleted Mortgage Loan) if the Deleted Mortgage Loan is
an Adjustable Rate Mortgage Loan; (iv) is accruing interest on the same basis
(for example, a 360-day year consisting of twelve 30-day months) as the Deleted
Mortgage Loan; (v) has a remaining term to stated maturity or Anticipated
Repayment Date, in the case of any ARD Loan, not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (vi) has an original
Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the principal balance on the date of substitution divided by its Appraised Value as determined by an Appraisal dated not more than twelve months prior to the date of substitution) not higher than the then current Loan-to-Value Ratio of the Deleted Mortgage Loan; (vii) will comply with all of the representations and warranties relating to Mortgage Loans set forth in the related Mortgage Loan Purchase Agreement, as of the date of substitution; (viii) has an Environmental Assessment relating to the related
Mortgaged Property in its Servicing File; (ix) has a Debt Service Coverage Ratio
equal to or greater than that of the Deleted Mortgage Loan; (x) has been approved by the Majority Certificateholder of the Controlling Class (and the
applicable Mortgage Loan Seller shall pay the reasonable expenses of the due diligence (including reasonable legal fees) incurred by the Majority
Certificateholder of the Controlling Class in reviewing any proposed Qualifying
Substitute Mortgage Loan); (xi) as to which the Trustee has received an Opinion of Counsel, at the related Mortgage Loan Seller's expense, that such Qualifying
Substitute Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; and (xii) with respect to a Group 2
Mortgage Loan, is of the same property type as such Group 2 Mortgage Loan;
provided, that no Qualifying Substitute Mortgage Loan may have a Maturity Date after the date three years prior to the Rated Final Distribution Date; provided, further, that no such Qualifying Substitute Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained. In the event that either one mortgage loan is substituted for more than one Deleted
Mortgage Loan or more than one mortgage loan is substituted for one or more
Deleted Mortgage Loans, then (a) the principal balance referred to in clause (i)
above shall be determined on the basis of aggregate principal balances and (b)
the rates referred to in clauses (ii) and (iii) above and the remaining term to stated maturity referred to in clause (v) above shall be determined on a weighted average basis. Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the
Trustee.

     "Rated Final Distribution Date": The Distribution Date in August 2038.

     "Rating Agency": Each of Moody's and Standard & Poor's; provided, with respect to any Serviced Companion Loan that backs Serviced Companion Loan
Securities, Rating Agency shall include each rating agency then rating any related class of such Serviced Companion Loan Securities or their successors in interest.

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     If a provision in this Agreement fails to specify a rating category for a particular Rating Agency then rating any Serviced Companion Loan Securities, then such provision, if then applicable to a Serviced Whole Loan, shall be construed to include the rating category of such Rating Agency that is equivalent to the lowest specified rating category of those Rating Agencies for which a category is specified in that provision.

     "Rating Agency Confirmation": With respect to any matter and any Rating
Agency, where required under this Agreement, confirmation in writing by such
Rating Agency that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade or qualification of the rating assigned by such Rating Agency to any Class of
Certificates or Serviced Companion Loan Securities, as applicable, then rated by such Rating Agency. For all purposes of this Agreement, the placement by a
Rating Agency of any Class of Certificates or Serviced Companion Loan
Securities, as applicable, on "negative credit watch" shall constitute a qualification of such Rating Agency's rating of such Certificates or Serviced
Companion Loan Securities, as applicable.

     "Realized Loss": With respect to each Defaulted Mortgage Loan as to which a
Final Recovery Determination has been made, or with respect to any REO Loan as to which a Final Recovery Determination has been made as to the related REO
Property, an amount (not less than zero) equal to (i) the unpaid principal balance of such Defaulted Mortgage Loan or REO Loan, as the case may be, as of the Due Date immediately preceding the date the Final Recovery Determination was made, plus (ii) all accrued but unpaid interest on such Defaulted Mortgage Loan or REO Loan, as the case may be (including all Special Servicing Fees, Workout
Fees or other fees, expenses or items with respect to such Defaulted Mortgage
Loan or REO Loan that caused Distributable Certificate Interest not to be paid in full in any prior Interest Accrual Period, but without taking into account the amounts described in clause (iv) of this sentence), at the related Mortgage
Rate to but not including the Due Date in the Collection Period (or, in the case of a Late Due Date Mortgage Loan, the Due Date in the Collection Period
immediately following the Collection Period) in which the Final Recovery
Determination was made, plus (iii) any related unreimbursed Servicing Advances and Delinquency Advances (to the extent not included in clause (ii) above) as of the commencement of the Collection Period in which the Final Recovery
Determination was made, together with any new related Servicing Advances made during such Collection Period, minus (iv) all payments and proceeds, if any, received in respect of such Defaulted Mortgage Loan or REO Loan, as the case may be, during the Collection Period in which such Final Recovery Determination was made (net of any related Liquidation Expenses and compensation payable to the
Master Servicer, the Special Servicer or the Trustee paid therefrom).

     With respect to each Defaulted Mortgage Loan for which a Final Recovery
Determination has been made, to the extent not included in the previous paragraph, Realized Losses include Nonrecoverable Advances for such Mortgage
Loan (including interest on such Nonrecoverable Advances) to the extent amounts have been paid from the Principal Distribution Amount pursuant to Section
3.05(a) hereof.

     With respect to any Mortgage Loan or Serviced Whole Loan as to which any portion of the outstanding principal or accrued interest (other than Excess
Interest) owed thereunder was forgiven in connection with a bankruptcy or similar proceeding involving the related Mortgagor

                                       82

or a modification, waiver or amendment of such Mortgage Loan or Serviced Whole
Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
Section 3.21, the amount of such principal or interest so forgiven.

     With respect to any Mortgage Loan or Serviced Whole Loan as to which the
Mortgage Rate thereon has been permanently reduced for any period in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or Serviced Whole Loan granted or agreed to by the Master Servicer or Special Servicer pursuant to
Section 3.21, the amount of the consequent reduction in the interest portion of each successive Monthly Payment due thereon. Each such Realized Loss shall be deemed to have been incurred on the Due Date for each affected Monthly Payment.

     "Record Date": With respect to any Distribution Date, the last Business Day of the calendar month immediately preceding the month in which such Distribution
Date occurs.

     "Registered Certificates": The Class A-1, Class A-1A, Class A-2, Class A-3,
Class A-4, Class B, Class C, Class D and Class E Certificates.

     "Reimbursement Rate": The rate per annum applicable to the accrual of
Advance Interest, which rate per annum shall be equal to the "prime rate" as published in the "Money Rates" section of The Wall Street Journal, as such
"prime rate" may change from time to time.

     "Related Borrower Group": Any of the groups of Mortgage Loans having the same or related Mortgagors as identified in Annex A to the Prospectus Supplement under the column heading "Related Group."

     "Release Date": As defined in Section 3.08(d).

     "Remaining Certificateholder": Any Holder (or Holders if they act in unanimity) holding 100% of the then outstanding Class J, Class K, Class L, Class
M, Class N, Class O, Class P and Class X Certificates or an assignment of the voting rights thereof; provided, however, that the Certificate Balances of the
Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates have been reduced to zero.

     "REMIC": A "real estate mortgage investment conduit" as defined in Section
860D of the Code.

     "REMIC I": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received or receivable after the Cut-off Date
(other than (a) Excess Interest, (b) any Special Reserve Account, (c) payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date, (d) to the extent properly attributable to any
Serviced Companion Loan or Serviced B Note, all or any portion of the Serviced
Whole Loan Custodial Accounts or the Serviced Whole Loan REO Accounts, and (e)
the Serviced Companion Loan Distribution Accounts), together with the rights under all documents delivered or caused to be delivered under the Mortgage Loan
Purchase Agreements with respect to the Mortgage Loans by the

                                       83

Mortgage Loan Sellers; (ii) the Certificateholders' interest in any REO
Properties acquired in respect of the Mortgage Loans; (iii) the
Certificateholders' interest in such funds or assets (other than Excess
Interest) as from time to time are deposited in the Distribution Account, the
Certificate Account and the REO Account (if established); and (iv) the rights of the Depositor under Sections 2, 4(a) and 6 of each Mortgage Loan Purchase
Agreement.

     "REMIC I Regular Interest": With respect to each Mortgage Loan (and any successor REO Loan), the separate non-certificated beneficial ownership interest in REMIC I issued hereunder and designated as a "regular interest" in REMIC I.
Each REMIC I Regular Interest shall accrue interest at the related REMIC I
Remittance Rate and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial
Uncertificated Principal Balance (which shall equal the Cut-off Date Principal
Balance of the related Mortgage Loan). The designation for each REMIC I Regular
Interest shall be the control number for the initial related Mortgage Loan set forth in the Mortgage Loan Schedule. If a Replacement Mortgage Loan or Loans are
substituted for any Deleted Mortgage Loan, the REMIC I Regular Interest that related to the Deleted Mortgage Loan shall thereafter relate to such Replacement
Mortgage Loan(s).

     "REMIC I Remittance Rate": With respect to any REMIC I Regular Interest for any Distribution Date, a rate per annum equal to the Net Mortgage Rate in effect for the related Mortgage Loan or REO Loan, as the case may be. If any Mortgage
Loan included in the Trust Fund as of the Closing Date is replaced by a
Replacement Mortgage Loan or Loans, the REMIC I Remittance Rate for the related
REMIC I Regular Interest shall still be calculated in accordance with the preceding sentence based on the Net Mortgage Rate for the Deleted Mortgage Loan.

     "REMIC II": The segregated pool of assets consisting of all of the REMIC I
Regular Interests, with respect to which a separate REMIC election is to be made.

     "REMIC II Distribution Amount": As defined in Section 4.01(a).

     "REMIC II Regular Interest": Any of the fifty-four (54) separate non-certificated beneficial ownership interests in REMIC II issued hereunder designated as a "regular interest" in REMIC II and identified individually as
REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B, LA-1-2-C, LA-1A-1,
LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G,
LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-2-A,
LA-2-B, LA-2-C, LA-2-D, LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E,
LA-4-A, LA-4-B, LB, LC, LD, LE, LF-A, LF-B, LF-C, LG-A, LG-B, LG-C, LG-D, LH-A,
LH-B, LH-C, LJ-A, LJ-B, LK-A, LK-B, LL-A, LM, LN, LO and LP. Each REMIC II
Regular Interest shall accrue interest at the related REMIC II Remittance Rate in effect from time to time and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary
Statement hereto. The designations for the respective REMIC II Regular Interests are set forth in the Preliminary Statement hereto.

     Each REMIC II Regular Interest corresponds to a Class of Principal Balance
Certificates and a Class X Component as follows:

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           REMIC II                 CLASS OF PRINCIPAL                CLASS X-1                    CLASS X-2
       REGULAR INTEREST            BALANCE CERTIFICATES               COMPONENT                    COMPONENT
       ----------------            --------------------               ---------                    ---------

Class LA-1-1                    Class A-1                    Class LA-1-1 Component       --
Class LA-1-2-A                  Class A-1                    Class LA-1-2-A Component     Class LA-1-2-A Component
Class LA-1-2-B                  Class A-1                    Class LA-1-2-B Component     Class LA-1-2-B Component
Class LA-1-2-C                  Class A-1                    Class LA-1-2-C Component     Class LA-1-2-C Component
Class LA-1A-1                   Class A-1A                   Class LA-1A-1 Component       --
Class LA-1A-2-A                 Class A-1A                   Class LA-1A-2-A Component    Class LA-1A-2-A Component
Class LA-1A-2-B                 Class A-1A                   Class LA-1A-2-B Component    Class LA-1A-2-B Component
Class LA-1A-2-C                 Class A-1A                   Class LA-1A-2-C Component    Class LA-1A-2-C Component
Class LA-1A-2-D                 Class A-1A                   Class LA-1A-2-D Component    Class LA-1A-2-D Component
Class LA-1A-2-E                 Class A-1A                   Class LA-1A-2-E Component    Class LA-1A-2-E Component
Class LA-1A-2-F                 Class A-1A                   Class LA-1A-2-F Component    Class LA-1A-2-F Component
Class LA-1A-2-G                 Class A-1A                   Class LA-1A-2-G Component    Class LA-1A-2-G Component
Class LA-1A-2-H                 Class A-1A                   Class LA-1A-2-H Component    Class LA-1A-2-H Component
Class LA-1A-2-I                 Class A-1A                   Class LA-1A-2-I Component    Class LA-1A-2-I Component
Class LA-1A-2-J                 Class A-1A                   Class LA-1A-2-J Component    Class LA-1A-2-J Component
Class LA-1A-2-K                 Class A-1A                   Class LA-1A-2-K Component    Class LA-1A-2-K Component
Class LA-1A-2-L                 Class A-1A                   Class LA-1A-2-L Component    Class LA-1A-2-L Component
Class LA-1A-2-M                 Class A-1A                   Class LA-1A-2-M Component    Class LA-1A-2-M Component
Class LA-2-A                    Class A-2                    Class LA-2-A Component       Class LA-2-A Component
Class LA-2-B                    Class A-2                    Class LA-2-B Component       Class LA-2-B Component

                                       85

           REMIC II                 CLASS OF PRINCIPAL                CLASS X-1                    CLASS X-2
       REGULAR INTEREST            BALANCE CERTIFICATES               COMPONENT                    COMPONENT
       ----------------            --------------------               ---------                    ---------

Class LA-2-C                    Class A-2                    Class LA-2-C Component       Class LA-2-C Component
Class LA-2-D                    Class A-2                    Class LA-2-D Component       Class LA-2-D Component
Class LA-2-E                    Class A-2                    Class LA-2-E Component       Class LA-2-E Component
Class LA-2-F                    Class A-2                    Class LA-2-F Component       Class LA-2-F Component
Class LA-3-A                    Class A-3                    Class LA-3-A Component       Class LA-3-A Component
Class LA-3-B                    Class A-3                    Class LA-3-B Component       Class LA-3-B Component
Class LA-3-C                    Class A-3                    Class LA-3-C Component       Class LA-3-C Component
Class LA-3-D                    Class A-3                    Class LA-3-D Component       Class LA-3-D Component
Class LA-3-E                    Class A-3                    Class LA-3-E Component       Class LA-3-E Component
Class LA-4-A                    Class A-4                    Class LA-4-A Component       Class LA-4-A Component
Class LA-4-B                    Class A-4                    Class LA-4-B Component       Class LA-4-B Component
Class LB                        Class B                      Class LB Component           Class LB Component
Class LC                        Class C                      Class LC Component           Class LC Component
Class LD                        Class D                      Class LD Component           Class LD Component
Class LE                        Class E                      Class LE Component           Class LE Component
Class LF-A                      Class F                      Class LF-A Component         Class LF-A Component
Class LF-B                      Class F                      Class LF-B Component         Class LF-B Component
Class LF-C                      Class F                      Class LF-C Component         Class LF-C Component
Class LG-A                      Class G                      Class LG-A Component         Class LG-A Component
Class LG-B                      Class G                      Class LG-B Component         Class LG-B Component
Class LG-C                      Class G                      Class LG-C Component         Class LG-C Component
Class LG-D                      Class G                      Class LG-D Component         Class LG-D Component

                                       86

           REMIC II                 CLASS OF PRINCIPAL                CLASS X-1                    CLASS X-2
       REGULAR INTEREST            BALANCE CERTIFICATES               COMPONENT                    COMPONENT
       ----------------            --------------------               ---------                    ---------

Class LH-A                      Class H                      Class LH-A Component(1)(2)   Class LH-A Component
Class LH-B                      Class H                      Class LH-B Component         Class LH-B Component
Class LH-C                      Class H                      Class LH-C Component         Class LH-C Component
Class LJ-A                      Class J                      Class LJ-A Component         Class LJ-A Component
Class LJ-B                      Class J                      Class LJ-B Component         Class LJ-B Component
Class LK-A                      Class K                      Class LK-A Component         Class LK-A Component
Class LK-B                      Class K                      Class LK-B Component         Class LK-B Component
Class LL-A                      Class L                      Class LL-A Component         Class LL-A Component
Class LM                        Class M                      Class LM Component           --
Class LN                        Class N                      Class LN Component           --
Class LO                        Class O                      Class LO Component           --
Class LP                        Class P                      Class LP Component           --

     "REMIC II Remittance Rate": With respect to each REMIC II Regular Interest, for any Distribution Date, the weighted average of the respective REMIC I
Remittance Rates for all REMIC I Regular Interests for such Distribution Date
(weighted on the basis of the respective Uncertificated Principal Balances of the related REMIC I Regular Interests immediately prior to such Distribution
Date).

     "REMIC III": The segregated pool of assets consisting of all of the REMIC
II Regular Interests, with respect to which a separate REMIC election is to be made.

     "REMIC III Certificate": Any Certificate, other than a Class R-I or Class
R-II Certificate.

     "REMIC III Regular Certificate": Any REMIC III Certificate, other than a
Class R-III Certificate.

     "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through
860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury regulations (and, to the extent not inconsistent with such temporary and final regulations, proposed regulations) and any published rulings, notices and announcements, promulgated thereunder, as the foregoing may be in effect from time to time.

                                       87

     "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code, which income, subject to the terms and conditions of that Section of the Code in its present form, does not include:

     (i) except as provided in Section 856(d)(4) or (6) of the Code, any amount received or accrued, directly or indirectly, with respect to such REO Property, if the determination of such amount depends in whole or in part on the income or profits derived by any Person from such property (unless such amount is a fixed percentage or percentages of receipts or sales and otherwise constitutes Rents from Real Property);

     (ii) any amount received or accrued, directly or indirectly, from any
Person if the Trust Fund owns directly or indirectly (including by attribution)
a ten percent or greater interest in such Person determined in accordance with
Sections 856(d)(2)(B) and (d)(5) of the Code;

     (iii) any amount received or accrued, directly or indirectly, with respect to such REO Property if any Person Directly Operates such REO Property;

     (iv) any amount charged for services that are not customarily furnished in connection with the rental of property to tenants in buildings of a similar class in the same geographic market as such REO Property within the meaning of
Treasury Regulations Section 1.856-4(b)(1) (whether or not such charges are separately stated); and

     (v) rent attributable to personal property unless such personal property is leased under, or in connection with, the lease of such REO Property and, for any taxable year of the Trust Fund, such rent is no greater than 15 percent of the total rent received or accrued under, or in connection with, the lease.

     "REO Account": A segregated account or accounts created and maintained by the Special Servicer pursuant to Section 3.16(b) on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GMAC Commercial
Mortgage Corporation, as Special Servicer, in trust for registered holders of
GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through Certificates,
Series 2004-C2."

     "REO Acquisition": The acquisition of any REO Property pursuant to Section
3.09.

     "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.19.

     "REO Extension": As defined in Section 3.16(a).

     "REO Loan": The mortgage loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to provide for monthly payments of principal and/or interest equal to the applicable Assumed
Monthly Payment and otherwise to have the same terms and conditions as its predecessor Mortgage Loan, Serviced Companion Loan or Serviced B Note,
including, without limitation, with respect to the calculation of the Mortgage
Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan, Serviced
Companion Loan or Serviced B Note). Each REO Loan shall be deemed to have an initial outstanding

                                       88

principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor
Mortgage Loan, Serviced Companion Loan or Serviced B Note as of the date of the related REO Acquisition. All Monthly Payments (other than a Balloon Payment),
Assumed Monthly Payments and other amounts due and owing in respect of the predecessor Mortgage Loan, Serviced Companion Loan or Serviced B Note as of the
date of the related REO Acquisition shall be deemed to continue to be due and owing in respect of an REO Loan. In addition, Nonrecoverable Advances (including interest on such Nonrecoverable Advances) with respect to such REO Loan that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced pursuant to Section 4.03 hereof, shall be deemed outstanding until recovered or until a Final Recovery
Determination is made. Collections in respect of each REO Loan (after provision for amounts to be applied to the payment of, or to be reimbursed to the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent for the payment of, the costs of operating, managing, selling, leasing and maintaining the related REO Property or for the reimbursement of the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent for other related Servicing
Advances as provided in this Agreement) shall be treated as specified in Section
1.02(b) hereof. All amounts payable or reimbursable to the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent in respect of the predecessor
Mortgage Loan, Serviced Companion Loan or Serviced B Note as of the date of the related REO Acquisition, including, without limitation, any unreimbursed
Advances, together with any Advance Interest accrued and payable in respect of such Advances, shall continue to be payable or reimbursable to the Master
Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in respect of an REO Loan. In addition, Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts with respect to such REO Loan, in each case, that were reimbursed from collections on the Mortgage Loans and resulted in principal distributed to the Certificateholders being reduced as a result of the first proviso of the definition of "Principal Distribution Amount" shall be deemed outstanding until recovered.

     "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf and in the name of the Trustee for the benefit of the Certificateholders
(and, in the case of the Mortgaged Property securing a Serviced Whole Loan, for the benefit of the Certificateholders and, to the extent applicable, any related
Serviced Companion Loan Holders and Serviced B Note Holders) through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan (other than the Non-Serviced Mortgage Loans).

     "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

     "REO Tax": As defined in Section 3.17(a)(i).

     "Replacement Mortgage Loan": Any Qualifying Substitute Mortgage Loan that is substituted for one or more Deleted Mortgage Loans.

     "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit D attached hereto.

                                       89

     "Required Appraisal Loan": As defined in Section 3.20(d).

     "Reserve Account": The account or accounts created and maintained pursuant to Section 3.03(d).

     "Reserve Funds": With respect to any Mortgage Loan or Serviced Whole Loan serviced hereunder, any cash amounts or instruments convertible into cash delivered by the related Mortgagor to be held in escrow by or on behalf of the mortgagee representing reserves for items such as repairs, replacements, capital improvements and/or environmental testing and remediation with respect to the related Mortgaged Property.

     "Residual Certificate": Any Class R-I, Class R-II or Class R-III
Certificate.

     "Resolution Extension Period": With respect to any Mortgage Loan and any
Material Document Defect or Material Breach which would require the related
Mortgage Loan Seller to cure, repurchase or substitute for such Mortgage Loan pursuant to the terms of the related Mortgage Loan Purchase Agreement:

     (i) with respect to a Material Breach or a Material Document Defect relating to any Mortgage Loan, the ninety (90) day period following the end of the applicable Initial Resolution Period;

     (ii) with respect to a Material Document Defect relating to any Mortgage
Loan that is not a Specially Serviced Mortgage Loan at any time during the applicable Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the earlier of: (i) the 90th day following the end of such Initial Resolution Period and
(ii) the 45th day following the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of any Servicing Transfer Event with respect to such Mortgage Loan subsequent to the end of such Initial Resolution Period;

     (iii) with respect to a Material Document Defect relating to any Mortgage
Loan that is not a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period but is subject to a Servicing Transfer
Event during such Initial Resolution Period, the period commencing at the end of the applicable Initial Resolution Period and ending on, and including, the 90th day following the applicable Mortgage Loan Seller's receipt of written notice from the Master Servicer or the Special Servicer of the occurrence of such
Servicing Transfer Event; and

     (iv) with respect to a Material Document Defect relating to any Mortgage
Loan that is a Specially Serviced Mortgage Loan as of the commencement of the applicable Initial Resolution Period, thirty (30) days, provided that, if the applicable Mortgage Loan Seller did not receive written notice from the Master
Servicer or the Special Servicer of the relevant Servicing Transfer Event as of the commencement of the applicable Initial Resolution Period, then such
Servicing Transfer Event will be deemed to have occurred during such Initial
Resolution Period and clause (iii) of this definition will be deemed to apply.

                                       90

     "Responsible Officer": When used with respect to the initial Trustee, any officer of its Global Securitization Trust Services Group with direct responsibility for the transaction contemplated by this Agreement and with respect to any successor Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer or assistant trust officer, or any assistant controller in its corporate trust department or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee because of such officer's knowledge of and familiarity with the particular subject.

     "Revised Rate": With respect to any ARD Loan, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for such ARD
Loan, as calculated and as set forth in the related Mortgage Note or Mortgage.

     "Securities Act": The Securities Act of 1933, as amended.

     "Security Agreement": With respect to any Mortgage Loan or Serviced Whole
Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such
Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan or Serviced Whole Loan.

     "Senior Certificate": Any Class X-1, Class X-2, Class A-1, Class A-1A,
Class A-2, Class A-3 or Class A-4 Certificate.

     "Serviced B Note": The Military Circle B Note and/or the Providence
Biltmore Hotel B Note, as applicable.

     "Serviced B Note Change of Control Event": A Military Circle Change of
Control Event and/or a Providence Biltmore Hotel Change of Control Event, as
applicable.

     "Serviced B Note Event of Default": A Military Circle Event of Default
and/or a Providence Biltmore Hotel Event of Default, as applicable.

     "Serviced B Note Holder": The Military Circle B Note Holder and/or the
Providence Biltmore Hotel B Note Holder, as applicable.

     "Serviced Companion Loan": The Jersey Gardens Companion Loan.

     "Serviced Companion Loan Distribution Account": With respect to any
Serviced Companion Loan or Serviced B Note, the account(s) or subaccount(s)
created and maintained by the Serviced Whole Loan Paying Agent pursuant to
Section 3.05(f) in trust for the related Serviced Companion Loan Holder or
Serviced B Note Holder, as applicable. Any such account or subaccount shall be an Eligible Account.

     "Serviced Companion Loan Holder": The Jersey Gardens Companion Loan Holder.

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     "Serviced Companion Loan Master Servicer": With respect to any Serviced
Companion Loan, the master servicer appointed and acting pursuant to the
Serviced Companion Loan Securitization Agreement, if any, related to such
Serviced Companion Loan.

     "Serviced Companion Loan Securities": For so long as the Mortgage Loan related thereto or any successor REO Loan thereof is part of the Mortgage Pool, any class of securities backed by a Serviced Companion Loan. Any reference herein to a "series" of Serviced Companion Loan Securities shall refer to separate securitizations of one or more Serviced Companion Loans.

     "Serviced Companion Loan Securitization Agreement": With respect to any
Serviced Companion Loan, any agreement under which any certificates evidencing interests in such Serviced Companion Loan are issued, as from time to time amended, supplemented or modified.

     "Serviced Companion Loan Trustee": With respect to any Serviced Companion
Loan, the trustee with respect to such Serviced Companion Loan appointed and acting under the related Serviced Companion Loan Securitization Agreement, if any.

     "Serviced Whole Loan": Each of the Jersey Gardens Whole Loan, the Military
Circle Whole Loan and the Providence Biltmore Hotel Whole Loan, as the context may require. For the avoidance of doubt, the use of the words "and" and "or"
with respect to any Mortgage Loan and the related Serviced Whole Loan shall not be duplicative or exclusive, respectively.

     "Serviced Whole Loan Custodial Account": With respect to each Serviced
Whole Loan, the account or accounts maintained by the Master Servicer pursuant to Section 3.04(f) on behalf of the Certificateholders, and the related Serviced
Companion Loan Holders and the related Serviced B Note Holders. Any such account or accounts shall be an Eligible Account.

     "Serviced Whole Loan Holder Register": As defined in Section 8.18.

     "Serviced Whole Loan Paying Agent": GMAC Commercial Mortgage Corporation,
in its capacity as the Serviced Whole Loan Paying Agent under this Agreement, its successor in interest, or any successor Serviced Whole Loan Paying Agent appointed as herein provided.

     "Serviced Whole Loan Remittance Amount": With respect to any Business Day preceding a Distribution Date and any Serviced Whole Loan, an amount equal to:
(a) the aggregate amount of all payments and other collections on or with respect to the Serviced Whole Loan and the related Mortgaged Property (if it becomes an REO Property) that (A) were received as of the close of business on the immediately preceding Determination Date and (B) are on deposit or are required to be on deposit in the related Serviced Whole Loan Custodial Account as of 3:00 p.m. (New York City time) on such date, including any such payments and other collections transferred to such Serviced Whole Loan Custodial Account from the related REO Account (if established); net of (b) the portion of the aggregate amount described in clause (a) of this definition that represents
Monthly Payments that are due on a Due Date following the end of the related
Collection Period and/or any amount payable or reimbursable to any Person from the applicable Serviced Whole Loan Custodial Account pursuant to Section
3.05(e).

     "Serviced Whole Loan REO Account": As defined in Section 3.16(b).

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     "Servicer Reports": The CMSA Delinquent Loan Status Report, the CMSA
Historical Loan Modification and Corrected Mortgage Loan Report, the CMSA
Historical Liquidation Report, the CMSA Loan Level Reserve/Letter of Credit
Report, the CMSA REO Status Report, the CMSA Servicer Watch List, the CMSA
Special Servicer Loan File, the CMSA NOI Adjustment Worksheet, the CMSA
Comparative Financial Status Report, the CMSA Operating Statement Analysis
Report, the Advance Interest Reconciliation Report and the Monthly Additional
Report on Recoveries and Reimbursements.

     "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03(a).

     "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Master Servicer, the Special Servicer, the
Trustee or the Fiscal Agent, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan (excluding the Non-Serviced Mortgage Loans)
or a Serviced Whole Loan in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is imminent or (b) an
REO Property, including, but not limited to, the cost of (i) compliance with the obligations of the Master Servicer and/or the Special Servicer set forth in
Section 3.03(c) and 3.09(c), (ii) the preservation, restoration and protection of a Mortgaged Property (excluding the Mortgaged Properties that secure the
Non-Serviced Mortgage Loans), (iii) obtaining any Insurance Proceeds or any
Liquidation Proceeds in respect of any Mortgage Loan (excluding the Non-Serviced
Mortgage Loans), any Serviced Whole Loan or any REO Property, (iv) any
enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, and (v) the operation, management, maintenance and liquidation of any REO Property. All reimbursements by the Master Servicer of
Emergency Advances made by the Special Servicer pursuant to Section 3.20, shall be considered "Servicing Advances."

     "Servicing Fee Rate": With respect to: (i) any Mortgage Loan (including any
REO Loan), the percentage rate per annum set forth with respect to such Mortgage
Loan (including any REO Loan) on the Mortgage Loan Schedule; (ii) the Jersey
Gardens Companion Loan, 0.02% per annum; and (iii) the Providence Biltmore Hotel
B Note, 0.1% per annum.

     "Servicing Fees": With respect to any Distribution Date and each Mortgage
Loan, each Serviced Companion Loan, each Serviced B Note (other than the
Military Circle B Note) and each REO Loan serviced hereunder, the fee payable to the Master Servicer pursuant to Section 3.11(a).

     "Servicing File": Any documents (including copies of any documents required to be part of the related Mortgage File), including but not limited to appraisals, environmental reports, engineering reports, property insurance information (including the Accord 27 certificate), property inspection reports, financial statements, escrow analyses, tax bills, financial information on the borrower, sponsor and guarantor, copies of the letters of credit and copies of environmental insurance policies and legal opinions delivered to the Master
Servicer or the Special Servicer and relating to the servicing of any Mortgage
Loan or Serviced Whole Loan; provided, that no information that is proprietary to the related Mortgage Loan Seller shall be considered part of the Servicing
File.

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     "Servicing Officer": Any officer of the Master Servicer or the Special
Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans and the Serviced Whole Loans serviced hereunder, whose name and specimen signature appear on a list of servicing officers furnished by the
Master Servicer or the Special Servicer to the Trustee and the Depositor on the
Closing Date as such list may be amended from time to time thereafter.

     "Servicing Standard": As defined in Section 3.01(a).

     "Servicing Transfer Event": With respect to any Mortgage Loan (other than a
Non-Serviced Mortgage Loan) or any Serviced Whole Loan, the occurrence of any of the events described in clauses (1) through (8) of the definition of "Specially
Serviced Mortgage Loan."

     Notwithstanding the foregoing, a Servicing Transfer Event shall be deemed not to have occurred with respect to the Military Circle Whole Loan as a result of the occurrence of an event described in clause (2) or (4) of the definition of "Specially Serviced Mortgage Loan" (unless an event described in clause (1),
(5), (6), (7) or (8) of the definition of "Specially Serviced Mortgage Loan" is also occurring), if at the time of such occurrence the Military Circle B Note
Holder is exercising the Military Circle B Note Holder Cure Right pursuant to
Section 3.31 and has made all Military Circle B Note Holder Cure Advances then required by Section 3.31. Furthermore, a Servicing Transfer Event shall be deemed not to have occurred with respect to the Military Circle Whole Loan during the continuance of a Military Circle Special Servicing Delay.

     Notwithstanding the foregoing, a Servicing Transfer Event shall be deemed not to have occurred with respect to the Providence Biltmore Whole Loan, if, and for so long as, the Providence Biltmore Hotel B Note Holder is exercising any of its cure rights (and is complying with all of the requirements with respect thereto) as described in Section 3.32 and the related Intercreditor Agreement.

     "Special Reserve Account": A segregated custodial account or accounts created and maintained pursuant to Section 2.02(f) by the Trustee or the Master
Servicer on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GMAC Commercial Mortgage Corporation, as Master Servicer, in
trust for the registered holders of GMAC Commercial Mortgage Securities, Inc.,
Mortgage Pass-Through Certificates, Series 2004-C2." Any such account shall be an Eligible Account and shall be an "outside reserve fund" for purposes of the
REMIC Provisions, which is not held by REMIC I.

     "Special Servicer": Midland Loan Services, Inc., with respect to all
Mortgage Loans and the Serviced Whole Loans, or any successor special servicer appointed as herein provided. In the event there is more than one Special
Servicer administering Specially Serviced Loans hereunder, each reference in this Agreement to the "Special Servicer" shall be construed to apply to the
Special Servicer then servicing that particular Mortgage Loan or Serviced Whole
Loan.

     "Special Servicing Fee": With respect to each Specially Serviced Mortgage
Loan (including any Serviced Whole Loan) and each REO Loan, the fee designated as such and payable to the Special Servicer pursuant to Section 3.11(c).

     "Special Servicing Fee Rate": With respect to each Specially Serviced
Mortgage Loan (including any Serviced Whole Loan) and REO Loan, 0.25% per annum.

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     "Specially Serviced Mortgage Loan": Any Mortgage Loan (including each related Cross-Collateralized Mortgage Loan, but excluding the Non-Serviced
Mortgage Loans) or Serviced Whole Loan, as to which any of the following events has occurred:

     (1) with respect to a Balloon Mortgage Loan, a payment default shall have occurred with respect to the related Balloon Payment; provided, if the Mortgagor continues to make its Assumed Monthly Payment and diligently pursues a refinancing, a Servicing Transfer Event shall not occur with respect to such
Mortgage Loan or Serviced Whole Loan until 60 days following such default (or, if the Mortgagor has produced a written refinancing commitment that is reasonably acceptable to the Special Servicer and the Majority Certificateholder
of the Controlling Class, 120 days following such default); provided, further, pursuant to Section 3.21(a)(i), the Master Servicer, with the consent of the
Majority Certificateholder of the Controlling Class, and pursuant to Section
3.21(b), the Special Servicer, in the circumstances set forth therein, shall have the authority to extend the due date of the related Balloon Payment and in such case, a Servicing Transfer Event shall not occur with respect to such
Mortgage Loan; or

     (2) the related Mortgagor has failed to make when due any Monthly Payment
(other than a Balloon Payment) or any other payment required under the related
Mortgage Note or the related Mortgage, which failure continues unremedied for 60 days; or

     (3) either the Master Servicer or, subject to the consent of the Majority
Certificateholder of the Controlling Class, the Special Servicer has determined in its good faith and reasonable judgment, that a default in the making of a
Monthly Payment or any other payment required under the related Mortgage Note or the related Mortgage is likely to occur within 30 days and either (i) the related Mortgagor has requested a material modification of the payment terms of the Mortgage Loan or (ii) such default is likely to remain unremedied for at least 60 days or, except as provided in clause (1) above, in the case of a
Balloon Payment, for at least 30 days; or

     (4) either the Master Servicer or, subject to the consent of the Majority
Certificateholder of the Controlling Class, the Special Servicer has determined in its good faith and reasonable judgment that there shall have occurred a default, other than as described in clause (1) or (2) above, that materially impairs the value of the related Mortgaged Property as security for the Mortgage
Loan or Serviced Whole Loan or otherwise materially and adversely affects the interests of Certificateholders, which default has continued unremedied for the applicable grace period under the terms of the Mortgage Loan or the Serviced
Whole Loan (or, if no grace period is specified, 60 days); or

     (5) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the related Mortgagor and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                                       95

     (6) the related Mortgagor shall have consented to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

     (7) the related Mortgagor shall have admitted in writing its inability to pay its debts generally as they become due, filed a petition to take advantage of any applicable insolvency or reorganization statute, made an assignment for the benefit of its creditors, or voluntarily suspended payment of its obligations; or

     (8) the Master Servicer shall have received notice of the commencement of foreclosure or similar proceedings with respect to the related Mortgaged
Property.

     A Mortgage Loan or Serviced Whole Loan will cease to be a Specially
Serviced Mortgage Loan when a Liquidation Event has occurred in respect of such
Mortgage Loan or Serviced Whole Loan, when the related Mortgaged Property or
Properties become REO Property or Properties, or at such time as such of the following as are applicable occur with respect to the circumstances identified above that caused the Mortgage Loan or Serviced Whole Loan to be characterized as a Specially Serviced Mortgage Loan (provided that no other Servicing Transfer
Event then exists with respect to the particular Mortgage Loan or Serviced Whole
Loan or any related Cross-Collateralized Mortgage Loan):

     (w) with respect to the circumstances described in clauses (1) and (2)
above, the related Mortgagor has made the applicable Balloon Payment or three consecutive full and timely Monthly Payments under the terms of such Mortgage
Loan or Serviced Whole Loan (as such terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related
Mortgagor or by reason of a modification, waiver or amendment granted or agreed to by the Special Servicer pursuant to Section 3.21);

     (x) with respect to the circumstances described in clauses (3), (5), (6)
and (7) above, such circumstances cease to exist in the good faith and reasonable judgment of the Special Servicer;

     (y) with respect to the circumstances described in clause (4) above, such default is cured; and

     (z) with respect to the circumstances described in clause (8) above, such proceedings are terminated.

     "Specified Earnout Reserve Loan": The Mortgage Loans identified on Schedule
V hereto.

     "Standard & Poor's": Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc. or its successor in interest. If neither such rating agency nor any successor remains in existence, "Standard & Poor's" shall be deemed to refer to such other nationally recognized statistical rating agency or other comparable Person designated by the Depositor. Notice of such designation shall be given to the Trustee, the Master Servicer and the

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Special Servicer and specific ratings of Standard & Poor's herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

     "Standard & Poor's Approval": As defined in Section 4.03(b).

     "Startup Day": With respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 10.01(b).

     "Stated Maturity Date": With respect to any Mortgage Loan, Serviced
Companion Loan or Serviced B Note, the Due Date on which the last payment of principal is due and payable under the terms of the related Mortgage Note as in effect on the Closing Date, without regard to any change in or modification of such terms in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan,
Serviced Companion Loan or Serviced B Note granted or agreed to by the Master
Servicer or Special Servicer pursuant to Section 3.21 or, in the case of any ARD
Loan, the Anticipated Repayment Date for such Mortgage Loan, Serviced Companion
Loan or Serviced B Note, as the case may be.

     "Stated Principal Balance": With respect to any Mortgage Loan (other than a
Non-Serviced Mortgage Loan), Serviced Companion Loan or Serviced B Note (and any
related REO Loan), the Cut-off Date Principal Balance of such Mortgage Loan,
Serviced Companion Loan or Serviced B Note (or in the case of a Replacement
Mortgage Loan, as of the related date of substitution), as reduced on each
Distribution Date (to not less than zero) by (i) all payments (or Delinquency
Advances in lieu thereof) of, and all other collections allocated as provided in
Section 1.02 to, principal of or with respect to such Mortgage Loan, Serviced
Companion Loan or Serviced B Note (or related REO Loan) that are (or, if they had not been applied to cover any Additional Trust Fund Expense, would have been) distributed to Certificateholders, Serviced Companion Loan Holders or
Serviced B Note Holders, respectively, on such Distribution Date, and (ii) the principal portion of any Realized Loss incurred in respect of such Mortgage
Loan, Serviced Companion Loan or Serviced B Note (or related REO Loan) during the related Collection Period. Notwithstanding the foregoing, if a Liquidation
Event occurs in respect of any Mortgage Loan, Serviced Companion Loan or
Serviced B Note or any REO Property, then the "Stated Principal Balance" of such
Mortgage Loan, Serviced Companion Loan or Serviced B Note or of the related REO
Loan, as the case may be, shall be zero commencing as of the Distribution Date in the Collection Period next following the Collection Period in which such
Liquidation Event occurred.

     The Stated Principal Balance of the 111 Eighth Avenue Mortgage Loan will be calculated in accordance with the definition of "Stated Principal Balance" in the GCCFC 2004-GG1 Pooling and Servicing Agreement. The Stated Principal Balance
of the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan will be calculated in accordance with the definition of "Stated Principal Balance" in the COMM 2004-LNB3 Pooling and Servicing Agreement. The Stated Principal Balance
of the Two Gateway Center Mortgage Loan will be calculated in accordance with the definition of "Stated Principal Balance" in the GMACCM 2004-C1 Pooling and
Servicing Agreement.

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     "Subordinated Certificate": Any Class B, Class C, Class D, Class E, Class
F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class
P or Residual Certificate.

     "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement.

     "Sub-Servicer Backup Certification": A certification described in Section
8.14 hereof, substantially in the form of Exhibit M-4 attached hereto.

     "Sub-Servicing Agreement": The written contract between the Master Servicer and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in Section 3.23.

     "Substitution Shortfall Amount": In connection with the substitution of one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the amount, if any, by which the Purchase Price or aggregate Purchase Price, as the case may be, for such Deleted Mortgage Loan(s) exceeds the initial Stated
Principal Balance or aggregate Stated Principal Balance, as the case may be, of such Replacement Mortgage Loan(s).

     "Tax Returns": The federal income tax return on Internal Revenue Service
Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return,
including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of
REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of REMIC I, REMIC II and REMIC III due to its classification as a REMIC under the REMIC Provisions, and the federal income tax return to be filed on behalf of the Grantor Trust due to its classification as a grantor trust under the Grantor Trust Provisions, together with any and all other information, reports or returns that may be required to be furnished to the
Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, or
Applicable State Law.

     "Tenant": With respect to any Credit Lease Loan, the lessee thereunder.

     "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

     "Transfer Affidavit and Agreement": As defined in Section 5.02(d)(i)(B).

     "Transferee": Any Person who is acquiring by Transfer any Ownership
Interest in a Certificate.

     "Transferor": Any Person who is disposing by Transfer any Ownership
Interest in a Certificate.

     "Trust Fund": Collectively, the Excess Interest and all of the assets of
REMIC I, REMIC II and REMIC III.

     "Trustee": LaSalle Bank National Association, in its capacity as Trustee under this Agreement, its successor in interest, or any successor trustee appointed as herein provided.

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     "Trustee Fee": With respect to any Distribution Date and each Mortgage Loan and REO Loan, an amount equal to the product of (a) the Trustee Fee Rate and (b)
the aggregate Stated Principal Balance of such Mortgage Loan or REO Loan immediately following the prior Distribution Date and (c) a fraction, the numerator of which is the actual number of days elapsed in the related Interest
Accrual Period and the denominator of which is 360.

     "Trustee Fee Rate": 0.0023%. The Trustee Fee Rate is included in the
Servicing Fee Rate set forth for each Mortgage Loan on the Mortgage Loan
Schedule.

     "Two Gateway Center Intercreditor Agreement": With respect to the Two
Gateway Center Whole Loan, that certain intercreditor agreement dated as of
April 21, 2004, between the initial holders of the Two Gateway Center Mortgage
Loan and the Two Gateway Center Companion Loan, as amended from time to time in accordance with its terms.

     "Two Gateway Center Companion Loan": As defined in the Preliminary
Statement.

     "Two Gateway Center Companion Loan Holder": Any holder of the Two Gateway
Center Companion Loan.

     "Two Gateway Center Companion Loan Service Providers": With respect to the
Two Gateway Center Companion Loan once it has been deposited into a securitization trust, the related trustee, master servicer, special servicer and any other Person that makes principal and/or interest advances in respect of such mortgage loan pursuant to the related pooling and servicing agreement.

     "Two Gateway Center Mortgage Loan": As defined in the Preliminary
Statement.

     "Two Gateway Center Nonrecoverable Servicing Advance": Any "Nonrecoverable
Servicing Advance" (as defined in the GMACCM 2004-C1 Pooling and Servicing
Agreement) made with respect to the Two Gateway Center Mortgage Loan pursuant to and in accordance with the GMACCM 2004-C1 Pooling and Servicing Agreement.

     "Two Gateway Center Significant Servicing Matters": As defined in Section
3.24(j).

     "Two Gateway Center Rights": As defined in Section 3.24(j).

     "Two Gateway Center Whole Loan": As defined in the Preliminary Statement.

     "UCC": The Uniform Commercial Code of any applicable jurisdiction.

     "UCC Financing Statement": A financing statement executed and filed pursuant to the Uniform Commercial Code, as in effect in the relevant jurisdiction, or, in the case of Louisiana, the comparable provisions of
Louisiana law.

     "Uncertificated Accrued Interest": With respect to any REMIC I Regular
Interest, for any Distribution Date, one month's interest (calculated on the basis of a 360 day year consisting of twelve 30-day months) at the REMIC I
Remittance Rate applicable to such REMIC I Regular Interest for such
Distribution Date, accrued on the Uncertificated Principal Balance of such

                                       99

REMIC I Regular Interest outstanding immediately prior to such Distribution
Date. With respect to any REMIC II Regular Interest, for any Distribution Date,
one month's interest (calculated on the basis of a 360-day year consisting of twelve 30-day months) at the REMIC II Remittance Rate applicable to such REMIC
II Regular Interest for such Distribution Date, accrued on the Uncertificated
Principal Balance of such REMIC II Regular Interest outstanding immediately prior to such Distribution Date. The Uncertificated Accrued Interest in respect of any REMIC I Regular Interest or REMIC II Regular Interest for any
Distribution Date shall be deemed to accrue during the applicable Interest
Accrual Period.

     "Uncertificated Distributable Interest": With respect to any REMIC I
Regular Interest for any Distribution Date, the Uncertificated Accrued Interest
in respect of such REMIC I Regular Interest for such Distribution Date, reduced
(to not less than zero) by the product of (i) any Net Aggregate Prepayment
Interest Shortfall for such Distribution Date, multiplied by (ii) a fraction, expressed as a percentage, the numerator of which is the Uncertificated Accrued
Interest in respect of such REMIC I Regular Interest for such Distribution Date, and the denominator of which is the aggregate Uncertificated Accrued Interest in respect of all the REMIC I Regular Interests for such Distribution Date. With respect to any REMIC II Regular Interest for any Distribution Date, an amount equal to: (a) the Uncertificated Accrued Interest in respect of such REMIC II
Regular Interest for such Distribution Date; reduced (to not less than zero) by
(b) the portion, if any, of the Net Aggregate Prepayment Interest Shortfall, if
any, for such Distribution Date allocated to such REMIC II Regular Interest which shall be allocated in the same manner as such Net Aggregate Prepayment
Interest Shortfall is allocated amongst the corresponding REMIC III Regular
Certificates.

     "Uncertificated Principal Balance": The principal amount of any REMIC I
Regular Interest or REMIC II Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of
each REMIC I Regular Interest shall equal the Cut-off Date Principal Balance of the related Mortgage Loan. On each Distribution Date, the Uncertificated
Principal Balance of each REMIC I Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution
Date pursuant to Section 4.01(a) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in Section 4.04(a). As of the Closing Date, the Uncertificated Principal Balance of each REMIC II Regular
Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the
Uncertificated Principal Balance of each such REMIC II Regular Interest shall be reduced by all distributions of principal deemed to have been made thereon on such Distribution Date pursuant to Section 4.01(b) and, if and to the extent appropriate, shall be further reduced on such Distribution Date as provided in
Section 4.04(b).

     "Underwriter": Each of Deutsche Bank Securities Inc., Morgan Stanley & Co.
Incorporated, Credit Suisse First Boston LLC, GMAC Commercial Holding Capital
Markets Corp. and Greenwich Capital Markets, Inc.

     "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

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     "United States Person": A citizen or resident of the United States, a corporation or partnership (unless, in the case of a partnership, Treasury regulations are adopted that provide otherwise) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including an entity treated as a corporation or partnership for federal income tax purposes, an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     "Unliquidated Advance": Any Advance previously made by a party hereto that has been previously reimbursed, as between the Person that made the Advance hereunder, on the one hand, and the Trust Fund, on the other, as part of a
Workout-Delayed Reimbursement Amount pursuant to Section 3.05(a) but that has not been recovered from the related Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the
Advance was made.

     "USPAP": The Uniform Standards of Professional Appraisal Practices.

     "Voting Rights": The portion of the voting rights of all of the
Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 98% of the Voting Rights shall be allocated among the Holders of the various outstanding Classes of Principal Balance Certificates in proportion to the respective Class Principal Balances of their Certificates, 1%
of the Voting Rights shall be allocated among the Holders of the Class X-1 and
Class X-2 Certificates in proportion to the respective Class Notional Amounts of such Certificates and the remaining Voting Rights shall be allocated equally among the Holders of the respective Classes of the Residual Certificates. No
Voting Rights shall be allocated to the Holders of the Class Q Certificates.
Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

     "Weighted Average Net Mortgage Rate": With respect to any Distribution
Date, the REMIC II Remittance Rate for each REMIC II Regular Interest.

     "Withheld Amount": With respect to (a) each Interest Reserve Loan and (b)
each Distribution Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, an amount equal to one day's interest at the related Mortgage Rate (less any Servicing Fee payable therefrom) on the respective Stated Principal Balance as of the Due Date in the
month in which such Distribution Date occurs, to the extent that a Monthly
Payment or Delinquency Advance is made in respect thereof.

     "Workout": Any written modification, waiver, amendment, restructuring or workout of a Specially Serviced Mortgage Loan or a related Mortgage Note entered into with a Mortgagor in accordance with Section 3.09 hereof.

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     "Workout-Delayed Reimbursement Amounts": With respect to any Mortgage Loan, the amount of any Advance made with respect to such Mortgage Loan on or before the date such Mortgage Loan becomes (or, but for the making of three monthly payments under its modified terms, would then constitute) a Corrected Mortgage
Loan, together with (to the extent accrued and unpaid) interest on such
Advances, to the extent that (i) such Advance is not reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Corrected Mortgage Loan and (ii) the amount of such Advance becomes an obligation of the Mortgagor to pay such amount under the terms of the modified loan documents.

     "Workout Fee": With respect to each Corrected Mortgage Loan, the fee designated as such and payable to the Special Servicer pursuant to the third paragraph of Section 3.11(c).

     "Workout Fee Rate": With respect to each Corrected Mortgage Loan as to which a Workout Fee is payable, 1.00%.

     Section 1.02 Certain Calculations.

         (a) All amounts collected in respect of any group of related
Cross-Collateralized Mortgage Loans in the form of payments from Mortgagors,
Insurance Proceeds and Liquidation Proceeds, shall be applied by the Master
Servicer among such Mortgage Loans and, to the extent applicable, any related
Serviced Companion Loan and Serviced B Note in accordance with the express provisions of the related loan documents and the related Intercreditor Agreement and, in the absence of such express provisions, first, to such Mortgage Loan and each related Serviced Companion Loan on a pro rata basis in accordance with the respective amounts then "due and owing" as to such Mortgage Loan and related
Serviced Companion Loan, and second, to the related Serviced B Note on a subordinate basis in accordance with the amounts then "due and owing" as to such
Serviced B Note. All amounts collected in respect of any Mortgage Loan or
Serviced Whole Loan (whether or not such Mortgage Loan or Serviced Whole Loan is a Cross-Collateralized Mortgage Loan) in the form of payments from Mortgagors,
Liquidation Proceeds or Insurance Proceeds shall be applied to amounts due and owing under the related Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Mortgage Note and Mortgage and, if applicable, the related Intercreditor Agreement and, in the absence of such express provisions, shall be applied for purposes of this Agreement: first, as a recovery of any related unreimbursed Servicing Advances and, if applicable, unpaid Liquidation Expenses, Additional Trust Fund Expenses or other fees and expenses payable to the Master Servicer, the Special Servicer, the Trustee or
the Fiscal Agent and attributable to such Mortgage Loan or Serviced Whole Loan, as applicable; second, as a recovery of Nonrecoverable Advances and
Workout-Delayed Reimbursement Amounts, in that order (including interest on such
Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts) that were reimbursed from collections on the Mortgage Loans or Serviced Whole Loans and
resulted in principal distributed to the Certificateholders being reduced pursuant to Section 4.03 hereof; third, as a recovery of accrued and unpaid interest at the related Mortgage Rate on such Mortgage Loan and, if applicable, each related Serviced Companion Loan and (subject the express provisions of the related loan documents and the related Intercreditor Agreements) Serviced B
Note, to but not including, as appropriate, the date of receipt or, in the case of a full Monthly Payment from any Mortgagor, the related Due Date;

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fourth, as a recovery of principal of such Mortgage Loan and, if applicable, each related Serviced Companion Loan and (subject to the express provisions of the related loan documents and the related Intercreditor Agreements) Serviced B
Note then due and owing, including, without limitation, by reason of acceleration of such Mortgage Loan, Serviced Companion Loan or Serviced B Note
following a default thereunder (or, if a Liquidation Event has occurred in respect of such Mortgage Loan, Serviced Companion Loan or Serviced B Note, as a
recovery of principal to the extent of its entire remaining unpaid principal balance); fifth, as a recovery of amounts to be currently applied to the payment of, or escrowed for the future payment of, real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items; sixth, as a recovery of Reserve Funds to the extent then required to be held in escrow;
seventh, as a recovery of any Prepayment Premium then due and owing under such
Mortgage Loan and, if applicable, each related Serviced Companion Loan and
(subject to the express provisions of the related loan documents and related
Intercreditor Agreements) Serviced B Note; eighth, as a recovery of any Penalty
Charges then due and owing under such Mortgage Loan and, if applicable, each related Serviced Companion Loan and (subject to the express provisions of the related loan documents and related Intercreditor Agreements) Serviced B Note;
ninth, as a recovery of any other amounts (other than Excess Interest) then due and owing under such Mortgage Loan and, if applicable, each related Serviced
Companion Loan and (subject to the express provisions of the related loan documents and related Intercreditor Agreements) Serviced B Note; tenth, as a recovery of any remaining principal of such Mortgage Loan and, if applicable, each related Serviced Companion Loan or (subject to the express provisions of the related loan documents and related Intercreditor Agreements) Serviced B Note to the extent of its entire remaining unpaid principal balance; and eleventh, if such Mortgage Loan or Serviced Whole Loan is an ARD Loan, as a recovery of any
Excess Interest then due and owing on such Mortgage Loan and, if applicable, each related Serviced Companion Loan or (subject to the express provisions of the related loan documents and related Intercreditor Agreements) Serviced B
Note.

         (b) Subject to any Intercreditor Agreement related to a Serviced Whole
Loan, collections in respect of each REO Property (exclusive of amounts to be applied to the payment of the costs of operating, managing, maintaining and disposing of such REO Property) shall be treated: first, as a recovery of any related unreimbursed Servicing Advances and unpaid or unreimbursed Additional
Trust Fund Expenses or other fees and expenses payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent and attributable to such
REO Property or the related REO Loan; second, as a recovery of Nonrecoverable
Advances and Workout-Delayed Reimbursement Amounts, in that order (including interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement
Amounts) with respect to such REO Loan, that were reimbursed from collections on the Mortgage Loans or Serviced Whole Loans, as applicable, and resulted in principal distributed to the Certificateholders or Serviced Companion Loan
Holders being reduced pursuant to Section 4.03 hereof; third, as a recovery of accrued and unpaid interest on the related REO Loan at the related Mortgage Rate to but not including the Due Date in the month of receipt; fourth, as a recovery of principal of the related REO Loan to the extent of its entire unpaid principal balance; and fifth, as a recovery of any other amounts deemed to be due and owing in respect of the related REO Loan.

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         (c) The applications of amounts received in respect of any Mortgage
Loan, Serviced Whole Loan or any REO Property pursuant to subsections (a) and
(b) of this Section 1.02 shall be determined by the Master Servicer in its good faith judgment.

         (d) If an expense under this Agreement relates in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as
applicable, primarily to the administration of the Trust Fund, any REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense, or this
Agreement states that any expense is solely "an expense of the Trust Fund" or words of similar import, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against any holder of a Serviced
Companion Loan or Serviced B Note and such holder of a Serviced Companion Loan or Serviced B Note shall not suffer any adverse consequences as a result of the payment of such expense.

                                   ARTICLE II

         CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01 Establishment of Trust; Conveyance of Mortgage Loans.

         (a) The Depositor, concurrently with the execution and delivery hereof, does hereby establish a trust, appoint the Trustee to serve as trustee of such trust and assign to the Trustee without recourse for the benefit of the
Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under
(i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections
2, 4(a), 6 and 13 of each Mortgage Loan Purchase Agreement and (iii) all other assets included or to be included in REMIC I. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage
Loans (other than payments of principal, interest and other amounts due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale.

         (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, each Mortgage Loan Seller pursuant to the related
Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or the Custodian (with a copy to the Master Servicer), on or before the Closing Date, the Mortgage File for each of such Mortgage Loan Seller's Mortgage Loans so assigned. Further, each of the
Mortgage Loan Sellers pursuant to the applicable Mortgage Loan Purchase
Agreement has agreed to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage Note, a copy of the Mortgage, a copy of any related Ground Leases, the copies of any related letters of credit (and any transfer or assignment documents) and the lender's title insurance policy
(original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter) for each Mortgage Loan so assigned; provided, however, that if any Mortgage Loan Seller fails to

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deliver on or before the Closing Date, with respect to any Mortgage Loan so assigned, a copy of the Mortgage, a copy of any related Ground Lease, the copies of any related letters of credit or the lender's title policy (original or copy or marked-up title commitment marked as binding and countersigned by the title company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter), the delivery requirements of this Section 2.01(b)
shall be deemed satisfied with respect to such missing document if the Mortgage
Loan Seller delivers such document to the Trustee within 15 Business Days following the Closing Date. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered as to any Mortgage Loan, the original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such
Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed (and including an indemnification provision). If the related Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any
Mortgage Loan, any of the documents and/or instruments referred to in clauses
(2), (4), (11)(A) and (12) of the definition of "Mortgage File," with evidence of recording or filing, as the case may be, thereon, because of a delay caused by the public recording or filing office where such document or instrument has been delivered for recordation or filing, or because such original recorded document has been lost or returned from the recording or filing office and subsequently lost, as the case may be, the delivery requirements of the related
Mortgage Loan Purchase Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such missing document or instrument, and such missing document or instrument shall be deemed to have been included in the Mortgage
File; provided, that a photocopy of such missing document or instrument (without evidence of recording or filing thereon, but certified (which certification may relate to multiple documents or instruments) by the related Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording or filing, as the case may be) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date and either the original of such missing document or instrument, or a copy thereof, with evidence of recording or filing, as the case may be, thereon, is delivered to or at the direction of the
Trustee within 180 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the related Mortgage Loan Seller has provided the Trustee with evidence of such recording or filing, as the case may be, or has certified to the Trustee as to the occurrence of such recording or filing, as the case may be, and is, as certified to the Trustee no less often than quarterly, in good faith attempting to obtain from the appropriate county recorder's or filing office such original or copy). Upon request, the Trustee shall provide a copy of any such certification, promptly after receipt thereof, to any Certificate Owner holding a Certificate in the Controlling Class that has provided a certification to the Trustee in the form attached hereto as Exhibit
H-1. If the related Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, the original or a copy of the related lender's title insurance policy referred to in clause (9) of the definition of
"Mortgage File" solely because such policy has not yet been issued, the delivery requirements of this Section 2.01(b) shall be deemed to be satisfied as to such missing item, and such missing item shall be deemed to have been included in the related Mortgage File; provided, that the related Mortgage Loan Seller shall have delivered to the Trustee or a Custodian appointed thereby, on or before the
Closing Date, a pro forma policy or commitment for title insurance "marked-up"
at the closing of such Mortgage Loan, marked as binding by the insurer or its agent, and the related Mortgage Loan Seller shall deliver to the Trustee or such
Custodian, promptly following the receipt thereof, the original related lender's title insurance policy (or a copy thereof). In addition,

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notwithstanding anything to the contrary contained herein, if there exists with respect to any group of related Cross-Collateralized Mortgage Loans only one original of any document referred to in the definition of "Mortgage File"
covering all the Mortgage Loans in such group, then the inclusion of the original of such document in the Mortgage File for any of the Mortgage Loans in
such group shall be deemed an inclusion of such original in the Mortgage File for each such Mortgage Loan. Neither the Trustee nor any Custodian shall in any way be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase Agreement and this Section 2.01(b).

     If any of the endorsements referred to in clause (1) of the definition of
"Mortgage File" are delivered to the Trustee in blank, the Trustee shall be responsible for promptly (and in any event within 45 days of the Closing Date)
completing the related endorsement and if any of the assignments referred to in clauses (3), (5) and (7) of the definition of "Mortgage File" are delivered to the Trustee in blank, the related Mortgage Loan Seller shall be responsible for completing the related assignment, in the name of the Trustee (in such capacity)
and in any event prior to releasing possession thereof. Notwithstanding anything herein to the contrary, with respect to the documents referred to in clause (18)
of the definition of Mortgage File, the Master Servicer may hold the original of such document in trust on behalf of the Trustee in order to draw on such letter of credit and the applicable Mortgage Loan Seller shall be deemed to have satisfied the delivery requirements of this Section 2.01(b) by delivering the original of such document to (x) the Master Servicer in the case of Mortgage
Loans sold or originated by GMACCM or its Affiliates or (y) the Trustee, in the
case of loans (other than Mortgage Loans originated by GMACCM or its Affiliates)
sold by GACC or MSMC, who will certify receipt of such document by the Closing
Date and send a copy of the applicable document to the other party, and the
Trustee shall appoint the Master Servicer as custodian with respect to any such letters of credit. The applicable Mortgage Loan Seller shall pay any costs of assignment of such letter of credit required in order for the Master Servicer to draw on such letter of credit. In the event that the related transfer documents specified in clause (18) of the definition of Mortgage File are missing because the related assignment documents have not been completed, the applicable
Mortgage Loan Seller shall take all necessary steps to enable the Master
Servicer to draw on the related letter of credit including, if necessary, drawing on the letter of credit in its own name pursuant to written instructions from the Master Servicer and immediately remitting such funds (or causing such funds to be remitted) to the Master Servicer.

     Notwithstanding the above, the related Mortgage Loan Seller shall handle the processing of the assignment and transfer of the original letters of credit.
The related Mortgage Loan Seller shall have up to forty-five (45) days following the Closing Date to complete such transfer; and provided, further, in the event the Master Servicer determines to make a draw under any letter of credit prior to the time it has been assigned and/or transferred to the Trustee on behalf of the Trust Fund or the Master Servicer, as applicable, then the related Mortgage
Loan Seller agrees to cooperate with the Master Servicer in making any presentation and draw concerning such letter of credit, on behalf of the Trust
Fund (and if necessary the related Mortgage Loan Seller shall make such draw in its own name pursuant to the written instructions of the Master Servicer and deliver the proceeds to the Master Servicer on behalf of the Trust Fund). In the event a draw is not honored or able to be processed as a result of the transfer process being incomplete, the related Mortgage Loan Seller shall be liable to the Trust Fund for all expenses, damages or losses, including, but not limited to reimbursement of interest charged by the Master Servicer for

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any Advance made in lieu of such draw, up to an amount not to exceed the amount of such draw plus Advance Interest and related expenses resulting from the failure of the draw to occur.

         (c) Pursuant to each Mortgage Loan Purchase Agreement, the related
Mortgage Loan Seller shall, as to each Mortgage Loan, at its own expense, promptly (and in any event within 60 days of the Closing Date) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment referred to in clauses (3) and (5) of the definition of
"Mortgage File" and each UCC-2 and UCC-3 referred to in clause (11)(B) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office or the Mortgage Loan Seller to the
Trustee or its designee following recording, and each such UCC-2 and UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or its designee following filing. Promptly following receipt, the Trustee shall, at the request of the Master Servicer, deliver a copy of any such document or instrument to the Master Servicer. If any such document or instrument is lost or returned to the Trustee unrecorded or unfiled, as the case may be, because of a defect therein, the Trustee shall direct the Mortgage Loan Seller, pursuant to the related Mortgage Loan Purchase Agreement promptly to prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be.

         (d) All documents and records in the Depositor's or any Mortgage Loan
Seller's possession relating to the Mortgage Loans that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer on or before the Closing Date and shall be held by the Master Servicer (or a Sub-Servicer retained thereby) on behalf of the
Trustee in trust for the benefit of the Certificateholders and, with respect to each Serviced Companion Loan and Serviced B Note, the related Serviced Companion
Loan Holders and Serviced B Note Holders, respectively. If the Sub-Servicer shall hold any original documents and records delivered to it pursuant to this subsection (d) then the Sub-Servicer shall deliver copies thereof to the Master
Servicer.

         (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Master Servicer, on or before the Closing Date, a fully executed original counterpart of each Mortgage
Loan Purchase Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

         (f) [Reserved]

         (g) The Trustee, by the execution and delivery of this Agreement, hereby agrees to be bound to the terms of the Intercreditor Agreements.

         Section 2.02 Acceptance by Trustee.

         (a) The Trustee, by the execution and delivery of this Agreement, hereby certifies receipt by it or a Custodian on its behalf, subject to the provisions of Section 2.01 and the further review provided for in this Section
2.02, and further subject to any exceptions noted on any exception report prepared by the Trustee or such Custodian and attached hereto as Exhibit L-1, of the documents specified in clauses (1), (2), (9), (13) and (18) (other than the

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related transfer documents) of the definition of "Mortgage File" with respect to each Mortgage Loan, of a fully executed original counterpart of each Mortgage
Loan Purchase Agreement, if applicable, and of all other assets included in
REMIC I and delivered to it, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files, and that it holds and will hold such other assets included in REMIC I, in trust for the exclusive use and benefit of all present and future Certificateholders; provided that the
Trustee's certification with respect to the Non-Serviced Mortgage Loans shall only include documents specified in clause (1) of the definition of "Mortgage
File." In connection with the foregoing, the Trustee hereby certifies, subject to any exceptions noted on any exception report prepared by the Trustee or the
Custodian and attached hereto as Exhibit L-1, as to each Mortgage Note, that it
(A) appears regular on its face (handwritten additions, changes or corrections shall not constitute irregularities if initialed by the Mortgagor), (B) appears to have been executed (where appropriate) and (C) purports to relate to such
Mortgage Loan. To the extent that documents in the Mortgage File for the
Serviced Whole Loans relate to any Serviced Companion Loan or Serviced B Note, as applicable, the Trustee shall also hold such documents in such Mortgage File in trust for the use and benefit of the related Serviced Companion Loan Holders and Serviced B Note Holders, respectively.

     Further, the Trustee hereby certifies to each of the Depositor, the Master
Servicer, the Special Servicer and each Mortgage Loan Seller that except as identified in the exception report, which is attached hereto as Exhibit L-1, without regard to the proviso in the definition of "Mortgage File," each of the original executed Mortgage Notes and endorsements as described in clause (1) of the definition of Mortgage File and the documents or instruments referred to in clauses (2), (9), (13) and (18) (solely with respect to letters of credit and not the related transfer documents) of the definition of Mortgage File are in its possession; provided that the Trustee's certification with respect to the
Non-Serviced Mortgage Loans shall only include documents specified in clause (1)
of the definition of "Mortgage File"; provided, further, that with respect to clause (13) of the definition of "Mortgage File," the Trustee certification shall relate only to copies of Ground Leases if any, and, with respect to clause
(18) of the definition of Mortgage File, the Trustee's certification shall relate only to copies of any letter of credit and transfer documents, if any.
With respect to the schedule of exceptions described in the preceding sentence, within fifteen (15) Business Days of the Closing Date, with respect to the documents specified in clauses (2), (9), (13) and (18) (solely with respect to letters of credit and not the related transfer documents) of the definition of
"Mortgage File," the related Mortgage Loan Seller shall cure any exception listed therein (for the avoidance of doubt, any deficiencies with respect to the documents specified in clause (2) resulting solely from a delay in the return of the related documents from the applicable recording office or loss of such documents, shall be cured in the time and manner described in Section 2.01(b)).
If such exception is not so cured, the related Mortgage Loan Seller shall either
(x) repurchase the related Mortgage Loan for the Purchase Price, (y) with respect to exceptions relating to clause (18) of the definition of "Mortgage
File," deposit with the Master Servicer an amount, to be held in a Special
Reserve Account, equal to the amount of the undelivered letter of credit (in the alternative, the related Mortgage Loan Seller may deliver to the Master
Servicer, with a copy to the Trustee, a letter of credit for the benefit of the
Master Servicer on behalf of the Trustee and upon the same terms and conditions as the undelivered letter of credit) which the Master Servicer on behalf of the
Trustee may use (or draw upon, as the case may be) under the same circumstances
and

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conditions as the Master Servicer would have been entitled to draw on the undelivered letter of credit, or (z) with respect to any exceptions relating to clauses (2) and (9), deposit with the Trustee an amount, to be held in trust in a Special Reserve Account, equal to 25% of the Stated Principal Balance of the related Mortgage Loan. Any funds or letter of credit deposited pursuant to clauses (y) and (z) shall be held by the Trustee or the Master Servicer, as applicable, until the earlier of (i) the date on which the Master Servicer certifies to the Trustee and the Majority Certificateholder of the Controlling
Class that such exception has been cured (or the Trustee certifies the same to the Majority Certificateholder of the Controlling Class), at which time such funds or letter of credit, as applicable, shall be returned to the related
Mortgage Loan Seller and (ii) thirty (30) Business Days after the Closing Date;
provided, however, that if such exception is not cured within such thirty (30)
Business Days, (A) in the case of clause (y), the Master Servicer shall retain the funds or the letter of credit on deposit in the related Special Reserve
Account until such exception is cured or the Mortgage Loan is repurchased for the Purchase Price, or (B) in the case of clause (z), the related Mortgage Loan
Seller shall repurchase the related Mortgage Loan in accordance with the terms and conditions of Section 2.03 or the related Mortgage Loan Purchase Agreement, at which time such funds shall be applied to the Purchase Price of the related
Mortgage Loan. Any funds or letter of credit deposited pursuant to clause (y) or
(z) shall be treated as an "outside reserve fund" for purposes of the REMIC
Provisions, and the related Mortgage Loan Seller shall be treated as the beneficial owner thereof (and any amounts reimbursed by REMIC I or REMIC II) and shall be taxed on any reinvestment income with respect to such funds.

     (b) Within 60 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Sellers constituting the Mortgage Files; and, promptly following such review, the Trustee shall certify in writing in the form attached hereto as Exhibit L-2 to each of the Depositor, the Master Servicer, the Special Servicer, each Certificateholder in the Controlling Class, each
Mortgage Loan Seller and, upon request, any Certificateholder that, as to each
Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification) (in electronic format if requested), (i) all documents specified in clauses (1)
through (5), (9), (11), (12), (13) and (18) (in the case of clause (11), without regard to whether such UCC financing statements were in the possession of the
Mortgage Loan Seller (or its agent)) of the definition of "Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.01(b) and (ii) all documents delivered or caused to be delivered by the related Mortgage Loan Seller constituting the related Mortgage File have been reviewed by it or by a
Custodian on its behalf and (A) appear regular on their face and relate to such
Mortgage Loan, (B) appear to have been executed (where appropriate) and (C)
purport to relate to such Mortgage Loan; provided that the Trustee's certification with respect to the Non-Serviced Mortgage Loans shall only include documents specified in clause (1) of the definition of Mortgage File. If the
Trustee's certification pursuant to the preceding sentence includes an exception report, or if such certification indicates that any recording or filing required by Section 2.01(c) has not been completed with respect to a Mortgage Loan, the
Trustee or a Custodian on its behalf shall continuously update such exception report to reflect receipt of any additional documents or instruments or evidence of recording or filing of such additional documents or instruments with respect to such Mortgage Loan, until the earliest of (i) the date on which such exceptions are

                                      109

eliminated and any such recording or filing has been completed, (ii) the date on which the affected Mortgage Loan has been removed from the Trust Fund, and (iii)
the date which is two years after the Closing Date, and shall provide such updated exception report (beginning 150 days after the Closing Date and continuing every 90 days thereafter until the date such exceptions are cured, and following the date which is two years after the Closing Date) to each of the
Depositor, the Master Servicer, the Special Servicer, the Majority
Certificateholder of the Controlling Class and, upon request, any
Certificateholder and, with respect to any Serviced Whole Loan, each related
Serviced Companion Loan Holder and Serviced B Note Holders. At any time after the date which is two years after the Closing Date, the Depositor, the Master
Servicer, the Special Servicer, any Certificateholder, any Serviced Companion
Loan Holder and any Serviced B Note Holder may receive, upon request, an updated exception report (which may be in electronic format).

         (c) The Trustee or a Custodian on its behalf shall review each of the
Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing in the form attached hereto as Exhibit L-2 to each of the Depositor, the
Master Servicer, the Special Servicer, the Majority Certificateholder of the
Controlling Class and each Mortgage Loan Seller (and, with respect to each
Serviced Companion Loan and Serviced B Note, the related Serviced Companion Loan
Holders and Serviced B Note Holders, respectively) that, as to each Mortgage
Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred) and except as specifically identified in any exception report annexed to such certification, (i) all documents specified in clauses (1) through (5), (9), (11), (12), (13) and (18) (in the case of clause (11), without regard to whether such UCC financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of
"Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section
2.01(b), (ii) it or a Custodian on its behalf has received either a recorded original of each of the assignments specified in clause (3) and, insofar as an unrecorded original thereof had been delivered or caused to be delivered by the related Mortgage Loan Seller, clause (5) of the definition of "Mortgage File" or a copy of such recorded original certified by the applicable public recording office or, if such public recording office does not provide a certified original, the Mortgage Loan Seller to be true and complete and (iii) all
Mortgage Loan documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and (A) appear regular on their face and relate to such Mortgage Loan, (B) appear to have been executed (where appropriate) and (C) purport to relate to such Mortgage Loan; provided that the
Trustee's certification with respect to the Non-Serviced Mortgage Loans shall only include documents specified in clause (1) of the definition of "Mortgage
File."

         (d) It is acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (6), (7), (8), (10), (14), (15), (16), (17) and (19) of the
definition of "Mortgage File" exist or are required to be delivered by the
Depositor, any Mortgage Loan Seller or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable, in recordable form or appropriate for the represented purpose or that they are other than what they purport to be on their face.
Further, with respect to the documents described in clause (11) of the definition of "Mortgage File," to the extent the Trustee has actual knowledge or is notified of any fixture or

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real property UCC Financing Statements and to the extent that the Trustee is preparing assignments for the applicable Mortgage Loan Seller, the Trustee shall file an assignment to the Trust Fund with respect to such UCC Financing
Statements in the appropriate jurisdiction under the UCC at the expense of the related Mortgage Loan Seller. The UCC Financing Statements will be delivered on the new national filing forms, in recordable form and will be filed in the relevant central office of such state, as referred to herein or on the face of such documents.

         (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds (or, if at any time, any other party hereto finds) any document or documents constituting a part of a Mortgage
File to have not been properly executed or, subject to Section 2.01(b), to have not been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan
Schedule, or to be defective on its face (each, a "Document Defect" in the related Mortgage File) the Trustee (or such other party) shall promptly so notify each of the other parties hereto, the related Mortgage Loan Seller, and with respect to each Serviced Companion Loan and Serviced B Note, the related
Serviced Companion Loan Holders and Serviced B Note Holders, respectively. If and when notified of any error in the Mortgage Loan Schedule, the Depositor shall promptly correct such error and distribute a new, corrected Mortgage Loan
Schedule to each of the other parties hereto, and upon receipt by the Trustee of such a corrected Mortgage Loan Schedule so identified, such new, corrected
Mortgage Loan Schedule shall be deemed to amend and replace the existing
Mortgage Loan Schedule for all purposes.

         (f) The Master Servicer, or the Trustee, as applicable, may establish one or more Special Reserve Accounts, each of which shall be an Eligible
Account, and the Master Servicer, or the Trustee, as applicable, or its designee shall deposit any amount permitted to be deposited, pursuant to Sections 2.02(a)
or 2.03(a), in a Special Reserve Account within two (2) Business Days of receipt. The related Mortgage Loan Seller may direct the Master Servicer, or the
Trustee, as applicable, to invest or cause the investment of the funds deposited in the Special Reserve Account in one or more Permitted Investments that bear interest or are sold at a discount and that mature, unless payable on demand, no later than the Business Day prior to the next Delinquency Advance Date. The
Master Servicer, or the Trustee, as applicable, shall act upon the written instructions of the Mortgage Loan Seller with respect to the investment of the funds in the Special Reserve Account in such Permitted Investments; provided, that in the absence of appropriate and timely written instructions from the related Mortgage Loan Seller, the Master Servicer, or the Trustee, as
applicable, shall not invest or direct the investment of funds in such Special
Reserve Account. All income and gain realized from the investment of funds deposited in such Special Reserve Account shall be for the benefit of the related Mortgage Loan Seller (which shall be taxable with respect thereto) and shall be withdrawn by the Master Servicer, or the Trustee, as applicable, or its designee and remitted to the related Mortgage Loan Seller on each Delinquency
Advance Date (net of any losses incurred), and the related Mortgage Loan Seller shall remit to the Master Servicer, or the Trustee, as applicable, from the related Mortgage Loan Seller's own funds for deposit into such Special Reserve
Account the amount of any Net Investment Loss (net of Net Investment Earnings)
in respect of such Permitted Investments immediately upon realization of such
Net Investment Losses and receipt of written notice thereof from the Master
Servicer, or the Trustee, as applicable.

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     Section 2.03 Mortgage Loan Sellers' Repurchase or Substitution of Mortgage
Loans for Defects in Mortgage Files and Breaches of Representations and
Warranties.

         (a) If the Trustee discovers or receives notice of a Document Defect in any Mortgage File or a breach of any representation or warranty set forth in or made pursuant to Section 4(a) of each Mortgage Loan Purchase Agreement (a
"Breach"), and if such Document Defect or Breach is a Material Document Defect or Material Breach, as the case may be, the Trustee shall give prompt written notice of such Material Document Defect, or Material Breach, as the case may be, to the Depositor, the Master Servicer, the Special Servicer, the Majority
Certificateholder of the Controlling Class, the Rating Agencies and the related
Mortgage Loan Seller. The Special Servicer shall, and the Trustee and Master
Servicer may (provided that, if the applicable Mortgage Loan Seller is an
Affiliate of the Special Servicer, the Trustee shall pursue such action at the direction of the Majority Certificateholder of the Controlling Class), request in writing (with a copy to the other parties hereto, the Rating Agencies and the
Majority Certificateholder of the Controlling Class) that the applicable
Mortgage Loan Seller, not later than ninety (90) days from receipt of such written request, and the applicable Mortgage Loan Seller shall, (i) cure such
Material Document Defect or Material Breach, as the case may be, in all material respects, (ii) repurchase the affected Mortgage Loan at the Purchase Price,
(iii) within two years of the Closing Date, substitute a Qualified Substitute
Mortgage Loan for such affected Mortgage Loan and pay the Master Servicer for deposit into the Certificate Account any Substitution Shortfall Amount in
connection therewith, or (iv) at the sole discretion of the Majority
Certificateholder of the Controlling Class (so long as the Majority
Certificateholder of the Controlling Class is not the related Mortgage Loan
Seller or an Affiliate thereof), provide to the Master Servicer a letter of credit or deposit in a Special Reserve Account an amount equal to 25% of the
Stated Principal Balance of any Mortgage Loan for which certain types of
Material Document Defects relating to delay in the return of documents from local filing or recording offices remaining uncorrected for 18 months following the Closing Date as provided in Section 2.02(a); provided, however, that if such
Material Document Defect or Material Breach is capable of being cured but not cured within such ninety (90) day period (the "Initial Resolution Period"), such
Material Document Defect or Material Breach does not relate to the Mortgage Loan not being treated as a "qualified mortgage" within the meaning of the REMIC
Provisions and the applicable Mortgage Loan Seller has commenced and is diligently proceeding with the cure of such Material Document Defect or Material
Breach within such ninety (90) day period, the applicable Mortgage Loan Seller shall have (x) with respect to any such Material Breach, an additional period equal to the applicable Resolution Extension Period (and shall give notice to the Trustee that it is using such additional period) to complete such cure (or, failing to complete such cure, to repurchase the related Mortgage Loan (or related REO Loan) or substitute a Qualified Substitute Mortgage Loan) and (y)
with respect to any such Material Document Defect, the applicable Resolution
Extension Period to complete such cure (or, failing to complete such cure, to repurchase the related Mortgage Loan (or related REO Loan) or substitute a
Qualified Substitute Mortgage Loan) or as described in clause (iv) above, provide a letter of credit or deposit the requisite amount in the Special
Reserve Account; and provided, further, with respect to such Resolution
Extension Period, the applicable Mortgage Loan Seller shall have delivered an officer's certificate to the Trustee setting forth the reasons such Material
Document Defect or Material Breach is not capable of being cured within the initial ninety (90) day period and what actions the applicable Mortgage Loan
Seller is pursuing in connection with such cure thereof and stating that the applicable Mortgage Loan Seller

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anticipates such Material Document Defect or Material Breach will be cured within the Resolution Extension Period. If the affected Mortgage Loan is to be repurchased or substituted, the Master Servicer shall designate the Certificate
Account as the account to which funds in the amount of the Purchase Price or the
Substitution Shortfall Amount, as applicable, are to be wired. Any such repurchase or substitution of a Mortgage Loan shall be on a whole loan, servicing released basis.

     Notwithstanding the foregoing, as set forth in each Mortgage Loan Purchase
Agreements, if (x) there exists a Breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, clause
39 of Exhibit B to the related Mortgage Loan Purchase Agreement relating to fees and expenses payable by the Mortgagor associated with the exercise of a defeasance option, a waiver of a "due on sale" provision or a "due on encumbrance" provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan documents specifically prohibit the Master Servicer or
Special Servicer from requiring the related Mortgagor to pay such fees and expenses, then, upon notice by the Master Servicer or Special Servicer, the related Mortgage Loan Seller shall transfer to the Certificate Account, within
90 days of such Mortgage Loan Seller's receipt of such notice, the amount of any such fees and expenses borne by the Trust Fund that are the basis of such
Breach. Upon its making such deposit, the related Mortgage Loan Seller shall be deemed to have cured such Breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Certificateholders and the Trustee on their behalf regarding any such Breach, regardless of whether it constitutes a Material Breach, and the related Mortgage Loan Seller shall not be obligated to repurchase or otherwise cure such Breach.

     As set forth in each Mortgage Loan Purchase Agreement, if a repurchase obligation arises for any Mortgage Loan, such obligation shall extend to, and the related Mortgage Loan Seller shall repurchase, any related
Cross-Collateralized Mortgage Loan; provided, that with respect to any Mortgage
Loan, the related Mortgage Loan Seller shall not be required to repurchase or substitute for the affected Mortgage Loan for which the repurchase obligation has arisen all of the related Cross-Collateralized Mortgage Loans, if the Breach or Document Defect relates solely to one Mortgaged Property and if the affected
Mortgaged Property may be released pursuant to the specific terms of any partial release provisions in the related Mortgage Loan documents and the remaining
Mortgaged Property(ies) satisfies the requirements, if any, set forth in the
Mortgage(s) for the Mortgaged Property(ies) remaining after application of the partial release provisions or, in the alternative, at the sole discretion of the
Majority Certificateholder of the Controlling Class (so long as the Majority
Certificateholder of the Controlling Class is not the related Mortgage Loan
Seller or an Affiliate thereof), if the credit of the remaining Mortgage Loans comprising the related pool of Cross-Collateralized Mortgage Loans shall be reasonably acceptable and the released Mortgage Loan is released from the application of the cross-collateralization provisions; provided, however, that in connection with a partial release, the related Mortgage Loan Seller shall obtain an Opinion of Counsel (at such Mortgage Loan Seller's expense) to the effect that the contemplated action will not, with respect to REMIC I, REMIC II or REMIC III, adversely affect REMIC status and, unless such party determines in its sole discretion to indemnify the Trust Fund on an after-tax basis with respect to any prohibited transaction; and provided further, that if (i) the
Debt Service Coverage Ratio of the remaining Mortgaged Properties is less than the Debt Service Coverage Ratio of all such Mortgaged Properties prior to the release, or (ii) the Loan-to-Value Ratio of the remaining Mortgaged

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Properties is greater than the Loan-to-Value Ratio of all such Mortgaged
Properties prior to the release, Rating Agency Confirmation shall be required.

     As to any Qualifying Substitute Mortgage Loan or Loans, the Trustee shall direct the related Mortgage Loan Seller to deliver to the Trustee for such
Qualifying Substitute Mortgage Loan or Loans (with a copy to the Master
Servicer), the related Mortgage File(s) with the related Mortgage Note(s)
endorsed as required by clause (1) of the definition of "Mortgage File." No substitution may be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualifying Substitute Mortgage
Loans in the month of substitution shall not be part of the Trust Fund and will be retained by Master Servicer and remitted by the Master Servicer to the related Mortgage Loan Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the
Monthly Payment due on the related Deleted Mortgage Loan for such month and thereafter the related Mortgage Loan Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

     In any month in which the related Mortgage Loan Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage
Loans, the Master Servicer will determine the applicable Substitution Shortfall
Amount. The Trustee shall direct the related Mortgage Loan Seller to deposit cash equal to such amount into the Certificate Account concurrently with the delivery of the Mortgage File(s) for the Qualifying Substitute Mortgage Loan(s),
without any reimbursement thereof. The Trustee shall also direct the related
Mortgage Loan Seller to give written notice to the Trustee and the Master
Servicer of such deposit, accompanied by an Officer's Certificate as to the calculation of the applicable Substitution Shortfall Amount. The Trustee shall direct the related Mortgage Loan Seller to amend the Mortgage Loan Schedule to reflect the removal of each Deleted Mortgage Loan and, if applicable, the substitution of the Qualifying Substitute Mortgage Loan(s); and, upon such amendment, the Trustee shall deliver or cause the delivery of such amended
Mortgage Loan Schedule to the other parties hereto. Upon any such substitution, the Qualifying Substitute Mortgage Loan(s) shall be subject to the terms of this
Agreement in all respects.

         (b) In connection with any repurchase or substitution of one or more
Mortgage Loans contemplated by this Section 2.03, upon receipt of a Request for
Release (in the form of Exhibit D attached hereto) of a Servicing Officer of the
Master Servicer certifying as to the receipt of the applicable Purchase Price(s)
in the Certificate Account (in the case of any such repurchase) or the receipt of the applicable Substitution Shortfall Amount(s) in the Certificate Account
and upon the delivery of the Mortgage File(s) and the Servicing File(s) for the
related Qualified Substitute Mortgage Loan(s) to the Master Servicer (in the
case of any such substitution), (i) the Trustee shall promptly execute and deliver such endorsements and assignments as are provided to it, in each case without recourse, representation or warranty, as shall be necessary to vest in the applicable Mortgage Loan Seller the legal and beneficial ownership of each repurchased Mortgage Loan or Deleted Mortgage Loan, as applicable, being released pursuant to this Section 2.03, and (ii) the Trustee, the Master
Servicer and the Special Servicer shall each tender promptly to the applicable
Mortgage Loan Seller, upon delivery to each of them of a receipt executed by the applicable Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to each such Mortgage Loan possessed by it, and the Master
Servicer and the Special Servicer shall release or cause to be released to the

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applicable Mortgage Loan Seller any Escrow Payments and Reserve Funds held by it in respect of such repurchased or Deleted Mortgage Loan; provided that any such tender by the Trustee shall be conditioned upon its receipt from the Master
Servicer or the Special Servicer of a Request for Release.

     Thereafter, the Trustee, the Master Servicer and the Special Servicer shall have no further responsibility with regard to the related repurchased Mortgage
Loan(s) or Deleted Mortgage Loan(s), as applicable, and the related Mortgage
File(s) and Servicing File(s). The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this Section 2.03, and the
Trustee shall execute any powers of attorney that are prepared and delivered to the Trustee by the Master Servicer and are necessary to permit the Master
Servicer to do so. At the time a substitution is made, the related Mortgage Loan
Purchase Agreement will provide that the Mortgage Loan Seller shall deliver the related Mortgage File to the Trustee and certify that the substitute Mortgage
Loan is a Qualified Substitute Mortgage Loan.

         (c) The provisions of this Article II provide the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, with respect to any Material Document Defect in a Mortgage File or any Material
Breach of any representation or warranty set forth in or required to be made pursuant to Section 4(a) of any Mortgage Loan Purchase Agreement or any of the
circumstances described in Section 6(b) of any Mortgage Loan Purchase Agreement.

         (d) The Trustee, with the cooperation of the Special Servicer (in the case of Specially Serviced Mortgage Loans), shall, for the benefit of the
Certificateholders, enforce the obligations of each Mortgage Loan Seller under
Section 6 of the related Mortgage Loan Purchase Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Trustee would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s).
The Trustee shall be reimbursed for the reasonable costs of such enforcement, together with interest thereon at the Reimbursement Rate: first, from a specific recovery of costs, expenses or attorneys' fees against the related Mortgage Loan
Seller; second, pursuant to Section 3.05(a)(x) out of the related Purchase
Price, to the extent that such expenses are a specific component thereof; and
third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to
Section 3.05(a)(xi) out of general collections on the Mortgage Loans on deposit in the Certificate Account.

         (e) Subject to the applicable time periods for cure, substitution, repurchase or other remedy provided in this Agreement, if the applicable
Mortgage Loan Seller contests a repurchase claim for a Material Breach or
Material Document Defect and the Special Servicer determines that it is in the best interest of the Certificateholders to proceed with a liquidation or workout
(any modification pursuant to which shall not constitute a defense against a repurchase) of a Mortgage Loan that is in default while pursuing a repurchase claim; provided, that any such action is consistent with the Servicing Standard, the Mortgage Loan Seller will be liable for the difference between the aggregate of all Liquidation Proceeds, Insurance Proceeds, net REO Revenues and all other amounts previously received from the liquidation or workout of, or

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otherwise in respect of, such Mortgage Loan and the Purchase Price to the extent the repurchase claim is successful.

     Section 2.04 Issuance of Class R-I Certificates; Creation of REMIC I
Regular Interests.

     Concurrently with the assignment to the Trustee of the assets included in
REMIC I, and in exchange therefor, at the direction of the Depositor, the REMIC
I Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-I Certificates in authorized denominations.
The interests evidenced by the Class R-I Certificates, together with the REMIC I
Regular Interests, constitute the entire beneficial ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the
REMIC I Regular Interests, respectively, and all ownership interests of the
Class R-I Certificateholders and REMIC II in and to such distributions, shall be as set forth in this Agreement.

     Section 2.05 Conveyance of REMIC I Regular Interests; Acceptance of REMIC
II by the Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC I Regular Interests to the
Trustee for the benefit of the Class R-II Certificateholders and REMIC III as
holder of the REMIC II Regular Interests. The Trustee acknowledges the assignment to it of the REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class R-II Certificateholders and REMIC III as the holder of the REMIC II
Regular Interests.

     Section 2.06 Issuance of Class R-II Certificates; Creation of REMIC II
Regular Interest.

     Concurrently with the assignment to the Trustee of the REMIC I Regular
Interests, and in exchange therefor, at the direction of the Depositor, the
REMIC II Regular Interests have been issued hereunder and the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class R-II Certificates in authorized denominations. The interests evidenced by the Class R-II Certificates, together with the REMIC II Regular Interests, constitute the entire beneficial ownership of REMIC II. The rights of the Class R-II Certificateholders and REMIC III to receive distributions from the proceeds of REMIC II in respect of the Class R-II
Certificates and the REMIC II Regular Interests, respectively, and all ownership interests of the Class R-II Certificateholders and REMIC III in and to such distributions, shall be as set forth in this Agreement.

     Section 2.07 Conveyance of REMIC II Regular Interests; Acceptance of REMIC
III by Trustee.

     The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the REMIC II Regular Interests to the
Trustee for the benefit of the REMIC III Certificateholders. The Trustee acknowledges the assignment to it of the REMIC II Regular

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Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future REMIC III
Certificateholders.

     Section 2.08 Issuance of REMIC III Certificates.

     Concurrently with the assignment to the Trustee of the REMIC II Regular
Interests, and in exchange therefor, at the direction of the Depositor, the
Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the REMIC III Certificates in authorized denominations evidencing the entire beneficial ownership of REMIC
III. The rights of the respective Classes of REMIC III Certificateholders to receive distributions from the proceeds of REMIC III in respect of their REMIC
III Certificates, and all ownership interests of the respective Classes of REMIC
III Certificateholders in and to such distributions, shall be as set forth in this Agreement.

     Section 2.09 Assignment of Excess Interest; Issuance of the Class Q
Certificates.

     Concurrently with the assignment to the Trustee of the Excess Interest, and in exchange therefor, at the direction of the Depositor, the Trustee has executed, and caused the Certificate Registrar to authenticate and deliver, to or upon the order of the Depositor, the Class Q Certificates evidencing the entire beneficial ownership of the portion of the Trust Fund consisting of
Excess Interest and the related portion of the Distribution Account, which portion shall be treated as a Grantor Trust Asset.

                                   ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

     Section 3.01 Servicing and Administration of the Mortgage Loans.

         (a) Each of the Master Servicer and the Special Servicer shall service and administer the Mortgage Loans (excluding the Non-Serviced Mortgage Loans)
and the Serviced Whole Loans that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders and, with respect to the Serviced
Whole Loans, on behalf of the Certificateholders and each related Serviced
Companion Loan Holder and Serviced B Note Holder (as a collective whole) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the related Mortgage Loans,
Serviced Companion Loan and Serviced B Note, respectively, and, to the extent consistent with the foregoing, further as follows: (i) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties (giving, in the case of any master servicer or special servicer other than GMACCM, due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicer) or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder; (ii) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans and

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Serviced Whole Loans or, if a Mortgage Loan or Serviced Whole Loan comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such
Mortgage Loan to the Certificateholders (as a collective whole) and, with respect to the Serviced Whole Loans, the maximization of the recovery on the
Serviced Whole Loans, to the Certificateholders, Serviced Companion Loan Holders
and Serviced B Note Holders (as a collective whole), on a present value basis
(the relevant discounting of anticipated collections that will be distributable to Certificateholders, Serviced Companion Loan Holders or Serviced B Note
Holders, as applicable, to be performed at the related Net Mortgage Rate); and
(iii) without regard to (A) any relationship that the Master Servicer or the
Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor, (B) the ownership of any Certificate, any Serviced Companion
Loan, any Serviced Companion Loan Security, any Non-Serviced Companion Loan or
any Non-Serviced Companion Loan Security by the Master Servicer or the Special
Servicer, as the case may be, or by any Affiliate thereof, (C) the Master
Servicer's obligation to make Advances, (D) the Special Servicer's obligation to direct the Master Servicer to make Servicing Advances, (E) the right of the
Master Servicer (or any Affiliate thereof) or the Special Servicer (or any
Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction and (F) the obligation of GMACCM to repurchase
Mortgage Loans pursuant to Section 6 of the GMACCM Mortgage Loan Purchase
Agreement (the conditions set forth in the immediately foregoing clauses (i),
(ii) and (iii), the "Servicing Standard"). Without limiting the generality of the foregoing, each of the Master Servicer and the Special Servicer, in its own
name, in connection with its servicing and administrative duties hereunder is hereby authorized and empowered by the Trustee, to exercise efforts consistent with the foregoing standard and to execute and deliver, on behalf of the
Certificateholders, the Serviced Companion Loan Holders, the Serviced B Note
Holders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage or other security document in the related
Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.21, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of full release or discharge, and all other comparable instruments, with respect to the Mortgage
Loans, the Serviced Whole Loans and the Mortgaged Properties. Each of the Master
Servicer and the Special Servicer is also authorized to approve a request by a
Mortgagor under a Mortgage Loan or Serviced Whole Loan that it is obligated to service and administer pursuant to this Agreement, for an easement, consent to alteration or demolition, and for other similar matters; provided, that the
Master Servicer or the Special Servicer, as the case may be, determines, exercising its good faith business judgment and in accordance with the Servicing
Standard, that such approval will not affect the security for, or the timely and full collectibility of, the related Mortgage Loan or Serviced Whole Loan.
Subject to Section 3.10, the Trustee shall furnish, or cause to be furnished, to the Master Servicer and the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Master Servicer or the Special
Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable, and shall be indemnified by the Master Servicer or the Special Servicer, as
applicable, for any negligence with respect to, or willful misuse of, any such power of attorney by the Master

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Servicer or the Special Servicer, as the case may be; provided, further, that neither the Master Servicer nor the Special Servicer, without the written consent of the Trustee, shall initiate any action in the name of the Trustee without indicating its representative capacity or take any action with the intent to, and which actually does, cause the Trustee to be registered to do business in any state.

         (b) Subject to Section 3.01(a) and Section 3.24(f) (taking account of
Section 3.24(g)), the Master Servicer and the Special Servicer each shall have full power and authority, acting alone or, subject to Section 3.23, through
Sub-Servicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable.

         (c) The relationship of the Master Servicer and the Special Servicer to
the Trustee and, unless the same Person acts in multiple capacities, to each other under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.
Unless the same Person acts in both capacities, the Master Servicer shall have no responsibility for the performance by the Special Servicer of its duties under this Agreement, and the Special Servicer shall have no responsibility for the performance of the Master Servicer under this Agreement.

         (d) Subject to Section 3.01(a), each of the Master Servicer and Special
Servicer shall service and administer each Mortgage Loan that is a
Cross-Collateralized Mortgage Loan as a single Mortgage Loan in each case as and when it deems such treatment necessary and appropriate.

         (e) The parties hereto acknowledge the following:

               (i) The Jersey Gardens Whole Loan is subject to the terms and conditions of the Jersey Gardens Intercreditor Agreement. With respect to the
Jersey Gardens Whole Loan, the Trustee, the Fiscal Agent, the Master Servicer
and the Special Servicer recognize the respective rights and obligations of the
Trust and the Jersey Gardens Companion Loan Holder under the Jersey Gardens
Intercreditor Agreement, including, with respect to the allocation of collections on or in respect of the Jersey Gardens Whole Loan in accordance with
Section 3.2 of the Jersey Gardens Intercreditor Agreement. The Master Servicer
shall comply with the applicable provisions of the Jersey Gardens Intercreditor
Agreement, and if the Jersey Gardens Whole Loan is then being specially serviced, the Special Servicer shall comply with the applicable provisions of the Jersey Gardens Intercreditor Agreement, including, in each case, the provisions of Sections 3.1 and 4.7 thereof.

               (ii) The Military Circle Whole Loan is subject to the terms and conditions of the Military Circle Intercreditor Agreement. With respect to the
Military Circle Whole Loan, the Trustee, the Fiscal Agent, the Master Servicer
and the Special Servicer recognize the respective rights and obligations of the
Trust and the Military Circle B Note Holder under the Military Circle
Intercreditor Agreement, including, with respect to the allocation of collections on or in respect of the Military Circle Whole Loan in accordance with Sections 3, 4 and 7 of the Military Circle Intercreditor Agreement. The
Master Servicer shall comply with the applicable provisions of the Military
Circle Intercreditor Agreement, and if the

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Military Circle Whole Loan is then being specially serviced, the Special
Servicer shall comply with the applicable provisions of the Military Circle
Intercreditor Agreement, including, in each case, the provisions of Sections 5 and 20 thereof.

               (iii) The Providence Biltmore Hotel Whole Loan is subject to the terms and conditions of the Providence Biltmore Hotel Intercreditor Agreement.
With respect to the Providence Biltmore Hotel Whole Loan, the Trustee, the
Fiscal Agent, the Master Servicer and the Special Servicer recognize the respective rights and obligations of the Trust and the Providence Biltmore Hotel
B Note Holder under the Providence Biltmore Hotel Intercreditor Agreement, including, with respect to the allocation of collections on or in respect of the
Providence Biltmore Hotel Whole Loan in accordance with Sections 3 and 4 of the
Providence Biltmore Hotel Intercreditor Agreement. The Master Servicer shall comply with the applicable provisions of the Providence Biltmore Hotel
Intercreditor Agreement, and if the Providence Biltmore Hotel Whole Loan is then being specially serviced, the Special Servicer shall comply with the applicable provisions of the Providence Biltmore Hotel Intercreditor Agreement, including, in each case, the provisions of Sections 5 and 25 thereof.

         (f) Notwithstanding the foregoing provisions of this Section 3.01:

               (i) The 111 Eighth Avenue Mortgage Loan shall be serviced and administered by the GCCFC 2004-GG1 Master Servicer and the GCCFC 2004-GG1
Special Servicer pursuant to the GCCFC 2004-GG1 Pooling and Servicing Agreement
and the 111 Eighth Avenue Intercreditor Agreement, except as otherwise specifically provided in this Agreement. If the 111 Eighth Avenue Companion Loan and the 111 Eighth Avenue B Note that are assets of the trust created by the
GCCFC 2004-GG1 Pooling and Servicing Agreement and the related mortgaged property are removed from the mortgage loan pool created under the GCCFC
2004-GG1 Pooling and Servicing Agreement, the servicing of the 111 Eighth Avenue
Mortgage Loan shall be transferred, pursuant to the 111 Eighth Avenue
Intercreditor Agreement, and shall be serviced and administered by a successor servicing agreement, which, subject to the related Intercreditor Agreement, shall have similar provisions to the GCCFC 2004-GG1 Pooling and Servicing
Agreement; provided that in such event Rating Agency Confirmation shall be obtained by the Master Servicer.

               (ii) The 731 Lexington Avenue-Bloomberg Headquarters Mortgage
Loan shall be serviced and administered by the COMM 2004-LNB3 Master Servicer and the COMM 2004-LNB3 Special Servicer pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement and the 731 Lexington Avenue-Bloomberg Headquarters
Intercreditor Agreements, except as otherwise specifically provided in this
Agreement. If the 731 Lexington Avenue-Bloomberg Headquarters Companion Loan
that is an asset under the trust created by the COMM 2004-LNB3 Pooling and
Servicing Agreement is removed from the mortgage loan pool created under the
COMM 2004-LNB3 Pooling and Servicing Agreement, or if the COMM 2004-LNB3 Pooling
and Servicing Agreement is otherwise terminated, the servicing of the 731
Lexington Avenue-Bloomberg Headquarters Mortgage Loan shall be transferred, pursuant to the 731 Lexington Avenue-Bloomberg Headquarters Intercreditor
Agreements, and shall be serviced and administered by a successor servicing agreement, which, subject to the related Intercreditor Agreements, shall have similar provisions to the COMM 2004-LNB3 Pooling and Servicing

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Agreement; provided that in such event Rating Agency Confirmation shall be obtained by the Master Servicer.

               (iii) The Two Gateway Center Mortgage Loan shall be serviced and administered by the GMACCM 2004-C1 Master Servicer and the GMACCM 2004-C1
Special Servicer pursuant to the GMACCM 2004-C1 Center Pooling and Servicing
Agreement and the Two Gateway Center Intercreditor Agreement, except as otherwise specifically provided in this Agreement. If the Two Gateway Center
Companion Loan that is an asset under the trust created by the GMACCM 2004-C1
Pooling and Servicing Agreement is removed from the mortgage loan pool created under the GMACCM 2004-C1 Pooling and Servicing Agreement, or if the GMACCM
2004-C1 Pooling and Servicing Agreement is otherwise terminated, the servicing of the Two Gateway Center Mortgage Loan shall be transferred, pursuant to the
Two Gateway Center Intercreditor Agreement, and shall be serviced and administered by a successor servicing agreement, which, subject to the related
Intercreditor Agreement, shall have similar provisions to the GMACCM 2004-C1
Pooling and Servicing Agreement; provided that in such event Rating Agency
Confirmation shall be obtained by the Master Servicer.

         (g) Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to each Non-Serviced Mortgage Loan are limited by, and subject to, the terms of the related Intercreditor Agreement and the rights of the related Other Servicer and the Other Special Servicer under the related Other Pooling and Servicing
Agreement. The Trustee, solely in its capacity as Trustee on behalf of the Trust
Fund and on behalf of the Certificateholders, hereby assumes the obligations of the holder of each Non-Serviced Mortgage Loan under the related Intercreditor
Agreement; provided that the Master Servicer, on behalf of the Trustee, will perform any applicable obligations set forth therein.

     Section 3.02 Collection of Mortgage Loan and Serviced Whole Loan Payments.

         (a) The Master Servicer (or the Special Servicer with respect to the
Specially Serviced Mortgage Loans) shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans
(excluding the Non-Serviced Mortgage Loans) and the Serviced Whole Loans
serviced hereunder, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and conditions of the Mortgage Loans and
Serviced Whole Loans, follow such collection procedures as are consistent with the Servicing Standard; provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer or the
Special Servicer of the collectibility of the Mortgage Loans and Serviced Whole
Loans. Consistent with the foregoing, the Master Servicer may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage
Loan or Serviced Whole Loan serviced hereunder (other than a Specially Serviced
Mortgage Loan) and the Special Servicer may in its discretion waive any Penalty
Charge in connection with any delinquent payment on a Specially Serviced
Mortgage Loan.

         (b) Promptly following the Closing Date:

               (i) The Trustee shall send written notice to the GCCFC 2004-GG1
Trustee and the GCCFC 2004-GG1 Master Servicer stating that, as of the Closing
Date, the

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Trustee is the holder of the 111 Eighth Avenue Mortgage Loan and directing the
GCCFC 2004-GG1 Master Servicer to remit to the Master Servicer all amounts payable to, and directing the GCCFC 2004-GG1 Master Servicer to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the holder of the 111
Eighth Avenue Mortgage Loan under the GCCFC 2004-GG1 Pooling and Servicing
Agreement and the 111 Eighth Avenue Intercreditor Agreement. The Master Servicer
shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to the 111 Eighth Avenue Mortgage Loan and any related Mortgaged Property or any related REO Property, except the Balloon
Payment due on the 111 Eighth Avenue Mortgage Loan, which shall be remitted directly to the Trustee.

               (ii) The Trustee shall send written notice to the COMM 2004-LNB3
Trustee and the COMM 2004-LNB3 Master Servicer stating that, as of the Closing
Date, the Trustee is the holder of the 731 Lexington Avenue-Bloomberg
Headquarters Mortgage Loan and directing the COMM 2004-LNB3 Master Servicer to remit to the Master Servicer all amounts payable to, and directing the COMM
2004-LNB3 Master Servicer to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the respective holders of the 731 Lexington
Avenue-Bloomberg Headquarters Mortgage Loan under the COMM 2004-LNB3 Pooling and
Servicing Agreement and the 731 Lexington Avenue-Bloomberg Headquarters
Intercreditor Agreements. The Master Servicer shall, on the day of receipt thereof, deposit into the Certificate Account all amounts received with respect to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and any related
Mortgaged Property or any related REO Property, except the Balloon Payment due on the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan, which shall be remitted directly to the Trustee.

               (iii) The Trustee shall send written notice to the GMACCM 2004-C1
Trustee and the GMACCM 2004-C1 Master Servicer stating that, as of the Closing
Date, the Trustee is the holder of the Two Gateway Center Mortgage Loan and directing the GMACCM 2004-C1 Master Servicer to remit to the Master Servicer all amounts payable to, and directing the GMACCM 2004-C1 Master Servicer to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, the respective holders of the Two Gateway Center Mortgage Loan under the GMACCM 2004-C1 Pooling and Servicing Agreement and the Two Gateway Center Intercreditor Agreement. The
Master Servicer shall, on the day of receipt thereof, deposit into the
Certificate Account all amounts received with respect to the Two Gateway Center
Mortgage Loan and any related Mortgaged Property or any related REO Property, except the Balloon Payment due on the Two Gateway Center Mortgage Loan, which shall be remitted directly to the Trustee.

     Upon receipt by the Trustee of any such Balloon Payment described in the foregoing clauses (i), (ii) and (iii), the Master Servicer may withdraw from general collections on deposit in the Certificate Account amounts that would otherwise be payable to the Master Servicer and the Special Servicer from such
Balloon Payment pursuant to Section 3.05(a) had it been received by the Master
Servicer or the Special Servicer. Such notice shall also provide contact information

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for the Trustee, the Master Servicer, the Special Servicer and the Majority
Certificateholder of the Controlling Class.

     Section 3.03 Collection of Taxes, Assessments and Similar Items; Servicing
Accounts and Reserve Accounts.

         (a) Each of the Master Servicer (or the Special Servicer with respect to the Specially Serviced Mortgage Loans) shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments with respect to the Mortgage Loans and Serviced Whole Loans serviced hereunder shall be deposited and retained and invested in accordance with the terms of the related Mortgage Loan. Servicing Accounts shall be Eligible Accounts.
Withdrawals of amounts so collected in respect of any Mortgage Loan or Serviced
Whole Loan (and interest earned thereon) from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and comparable items in respect of the related Mortgaged Property; (ii) reimburse the Fiscal Agent, the Trustee and the
Master Servicer, in that order, as applicable, for any unreimbursed Servicing
Advances made thereby to cover any of the items described in the immediately preceding clause (i); (iii) refund to the related Mortgagor any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to the related Mortgagor on balances in the Servicing Account (or, if and to the extent not payable to the related Mortgagor, to pay such interest to the
Master Servicer or Special Servicer, as applicable); (v) disburse Insurance
Proceeds if required to be applied to the repair or restoration of the related
Mortgaged Property; or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Master Servicer and the Special Servicer shall pay or cause to be paid to the Mortgagors earned interest on funds in Servicing
Accounts maintained thereby, to the extent required by law or the terms of the related Mortgage Loan or Serviced Whole Loan. The Servicing Accounts shall not be considered part of the segregated pool of assets constituting REMIC I, REMIC
II, REMIC III or the Grantor Trust.

         (b) Each of the Master Servicer (with respect to Mortgage Loans and
Serviced Whole Loans serviced hereunder other than Specially Serviced Mortgage
Loans) and the Special Servicer (with respect to the Specially Serviced Mortgage
Loans) shall (i) maintain accurate records with respect to each related
Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof, and (ii) use reasonable efforts to obtain, from time to time, all bills for the payment of such items (including renewal premiums) for Mortgage Loans and Serviced Whole
Loans which require the related Mortgagor to escrow for the payment of such items, and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose Escrow Payments as allowed under the terms of the related Mortgage Loan or Serviced Whole Loan. To the extent that a Mortgage Loan or Serviced Whole Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Master Servicer (or the
Special Servicer with respect to the Specially Serviced Mortgaged Loans) shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to comply with the requirements of the related Mortgage for payments in respect of such items at the time they first become due.

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         (c) In accordance with the Servicing Standard, the Master Servicer (at the direction of the Special Servicer in the case of Specially Serviced Mortgage
Loans) shall advance with respect to each Mortgaged Property relating to the
Mortgage Loans and the Serviced Whole Loans serviced hereunder all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii)
ground rents (if applicable), and (iii) premiums on Insurance Policies, in each instance if and to the extent Escrow Payments collected from the related
Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided, that the particular advance would not, if made, constitute a Nonrecoverable Servicing Advance. All such Servicing Advances shall be reimbursable in the first instance from related collections from the Mortgagors, and further as provided in Section 3.05. No costs incurred by the Master Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments, ground rents (if applicable) and other similar items on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans, any Serviced Companion Loan or Serviced B Note,
notwithstanding that the terms of such Mortgage Loans, Serviced Companion Loan or Serviced B Note so permit.

     The parties acknowledge that, pursuant to the Other Pooling and Servicing
Agreements, the GCFFC 2004-GG1 Master Servicer, the COMM 2004-LNB3 Master
Servicer and the GMACCM 2004-C1 Master Servicer are each obligated to make servicing advances with respect to the Mortgaged Properties related to the 111
Eighth Avenue Mortgage Loan, the 731 Lexington Avenue-Bloomberg Headquarters
Mortgage Loan and the Two Gateway Center Mortgage Loan, respectively. The GCFFC
2004-GG1 Master Servicer, the COMM 2004-LNB3 Master Servicer and the GMACCM
2004-C1 Master Servicer or, to the extent such party has made an advance, the trustee or fiscal agent or other Persons making advances under the Other Pooling and Servicing Agreements, shall be entitled to reimbursement for any related
Nonrecoverable Servicing Advances (with, in each case, any accrued and unpaid interest thereon provided for under the related Other Pooling and Servicing
Agreement) in the manner set forth in such Other Pooling and Servicing Agreement and Sections 3.05(a)(vii) and (viii).

         (d) The Master Servicer (or the Special Servicer with respect to
Specially Serviced Mortgage Loans) shall, establish and maintain, as applicable, one or more accounts (the "Reserve Accounts"), into which all Reserve Funds, if any, shall be deposited and retained and invested in accordance with the terms of the related Mortgage Loan (other than the Non-Serviced Mortgage Loans) or
Serviced Whole Loan. Withdrawals of amounts so deposited may be made to pay for, or to reimburse the related Mortgagor in connection with, the related repairs, environmental remediation, replacements and/or capital improvements at the related Mortgaged Property if such repairs, environmental remediation, replacements and/or capital improvements have been completed, and such withdrawals are made, in accordance with the Servicing Standard and the terms of the related Mortgage Note, Mortgage and any agreement with the related Mortgagor governing such Reserve Funds. Subject to the terms of the related Mortgage Note,
Mortgage and any agreement governing the Reserve Funds, all Reserve Accounts shall be Eligible Accounts. As part of its servicing duties, the Master Servicer and the Special Servicer shall pay or cause to be paid to the Mortgagors earned interest on funds in the Reserve Accounts maintained thereby, to the extent required by applicable law or the terms of the related Mortgage

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Loan. The Reserve Accounts shall not be considered part of the segregated pool of assets comprising REMIC I, REMIC II, REMIC III or the Grantor Trust.

     Section 3.04 Certificate Account, Distribution Account and Serviced Whole
Loan Custodial Accounts.

         (a) The Master Servicer shall establish and maintain a Certificate
Account that shall be held in the name of the Master Servicer on behalf of the
Certificateholders. The Master Servicer shall deposit or cause to be deposited into the Certificate Account on a daily basis, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the
Cut-off Date, which payments shall be held by the Mortgage Loan Seller as provided in the applicable Mortgage Loan Purchase Agreement), and payments
(other than Principal Prepayments) received by it on or prior to the Cut-off
Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal, including Principal
Prepayments, on the Mortgage Loans (other than the Mortgage Loans related to the
Serviced Whole Loans);

               (ii) all payments on account of interest (including, without limitation, Default Interest and Excess Interest), late payment charges and
Prepayment Premiums on the Mortgage Loans (other than the Mortgage Loans related to the Serviced Whole Loans);

               (iii) any amounts received from the Special Servicer which are required to be transferred from the REO Account (other than the REO Accounts with respect to the Serviced Whole Loans) pursuant to Section 3.16(c) and amounts of interest and investment income earned in respect of amounts held in any Lock-Box Account or Cash Collateral Account, if any, and only to the extent not required to be paid to the applicable Mortgagor under the terms of the related Mortgage Loan documents or applicable law;

               (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of any Mortgage Loan (other than the Mortgage Loans related to the
Serviced Whole Loans) or any REO Property (other than REO Property related to the Serviced Whole Loans), other than Excess Liquidation Proceeds and
Liquidation Proceeds that are received in connection with a purchase of all the
Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 9.01 and that are to be deposited in the Serviced Whole Loan Custodial Account or the
Distribution Account pursuant to Section 9.01) and any Borrower Recoveries;

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
Permitted Investments of funds held in the Certificate Account;

               (vi) that portion of each Delinquency Advance on a Mortgage Loan
(other than a Mortgage Loan included in a Serviced Whole Loan) that represents
(without duplication) the Servicing Fee and/or the Special Servicing Fee;

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               (vii) any amounts required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy other than a
Mortgaged Property securing a Serviced Whole Loan; and

               (viii) any amounts required to be transferred to the Certificate
Account from a Serviced Whole Loan Custodial Account pursuant to Section
3.05(e).

     The foregoing requirements for deposit in the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow
Payments, Reserve Funds, charges for beneficiary statements or demands, assumption fees, amounts collected for checks returned for insufficient funds, ancillary fees and any other amounts that the Master Servicer and the Special
Servicer are entitled to as additional servicing compensation pursuant to
Section 3.11 need not be deposited by the Master Servicer in the Certificate
Account. If the Master Servicer shall deposit in the Certificate Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. The Master Servicer shall promptly deliver to the Special
Servicer, as additional servicing compensation in accordance with Section
3.11(d), assumption fees, modification fees, ancillary fees and other transaction fees due to and received by the Master Servicer that are properly payable to the Special Servicer in accordance with Section 3.11(d). The
Certificate Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series serviced by the Master Servicer and the other accounts of the Master
Servicer.

     Upon receipt of any of the amounts described in clauses (i), (ii) and (iv)
above with respect to any Mortgage Loan which is not an REO Loan, the Special
Servicer shall promptly, but in no event later than two (2) Business Days after receipt, remit such amounts to the Master Servicer for deposit into the
Certificate Account in accordance with the second preceding paragraph, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item should not be deposited because of a restrictive endorsement or other appropriate reason. Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the
REO Account and remitted to the Master Servicer for deposit into the Certificate
Account pursuant to Section 3.16(c). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse such check to the order of the Master Servicer and shall deliver promptly, but in no event later than two (2) Business Days after receipt, any such check to the Master Servicer by overnight courier, unless the Special Servicer determines, consistent with the Servicing Standard, that a particular item cannot be so endorsed and delivered because of a restrictive endorsement or other appropriate reason.

     Funds in the Certificate Account may be invested only in Permitted
Investments in accordance with the provisions of Section 3.06. The Master
Servicer shall give notice to the Trustee, the Special Servicer and the
Depositor of the location of the Certificate Account as of the Closing Date and
of the new location of the Certificate Account prior to any change thereof.

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         (b) The Trustee shall establish and maintain the Distribution Account in trust for the benefit of the Certificateholders. The Distribution Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the
Trustee and other accounts of the Trustee.

     The Master Servicer shall deliver to the Trustee each month on or before the Master Servicer Remittance Date therein, for deposit in the Distribution
Account, that portion of the Available Distribution Amount (calculated without regard to clauses (b)(iii) or (b)(iv) of the definition thereof) for the related
Distribution Date then on deposit in the Certificate Account and the Trustee Fee collected with respect to each Mortgage Loan.

     In addition, the Master Servicer shall, as and when required hereunder, deliver the following amounts to the Trustee for deposit in the Distribution
Account:

               (i) any Delinquency Advances required to be made by the Master
Servicer in accordance with Section 4.03 (in each case, net of the portion thereof that represents Servicing Fees and/or Special Servicing Fees, which is to be deposited in the Certificate Account);

               (ii) any Compensating Interest Payments required to be made by the Master Servicer pursuant to Section 3.20;

               (iii) any Liquidation Proceeds paid by the Master Servicer, the
Majority Certificateholder of the Controlling Class, the Special Servicer or the
Depositor in connection with the purchase of all of the Mortgage Loans and any
REO Properties in the Trust Fund pursuant to Section 9.01 (exclusive of that portion thereof required to be deposited in the Serviced Whole Loan Custodial
Account or the Certificate Account pursuant to Section 9.01);

               (iv) all amounts received from the GCCFC 2004-GG1 Master
Servicer, the GCCFC 2004-GG1 Special Servicer, the GCCFC 2004-GG1 Trustee or the
GCCFC 2004-GG1 Fiscal Agent pursuant to the GCCFC 2004-GG1 Pooling and Servicing
Agreement and the 111 Eighth Avenue Intercreditor Agreement on account of the
111 Eighth Avenue Mortgage Loan;

               (v) all amounts received from the COMM 2004-LNB3 Master Servicer, the COMM 2004-LNB3 Special Servicer or the COMM 2004-LNB3 Trustee pursuant to the COMM 2004-LNB3 Pooling and Servicing Agreement and the 731 Lexington
Avenue-Bloomberg Headquarters Intercreditor Agreements on account of the 731
Lexington Avenue-Bloomberg Headquarters Mortgage Loan; and

               (vi) all amounts received from the GMACCM 2004-C1 Master
Servicer, the GMACCM 2004-C1 Special Servicer or the GMACCM 2004-C1 Trustee
pursuant to the GMACCM 2004-C1 Pooling and Servicing Agreement and the Two
Gateway Center Intercreditor Agreement on account of the Two Gateway Center
Mortgage Loan.

         (c) The Trustee shall, upon receipt, deposit in the Distribution
Account any and all amounts received by the Trustee that are required by the terms of this Agreement to be deposited therein. If, as of 3:00 p.m. (New York
City time) on any Master Servicer Remittance

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Date or on such other date as any amount is required to be delivered for deposit in the Distribution Account, the Master Servicer shall not have delivered to the
Trustee for deposit in the Distribution Account the relevant portion of the
Available Distribution Amount, or any of the other amounts required to be deposited therein, then the Trustee shall provide notice of such failure to a
Servicing Officer of the Master Servicer by facsimile transmission sent to facsimile no. (215) 328-3478 (or such alternative number provided by the Master
Servicer to the Trustee in writing) and by telephone at telephone no. (215)
328-1258 (or such alternative number provided by the Master Servicer to the
Trustee in writing) as soon as possible, but in any event before 5:00 p.m. (New
York City time) on such day. To the extent the Master Servicer has not delivered to the Trustee for deposit in the Distribution Account such amounts as are required to be delivered on the Master Servicer Remittance Date, the Master
Servicer shall pay interest thereon to the Trustee at an interest rate equal to the Reimbursement Rate then in effect for the period from and including the
Master Servicer Remittance Date to and excluding the date such amounts are deposited.

         (d) Funds in the Distribution Account may be invested by the Trustee in
Permitted Investments and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06. The Trustee shall give notice to the Master Servicer, the Special Servicer and the Depositor of the location of the Distribution Account as of the Closing Date and of the new location of the
Distribution Account prior to any change thereof.

         (e) The Trustee shall establish (upon an event occurring that generates
Excess Liquidation Proceeds) and maintain the Excess Liquidation Proceeds
Reserve Account in trust for the benefit of the Certificateholders. The Excess
Liquidation Proceeds Reserve Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the Excess Liquidation Proceeds Reserve Account may be
invested by the Trustee in Permitted Investments in accordance with the provisions of Section 3.06 and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06.

     Upon the disposition of any REO Property in accordance with Section 3.19, the Special Servicer will calculate the Excess Liquidation Proceeds, if any, realized in connection with such sale and remit such amount for deposit in the
Excess Liquidation Proceeds Reserve Account.

         (f) The Trustee shall establish and maintain the Interest Reserve
Account in trust for the benefit of the Certificateholders. The Interest Reserve
Account shall be maintained as a segregated account, separate and apart from trust funds for mortgage pass-through certificates of other series administered by the Trustee and other accounts of the Trustee. Funds in the Interest Reserve
Account may be invested in Permitted Investments in accordance with the provisions of Section 3.06 and the Trustee shall be required to deposit an amount equal to the Net Investment Loss, if any, in such account, all as provided in accordance with the provisions of Section 3.06.

     On each Master Servicer Remittance Date occurring in (i) January of each calendar year that is not a leap year and (ii) February of each calendar year, the Trustee shall calculate the

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Withheld Amount with respect to each Interest Reserve Loan. On each such Master
Servicer Remittance Date, the Trustee shall withdraw from the Distribution
Account and deposit in the Interest Reserve Account an amount equal to the aggregate of the Withheld Amounts calculated in accordance with the previous sentence. If the Trustee shall deposit in the Interest Reserve Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Interest Reserve Account, any provision herein to the contrary notwithstanding. On or prior to the Master Servicer Remittance Date in March of each calendar year, the Trustee shall transfer to the Distribution Account the aggregate of all Withheld Amounts on deposit in the Interest Reserve Account.

         (g) With respect to each Serviced Whole Loan, the Master Servicer shall maintain, or cause to be maintained, a Serviced Whole Loan Custodial Account for each Serviced Whole Loan in which the Master Servicer shall deposit or cause to be deposited within one Business Day following receipt of available funds, except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it on the related Serviced Whole
Loan subsequent to the Cut-off Date (other than in respect of principal and interest on the Serviced Whole Loan due and payable on or before the Cut-off
Date, which payments shall be held in accordance with the related Intercreditor
Agreement), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

               (i) all payments on account of principal, including Principal
Prepayments, on the applicable Serviced Whole Loan;

               (ii) all payments on account of interest (including, without limitation, Default Interest and Excess Interest), late payments charges and
Prepayment Premiums on the applicable Serviced Whole Loan;

               (iii) any amounts received from the Special Servicer which are required to be transferred from the REO Account pursuant to Section 3.16(c) and amounts of interest and investment income earned in respect of amounts relating to the Trust Fund held in any Lock-Box Account or Cash Collateral Account, if any, and only to the extent not required to be paid to the applicable Mortgagor under the terms of the related loan documents or applicable law;

               (iv) all Insurance Proceeds and Liquidation Proceeds received in respect of the applicable Serviced Whole Loan or related REO Property (other than Excess Liquidation Proceeds and Liquidation Proceeds that are received in connection with a purchase of all the Mortgage Loans and any REO Property in the
Trust Fund pursuant to Section 9.01 and that are to be deposited in the
Certificate Account or the Distribution Account pursuant to Section 9.01);

               (v) any amounts required to be deposited by the Master Servicer pursuant to Section 3.06 in connection with losses incurred with respect to
Permitted Investments of funds held in the such Serviced Whole Loan Custodial
Account;

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               (vi) that portion of each Delinquency Advance with respect to a
Mortgage Loan included in a Serviced Whole Loan that represents (without duplication) the related Servicing Fee and/or Special Servicing Fee;

               (vii) any amount required to be deposited by the Master Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard policy with respect to a
Mortgage Loan included in a Serviced Whole Loan;

               (viii) with respect to the Military Circle Whole Loan, any
Military Circle B Note Holder Cure Advance made pursuant to Section 3.31(c)(i);
and

               (ix) with respect to the Providence Biltmore Hotel Whole Loan, any cure payments made by the Providence Biltmore Hotel B Note Holder made pursuant to Section 3.32(g).

     The foregoing requirements for deposit into any Serviced Whole Loan
Custodial Account shall be exclusive; it being understood and agreed, that without limiting the generality of the foregoing, actual payments from the related Mortgagor in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, modification fees, extension fees or amounts collected for checks returned for insufficient funds need not be deposited by the Master Servicer into any Serviced Whole Loan Custodial Account.
If the Master Servicer shall deposit in a Serviced Whole Loan Custodial Account any amount not required to be deposited therein, it may at any time withdraw such amount from such Serviced Whole Loan Custodial Account, any provision herein to the contrary notwithstanding. All assumption, extension and modification fees actually received from the related Mortgagor shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are properly payable to the Special
Servicer in accordance with Section 3.11(d) and any other terms hereof. Each
Serviced Whole Loan Custodial Account shall be maintained as a segregated account, separate and apart from any trust fund created for mortgage-backed securities of other series and the other accounts of the Master Servicer;
provided, however, that each Serviced Whole Loan Custodial Account may be a sub-account of the Certificate Account.

     Upon receipt of any of the foregoing amounts described in clauses (i), (ii)
and (iv) above with respect to the related Serviced Whole Loan for so long as it is a Specially Serviced Mortgage Loan but is not an REO Loan, the Special
Servicer shall remit within one Business Day such amounts to the Master Servicer for deposit into the applicable Serviced Whole Loan Custodial Account in accordance with the second preceding paragraph. Any such amounts received by the
Special Servicer with respect to an REO Property related to the Serviced Whole
Loan shall initially be deposited by the Special Servicer into the related
Serviced Whole Loan REO Account and remitted to the Master Servicer for deposit into the applicable Serviced Whole Loan Custodial Account pursuant to this
Section 3.04(g). With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Master Servicer and shall promptly deliver any such check to the Master Servicer by overnight courier.

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     Funds in a Serviced Whole Loan Custodial Account may only be invested in
Permitted Investments in accordance with the provisions of Section 3.06. The
Master Servicer shall give notice to the Trustee, the Special Servicer, the
Depositor and each related Serviced Companion Loan Holder and Serviced B Note
Holder of the location of the Serviced Whole Loan Custodial Account as of the
Closing Date and of the new location of a Serviced Whole Loan Custodial Account prior to any change thereof.

         (h) In making the deposits described in Section 3.04(g) into the
Serviced Whole Loan Custodial Account:

               (i) With respect to the Military Circle Whole Loan and the allocations of amounts received with respect to the Military Circle Whole Loan between the Military Circle Mortgage Loan and the Military Circle B Note, if the
Special Servicer, in connection with a workout of the Military Circle Whole
Loan, has modified the terms thereof (after complying with the requirements of
Section 3.31(b) hereof) such that (i) the principal balance of the related
Mortgage Note is decreased, (ii) the Mortgage Rate or scheduled amortization payments on the related Mortgage Note are reduced, (iii) payments of interest or principal on such Mortgage Note are waived, reduced or deferred or (iv) any other adjustment is made to the economic terms of such Mortgage Loan, all deposits to the Serviced Whole Loan Custodial Account with respect to the
Military Circle Whole Loan and allocations between the Military Circle Mortgage
Loan and the Military Circle B Note pursuant to Section 3.04(g) shall be made as though such workout did not occur, with the payment terms of the Military Circle
Mortgage Loan remaining the same as they are on the date hereof, and the
Military Circle B Note shall bear the effect of all waivers, reductions or deferrals of amounts due on the Military Circle Whole Loan and the related
Mortgage Notes attributable to such workout (up to the amount distributable in respect of the Military Circle B Note from amounts on deposit in the Serviced
Whole Loan Custodial Account with respect to the Military Circle Whole Loan)
other than any waivers, reductions or deferrals of any Prepayment Premiums, exit fees, extension fees, Default Interest or other charges or fees payable by the
Mortgagor resulting from such modification.

               (ii) With respect to the Providence Biltmore Hotel Whole Loan and the allocations of amounts received with respect to the Providence Biltmore
Hotel Whole Loan between the Providence Biltmore Hotel Mortgage Loan and the
Providence Biltmore Hotel B Note, if the Special Servicer, in connection with a workout of the Providence Biltmore Hotel Whole Loan, has modified the terms thereof (after complying with the requirements of Section 5 of the Providence
Biltmore Hotel Intercreditor Agreement) such that (i) the principal balance of the related Mortgage Note is decreased, (ii) the Mortgage Rate or scheduled amortization payments on the related Mortgage Note are reduced, (iii) payments of interest or principal on such Mortgage Note are waived, reduced or deferred or (iv) any other adjustment is made to the economic terms of such Mortgage
Loan, all deposits to the Serviced Whole Loan Custodial Account with respect to the Providence Biltmore Hotel Whole Loan and allocations between the Providence
Biltmore Hotel Mortgage Loan and the Providence Biltmore Hotel B Note pursuant to Section 3.04(g) shall be made as though such workout did not occur, with the payment terms of the Providence Biltmore Hotel Mortgage Loan remaining the same as they are on the date hereof, and the Providence Biltmore Hotel B Note shall bear the effect of all waivers, reductions or deferrals of amounts due on the
Providence Biltmore Hotel Whole Loan and the related Mortgage Notes attributable to such workout (up to the amount of the amounts distributable in

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respect of the Providence Biltmore Hotel B Note from amounts on deposit in the
Serviced Whole Loan Custodial Account with respect to the Providence Biltmore
Hotel Whole Loan) other than any waivers, reductions or deferrals of any
Prepayment Premiums, exit fees, extension fees, Default Interest or other charges or fees payable by the Mortgagor resulting from such modification.

     Section 3.05 Permitted Withdrawals From the Certificate Account, the
Distribution Account, the Interest Reserve Account, the Excess Liquidation
Proceeds Reserve Account and Serviced Whole Loan Custodial Accounts;
Establishment of Serviced Companion Loan Distribution Accounts.

         (a) The Master Servicer may, from time to time, make withdrawals from the Certificate Account for any of the following purposes:

               (i) to remit to the Trustee for deposit in the Distribution
Account, the amounts required to be remitted pursuant to the second paragraph of
Section 3.04(b) or that may be applied to make Delinquency Advances pursuant to
Section 4.03(a);

               (ii) to pay itself unpaid Servicing Fees payable to itself earned thereby in respect of each Mortgage Loan (other than a Mortgage Loan included in a Serviced Whole Loan) and each REO Loan; provided, the Master Servicer's rights to payment pursuant to this clause (ii) shall be limited to amounts received or advanced on or in respect of such Mortgage Loan or such REO Loan that are allocable as a recovery or advance of interest thereon;

               (iii) to pay to (A) the Special Servicer, out of general
collections on the Mortgage Loans and any REO Loans, earned and unpaid Special
Servicing Fees in respect of any Mortgage Loan (other than the Non-Serviced
Mortgage Loans) or Serviced Whole Loan that is a Specially Serviced Mortgage
Loan or REO Loan, but with respect to the Mortgage Loans related to the Serviced
Whole Loans, only to the extent that amounts on deposit in the related Serviced
Whole Loan Custodial Account are insufficient therefor, and (B) each Other
Special Servicer, out of general collections on the Mortgage Loans and any related REO Properties, the Trust's pro rata portion (based on the related
Non-Serviced Mortgage Loan's Stated Principal Balance) of any earned and unpaid special servicing fees in respect of each Non-Serviced Whole Loan, but only to the extent that amounts on deposit in the related Non-Serviced Whole Loan
Custodial Account are insufficient therefor;

               (iv) to pay to the Special Servicer earned and unpaid Workout
Fees and Liquidation Fees with respect to the Mortgage Loans (other than the
Non-Serviced Mortgage Loans) or Serviced Whole Loan to which it is entitled pursuant to, and from the sources contemplated by, Section 3.11(c), but with respect to the Mortgage Loans related to the Serviced Whole Loans, only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial
Account are insufficient therefor;

               (v) to reimburse the Fiscal Agent, the Trustee and itself, in that order, as applicable, for unreimbursed Delinquency Advances made thereby for Mortgage Loans, the Master Servicer's, the Trustee's or the Fiscal Agent's
respective rights to be reimbursed pursuant to this clause (v) being limited to amounts received that represent Late Collections of interest on

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and principal of the particular Mortgage Loans and REO Loans with respect to which such Delinquency Advances were made (in each case, net of related Workout
Fees); provided, however, that if such Delinquency Advance becomes a
Workout-Delayed Reimbursement Amount, then such Delinquency Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of any of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below;

               (vi) to reimburse the Fiscal Agent, the Trustee and itself, in that order, as applicable, for unreimbursed Servicing Advances made thereby, the
Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's
respective rights to be reimbursed pursuant to this clause (vi) with respect to any Mortgage Loan, Specially Serviced Mortgage Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance
Proceeds and REO Revenues attributable to such Mortgage Loan; provided, however, that if such Servicing Advance becomes a Workout-Delayed Reimbursement Amount, then such Servicing Advance shall thereafter be reimbursed from the portion of general collections and recoveries on or in respect of any of the Mortgage Loans and REO Properties on deposit in the Certificate Account from time to time that represent collections or recoveries of principal to the extent provided in clause (vii) below;

               (vii) to reimburse (A) the Fiscal Agent, the Trustee and itself, in that order, as applicable, (x) first, out of the principal portion of general collections on the Mortgage Loans and related REO Properties and, to the extent such principal portion is insufficient, then out of general collections on the
Mortgage Loans and related REO Properties, for Nonrecoverable Advances made thereby, but with respect to the Mortgage Loans related to the Serviced Whole
Loans, only to the extent of the Trust's pro rata portion (based on the related
Serviced Mortgage Loan's Stated Principal Balance) and only to the extent that amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor, and (y) out of the principal portion of the general collections on any of the Mortgage Loans and REO Properties, for Workout-Delayed
Reimbursement Amounts made thereby, net of such amounts being reimbursed pursuant to clause (x) above, (B) any 111 Eighth Avenue Service Provider, as applicable, out of general collections on the Mortgage Loans and REO Properties, only to the extent that amounts on deposit in the related Non-Serviced Whole
Loan Custodial Account that are allocable to the 111 Eighth Avenue Mortgage Loan are insufficient to otherwise make such reimbursement, of 111 Eighth Avenue
Nonrecoverable Delinquency Advances previously made with respect to the related
111 Eighth Avenue Mortgage Loan, and (C) each Other Servicer, each Other Special
Servicer and each Other Trustee, as applicable, out of general collections on the Mortgage Loans and REO Properties, for the Trust's pro rata portion (based on the related Non-Serviced Mortgage Loan's Stated Principal Balance), and only to the extent that amounts on deposit in the related Non-Serviced Whole Loan
Custodial Account that are allocable to such Non-Serviced Mortgage Loan are insufficient to otherwise make such reimbursement, of (1) 111 Eighth Avenue
Nonrecoverable Delinquency Advances, 111 Eighth Avenue Nonrecoverable Servicing
Advances, 731 Lexington Avenue-Bloomberg Headquarters Nonrecoverable Servicing
Advances or Two Gateway Center Nonrecoverable Servicing Advances, as applicable, previously made with respect to the related Non-Serviced Whole Loan and (2) the
Trust's pro rata portion (based on the related Non-Serviced Mortgage Loan's
Stated Principal Balance) of any other amount otherwise specifically required, pursuant to the related Other Pooling and

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Servicing Agreement, to be reimbursed to such Person out of the related
Non-Serviced Whole Loan Custodial Account to the extent that such amount relates exclusively to the servicing of the related Non-Serviced Whole Loan and, if not so reimbursed out of the related Non-Serviced Whole Loan Custodial Account, would be reimbursable by the related Other Trust Fund from general collections;

               (viii) to pay to (A) the Fiscal Agent, the Trustee and itself, in that order, as applicable, any related Advance Interest accrued and payable on any unreimbursed Advance (including any such Advance that constitutes a
Workout-Delayed Reimbursement Amount) in accordance with Section 3.11(f) and
4.03(e), first out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Advance was made and then, at or following such time as it reimburses the Fiscal Agent, the Trustee and itself, in that order, as applicable, for such Advance pursuant to clause (v), (vi) or (vii)(A) above or
Section 3.03, out of general collections on the Mortgage Loans and related REO
Properties, but with respect to the Mortgage Loans related to the Serviced Whole
Loans, only to the extent that amounts on deposit in the related Serviced Whole
Loan Custodial Account are insufficient therefor, and (B) at such time as it reimburses the related Other Servicer, Other Special Servicer or Other Trustee,
as applicable, for any 111 Eighth Avenue Nonrecoverable Delinquency Advances,
111 Eighth Avenue Nonrecoverable Servicing Advances, 731 Lexington
Avenue-Bloomberg Headquarters Nonrecoverable Servicing Advances or Two Gateway
Center Nonrecoverable Servicing Advances, as applicable, made with respect to the related Non-Serviced Whole Loan or the related REO Property pursuant to clause (vii)(B) above, to pay the Other Servicer, the Other Special Servicer and
the Other Trustee, as applicable, any interest accrued and payable thereon, but only to the extent that amounts on deposit in the related Non-Serviced Whole
Loan Custodial Account that are allocable to such Non-Serviced Mortgage Loan are insufficient therefor;

               (ix) to reimburse itself (if it is not the affected Mortgage Loan
Seller), the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any
Material Breach or Material Document Defect giving rise to a repurchase obligation of a Mortgage Loan Seller under Section 6 of the related Mortgage
Loan Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, together with interest thereon at the Reimbursement Rate, each such Person's right to reimbursement pursuant to this clause (ix) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (d) or (e) of the definition of Purchase Price;

               (x) in accordance with Section 2.03(d), to reimburse the Trustee, out of general collections on the Mortgage Loans and related REO Properties for any unreimbursed expense reasonably incurred by the Trustee in connection with the enforcement of a Mortgage Loan Seller's obligations under Section 6(a) of the related Mortgage Loan Purchase Agreement, together with interest thereon at the Reimbursement Rate, but only to the extent that such expenses are not reimbursable pursuant to clause (ix) above or otherwise, but in the case of a
Serviced Whole Loan, only to the extent that amounts on deposit in the applicable Serviced Whole Loan Custodial Account are insufficient therefor;

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               (xi) to pay out of general collections on the Mortgage Loans and related REO Properties, for costs and expenses incurred by the Trust Fund with respect to the Mortgage Loans and related REO Properties pursuant to Section
3.09(c) and to pay Liquidation Expenses out of related Liquidation Proceeds pursuant to Section 3.09, except to the extent such amounts relate solely to a
Serviced Whole Loan, in which case, such amounts will be reimbursed first from the related Serviced Whole Loan Custodial Account in accordance with Section
3.05(e) and then out of general collections on the Mortgage Loans;

               (xii) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (A) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account, any Lock Box Account and Cash Collateral Account as provided in Section 3.06(b)
(but only to the extent of the Net Investment Earnings with respect to the
Certificate Account, any Lock Box Account and Cash Collateral Account for any
Collection Period), (B) Prepayment Interest Excesses and Balloon Payment
Interest Excess received on the Mortgage Loans (other than a Mortgage Loan included in a Serviced Whole Loan) and (C) Penalty Charges received on Mortgage
Loans (other than a Mortgage Loan included in a Serviced Whole Loan) that are not Specially Serviced Mortgage Loans (but only to the extent not otherwise allocable to cover Advance Interest in respect of the related Mortgage Loan);

               (xiii) to pay to the Special Servicer, as additional servicing compensation, all Penalty Charges received on any Specially Serviced Mortgage
Loan (other than a Mortgage Loan included in a Serviced Whole Loan) (but only to the extent not otherwise allocable to pay Advance Interest in respect of the related Specially Serviced Mortgage Loan);

               (xiv) to pay itself, the Special Servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, out of general collections on the Mortgage Loans and REO Properties, any amounts payable to any such Person pursuant to Section 6.03;

               (xv) to pay, out of general collections on the Mortgage Loans and
REO Properties, for (A) the cost of the Opinions of Counsel contemplated by
Sections 3.09(b)(ii) and 3.16(a), (B) the cost of the advice of counsel contemplated by Section 3.17(a), (C) the cost of any Opinion of Counsel contemplated by Section 11.01(a) in connection with an amendment to this
Agreement, which amendment is in furtherance of the rights and interests of
Certificateholders, (D) the cost of obtaining the REO Extension contemplated by
Section 3.16(a), (E) the cost of recording this Agreement in accordance with
Section 11.02(a) and (F) the cost of a new Appraisal obtained pursuant to
Section 3.11(h) or Section 4.03(b);

               (xvi) to pay itself, the Special Servicer, any Mortgage Loan
Seller, GMACCM or the Majority Certificateholder of the Controlling Class, as
the case may be, with respect to each Mortgage Loan (other than a Mortgage Loan included in a Serviced Whole Loan), if any, previously purchased by such Person pursuant to or as contemplated by this Agreement, all amounts received on such
Mortgage Loan subsequent to the date of purchase;

               (xvii) to withdraw funds deposited into the Certificate Account in error; and

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               (xviii) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.

     For each Mortgage Loan, the Master Servicer shall keep and maintain separate accounting records, on a loan-by-loan basis (and for each REO Loan, on a property-by-property basis) when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

     The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer) from the Certificate
Account amounts permitted to be paid to it (or to such third party contractors)
therefrom promptly upon receipt of a certificate of a Servicing Officer of the
Special Servicer describing the item and amount to which the Special Servicer
(or such third party contractors) is entitled. The Master Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Specially Serviced Mortgage Loan and REO Property, on a loan-by-loan and property-by-property basis, for the purpose of justifying any request for withdrawal from the Certificate Account.

         (b) The Trustee may, from time to time, make withdrawals from the
Distribution Account for any of the following purposes (but not necessarily in the following order of priority):

               (i) to make distributions to Certificateholders on each
Distribution Date pursuant to Section 4.01 and to deposit the Withheld Amounts in the Interest Reserve Account pursuant to Section 3.04(d);

               (ii) to pay itself interest and investment income earned in respect of amounts relating to the Trust Fund held in the Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment
Earnings with respect to the Distribution Account for any Collection Period);

               (iii) to pay itself unpaid Trustee Fees pursuant to Section
8.05(a);

               (iv) to pay the Fiscal Agent, itself or any of their respective directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b);

               (v) to pay for (A) the cost of the Opinion of Counsel
contemplated by Section 11.01(a) or (c) in connection with any amendment to this
Agreement requested by the Trustee, which amendment is in furtherance of the rights and interests of Certificateholders, (B) the cost of the Opinion of
Counsel contemplated by Section 11.02(a) in connection with any recordation of this Agreement and (C) to the extent payable out of the Trust Fund, the cost of the Opinion of Counsel contemplated by Section 10.01(e) or Section 10.03(f);

               (vi) to (A) pay any and all federal, state and local taxes imposed on REMIC I, REMIC II or REMIC III or on the assets or transactions of any such REMIC, together with all incidental costs and expenses, and any and all reasonable expenses relating to tax audits, if and to the extent that either (1)
none of the Trustee, the Master Servicer or the Special Servicer

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is liable therefor pursuant to Section 10.01(g) or (2) any such Person that may be so liable has failed to make the required payment, and (B) reimburse the
Trustee for reasonable expenses incurred by and reimbursable to it by the Trust
Fund pursuant to Section 10.03(b) or Section 10.01(c);

               (vii) to withdraw funds deposited into the Distribution Account in error; and

               (viii) to clear and terminate the Distribution Account at the termination of this Agreement pursuant to Section 9.01.

         (c) The Trustee may, from time to time, make withdrawals from the
Interest Reserve Account to pay itself interest and investment income earned in respect of amounts relating to the Trust Fund held in the Interest Reserve
Account (but only to the extent of Net Investment Earnings with respect to the
Interest Reserve Account for any Collection Period).

         (d) The Trustee shall, on any Distribution Date, make withdrawals from the Excess Liquidation Proceeds Reserve Account to the extent required to make the distributions from the Excess Liquidation Proceeds Reserve Account required by Section 4.01(c).

         (e) The Master Servicer shall from time to time make withdrawals from each Serviced Whole Loan Custodial Account, for any of the following purposes, in each case, in accordance with the related Intercreditor Agreement (the order set forth below not constituting an order of priority for such withdrawals):

               (i) to make remittances each month on or before the Master
Servicer Remittance Date, the master servicer remittance date required under any
Serviced Companion Loan Securitization Agreement or as separately agreed upon with the Master Servicer, in accordance with the applicable Intercreditor
Agreement, in an aggregate amount of immediately available funds equal to the allocable portion of the applicable Serviced Whole Loan Remittance Amount, to
(A) the Serviced Whole Loan Paying Agent (on behalf of the related Serviced
Companion Loan Holders and Serviced B Note Holders) and (B) to the Certificate
Account for the benefit of the Trust, in each case in accordance with the applicable Intercreditor Agreement; provided, that Liquidation Proceeds relating to the purchase of the Military Circle Mortgage Loan or the Providence Biltmore
Hotel Mortgage Loan by the Military Circle B Note Holder or the Providence
Biltmore Hotel B Note Holder, respectively, shall be remitted solely to the
Certificate Account;

               (ii) (A) to pay itself unpaid Servicing Fees and the Special
Servicer unpaid Special Servicing Fees, Liquidation Fees and Workout Fees in
respect of the applicable Serviced Whole Loan and related REO Loan, as applicable, the Master Servicer's or Special Servicer's, as applicable, rights to payment of Servicing Fees and Special Servicing Fees, Liquidation Fees and
Workout Fees pursuant to this clause (ii)(A) with respect to the applicable
Serviced Whole Loan or related REO Loan, as applicable, being limited to amounts received on or in respect of the applicable Serviced Whole Loan (whether in the form of related payments, REO Revenues, Liquidation Proceeds or Insurance
Proceeds), or such REO Loan (whether in the form of REO Revenues, Liquidation
Proceeds or Insurance Proceeds), that, in the case of the

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Master Servicer, are allocable as recovery of interest thereon and (B) each month to the Special Servicer any unpaid Special Servicing Fees, Liquidation
Fees and Workout Fees in respect of the applicable Serviced Whole Loan or REO
Loan, as applicable, remaining unpaid out of collections on the applicable
Serviced Whole Loan and related REO Property;

               (iii) to reimburse itself, the Fiscal Agent, and/or the Trustee for unreimbursed Delinquency Advances with respect to the applicable Mortgage
Loan and to reimburse the related Serviced Companion Loan Master Servicer, if any, and/or the related Serviced Companion Loan Trustee, if any, for any unreimbursed delinquency advances on a related Serviced Companion Loan (to the extent allocable thereto), the Master Servicer's, the Trustee's or the Fiscal
Agent's right to reimbursement pursuant to this clause (iii) being limited to amounts received in such Serviced Whole Loan Custodial Account which represent
Late Collections received in respect of the Mortgage Loan and any Serviced
Companion Loan Master Servicer's or any Serviced Companion Loan Trustee's right to reimbursement pursuant to this clause (iii) being limited to amounts received in such Serviced Whole Loan Custodial Account which represent Late Collections received in respect of the applicable Serviced Companion Loan (as allocable thereto pursuant to the related Mortgage Loan documents and the applicable
Intercreditor Agreement) during the applicable period;

               (iv) to reimburse itself or the Trustee, or the Fiscal Agent as applicable (in reverse of such order with respect to the Serviced Whole Loan or
REO Property), for unreimbursed Servicing Advances with respect to the Serviced
Whole Loan or related REO Property, the Master Servicer's, the Trustee's or the
Fiscal Agent's respective rights to receive payment pursuant to this clause (iv)
being limited to, as applicable, related payments, Liquidation Proceeds,
Insurance Proceeds and REO Revenues attributable to such Serviced Whole Loan;

               (v) (A) to reimburse itself, any Serviced Companion Loan Master
Servicer, the Trustee or the Serviced Companion Loan Trustee, or the Fiscal
Agent, as applicable, on a pro rata basis as between the Mortgage Loan and each applicable Serviced Companion Loan (in reverse of such order with respect to the
Serviced Whole Loan or related REO Property), out of collections on the applicable Serviced Whole Loan and REO Property for Nonrecoverable Advances
previously made or (B) to pay itself or the Special Servicer out of collections on applicable Serviced Whole Loan and related REO Property, with respect to the applicable Mortgage Loan or REO Property any related earned Servicing Fee,
Special Servicing Fee, Liquidation Fee or Workout Fee, as applicable, that remained unpaid in accordance with clause (ii) above following a Final Recovery
Determination made with respect to the applicable Serviced Whole Loan or related
REO Property and the deposit into the applicable Serviced Whole Loan Custodial
Account of all amounts received in connection therewith, provided that such party's rights to reimbursement pursuant to this clause (v) with respect to any such Nonrecoverable Advance, Servicing Fees, Special Servicing Fees, Liquidation
Fees or Workout Fees, as applicable, shall be limited (except to the extent set forth in Section 3.05(a)) to amounts on deposit in the applicable Serviced Whole
Loan Custodial Account that were received in respect of the applicable Mortgage
Loan or Serviced Companion Loan (as allocable thereto pursuant to the Mortgage
Loan documents and the applicable Intercreditor Agreement) as to which such
Nonrecoverable Advance, Servicing Fees, Special Servicing Fees, Liquidation Fees
or Workout Fees, as applicable, relates;

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               (vi) at such time as it reimburses itself, any Serviced Companion
Loan Master Servicer, the Trustee, any Serviced Whole Loan Trustee or the Fiscal
Agent, as applicable, on a pro rata basis as between the Mortgage Loan and each applicable Serviced Companion Loan (in reverse of such order with respect to the
Serviced Whole Loan or related REO Property), for (A) any unreimbursed
Delinquency Advance with respect to the applicable Mortgage Loan or any unreimbursed advances of principal and/or interest with respect to the applicable Serviced Companion Loan pursuant to clause (iii) above, to pay itself, any Serviced Companion Loan Master Servicer, or the Trustee, any
Serviced Companion Loan Trustee or the Fiscal Agent, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(e) and Section
3.11(c), (B) any unreimbursed Servicing Advances pursuant to clause (iv) above, to pay itself, the Special Servicer, the Trustee or the Fiscal Agent, as the
case may be, any interest accrued and payable thereon in accordance with Section
3.03(e) and Section 3.11(c) or (C) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Special Servicer and any Serviced Companion
Loan Master Servicer, the Trustee, any Serviced Companion Loan Trustee or the
Fiscal Agent, as the case may be, any interest accrued and payable thereon;

               (vii) to reimburse itself, the Special Servicer or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such
Person in respect of any Breach or Document Defect with respect to the applicable Mortgage Loan giving rise to a repurchase obligation of the applicable Mortgage Loan Seller under Section 6 of the applicable Mortgage Loan
Purchase Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (vii) with respect to the applicable
Serviced Whole Loan being limited to that portion of the Purchase Price paid for the related Mortgage Loan that represents such expense in accordance with clauses (d) or (e) of the definition of "Purchase Price," and to reimburse the
Master Servicer, the Special Servicer or the related Serviced Companion Loan
Trustee for any similar unreimbursed expenses incurred in respect of a related
Serviced Companion Loan;

               (viii) in accordance with Section 2.03(e), to reimburse itself, the Special Servicer or the Trustee, as the case may be, out of collections on the applicable Serviced Whole Loan and related REO Property for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the applicable Mortgage Loan Seller's obligations under Section 6 of the applicable Mortgage Loan Purchase Agreement with respect to the related Mortgage
Loan, but only to the extent that such expenses are not reimbursable pursuant to clause (vii) above or otherwise and are allocable to the related Mortgage Loan under the applicable Intercreditor Agreement, and to reimburse the Master
Servicer, the Special Servicer or any Serviced Companion Loan Trustee for any
similar unreimbursed expenses incurred under any Securitization Agreement in respect of a related Serviced Companion Loan;

               (ix) to pay itself all Prepayment Interest Excesses on the related Mortgage Loan not required to be used pursuant to Section 3.05(a)(xii);

               (x) (A) to pay itself, as additional servicing compensation in accordance with Section 3.11(b), (1) interest and investment income earned in respect of amounts relating to applicable Serviced Whole Loan held in the related Serviced Whole Loan

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Custodial Account as provided in Section 3.06(b) (but only to the extent of the
Net Investment Earnings with respect to such Serviced Whole Loan Custodial
Account for any Collection Period) and (2) Penalty Charges on the applicable
Serviced Whole Loan (except if the Serviced Whole Loan is a Specially Serviced
Mortgage Loan), to be allocated as provided in the related Intercreditor
Agreement, but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related
Serviced Whole Loan have been paid and are not needed to pay interest on
Advances in accordance with Section 3.11; and (B) to pay the Special Servicer, as additional servicing compensation in accordance with Section 3.11(d), Penalty
Charges on the applicable Serviced Whole Loan during the period it is a
Specially Serviced Loan (but only to the extent collected from the related
Mortgagor and to the extent that all amounts then due and payable with respect to the Specially Serviced Loan have been paid and are not needed to pay interest on Advances, all in accordance with Section 3.11);

               (xi) to recoup any amounts deposited in such Serviced Whole Loan
Custodial Account in error;

               (xii) to pay itself, the Special Servicer, the Depositor, the
Serviced Whole Loan Paying Agent or any of their respective directors, officers, members, managers, employees and agents, as the case may be, any amounts payable to any such Person pursuant to Section 6.03 or Section 8.17(d) to the extent that such amounts relate to the applicable Serviced Whole Loan and, to the extent that such amounts do not relate to the applicable Serviced Whole Loan or specifically to any other Mortgage Loan or Serviced Whole Loan, the ratable portion of such amounts allocable to the applicable Serviced Whole Loan;

               (xiii) to pay for (A) the cost of any Opinion of Counsel
contemplated by Section 11.01(a) or Section 11.01(c) in connection with an amendment to this Agreement to the extent that such costs relate to the applicable Serviced Whole Loan and, to the extent that such costs do not relate to the applicable Serviced Whole Loan, the ratable portion of such amounts allocable to the applicable Serviced Whole Loan and (B) the cost of obtaining the REO Extension contemplated by Section 3.16(a), to the extent that such amounts relate to the Serviced Whole Loan;

               (xiv) to pay out of collections on the applicable Serviced Whole
Loan and related REO Property any and all federal, state and local taxes imposed on the REMIC I, REMIC II, REMIC III, or any of their assets or transactions, together with all incidental costs and expenses, in each case to the extent that none of the Master Servicer, the Special Servicer or the Trustee is liable therefor pursuant to Section 10.01(h) and only to the extent that such amounts relate to the related Mortgage Loan or to any Serviced Companion Loan that is included in a REMIC;

               (xv) to reimburse the Trustee, the Fiscal Agent, and the Serviced
Companion Loan Trustee, if any, out of collections on the applicable Serviced
Whole Loan(s) and REO Property for expenses incurred by and reimbursable to it by the Trust Fund, and the trust fund, if any, relating to the Serviced
Companion Loan Securities, respectively, to the extent that such amounts relate to the related Mortgage Loan or Serviced Companion Loan and, to the extent that such amounts do not relate to the applicable Serviced Whole Loan or specifically to

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any other Mortgage Loan or Serviced Whole Loan, the ratable portion of such amounts allocable to the applicable Serviced Whole Loan;

               (xvi) to pay any Person with respect to the related Mortgage
Loan, if any, all amounts received thereon after the date of purchase of such
Mortgage Loan relating to the period before the date of purchase;

               (xvii) to remit to the Trustee for deposit in the Interest
Reserve Account the amounts with respect to the related Mortgage Loan required to be deposited in the Interest Reserve Account pursuant to Section 3.04(e);

               (xviii) to pay to the Master Servicer, the Special Servicer, the
Trustee, or the Fiscal Agent or the Depositor, as the case may be, to the extent that such amounts relate to the related Mortgage Loan, any amount specifically required to be paid to such Person at the expense of the Trust Fund under any provision of this Agreement to which reference is not made in any other clause of this Section 3.05(e) and to pay to the Serviced Companion Loan Trustee or the
depositor under a related Companion Loan Securitization Agreement to the extent that such amounts related to the applicable Serviced Companion Loan, any amount specifically required to be paid to such Person under the Serviced Companion
Loan Securitization Agreement, it being acknowledged that this clause (xviii)
shall not be construed to modify any limitation or requirement otherwise set forth in this Agreement as to the time at which any Person is entitled to payment or reimbursement of any amount or as to the funds from which any such payment or reimbursement is permitted to be made to the extent that such costs relate to the applicable Serviced Whole Loan and, to the extent that such costs do not relate to the applicable Serviced Whole Loan or specifically to any other
Mortgage Loan or Serviced Whole Loan, the ratable portion of such amounts allocable to the applicable Serviced Whole Loan; and

               (xix) to clear and terminate such Serviced Whole Loan Custodial
Account at the termination of this Agreement pursuant to Section 9.01.

     Any amounts payable to a Military Circle B Note Service Provider or a
Providence Biltmore Hotel B Note Service Provider shall be payable solely from amounts otherwise distributable to the Military Circle B Note Holder or the
Providence Biltmore Hotel B Note Holder, as applicable, under this Agreement and the related Intercreditor Agreement.

     Any permitted withdrawals under this Section 3.05(e) with respect to reimbursement for advances or other amounts payable to a Serviced Companion Loan
Trustee shall, if applicable, also be deemed to be a permitted withdrawal for similar amounts owed to the fiscal agent of the Serviced Companion Loan Trustee, if any. All withdrawals with respect to a Serviced Whole Loan shall be made first from the related Serviced Whole Loan Custodial Account and then, from the
Certificate Account to the extent permitted by Section 3.05(a).

     The Master Servicer shall pay to the Special Servicer (or to third party contractors at the direction of the Special Servicer), the Serviced Whole Loan
Paying Agent, the Trustee, the Fiscal Agent and any related Serviced Companion
Loan Trustee from the applicable Serviced Whole Loan Custodial Account amounts permitted to be paid to it (or to such third party contractors) therefrom promptly upon receipt of a certificate of a Servicing Officer of the Special
Servicer or

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a Responsible Officer of the Trustee, the Fiscal Agent, the Serviced Whole Loan
Paying Agent or Serviced Companion Loan Trustee, as the case may be, describing the item and amount to which the Special Servicer (or any such third party contractor) or the Serviced Companion Loan Trustee is entitled. The Master
Servicer may rely conclusively on any such certificate and shall have no duty to re-calculate the amounts stated therein. The Special Servicer shall keep and maintain separate accounting for each Mortgage Loan, each related Serviced
Companion Loan and, if applicable, Serviced B Note constituting a Serviced Whole
Loan (and related REO Loan) on a loan-by-loan basis for the purpose of justifying any request for withdrawal from the related Serviced Whole Loan
Custodial Account.

     Notwithstanding anything to the contrary contained herein, with respect to each Serviced Companion Loan and Serviced B Note, the Master Servicer shall withdraw from the related Serviced Whole Loan Custodial Account and remit to the holders of the related Serviced Companion Loan and Serviced B Note, as applicable, within one Business Day of receipt thereof, any amounts that represent Late Collections or Principal Prepayments on such Serviced Companion
Loan, Serviced B Note or any successor REO Loan with respect thereto, that are received by the Master Servicer subsequent to 5:00 p.m. (New York City time) on the related Due Date therefor (exclusive of any portion of such amount payable or reimbursable to any third party in accordance with the related Intercreditor
Agreement or this Agreement and, in the case of the Serviced B Note, subject to the provisions of the related Intercreditor Agreement), to the extent such amount is not otherwise included in a normal monthly remittance to the holder of such Serviced Companion Loan or Serviced B Note.

     In the event that the Master Servicer fails, as of 5:00 p.m. (New York City time) on the date such remittance is required to be made, to remit to the
Trustee (in respect of the related Mortgage Loan) and the Serviced Whole Loan
Paying Agent (in respect of any related Serviced Whole Loan) any amounts required to be so remitted hereunder by such date, the Master Servicer shall pay to the Trustee (in respect of the Mortgage Loan) and the Serviced Whole Loan
Paying Agent (in respect of the Serviced Companion Loan and the Serviced B
Note), for the account of the Trustee (in respect of the Mortgage Loan) and the
Serviced Whole Loan Paying Agent (in respect of the Serviced Companion Loan and the Serviced B Note), interest, calculated at the Prime Rate, on such amount(s)
not timely remitted, from the time such payment was required to be made (without regard to any grace period) until such payment is received by the Trustee and the Serviced Whole Loan Paying Agent.

         (f) The Serviced Whole Loan Paying Agent shall establish and maintain a separate Serviced Companion Loan Distribution Account for the benefit of each
Serviced Companion Loan Holder and Serviced B Note Holder. Each Serviced
Companion Loan Distribution Account shall be maintained as an Eligible Account
(or as a sub-account of an Eligible Account). Funds in the Serviced Companion
Loan Distribution Accounts may be invested in Permitted Investments for the account of the Serviced Whole Loan Paying Agent. All income and gain realized from the investment of funds deposited in such Serviced Companion Loan
Distribution Account shall be for the benefit of the Serviced Whole Loan Paying
Agent; provided that the Serviced Whole Loan Paying Agent shall be responsible for the amount of any Net Investment Loss (net of Net Investment Earnings) in
respect of such Permitted Investments. The Serviced Whole Loan Paying Agent
shall give notice to the Master Servicer of the location of each Serviced
Companion Loan Distribution Account as of the

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Closing Date and of the new location of any Serviced Companion Loan Distribution
Account prior to any change thereof.

     The Master Servicer shall deliver to the Serviced Whole Loan Paying Agent each month on or before the date set forth in Section 3.05(e)(i), for deposit in the applicable Serviced Companion Loan Distribution Account, that portion of the applicable Serviced Whole Loan Remittance Amount allocable to each applicable
Serviced Companion Loan Holder and Serviced B Note Holder then on deposit in the applicable Serviced Whole Loan Custodial Account.

     On or before each Master Servicer Remittance Date (or, if the related
Intercreditor Agreement or any Serviced Companion Loan Securitization Agreement
specifies a date earlier than the Master Servicer Remittance Date, such earlier date (but in no event earlier than the business day following the receipt of such funds by the Master Servicer)), the Serviced Whole Loan Paying Agent shall, based upon information provided to the Serviced Whole Loan Paying Agent by the
Master Servicer, remit to each Serviced Companion Loan Holder and Serviced B
Note Holder by wire transfer in immediately available funds to the account of such Serviced Companion Loan Holder or Serviced B Note Holder or an agent therefore appearing on the Serviced Whole Loan Holder Register on the related date such amounts are required to be remitted (or, if no such account so appears or information relating thereto is not provided at least five (5) Business Days prior to the date such amounts are required to be remitted, by check sent by first-class mail to the address of such Serviced Companion Loan Holder or
Serviced B Note Holder or its agent appearing on the Serviced Whole Loan Holder
Register) the portion of the applicable Serviced Whole Loan Remittance Amount allocable to such Serviced Companion Loan Holder or Serviced B Note Holder.

     For the avoidance of doubt, with respect to the Jersey Gardens Companion
Loan, the Military Circle B Note and the Providence Biltmore Hotel B Note, on
the Business Day immediately following receipt by the Master Servicer from the related Mortgagor of any amounts relating to the Jersey Gardens Whole Loan, the
Military Circle Whole Loan and the Providence Biltmore Hotel Whole Loan,
respectively, that are allocable to the Jersey Gardens Companion Loan, the
Military Circle B Note or the Providence Biltmore Hotel B Note, respectively, the Serviced Whole Loan Paying Agent shall remit to the Jersey Gardens Companion
Loan Holder, the Military Circle B Note Holder or the Providence Biltmore Hotel
B Note Holder, respectively, any and all amounts required to be remitted to such
Person in accordance with this Agreement and the related Intercreditor
Agreement.

         (g) The Serviced Whole Loan Paying Agent shall, upon receipt, deposit in the applicable Serviced Companion Loan Distribution Account any and all
amounts received by the Serviced Whole Loan Paying Agent that are required by the terms of this Agreement to be deposited therein. If, as of 3:00 p.m. (New
York City time) on any Master Servicer Remittance Date or on such other date as any amount is required to be delivered for deposit in such Serviced Companion
Loan Distribution Account (including such earlier dates as described in Section
3.05(f)), the Master Servicer shall not have delivered to the Serviced Whole
Loan Paying Agent for deposit in the applicable Serviced Companion Loan
Distribution Account any of the amounts required to be deposited therein, then the Serviced Whole Loan Paying Agent shall provide notice of such failure to a
Servicing Officer of the Master Servicer by facsimile transmission sent to facsimile no. (215) 328-3478 (or such alternative number provided by the Master
Servicer to

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the Serviced Whole Loan Paying Agent in writing) and by telephone at telephone
no. (215) 328-1258 (or such alternative number provided by the Master Servicer to the Serviced Whole Loan Paying Agent in writing) as soon as possible, but in any event before 5:00 p.m. (New York City time) on such day. If the Master
Servicer and the Serviced Whole Loan Paying Agent are the same Person notwithstanding anything to the contrary in this Section 3.05(g), such Person shall not be required to establish a Serviced Companion Loan Distribution
Account and deposit amounts therein and, instead, shall be permitted to make the distributions required by this Section 3.05(g) to the applicable Serviced
Companion Loan Holder or Serviced B Note Holder directly from the related
Serviced Whole Loan Custodial Account.

     Section 3.06 Investment of Funds in the Certificate Account, the
Distribution Account, the Excess Liquidation Proceeds Reserve Account, the
Interest Reserve Account, the REO Account and the Serviced Whole Loan Custodial
Accounts.

         (a) (i) The Master Servicer may direct any depository institution maintaining the Certificate Account, a Serviced Whole Loan Custodial Account,
any Lock-Box Account or any Cash Collateral Account to invest, (ii) the Special
Servicer may direct any depository institution maintaining the REO Account to invest, or if it is a depository institution, may itself invest, and (iii) the
Trustee may direct the depository institution maintaining the Distribution
Account, the Excess Liquidation Proceeds Reserve Account or the Interest Reserve
Account to invest, or if it is such depository institution, may itself invest, the funds held therein in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, (A) no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the depository institution maintaining such account is the obligor thereon, and (B) no later than the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this
Agreement, if the depository institution maintaining such account is the obligor thereon. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such).

     The Master Servicer (with respect to Permitted Investments of amounts in the Certificate Account, the Serviced Whole Loan Custodial Accounts, any
Lock-Box Account and any Cash Collateral Account) and the Special Servicer (with respect to Permitted Investments of amounts in the REO Account) on behalf of the
Trustee, and the Trustee (with respect to Permitted Investments of amounts in the Distribution Account, the Excess Liquidation Proceeds Reserve Account and
the Interest Reserve Account), shall (and Trustee hereby designates the Master
Servicer and the Special Servicer, as applicable, as the Person that shall): (i)
be the "entitlement holder" of any Permitted Investment that is a "security entitlement" and (ii) maintain "control" of any Permitted Investment that is either a "certificated security" or an "uncertificated security." For purposes of this Section 3.06(a), the terms "entitlement holder," "security entitlement,"
"control," "certificated security" and "uncertificated security" shall have the meanings given such terms in Revised Article 8 (1994 Revision) of the UCC, and
"control" of any Permitted Investment by the Master Servicer or the Special
Servicer shall constitute "control" by a Person designated by, and acting on behalf of the Trustee for purposes of Revised Article 8 (1994 Revision) of the
UCC.

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     In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Master Servicer (in the case of the Certificate Account, any Serviced Whole Loan Custodial Account,
any Lock-Box Account or any Cash Collateral Account), the Special Servicer (in
the case of the REO Account) and the Trustee (in the case of the Distribution
Account, the Excess Liquidation Proceeds Reserve Account and the Interest
Reserve Account) shall: (i) consistent with any notice required to be given thereunder, demand that payment be made on the last day such Permitted
Investment may otherwise mature hereunder in an amount equal to the lesser of
(A) all amounts then payable thereunder and (B) the amount required to be withdrawn on such date; and (ii) demand payment of all amounts due thereunder promptly upon determination by the Master Servicer, the Special Servicer or the
Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the
Investment Account.

         (b) Whether or not the Master Servicer directs the investment of funds in the Certificate Account or any Serviced Whole Loan Custodial Account, and to
the extent the Master Servicer directs the investment of funds in any Lock-Box
Account or any Cash Collateral Account, interest and investment income realized on funds deposited in each such Investment Account, to the extent of the Net
Investment Earnings, if any, with respect to such account for each Collection
Period, shall be for the sole and exclusive benefit of the Master Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.05(a). Interest and investment income realized on funds deposited in the Distribution Account, the Excess Liquidation Proceeds
Reserve Account and the Interest Reserve Account, to the extent of Net
Investment Earnings, if any, with respect to such account for each Collection
Period, shall be for the sole and exclusive benefit of the Trustee and shall be subject to its withdrawal in accordance with Section 3.05(b) or (c), as the case may be. Whether or not the Special Servicer directs the investment of funds in the REO Account, interest and investment income realized on funds deposited therein, to the extent of the Net Investment Earnings, if any, for such
Investment Account for each Collection Period, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(b). If any loss shall be incurred in respect of any Permitted Investment on deposit in the Certificate Account, any Serviced
Whole Loan Custodial Account, and to the extent the Master Servicer has discretion to direct the investment of funds in any Lock-Box Account or any Cash
Collateral Account for its sole and exclusive benefit, the Master Servicer shall deposit therein, no later than the end of the Collection Period during which such loss was incurred, without right of reimbursement, the amount of the Net
Investment Loss, if any, with respect to such account for such Collection
Period. If any loss shall be incurred in respect of any Permitted Investment on deposit in the Distribution Account, the Excess Liquidation Proceeds Reserve
Account or the Interest Reserve Account, the Trustee shall immediately deposit therein, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account. If any loss shall be incurred in respect of any Permitted Investment on deposit in the REO Account, the Special Servicer shall promptly deposit therein from its own funds, without right of reimbursement, no later than the end of the Collection Period during which such loss was incurred, the amount of the Net Investment Loss, if any, for such
Collection Period.

         (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted
Investment, the Trustee may and, subject to

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Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

     Section 3.07 Maintenance of Insurance Policies; Errors and Omissions and
Fidelity Coverage.

         (a) Each of the Master Servicer (in the case of Mortgage Loans and
Serviced Whole Loans (other than Specially Serviced Mortgage Loans and
Non-Serviced Mortgage Loans)) and the Special Servicer (solely in the case of
Specially Serviced Mortgage Loans) shall use reasonable efforts to cause each
Mortgagor to maintain in respect of the related Mortgaged Property all insurance coverage as is required under the related Mortgage (to the extent such insurance coverage is available at commercially reasonable terms as determined by the
Master Servicer or Special Servicer, as applicable, provided that any such determination that such insurance is not available at commercially reasonable terms shall be consented to by the Majority Certificateholder of the Controlling
Class); provided, that if any Mortgage permits the holder thereof to dictate to the Mortgagor the insurance coverage to be maintained on such Mortgaged
Property, the Master Servicer or the Special Servicer, as appropriate, shall impose such insurance requirements as are consistent with the Servicing
Standard. If a Mortgagor fails to maintain such insurance, the Master Servicer
(at the direction of the Special Servicer in the case of a Specially Serviced
Mortgage Loan or REO Loan) shall (to the extent available at commercially reasonable terms as determined by the Master Servicer, which shall be entitled to rely on an opinion of counsel or insurance consultants in making such determination, provided that, subject to the Servicing Standard, such final determination shall be consented to by the Majority Certificateholder of the
Controlling Class) obtain such insurance (which may be through a master or single interest policy) and the cost (including any deductible relating to such insurance and any out of pocket cost incurred by the Master Servicer in obtaining advice of counsel or insurance consultants) of such insurance (or in the case of a master or single interest policy, the incremental cost (including any deductible relating to such insurance) of such insurance relating to the specific Mortgaged Property), shall be a Servicing Advance and shall be recoverable by the Master Servicer pursuant to Section 3.05(a) or 3.05(e). If the Master Servicer or Special Servicer, as the case may be, determines in accordance with the preceding provisions of this paragraph that the applicable insurance is not available at commercially reasonable terms, the Master Servicer or the Special Servicer, as the case may be, shall notify the Majority
Certificateholder of the Controlling Class and the Rating Agencies of such determination. If at any time a Mortgaged Property related to a Mortgage Loan serviced hereunder is located in an area identified in the Flood Hazard Boundary
Map or Flood Insurance Rate Map issued by the Federal Emergency Management
Agency as having special flood hazards or it becomes located in such area by virtue of remapping conducted by such agency (and flood insurance has been made available), the Master Servicer (or in the case of a Specially Serviced Mortgage
Loan, the Special Servicer) shall, if and to the extent that the Mortgage Loan or Serviced Whole Loan requires the Mortgagor or permits the mortgagee to require the Mortgagor to do so, use reasonable efforts to cause the related
Mortgagor to maintain a flood insurance policy meeting the requirements of the current guideline of the Federal Insurance Administration in the maximum amount of insurance coverage available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform
Act of 1994, as amended, unless otherwise specified by the related Mortgage Loan or Serviced Whole

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Loan. With respect to any Mortgage Loan (other than a Non-Serviced Mortgage
Loan) or any Serviced Whole Loan, if (i) the Mortgagor is required by the terms of the Mortgage Loan or Serviced Whole Loan to maintain such insurance (or becomes obligated by virtue of the related Mortgaged Property becoming located in such area by virtue of such remapping) or (ii) the terms of the Mortgage Loan or Serviced Whole Loan permit the mortgagee to require the Mortgagor to obtain such insurance, the Master Servicer (or in the case of any Specially Serviced
Loan, the Special Servicer), shall promptly notify the Mortgagor of its obligation to obtain such insurance. If the Mortgagor fails to obtain such flood insurance within 120 days of such notification, the Master Servicer (or in the case of any Specially Serviced Mortgage Loan, the Special Servicer) shall obtain such insurance, the cost of which shall be a Servicing Advance and shall be recoverable by the Master Servicer pursuant to Section 3.05(a) or 3.05(e);
provided, that the Master Servicer or Special Servicer shall not be required to incur any such cost if such Advance would constitute a Nonrecoverable Servicing
Advance; provided, further, if the Master Servicer or Special Servicer, as applicable, shall determine that the payment of such amount is (i) necessary to preserve the related Mortgaged Property and (ii) would be in the best interest of the Certificateholders (or with respect to any Serviced Whole Loan, of the
Certificateholders and, to the extent applicable, any related Serviced Companion
Loan Holders and Serviced B Note Holders), then the Master Servicer shall make such payment from amounts in the Certificate Account or, with respect to any
Serviced Whole Loan, from the related Serviced Whole Loan Custodial Account.
Subject to Section 3.17(a), the Special Servicer shall also use reasonable efforts to cause to be maintained for each REO Property (to the extent available at commercially reasonable terms) no less insurance coverage than was previously required of the Mortgagor under the related Mortgage or as is consistent with the Servicing Standard. All such insurance policies shall contain a "standard"
mortgagee clause, with loss payable to the Master Servicer (in the case of
Mortgaged Properties) or the Special Servicer (in the case of REO Properties) on behalf of the Trustee, and shall be issued by an insurer authorized under applicable law to issue such insurance. Any amounts collected by the Master
Servicer or the Special Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO
Property or amounts to be released to the related Mortgagor, in each case in accordance with applicable law, the terms of the related Mortgage Loan or
Serviced Whole Loan documents and the Servicing Standard) shall be deposited in
(or remitted for deposit to) the Certificate Account or, with respect to the any
Serviced Whole Loan, deposited in (or remitted for deposit to) the related
Serviced Whole Loan Custodial Account, subject to withdrawal pursuant to Section
3.05(a) and Section 3.05(e), respectively, in the case of amounts received in respect of a Mortgage Loan, Serviced Companion Loan or Serviced B Note, or in
the REO Account, subject to withdrawal pursuant to Section 3.16(c), in the case of amounts received in respect of an REO Property. Any cost incurred by the
Master Servicer or the Special Servicer in maintaining any such insurance shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the outstanding principal balance of the related Mortgage Loan or Serviced Whole Loan, notwithstanding that the terms of such Mortgage Loan or Serviced Whole Loan so permit, but shall be recoverable by the Master Servicer as a Servicing Advance pursuant to Section
3.05(a) or Section 3.05(e), as applicable.

         (b) (i) If the Master Servicer or the Special Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the
Mortgaged Properties and/or REO Properties for which it is responsible to cause the maintenance of insurance

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hereunder, then, to the extent such policy provides protection equivalent to the individual policies otherwise required, the Master Servicer or the Special
Servicer, as the case may be, shall conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on such Mortgaged
Properties and/or REO Properties. Such policy may contain a deductible clause
(not in excess of a customary amount), in which case the Master Servicer or the
Special Servicer, as appropriate, shall, if there shall not have been maintained on a Mortgaged Property or an REO Property a hazard insurance policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy, promptly deposit into the
Certificate Account or, with respect to any Serviced Whole Loan, deposited in the related Serviced Whole Loan Custodial Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The Master Servicer and the Special
Servicer each agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders (and with respect to the Serviced Whole Loans, the related Serviced Companion Loan Holders and Serviced B Note Holders), claims under any such blanket policy maintained by it in a timely fashion in accordance with the terms of such policy.

               (ii) If the Master Servicer or the Special Servicer, as
applicable, causes any Mortgaged Property or REO Property to be covered by a master force placed insurance policy, which provides protection equivalent to the individual policies otherwise required, the Master Servicer or Special
Servicer shall conclusively be deemed to have satisfied its respective obligations to cause hazard insurance to be maintained on such Mortgaged
Properties and/or REO Properties. Such policy may contain a deductible clause, in which case the Master Servicer or the Special Servicer, as applicable, shall in the event that (x) there shall not have been maintained on the related
Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and (y) there shall have been one or more losses which would have been covered by such a policy had it been maintained, immediately deposit into the Certificate Account or, with respect to any
Serviced Whole Loan, deposit into the related Serviced Whole Loan Custodial
Account (or into the Servicing Account if insurance proceeds are to be applied to the repair or restoration of the applicable Mortgaged Property or disbursed to the related Mortgagor) from its own funds the amount not otherwise payable under such policy because of such deductible to the extent that any such deductible exceeds the deductible limitation that pertained to the related
Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. The
Master Servicer and the Special Servicer each agrees to prepare and present, on behalf of itself, the Trustee and the Certificateholders (and with respect any
Serviced Whole Loan, the related Serviced Companion Loan Holders and Serviced B
Note Holders), claims under any such master force placed insurance policy maintained by it in a timely fashion in accordance with the terms of such policy.

         (c) Each of the Master Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering its

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officers and employees (and with respect to other persons acting on behalf of it, shall cause such persons to maintain such insurance) in connection with its activities under this Agreement and naming the Trustee as an additional insured or loss payee, as applicable. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer or Special Servicer, as the case may be, if the
Master Servicer or Special Servicer, as the case may be, were servicing and administering the Mortgage Loans, Serviced Whole Loans and/or the REO Properties
for which it is responsible hereunder for FNMA or FHLMC. Coverage of the Master
Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of such Person and providing the coverage required by this Section 3.07(c) shall satisfy the requirements of this Section 3.07(c).

         (d) All insurance coverage required to be maintained by the Master
Servicer or Special Servicer, as applicable, under this Section 3.07 shall be obtained from Qualified Insurers having a claims paying ability rating (or the obligations of which are guaranteed or backed by a company having such claims paying ability rating or insurance financial strength rating, as applicable) of not less than (x) "A" by Standard & Poor's and (y) "A2" by Moody's; provided, however, that the requirements of clauses (x) or (y) shall not be applicable with respect to Standard & Poor's or Moody's, as applicable, if such Rating
Agency shall have confirmed in writing that an insurance company with a lower claims paying ability rating shall not result, in and of itself, in a downgrade, qualification or withdrawal of the then current ratings by such Rating Agency of any Class of Certificates or any related Serviced Companion Loan Securities.
Notwithstanding the foregoing, so long as the long-term debt or the deposit obligations or claims-paying ability of the Master Servicer or Special Servicer
(or its immediate or remote parent) is rated at least "A" by Standard & Poor's and "A2" by Moody's, the Master Servicer or Special Servicer, respectively, shall be allowed to provide self-insurance with respect to a fidelity bond and such errors and omissions policy. Coverage of the Master Servicer or the Special
Servicer under a policy or bond obtained by an Affiliate of the Master Servicer or the Special Servicer and providing the coverage required by this Section
3.07(c) shall satisfy the requirements of this Section 3.07(c).

     Section 3.08 Enforcement of Due-On-Sale Clauses; Assumption Agreements;
Subordinate Financing; Defeasance.

         (a) As to each Mortgage Loan (other than a Non-Serviced Mortgage Loan)
and each Serviced Companion Loan or Serviced B Note which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

               (i) provides that such Mortgage Loan, Serviced Companion Loan or
Serviced B Note shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged
Property; or

               (ii) provides that such Mortgage Loan, Serviced Companion Loan or
Serviced B Note may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

then, subject to Section 3.08(c), 3.24, 3.28, 3.31(b) and 3.32(b), the Special
Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise
(or, subject to Section 3.21(a)(iv), waive

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its right to exercise) any right it may have with respect to such Mortgage Loan,
Serviced Companion Loan or Serviced B Note (x) to accelerate the payments thereon, or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard. In the event that the Special
Servicer intends or is required by, in accordance with the preceding sentence, the Mortgage Loan, Serviced Companion Loan or Serviced B Note documents or applicable law to permit the transfer of any Mortgaged Property, the Special
Servicer, if consistent with the Servicing Standard, may enter into an assumption and modification agreement with the Person to whom the related
Mortgaged Property has been or is intended to be conveyed or may enter into a substitution of liability agreement, pursuant to which the original Mortgagor and any original guarantors are released from liability, and the transferee and any new guarantors are substituted therefor and become liable under the Mortgage
Note and any related guaranties and, in connection therewith, may require from the related Mortgagor a reasonable and customary fee for the additional services performed by it, together with reimbursement for any related costs and expenses incurred by it (but only to the extent that charging such fee and entering into such assumption and modification agreement will not be a significant modification of the Mortgage Loan, Serviced Companion Loan or Serviced B Note
for purposes of the REMIC Provisions). The Special Servicer shall promptly notify the Trustee of any such agreement and forward the original thereof to the
Trustee, with a copy to the Master Servicer, for inclusion in the related
Mortgage File. Subject to Section 3.21(a)(iv), if the Special Servicer intends or is required to permit the transfer of any Mortgaged Property and enter into an assumption agreement or a substitution of liability agreement, as the case may be, in accordance with the foregoing, the Special Servicer shall submit to
(A) Standard & Poor's, in the case of any Mortgage Loan or any group of
Cross-Collateralized Mortgage Loans that has, or any Mortgage Loan that is part of a Related Borrower Group that has, an outstanding principal balance in excess of 5% of the then outstanding principal balance of the Mortgage Pool, or (B)
Moody's (in the case of any Mortgage Loan that is, or any Mortgage Loan that is part of a Related Borrower Group that (1) is one of the ten largest Mortgage
Loan concentrations (based on Stated Principal Balance) in the Mortgage Pool or
(2) has an outstanding principal balance in excess of the lesser of (I)
$20,000,000 or (II) 5% of the then-outstanding principal balance of the Mortgage
Pool), a copy of such documentation and any information with respect to such action as the Special Servicer deems appropriate or as such Rating Agency may reasonably request, and shall obtain Rating Agency Confirmation from Standard &
Poor's (in the case of any Mortgage Loan described in clause (A) above) and/or
Moody's (in the case of any Mortgage Loan described in clause (B) above) prior to executing such assumption agreement or substitution of liability agreement.

         (b) As to each Mortgage Loan (other than a Non-Serviced Mortgage Loan),
Serviced Companion Loan or Serviced B Note which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Mortgage Loan, Serviced Companion Loan or
Serviced B Note shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related
Mortgaged Property; or

               (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property,

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then, subject to Section 3.28, 3.31(b) and 3.32(b), the Special Servicer on
behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to
Section 3.21(a)(iv), waive its right to exercise) any right it may have with respect to such Mortgage Loan, Serviced Companion Loan or Serviced B Note (x) to
accelerate the payments thereon, or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard; provided, however, that the Special Servicer shall not waive its right to exercise any such right when such right arises as a result of the imposition of a lien against a Mortgaged Property which lien secures additional indebtedness or a mechanic's or similar lien not permitted under the related Mortgage Loan documents unless the Special Servicer shall submit to (A)
Standard & Poor's (in all cases) and (B) Moody's (in the case of any Mortgage
Loan that is, or any Mortgage Loan that is part of a Related Borrower Group that
(1) is one of the ten largest Mortgage Loan concentrations (based on Stated
Principal Balance) in the Mortgage Pool or (2) has an outstanding principal balance in excess of the lesser of (I) $20,000,000 or (II) 5% of the then-outstanding principal balance of the Mortgage Pool) in the Mortgage Pool) a copy of the documentation under which any such lien would arise together with such other information with respect to such proposed waiver as the Special
Servicer deems appropriate or as such Rating Agency may reasonably request, and shall obtain Rating Agency Confirmation from Standard & Poor's (in all cases)
prior to waiving any such right and/or Moody's (in the case of any Mortgage Loan described in clause (B) above).

         (c) Notwithstanding the foregoing, the Master Servicer shall not waive any rights under a "due-on-sale" or "due-on-encumbrance" clause with respect to any Mortgage Loan, Serviced Companion Loan or Serviced B Note unless: (i) the
Master Servicer shall have notified the Special Servicer of such waiver; (ii)
the Master Servicer shall have submitted the Master Servicer's written recommendation and analysis to the Special Servicer; (iii) the Master Servicer shall have submitted to the Special Servicer the documents within the possession or control of the Master Servicer that are reasonably requested by the Special
Servicer; (iv) the Special Servicer shall have approved such waiver, notified the Majority Certificateholder of the Controlling Class of the request for the waiver and of the Master Servicer's and its own approval and submitted to the
Majority Certificateholder of the Controlling Class each of the documents submitted to the Special Servicer by the Master Servicer; and (v) the Majority
Certificateholder of the Controlling Class shall have informed the Special
Servicer that it has approved such waiver; provided, however, that the Special
Servicer shall advise the Majority Certificateholder of the Controlling Class of
its approval (if any) of such waiver promptly upon (but in no case to exceed ten
Business Days) its receipt of such notice, recommendations, analysis, and reasonably requested documents from the Master Servicer; provided, further, that if the Majority Certificateholder of the Controlling Class does not reject such recommendation within five Business Days of its receipt of the Special
Servicer's recommendation and any additional documents and information that the
Majority Certificateholder of the Controlling Class may reasonably request, then the waiver shall be deemed approved. Neither the Master Servicer nor the Special
Servicer shall approve such waiver unless the Mortgagor shall agree to pay all fees and costs associated with such waiver (unless such condition shall have been waived by the Majority Certificateholder of the Controlling Class or the
related Mortgage Loan or Serviced Whole Loan documents specifically preclude this requirement).

         (d) With respect to any Mortgage Loan (other than a Non-Serviced
Mortgage Loan), Serviced Companion Loan or Serviced B Note which permits release of Mortgaged

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Properties through a Defeasance Option, the Master Servicer shall, to the extent consistent with and permitted by the applicable Mortgage Loan documents, permit
(or, if the terms of such Mortgage Loan, Serviced Companion Loan or Serviced B
Note permit the lender to require defeasance, the Master Servicer shall require)
the exercise of such Defeasance Option on any Due Date occurring more than two years after the Startup Day (the "Release Date"), subject to the following conditions:

               (i) No event of default exists under the related Mortgage Note;

               (ii) The Mortgagor pays on such Release Date (A) all interest accrued and unpaid on the Principal Balance of the Mortgage Note to and including the Release Date; (B) all other sums, excluding scheduled interest or principal payments due under the Mortgage Note and (C) any costs and expenses incurred in connection with such release;

               (iii) The Mortgagor has delivered Defeasance Collateral providing payments on or prior to all successive scheduled payment dates from the Release
Date to the related Maturity Date, and in an amount equal to or greater than the scheduled payments due on such dates under the applicable Mortgage Loan,
Serviced Companion Loan or Serviced B Note;

               (iv) The Mortgagor shall have delivered a security agreement granting the Trustee (on behalf of the Trust Fund and, with respect to any
Serviced Companion Loan or Serviced B Note, the related Serviced Companion Loan
Holders or Serviced B Note Holders) a first priority security interest in the
Defeasance Collateral;

               (v) The Master Servicer shall have received an Opinion of Counsel from the related Mortgagor (which shall be an expense of the related Mortgagor)
to the effect that the Trustee (on behalf of the Trust Fund and, with respect to any Serviced Companion Loan or Serviced B Note, the related Serviced Companion
Loan Holders or Serviced B Note Holders) has a first priority security interest in the Defeasance Collateral and that the assignment thereof is valid and enforceable;

               (vi) The Master Servicer shall have obtained at the related
Mortgagor's expense a certificate from an Independent certified public accountant certifying that the Defeasance Collateral complies with the requirements of the related Mortgage Note;

               (vii) The Master Servicer shall have obtained an Opinion of
Counsel from the related Mortgagor to the effect that such release will not cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or cause a tax to be imposed on the
Trust Fund under the REMIC Provisions;

               (viii) The related borrower shall have provided evidence to the
Master Servicer demonstrating that the lien of the related Mortgage is being released to facilitate the disposition of the Mortgaged Property or another customary commercial transaction, and not as part of an arrangement to collateralize the Certificates issued by the related REMIC with obligations that are not real estate mortgages;

               (ix) If required by the terms of such Mortgage Loan, the Master
Servicer shall have received Rating Agency Confirmation from each of Moody's and
Standard &

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Poor's and any other Rating Agency then rating any related Serviced Companion
Loan Securities with respect to the exercise of such Defeasance Option;
provided, (A) that if the Master Servicer provides Standard & Poor's with the written certification substantially in the form of Exhibit I attached hereto, the Master Servicer shall be required to have received such Rating Agency
Confirmation from Standard & Poor's only with respect to any Mortgage Loan that has an outstanding principal balance in excess of the lesser of (1) $5,000,000 or (2) 5% of the then outstanding principal balance of the Mortgage Pool and (B)
the Master Servicer shall be required to have received such Rating Agency
Confirmation from Moody's with respect to the exercise of such Defeasance Option only as to any Mortgage Loan that (1) is one of the ten largest Mortgage Loan concentrations (based on Stated Principal Balance) in the Mortgage Pool or (2)
has an outstanding principal balance in excess of the lesser of (I) $20,000,000 or (II) 5% of the then-outstanding principal balance of the Mortgage Pool; and

               (x) if the Defeasance Option is being exercised to release less than all of the Mortgaged Properties securing either a Cross-Collateralized
Mortgage Loan or a Mortgage Loan, Serviced Companion Loan or Serviced B Note
secured by multiple Mortgaged Properties, the related borrower shall have provided evidence satisfactory to both the Master Servicer and the Special
Servicer that demonstrates compliance with any debt service coverage ratio, loan-to-value ratio or other financial tests or conditions specified in the applicable Mortgage Loan, Serviced Companion Loan or Serviced B Note in
connection with the exercise of such Defeasance Option.

         (e) Nothing in this Section 3.08 shall constitute a waiver of the
Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, Serviced Companion Loan or Serviced B Note, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

         (f) Except as otherwise permitted by Section 3.21, neither the Master
Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan, Serviced Companion Loan or Serviced B Note in connection with the taking of, or the failure to take, any action pursuant to this Section
3.08.

         (g) In the event that the Master Servicer receives a request from any
Mortgagor for consent to (i) the transfer of a Mortgaged Property or assumption of a Mortgage Loan, Serviced Companion Loan or Serviced B Note pursuant to
Section 3.08(a) or (ii) the creation of an additional lien or encumbrance on a
Mortgaged Property pursuant to Section 3.08(b), the Master Servicer shall notify the Special Servicer of such request and furnish to the Special Servicer any applicable transfer, assumption, encumbrance or related documentation which the
Master Servicer has received in connection with such request.

     Section 3.09 Realization Upon Defaulted Mortgage Loans.

         (a) The Master Servicer shall notify the Special Servicer of the occurrence of a Servicing Transfer Event in respect of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Companion Loan or Serviced B
Note. The Special Servicer shall monitor such Specially Serviced Mortgage Loan, evaluate whether the causes of the default

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can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the Mortgagor if, in the Special Servicer's judgment, cure is likely, and take such other actions (including, without limitation, negotiating and accepting a discounted payoff of such Mortgage Loan, Serviced Companion Loan or Serviced B Note) as are consistent with the Servicing Standard. If, in the
Special Servicer's judgment, such corrective action has been unsuccessful, no satisfactory arrangement can be made for collection of delinquent payments, and the Defaulted Mortgage Loan has not been released from the Trust Fund pursuant to any provision hereof, then the Special Servicer shall, subject to subsections
(b) through (d) of this Section 3.09, exercise reasonable efforts, consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert
(which may include an REO Acquisition) the ownership of property securing such
Mortgage Loan, Serviced Companion Loan or Serviced B Note. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer and the
Special Servicer shall have the right but not the obligation to expend its own funds toward the restoration of such property if it shall determine in its reasonable discretion (i) that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer or Special Servicer, as the case may be, out of the proceeds of liquidation of such Mortgaged Property, as contemplated in
Sections 3.05(a) and 3.05(e), as applicable. The Master Servicer shall advance all other costs and expenses incurred by the Special Servicer in any such proceedings, subject to its being entitled to reimbursement therefor as a
Servicing Advance as provided in Sections 3.05(a) and 3.05(e), and further subject to the Special Servicer being required to pay out of the related
Liquidation Proceeds any Liquidation Expenses incurred in respect of any
Mortgage Loan, Serviced Companion Loan or Serviced B Note, which Liquidation
Expenses were outstanding at the time such proceeds are received. When applicable state law permits the Special Servicer to select between judicial and non-judicial foreclosure in respect of any Mortgaged Property, the Special
Servicer shall make such selection in a manner consistent with the Servicing
Standard. Nothing contained in this Section 3.09 shall be construed so as to require the Special Servicer, on behalf of the Trust Fund, to make an offer on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Special
Servicer in its sole judgment taking into account the factors described in
Section 3.19 and the results of any Appraisal obtained pursuant to this
Agreement, all such offers to be made in a manner consistent with the Servicing
Standard. If and when the Master Servicer or the Special Servicer deems it necessary and prudent for purposes of establishing the fair market value of any
Mortgaged Property securing a Defaulted Mortgage Loan (other than a Non-Serviced
Mortgage Loan), whether for purposes of bidding at foreclosure or otherwise, the
Master Servicer or the Special Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property (the cost of which
Appraisal shall be covered by, and reimbursable as, an Additional Trust Fund
Expense).

         (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 (with the exception of cash or cash equivalents pledged as collateral for a Mortgage Loan, Serviced Companion Loan or Serviced B
Note) unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special
Servicer; or

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               (ii) the Special Servicer shall have obtained an Opinion of
Counsel (the cost of which may be withdrawn from the Certificate Account or the related Serviced Whole Loan Custodial Account, as applicable, pursuant to
Sections 3.05(a) and 3.05(e), as applicable) to the effect that the holding of such personal property by the Trust Fund will not (subject to Section 10.01(f))
cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificate is outstanding.

         (c) Notwithstanding the foregoing provisions of this Section 3.09, the
Special Servicer shall not, on behalf of the Trustee, initiate foreclosure proceedings, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, have a receiver of rents appointed with respect to any Mortgaged
Property, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders or, with respect to any Serviced Whole Loan, on behalf of the
Certificateholders, the related Serviced Companion Loan Holders and Serviced B
Note Holders, would be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or "operator" of such
Mortgaged Property within the meaning of CERCLA or any comparable law, unless
(as evidenced by an Officer's Certificate to such effect delivered to the
Trustee) the Special Servicer has previously received an Environmental
Assessment in respect of such Mortgaged Property prepared within the twelve months preceding such determination by a Person who regularly conducts
Environmental Assessments and the Special Servicer, based solely (as to environmental matters and related costs) on the information set forth in such
Environmental Assessment, determines that:

               (i) the Mortgaged Property is in compliance with applicable environmental laws and regulations or, if not, that acquiring such Mortgaged
Property and taking such actions as are necessary to bring the Mortgaged
Property in compliance therewith is reasonably likely to produce a greater recovery to Certificateholders (and if the Mortgaged Property is related to a
Serviced Whole Loan, to Certificateholders and, to the extent applicable, the related Serviced Companion Loan Holders and Serviced B Note Holders) on a
present value basis than not acquiring such Mortgaged Property and not taking such actions; and

               (ii) there are no circumstances or conditions present at the
Mortgaged Property relating to the use, management or disposal of Hazardous
Materials for which investigations, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that acquiring such Mortgaged Property and taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery to Certificateholders (and if the Mortgaged Property
is related to a Serviced Whole Loan, to Certificateholders and, to the extent applicable, the related Serviced Companion Loan Holders and Serviced B Note
Holders) on a present value basis than not acquiring such Mortgaged Property and not taking such actions.

     The cost of any such Environmental Assessment, as well as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence, may be withdrawn from the Certificate
Account or, with respect to any Serviced Whole Loan, from the related Serviced
Whole Loan Custodial Account, by the Master Servicer at the

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direction of the Special Servicer pursuant to Sections 3.05(a) and 3.05(e), as applicable; and if any such Environmental Assessment so warrants, the Special
Servicer shall, at the expense of the Trust Fund, perform such additional environmental testing as are consistent with the Servicing Standard to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied.

         (d) If the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged
Property securing a Defaulted Mortgage Loan serviced hereunder, then the Special
Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund and, with respect to any Serviced Whole Loan, in the best economic interest of the Trust Fund and the related Serviced Companion Loan
Holders and Serviced B Note Holders (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release all or a portion of such Mortgaged Property from the lien of the related Mortgage.

         (e) The Special Servicer shall provide the CMSA Special Servicer Loan
File monthly to the Master Servicer (who shall incorporate such file into the reports it submits to the Trustee, who shall, upon request, forward such reports to the Certificateholders and, with respect to the Serviced Whole Loans, to the related Serviced Companion Loan Holders and Serviced B Note Holders) regarding any actions taken by the Special Servicer with respect to any Mortgaged Property securing a Defaulted Mortgage Loan serviced hereunder as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earliest to occur of satisfaction of both such conditions, removal of the related Mortgage Loan from the Trust Fund and release of the lien of the related Mortgage on such Mortgaged
Property.

         (f) The Special Servicer shall report to the Internal Revenue Service and to the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed. The Special Servicer shall deliver a copy of any such report to the Master Servicer and the Trustee.

         (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment in respect of a Mortgage Loan,
Serviced Companion Loan or Serviced B Note serviced hereunder if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan,
Serviced Companion Loan or Serviced B Note permit such an action.

         (h) The Special Servicer shall maintain accurate records of each Final
Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property serviced hereunder and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee no later than the 10th Business Day following such Final Recovery Determination.

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     Section 3.10 Trustee to Cooperate; Release of Mortgage Files.

         (a) Upon the payment in full of any Mortgage Loan, Serviced Companion
Loan or Serviced B Note, or the receipt by the Master Servicer or the Special
Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer or the Special Servicer, as the
case may be, will immediately notify the Trustee (and, with respect to any
Serviced Whole Loan, the related Serviced Companion Loan Holders and Serviced B
Note Holders) and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing
Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) or, with respect to a Serviced Whole Loan, into the related Serviced Whole Loan Custodial
Account pursuant to Section 3.04(e), as applicable, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Master Servicer or the Special Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the
Trustee shall release, or cause any related Custodian to release, the related
Mortgage File (and, in the case of a Serviced Companion Loan or Serviced B Note, the Trustee shall direct each related Serviced Companion Loan Holder or Serviced
B Note Holder, as applicable, to release the Mortgage Note for such Serviced
Companion Loan or Serviced B Note) to the Master Servicer or the Special
Servicer, whichever requested it. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the
Certificate Account or, with respect to a Serviced Whole Loan, to the related
Serviced Whole Loan Custodial Account.

         (b) From time to time as is appropriate for servicing or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion
Loan or Serviced B Note, the Master Servicer or the Special Servicer may deliver to the Trustee a Request for Release signed by a Servicing Officer thereof. Upon receipt of the foregoing, the Trustee shall deliver or cause the related
Custodian to deliver the Mortgage File or any document therein to the Master
Servicer or the Special Servicer, as the case may be. Upon return of such
Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer stating that such Mortgage Loan, Serviced Companion Loan or Serviced B Note was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) or, with respect to a Serviced Whole Loan, into the related Serviced Whole Loan Custodial Account pursuant to Section 3.04(e), as applicable, have been or will be so deposited, or that such Mortgage Loan has become an REO Property, the Request for Release shall be released by the Trustee to the Master Servicer or the Special Servicer, as applicable.

         (c) Within three Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the
Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage
Note or Mortgage or otherwise available

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at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

         (d) If from time to time with respect to any Non-Serviced Mortgage
Loan, pursuant to the terms of the related Intercreditor Agreement and the related Other Pooling and Servicing Agreement, and as appropriate for enforcing the terms of the Non-Serviced Mortgage Loan, the related Non-Serviced Mortgage
Loan Servicer requests delivery to it of the original Mortgage Note for the
Non-Serviced Mortgage Loan, then the Trustee shall release or cause the release of such original Mortgage Note to the related Non-Serviced Mortgage Loan
Servicer or its designee. In connection with the release of the original
Mortgage Note for the related Non-Serviced Mortgage Loan in accordance with the preceding sentence, the Trustee shall only be required to deliver such Mortgage
Note to the related Non-Serviced Mortgage Loan Servicer upon delivery to the
Trustee of a custodial agreement which shall evidence the holding by the related
Non-Serviced Mortgage Loan Servicer of such original Mortgage Note as custodian on behalf of and for the benefit of the Trustee.

     Section 3.11 Servicing Compensation; Nonrecoverable Servicing Advances.

         (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage
Loan, Serviced Companion Loan, Serviced B Note (other than the Military Circle B
Note) and REO Loan. As to each Mortgage Loan, Serviced Companion Loan, Serviced
B Note (other than the Military Circle B Note) and REO Loan, the Servicing Fee
shall accrue from time to time at the Servicing Fee Rate and shall be computed on the same basis and the same principal amount respecting which any related interest payment due on such Mortgage Loan, Serviced Companion Loan or Serviced
B Note (other than the Military Circle B Note) or deemed to be due on such REO
Loan is computed. The Servicing Fee with respect to any Mortgage Loan, Serviced
Companion Loan, Serviced B Note or REO Loan shall cease to accrue if a
Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest on each Mortgage
Loan, Serviced Companion Loan, Serviced B Note (other than the Military Circle B
Note), REO Revenues allocable as interest on each REO Loan and the interest portion of Delinquency Advances on such Mortgage Loan, Serviced Companion Loan,
Serviced B Note and REO Loan. The Master Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan, Serviced Companion Loan,
Serviced B Note (other than the Military Circle B Note) or REO Loan out of that portion of related Insurance Proceeds or Liquidation Proceeds allocable as recoveries of interest, to the extent permitted by Section 3.05(a) or 3.05(e).
The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

         (b) Additional servicing compensation in the form of assumption fees, modification fees, earnout fees, charges for beneficiary statements or demands, amounts

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collected for checks returned for insufficient funds and any similar or ancillary fees (excluding any other amounts relating to Prepayment Premiums), in each case to the extent actually paid by a Mortgagor with respect to a Mortgage
Loan (other than a Non-Serviced Mortgage Loan) or a Serviced Companion Loan or
Serviced B Note that is not a Specially Serviced Mortgage Loan, is not required to be deposited in the Certificate Account or, with respect to any Serviced
Whole Loan, is not required to be deposited in the related Serviced Whole Loan
Custodial Account and, to the extent not required to be paid to the Special
Servicer pursuant to Section 3.11(d), may be retained by the Master Servicer.
The Master Servicer shall also be entitled to additional servicing compensation in the form of: (i) any Prepayment Interest Excesses, Balloon Payment Interest
Excesses, and further to the extent received on Mortgage Loans, any Serviced
Companion Loan or Serviced B Note other than Specially Serviced Mortgage Loans, any Penalty Charges not allocable to pay Advance Interest collected on the
Mortgage Loans, such Serviced Companion Loan or Serviced B Note; provided, with respect to the Jersey Gardens Whole Loan, Penalty Charges shall be allocated as provided in the related Intercreditor Agreement; (ii) interest or other income earned on deposits in the Investment Accounts (other than the REO Account), in accordance with Section 3.06(b) (but only to the extent of the Net Investment
Earnings, if any, with respect to each such Investment Account for each
Collection Period); and (iii) to the extent not required to be paid to any
Mortgagor under applicable law or under the related Mortgage, any interest or other income earned on deposits in the Servicing Accounts and Reserve Accounts maintained thereby. The Master Servicer shall be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts due and owing to any Sub-Servicers retained by it and the premiums for any blanket policy insuring against hazard losses pursuant to Section 3.07(b)), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Master Servicer shall not be entitled to reimbursement therefor except as expressly provided in this
Agreement.

         (c) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each
Specially Serviced Mortgage Loan and each REO Loan. As to each Specially
Serviced Mortgage Loan and each such REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate on the same basis and the same principal amount respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to each Specially Serviced
Mortgage Loan and each REO Loan shall cease to accrue as of the date a
Liquidation Event occurs in respect thereof. As to each Specially Serviced
Mortgage Loan and each REO Loan, earned but unpaid Special Servicing Fees shall be payable monthly out of general collections on the Mortgage Loans and any REO
Properties on deposit in the Certificate Account pursuant to Section 3.05(a);
provided, with respect to any Serviced Whole Loan, earned but unpaid Special
Servicing Fees shall first be payable monthly out of general collections on the applicable Serviced Whole Loan or related REO Property on deposit in the related
Serviced Whole Loan Custodial Account pursuant to Section 3.05(e).

     As further compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Workout Fee with respect to each Corrected
Mortgage Loan. As to each Corrected Mortgage Loan, the Workout Fee shall be payable from, and shall be calculated by application of the Workout Fee Rate to, each collection of interest and principal received on such Corrected

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Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout
Fee with respect to any Corrected Mortgage Loan will cease to be payable if a subsequent Servicing Transfer Event occurs with respect thereto or if the related Mortgaged Property becomes an REO Property; provided, that a new Workout
Fee will become payable if and when such Mortgage Loan, Serviced Companion Loan or Serviced B Note, as the case may be, again becomes a Corrected Mortgage Loan.
If the Special Servicer is terminated or resigns in accordance with Section
6.04, it shall retain the right to receive any and all Workout Fees payable in respect of (i) any Mortgage Loan, Serviced Companion Loan or Serviced B Note
that became a Corrected Mortgage Loan during the period that it acted as Special
Servicer and were still such at the time of such termination or resignation and
(ii) any Specially Serviced Mortgage Loan for which the Special Servicer has resolved the circumstances and/or conditions causing any such Mortgage Loan,
Serviced Companion Loan or Serviced B Note to be a Specially Serviced Mortgage
Loan except that the requirement of three consecutive full and timely Monthly
Payments with respect to such Mortgage Loan, Serviced Companion Loan or Serviced
B Note has not yet been satisfied as of the date of such termination or resignation and such Mortgage Loan, Serviced Companion Loan or Serviced B Note
otherwise meets the requirements of a Corrected Mortgage Loan, with the Workout
Fee with respect to such Mortgage Loan, Serviced Companion Loan or Serviced B
Note payable only after such requirements have been met (including the requirement that three payments be made) (and any successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence.

     As further compensation for its activities hereunder, the Special Servicer shall also be entitled to receive a Liquidation Fee with respect to each
Specially Serviced Mortgage Loan or REO Property as to which it receives any full or discounted payoff or any Liquidation Proceeds; provided, no Liquidation
Fee shall be payable in connection with: (i) the purchase of any such Specially
Serviced Mortgage Loan by the Majority Certificateholder of the Controlling
Class or a Mortgage Loan Seller (or an assignee of either such Person) pursuant to Section 3.18 unless such Specially Serviced Mortgage Loan is sold to an assignee of the Majority Certificateholder of the Controlling Class more than 90 days after the Majority Certificateholder of the Controlling Class receives the
Option Notice and that such assignment was for no material consideration or, with respect to the Jersey Gardens Companion Loan, the Jersey Gardens Companion
Loan is sold to an assignee of the Directing Certificateholder more than 90 days after such Directing Certificateholder receives the Option Notice and that such assignment was for no material consideration; (ii) the purchase of any such
Specially Serviced Mortgage Loan or REO Property by the Master Servicer, the
Majority Certificateholder of the Controlling Class, the Special Servicer or the
Depositor pursuant to Section 9.01; or (iii) the purchase of any Specially
Serviced Mortgage Loan by a Serviced Companion Loan Holder or Serviced B Note
Holder pursuant to the related Intercreditor Agreement unless otherwise specified in the related Intercreditor Agreement. As to each such Specially
Serviced Mortgage Loan or REO Property, the Liquidation Fee shall be payable from, and shall be calculated by application of the Liquidation Fee Rate to, such full or discounted payoff and/or such Liquidation Proceeds. No Liquidation
Fee will be payable with respect to any Specially Serviced Mortgage Loan solely by virtue of such Mortgage Loan, Serviced Companion Loan or Serviced B Note
becoming a Corrected Mortgage Loan. Notwithstanding anything herein to the contrary, no Liquidation Fee will be payable from, or based upon the receipt of,
Liquidation Proceeds collected as a result of any purchase of a Specially
Serviced Mortgage Loan described in clause (ii) of the first sentence of

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this paragraph; provided, however, that if any such Liquidation Proceeds are received with respect to any Corrected Mortgage Loan, and the Special Servicer
is properly entitled to a Workout Fee therefrom, such Workout Fee will be payable based on and from the portion of such Liquidation Proceeds that constitute principal and/or interest.

     Notwithstanding anything to the contrary herein, a Liquidation Fee and a
Workout Fee relating to the same Mortgage Loan, Serviced Companion Loan or
Serviced B Note shall not be paid from the same proceeds on or with respect to such Mortgage Loan, Serviced Companion Loan or Serviced B Note.

     Subject to the Special Servicer's right to receive the Special Servicing
Fee, the Workout Fee and/or the Liquidation Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special
Servicer's responsibilities and obligations under this Agreement.

         (d) Additional servicing compensation in the form of (i) all assumption fees, modification fees and earnout fees received on or with respect to
Specially Serviced Mortgage Loans, (ii) fifty percent (50%) of all assumption fees, modification fees and earnout fees received on or with respect to any
Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan or Serviced B Note that is not a Specially Serviced Mortgage Loan shall be promptly paid by the Master Servicer to the Special Servicer and (iii) all
extension or modification fees actually paid by the Mortgagor in accordance with
Section 3.21(b) and shall not be required to be deposited in the Certificate
Account pursuant to Section 3.04(a) or, with respect to any Serviced Whole Loan, in the related Serviced Whole Loan Custodial Account pursuant to Section
3.04(e). Additional servicing compensation in the form of assumption fees, earnout fees and modification fees that the Master Servicer is entitled to and that are collected by the Special Servicer, shall be paid promptly to the Master
Servicer by the Special Servicer. The Special Servicer shall also be entitled to additional servicing compensation in the form of: (i) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the REO Account, any Servicing Accounts and any Reserve
Accounts maintained thereby; and (ii) to the extent not required to be paid to the Master Servicer as additional servicing compensation pursuant to Section
3.11(b), any Penalty Charges (to the extent not allocable to pay Advance
Interest) collected on the Specially Serviced Mortgage Loans and REO Loans;
provided, with respect to the Jersey Gardens Whole Loan, Penalty Charges shall be allocated as provided in the related Intercreditor Agreement. The Special
Servicer shall be required to pay out of its own funds all overhead and general and administrative expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, the premiums for any blanket policy obtained by it insuring against hazard losses pursuant to Section
3.07(b)) and, if and to the extent such expenses are not payable directly out of the Certificate Account, any Serviced Whole Loan Custodial Account, the REO
Account or any Serviced Whole Loan REO Account, the Special Servicer shall not be entitled to reimbursement except as expressly provided in this Agreement.

         (e) If the Master Servicer is required under this Agreement to make a
Servicing Advance, but does not make such Servicing Advance within 15 days after such Advance is required to be made, the Trustee shall, to the extent a
Responsible Officer of the Trustee has actual knowledge of such failure by the
Master Servicer to make such Advance

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(subject to Section 3.11(h) below), make such Advance. If the Trustee fails to make a Servicing Advance required to be made by it, the Fiscal Agent shall make such advance (subject to Section 3.11(h) below) within one Business Day of such failure by the Trustee. The making of such Advance by the Fiscal Agent shall cure the failure by the Trustee to make such Advance.

         (f) (i) With respect to each Mortgage Loan (other than a Non-Serviced
Mortgage Loan), the Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby with respect to such Mortgage Loan or related Mortgaged Property for so long as such
Servicing Advance is outstanding, payable, first, out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Servicing Advance was made and, then, once such Servicing Advance has been reimbursed pursuant to
Section 3.05, out of general collections on the Mortgage Loans and REO
Properties and (ii) with respect to each Serviced Whole Loan, the Master
Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Servicing Advance made thereby with respect to such Serviced
Whole Loan or related Mortgaged Property for so long as such Servicing Advance is outstanding, payable, first, out of Penalty Charges received on such Serviced
Whole Loan or the related REO Loan, second, once such Servicing Advance has been reimbursed pursuant to Section 3.05, out of collections on the Serviced Whole
Loan or related REO Property, and third, once such Servicing Advance has been reimbursed pursuant to Section 3.05, out of general collections on the Mortgage
Loans and REO Properties.

         (g) On each Master Servicer Remittance Date, the Master Servicer shall pay from the related Servicing Fee each Broker Strip Amount (if any) by wire transfer in immediately available funds to an account designated by the related
Strip Holder.

         (h) Notwithstanding anything to the contrary set forth herein, but subject to Section 3.20(c), none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be required to make any Servicing Advance that it or the Special Servicer determines in its reasonable, good faith judgment would constitute a Nonrecoverable Servicing Advance (it being understood that, notwithstanding anything herein to the contrary, the Special
Servicer shall have no right to make an affirmative determination that any
Servicing Advance is, or would be, recoverable and, in the absence of any determination by the Special Servicer that a Servicing Advance is, or would be, a Nonrecoverable Servicing Advance, all determinations of recoverability shall remain with the Master Servicer, the Trustee or the Fiscal Agent, as
applicable). Notwithstanding the previous sentence, if the Master Servicer or
Special Servicer, as applicable, shall determine that the payment of any such amount is (i) necessary to preserve the related Mortgaged Property and (ii)
would be in the best interest of the Certificateholders and, with respect to any
Serviced Whole Loan, the related Serviced Companion Loan Holders and Serviced B
Note Holders, then the Master Servicer shall make such payment from amounts in the Certificate Account or the related Serviced Whole Loan Custodial Account, as applicable. In addition, Nonrecoverable Servicing Advances shall be reimbursable pursuant to Section 3.05 out of general collections on the Mortgage Loans and
REO Properties on deposit in the Certificate Account. The determination by the
Master Servicer, the Trustee or the Fiscal Agent, as applicable, (i) that it has made a Nonrecoverable Servicing Advance or (ii) that any proposed Servicing
Advance, if made, would constitute a Nonrecoverable Servicing Advance shall be

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evidenced by an Officer's Certificate delivered promptly to the Trustee (or, if applicable, retained thereby) and the Depositor, setting forth the basis for such determination, together with (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, if an
Appraisal shall have been performed within the twelve months preceding such determination, and further accompanied by any other information, including, without limitation, engineering reports, environmental surveys, inspection reports, rent rolls, income and expense statements or similar reports, that the
Master Servicer or the Special Servicer may have obtained and that supports such determination. In addition, any Person, in considering whether (i) any Servicing
Advance is or (ii) any proposed Servicing Advance, if made, would constitute, a
Nonrecoverable Servicing Advance, will be entitled to give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts
with respect to other Mortgage Loans, the recovery of which is being deferred or delayed at the time of such consideration by the Master Servicer or, if applicable, the Trustee or the Fiscal Agent, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Servicing
Advance under consideration, but also as a potential source of recovery of such
Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer, the
Special Servicer, the Trustee or the Fiscal Agent, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee and the Fiscal
Agent shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer or the Special Servicer with respect to a particular Servicing Advance, and the Master Servicer shall be entitled to rely on any determination of nonrecoverability that may have been made by the
Special Servicer with respect to a particular Servicing Advance.

         (i) In determining the compensation of the Master Servicer or Special
Servicer, as applicable, with respect to Penalty Charges, on any Distribution
Date, the aggregate Penalty Charges collected on any Mortgage Loan, Serviced
Companion Loan or Serviced B Note since the prior Distribution Date shall be applied to reimburse (i) the Master Servicer, the Trustee or the Fiscal Agent
for interest on Advances with respect to such related Mortgage Loan, Serviced
Companion Loan or Serviced B Note due with respect to such Distribution Date and
(ii) the Trust Fund for any Advance Interest or Additional Trust Fund Expenses
(excluding any Special Servicing Fees, Workout Fees and Liquidation Fees) with respect to the related Mortgage Loan, Serviced Companion Loan or Serviced B Note
incurred since the Closing Date and not previously reimbursed out of Penalty
Charges, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Master Servicer and the Special Servicer based upon the amount of
Penalty Charges the Master Servicer or the Special Servicer would otherwise have been entitled to receive during such period with respect to such Mortgage Loan,
Serviced Companion Loan or Serviced B Note without any such application.
Notwithstanding the foregoing, Penalty Charges with respect to the Jersey
Gardens Whole Loan shall be allocated in accordance with the terms of the related Intercreditor Agreement.

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     Section 3.12 Inspections; Collection of Financial Statements.

         (a) The Master Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property (other than Mortgaged Properties securing Non-Serviced Mortgage Loans or Specially Serviced Mortgage Loans) at
such times and in such manner as are consistent with the Servicing Standard, but in any event at least once every two years or, if the related Mortgage Loan has a current balance of greater than $2,000,000, at least once every year. The
Master Servicer shall prepare (or cause to be prepared) a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property evident from such inspection that the Master Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Master Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Master
Servicer, upon request, shall deliver to the Trustee a copy of each such written report.

         (b) The Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged Property constituting collateral for a
Specially Serviced Mortgage Loan at such times and in such manner as are consistent with the Servicing Standard. If any Mortgage Loan, Serviced Companion
Loan or Serviced B Note becomes a Specially Serviced Mortgage Loan, then as soon as practicable (and in any event within 90 days thereafter) the Special Servicer shall perform (or cause to be performed) a physical inspection of each Mortgaged
Property constituting collateral for such Mortgage Loan, Serviced Companion Loan or Serviced B Note. The Special Servicer shall prepare (or cause to be prepared)
a written report of each such inspection detailing the condition of the
Mortgaged Property and specifying the existence of (i) any vacancy in the
Mortgaged Property evident from such inspection that the Special Servicer deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property evident from such inspection, (iii) any adverse change in the condition or value of the Mortgaged Property evident from such inspection that the Special Servicer deems material, or (iv) any waste committed on the Mortgaged Property evident from such inspection. The Special Servicer, upon request, shall deliver to the
Trustee and the Master Servicer a copy of each such written report. The cost of any such inspection shall be an expense of the Trust Fund.

         (c) The Master Servicer, in the case of any Mortgage Loan (other than
Non-Serviced Mortgage Loans or Specially Serviced Mortgage Loans), Serviced
Companion Loan or Serviced B Note, or the Special Servicer, in the case of
Specially Serviced Mortgage Loans, shall make reasonable efforts to collect promptly from each Mortgagor (other than a Mortgagor on any Credit Lease Loan)
quarterly and annual operating statements and rent rolls of the related
Mortgaged Property. In addition, the Special Servicer shall make reasonable efforts to obtain quarterly and annual operating statements and rent rolls with respect to each REO Property. The Master Servicer and the Special Servicer, upon request, shall each deliver copies of the collected items to the other such party and the Trustee in each case within ten days of its receipt of such request.

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     Section 3.13 Annual Statement as to Compliance.

     Each of the Master Servicer and the Special Servicer will deliver to the
Trustee and the Serviced Whole Loan Paying Agent (who shall deliver to each
Serviced Companion Loan Holder and Serviced B Note Holder), with a copy to the
Depositor, on or before March 15th of each year, beginning in 2005, an Officer's
Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer or the Special
Servicer, as the case may be, has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a material default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the
Master Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of the Trust Fund as a REMIC or of the Grantor Trust as a "grantor trust" under the Grantor Trust
Provisions from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof.

     Section 3.14 Reports by Independent Public Accountants.

     On or before March 15th of each year, beginning in 2005, the Master
Servicer at its expense shall cause a firm of independent public accountants
(which may also render other services to the Master Servicer) that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Serviced Whole Loan Paying Agent (who shall deliver to each Serviced Companion Loan Holder and Serviced B Note Holder) and to the
Depositor to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation
Program for Mortgage Bankers established by the Mortgage Bankers Association of
America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers.

     The Special Servicer will deliver an annual accountants' report only if, and in such form as may be, requested by the Rating Agencies or if the Special
Servicer and the Master Servicer are not the same Person.

     The Master Servicer and the Special Servicer, to the extent applicable, will use reasonable efforts to cause the accountants referred to above to cooperate with the Depositor in

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conforming any reports delivered pursuant to this Section 3.14 to requirements imposed by the Commission on the Depositor in connection with the Commission's issuance of a no-action letter relating to the Depositor's reporting requirements in respect of the Trust Fund pursuant to the Exchange Act.

     Section 3.15 Access to Certain Information.

     Each of the Master Servicer and the Special Servicer shall provide or cause to be provided to the Trustee, and to the OTS, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, a holder of a Serviced Companion Loan Security or any Serviced Companion Loan Holder or Serviced B Note Holder, access to any documentation regarding the Mortgage Loans, the Serviced Companion Loans, the
Serviced B Note and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that the applicable
Certificateholders, Serviced Companion Loan Security holder or Serviced
Companion Loan Holder or Serviced B Note Holder, as the case may be, shall be required to pay any photocopying costs. The Master Servicer and the Special
Servicer shall each be entitled to affix a reasonable disclaimer to any information provided by it for which it is not the original source (without suggesting liability on the part of any other party hereto). The Master Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or any intellectual property which the Master Servicer or the Special Servicer is restricted by license, contract or otherwise from disclosing. Neither the Master Servicer nor the Special Servicer shall be liable for providing or disseminating information in accordance with the terms of this
Agreement.

     Section 3.16 Title to REO Property; REO Account.

         (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee or its nominee on behalf of the
Certificateholders (and with respect to any Serviced Whole Loan, on behalf of the Certificateholders and, to the extent applicable, the related Serviced
Companion Loan Holders and Serviced B Note Holders). The Special Servicer, on
behalf of the Trust Fund (and with respect to any Serviced Whole Loan, on behalf of Certificateholders and, to the extent applicable, the related Serviced
Companion Loan Holders and Serviced B Note Holders), shall attempt to sell any
REO Property prior to the close of the third taxable year of the Trust Fund following the taxable year in which ownership of such REO Property is acquired for purposes of Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal
Revenue Service to sell such REO Property is acquired or (ii) obtains for the
Trustee an Opinion of Counsel, addressed to the Trustee and the Special
Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to the close of such period will not (subject to Section 10.01(f))
result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC
II or REMIC III as defined in Section 860F of the Code or cause REMIC I, REMIC
II or REMIC III to fail to qualify as a REMIC (for federal (or any applicable state or local) income tax purposes) at any time that any Certificates are outstanding or cause any REMIC that holds a Serviced Companion Loan or Serviced
B Note to fail to qualify as a REMIC. If the Special

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Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer liquidation period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO
Extension contemplated by clause (i) of the second preceding sentence or its obtaining the Opinion of Counsel contemplated by clause (ii) of the second preceding sentence, shall be an expense of the Trust Fund payable out of the
Certificate Account pursuant to Section 3.05(a).

         (b) The Special Servicer shall cause all funds collected and received in connection with any REO Property to be held separate and apart from its own funds and general assets. If any REO Acquisition shall occur, the Special
Servicer shall establish and maintain (or cause to be established and maintained) one or more accounts (collectively, the "REO Account"), to be held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The
REO Account shall be an Eligible Account and may consist of one account for some or all of the REO Properties. If such REO Acquisition occurs with respect to the
Mortgaged Property securing the a Serviced Whole Loan, the Special Servicer shall establish an REO Account (which may be a subaccount of the REO Account)
solely with respect to such property (a "Serviced Whole Loan REO Account"), to be held for the benefit of the Certificateholders and, to the extent applicable, the related Serviced Companion Loan Holders and Serviced B Note Holders. The
Special Servicer shall deposit, or cause to be deposited, in the REO Account, within two (2) Business Days of receipt, all REO Revenues, Liquidation Proceeds
(net of all Liquidation Expenses paid therefrom) and Insurance Proceeds received in respect of an REO Property. The Special Servicer is authorized to pay out of related Liquidation Proceeds any Liquidation Expenses incurred in respect of an
REO Property and outstanding at the time such proceeds are received. Funds in the REO Account may be invested in Permitted Investments in accordance with
Section 3.06. The Special Servicer shall be entitled to make withdrawals from the REO Account to pay itself, as additional servicing compensation in accordance with Section 3.11(d), interest and investment income earned in respect of amounts held in the REO Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the REO
Account for any Collection Period). The Special Servicer shall give notice to the Trustee and the Master Servicer (and with respect to any Serviced Whole Loan
REO Account, the related Serviced Companion Loan Holders and Serviced B Note
Holders) of the location of any REO Account when first established and of the new location of such REO Account prior to any change thereof.

         (c) The Special Servicer shall cause all funds necessary for the proper operation, management, maintenance, disposition and liquidation of any REO
Property to be withdrawn from the REO Account, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. Within one Business
Day following the end of each Collection Period, the Special Servicer shall withdraw from the REO Account and remit to the Master Servicer for deposit into the Certificate Account (or with respect to a Serviced Whole Loan, shall withdraw from the related Serviced Whole Loan REO Account, and remit to the
Master Servicer for deposit into the related Serviced Whole Loan Custodial
Account) the aggregate of all amounts received in respect of each REO Property during such Collection Period, net of any withdrawals made out of such amounts pursuant to Section 3.16(b) or this

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Section 3.16(c); provided, that the Special Servicer may retain in the REO
Account such portion of proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, maintenance and disposition of the related REO Property (including without limitation the creation of a reasonable reserve for repairs, replacements and necessary capital improvements and other related expenses), such reserve not to exceed an amount sufficient to cover such items to be incurred during the following twelve-month period.

         (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

     Section 3.17 Management of REO Property; Independent Contractors.

         (a) Prior to the acquisition of title to any Mortgaged Property securing a Defaulted Mortgage Loan, the Special Servicer shall review the operation of such Mortgaged Property and determine the nature of the income that would be derived from such property if it were acquired by the Trust Fund. If the Special Servicer determines from such review, in its good faith and reasonable judgment, that:

               (i) None of the income from Directly Operating such Mortgaged
Property would be subject to tax as "net income from foreclosure property"
within the meaning of the REMIC Provisions or would be subject to the tax imposed on "prohibited transactions" under Section 860F of the Code (either such tax referred to herein as an "REO Tax"), such Mortgaged Property may be Directly
Operated by the Special Servicer as REO Property;

               (ii) Directly Operating such Mortgaged Property as an REO
Property could result in income from such property that would be subject to an
REO Tax, but that a lease of such property to another party to operate such property, or the performance of some services by an Independent Contractor with respect to such property, or another method of operating such property would not result in income subject to an REO Tax, then the Special Servicer or its designee may (provided that in the good faith and reasonable judgment of the
Special Servicer, it is commercially feasible) acquire such Mortgaged Property as REO Property and so lease or operate such REO Property; or

               (iii) Directly Operating such property as REO Property could result in income subject to an REO Tax and, in the good faith and reasonable judgment of the Special Servicer, that no commercially feasible means exists to operate such property as REO Property without the Trust Fund incurring or possibly incurring an REO Tax on income from such property, the Special Servicer shall deliver to the Trustee, in writing, a proposed plan (the "Proposed Plan")
to manage such property as REO Property (such plan to be approved by the
Majority Certificateholder of the Controlling Class pursuant to Section 3.24(f)
or, with respect to any Serviced Whole Loan, the related Serviced Companion Loan
Holders and Serviced B Note Holders). Such plan shall include potential sources of income, and to the extent commercially feasible, estimates of the amount of income from each such source. Within a reasonable period of time after receipt of such plan, the Trustee shall consult with the Special Servicer and shall advise the Special Servicer of the Trust Fund's federal income tax reporting position with respect to the various sources of income that the Trust Fund would derive under the Proposed Plan. In

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addition, the Trustee shall (to the maximum extent possible) advise the Special
Servicer of the estimated amount of taxes that the Trust Fund would be required to pay with respect to each such source of income. After receiving the information described in the two preceding sentences from the Trustee, the
Special Servicer shall either (A) implement the Proposed Plan (after acquiring the respective Mortgaged Property as REO Property) or (B) manage and operate such property in a manner that would not result in the imposition of an REO Tax on the income derived from such property.

     The Special Servicer's decision as to how each REO Property shall be managed and operated shall in any event be based on the good faith and reasonable judgment of the Special Servicer as to which means would (to the extent commercially feasible) maximize the net after-tax REO Revenues received by the Trust Fund and, with respect to any Serviced Whole Loan, the Trust Fund and the related Serviced Companion Loan Holders and Serviced B Note Holders,
with respect to such property without materially and adversely affecting the
Special Servicer's ability to sell such REO Property in accordance with this
Agreement and, to the extent consistent with the foregoing, in accordance with the Servicing Standard. Both the Special Servicer and the Trustee may consult with counsel knowledgeable in such matters at the expense of the Trust Fund in connection with determinations required under this Section 3.17(a). Neither the
Special Servicer nor the Trustee shall be liable to the Certificateholders, the
Trust Fund, the other parties hereto or any Serviced Companion Loan Holder or
Serviced B Note Holder or each other for errors in judgment made in good faith in the reasonable exercise of their discretion while performing their respective responsibilities under this Section 3.17(a) or, to the extent it relates to federal income tax consequences for the Trust Fund, Section 3.17(b) below.
Nothing in this Section 3.17(a) is intended to prevent the sale of a Defaulted
Mortgage Loan or REO Property pursuant to the terms and subject to the conditions of Section 3.18 or 3.19.

         (b) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect and operate such REO Property for the benefit of the Certificateholders and with respect to Serviced Whole Loans, the related
Serviced Companion Loan Holders and Serviced B Note Holders, solely for the purpose of its prompt disposition and sale in a manner that does not cause such
REO Property to fail to qualify as "foreclosure property" within the meaning of
Section 860G(a)(8) of the Code or, except as permitted by Section 3.17(a), result in the receipt of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders and, with respect to any Serviced
Whole Loan, the Certificateholders and, to the extent applicable, any related
Serviced Companion Loan Holders and Serviced B Note Holders, (as determined by the Special Servicer in its good faith and reasonable judgment) and, consistent therewith, shall withdraw from the REO Account, to the extent of amounts on deposit therein with respect to each REO Property, funds necessary for the proper operation, management, maintenance and disposition of such REO Property, including, without limitation:

               (i) all insurance premiums due and payable in respect of such REO
Property;

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               (ii) all real estate taxes and assessments in respect of such REO
Property that may result in the imposition of a lien thereon;

               (iii) any ground rents in respect of such REO Property; and

               (iv) all costs and expenses necessary to maintain, lease and dispose of such REO Property.

To the extent that amounts on deposit in the REO Account in respect of any REO
Property are insufficient for the purposes set forth in the prior sentence with respect to such REO Property, the Master Servicer (at the direction of the
Special Servicer) shall advance such amount as is necessary for such purposes
(which advances shall be Servicing Advances) unless (as evidenced by an
Officer's Certificate delivered to the Trustee) such advances would, if made, constitute Nonrecoverable Servicing Advances; provided, however, that the Master
Servicer (at the direction of the Special Servicer) shall make any such
Servicing Advance if it is a necessary fee or expense incurred in connection with the defense or prosecution of legal proceedings and such advance will be deemed to constitute a recoverable Servicing Advance.

         (c) The Special Servicer may contract with any Independent Contractor for the operation and management of any REO Property; provided:

               (i) the terms and conditions of any such contract may not be inconsistent herewith and shall reflect an agreement reached at arm's length;

               (ii) the fees of such Independent Contractor (which shall be an expense of the Trust Fund paid by the Master Servicer at the direction of the
Special Servicer) shall be reasonable and customary in light of the nature and locality of the REO Property;

               (iii) any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay, out of related REO
Revenues, all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (b) hereof, and (B) remit all related REO Revenues (net of its fees and such costs and expenses) to the Special Servicer;

               (iv) none of the provisions of this Section 3.17(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such
REO Property; and

               (v) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

     The Special Servicer shall be entitled to enter into an agreement with any
Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer by such
Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

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     Section 3.18 Sale of Defaulted Mortgage Loans.

         (a) The parties hereto may sell or purchase, or permit the sale or purchase of, any Mortgage Loan only on the terms and subject to the conditions set forth in this Section 3.18, any applicable Intercreditor Agreement, or as otherwise expressly provided in or contemplated by Sections 2.03(a), 3.29(a) and
9.01.

         (b) In the event that any Mortgage Loan (other than a Non-Serviced
Mortgage Loan) becomes 60 days delinquent as to any Monthly Payment (or if such
Mortgage Loan is a Balloon Mortgage Loan and is delinquent as to its Balloon
Payment, only if such Mortgage Loan is also a Specially Serviced Mortgage Loan), then the Special Servicer shall promptly so notify in writing (an "Option
Notice") the Master Servicer and the Trustee, and the Trustee shall promptly notify, in writing, the Holders of the Controlling Class and the applicable
Mortgage Loan Seller, and with respect to any Serviced Whole Loan, each related
Serviced Companion Loan Holder and/or Serviced B Note Holder. Each of the
Majority Certificateholder of the Controlling Class and the applicable Mortgage
Loan Seller with respect to such Mortgage Loan (in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase such Mortgage Loan from the Trust Fund at a price equal to the Option Purchase Price upon receipt of such Option Notice. The
Option is exercisable from that date until terminated pursuant to subsection (f)
below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust Fund shall be obligated to sell the Mortgage Loan upon the exercise of the Option
(whether exercised by the original Holder thereof or by an assignee of such
Holder), but shall have no authority to sell the Mortgage Loan other than in connection with the exercise of an Option (or as otherwise expressly provided in or contemplated by Section 2.03(a), this Section 3.18 or Section 9.01). Subject to subsection (e) below, any Option Holder that exercises the Option shall be required to purchase the Mortgage Loan within four (4) Business Days of such exercise. The other party eligible to hold the Option set forth above may at any time notify the Trustee in writing and the Trustee will notify the current
Option Holder of such party's desire to exercise the Option. If the Option
Holder (i) does not exercise the Option within the allotted time set forth herein for such Option Holder or (ii) surrenders its right to exercise the
Option, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the other party eligible to hold the Option of its rights thereunder. If any Option Holder assigns the Option to a third party pursuant to subsection (d) below, then it shall so notify the Trustee in writing
(and shall include in such notice the relevant contact information for such third party), and the Trustee shall promptly notify the other party eligible to hold the Option set forth above of its rights hereunder.

     Notwithstanding the foregoing paragraph, the Majority Certificateholder of the Controlling Class or its assignee shall have the exclusive right to exercise its Option prior to any exercise of the Option by the applicable Mortgage Loan
Seller or its assignee; provided, however, if the Option is not exercised by the
Majority Certificateholder of the Controlling Class or its assignee within 60
Business Days of the Option Notice then the applicable Mortgage Loan Seller or its assignee shall have the exclusive right to exercise its Purchase Option, and the applicable Mortgage Loan Seller or its respective assignee may exercise such
Option at any time during the 30 Business Day period immediately following the earlier of the expiration of such

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initial 60-day period or receipt by the applicable Mortgage Loan Seller of written notice from the Majority Certificateholder of the Controlling Class that it shall not exercise its Option during such initial 60-day period. Following the expiration of such 30 Business Day period, the Majority Certificateholder of the Controlling Class shall again have the exclusive right to exercise or assign the Purchase Option.

     For the avoidance of doubt, it is understood that the recalculation of the
Option Purchase Price pursuant to subsection 3.18(c) does not extend or reset the time within which any Option Holder has the right to exercise its Option.

         (c) The "Option Purchase Price" of a Mortgage Loan (other than a
Non-Serviced Mortgage Loan) or Serviced Companion Loan shall be an amount equal to the fair market value of such Mortgage Loan or Serviced Companion Loan, as determined by the Special Servicer; provided, no Mortgage Loan Seller may exercise its Option at a price other than an amount equal to the Purchase Price of such Mortgage Loan without the consent of the Majority Certificateholder of the Controlling Class. Prior to the Special Servicer's determination of fair market value referred to above, the fair market value of the Mortgage Loan or
Serviced Companion Loan shall be deemed to be an amount equal to the Purchase
Price, including any Prepayment Premium or yield maintenance charge then payable upon the prepayment of the Mortgage Loan or Serviced Companion Loan. The Special
Servicer shall determine the fair market value of the Mortgage Loan or Serviced
Companion Loan, as applicable, as soon as reasonably practical upon the Mortgage
Loan becoming 60 days delinquent or delinquent in respect of its Balloon Payment
(but in any event, not earlier than 75 days after the receipt by the Special
Servicer of the Mortgage Loan File and Servicing File relating to such Mortgage
Loan), and the Special Servicer shall promptly notify the Option Holder (and the
Trustee, each of the other party set forth above that could become the Option
Holder and, if applicable, the Serviced Companion Loan Holder) of the applicable
Option Purchase Price. The Special Servicer is required to recalculate the fair market value of the Mortgage Loan or Serviced Companion Loan, as applicable, based upon a material change in circumstances or the receipt of new information;
provided that the Special Servicer shall be required to recalculate the fair market value of the Mortgage Loan or Serviced Companion Loan, as applicable, if the time between the date of last determination of the fair market value of the
Mortgage Loan or Serviced Companion Loan, as applicable, and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the Special
Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee, each of the other party set forth above that could become the
Option Holder and, if applicable, the Serviced Companion Loan Holder) of the revised applicable Option Purchase Price. In determining fair market value, the
Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it, or the Master Servicer, may have obtained in accordance with this Agreement within the prior twelve (12) months;
any views on fair market value expressed by investors in mortgage loans comparable to the Mortgage Loan or Serviced Companion Loan, as applicable
(provided that the Special Servicer shall not be required to solicit such views); the period and amount of any delinquency on the Mortgage Loan or
Serviced Companion Loan, as applicable; whether the Mortgage Loan or Serviced
Companion Loan, as applicable, in the Special Servicer's actual knowledge and reasonable and good faith judgment, is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan or Serviced
Companion Loan, as

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applicable, if the Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust Fund's obligation to dispose of any foreclosed Mortgaged Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders.

         (d) Any Option relating to a Mortgage Loan shall be assignable to a third party by the Option Holder at its discretion at any time after its receipt of the Option Notice, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option.
Such assignment shall only be effective upon notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer, and none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

         (e) If the Majority Certificateholder of the Controlling Class, the
applicable Mortgage Loan Seller (if the Option Purchase Price is other than the
Purchase Price), or an Affiliate of any of them elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan and, if applicable, each related
Serviced Companion Loan and Serviced B Note as provided in subsection (k) below.
Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15
Business Days). In doing so, the Trustee may rely on the most recent Appraisal or the opinion of another expert in real estate matters retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with the requirements of this Agreement. If the Trustee were to conclude that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall determine the fair market value taking into account the objections of the Trustee hereunder.

         (f) The Option shall terminate, and shall not be exercisable as set forth in clause (b) above (or if exercised, but the purchase of the Mortgage
Loan has not yet occurred, shall terminate and be of no further force or effect)
if the Mortgage Loan is no longer delinquent as set forth above because (i) the
Mortgage Loan ceases to be a Specially Serviced Mortgage Loan, (ii) the Mortgage
Loan has been subject to a workout arrangement, (iii) the Mortgage Loan has been foreclosed upon, or otherwise resolved (including by a full or discounted pay-off) or (iv) the Mortgage Loan has been purchased by the applicable Mortgage
Loan Seller pursuant to Section 2.03 or by the Depositor or the Master Servicer
or otherwise pursuant to Section 9.01.

         (g) Unless and until an Option Holder, Serviced B Note Holder or other
Person holding a purchase right and permitted to purchase in accordance with this Section 3.18 or otherwise exercises an Option or such purchase right, the
Special Servicer shall continue to service and administer the Mortgage Loan or
Serviced Whole Loan, as applicable, in accordance with the Servicing Standard and this Agreement and shall pursue such other resolutions or recovery strategies including Workout or foreclosure, as is consistent with this
Agreement and the Servicing Standard.

         (h) Subject to subsections (a) through (g) above, the Special Servicer shall act on behalf of the Trust Fund and, with respect to any Serviced Whole
Loan, the Trust Fund and

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the related Serviced Companion Loan Holders and Serviced B Note Holders in
negotiating and taking any other action necessary or appropriate in connection with the sale of any Mortgage Loan pursuant to this Section 3.18, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Certificate Account. Any sale of a
Mortgage Loan shall be final and without recourse to the Trustee or the Trust
Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the
Master Servicer, the Depositor or the Trustee shall have any liability to any
Certificateholder or Serviced Companion Loan Holder or Serviced B Note Holder
with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

         (i) Any sale of a Mortgage Loan pursuant to this Section 3.18 shall be for cash only (unless, as evidenced by an Opinion of Counsel, a sale for other consideration will not cause an Adverse REMIC Event). The Option Purchase Price for any Mortgage Loan purchased under this Section 3.18 shall be deposited into the Certificate Account and the Trustee, upon receipt of an Officer's
Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the purchaser of the Mortgage
Loan the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in such purchaser ownership of such Mortgage Loan. In connection with any such purchase, the Special Servicer and the Master Servicer shall deliver the related Servicing File (to the extent either has possession of such file) to such purchaser.

         (j) Subject to subsection (k) below, a Mortgage Loan related to a
Serviced Whole Loan may be sold pursuant to an Option upon the exercise of such
Option and delivery of written notice of the Option Purchase Price thereof, to any related Serviced Companion Loan Holder or Serviced B Note Holder, as
applicable.

         (k) (i) With respect to the 111 Eighth Avenue Mortgage Loan, upon receipt of notice by the Master Servicer or the Trustee from the GCCFC 2004-GG1
Trustee that the 111 Eighth Avenue Whole Loan has become a "Specially Serviced
Mortgage Loan" (as defined in the GCCFC 2004-GG1 Pooling and Servicing
Agreement), which notice shall also set forth the fair market value of the 111
Eighth Avenue Mortgage Loan, the Trustee shall give such notice to the Majority
Certificateholder of the Controlling Class. The Majority Certificateholder of
the Controlling Class, upon receipt of such notice, shall have the right to purchase the 111 Eighth Avenue Mortgage Loan (but not any 111 Eighth Avenue
Companion Loans or 111 Eighth Avenue B Notes) at the fair value price set forth in the notice. Such purchase option shall otherwise be on the same terms as the purchase option provided herein in this Section 3.18 except that such option shall terminate in accordance with the terms of the GCCFC 2004-GG1 Pooling and
Servicing Agreement and shall be subject to the purchase option of the holders of the 111 Eighth Avenue B Notes as provided in the related Intercreditor
Agreement.

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               (ii) With respect to the 731 Lexington Avenue-Bloomberg
Headquarters Mortgage Loan, upon receipt of notice by the Master Servicer or the
Trustee from the COMM 2004-LNB3 Trustee that the 731 Lexington Avenue-Bloomberg
Headquarters Whole Loan has become a "Defaulted Mortgage Loan" (as defined in the COMM 2004-LNB3 Pooling and Servicing Agreement), which notice shall also set forth the fair market value of the 731 Lexington Avenue-Bloomberg Headquarters
Mortgage Loan, the Trustee shall give such notice to the Majority
Certificateholder of the Controlling Class. The Majority Certificateholder of
the Controlling Class, upon receipt of such notice, shall have the right to purchase the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan (but not
any 731 Lexington Avenue-Bloomberg Headquarters Companion Loan or 731 Lexington
Avenue-Bloomberg Headquarters B Note) at the fair value price set forth in the notice. Such purchase option shall otherwise be on the same terms as the purchase option provided to the "directing certificateholder" under Section
3.18(c) of the COMM 2004-LNB3 Pooling and Servicing Agreement.

               (iii) Notwithstanding anything herein to the contrary, with respect to the Jersey Gardens Whole Loan, this Agreement does not confer any
Option Holder the right to exercise any Option with respect to the Jersey
Gardens Companion Loan.

               (iv) With respect to the Two Gateway Center Mortgage Loan, upon receipt of an "Option Notice" (as defined in the GMACCM 2004-C1 Pooling and
Servicing Agreement) by the Master Servicer or the Trustee, which notice shall also set forth the fair market value of the Two Gateway Center Mortgage Loan, the Master Servicer or the Trustee, as applicable, shall give such notice to the
Majority Certificateholder of the Controlling Class. The Majority
Certificateholder of the Controlling Class, upon receipt of such notice, shall have the right to purchase the Two Gateway Center Mortgage Loan (but not the Two
Gateway Center Companion Loan) from the Trust Fund at the fair value price set forth in such notice. The Majority Certificateholder of the Controlling Class
shall follow the procedures set forth in Section 3.18 of the GMACCM 2004-C1
Pooling and Servicing Agreement of the for purchasing the Two Gateway Center
Mortgage Loan.

               (v) With respect to the Military Circle Whole Loan, any purchase of the Military Circle Mortgage Loan shall be subject to the purchase rights of the Military Circle B Note Holder as set forth in Section 11 of the Military
Circle Intercreditor Agreement and Section 3.29 of this Agreement.

               (vi) With respect to the Providence Biltmore Hotel Whole Loan, any purchase of the Providence Biltmore Hotel Mortgage Loan shall be subject to the purchase rights of the Providence Biltmore Hotel B Note Holder as set forth in Section 13 of the Providence Biltmore Hotel Intercreditor Agreement and
Section 3.29 of this Agreement.

     Section 3.19 Sale of REO Property.

         (a) The parties hereto may sell or purchase, or permit the sale or purchase of, an REO Property only on the terms and subject to the conditions set forth in this Section 3.19.

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         (b) The Special Servicer shall use reasonable efforts to solicit offers for each REO Property on behalf of the Certificateholders (and with respect to any Serviced Whole Loan, the Certificateholders and, to the extent applicable, any related Serviced Companion Loan Holders and Serviced B Note Holders) in such manner as will be reasonably likely to realize a fair price within the time period specified by Section 3.16(a). The Special Servicer shall accept the first
(and, if multiple offers are contemporaneously received, highest) cash offer received from any Person that constitutes a fair price for such REO Property. If the Special Servicer determines, in its good faith and reasonable judgment, that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash offer, regardless from whom received. The Liquidation Proceeds (net of related Liquidation Expenses) for any REO Property purchased hereunder shall be deposited in the Certificate Account, except that portion of any proceeds constituting Excess Liquidation Proceeds shall be deposited in the Excess
Liquidation Proceeds Reserve Account.

         (c) The Special Servicer shall give the Trustee and the Master Servicer
(and with respect to each Serviced Whole Loan, the related Serviced Companion
Loan Holders and Serviced B Note Holders) not less than three Business Days'
prior written notice of its intention to sell any REO Property. No Interested
Person shall be obligated to submit an offer to purchase any REO Property, and notwithstanding anything to the contrary contained herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may make an offer for or purchase any REO Property pursuant hereto.

         (d) Whether any cash offer constitutes a fair price for any REO
Property for purposes of Section 3.19(b) shall be determined by the Special
Servicer, if the highest offeror is a Person other than the Special Servicer or an Affiliate of the Special Servicer, and by the Trustee, if the highest offeror is the Special Servicer or an Affiliate of the Special Servicer; provided, however, that no offer from the Special Servicer or an Affiliate of the Special
Servicer shall constitute a fair price unless (i) it is the highest offer received and (ii) at least two other offers are received from independent third parties. In determining whether any offer received from the Special Servicer or an Affiliate of the Special Servicer represents a fair price for any such REO
Property, the Trustee shall be supplied with and shall rely on the most recent
Appraisal or updated Appraisal conducted in accordance with this Agreement within the preceding 12 month period or, in the absence of any such Appraisal, on a narrative appraisal prepared by a Qualified Appraiser retained by the
Special Servicer. Such appraiser shall be selected by the Special Servicer if the Special Servicer is not making an offer with respect to an REO Property and shall be selected by the Master Servicer if the Special Servicer is making such an offer. The cost of any such narrative appraisal shall be covered by, and shall be reimbursable as, a Servicing Advance. In determining whether any such offer from a Person other than an Interested Person constitutes a fair price for any such REO Property, the Special Servicer shall take into account (in addition to the results of any Appraisal or updated Appraisal that it may have obtained pursuant to this Agreement within the prior 12 months), and in determining whether any offer from the Special Servicer or an Affiliate of the Special
Servicer constitutes a fair price for any such REO Property, any appraiser shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Mortgage Loan or

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Serviced Whole Loan, as applicable, the occupancy level and physical condition of the REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a).
The Purchase Price (which, in connection with the administration of an REO
Property related to a Serviced Whole Loan, shall be construed and calculated as if the loans in such Serviced Whole Loan together constitute a single Mortgage
Loan thereunder) for any REO Property shall in all cases be deemed a fair price.

         (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trust Fund (and with respect to the Serviced Whole
Loans, the related Serviced Companion Loan Holders and Serviced B Note Holders)
(in negotiating and taking any other action necessary or appropriate in connection with the sale of any REO Property, and the collection of all amounts payable in connection therewith. In connection therewith, the Special Servicer may charge prospective offerors, and may retain, fees that approximate the
Special Servicer's actual costs in the preparation and delivery of information pertaining to such sales or exchanging offers without obligation to deposit such amounts into the Certificate Account or the applicable Serviced Whole Loan
Custodial Account, as the case may be. Any sale of any REO Property shall be final and without recourse to the Trustee or the Trust Fund (except such recourse to the Trust Fund imposed by those representations and warranties typically given in such transactions, any prorations applied thereto and any customary closing matters), and if such sale is consummated in accordance with the terms of this Agreement, none of the Special Servicer, the Master Servicer, the Depositor or the Trustee shall have any liability to any Certificateholder or Serviced Companion Loan Holder or Serviced B Note Holder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.

         (f) Any sale of any REO Property shall be for cash only (unless, as evidenced by an Opinion of Counsel, a sale for other consideration will not cause an Adverse REMIC Event).

         (g) Notwithstanding any of the foregoing paragraphs of this Section
3.19, the Special Servicer shall not be obligated to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the
Certificateholders and with respect to the Serviced Whole Loans, the related
Serviced Companion Loan Holders and Serviced B Note Holders, and the Special
Servicer may accept a lower cash offer (from any Person other than itself or an
Affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the
Certificateholders and, with respect to the Serviced Whole Loans, in the best interests of the Certificateholders and, to the extent applicable, any related
Serviced Companion Loan Holders and Serviced B Note Holders (for example, if the prospective buyer making the lower offer is more likely to perform its obligations or the terms offered by the prospective buyer making the lower offer are more favorable).

     Section 3.20 Additional Obligations of the Master Servicer and the Special
Servicer.

         (a) In connection with any Adjustable Rate Mortgage Loan (and, if and to the extent applicable, any successor REO Loan), the Master Servicer shall calculate adjustments in the Mortgage Rate and the Monthly Payment and shall notify the Mortgagor of such adjustments, all in accordance with the Mortgage
Note and applicable law. In the event the Index for any

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Adjustable Rate Mortgage Loan (or successor REO Loan) is not published or is otherwise unavailable, the Master Servicer shall select a comparable alternative index with respect to such Adjustable Rate Mortgage Loan (or successor REO Loan)
over which it has no direct control, which is readily verifiable and which is acceptable under the terms of the related Mortgage Note.

         (b) The Master Servicer and the Special Servicer, as applicable, shall each deliver to the other and to the Trustee (for inclusion in the Mortgage
File) copies of all Appraisals, environmental reports and engineering reports
(or, in each case, updates thereof) obtained with respect to any Mortgaged
Property or REO Property.

         (c) Subject to the following paragraph, the Master Servicer shall have the obligation to make any Servicing Advance that it is requested by the Special
Servicer to make within five (5) days of the Master Servicer's receipt of a written request therefor, which request may be sent electronically. The Special
Servicer shall be relieved of any obligations with respect to an Advance that it requests the Master Servicer to make (regardless of whether or not the Master
Servicer shall make such Advance). The Master Servicer shall be entitled to reimbursement for any Servicing Advance made by it at the direction of the
Special Servicer, together with Advance Interest thereon, at the same time, in the same manner and to the same extent as the Master Servicer is entitled with respect to any other Servicing Advance made thereby. If the Special Servicer makes a request less than five (5) Business Days before the date on which the
Master Servicer is required to make a Servicing Advance and the Special Servicer has not received confirmation that the Master Servicer shall make such Servicing
Advance, then the Special Servicer shall make an Emergency Advance; provided, however, that the Special Servicer has received notice from the Master Servicer that such Servicing Advance would not be a Nonrecoverable Emergency Advance. The
Master Servicer shall reimburse the Special Servicer within five (5) Business
Days (but, in any event, no later than the next Master Servicer Remittance Date)
of the Special Servicer's written request for such Emergency Advance with
Advance Interest thereon. The reimbursement of the Special Servicer by the
Master Servicer with respect to any Emergency Advance shall in turn constitute a
Servicing Advance by the Master Servicer in the amount of such reimbursement.

     Notwithstanding the foregoing provisions of this Section 3.20(c), the
Master Servicer shall not be required to make at the Special Servicer's direction any Servicing Advance, if the Master Servicer determines in its reasonable, good faith judgment that the Servicing Advance which the Special
Servicer is directing the Master Servicer to make either (i) although not characterized by the Special Servicer as a Nonrecoverable Servicing Advance, is
or would be, if made, a Nonrecoverable Servicing Advance, or (ii) the making of such advance was or would be in violation of the Servicing Standard or the terms and conditions of this Agreement. The Master Servicer shall notify the Special
Servicer in writing of such determination. Such notice shall not obligate the
Special Servicer to make any such proposed Servicing Advance.

         (d) Except as provided below, upon the earliest of (i) the date on which any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or a Serviced
Companion Loan or Serviced B Note becomes a Modified Mortgage Loan, (ii) the
90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan),
Serviced Companion Loan or Serviced B Note (or the 150th day with respect to a
Balloon Payment for which the Mortgagor has produced a written

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refinancing commitment pursuant to clause (1) of the definition of "Specially
Serviced Mortgage Loan"), (iii) the date on which a receiver is appointed and continues in such capacity in respect of the Mortgaged Property securing any
Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan or Serviced B Note, (iv) the 60th day following any bankruptcy or similar proceedings involving a Mortgagor and (v) the date on which the Mortgaged
Property securing any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or any Serviced Companion Loan or Serviced B Note becomes an REO Property (each such Mortgage Loan, Serviced Companion Loan or Serviced B Note and any related
REO Loan, a "Required Appraisal Loan"), the Special Servicer, shall request and, within 30 days of the occurrence of such event (or such longer period as the
Special Servicer is (as certified thereby to the Trustee in writing) diligently and in good faith proceeding to obtain such) obtain an Appraisal of the related
Mortgaged Property; provided, however, that such Appraisal shall not be required if an Appraisal of such Mortgaged Property had previously been obtained within the prior twelve months, unless the Special Servicer determines that such previously obtained Appraisal is materially inaccurate. The cost of any such
Appraisal shall be covered by the Master Servicer and shall be reimbursable as a
Servicing Advance.

     With respect to each Required Appraisal Loan (unless such loan has become a
Corrected Mortgage Loan and no other Servicing Transfer Event, or other event that would cause the loan to be a Required Appraisal Loan, has occurred), the
Special Servicer shall, within 30 days of each anniversary of such loan's becoming a Required Appraisal Loan, order an update of the prior Appraisal (the cost of which will be covered by the Master Servicer, and reimbursable as, a
Servicing Advance by the Master Servicer). Based upon such Appraisal, the
Special Servicer shall determine and report to the Trustee the Appraisal
Reduction Amount, if any, with respect to such loan. The Special Servicer shall deliver a copy of any such Appraisal to the Master Servicer and, with respect to any such Appraisal related to a Serviced Whole Loan, to each related Serviced
Companion Loan Holder and Serviced B Note Holder.

     Notwithstanding the foregoing, if a Required Appraisal Loan has a principal balance of less than $2,000,000, a desktop estimation of value by the Special
Servicer may be substituted for any Appraisal otherwise required pursuant to this Section 3.20(d); provided, that the Special Servicer may, with the consent of the Majority Certificateholder of the Controlling Class, order an Appraisal at the expense of the Trust Fund.

         (e) The Master Servicer shall deliver to the Trustee for deposit in the
Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the aggregate of all Balloon
Payment Interest Shortfalls incurred in connection with Balloon Payments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage
Loan) during the most recently ended Collection Period.

         (f) The Master Servicer shall deliver to the Trustee for deposit in the
Distribution Account on each Master Servicer Remittance Date, without any right of reimbursement therefor, an amount equal to the sum of (A) the lesser of (i)
the aggregate of all Prepayment Interest Shortfalls incurred in connection with
Principal Prepayments received in respect of the Mortgage Loans (other than Late
Due Date Mortgage Loans and Non-Serviced Mortgage Loans) during the most recently ended Collection Period, and (ii) the aggregate Master

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Servicing Fees received by the Master Servicer during such Collection Period and
(B) the aggregate of all Extraordinary Prepayment Interest Shortfalls, if any,
incurred in connection with Principal Prepayments received in respect of Late
Due Date Mortgage Loans during the most recently ended Collection Period.

         (g) With respect to any ARD Loans, the Master Servicer shall apply all
Monthly Payments and any other sums due, in accordance with the terms of the related ARD Loan.

         (h) Subject to Section 3.21(a)(iv), with respect to any ARD Loans, the
Master Servicer and the Special Servicer shall not take any enforcement action with respect to the payment of Excess Interest or principal in excess of the principal component of the constant Monthly Payment, other than request for collection, until the maturity date of the related Mortgage Loan. The foregoing shall not limit the Master Servicer's and Special Servicer's obligation to establish or direct the related Mortgagor to establish a Lock-Box Account pursuant to Section 3.25.

         (i) The Master Servicer shall be entitled to waive the application of any provision in any ARD Loan that requires that the property manager of the related Mortgaged Property be discharged if such ARD Loan is not paid in full on its Anticipated Repayment Date.

         (j) With respect to each Mortgage Loan (other than a Non-Serviced
Mortgage Loan), Serviced Companion Loan or Serviced B Note that upon the occurrence of certain events permits the Master Servicer to apply the proceeds of the release of any earnout reserve to the exercise of a Defeasance Option, the Master Servicer shall only exercise such Defeasance Option in accordance with Section 3.08 of this Agreement.

         (k) To the extent consistent with the terms of the applicable Mortgage
Loan (other than a Non-Serviced Mortgage Loan), Serviced Companion Loan or
Serviced B Note, the Master Servicer shall exercise its option to apply any proceeds of the release of the related earnout reserve to prepayment or defeasance, as applicable, of such Mortgage Loan, Serviced Companion Loan or
Serviced B Note.

         (l) Upon the application of the proceeds of the release of any earnout reserve to the prepayment of the related Mortgage Loan (other than a
Non-Serviced Mortgage Loan), Serviced Companion Loan or, if applicable, the
Serviced B Note, the Master Servicer shall calculate, based upon the Maturity
Date, Mortgage Rate and remaining outstanding principal balance of such Mortgage
Loan, Serviced Companion Loan or Serviced B Note, a revised schedule upon which the remaining amount of principal and interest due upon such Mortgage Loan,
Serviced Companion Loan or Serviced B Note shall be amortized until its Maturity
Date. The Master Servicer shall deliver a copy of such revised amortization schedule to the related Mortgagor with an instruction to thereafter make Monthly
Payments in accordance with the revised schedule.

         (m) The Master Servicer shall provide written direction to each lessor under a Ground Lease requesting that upon any default by the lessee, notice thereof be provided to the Master Servicer to the extent required by the Ground
Lease.

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         (n) The Master Servicer and the Special Servicer shall take all such action as may be required to comply with the terms and conditions precedent to payment of claims under the Environmental Policy and in order to maintain, in full force and effect, such policy. Neither the Master Servicer nor the Special
Servicer shall agree to amend the Environmental Policy unless it shall have obtained Rating Agency Confirmation with respect to such amendment. In addition, the Master Servicer shall notify each Rating Agency of any claim under the
Environmental Policy.

         (o) With respect to any fees payable to a Rating Agency in connection with an assumption, the Master Servicer or Special Servicer, as applicable, shall not approve any assumption without requiring the Mortgagor to pay any fees associated with any Rating Agency Confirmation, to the extent permitted or required under the applicable Mortgage Loan, Serviced Companion Loan or Serviced
B Note documents and otherwise consistent with the Servicing Standard.

     Section 3.21 Modifications, Waivers, Amendments and Consents.

         (a) The Master Servicer and the Special Servicer each may agree to any modification, waiver or amendment of any term of, forgive interest on and principal of, capitalize interest on, permit the release, addition or substitution of collateral securing, and/or permit the release of the Mortgagor on or any guarantor of any Mortgage Loan or any Serviced Companion Loan or
Serviced B Note it is required to service and administer hereunder, without the consent of the Trustee, any Certificateholder or holder of a Serviced Companion
Loan or Serviced B Note, subject, however, to Sections 3.30, 3.31(b), 3.32(a)
and each of the following limitations, conditions and restrictions:

               (i) other than as provided in Sections 3.02 and 3.08, but subject to Section 3.21(j), the Master Servicer (in such capacity) shall not agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) with respect to, any Mortgage Loan,
Serviced Companion Loan or Serviced B Note that would (A) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder, (B) affect the obligation of the related Mortgagor to pay any
Prepayment Premium or permit a Principal Prepayment during any period when the terms of the Mortgage Loan, Serviced Companion Loan or Serviced B Note prohibit the making of Principal Prepayments or, (C) in the Master Servicer's good faith and reasonable judgment, materially impair the security for such Mortgage Loan,
Serviced Companion Loan or Serviced B Note or reduce the likelihood of timely payment of amounts due thereon; provided, the Master Servicer, with the consent of the Majority Certificateholder of the Controlling Class, shall have the authority to extend the due date of a Balloon Payment for up to one year (but for no more than two (2) such one-year extensions) on any Mortgage Loan with an original term to maturity of five years or less; provided, the Special Servicer
(in such capacity) may agree to any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a)(i)
with respect to, a Specially Serviced Mortgage Loan that would have any such effect, but only if, in the Special Servicer's reasonable and good faith judgment, a material default on such Mortgage Loan, Serviced Companion Loan or
Serviced B Note has occurred or a default in respect of payment on such Mortgage
Loan, Serviced Companion Loan or Serviced B Note is reasonably foreseeable, and such modification, waiver, amendment or other action is

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reasonably likely to produce a greater recovery to Certificateholders and, with respect to the Serviced Whole Loans, the Certificateholders and, to the extent applicable, any related Serviced Companion Loan Holders and Serviced B Note
Holders on a present value basis, than would liquidation;

               (ii) any such action taken by the Special Servicer shall be accompanied by an Officer's Certificate to such effect and to which is attached the present value calculation which establishes the basis for such determination, a copy of which shall be delivered to the Trustee for delivery to the Rating Agencies;

               (iii) neither the Master Servicer nor the Special Servicer may extend the Stated Maturity Date of any Mortgage Loan, Serviced Companion Loan or
Serviced B Note beyond the date that is two years prior to the Rated Final
Distribution Date and, in the case of any Mortgage Loan, Serviced Companion Loan or Serviced B Note that is secured solely by a Ground Lease, the Master Servicer or the Special Servicer, as the case may be, shall give due consideration to the remaining term of such Ground Lease prior to extending the Stated Maturity Date of the Mortgage Loan, Serviced Companion Loan or Serviced B Note;

               (iv) neither the Master Servicer nor the Special Servicer shall make or permit any modification, waiver or amendment of any term of, or take any of the other acts referenced in this Section 3.21(a) or Section 3.20(h) with respect to, any Mortgage Loan, Serviced Companion Loan or Serviced B Note that would (A) cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or (subject to Section 10.01(f)) result in the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day of any such REMIC under the REMIC Provisions or (B) cause any Mortgage Loan, Serviced
Companion Loan or Serviced B Note to cease to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code (neither the Master Servicer nor the Special Servicer shall be liable for decisions made under this subsection which were made in good faith and, unless it would constitute bad faith or negligence to do so, each of the Master Servicer and the Special Servicer shall rely on opinions of counsel in making such decisions);

               (v) neither the Master Servicer nor the Special Servicer shall permit any Mortgagor to add or substitute any collateral for an outstanding
Mortgage Loan, Serviced Companion Loan or Serviced B Note, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as the case may be, shall have first determined, in its reasonable and good faith judgment, based upon an Environmental Assessment performed within the twelve months prior to such determination (and such additional environmental testing as the Master Servicer or Special Servicer, as the case may be, deems necessary and appropriate) prepared by an Independent Person who regularly conducts Environmental Assessments (and such additional environmental testing), at the expense of the Mortgagor, that such additional or substitute collateral is in compliance with applicable environmental laws and regulations and that there are no circumstances or conditions present with respect to such new collateral relating to the use, management or disposal of any Hazardous
Materials for which investigation, testing, monitoring, containment, clean-up or remediation would be required under any then applicable environmental laws and/or regulations;

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               (vi) neither the Master Servicer nor the Special Servicer shall, with respect to a Mortgage Loan, Serviced Companion Loan or Serviced B Note,
other than a Specially Serviced Mortgage Loan release or substitute any collateral securing an outstanding Mortgage Loan, Serviced Companion Loan or
Serviced B Note except as provided in Sections 3.08 and 3.09(d) and except in the case of a release where (A) the use of the collateral to be released will not, in the Master Servicer's or Special Servicer's, as the case may be, good faith and reasonable judgment, materially and adversely affect the Net Operating
Income being generated by or the use of the related Mortgaged Property, (B)
there is a corresponding principal paydown of such Mortgage Loan, Serviced
Companion Loan or Serviced B Note in an amount at least equal to, or a delivery of substitute collateral with an Appraised Value at least equal to, the
Appraised Value of the collateral to be released, (C) the remaining Mortgaged
Property and any substitute collateral is, in the Master Servicer's or Special
Servicer's, as the case may be, good faith and reasonable judgment, adequate security for the Mortgage Loan, Serviced Companion Loan or Serviced B Note and
(D) the Master Servicer or Special Servicer, as applicable, has received Rating
Agency Confirmation with respect to such release or substitution; provided, that
(x) the limitations, conditions and restrictions set forth in clauses (i)
through (vi) above shall not apply to any modification of any term of any
Mortgage Loan, Serviced Companion Loan or Serviced B Note or any other acts referenced in this Section 3.21(a) that is required under the terms of such
Mortgage Loan, Serviced Companion Loan or Serviced B Note in effect on the
Closing Date and that is solely within the control of the related Mortgagor, and
(y) notwithstanding clauses (i) through (vi) above, neither the Master Servicer nor the Special Servicer shall be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a Mortgagor if in their reasonable and good faith judgment such opposition would not ultimately prevent the confirmation of such plan or one substantially similar. Neither the Master
Servicer nor the Special Servicer may extend the Maturity Date on any Mortgage
Loan, Serviced Companion Loan or Serviced B Note except pursuant to this Section
3.21(a) or as otherwise required under the related loan documents;

               (vii) the Master Servicer shall not consent to any assumption of a Mortgage Loan or any Serviced Companion Loan or Serviced B Note or release of any earnout reserve amounts with respect to any Specified Earnout Reserve Loan unless the Special Servicer shall have approved such assumption or release in writing; and

               (viii) the Master Servicer shall not consent to (A) any waiver related to the conditions for release or reduction of reserves, (B) any waivers relating to the establishment of reserves, (C) waivers of any requirements regarding additional collateral or (D) waivers of any lock-box requirements, unless the Special Servicer has approved such waiver in writing.

         (b) Notwithstanding anything to the contrary herein, but subject to
Section 3.21(a)(iii) and the Servicing Standard, following any extensions of the due date by the Master Servicer pursuant to subsection (a)(i) above, the Special
Servicer (and not the Master Servicer), with the consent of the Majority
Certificateholder of the Controlling Class, may extend the due date of a Balloon
Payment for up to two years (subject to an aggregate limit of four years), provided that such extension would not cause an Adverse REMIC Event or an
Adverse Grantor Trust Event with respect to the Grantor Trust. In connection with such an extension of the due date approved by the Special Servicer in accordance with this subsection (b), the Special Servicer shall process all requests and related documentation and shall

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be entitled to retain 100% of any modification fee or extension fee that is actually paid by the related Mortgagor. The Special Servicer shall promptly notify the Master Servicer of any extension granted by the Special Servicer in accordance with this paragraph.

         (c) Neither the Master Servicer nor the Special Servicer shall have any liability to the Trust Fund, the Certificateholders or any other Person if its analysis and determination that the modification, waiver, amendment or other action contemplated by Section 3.21(a) is reasonably likely to produce a greater recovery to Certificateholders (and with respect to any Serviced Whole Loan, the
Certificateholders and, to the extent applicable, any related Serviced Companion
Loan Holders and Serviced B Note Holders) on a present value basis than would liquidation, should prove to be wrong or incorrect, so long as the analysis and determination were made on a reasonable basis in good faith by the Master
Servicer or Special Servicer and the Master Servicer or Special Servicer was not
negligent in ascertaining the pertinent facts. The Master Servicer shall not have any liability to the Trust Fund, the Certificateholders or any other Person with respect to the Special Servicer's approval, disapproval or delay in processing any assumption, earnout release or reserve release as provided in
Section 3.21(a)(vii) or (viii).

         (d) Any payment of interest, which is deferred pursuant to any modification, waiver or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to any
Certificateholder, Serviced Companion Loan Holder or Serviced B Note Holder, as
applicable, be added to the unpaid principal balance of the related Mortgage
Loan, Serviced Companion Loan or Serviced B Note, notwithstanding that the terms of such Mortgage Loan, Serviced Companion Loan or Serviced B Note or such modification, waiver or amendment so permit.

         (e) The Master Servicer and, with respect to a Specially Serviced
Mortgage Loan, the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Master Servicer's or the Special Servicer's discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan, Serviced Companion Loan or
Serviced B Note and is permitted by the terms of this Agreement, require that such Mortgagor pay to it, as additional servicing compensation, a reasonable or customary fee (not to exceed 1.0% of the unpaid principal balance of the related
Mortgage Loan, Serviced Companion Loan or Serviced B Note) for the additional services performed in connection with such request, together with any related costs and expenses incurred by it.

         (f) Except for waivers of Penalty Charges and notice periods, all material modifications, waivers and amendments of the Mortgage Loans, any
Serviced Companion Loan or Serviced B Note entered into pursuant to this Section
3.21 shall be in writing.

         (g) Each of the Master Servicer and the Special Servicer shall notify the Trustee and each related Serviced Companion Loan Holder and Serviced B Note
Holder, if any, in writing, of any modification, waiver (other than a waiver of
Penalty Charges) or amendment of any term of any Mortgage Loan (other than any
Non-Serviced Mortgage Loan, unless notified of any such amendment by the related
Non-Serviced Mortgage Loan Service Provider) or any Serviced Companion Loan or
Serviced B Note and the date thereof, and shall deliver to the

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Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and in any event within ten Business Days) following the execution thereof.

         (h) The Master Servicer or Special Servicer, as applicable, shall not waive the payment of any fees by a Mortgagor that may be due or partially due to the other party without such other party's consent.

         (i) The failure of the Special Servicer to respond to the Master
Servicer within ten (10) Business Days (or such longer period as may be required or permitted with respect to any Serviced Whole Loan by the related
Intercreditor Agreement or this Agreement) of the Master Servicer's written request (such request to include sufficient information regarding the applicable
Mortgage Loan, Serviced Companion Loan or Serviced B Note and a written recommendation and rationale therefor with respect to such request) for any approval or consent required hereunder, shall be deemed to constitute a grant of such request for approval or consent.

         (j) Notwithstanding the foregoing provisions of this Section 3.21, but subject to Sections 3.28, 3.29, 3.31(b) and 3.32(b), (i) any modifications, waivers or amendments to the 111 Eighth Avenue Mortgage Loan shall be subject to the conditions set forth in the GCCFC 2004-GG1 Pooling and Servicing Agreement,
(ii) any modifications, waivers or amendments to the 731 Lexington
Avenue-Bloomberg Headquarters Mortgage Loan shall be subject to the conditions set forth in the COMM 2004-LNB3 Pooling and Servicing Agreement, (iii) any
modifications, waivers or amendments to the Two Gateway Center Mortgage Loan shall be subject to the conditions set forth in the GMACCM 2004-C1 Pooling and
Servicing Agreement, and (iv) the Master Servicer shall not agree to any material modification, material waiver or material amendment of any term of any other Mortgage Loan unless (A) the Master Servicer shall have notified the
Special Servicer of the request for the material modification and provided its written recommendation, analysis and any other related documents in the possession or control of the Master Servicer reasonably requested by the Special
Servicer to the Special Servicer, (B) the Special Servicer shall have approved such material modification, notified the Majority Certificateholder of the
Controlling Class of the request for such approval and of the Master Servicer's and its own approval of such material modification and shall have submitted to the Majority Certificateholder of the Controlling Class each of the documents submitted to the Special Servicer by the Master Servicer and (C) the Majority
Certificateholder of the Controlling Class shall have also approved such material modification; provided, however, that the Special Servicer shall advise the Majority Certificateholder of the Controlling Class of its approval (if any)
of such material modification promptly upon (but in no case to exceed ten (10)
Business Days (or such longer period as may be required or permitted with respect to any Serviced Whole Loan by the related Intercreditor Agreement or this Agreement)) its receipt of such notice, recommendation, analysis and any reasonably requested documents from the Master Servicer; provided, further, that if the Majority Certificateholder of the Controlling Class does not reject such recommendation within five Business Days of its receipt of the Special
Servicer's recommendation and any additional documents or information that the
Majority Certificateholder of the Controlling Class may reasonably request, then the material modification shall be deemed approved. Unless required by the related Mortgage Loan documents or the Servicing Standard, neither the Master
Servicer nor Special Servicer shall approve such material modification unless the Mortgagor shall agree to pay all fees and costs associated with such material modification

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(unless such condition shall have been waived by the Majority Certificateholder of the Controlling Class).

     Section 3.22 Transfer of Servicing Between Master Servicer and Special
Servicer; Record Keeping.

         (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced
Companion Loan or Serviced B Note and if the Master Servicer is not also the
Special Servicer, the Master Servicer shall promptly give notice thereof, and deliver the related Servicing File, to the Special Servicer and shall use reasonable efforts to provide the Special Servicer with all information, documents (or copies thereof) and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the
Mortgage Loan, Serviced Companion Loan or Serviced B Note and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto without acting through a Sub-Servicer. The Master Servicer shall use reasonable efforts to comply with the preceding sentence within five
Business Days of the occurrence of each related Servicing Transfer Event. The
Special Servicer may, as to any delinquent Mortgage Loan (other than a
Non-Serviced Mortgage Loan), Serviced Companion Loan or Serviced B Note, prior to the occurrence of a Servicing Transfer Event with respect thereto, request and obtain the foregoing documents and information.

     Upon determining that a Specially Serviced Mortgage Loan has become a
Corrected Mortgage Loan and if the Master Servicer is not also the Special
Servicer, the Special Servicer shall promptly give notice thereof, and return the related Servicing File, to the Master Servicer and upon giving such notice, and returning such Servicing File, to the Master Servicer, the Special
Servicer's obligation to service such Mortgage Loan, Serviced Companion Loan or
Serviced B Note, and the Special Servicer's right to receive the Special
Servicing Fee with respect to such Mortgage Loan, Serviced Companion Loan or
Serviced B Note, shall terminate, and the obligations of the Master Servicer to service and administer such Mortgage Loan, Serviced Companion Loan or Serviced B
Note in accordance with this Agreement shall resume.

     Notwithstanding other provisions in this Agreement to the contrary, the
Master Servicer shall remain responsible for the billing and collection, accounting, data collection, reporting and other basic Master Servicer administrative functions with respect to Specially Serviced Mortgage Loans, provided, that the Special Servicer shall establish procedures for the Master
Servicer as to the application of receipts and tendered payments and shall have the exclusive responsibility for and authority over all contacts with and notices to Mortgagors and similar matters relating to each Specially Serviced
Mortgage Loan and the related Mortgaged Property.

     The Master Servicer, upon the occurrence of a Servicing Transfer Event with respect to any Serviced Companion Loan or Serviced B Note, and the Special
Servicer upon a determination that such Specially Serviced Mortgage Loan has become a Corrected Mortgage Loan, shall promptly give written notice thereof to the related Serviced Companion Loan Holders and Serviced B Note Holders.

         (b) In servicing any Specially Serviced Mortgage Loans, the Special
Servicer shall provide to the Trustee originals of documents included within the definition of "Mortgage

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File" for inclusion in the related Mortgage File (with a copy of each such original to the Master Servicer), and copies of any additional related Mortgage
Loan, Serviced Companion Loan or Serviced B Note information, including correspondence with the related Mortgagor.

         (c) Notwithstanding anything in this Agreement to the contrary, in the event that the Master Servicer and the Special Servicer are the same Person, all notices, certificates, information and consents required to be given by the
Master Servicer to the Special Servicer or vice versa shall be deemed to be given without the necessity of any action on such Person's part.

     Section 3.23 Sub-Servicing Agreements.

         (a) The Master Servicer and, with the consent of the Majority
Certificateholder of the Controlling Class, the Special Servicer may enter into
Sub-Servicing Agreements for the servicing and administration of all or a part of the Mortgage Loans (other than a Non-Serviced Mortgage Loan), Serviced
Companion Loans or Serviced B Note for which it is responsible hereunder, provided, that in each case, the Sub-Servicing Agreement: (i) is not inconsistent with this Agreement and shall provide that the Sub-Servicer will maintain errors and omissions insurance and fidelity bond coverage as required of the Master Servicer or the Special Servicer, as applicable, under Section
3.07 hereof; (ii) provides that if the Master Servicer or the Special Servicer, as applicable, shall for any reason no longer be the Master Servicer or the
Special Servicer, as applicable, hereunder (including, without limitation, by reason of an Event of Default or their termination hereunder), the Trustee, its designee or any successor Master Servicer or successor Special Servicer, as applicable, may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer or the Special Servicer, as applicable, under such agreement; (iii) except with respect to any Sub-Servicing Agreement entered into by the Special Servicer, expressly or effectively provides that (if the Master Servicer and the Special
Servicer are not the same Person) such agreement shall terminate with respect to any Mortgage Loan, Serviced Companion Loan or Serviced B Note serviced thereunder at the time such Mortgage Loan, Serviced Companion Loan or Serviced B
Note becomes a Specially Serviced Mortgage Loan; (iv) requires that the Master
Servicer or the Special Servicer, as applicable, consent to any modification to the terms of a Mortgage Loan, Serviced Companion Loan or Serviced B Note
pursuant to Section 3.21; and (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund.
Termination penalties or fees incurred under any such Sub-Servicing Agreement shall not be an obligation of, or expense chargeable to, the Certificateholders or the Trust Fund. References in this Agreement to actions taken or to be taken by the Master Servicer or the Special Servicer, as applicable, include actions taken or to be taken by a Sub-Servicer on behalf of the Master Servicer or the
Special Servicer, as applicable; and, in connection therewith, all amounts advanced by any Sub-Servicer to satisfy the obligations of the Master Servicer hereunder to make Servicing Advances and Delinquency Advances shall be deemed to have been advanced by the Master Servicer, out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Master
Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.11(f) or Section 4.03(e), as applicable, such interest to be allocable between the Master Servicer and such Sub-Servicer as they may agree. For purposes of this Agreement, the Master Servicer shall be deemed to have received any payment when the Sub-Servicer receives such payment.

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         (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

         (c) As part of its servicing activities hereunder, the Master Servicer or the Special Servicer, as applicable, for the benefit of the Trustee and the
Certificateholders and, with respect to the Serviced Whole Loans, the related
Serviced Companion Loan Holders and Serviced B Note Holders, shall (at no expense to the Trustee, the Certificateholders, the Serviced Companion Loan
Holders and Serviced B Note Holders or the Trust Fund) monitor the performance and enforce the obligations of each Sub-Servicer retained by it under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing
Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time by the Master Servicer or the Special Servicer, as applicable, in accordance with the Servicing Standard.

         (d) In the event the Trustee, its designee or any successor Master
Servicer or successor Special Servicer, as applicable, assumes the rights and obligations of the Master Servicer or the Special Servicer, as applicable, under any Sub-Servicing Agreement, the Master Servicer or the Special Servicer, as
applicable, at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to such Sub-Servicing
Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

         (e) Notwithstanding any Sub-Servicing Agreement, the Master Servicer or
the Special Servicer, as applicable, shall remain obligated and liable to the
Trustee, the Certificateholders and, with respect to the Serviced Whole Loans, the related Serviced Companion Loan Holders and Serviced B Note Holders for the
servicing and administration of the Mortgage Loans and the Serviced Whole Loans
in accordance with the provisions of this Agreement to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans and Serviced Whole Loans for which it is responsible.

     Section 3.24 Designation of Special Servicer by the Majority
Certificateholder of the Controlling Class.

         (a) Subject to the rights of the Serviced Companion Loan Holders pursuant to the applicable Intercreditor Agreements, and subject to Sections
3.31 and 3.32, the Majority Certificateholder of the Controlling Class, acting alone or jointly with certain Serviced Companion Loan Holders in accordance with the related Intercreditor Agreement, may at any time and from time to time replace any existing Special Servicer or any Special Servicer that has resigned or otherwise ceased to serve as Special Servicer, including pursuant to Section
7.01. Such Holders shall so designate a Person to so serve by the delivery to the Trustee of a written notice stating such designation, subject to Rating
Agency Confirmation. The Trustee shall, promptly after receiving any such notice, so notify the Rating Agencies, the Master Servicer and the Special
Servicer. The designated Person shall become the Special Servicer as of the date the

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Trustee shall have received: (i) written confirmation from the Rating Agencies stating that if the designated Person were to serve as Special Servicer hereunder, none of the then-current ratings of the outstanding Classes of the
Certificates or, if applicable, Serviced Companion Loan Securities would be qualified (including by placement on "negative credit watch"), downgraded or withdrawn; (ii) a written acceptance of all obligations of the Special Servicer under this Agreement, executed by the designated Person; and (iii) an Opinion of
Counsel (at the expense of the Person designated to become the Special Servicer or the Holders that made the designation) to the effect that the designation of such Person to serve as Special Servicer is in compliance with this Section 3.24 and all other applicable provisions of this Agreement, that upon the execution and delivery of the written acceptance referred to in the immediately preceding clause (ii), the designated Person shall be bound by the terms of this Agreement and that this Agreement shall be enforceable against the designated Person in accordance with its terms. The existing Special Servicer shall be deemed to have resigned or been replaced simultaneously with such designated Person becoming the Special Servicer hereunder; provided, however, that (i) the resigning or replaced Special Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the effective date of such resignation or replacement, and (ii) it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section
6.03, notwithstanding any such resignation or replacement. Such resigning or replaced Special Servicer shall cooperate with the Trustee, the Master Servicer and the replacement Special Servicer in effecting the termination of the resigning or replaced Special Servicer's responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the replacement Special Servicer for administration by it of all cash amounts that shall at the time be or should have been deposited in the REO Account or delivered by the Special Servicer to the Master Servicer or that are thereafter received with respect to Specially Serviced Mortgage Loans and REO Properties.
The Majority Certificateholder of the Controlling Class shall be responsible for paying any costs associated with such replacement, including the reasonable costs of any servicing transfer other than in the case of a replacement due to the Special Servicer being terminated for cause or as a result of an assignment pursuant to Section 6.02(c).

         (b) The Majority Certificateholder of the Controlling Class and any
Person exercising similar rights under a Intercreditor Agreement related to a
Serviced Whole Loan (including the Military Circle Operating Advisor and the
Providence Biltmore Hotel Operating Advisor) shall have no liability to the
Trust, the Certificateholders, any Serviced Companion Loan Holder or any
Serviced B Note Holder for any action taken, or for refraining from the taking of any action pursuant to this Agreement, or for errors in judgment. Each Holder and Certificate Owner acknowledges and agrees, by its acceptance of its
Certificates or an interest therein, that the Majority Certificateholder of the
Controlling Class and any Person exercising similar rights under a Intercreditor
Agreement related to a Serviced Whole Loan may have special relationships and interests that conflict with those of Holders and Certificate Owners of one or more Classes of Certificates, that the Majority Certificateholder of the
Controlling Class and any Person exercising similar rights under Intercreditor
Agreement related to a Serviced Whole Loan may act solely in the interests of the Holders and Certificate Owners of the Controlling Class, that the Majority
Certificateholder of the Controlling Class and any Person exercising similar rights under Intercreditor Agreement related to a Serviced Whole Loan does not have any duties to the Holders and Certificate Owners of any Class of
Certificates other than the Controlling Class, that the Majority
Certificateholder of the Controlling Class and any Person exercising similar rights under Intercreditor Agreement related to a Serviced Whole Loan may take actions that favor interests of the Holders and Certificate Owners of the
Controlling Class over the interests of the Holders and Certificate Owners of one or more other Classes of Certificates, and that the Majority
Certificateholder of the Controlling Class and any Person

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exercising similar rights under Intercreditor Agreement related to a Serviced
Whole Loan shall have no liability whatsoever for having so acted, and no
Certificateholder may take any action whatsoever against the Majority
Certificateholder of the Controlling Class and any Person exercising similar rights under Intercreditor Agreement related to a Serviced Whole Loan or any director, officer, employee, agent or principal thereof for having so acted.

         (c) Notwithstanding the foregoing, if the Controlling Class consists of
Book-Entry Certificates, then the rights of the Holders of the Controlling Class set forth above in this Section 3.24 may be exercised directly by the relevant
Certificate Owners; provided, that the identity of such Certificate Owners has been confirmed to the Trustee to its reasonable satisfaction.

         (d) The Majority Certificateholder of the Controlling Class and the
holder of a Serviced Companion Loan, Serviced B Note, "Directing
Certificateholder" or "Controlling Class Representative" or phrase of similar import (as defined in the Intercreditor Agreements) with respect to the Serviced
Companion Loans and Serviced B Note shall be provided access on the website of the Master Servicer or the Trustee, as applicable, to all reports and notices required to be submitted to the Rating Agencies by the terms hereof by any of the Trustee or the Master Servicer (or in lieu of providing such access the
Master Servicer or the Trustee, as applicable, may provide copies (including electronic copies) of such reports and notices directly to the Majority
Certificateholder of the Controlling Class). The Special Servicer shall provide copies of any reports and notices it is required to send to the Majority
Certificateholder of the Controlling Class directly to the Majority
Certificateholder of the Controlling Class.

         (e) Each of the Master Servicer and Special Servicer, as appropriate, shall, without charge, make a knowledgeable Servicing Officer available to answer questions from the Majority Certificateholder of the Controlling Class
(and, if applicable, with respect to a Serviced Companion Loan or Serviced B
Note, the holder of a Serviced Companion Loan, a Directing Certificateholder or
"Controlling Class Representative" or phrase of similar import as defined in the applicable Intercreditor Agreement, regarding, on no more often than a monthly basis, during regular business hours at such time and for such duration as the
Master Servicer, the Special Servicer and the Majority Certificateholder of the
Controlling Class (and, if applicable, with respect to a Serviced Companion
Loan, the related Directing Certificateholder) shall reasonably agree (in each case except with respect to the Non-Serviced Mortgage Loans, but subject to subsections (h) through (j) below), the performance of any Mortgage Loan or
Serviced Whole Loan that is delinquent, Specially Serviced Mortgage Loans,
Mortgage Loans, any Serviced Companion Loan or Serviced B Note on the CMSA
Servicer Watch List or Mortgage Loans or Serviced Whole Loans otherwise reasonably identified as exhibiting deteriorating performance. The Majority
Certificateholder of the Controlling Class (and, if applicable, with respect to a Serviced Companion Loan, the related Directing Certificateholder) agrees to identify for the Master Servicer and the Special Servicer in advance (but at least two (2) Business Days prior to the related monthly conference) the
Mortgage Loans or Serviced Whole Loans it intends to discuss. As a condition to such disclosure, the Majority Certificateholder of the Controlling

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Class (and, if applicable, with respect to a Serviced Companion Loan, the related Directing Certificateholder) shall execute a confidentiality agreement substantially in the form attached hereto as Exhibit H-2 and an Investor
Certification.

         (f) Subject to Sections 3.30, 3.31(b) and 3.32(b), the Majority
Certificateholder of the Controlling Class shall be entitled to advise the
Special Servicer with respect to the following actions of the Special Servicer, and notwithstanding anything herein to the contrary except as necessary or advisable to avoid an Adverse REMIC Event and except as set forth in, and in any event subject to, Section 3.24(g), neither the Master Servicer nor the Special
Servicer will be permitted to take any of the following actions with respect to the Mortgage Loans, the Serviced Whole Loans or the Mortgaged Properties related thereto as to which the Majority Certificateholder of the Controlling Class has
objected in writing within five Business Days of being notified thereof and/or receipt of all reasonably requested documents in the Special Servicer's possession (provided that if such written objection has not been received by the
Special Servicer within such five Business Day period, then the Majority
Certificateholder of the Controlling Class's approval will be deemed to have been given):

               (i) any actual or proposed foreclosure upon or comparable
conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

               (ii) any modification or waiver of any term of the related
Mortgage Loan or Serviced Whole Loan documents of a Mortgage Loan or Serviced
Whole Loan that relates to the Maturity Date, the Mortgage Rate, the Stated
Principal Balance, amortization term or payment frequency thereof or any provision requiring the payment of a Prepayment Premium, other than a modification consisting of the extension of the maturity date of a Mortgage Loan or Serviced Whole Loan for one year or less;

               (iii) any proposed or actual sale of an REO Property (other than in connection with the termination of the Trust Fund or pursuant to Section
3.18);

               (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address Hazardous Materials located at an REO Property;

               (v) any acceptance of substitute or additional collateral for a
Mortgage Loan or Serviced Whole Loan unless required by the underlying Mortgage
Loan documents;

               (vi) any waiver of a "due-on-sale" clause or "due-on-encumbrance"
clause;

               (vii) any release of any performance or "earn-out" reserves, escrows or letters of credit;

               (viii) any acceptance of an assumption agreement releasing a
Mortgagor from liability under a Mortgage Loan or Serviced Whole Loan; and

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               (ix) any change in property manager or, with respect to a
hospitality loan, any change in franchise.

         (g) Notwithstanding anything contained in this Agreement to the contrary, no advice, direction or objection from or by the Majority
Certificateholder of the Controlling Class, the holder of a Serviced Companion
Loan or the holder of a Serviced B Note, as contemplated by this Agreement or the related Intercreditor Agreement shall (and the Special Servicer and the
Master Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer or the Master Servicer, as applicable, has determined, in its reasonable, good faith judgment, would) (A)
require or cause the Master Servicer or the Special Servicer, as applicable, to violate the terms of any Mortgage Loan or Serviced Whole Loan then serviced by it, applicable law or any provision of this Agreement, including the Master
Servicer's obligation or the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of REMIC I, REMIC
II or REMIC III or (B) result in the imposition of a "prohibited transaction" or
"prohibited contribution" tax under the REMIC Provisions, or (C) expose the
Master Servicer, the Special Servicer, the Depositor, a Mortgage Loan Seller,
the Trust Fund, the Trustee or their officers, directors, employees or agents to any claim, suit or liability, or (D) materially expand the scope of the Special
Servicer's or the Master Servicer's responsibilities under this Agreement.

         (h) Pursuant to the 111 Eighth Avenue Intercreditor Agreement, the
holder of the 111 Eighth Avenue Mortgage Loan shall have certain consultation rights set forth in Section 19(n) of the 111 Eighth Avenue Intercreditor
Agreement with respect to the actions (the "111 Eighth Avenue Significant
Servicing Matters") proposed by the GCCFC 2004-GG1 Master Servicer or the GCCFC
2004-GG1 Special Servicer and certain other rights pursuant to the related
Intercreditor Agreement (such rights, the "111 Eighth Avenue Rights"). The
Majority Certificateholder of the Controlling Class shall have such 111 Eighth
Avenue Rights. Upon receipt of notice of any 111 Eighth Avenue Significant
Servicing Matter, the Trustee shall provide the Majority Certificateholder of the Controlling Class with such notice within one Business Day of receipt. The
Majority Certificateholder of the Controlling Class shall follow the procedures set forth in the 111 Eighth Avenue Intercreditor Agreement with respect to the
111 Eighth Avenue Rights.

         (i) Pursuant to the 731 Lexington Avenue-Bloomberg Headquarters
Agreement Among Noteholders, the holder of the 731 Lexington Avenue-Bloomberg
Headquarters Mortgage Loan shall have certain consultation rights set forth in
Section 20 of the 731 Lexington Avenue-Bloomberg Headquarters Agreement Among
Noteholders with respect to the actions (the "731 Lexington Avenue-Bloomberg
Headquarters Significant Servicing Matters") proposed by the COMM 2004-LNB3
Master Servicer or the COMM 2004-LNB3 Special Servicer and certain other rights pursuant to the731 Lexington Avenue-Bloomberg Headquarters Agreement Among
Noteholders (such rights, the "731 Lexington Avenue-Bloomberg Headquarters
Rights"). The Majority Certificateholder of the Controlling Class shall have such 731 Lexington Avenue-Bloomberg Headquarters Rights. Upon receipt of notice of any 731 Lexington Avenue-Bloomberg Headquarters Significant Servicing
Matters, the Trustee shall provide the Majority Certificateholder of the
Controlling Class with such notice within one Business Day of receipt. The
Majority Certificateholder of the Controlling Class shall follow the

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procedures set forth in the 731 Lexington Avenue-Bloomberg Headquarters
Intercreditor Agreements with respect to the 731 Lexington Avenue-Bloomberg
Headquarters Rights.

         (j) Pursuant to the Two Gateway Center Intercreditor Agreement, the
holder of the Two Gateway Center Mortgage Loan shall have certain consultation rights set forth in Section 2 of the Two Gateway Center Intercreditor Agreement
with respect to the actions (the "Two Gateway Center Significant Servicing
Matters") proposed by the GMACCM 2004-C1 Master Servicer or the GMACCM 2004-C1
Special Servicer and certain other rights pursuant to the related Intercreditor
Agreement (such rights, the "Two Gateway Center Rights"). The Majority
Certificateholder of the Controlling Class shall have such Two Gateway Center
Rights. Upon receipt of notice of any Two Gateway Center Significant Servicing
Matters, the Trustee shall provide the Majority Certificateholder of the
Controlling Class with such notice within one Business Day of receipt. The
Majority Certificateholder of the Controlling Class shall follow the procedures set forth in the Two Gateway Center Intercreditor Agreement with respect to the
Two Gateway Center Rights.

     Section 3.25 Lock-Box Accounts and Servicing Accounts.

         (a) With respect to each Mortgage Loan (other than a Non-Serviced
Mortgage Loan) or Serviced Whole Loan, the Master Servicer shall administer each
Lock-Box Account, Cash Collateral Account and Servicing Account in accordance with the related Mortgage Loan, Serviced Whole Loan, Cash Collateral Account
Agreement or Lock-Box Agreement, if any.

         (b) With respect to any Mortgage Loan (other than a Non-Serviced
Mortgage Loan) or Serviced Whole Loan that provides that a Lock-Box Account or
Cash Collateral Account will be established upon the occurrence of certain events specified in such Mortgage Loan or Serviced Whole Loan, the Master
Servicer (or, with respect to any Specially Serviced Mortgage Loan, the Special
Servicer) shall use reasonable efforts to establish or cause to be established such Lock-Box Account upon the occurrence of such events unless the Master
Servicer (or the Special Servicer, as applicable) determines, in accordance with the Servicing Standard, that such Lock-Box Account should not be established.
Notwithstanding the foregoing, the Master Servicer (or the Special Servicer, as applicable) shall use reasonable efforts to establish or cause to be established a Lock-Box Account for any ARD Loan no later than its Anticipated Repayment
Date.

     Section 3.26 Representations and Warranties of the Master Servicer and the
Special Servicer.

         (a) GMACCM, in its capacity as Master Servicer hereunder hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, to the Serviced Companion Loan Holders and the Serviced
B Note Holders and to the Depositor, as of the Closing Date, that:

               (i) GMACCM is a corporation, duly organized, validly existing and in good standing under the laws of the State of California, and GMACCM is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

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               (ii) The execution and delivery of this Agreement by GMACCM, and the performance and compliance with the terms of this Agreement by GMACCM, will not violate GMACCM's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default)
under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) GMACCM has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid, legal and binding obligation of GMACCM, enforceable against GMACCM in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) GMACCM is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this
Agreement will not constitute a violation of, any law, order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in GMACCM's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of GMACCM to perform its obligations under this Agreement or the financial condition of GMACCM.

               (vi) No litigation is pending or, to the best of GMACCM's
knowledge, threatened against GMACCM the outcome of which, in GMACCM's good faith and reasonable judgment, could reasonably be expected to prohibit GMACCM from entering into this Agreement or materially and adversely affect the ability of GMACCM to perform its obligations under this Agreement.

               (vii) GMACCM has errors and omissions insurance coverage which is in full force and effect and complies with the requirements of Section 3.07 hereof.

               (viii) No consent, approval, authorization or order, registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by GMACCM with this Agreement, or the consummation by GMACCM of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings, or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by GMACCM under this Agreement.

         (b) Midland Loan Services, Inc., in its capacity as Special Servicer, hereby represents, warrants and covenants to the other parties hereto and for the benefit of

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the Certificateholders, Serviced Companion Loan Holders and Serviced B Note
Holders, as of the Closing Date, that:

               (i) Midland Loan Services, Inc. is a corporation validly existing and in good standing under the laws of the State of Delaware, and Midland Loan
Services, Inc. is in compliance with the laws of each state in which any
Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement.

               (ii) The execution and delivery of this Agreement by Midland Loan
Services, Inc., and the performance and compliance with the terms of this
Agreement by Midland Loan Services, Inc., will not violate Midland Loan
Services, Inc.'s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other material instrument to which it is a party or which is applicable to it or any of its assets, which default or breach, in the good faith and reasonable judgment of the Special
Servicer, would reasonably be expected to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this
Agreement or the financial condition of the Special Servicer.

               (iii) Midland Loan Services, Inc. has the full power and
authority to enter into and consummate all transactions contemplated by this
Agreement, has duly authorized the execution, delivery and performance of this
Agreement, and has duly executed and delivered this Agreement.

               (iv) This Agreement, assuming due authorization, execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Midland Loan Services, Inc., enforceable against
Midland Loan Services, Inc. in accordance with the terms hereof, subject to (A)
applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (v) Midland Loan Services, Inc. is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in Midland Loan Services, Inc.'s good faith and reasonable judgment, is likely to affect materially and adversely either the ability of Midland Loan
Services, Inc. to perform its obligations under this Agreement or the financial condition of Midland Loan Services, Inc.

               (vi) No litigation is pending or, to the best of the Midland Loan
Services, Inc.'s knowledge, threatened, against Midland Loan Services, Inc., the outcome of which, in Midland Loan Services, Inc.'s good faith and reasonable judgment, could reasonably be expected to prohibit Midland Loan Services, Inc.
from entering into this Agreement or materially and adversely affect the ability of Midland Loan Services, Inc. to perform its obligations under this Agreement.

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               (vii) Any consent, approval, authorization or order of any court or governmental agency or body required under federal or state law for the execution, delivery and performance by Midland Loan Services, Inc. of or compliance by Midland Loan Services, Inc. with this Agreement or the consummation of the transactions contemplated by this Agreement has been obtained and is effective except where the lack of consent, approval, authorization or order would not have a material adverse effect on the performance by Midland Loan Services, Inc. under this Agreement.

               (viii) Midland Loan Services, Inc. possesses all insurance required pursuant to Section 3.07(c) of this Agreement.

     The representations and warranties of Midland Loan Services, Inc. set forth in Section 3.26(b) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust Fund remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

     Any successor of Midland Loan Services, Inc. shall be deemed to have made, as of the date of its succession, each of the representations and warranties set forth in Section 3.26(b), subject to such appropriate modifications to the representation and warranty set forth in Section 3.26(b)(i) to accurately reflect such successor's jurisdiction of organization and whether it is a corporation, partnership, bank, association or other type of organization.

     Section 3.27 Third-Party Beneficiaries.

         (a) (i) Each of the GCCFC 2004-GG1 Master Servicer, the GCCFC 2004-GG1
Special Servicer, the GCCFC 2004-GG1 Trustee and the GCCFC 2004-GG1 Fiscal Agent
is an intended third-party beneficiary under this Agreement with respect to any provisions herein relating to (1) the reimbursement of any 111 Eighth Avenue
Nonrecoverable Delinquency Advances made by such Person with respect to the 111
Eighth Avenue Mortgage Loan pursuant to the GCCFC 2004-GG1 Pooling and Servicing
Agreement, to be reimbursed to such Person out of the related Non-Serviced Whole
Loan Custodial Account and, if not so reimbursed out of the related Non-Serviced
Whole Loan Custodial Account, and that in the event that the funds received with respect to the 111 Eighth Avenue Mortgage Loan are insufficient to make such reimbursement payments, the Master Servicer will be required to reimburse the
GCCFC 2004-GG1 Master Servicer, the GCCFC 2004-GG1 Special Servicer, the GCCFC
2004-GG1 Trustee or the GCCFC 2004-GG1 Fiscal Agent, as applicable, out of general collections on the Mortgage Loans on deposit in the Certificate Account,
(2) the reimbursement of the Trust's pro rata portion (based on the 111 Eighth
Avenue Mortgage Loan's Stated Principal Balance) of any 111 Eighth Avenue
Nonrecoverable Servicing Advances made by such Person or any other amount otherwise specifically required, pursuant to the GCCFC 2004-GG1 Pooling and
Servicing Agreement, to be reimbursed to such Person out of the related
Non-Serviced Whole Loan Custodial Account and, if not so reimbursed out of the related Non-Serviced Whole Loan Custodial Account, would be reimbursable by the related Other Trust Fund from general collections, in each case that relate directly to the servicing of the 111 Eighth Avenue Whole Loan, including any unpaid special servicing fees thereon, and that in the event that the funds

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received with respect to the 111 Eighth Avenue Mortgage Loan are insufficient to make such reimbursement payments, the Master Servicer will be required to reimburse the GCCFC 2004-GG1 Master Servicer, the GCCFC 2004-GG1 Special
Servicer, the GCCFC 2004-GG1 Trustee or the GCCFC 2004-GG1 Fiscal Agent, as
applicable, for the Trust's pro rata portion (based on the related Non-Serviced
Mortgage Loan's Stated Principal Balance) out of general collections on the
Mortgage Loans on deposit in the Certificate Account, (2) the Trust's pro rata portion (based on the 111 Eighth Avenue Mortgage Loan's Stated Principal
Balance) with respect to indemnification of such Persons against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the GCCFC 2004-GG1 Pooling and Servicing Agreement and this Agreement that relate directly to its servicing of the 111 Eighth Avenue Whole Loan and any related reimbursement provisions and (3) notice from the Trustee to the GCCFC
2004-GG1 Master Servicer and the GCCFC 2004-GG1 Trustee of the deposit of the
111 Eighth Avenue Mortgage Loan into the Trust as required under Section
3.02(b).

               (ii) Each of the COMM 2004-LNB3 Master Servicer, the COMM
2004-LNB3 Special Servicer or the COMM 2004-LNB3 Trustee is an intended third-party beneficiary under this Agreement with respect to any provisions herein relating to (1) the reimbursement of the Trust's pro rata portion (based on the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan's Stated
Principal Balance) of any 731 Lexington Avenue-Bloomberg Headquarters
Nonrecoverable Servicing Advances made by such Person or any other amount otherwise specifically required, pursuant to the COMM 2004-LNB3 Pooling and
Servicing Agreement, to be reimbursed to such Person out of the related
Non-Serviced Whole Loan Custodial Account and, if not so reimbursed out of the related Non-Serviced Whole Loan Custodial Account, would be reimbursable by the related Other Trust Fund from general collections, in each case that relate directly to the servicing of the 731 Lexington Avenue-Bloomberg Headquarters
Whole Loan, including any unpaid special servicing fees thereon, and that in the event that the funds received with respect to the 731 Lexington Avenue-Bloomberg
Headquarters Mortgage Loan are insufficient to make such reimbursement payments, the Master Servicer will be required to reimburse the COMM 2004-LNB3 Master
Servicer, the COMM 2004-LNB3 Special Servicer or the COMM 2004-LNB3 Trustee, as
applicable, out of general collections on the Mortgage Loans on deposit in the
Certificate Account, (2) the Trust's pro rata portion (based on the 731
Lexington Avenue-Bloomberg Headquarters Mortgage Loan's Stated Principal
Balance) with respect to indemnification of such Persons against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the COMM 2004-LNB3 Pooling and Servicing Agreement and this Agreement that relate directly to its servicing of the 731 Lexington Avenue-Bloomberg
Headquarters Whole Loan and any related reimbursement provisions and (3) notice from the Trustee to the COMM 2004-LNB3 Master Servicer and the COMM 2004-LNB3
Trustee of the deposit of the 731 Lexington Avenue-Bloomberg Headquarters
Mortgage Loan into the Trust as required under Section 3.02(b).

               (iii) Each of the GMACCM 2004-C1 Master Servicer, the GMACCM
2004-C1 Special Servicer and the GMACCM 2004-C1 Trustee is an intended third-party beneficiary under this Agreement with respect to any provisions herein relating to (1) the reimbursement of the Trust's pro rata portion (based on the Two Gateway Center Mortgage Loan's Stated Principal Balance) of any Two
Gateway Center Nonrecoverable Servicing

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Advances made by such Person or any other amount otherwise specifically required, pursuant to the GMACCM 2004-C1 Pooling and Servicing Agreement, to be
reimbursed to such Person out of the related Non-Serviced Whole Loan Custodial
Account and, if not so reimbursed out of the related Non-Serviced Whole Loan
Custodial Account, would be reimbursable by the related Other Trust Fund from general collections, in each case that relate exclusively to the servicing of the Two Gateway Center Whole Loan, including any unpaid special servicing fees thereon, and that in the event that the funds received with respect to the Two
Gateway Center Mortgage Loan are insufficient to make such reimbursement payments, the Master Servicer will be required to reimburse the GMACCM 2004-C1
Master Servicer, the GMACCM 2004-C1 Special Servicer or the GMACCM 2004-C1
Trustee, as applicable, for the Trust's pro rata portion (based on the related
Non-Serviced Mortgage Loan's Stated Principal Balance) out of general collections on the Mortgage Loans on deposit in the Certificate Account, (2) the
Trust's pro rata portion (based on the Two Gateway Center Mortgage Loan's Stated
Principal Balance) with respect to indemnification of such Persons against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with the GMACCM 2004-C1 Pooling and Servicing Agreement and this
Agreement that relate solely to its servicing of the Two Gateway Center Whole
Loan and any related reimbursement provisions and (3) notice from the Trustee to the GMACCM 2004-C1 Master Servicer and the GMACCM 2004-C1 Trustee of the deposit of the Two Gateway Center Mortgage Loan into the Trust as required under Section
3.02(b).

         (b) Each of the Trustee and the Master Servicer acknowledge that the
Jersey Gardens Companion Loan Service Providers shall be third-party beneficiaries under this Agreement with respect to any provisions herein relating to (i) the reimbursement of any servicing advances made with respect to the Jersey Gardens Companion Loan and the coordination between the Master
Servicer and the related master servicer under the related Serviced Companion
Loan Securitization Agreement as set forth in Section 4.03, (ii) the indemnification of each of the Jersey Gardens Companion Loan Service Providers against any claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with their respective duties under the related Serviced
Companion Loan Securitization Agreement and this Agreement as relates to the
Jersey Gardens Companion Loan, and (iii) the compensation to be paid to such
Jersey Gardens Companion Loan Service Providers with respect to the Jersey
Gardens Companion Loan.

     The parties hereby acknowledge that each holder of a Serviced Companion
Loan (and any Servicer, Special Servicer and trustee of any Serviced Companion
Loan Securitization Agreement) and each holder of a Serviced B Note is a third party beneficiary hereof.

     Section 3.28 Certain Matters Relating to the Non-Serviced Whole Loans.

         (a) In the event that any of the GCCFC 2004-GG1 Trustee, the GCCFC
2004-GG1 Fiscal Agent, the GCCFC 2004-GG1 Master Servicer or the GCCFC 2004-GG1
Special Servicer shall be replaced in accordance with the terms of the GCCFC
2004-GG1 Pooling and Servicing Agreement, the Master Servicer and the Special
Servicer shall acknowledge its successor as the successor to the GCCFC 2004-GG1
Trustee, the GCCFC 2004-GG1 Fiscal Agent, the GCCFC 2004-GG1 Master Servicer or
the GCCFC 2004-GG1 Special Servicer, as applicable.

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         (b) In the event that any of the COMM 2004-LNB3 Trustee, the COMM
2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer shall be replaced in accordance with the terms of the COMM 2004-LNB3 Pooling and
Servicing Agreement, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to the COMM 2004-LNB3 Trustee, the
COMM 2004-LNB3 Master Servicer or the COMM 2004-LNB3 Special Servicer, as
applicable.

         (c) In the event that any of the GMACCM 2004-C1 Trustee, the GMACCM
2004-C1 Master Servicer or the GMACCM 2004-C1 Special Servicer shall be replaced in accordance with the terms of the GMACCM 2004-C1 Pooling and Servicing
Agreement, the Master Servicer and the Special Servicer shall acknowledge its successor as the successor to the GMACCM 2004-C1 Trustee, the GMACCM 2004-C1
Master Servicer or the GMACCM 2004-C1 Special Servicer, as applicable.

         (d) The Master Servicer shall deliver, or cause to be delivered, to the
Trustee, promptly following receipt (or, if later, the date otherwise required to be delivered pursuant to Section 4.02(b)) from the GCCFC 2004-GG1 Master
Servicer, the GCCFC 2004-GG1 Special Servicer, the GCCFC 2004-GG1 Trustee, the
COMM 2004-LNB3 Master Servicer, the COMM 2004-LNB3 Special Servicer, the COMM
2004-LNB3 Trustee, the GMACCM 2004-C1 Master Servicer, the GMACCM 2004-C1
Special Servicer or the GMACCM 2004-C1 Trustee any servicing reports concerning the 111 Eighth Avenue Mortgage Loan, the 731 Lexington Avenue-Bloomberg
Headquarters Mortgage Loan or the Two Gateway Center Mortgage Loan, as
applicable.

         (e) Any matter relating to a Non-Serviced Mortgage Loan that requires delivery of a "Rating Agency Confirmation" under (and as defined in) the related
Other Pooling and Servicing Agreement) shall also require delivery of a Rating
Agency Confirmation under this Agreement.

     Section 3.29 Serviced B Note Intercreditor Matters.

         (a) With respect to any Serviced B Note, if any Servicing Transfer
Event that constitutes a Serviced B Note Event of Default occurs with respect to the related Serviced Whole Loan and no Serviced B Note Change of Control Event
exists with respect to such Serviced B Note, the Special Servicer shall notify the Serviced Whole Loan Paying Agent (which shall notify the applicable Serviced
B Note Holder) of such event in accordance with the terms of, and within the time periods provided in, the related Intercreditor Agreement and, in accordance therewith, the applicable Serviced B Note Holder may purchase from the Trustee on behalf of the Trust Fund, and the Trustee on behalf of the Trust Fund shall sell, the related Mortgage Loan at any time prior to the foreclosure or comparable conversion of the related Mortgaged Property at the applicable
Purchase Price. In addition, in the event that the Special Servicer determines to foreclose upon or comparably convert the related Mortgaged Property securing such Serviced Whole Loan, the Special Servicer shall notify the related Serviced
B Note Holder not less than fifteen (15) Business Days prior to the completion of such foreclosure or conversion.

         (b) Notwithstanding anything in this Agreement to the contrary, (i) so long as no Serviced B Note Change of Control Event exists with respect to a
Serviced B Note, the

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related Serviced B Note Holder, in lieu of the Majority Certificateholder of the
Controlling Class, shall be entitled to take all actions to be taken by the
Majority Certificateholder of the Controlling Class under this Agreement (other than under Sections 3.18(b) and 9.01) solely with respect to the related
Serviced Whole Loan, and any references to the Majority Certificateholder of the
Controlling Class in this Agreement relating to actions permitted to be taken only with the consent of the Majority Certificateholder of the Controlling Class
with respect to such Serviced Whole Loan shall be deemed to be references to the related Serviced B Note Holder, (ii) if a Serviced B Note Change of Control
Event exists with respect to a Serviced B Note, the Majority Certificateholder of the Controlling Class shall be entitled to take all actions under this
Agreement with respect to the related Serviced Whole Loan, and any reference to the Majority Certificateholder of the Controlling Class or the related Serviced
B Note Holder in this Agreement relating to actions permitted to be taken with respect to such Serviced Whole Loan only with the consent of the Majority
Certificateholder of the Controlling Class or the Serviced B Note Holder shall be deemed to be references to the Majority Certificateholder of the Controlling
Class and (iii) whether or not a Serviced B Note Change of Control Event exists with respect to a Serviced B Note, the Majority Certificateholder of the
Controlling Class shall be entitled to take the actions specified in Section
3.18(b) and 9.01 with respect to the related Serviced Whole Loan.

         (c) The Master Servicer shall give notice of any default for non-payment by the related Mortgagor with respect to a Serviced Whole Loan to the Special Servicer, the related Serviced B Note Holder and the Majority
Certificateholder of the Controlling Class no later than two (2) Business Days following the occurrence of such default.

         (d) Except for those duties to be performed by, and notices to be furnished by, the Trustee or the Serviced Whole Loan Paying Agent under this
Agreement in respect of any Serviced B Note, the Master Servicer or the Special
Servicer, as applicable, shall perform such duties and furnish such notices, reports and information on behalf of the Trust Fund as may be the obligation of the Trust under the related Intercreditor Agreement.

         (e) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the related Serviced B Note Holder with respect to any Serviced Whole Loan shall (and the Master Servicer or Special
Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, would): (i)
require or cause the Master Servicer or Special Servicer, as applicable, to violate any provision of this Agreement (including the Master Servicer's or the
Special Servicer's, as applicable, obligation to act in accordance with the
Servicing Standard), or the related loan documents or the REMIC Provisions or
(ii) result in a "prohibited transaction" or "prohibited contribution tax" under the REMIC Provisions.

     Section 3.30 Serviced Companion Loan Intercreditor Matters.

         (a) Except for those duties to be performed by, and notices to be furnished by, the Trustee or the Serviced Whole Loan Paying Agent under this
Agreement in respect of any Serviced Companion Loan, the Master Servicer or the
Special Servicer, as applicable, shall

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perform such duties and furnish such notices, reports and information on behalf of the Trust Fund as may be the obligation of the Trust under the related
Intercreditor Agreement.

         (b) If, pursuant to Section 2.03, Section 3.18, 3.29(a) or Section
9.01, any Mortgage Loan that relates to a Serviced Whole Loan is purchased or repurchased from the Trust Fund, the purchaser thereof shall be bound by the terms of the related Intercreditor Agreement and shall assume the rights and obligations of the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor Agreement)
under such Intercreditor Agreement. All portions of the related Mortgage File and other documents pertaining to such Mortgage Loan shall be endorsed or assigned to the extent necessary or appropriate to the purchaser of such
Mortgage Loan in its capacity as "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor
Agreement) (as a result of such purchase or repurchase), under the related
Intercreditor Agreement and, if applicable, in the manner contemplated under such agreement, which such purchaser shall be deemed to acknowledge. Thereafter, such Mortgage File shall be held by the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related
Intercreditor Agreement) or a custodian appointed thereby for the benefit of the
"A1 Noteholder" (or such other defined term that describes the holder of such
Mortgage Loan under the related Intercreditor Agreement), as their interests appear under the related Intercreditor Agreement. If the related Servicing File is not already in the possession of such party, it shall be delivered as directed by the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor Agreement).

         (c) If at any time neither any portion of a Mortgage Loan related to a
Serviced Whole Loan nor any related REO Property is an asset of the Trust, and if a separate servicing agreement with respect to the Serviced Whole Loan or any
REO Property, as applicable, has not been entered into, then, until such time as a separate servicing agreement is entered into, and notwithstanding that neither such Mortgage Loan nor any related REO Property is an asset of the Trust, the
Trustee shall continue to hold the related Mortgage File, and the Master
Servicer and the Special Servicer shall continue to service and administer the applicable Serviced Whole Loan and/or any REO Property, for the benefit of the holder of the applicable Mortgage Loan and the related Serviced Companion Loan
Holders, under this Agreement as if such Serviced Whole Loan or any REO Property were the sole assets subject thereto, with any references herein to (i) the
Trust, (ii) the Trustee, (iii) the Certificates, (iv) the Certificateholders (or
any sub-group thereof) or (v) any representative of such holders (or any sub-group thereof), all being construed to refer to the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor Agreement); provided, references herein to Majority
Certificateholder of the Controlling Class shall be deemed to refer to the related Serviced B Note Holder (if any) so long as no Serviced B Note Change of
Control Event exists.

         (d) Subject to the terms of the applicable Intercreditor Agreement, if pursuant to Section 2.03, Section 3.18, 3.29(a) or Section 9.01, any Mortgage
Loan that relates to a Serviced Whole Loan is purchased or repurchased from the
Trust Fund and the servicing and administration of the Serviced Whole Loan is to be governed by a separate servicing agreement and not by this Agreement if so requested by the "A1 Noteholder" (or such other defined term that describes the holder of such Mortgage Loan under the related Intercreditor Agreement), the
Master Servicer and the Special Servicer shall continue to act in such capacities under such

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separate servicing agreement, which agreement shall be reasonably acceptable to the Master Servicer and the Special Servicer, and shall contain servicing and administration, limitation of liability, indemnification and servicing compensation provisions substantially similar to the corresponding provisions of this Agreement, except for the fact that such Serviced Whole Loan and the related Mortgaged Property shall be the sole asset serviced and administered thereunder and the sole source of funds thereunder. Prior to the applicable
Serviced Whole Loan being serviced under any separate servicing agreement, the rating agencies then rating any Serviced Companion Loan Securities shall have provided written confirmation to the related Serviced Companion Loan Holders (at such Serviced Companion Loan Holders' expense) that the servicing of such
Serviced Whole Loan under such agreement would not result in a downgrade, qualification or withdrawal of any of the ratings assigned by such rating agencies with respect to the related Class of Serviced Companion Loan
Securities.

         (e) With respect to the Jersey Gardens Whole Loan:

               (i) upon the sale and transfer of the Jersey Gardens Companion
Loan to a subsequent depositor for deposit into a subsequent trust, the Special
Servicer shall be required to consult with the special servicer appointed under the Subsequent Pooling and Servicing Agreement (the "Jersey Gardens Subsequent
Special Servicer") in respect thereof, and shall provide the Jersey Gardens
Subsequent Special Servicer with an opportunity to review any proposed action to be taken in respect thereof;

               (ii) the Jersey Gardens Subsequent Special Servicer and the
Directing Certificateholder shall have such opportunity to consult with the
Special Servicer for a period from the date of receipt of the Special Servicer's written description of its proposed action through (but excluding) the fifteenth
Business Day following the date of receipt (the "Jersey Gardens Initial Review
Period");

               (iii) the Special Servicer shall implement its written proposal if the Jersey Gardens Subsequent Special Servicer (in consultation with the
Directing Certificateholder) does not disapprove the proposed action within the
Jersey Gardens Initial Review Period, unless the Special Servicer has been directed to do otherwise by the Majority Certificateholder (in which event the
Special Servicer shall advise the Jersey Gardens Subsequent Special Servicer of such alternate course of action);

               (iv) if the Jersey Gardens Subsequent Special Servicer (in
consultation with the Directing Certificateholder) disagrees with any aspect of the written proposal and, after consultation with the Special Servicer during the Jersey Gardens Initial Review Period, is unable to reach agreement on the proper course of action and notifies the Special Servicer of its disagreement in writing, then the Jersey Gardens Subsequent Special Servicer shall be entitled to an additional period of fifteen Business Days (the "Jersey Gardens Additional
Review Period") to continue its discussions with the Special Servicer and the
Majority Certificateholder;

               (v) if the Jersey Gardens Subsequent Special Servicer and the
Special Servicer agree on a revised course of action within the Jersey Gardens
Initial Review Period or the Jersey Gardens Additional Review Period, then the
Special Servicer shall revise the written

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proposal to reflect the agreed upon revised course of action and shall implement that course of action;

               (vi) if the Jersey Gardens Subsequent Special Servicer and the
Special Servicer are unable to agree on the appropriate course of action by the end of the Jersey Gardens Additional Review Period, then the Special Servicer shall decide, in accordance with the Servicing Standard, what course of action to follow; and

               (vii) if the Special Servicer needs to take immediate action and cannot wait until all review periods set forth above expire, the Special
Servicer shall decide in accordance with the Servicing Standard, what course of action to take.

         (f) Notwithstanding anything herein to the contrary, no advice, direction or objection from or by the related Directing Certificateholder, related operating advisor or Other Special Servicer, as applicable, with respect to any Serviced Whole Loan shall (and the Master Servicer or Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, would): (i) require or cause the Master Servicer or Special Servicer, as applicable, to violate any provision of this Agreement (including the Master Servicer's or the Special Servicer's, as
applicable, obligation to act in accordance with the Servicing Standard), or the related loan documents or the REMIC Provisions or (ii) result in a "prohibited transaction" or "prohibited contribution tax" under the REMIC Provisions.

     Section 3.31 Military Circle Control Rights.

         (a) With respect to the Military Circle Whole Loan, the Military Circle
B Note Holder shall have the right at any time to appoint a Military Circle B
Note Operating Advisor by giving written notice thereof to the Trustee, the
Master Servicer and the Special Servicer, and shall have the right in its sole discretion at any time and from time to time to remove and replace any such
Military Circle B Note Operating Advisor.

         (b) (i) With respect to the Military Circle Whole Loan, notwithstanding anything to the contrary contained herein (but subject to Section 3.31(b)(ii)), unless a Military Circle Change of Control Event has occurred and is continuing,
(i) the Special Servicer shall be required to consult with the Military Circle B
Note Operating Advisor upon the occurrence of any Military Circle Event of
Default to consider alternative actions recommended by the Military Circle B
Note Operating Advisor and to consult with the Military Circle B Note Operating
Advisor with respect to determinations made pursuant to Section 3.09, 3.18 or
3.19, (ii) at any time (whether or not a Military Circle Event of Default has occurred) the Master Servicer and the Special Servicer, as applicable, will be required to (A) consult with the Military Circle B Note Operating Advisor (1)
with respect to proposals to take any significant action with respect to the
Military Circle Whole Loan and the related Mortgaged Property and to consider alternative actions recommended by the Military Circle B Note Operating Advisor and (2) to the extent that the related Military Circle Whole Loan documents grant the lender the right to approve budgets for the related Mortgaged
Property, prior to approving any such budget and (iii) prior to taking any of the following actions, the Master Servicer or the Special Servicer, as applicable, will be required to notify in writing the Military Circle B Note
Operating Advisor of any proposal to

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take any of such actions (and to provide such Military Circle B Note Operating
Advisor with such non proprietary information reasonably requested by such
Military Circle B Note Operating Advisor as may be necessary in the reasonable determination of such Military Circle B Note Operating Advisor in order make a judgment, the expense of providing such information to be an expense of the requesting party) and to receive the written approval of such Military Circle B
Note Operating Advisor (which approval may be withheld in its sole discretion)
with respect to:

                    (A) any modification or amendment of, or waiver with respect to, the Military Circle Whole Loan or the related Mortgage Loan that would result in the extension of the Maturity Date thereof, a reduction in the interest rate borne thereby or the Monthly Payment, Prepayment Premium, exit fee or yield maintenance premium payable thereon or a deferral or forgiveness of interest on or principal of the Military Circle Whole Loan, a modification or waiver of any other monetary term of the Military Circle Whole Loan documents relating to the timing or amount of any payment of principal and interest (other than Default Interest) or a modification or waiver of any provision of the
Military Circle Whole Loan which restricts the related Mortgagor from incurring additional indebtedness or from transferring a Mortgaged Property or any transfer of direct or indirect equity interests in the related borrower;

                    (B) any modification or amendment of, or waiver with respect to, the documents for the Military Circle Whole Loan that would result in a discounted pay off of the Military Circle Whole Loan;

                    (C) any proposed or actual foreclosure upon or comparable
conversion (which may include acquisition of a Foreclosed Property) of the ownership of the Mortgaged Property securing the Military Circle Whole Loan or any acquisition of the related Mortgaged Property by deed in lieu of foreclosure;

                    (D) any proposed or actual sale of a related Mortgaged
Property or foreclosed property;

                    (E) any proposed or actual sale of the Military Circle Whole
Loan other than pursuant to Section 3.18, 3.29(a) or 9.01;

                    (F) any release of the related Mortgagor, any guarantor or other obligor from liability with respect to the Military Circle Whole Loan;

                    (G) any determination not to enforce a "due on sale" or "due on encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the related Mortgagor) as provided in Section 3.08;

                    (H) any action to bring a related Mortgaged Property or
Foreclosed Property into compliance with Environmental Laws or to otherwise address hazardous materials located at an REO Property;

                    (I) any substitution or release of collateral for the
Military Circle Whole Loan unless required by the related loan documents (other than any release made

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in connection with the grant of a non material easement or right of way or other non material release such as a "curb cut");

                    (J) adoption or approval of a plan in a bankruptcy of a
related Mortgagor; or

                    (K) consenting to the execution, termination or renewal of any lease at the Mortgaged Property, to the extent the lender's approval is required under the related loan documents;

                    (L) any renewal or replacement of the then existing
insurance policies (to the extent the lender's approval is required under the
Military Circle Whole Loan documents) or any waiver, modification or amendment of any insurance requirements under the Military Circle Whole Loan document;

                    (M) any change in the property manager at any Military
Circle Mortgaged Property; and

                    (N) the approval of additional indebtedness secured by any related Mortgaged Property, to the extent the lender's approval is required under the related loan documents;

provided, that the consent of the Military Circle B Note Operating Advisor to any such proposed action requiring its consent under this Section 3.31(b) shall be deemed given if the Military Circle B Note Operating Advisor fails to notify the Special Servicer or the Master Servicer, as applicable, of its approval or disapproval of any such proposed action within ten (10) Business Days of delivery to the Military Circle B Note Operating Advisor by the Special Servicer
or Master Servicer, as applicable, of written notice of such a proposed action, together with the information requested by the Military Circle B Note Operating
Advisor pursuant to this Section 3.31(b).

     Whether or not a Military Circle Change of Control Event exists, the
Majority Certificateholder shall have the right to consult with the Master
Servicer or the Special Servicer, as applicable, regarding the Military Circle
Mortgage Loan.

               (ii) Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove, an action of, the
Special Servicer or the Master Servicer by the Military Circle B Note Operating
Advisor, in no event shall the Special Servicer or the Master Servicer take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the Military Circle Whole Loan documents, be inconsistent with the Servicing Standard, violate the REMIC
Provisions or violate any other provisions of this Agreement (it being understood and agreed that the taking of, or the refraining from taking, any action by the Special Servicer or the Master Servicer pursuant to a direction, approval or disapproval by the Military Circle B Note Operating Advisor shall not constitute a violation of the provisions of this Agreement so long as such action or inaction is consistent with the Servicing Standard). The taking of, or refraining from taking, any action by the Special Servicer or Master Servicer contrary to the directions of, or in a manner disapproved by, the Military
Circle B Note Operating Advisor shall not constitute an Event of Default so long

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as the Special Servicer's or the Master Servicer's taking, or refraining from taking, such action in accordance with the direction of, or with the approval of, the Military Circle B Note Operating Advisor would have violated any law of any applicable jurisdiction, would have been inconsistent with the Servicing
Standard, would have violated the REMIC Provisions or would have violated any other provision of this Agreement.

               (iii) The Military Circle B Note Operating Advisor shall not owe any fiduciary duty to the Trustee, the Serviced Whole Loan Paying Agent, the
Master Servicer, the Special Servicer or any Certificateholder. The Military
Circle B Note Operating Advisor will not have any liability to the
Certificateholders for any action taken, or for refraining from the taking of any action or the giving of any consent, in good faith pursuant to this
Agreement, or for errors in judgment. By its acceptance of a Certificate, each
Certificateholder will be deemed to have confirmed its understanding that the
Military Circle B Note Operating Advisor may take or refrain from taking actions that favor the interests of the Military Circle B Note Holder over the
Certificateholders, and that the Military Circle B Note Operating Advisor may have special relationships and interests that conflict with the interests of the
Certificateholders and will be deemed to have agreed to take no action against the Military Circle B Note Operating Advisor or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict, and that the Military Circle B Note Operating Advisor shall not be liable by reason of its having acted or refrained from acting solely in the interests of the Military Circle B Note Holder.

         (c) (i) Provided that the Military Circle B Note Holder is not a
"Mortgage Loan Borrower Related Party" (as such term is defined in the Military
Circle Intercreditor Agreement), the Military Circle B Note Holder shall have the right, but not the obligation, to cure a monetary Military Circle Event of
Default or a material non-monetary Military Circle Event of Default that is capable of being cured within thirty (30) days (and the Military Circle B Note
Holder is diligently pursuing a cure thereof), within five (5) Business Days following the first notice of such Military Circle Event of Default with respect to a monetary Military Circle Event of Default and within thirty (30) days following the first notice of such material non-monetary Military Circle Event of Default and at no other times (the "Military Circle B Note Holder Cure Right"
and the exercise of such right, a "Military Circle B Note Holder Cure Event")
and, during such five (5) Business Day period, neither the Master Servicer nor the Special Servicer shall accelerate the related Mortgage Notes. At the time such cure payment is made, the Military Circle B Note Holder exercising the
Military Circle B Note Holder Cure Right shall be required to (i) make all required Delinquency Advances (without giving effect to any determination that such Delinquency Advance would be a Nonrecoverable Advance) on the Military
Circle Mortgage Loan, (ii) pay or reimburse the Master Servicer and the Trustee, as applicable, for all unreimbursed Advances, together with Advance Interest thereon, theretofore made or required to be made by the Master Servicer or the
Trustee (without giving effect to any determination that such Advance would be a
Nonrecoverable Advance), in each case to the extent relating to such Military
Circle Whole Loan and (iii) if, in addition to the failure by the Mortgagor to make a payment of principal or interest on the Military Circle Whole Loan, the related Mortgagor is in default beyond any applicable notice and/or grace periods in the performance or observance of any of its other obligations under the related Military Circle Mortgage Loan documents the failure of which to cure, in the reasonable good faith business judgment of the Special Servicer, exercised in accordance with the Servicing Standard,

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materially and adversely affects the interests of the Certificateholders and such default is susceptible to cure whether by the making of a Servicing Advance or another monetary payment or otherwise, make such Servicing Advance or monetary payment or otherwise effect such cure (any such payment or reimbursement, together with any Military Circle B Note Holder Cure Deposit, a
"Military Circle B Note Holder Cure Advance"). So long as a Military Circle
Event of Default exists for which a Military Circle B Note Holder Cure Advance permitted hereunder is made or the Military Circle B Note Holder Cure Right permitted hereunder is being exercised, the Master Servicer, the Trustee and the
Special Servicer shall not treat such Military Circle Event of Default as a
Military Circle Event of Default (i) for purposes of Section 4 of the Military
Circle Agreement Among Noteholders, (ii) for purposes of accelerating such
Military Circle Whole Loan or modifying, amending or waiving any provisions of the related Mortgage Loan documents in connection with a Workout of the Military
Circle Whole Loan or commencing proceedings for foreclosure or the taking of title by deed in lieu of foreclosure or other similar legal proceedings with respect to the related Mortgaged Property or (iii) for the purpose of determining whether a Servicing Transfer Event has occurred; provided, however, that such limitations shall not prevent the Master Servicer, the Trustee or the
Special Servicer from sending notices of the Military Circle Event of Default to the related Mortgagor or any related guarantor.

               (ii) The right of the Military Circle B Note Holder to exercise its Military Circle B Note Holder Cure Rights or to cause a Military Circle
Special Servicing Delay shall be subject to the limitations that there be no more than six Military Circle B Note Holder Cure Events and/or Military Circle
Special Servicing Delays, in any combination, for the Military Circle Whole Loan in any twelve calendar month period and that no combination of Military Circle B
Note Holder Cure Events and Military Circle Special Servicing Delays may
continue for more than three consecutive months.

               (iii) The right of a Military Circle B Note Holder to
reimbursement for any payment made by it pursuant to this Section 3.31(c) shall be subordinate in all respects to the rights of the Trust to distributions of interest (other than Default Interest) and principal with respect to the
Military Circle Whole Loan and to the rights of the Trustee, Serviced Whole Loan
Paying Agent, the Master Servicer and the Special Servicer to distributions of the Trustee Fee, the Servicing Fee, the Special Servicing Fee, Advances,
reimbursements of Advance Interest and any other compensation, indemnity payments or other amounts distributable to them pursuant to Section 3.04 or
Section 3.05 or payable to them pursuant to or any other provision of this
Agreement.

               (iv) The determination that a Servicing Transfer Event for the
Military Circle Whole Loan has occurred shall be delayed (each such delay, a
"Military Circle Special Servicing Delay") upon the occurrence of an event described in clause (3) of the definition of "Specially Serviced Mortgage Loan"
(unless an event described in clause (2) or (4) of the definition of "Specially
Serviced Mortgage Loan" has occurred that has not been or is not being cured by the related Mortgagor or unless an event described in clause (1), (5), (6), (7)
or (8) of the definition of "Specially Serviced Mortgage Loan" is also occurring) if, by the earlier to occur of (i) the next Due Date and (ii) the tenth (10th) Business Day following notice to the Military Circle B Note Holder of such event (which notice shall be given no later than five (5) Business Days prior to the next Due Date after the occurrence of such event), the Military
Circle B Note

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Holder shall have deposited with the Master Servicer an amount equal to the
Monthly Payment due on the first Due Date following such deposit; provided:

                    (A) such deposit shall be irrevocable at any time on or
prior to such first Due Date and

                    (B) in the event that: (1) the Mortgagor fails to make the
Monthly Payment on the first Due Date, such deposit shall be applied by the
Master Servicer as the Military Circle B Note Holder Cure Advance on such Due
Date as provided in, and subject to the limitations provided in this Section
3.31(c); (2) the Mortgagor makes the Monthly Payment on such first Due Date but the event described in clause (3) of the definition of "Specially Serviced
Mortgage Loan" is continuing, such deposit shall either (x) be retained by the
Master Servicer for application as provided in subsection (c)(iv)(B)(1) above on the second Due Date following the date of deposit or (y) be returned to the
Military Circle B Note Holder making such deposit on the Business Day following the written request for such return (so long as such request is made on or prior to the fifth (5th) Business Day following the first Due Date following the date of deposit); or (3) the Mortgagor makes the Monthly Payment on the first Due
Date and the event described in clause (3) of the definition of "Specially
Serviced Mortgage Loan" is not continuing, such deposit shall be returned to the
Military Circle B Note Holder making such deposit on the Business Day following the first Due Date following the date of deposit.

                    (C) Any deposit pursuant to subsection (c)(iv)(A) or
(c)(iv)(B) above is referred to herein as a "Military Circle B Note Holder Cure
Deposit." For purposes of the proviso to the third preceding sentence, in the event that a Military Circle B Note Holder Cure Deposit is retained by the
Master Servicer pursuant to subsection (c)(iv)(B)(2)(x) above, the "first Due
Date," the "second Due Date" and the "date of deposit" for subsequent periods shall be determined as if the "date of deposit" had been the date on which the deposit was most recently retained pursuant to such subsection (c)(iv)(B)(2)(x).

         (d) (i) With respect to the Military Circle Whole Loan, (A) at any time when a Military Circle Change of Control does not exist, the Military Circle B
Note Holder (provided that the Military Circle B Note Holder is not a "Mortgage
Loan Borrower Related Party" (as such term is defined in the Military Circle
Intercreditor Agreement)), at its expense (including without limitation the reasonable costs and expenses of counsel to the Trust Fund and any other third parties), may remove the Special Servicer with respect to the Military Circle
Whole Loan for any reason whatsoever or no reason upon prior written notice to the Special Servicer to be removed and to the Trustee and (B) at any time when a
Military Circle Change of Control has occurred and is continuing, the Majority
Certificateholder of the Controlling Class, at its expense (including without limitation the reasonable costs and expenses of counsel to the Trust Fund and any other third parties), may remove the Special Servicer with respect to the
Military Circle Whole Loan for any reason whatsoever or no reason upon prior written notice to the Special Servicer to be removed and to the Trustee.

               (ii) No removal pursuant to this Section 3.31 shall in any manner affect the rights, duties and obligations hereunder of the Special Servicer as they relate to any Mortgage Loan other than the related Military Circle Whole
Loan. Simultaneously with the giving of such notice, the Person removing such
Special Servicer shall appoint a qualified

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Special Servicer as a successor Special Servicer for such Military Circle Whole
Loan in accordance with this Section 3.31.

               (iii) The removal of a Special Servicer and appointment of a successor Special Servicer for the Military Circle Whole Loan pursuant to this
Section 3.31 shall not be effective until: (A) the Trustee shall have received evidence satisfactory to it that such successor is a qualified Special Servicer, including, without limitation, written confirmation from each Rating Agency (at the expense of the removing Person) that such appointment would not, in and of itself, cause a downgrade, qualification or withdrawal of the then current ratings assigned to each Class of the Certificates rated by it, (B) the successor Special Servicer shall have executed and delivered an assumption agreement; and (C) the Trustee and each of the Rating Agencies shall have received an Opinion of Counsel reasonably satisfactory to the Trustee (and delivered at the expense of the removing Person or successor Special Servicer)
to the effect that (1) it is a corporation, limited partnership or limited liability company, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (2) it has the full power and authority and legal right to execute and deliver its assumption agreement and to engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement and its assumption agreement and (3) subject to customary and satisfactory qualifications and exceptions, this Agreement and its assumption agreement will be enforceable against such replacement Special
Servicer in accordance with its terms.

               (iv) The existing Special Servicer shall be deemed to have been removed with respect to the Military Circle Whole Loan simultaneously with such successor Special Servicer's becoming the Special Servicer for such Military
Circle Whole Loan hereunder; provided, however, that, notwithstanding such removal, the Special Servicer removed pursuant to this Section 3.31 shall be entitled: (A) to receive, and shall have received, all amounts related to such
Military Circle Whole Loan which have accrued or are owing to it under this
Agreement on or prior to the effective date of such resignation, whether in respect of Servicing Advances or otherwise, and it shall continue to be entitled to the benefits of Section 6.01 and Section 6.03 notwithstanding any such removal; (B) to receive (and the successor Special Servicer shall not be entitled to receive) Workout Fees and Liquidation Fees with respect to such
Military Circle Whole Loan as provided in Section 3.11(c); and (C) to reimbursement for its reasonable expenses incurred in connection with the removal and transfer of its special servicing duties with respect to the
Military Circle Whole Loan. Any Special Servicer being removed hereunder shall cooperate with the Trustee and the replacement special servicer in effecting the termination of the removed Special Servicer's responsibilities and rights hereunder as they relate to the Military Circle Whole Loan including, without limitation, (1) the transfer prior to such removal to the successor special servicer for administration by it of any cash amounts then held by the removed
Special Servicer with respect to such Military Circle Whole Loan and (2) the transfer within two (2) Business Days of receipt to the successor special servicer for administration by it of all cash amounts that are thereafter received with respect to the Military Circle Whole Loan.

               (v) Except as otherwise provided in Section 3.11(c), in
connection with the appointment of a successor special servicer for a Military
Circle Whole Loan pursuant to this Section 3.31, the compensation of the successor special servicer shall be paid in the same

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amount and in the same manner as the compensation that would have been payable to the Special Servicer for such Military Circle Whole Loan that it replaced.

     Section 3.32 Providence Biltmore Hotel Control Rights.

         (a) So long as no Providence Biltmore Hotel Change of Control Event exists (and the Providence Biltmore Hotel B Note Holder is not an Affiliate of
the related Mortgagor), the Master Servicer and the Special Servicer shall consult with the Providence Biltmore Hotel B Note Holder or its Providence
Biltmore Hotel Operating Advisor and shall provide the Providence Biltmore Hotel
B Note Holder with any proposals to take any significant action with respect to the Providence Biltmore Hotel Whole Loan or the related Mortgaged Property
(including without limitation, leases and alterations of the Mortgaged Property that require approval of the lender under the Providence Biltmore Hotel Whole
Loan documents) and back-up materials (if any) that are used by the Master
Servicer or Special Servicer, as applicable, in developing such proposals (as reasonably determined by the Master Servicer or Special Servicer, as the case may be), including, but not limited to (and only if previously obtained by the
Master Servicer or Special Servicer, as applicable, and not previously delivered to the Providence Biltmore Hotel B Note Holder), property inspection reports, credit reports, the Mortgagor financial and/or operating statements of the
Mortgagor, appraisals, engineering reports, soil reports, environmental assessment reports, seismic reports, architect's certificates, insurance premium receipts and insurance claim files.

         (b) With respect to the Providence Biltmore Hotel Whole Loan, for so long as no Providence Biltmore Hotel Change of Control Event exists (and the
Providence Biltmore Hotel B Note Holder is not an Affiliate of the related
Mortgagor) (and whether or not the Providence Biltmore Hotel Whole Loan is then a Specially Serviced Mortgage Loan), prior to taking any of the following actions, the Master Servicer or the Special Servicer, as applicable, will be required to notify in writing the Providence Biltmore Hotel Operating Advisor of any proposal to take any of such actions and to receive the written approval of the Providence Biltmore Hotel Operating Advisor (which approval may be withheld in its sole discretion) with respect to:

               (i) any modification of, or waiver with respect to, the
Providence Biltmore Hotel Whole Loan that would result in the extension of the maturity date or extended maturity date thereof, a reduction in the interest rate borne thereby or the monthly debt service payment or a deferral or a forgiveness of interest on or principal of the Providence Biltmore Hotel Whole
Loan or a modification or waiver of any other monetary term of the Providence
Biltmore Hotel Whole Loan relating to the amount of any payment of principal or interest (other than default interest) or any other material sums due and payable under the Providence Biltmore Hotel Loan documents or a modification or waiver of any material non-monetary provision of the Providence Biltmore Hotel
Whole Loan, including but not limited to provisions which restrict the Mortgagor or its equity owners from incurring additional indebtedness or transferring interests in the Mortgaged Property or the Mortgagor;

               (ii) any proposed or actual foreclosure upon or comparable conversion (which may include acquisition of a REO Property) of the ownership of the Mortgaged Property or any acquisition of the Mortgaged Property by deed-in-lieu of foreclosure;

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               (iii) any sale of all or any portion of the Mortgaged Property or
REO Property;

               (iv) any action to bring the Mortgaged Property or REO Property into compliance with any environmental laws or other laws relating to hazardous materials;

               (v) any substitution or release of collateral for the Providence
Biltmore Hotel Whole Loan to the extent the lender's consent is required under the related loan documents;

               (vi) any release of the Mortgagor or guarantor from liability with respect to Providence Biltmore Hotel Whole Loan including, without limitation, by acceptance of an assumption of Providence Biltmore Hotel Whole
Loan by a successor Mortgagor or replacement guarantor;

               (vii) any determination not to enforce a "due-on-sale" or
"due-on-encumbrance" clause (unless such clause is not exercisable under applicable law or such exercise is reasonably likely to result in successful legal action by the Mortgagor);

               (viii) any renewal or replacement of the then existing insurance policies with respect to the Providence Biltmore Hotel Whole Loan to the extent that such renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the loan documents, in each case if the lenders' approval is required under the loan documents;

               (ix) any approval of a material capital expenditure, if the lenders' approval is required under the loan documents;

               (x) any replacement of the property manager, if the lenders'
approval is required under the loan documents;

               (xi) any approval of the incurrence of additional indebtedness secured by the Mortgaged Property, if the lenders' approval is required under the loan documents;

               (xii) any adoption or approval of a plan in bankruptcy of the
Mortgagor;

               (xiii) any application of funds in an escrow account to repay any portion of the principal of the Providence Biltmore Hotel Whole Loan;

               (xiv) any franchise changes or certain management company changes for which the consent of the Special Servicer is required; and

               (xv) releases of any escrow accounts, reserve accounts or letters of credit with respect to of the Providence Biltmore Hotel Whole Loan.

     The Special Servicer shall provide to the Providence Biltmore Hotel
Operating Advisor, at the sole cost and expense of the Providence Biltmore Hotel
B Note Holder that appointed such Providence Biltmore Hotel Operating Advisor, such information requested by the Providence

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Biltmore Hotel Operating Advisor as may necessary in the reasonable judgment of the Providence Biltmore Hotel Operating Advisor to evaluate any of the foregoing proposed actions, and if a Providence Biltmore Hotel Change of Control Event
does not exist, the Providence Biltmore Hotel Operating Advisor shall then have ten (10) Business Days (to the extent such period does not delay the Special
Servicer from taking any action that is required by the Servicing Standard prior to the expiration of such period) within which to consult with and advise the
Special Servicer and consent to the proposed action; provided, (A) if the
Providence Biltmore Hotel Operating Advisor fails to notify the Special Servicer of its approval or disapproval of any such proposed action within ten (10)
Business Days of delivery to the Providence Biltmore Hotel Operating Advisor by
the Special Servicer of written notice of such a proposed action, which must contain language advising as to the potential deemed consent, such action by the
Special Servicer shall be deemed to have been approved by the Providence
Biltmore Hotel Operating Advisor, and (B) such rights are subject to the limitations set forth below, including, but not limited to, the obligation of the Special Servicer to act in accordance with the Servicing Standard; provided, further, that (1) the Special Servicer shall not be obligated to seek approval from the Providence Biltmore Hotel Operating Advisor for any such action if for sixty (60) days following notice of such matter the Providence Biltmore Hotel
Operating Advisor has objected to the proposed action by the Special Servicer and has failed to suggest any alternative action that the Special Servicer considers to be consistent with the Servicing Standard and (2) if the Special
Servicer determines that immediate action is necessary to protect the interests of the Trust Fund, the Special Servicer may take any such action without waiting for the Providence Biltmore Hotel Operating Advisor's response.

     Notwithstanding anything in this Section 3.32(c), to the contrary, no advice, direction or objection from or by the Providence Biltmore Hotel
Operating Advisor shall (and the Master Servicer or Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, would): (i) require or cause the Master Servicer or Special Servicer, as applicable, to violate any provision of this Agreement (including the Master Servicer's or the Special Servicer's, as
applicable, obligation to act in accordance with the Servicing Standard), or the related loan documents or the REMIC Provisions or (ii) result in a "prohibited transaction" or "prohibited contribution tax" under the REMIC Provisions.

         (c) Anything in this Agreement to the contrary notwithstanding, the
Providence Biltmore Hotel B Note Holder shall not be required to reimburse the
Trust Fund or any other Person for payment of any taxes imposed on any REMIC or grantor trust or Advances therefor or for any Advance Interest thereon or for deficits in other items of disbursement or income resulting from the use of funds for payment of any such taxes, nor shall any disbursement or payment otherwise distributable to such Providence Biltmore Hotel B Note Holder be reduced to offset or make-up any such payment or deficit.

         (d) Notwithstanding any provisions to the contrary contained herein, the Providence Biltmore Hotel B Note Holder shall be entitled to avoid a
Providence Biltmore Hotel Change of Control Event caused by application of an
Appraisal Reduction Amount upon satisfaction of the following (which must be completed within 30 days of the receipt of an updated Appraisal that indicates a
Providence Biltmore Hotel Change of Control Event has occurred): (i) the
Providence Biltmore Hotel B Note Holder shall have delivered to the Master

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Servicer Providence Biltmore Hotel Threshold Collateral (together with documentation acceptable to the Master Servicer in accordance with the Servicing
Standard to create and perfect a security interest in favor of the Trustee (in such capacity) in such collateral) in an amount equal to 125% of the amount which, when added to the amount described in clause (a) of the definition of
"Providence Biltmore Hotel Change of Control Event" would cause a Providence
Biltmore Hotel Change Control Event not to exist and (ii) the Providence
Biltmore Hotel B Note Holder at its sole cost and expense shall deliver to the
Master Servicer and the Trustee an Opinion of Counsel (in form and in substance, and from experienced tax counsel reasonably acceptable to, Master Servicer and the Trustee) that the actions contemplated by this Section 3.32(d) if taken would not cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a
REMIC. If the requirements of this paragraph are satisfied by the Providence
Biltmore Hotel B Note Holder (a "Providence Biltmore Hotel Threshold Event
Cure"), no Providence Biltmore Hotel Change of Control Event caused by application of an Appraisal Reduction Amount shall be deemed to have occurred.
If a letter of credit is furnished as Providence Biltmore Hotel Threshold Event
Collateral, the Providence Biltmore Hotel B Note Holder shall be required to renew such letter of credit not later than 30 days prior to expiration thereof or to replace such letter of credit with a substitute letter of credit or other
Providence Biltmore Hotel Threshold Event Collateral with an expiration date that is greater than 45 days from the date of substitution; provided, however, that if a letter of credit is not renewed prior to 30 days prior to the expiration date of such letter of credit, the letter of credit shall provide that the Master Servicer may draw upon such letter of credit and hold the proceeds thereof as Providence Biltmore Hotel Threshold Event Collateral. The
Providence Biltmore Hotel Threshold Event Cure shall continue until the
Appraised Value of the related Mortgaged Property plus the value of the
Providence Biltmore Hotel Threshold Event Collateral would not be sufficient to prevent a Providence Biltmore Hotel Change of Control Event from occurring. Upon a Final Recovery Determination with respect to the Providence Biltmore Hotel
Whole Loan, such Providence Biltmore Hotel Threshold Event Collateral shall be paid to reimburse the Trust Fund for any realized loss with respect to the
Providence Biltmore Hotel Whole Loan after application of the net proceeds of liquidation, not in excess of the Stated Principal Balance of the Providence
Biltmore Hotel Mortgage Loan, plus accrued and unpaid interest thereon at the applicable interest rate and all other Additional Trust Fund Expenses and other amounts reimbursable under this Agreement and under the Providence Biltmore
Hotel Intercreditor Agreement. In addition, the Master Servicer, in accordance with the Servicing Standard, shall have the right to draw on the Providence
Biltmore Hotel Threshold Event Collateral at any time in the event that the value of Providence Biltmore Hotel Whole Loan is materially and adversely affected due to any action or inaction taken by the Providence Biltmore Hotel B
Note Holder (including while acting as or through the Providence Biltmore Hotel
Operating Advisor) with respect to the administration of the Providence Biltmore
Hotel Whole Loan during the continuance of a Providence Biltmore Hotel Threshold
Event Cure.

         (e) For so long as no Providence Biltmore Hotel Change of Control Event exists, the Providence Biltmore Hotel B Note Holder shall have the right at any time to appoint a Providence Biltmore Hotel Operating Advisor for the Providence
Biltmore Hotel Whole Loan. Unless a Providence Biltmore Hotel Change of Control
Event exists, the Providence Biltmore Hotel B Note Holder shall have the right in its sole discretion at any time and from time to time to remove and replace the Providence Biltmore Hotel Operating Advisor. None of the Master Servicer,
the Special Servicer or the Trustee shall be required to recognize any Person as an Providence Biltmore Hotel Operating Advisor until the Providence Biltmore
Hotel B Note

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Holder has notified each of the Master Servicer, the Special Servicer and the
Trustee of such appointment and, if the Operating Advisor is not the same Person as the Providence Biltmore Hotel B Note Holder, the Operating Advisor provides each of the Master Servicer, the Special Servicer and the Trustee with written confirmation of its acceptance of such appointment, an address and telecopy number for the delivery of notices and other correspondence and a list of officers or employees of such person with whom the parties to this Agreement may deal (including their names, titles, work addresses and telecopy numbers). As of the Cut-off Date, each of the Master Servicer, the Special Servicer and the
Trustee acknowledge the Providence Biltmore Hotel B Note Holder as the initial
Providence Biltmore Hotel Operating Advisor.

         (f) For so long as no Providence Biltmore Hotel Change of Control Event exists, the Providence Biltmore Hotel Operating Advisor, at its the expense
(including, without limitation, the reasonable costs and expenses of counsel to any third parties and costs and expenses of the terminated Special Servicer), may remove the Special Servicer with respect to the Providence Biltmore Hotel
Whole Loan at any time for any reason whatsoever or no reason, upon at least 15 days prior notice to the Special Servicer. Upon any such termination, the
Providence Biltmore Hotel Operating Advisor shall be required to appoint a successor special servicer in accordance with the terms, conditions and procedures set forth in this Agreement. The appointment of a successor special servicer for the Providence Biltmore Hotel Whole Loan shall not be effective until: (i) the Trustee shall have received Rating Agency Confirmation with respect to such appointment; and (ii) the successor special servicer has assumed in writing all of the responsibilities, duties and liabilities of the Special
Servicer under this Agreement from and after the date it becomes the Special
Servicer as they relate to the Providence Biltmore Hotel Whole Loan pursuant to an assumption agreement reasonably satisfactory to the Trustee. The Trustee shall promptly provide copies to the terminated Special Servicer of the documents referred to in the preceding sentence. Pending the effectiveness of the appointment of a successor to the Special Servicer hereunder, the Special
Servicer shall continue to act as Special Servicer with respect to the
Providence Biltmore Hotel Whole Loan.

         (g) (i) Subject to Section 3.32(g)(ii), in the event that the Mortgagor fails to make any payment of principal or interest on the Mortgage Loan by the end of the applicable grace period (the "Providence Biltmore Hotel Grace
Period"), if any, for such payment permitted under the applicable loan documents
(a "Providence Biltmore Hotel Monetary Default"), the Master Servicer shall provide notice to the Providence Biltmore Hotel B Note Holder and the Providence
Biltmore Hotel Operating Advisor of such default (the "Providence Biltmore Hotel
Monetary Default Notice"). The Providence Biltmore Hotel B Note Holder shall have the right, but not the obligation, to cure such Providence Biltmore Hotel
Monetary Default within five (5) Business Days after receiving the Providence
Biltmore Hotel Monetary Default Notice (the "Providence Biltmore Hotel Cure
Period") and at no other times. At the time a cure payment is made, the
Providence Biltmore Hotel B Note Holder shall pay or reimburse the Master
Servicer for all unreimbursed Advances (whether or not recoverable), Advance
Interest, any unpaid, or unreimbursed, fees to the Master Servicer, the Special
Servicer or the Trustee, and any Additional Trust Fund Expenses (but only to the extent such Additional Trust Fund Expenses relate to the Providence Biltmore
Hotel Mortgage Loan) and other amounts (other than any default interest or late charges) then due and payable. So long as a Providence Biltmore Hotel Monetary
Default exists for which a cure payment permitted hereunder is made, such
Providence Biltmore Hotel Monetary Default shall not be treated as a Providence
Biltmore Hotel Event of

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Default by the Master Servicer or the Special Servicer (including for purposes of: (i) the accelerating the Providence Biltmore Hotel Whole Loan, modifying, amending or waiving any provisions of the loan documents or commencing proceedings for foreclosure or the taking of title by deed-in-lieu of foreclosure or other similar legal proceedings with respect to the Mortgaged
Property; or (ii) for purposes of treating the Providence Biltmore Hotel Whole
Loan as a Specially Serviced Mortgage Loan); provided, such limitation shall not prevent the Master Servicer or Special Servicer from collecting Default Interest or Penalty Charges from the Mortgagor and shall not prevent the Master Servicer or Special Servicer from sending a notice of default to the Mortgagor or any guarantor under the Providence Biltmore Hotel Whole Loan pursuant to and in accordance with the terms of the loan documents. Any amounts advanced by the
Providence Biltmore Hotel B Note Holder on behalf of the Mortgagor to effect any cure shall be reimbursable to the Providence Biltmore Hotel B Note Holder under
Sections 3(i) and 4(k) of the Providence Biltmore Hotel Intercreditor Agreement,
as applicable.

               (ii) If an Providence Biltmore Hotel Event of Default (other than a Providence Biltmore Hotel Monetary Default) occurs and is continuing under the
Loan Documents (a "Providence Biltmore Hotel Non-Monetary Default"), the Master
Servicer shall provide notice to the Providence Biltmore Hotel B Note Holder and the Providence Biltmore Hotel Operating Advisor of such failure (the "Providence
Biltmore Hotel Non-Monetary Default Notice") and the Providence Biltmore Hotel B
Note Holder shall have the right, but not the obligation, to cure such
Providence Biltmore Hotel Non-Monetary Default within the same period of time as the Mortgagor under the loan documents to cure such Providence Biltmore Hotel
Non-Monetary Default, such period of time to be computed with respect to the
Providence Biltmore Hotel B Note Holder's cure rights as if the date of the
Providence Biltmore Hotel Non-Monetary Default Notice were the date of notice of such default to the Mortgagor; provided, if such Providence Biltmore Hotel
Non-Monetary Default is susceptible of cure but cannot reasonably be cured within such period and if curative action was promptly commenced and is being diligently pursued by the Providence Biltmore Hotel B Note Holder, then the
Providence Biltmore Hotel B Note Holder shall be given an additional period of time as is reasonably necessary to enable the Providence Biltmore Hotel B Note
Holder in the exercise of due diligence to cure such Providence Biltmore Hotel
Non-Monetary Default for so long as: (i) the Providence Biltmore Hotel B Note
Holder diligently and expeditiously proceeds to cure such Providence Biltmore
Hotel Non-Monetary Default, (ii) the Providence Biltmore Hotel B Note Holder
makes all cure payments that it is permitted to make in accordance with the terms and provisions of Section 3.32(g)(i) hereof, (iii) such additional period of time does not exceed thirty (30) days, (iv) such Providence Biltmore Hotel
Non-Monetary Default is not caused by a bankruptcy, insolvency or assignment for the benefit of creditors of the Mortgagor or during such period of time that the
Providence Biltmore Hotel B Note Holder has to cure a Providence Biltmore Hotel
Non-Monetary Default in accordance with this Section 3.32(g)(ii) (the
"Providence Biltmore Hotel Non-Monetary Default Cure Period"), a bankruptcy, insolvency or assignment for the benefit of creditors of the Mortgagor does not occur and (v) during such Providence Biltmore Hotel Non-Monetary Default Cure
Period, there is no material adverse effect on the Mortgagor or the Mortgaged
Property or the value of the Providence Biltmore Hotel Whole Loan as a result of such Providence Biltmore Hotel Non-Monetary Default or the attempted cure.

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               (iii) Notwithstanding anything to the contrary contained herein or in the Providence Biltmore Hotel Intercreditor Agreement, the Providence
Biltmore Hotel B Note Holder's right to cure a Providence Biltmore Hotel
Monetary Default or Providence Biltmore Hotel Non-Monetary Default shall be limited as follows: (A) there shall not be more than six (6) Providence Biltmore
Hotel Cure Events during the term of the Providence Biltmore Hotel Whole Loan,
(B) there shall not be more than three (3) consecutive Providence Biltmore Hotel
Cure Events and (C) there shall not be more than four (4) Providence Biltmore
Hotel Cure Events, whether or not consecutive, in any 12-month period. For purposes of the foregoing, an individual "Cure Event" shall mean the one-month period for which the Providence Biltmore Hotel B Note Holder has exercised its cure rights under this Section 3.32(g). Additional Cure Events shall be permitted only with the consent of the Special Servicer, with the consent of the
Majority Certificateholder of the Controlling Class.

                                   ARTICLE IV

               PAYMENTS TO CERTIFICATEHOLDERS AND RELATED MATTERS

     Section 4.01 Distributions.

         (a) On each Distribution Date, the Trustee shall be deemed to apply the
Available Distribution Amount for such date for the following purposes and in the following order of priority:

               (i) to pay interest to REMIC II in respect of the various REMIC I
Regular Interests, up to an amount equal to, and pro rata in accordance with, all Uncertificated Distributable Interest for each such REMIC I Regular Interest for such Distribution Date and, to the extent not previously deemed paid, for all prior Distribution Dates;

               (ii) to pay principal to REMIC II in respect of the various REMIC
I Regular Interests, up to an amount equal to, and pro rata in accordance with, in the case of each such REMIC I Regular Interest for such Distribution Date, the excess, if any, of the Uncertificated Principal Balance of such REMIC I
Regular Interest outstanding immediately prior to such Distribution Date, over the Stated Principal Balance of the related Mortgage Loan, REO Loan or, if applicable, Replacement Mortgage Loan(s), as the case may be, that will be outstanding immediately following such Distribution Date; and

               (iii) to reimburse REMIC II for any Realized Losses and
Additional Trust Fund Expenses previously deemed allocated to the various REMIC
I Regular Interests, up to an amount equal to, and pro rata in accordance with, the Loss Reimbursement Amount for each such REMIC I Regular Interest immediately prior to such Distribution Date.

     On each Distribution Date, the Trustee shall be deemed to apply any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account for such
Distribution Date to reimburse REMIC II for any Realized Losses and Additional
Trust Fund Expenses previously deemed allocated to the various REMIC I Regular
Interests and unreimbursed pursuant to Section 4.01(a)(iii), up to an amount equal to, and pro rata in accordance with, the Loss

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Reimbursement Amount for each such REMIC I Regular Interest immediately prior to such Distribution Date.

     On each Distribution Date, the Trustee shall pay to the Holders of the
Class R-I Certificates, in accordance with Section 4.01(c), that portion, if any, of the Available Distribution Amount for such date that has not otherwise been deemed paid to REMIC II in respect of the REMIC I Regular Interests pursuant to the foregoing provisions of this Section 4.01(a) (such portion, the
"Class R-I Distribution Amount" for such Distribution Date).

     On each Distribution Date, the Trustee shall be deemed to apply amounts relating to each Prepayment Premium then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC II in respect of the REMIC I Regular Interest that relates to the Mortgage Loan or REO Loan, as the case may be, as to which such Prepayment
Premium was received.

     All amounts (other than additional interest in the form of amounts relating to Prepayment Premiums) deemed paid to REMIC II in respect of the REMIC I
Regular Interests pursuant to this Section 4.01(a) on any Distribution Date is hereinafter referred to as the "REMIC II Distribution Amount" for such date.

         (b) On each Distribution Date, the Trustee shall be deemed to apply the
REMIC II Distribution Amount (other than any amounts withdrawn from the Excess
Liquidation Proceeds Reserve Account) for such date for the following purposes and in the following order of priority:

               (i) to pay interest to REMIC III in respect of all REMIC II
Regular Interests up to an amount equal to all Uncertificated Distributable
Interest in respect of such REMIC II Regular Interests for such Distribution
Date and, to the extent not previously deemed paid, for all prior Distribution
Dates with such payments allocated among the REMIC II Regular Interests such that remaining amounts, if any, of unpaid interest on each such REMIC II Regular
Interest will equate to the remaining unpaid accrued interest on the corresponding Class of Principal Balance Certificates or Class X Component
outstanding after all subsequent adjustments made on such Distribution Date under Section 4.01(c) below;

               (ii) to pay principal to REMIC III in respect of all REMIC II
Regular Interests apportioned as payment of Uncertificated Principal Balance among REMIC II Regular Interests such that the remaining Uncertificated
Principal Balance of each such class will equal the then outstanding Class
Principal Balance of the corresponding Principal Balance Certificates after all subsequent adjustments made on such Distribution Date under Section 4.01(c)
below (other than payments thereunder in reimbursement of any Realized Losses and Additional Trust Fund Expenses); provided, that (A) with respect to distributions of principal in respect of REMIC II Regular Interests LA-1-1,
LA-1-2-A, LA-1-2-B, LA-1-2-C and LA-1-2-D, (I) the aggregate Uncertificated
Principal Balance of the REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B
and LA-1-2-C shall correspond with the outstanding Class Principal Balance of the Class A-1 Certificates and (II) the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-1-2-A will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-1-1 has been reduced to zero, the Uncertificated

                                      217

Principal Balance of the REMIC II Regular Interest LA-1-2-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-1-2-A has been reduced to zero and the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1-2-C will only be reduced after the
Uncertificated Principal Balance of the REMIC II Regular Interest LA-1-2-B has
been reduced to zero; (B) with respect to distributions of principal in respect of REMIC II Regular Interests LA-1A-1, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C,
LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J,
LA-1A-2-K, LA-1A-2-L and LA-1A-2-M, (I) the aggregate Uncertificated Principal
Balance of the REMIC II Regular Interests LA-1A-1, LA-1A-2-A, LA-1A-2-B,
LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I,
LA-1A-2-J, LA-1A-2-K, LA-1A-2-L and LA-1A-2-M shall correspond with the outstanding Class Principal Balance of the Class A-1A Certificates and (II) the
Uncertificated Principal Balance of the REMIC II Regular Interest LA-1A-2-A will only be reduced after the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-1A-1 has been reduced to zero, the Uncertificated Principal
Balance of the REMIC II Regular Interest LA-1A-2-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1A-2-A
has been reduced to zero, the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-1A-2-C will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-1A-2-B has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-1A-2-D will only be reduced after the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-1A-2-C has been reduced to zero, the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-1A-2-E will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular
Interest LA-1A-2-D has been reduced to zero, the Uncertificated Principal
Balance of the REMIC II Regular Interest LA-1A-2-F will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1A-2-E
has been reduced to zero, the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-1A-2-G will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-1A-2-F has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-1A-2-H will only be reduced after the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-1A-2-G has been reduced to zero, the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-1A-2-I will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular
Interest LA-1A-2-H has been reduced to zero, the Uncertificated Principal
Balance of the REMIC II Regular Interest LA-1A-2-J will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LA-1A-2-I
has been reduced to zero; the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-1A-2-K will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-1A-2-J has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-1A-2-L will only be reduced after the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-1A-2-K has been reduced to zero and the
Uncertificated Principal Balance of the REMIC II Regular Interest LA-1A-2-M will only be reduced after the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-1A-2-L has been reduced to zero; (C) with respect to distributions of principal in respect of REMIC II Regular Interests LA-2-A,
LA-2-B, LA-2-C, LA-2-D, LA-2-E and LA-2-F, (I) the aggregate Uncertificated
Principal Balance of the REMIC II Regular Interests LA-2-A, LA-2-B, LA-2-C,
LA-2-D, LA-2-E and LA-2-F shall correspond with the outstanding Class Principal
Balance of the Class A-2 Certificates and (II) the

                                      218

Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-B will only be reduced after the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-2-A has been reduced to zero, the Uncertificated Principal
Balance of the REMIC II Regular Interest LA-2-C will only be reduced after the
Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-B has
been reduced to zero, the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-2-D will only be reduced after the Uncertificated Principal
Balance of the REMIC II Regular Interest LA-2-C has been reduced to zero, the
Uncertificated Principal Balance of the REMIC II Regular Interest LA-2-E will only be reduced after the Uncertificated Principal Balance of the REMIC II
Regular Interest LA-2-D has been reduced to zero and the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-2-F will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-2-E has been reduced to zero; (D) with respect to distributions of principal in respect of REMIC II Regular Interests LA-3-A, LA-3-B, LA-3-C, LA-3-D and
LA-3-E, (I) the aggregate Uncertificated Principal Balance of the REMIC II
Regular Interests LA-3-A, LA-3-B, LA-3-C, LA-3-D and LA-3-E shall correspond with the outstanding Class Principal Balance of the Class A-3 Certificates and
(II) the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-3-B will only be reduced after the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-3-A has been reduced to zero, the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-3-C will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-3-B has been reduced to zero, the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-3-D will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-3-C has been reduced to zero and the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-3-E will only be reduced after the Uncertificated Principal Balance of the
REMIC II Regular Interest LA-3-D has been reduced to zero; (E) with respect to distributions of principal in respect of REMIC II Regular Interests LA-4-A and
LA-4-B, (I) the aggregate Uncertificated Principal Balance of the REMIC II
Regular Interests LA-4-A and LA-4-B shall correspond with the outstanding Class
Principal Balance of the Class A-4 Certificates and (II) the Uncertificated
Principal Balance of the REMIC II Regular Interest LA-4-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest
LA-4-A has been reduced to zero; (F) with respect to distributions of principal in respect of REMIC II Regular Interests LF-A, LF-B and LF-C, (I) the aggregate
Uncertificated Principal Balance of the REMIC II Regular Interests LF-A, LF-B
and LF-C shall correspond with the outstanding Class Principal Balance of the
Class F Certificates and (II) the Uncertificated Principal Balance of the REMIC
II Regular Interest LF-B will only be reduced after the Uncertificated Principal
Balance of the REMIC II Regular Interest LF-A has been reduced to zero and the
Uncertificated Principal Balance of the REMIC II Regular Interest LF-C will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular
Interest LF-B has been reduced to zero; (G) with respect to distributions of principal in respect of REMIC II Regular Interests LG-A and LG-B, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests
LG-A, LG-B, LG-C and LG-D shall correspond with the outstanding Class Principal
Balance of the Class G Certificates and (II) the Uncertificated Principal
Balance of the REMIC II Regular Interest LG-B will only be reduced after the
Uncertificated Principal Balance of the REMIC II Regular Interest LG-A has been reduced to zero, the Uncertificated Principal Balance of the REMIC II Regular
Interest LG-C will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular Interest LG-B has been reduced to zero and the
Uncertificated Principal Balance of the

                                      219

REMIC II Regular Interest LG-D will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LG-C has been reduced to zero; (H) with respect to distributions of principal in respect of REMIC II
Regular Interests LH-A, LH-B and LH-C, (I) the aggregate Uncertificated
Principal Balance of the REMIC II Regular Interests LH-A, LH-B and LH-C shall correspond with the outstanding Class Principal Balance of the Class H
Certificates and (II) the Uncertificated Principal Balance of the REMIC II
Regular Interest LH-B will only be reduced after the Uncertificated Principal
Balance of the REMIC II Regular Interest LH-A has been reduced to zero and the
Uncertificated Principal Balance of the REMIC II Regular Interest LH-C will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular
Interest LH-B has been reduced to zero; (I) with respect to distributions of principal in respect of REMIC II Regular Interests LJ-A and LJ-B, (I) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests
LJ-A and LJ-B shall correspond with the outstanding Class Principal Balance of the Class J Certificates and (II) the Uncertificated Principal Balance of the
REMIC II Regular Interest LJ-B will only be reduced after the Uncertificated
Principal Balance of the REMIC II Regular Interest LJ-A has been reduced to zero; (J) with respect to distributions of principal in respect of REMIC II
Regular Interests LK-A and LK-B, (I) the aggregate Uncertificated Principal
Balance of the REMIC II Regular Interests LK-A and LK-B shall correspond with the outstanding Class Principal Balance of the Class K Certificates and (II) the
Uncertificated Principal Balance of the REMIC II Regular Interest LK-B will only be reduced after the Uncertificated Principal Balance of the REMIC II Regular
Interest LK-A has been reduced to zero; and (K) with respect to distributions of principal in respect of REMIC II Regular Interests LL-A, the aggregate
Uncertificated Principal Balance of the REMIC II Regular Interests LL-A shall correspond with the outstanding Class Principal Balance of the Class L
Certificates; and

               (iii) to reimburse REMIC III for any Realized Losses and
Additional Trust Fund Expenses previously deemed allocated to REMIC II Regular
Interests, apportioned among the REMIC II Regular Interests consistent with the reimbursement payments made on the corresponding Classes of Principal Balance
Certificates on such Distribution Date under Section 4.01(c) below; provided, that (A) with respect to REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B
and LA-1-2-C, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LA-1-2-C, then to REMIC II Regular Interest LA-1-2-B, then to REMIC II Regular Interest
LA-1-2-A and then to REMIC II Regular Interest LA-1-1, (B) with respect to REMIC
II Regular Interests LA-1A-1, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D,
LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K,
LA-1A-2-L and LA-1A-2-M any Realized Losses and Additional Trust Fund Expenses
shall be allocated and reimbursed first to REMIC II Regular Interest LA-1A-2-M, then to REMIC II Regular Interest LA-1A-2-L, then to REMIC II Regular Interest
LA-1A-2-K, then to REMIC II Regular Interest LA-1A-2-J, then to REMIC II Regular
Interest LA-1A-2-I, then to REMIC II Regular Interest LA-1A-2-H, then to REMIC
II Regular Interest LA-1A-2-G, then to the REMIC II Regular Interest LA-1A-2-F, then to REMIC II Regular Interest LA-1A-2-E, then to REMIC II Regular Interest
LA-1A-2-D, then to REMIC II Regular Interest LA-1A-2-C, then to REMIC II Regular
Interest LA-1A-2-B, then to REMIC II Regular Interest LA-1A-2-A and then to
REMIC II Regular Interest LA-1A-1, (C) with respect to REMIC II Regular
Interests LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E and LA-2-F any Realized Losses
and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LA-2-F, then to the REMIC II Regular Interest

                                      220

LA-2-E, then to the REMIC II Regular Interest LA-2-D, then to the REMIC II
Regular Interest LA-2-C, then to the REMIC II Regular Interest LA-2-B and then to the REMIC II Regular Interest LA-2-A, (D) with respect to REMIC II Regular
Interests LA-3-A, LA-3-B, LA-3-C, LA-3-D and LA-3-E any Realized Losses and
Additional Trust Fund Expenses shall be allocated and reimbursed first to the
REMIC II Regular Interest LA-3-E, then to the REMIC II Regular Interest LA-3-D, then to the REMIC II Regular Interest LA-3-C, then to the REMIC II Regular
Interest LA-3-B and then to the REMIC II Regular Interest LA-3-A, (E) with respect to REMIC II Regular Interests LA-4-A and, LA-4-B any Realized Losses and
Additional Trust Fund Expenses shall be allocated and reimbursed first to the
REMIC II Regular Interest LA-4-B and then to the REMIC II Regular Interest
LA-4-A, (F) with respect to REMIC II Regular Interests LF-A, LF-B and LF-C, any
Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LF-C, then to the REMIC II
Regular Interest LF-B and then to REMIC II Regular Interest LF-A, (G) with respect to REMIC II Regular Interests LG-A, LG-B, LG-C and LG-D, any Realized
Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LG-D, then to the REMIC II Regular
Interest LG-C, then to the REMIC II Regular Interest LG-B and then to REMIC II
Regular Interest LG-A, (H) with respect to REMIC II Regular Interests LH-A, LH-B and LH-C, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LH-C, then to the REMIC II Regular Interest LH-B and then to REMIC II Regular Interest LH-A,
(I) with respect to REMIC II Regular Interests LJ-A and LJ-B, any Realized
Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LJ-B and then to REMIC II Regular
Interest LJ-A, (J) with respect to REMIC II Regular Interests LK-A and LK-B, any
Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed first to the REMIC II Regular Interest LK-B and then to REMIC II
Regular Interest LK-A, and (K) with respect to REMIC II Regular Interests LL-A, any Realized Losses and Additional Trust Fund Expenses shall be allocated and reimbursed to the REMIC II Regular Interest LL-A.

     On each Distribution Date, the Trustee shall be deemed to apply any amounts withdrawn from the Excess Liquidation Proceeds Reserve Account for such
Distribution Date to reimburse REMIC III for any Realized Losses and Additional
Trust Fund Expenses previously deemed allocated to REMIC II Regular Interests and unreimbursed pursuant to Section 4.01(b)(iii), consistent with the reimbursement payments made on the corresponding Classes of Principal Balance
Certificates on such Distribution Date under Section 4.01(c) below.

     On each Distribution Date, the Trustee shall pay to the Holders of the
Class R-II Certificates, in accordance with Section 4.01(c), that portion, if any, of the REMIC II Distribution Amount for such date that has not otherwise been deemed paid to REMIC III in respect of the REMIC II Regular Interests pursuant to the foregoing provisions of this Section 4.01(b) (such portion, the
"Class R-II Distribution Amount" for such Distribution Date).

     On each Distribution Date, the Trustee shall be deemed to apply all amounts relating to Prepayment Premiums then on deposit in the Distribution Account and received during or prior to the related Collection Period, to pay additional interest to REMIC III in respect of REMIC II Regular Interests allocable among the REMIC II Regular Interests in an amount with respect to each REMIC II
Regular Interest equal to the amount allocable to the corresponding Class of

                                      221

Principal Balance Certificates and Class X Component outstanding after all subsequent adjustments made on such Distribution Date under Section 4.01(c)
below.

         (c) On each Distribution Date, following the deemed payments to REMIC
III in respect of the REMIC II Regular Interests on such date pursuant to
Section 4.01(b), the Trustee shall withdraw from the Distribution Account the
Available Distribution Amount for such Distribution Date and shall apply such amount for the following purposes and in the following order of priority:

               (i) to pay interest: (A) pro rata, to the Holders of the Class
A-1, Class A-2, Class A-3 and Class A-4 Certificates, up to an amount equal to all Distributable Certificate Interest for each of the Class A-1, Class A-2,
Class A-3 and Class A-4 Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any, from the
Loan Group 1 Available Distribution Amount; (B) to the Holders of the Class A-1A
Certificates, up to an amount equal to all Distributable Certificate Interest for the Class A-1A Certificates for such Distribution Date and, to the extent not previously paid, for each prior Distribution Date, if any, from the Loan
Group 2 Available Distribution Amount; and (C) pro rata, to the holders of the
Class X-1 and Class X-2 Certificates, up to an amount equal to all Distributable
Certificate Interest for the Class X-1 and Class X-2 Certificates for such
Distribution Date, and to the extent not previously paid, for each prior
Distribution Date, if any, from the Available Distribution Amount; provided, if the Available Distribution Amount (or applicable portion thereof) is not sufficient to pay all of the foregoing, pro rata, to the Holders of the respective Classes of Senior Certificates, up to an amount equal to all
Distributable Certificate Interest for each such Class of Certificates for such
Distribution Date;

               (ii) to pay principal: (A)(1) first to the Holders of the Class
A-1 Certificates, in an amount up to the Loan Group 1 Principal Distribution
Amount and, after the Class Principal Balance of the Class A-1A Certificates has
been reduced to zero, the Loan Group 2 Principal Distribution Amount remaining after payments to the Holders of the Class A-1A Certificates have been made on such Distribution Date until the Class Principal Balance of the Class A-1
Certificates has been reduced to zero; (2) second to the Holders of the Class
A-2 Certificates in an amount up to the Loan Group 1 Principal Distribution
Amount remaining after payments to the Holders of the Class A-1 Certificates have been made on such Distribution Date, and, after the Class Principal Balance of the Class A-1A Certificates has been reduced to zero, the Loan Group 2
Principal Distribution Amount remaining after payments to the Holders of the
Class A-1A and the Class A-1 Certificates have been made on such Distribution
Date until the Class Principal Balance of the Class A-2 Certificates has been reduced to zero; (3) third to the Holders of the Class A-3 Certificates in an amount up to the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1 and Class A-2 Certificates have been made on such Distribution Date, and, after the Class Principal Balance of the
Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal
Distribution Amount remaining after payments to the Holders of the Class A-1A, the Class A-1 and Class A-2 Certificates have been made on such Distribution
Date until the Class Principal Balance of the Class A-3 Certificates has been reduced to zero; (4) fourth to the Holders of the Class A-4 Certificates in an amount up to the Loan Group 1 Principal Distribution Amount remaining after payments to the Holders of the Class A-1, Class A-2 and Class A-3 Certificates
have been made on such Distribution Date, and, after the Class Principal Balance of the

                                      222

Class A-1A Certificates has been reduced to zero, the Loan Group 2 Principal
Distribution Amount remaining after payments to the Holders of the Class A-1A, the Class A-1, Class A-2 and Class A-3 Certificates have been made on such
Distribution Date until the Class Principal Balance of the Class A-4
Certificates has been reduced to zero; and (B) to the Holders of the Class A-1A
Certificates in an amount up to the Loan Group 2 Principal Distribution Amount and, after the Class Principal Balances of the Class A-1, Class A-2, and Class
A-3 and Class A-4 Certificates have been reduced to zero, the Loan Group 1
Principal Distribution Amount remaining after payments to the Holders of the
Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, in each case, until the Class Principal Balance of the
Class A-1A Certificates has been reduced to zero;

               (iii) to reimburse the Holders of the respective Classes of Class
A Certificates, up to an amount equal to and pro rata as among such Classes in accordance with, the respective amounts of Realized Losses and Additional Trust
Fund Expenses, if any, previously deemed allocated to such Classes of
Certificates and for which no reimbursement has previously been paid; and

               (iv) to make payments on the Subordinated Certificates pursuant to the following paragraph;

provided, that on each Distribution Date after the aggregate of the Class
Principal Balances of the Subordinated Certificates has been reduced to zero, and in any event on the Final Distribution Date, the payments of principal to be made pursuant to clause (ii) above, will be so made to the Holders of the respective Classes of Class A Certificates, up to an amount equal to, and pro rata as among such Classes in accordance with, the respective then outstanding
Class Principal Balances of such Classes of Certificates. References to
"remaining Principal Distribution Amount" shall be to the Principal Distribution
Amount net of any distributions of principal made in respect thereof to the
Holders of each Class of Class A Certificates that, pursuant to clause (ii)
above, have a prior right to payment with respect thereto.

     On each Distribution Date, following the foregoing series of payments on the Senior Certificates, the Trustee shall apply the remaining portion, if any, of the Available Distribution Amount for such date for the following purposes and in the following order of priority:

               (i) to pay interest to the Holders of the Class B Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (ii) if the Class Principal Balances of the Class A Certificates
have been reduced to zero, to pay principal to the Holders of the Class B
Certificates, up to an amount equal to the lesser of (A) the then outstanding
Class Principal Balance of such Class of Certificates and (B) the remaining
Principal Distribution Amount for such Distribution Date;

               (iii) to reimburse the Holders of the Class B Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been paid;

                                      223

               (iv) to pay interest to the Holders of the Class C Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (v) if the Class Principal Balances of the Class A and Class B
Certificates have been reduced to zero, to pay principal to the Holders of the
Class C Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (vi) to reimburse the Holders of the Class C Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (vii) to pay interest to the Holders of the Class D Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (viii) if the Class Principal Balances of the Class A, Class B
and Class C Certificates have been reduced to zero, to pay principal to the
Holders of the Class D Certificates, up to an amount equal to the lesser of (A)
the then outstanding Class Principal Balance of such Class of Certificates and
(B) the remaining Principal Distribution Amount for such Distribution Date;

               (ix) to reimburse the Holders of the Class D Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (x) to pay interest to the Holders of the Class E Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xi) if the Class Principal Balances of the Class A, Class B,
Class C and Class D Certificates have been reduced to zero, to pay principal to the Holders of the Class E Certificates, up to an amount equal to the lesser of
(A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such Distribution Date;

               (xii) to reimburse the Holders of the Class E Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (xiii) to pay interest to the Holders of the Class F
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

                                      224

               (xiv) if the Class Principal Balances of the Class A, Class B,
Class C, Class D and Class E Certificates have been reduced to zero, to pay principal to the Holders of the Class F Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of
Certificates and (B) the remaining Principal Distribution Amount for such
Distribution Date;

               (xv) to reimburse the Holders of the Class F Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (xvi) to pay interest to the Holders of the Class G Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xvii) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E and Class F Certificates have been reduced to zero, to pay principal to the Holders of the Class G Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution Amount for such
Distribution Date;

               (xviii) to reimburse the Holders of the Class G Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (xix) to pay interest to the Holders of the Class H Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xx) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to pay principal to the Holders of the Class H Certificates, up to an
amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class of Certificates and (B) the remaining Principal Distribution
Amount for such Distribution Date;

               (xxi) to reimburse the Holders of the Class H Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (xxii) to pay interest to the Holders of the Class J
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class of Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxiii) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to pay principal to the Holders of the Class J Certificates, up to an amount equal to the lesser of (A) the

                                      225

then outstanding Class Principal Balance of such Class of Certificates and (B)
the remaining Principal Distribution Amount for such Distribution Date;

               (xxiv) to reimburse the Holders of the Class J Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class of Certificates and for which no reimbursement has previously been received;

               (xxv) to pay interest to the Holders of the Class K Certificates, up to an amount equal to all Distributable Certificate Interest in respect of the Class K Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxvi) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates
have been reduced to zero, to pay principal to the Holders of the Class K
Certificates, up to an amount equal to the lesser of (A) the then outstanding
Class Principal Balance of such Class K Certificates and (B) the remaining
Principal Distribution Amount for such Distribution Dates;

               (xxvii) to reimburse the Holders of the Class K Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class K Certificates and for which no reimbursement has previously been received;

               (xxviii) to pay interest to the Holders of the Class L
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class L Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxix) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K
Certificates have been reduced to zero, to pay principal to the Holders of the
Class L Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class L Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

               (xxx) to reimburse the Holders of the Class L Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class L Certificates and for which no reimbursement has previously been received;

               (xxxi) to pay interest to the Holders of the Class M
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class M Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxii) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class
L Certificates have been reduced to zero, to pay principal to the Holders of the
Class M Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class M Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

                                      226

               (xxxiii) to reimburse the Holders of the Class M Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class M Certificates and for which no reimbursement has previously been received;

               (xxxiv) to pay interest to the Holders of the Class N
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class N Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxv) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L
and Class M Certificates have been reduced to zero, to pay principal to the
Holders of the Class N Certificates, up to an amount equal to the lesser of (A)
the then outstanding Class Principal Balance of such Class N Certificates and
(B) the remaining Principal Distribution Amount for such Distribution Dates;

               (xxxvi) to reimburse the Holders of the Class N Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class N Certificates and for which no reimbursement has previously been received;

               (xxxvii) to pay interest to the Holders of the Class O
Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class O Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xxxviii) if the Class Principal Balances of the Class A, Class
B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class
L, Class M and Class N Certificates have been reduced to zero, to pay principal to the Holders of the Class O Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class O Certificates and (B) the remaining Principal Distribution Amount for such Distribution Dates;

               (xxxix) to reimburse the Holders of the Class O Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class O Certificates and for which no reimbursement has previously been received;

               (xl) to pay interest to the Holders of the Class P Certificates, up to an amount equal to all Distributable Certificate Interest in respect of such Class P Certificates for such Distribution Date and, to the extent not previously paid, for all prior Distribution Dates;

               (xli) if the Class Principal Balances of the Class A, Class B,
Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L,
Class M, Class N and Class O Certificates have been reduced to zero, to pay principal to the Holders of the Class P Certificates, up to an amount equal to the lesser of (A) the then outstanding Class Principal Balance of such Class P
Certificates and (B) the remaining Principal Distribution Amount for such
Distribution Dates;

                                      227

               (xlii) to reimburse the Holders of the Class P Certificates, up to an amount equal to all Realized Losses and Additional Trust Fund Expenses, if
any, previously deemed allocated to such Class P Certificates and for which no reimbursement has previously been received;

               (xliii) to make payments to the Holders of the Class R-I
Certificates up to the amount of the Class R-I Distribution Amount for such
Distribution Date;

               (xliv) to make payments to the Holders of the Class R-II
Certificates up to the amount of the Class R-II Distribution Amount for such
Distribution Date; and

               (xlv) to pay to the Holders of the Class R-III Certificates the
balance, if any, of the Available Distribution Amount for such Distribution
Date;

provided, that on the Final Distribution Date, the payments of principal to be made pursuant to any of clauses (ii), (v), (viii), (xi), (xiv), (xvii), (xx),
(xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii) and (xli) above with respect to any Class of Principal Balance Certificates, will be so made to the Holders thereof, up to an amount equal to the entire then outstanding Class Principal
Balance of such Class of Certificates. References to "remaining Principal
Distribution Amount" in any of clauses (ii), (v), (viii), (xi), (xiv), (xvii),
(xx), (xxiii), (xxvi), (xxix), (xxxii), (xxxv), (xxxviii) and (xli) above, in connection with the payments of principal to be made to the Holders of any Class of Principal Balance Certificates, shall be to the Principal Distribution Amount for such Distribution Date, net of any payments of principal made in respect thereof to the Holders of each Class of Principal Balance Certificates that have a higher Payment Priority.

     On each Distribution Date, the Trustee shall withdraw any amounts then on deposit in the Distribution Account that represent Prepayment Premiums collected during or prior to the related Collection Period and shall distribute such amounts, in each case, subject to available funds, as additional interest, as follows:

               (i) to the Holders of the Class A, Class B, Class C, Class D,
Class E, Class F, Class G and Class H Certificates up to an amount equal to, in the case of each such Class, the product of (a) such Prepayment Premiums, (b)
the applicable Discount Rate Fraction and (c) the Principal Allocation Fraction
of such Class; and

               (ii) then, to the Holders of the Class X-1 Certificates.

     All of the foregoing distributions to be made from the Distribution Account on any Distribution Date with respect to the REMIC III Certificates shall be deemed made from the payments deemed made to REMIC III in respect of the REMIC
II Regular Interests on such Distribution Date pursuant to Section 4.01(b).

     On each Distribution Date, the Trustee shall withdraw from the Distribution
Account, as Grantor Trust Assets, any amounts that represent Excess Interest actually collected on any ARD Loans and any related REO Loans during the related
Collection Period and shall distribute with respect to their interests in the
Grantor Trust, such amounts to the holders of the Class Q Certificates.

                                      228

     On each Distribution Date, the Trustee shall withdraw amounts from the
Excess Liquidation Proceeds Reserve Account and shall distribute such amounts in the following priority:

               (i) first, to reimburse the Holders of the Principal Balance
Certificates (in order of alphabetical Class designation) up to an amount equal to all Realized Losses or Additional Trust Fund Expenses, if any, previously deemed allocated to them and unreimbursed after application of the Available
Distribution Amount for such Distribution Date;

               (ii) second, for distribution to the Special Servicer as
additional servicing compensation, the excess, if any, of (x) the balance of the
Excess Liquidation Proceeds Reserve Account on such Distribution Date over (y)
the aggregate Certificate Principal Balance of the Principal Balance
Certificates as of such Distribution Date;

               (iii) third, upon the reduction of the aggregate Class Principal
Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional compensation.

         (d) All distributions made with respect to each Class on each
Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise provided in the last paragraph of Section 4.01(c) or as provided below, all such distributions with respect to each Class on each Distribution
Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such
Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the related Record Date
(which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates) or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to such Certificate) will be made in like manner, but only upon presentation and surrender of such Certificate at the offices of the
Certificate Registrar or such other location specified in the notice to
Certificateholders of such final distribution. Any distribution that is to be made with respect to a Certificate in reimbursement of a Realized Loss or
Additional Trust Fund Expense previously allocated thereto, which reimbursement is to occur after the date on which such Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Certificateholder that surrendered such Certificate as such address last appeared in the Certificate Registrar or to any other address of which the Trustee was subsequently notified in writing.

         (e) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its
Depository Participants in accordance with its normal procedures. Each
Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent.

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Each brokerage firm shall be responsible for disbursing funds to the Certificate
Owners that it represents. None of the Trustee, the Certificate Registrar, the
Depositor, the Master Servicer or the Special Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

         (f) The rights of the Certificateholders to receive distributions from the proceeds of the Trust Fund in respect of their Certificates, and all rights and interests of the Certificateholders in and to such distributions, shall be as set forth in this Agreement. Neither the Holders of any Class of Certificates
nor any party hereto shall in any way be responsible or liable to the Holders of any other Class of Certificates in respect of amounts properly previously distributed on the Certificates. Distributions in reimbursement of Realized
Losses and Additional Trust Fund Expenses previously allocated to a Class of
Certificates shall not constitute distributions of principal and shall not result in a reduction of the related Class Principal Balance.

         (g) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates
(determined without regard to any possible future reimbursement of any Realized
Loss or Additional Trust Fund Expense previously allocated to such Class of
Certificates) will be made on the next Distribution Date, the Trustee shall, as soon as practicable in the month in which such Distribution Date occurs, mail to each Holder of such Class of Certificates as of the date of mailing a notice to the effect that:

               (i) the Trustee expects that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the
Certificate Registrar or such other location therein specified, and

               (ii) no interest shall accrue on such Certificates from and after the applicable Interest Accrual Period for such Distribution Date.

     Any funds not distributed to any Holder or Holders of Certificates of such
Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates, shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the
Trustee shall mail a second notice to the remaining non-tendering
Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such
Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee as a result of such
Certificateholder's failure to surrender its Certificate(s) for final payment thereof in

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accordance with this Section 4.01(g). If all of the Certificates shall not have been surrendered for cancellation by the second anniversary of the delivery of the second notice, the Trustee shall distribute all unclaimed funds and other assets which remain subject hereto in accordance with applicable laws.

         (h) Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to
Certificateholders of interest or original issue discount that the Trustee reasonably believes are applicable under the Code. The consent of
Certificateholders shall not be required for such withholding. In the event the
Trustee does withhold any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate the amount withheld to such
Certificateholders. All amounts withheld shall be deemed to have been paid to such Certificateholders.

     Section 4.02 Statements to Certificateholders; Certain Reports by the
Master Servicer and the Special Servicer.

         (a) Subject to Section 8.02(v), based on information received from the
Master Servicer, on each Distribution Date, the Trustee shall provide or make available as provided herein to all of the Holders of each Class of Certificates
(and, in the case of a Class of Book-Entry Certificates, to each Person that provides the Trustee with an Investor Certification), to the parties hereto and to the Rating Agencies written reports, including reports in substantially the form attached hereto as Exhibit G (the "Distribution Date Statement"), setting forth, among other things, the following information:

               (i) the amount of distributions, if any, made on such
Distribution Date to the holders of each Class of Principal Balance Certificates and applied to reduce the respective Class Principal Balances thereof;

               (ii) the amount of distributions, if any, made on such
Distribution Date to the Holders of each Class of REMIC III Regular Certificates and the Class Q Certificates allocable to (A) Distributable Certificate
Interest, (B) Prepayment Premiums and (C) Excess Interest;

               (iii) the amount of any distributions made on such Distribution
Date to the Holders of each Class of Residual Certificates;

               (iv) the aggregate amount of outstanding Delinquency Advances, with respect to the Mortgage Pool and with respect to each Loan Group, as of the related Determination Date;

               (v) the aggregate amount of Servicing Fees retained by or paid to the Master Servicer and the Special Servicer in respect of the related
Collection Period;

               (vi) the aggregate Stated Principal Balance of the Mortgage Pool and of each Loan Group immediately before and after such Distribution Date and the percentage of the Cut-off Date Principal Balance of the Mortgage Pool and of
each Loan Group which remains outstanding immediately after such Distribution
Date;

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               (vii) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the outstanding
Mortgage Loans in the Mortgage Pool and with respect to each Loan Group at the close of business on the related Determination Date;

               (viii) as of the Determination Date, the number and aggregate unpaid principal balance of Mortgage Loans in the Mortgage Pool (A) delinquent one month, (B) delinquent two months, (C) delinquent three or more months, (D)
that are Specially Serviced Mortgage Loans but are not delinquent or (E) as to which foreclosure proceedings have been commenced;

               (ix) with respect to the Mortgage Pool, the aggregate Stated
Principal Balance of Mortgage Loans as to which the related borrower is subject or is expected to be subject to a bankruptcy proceeding;

               (x) with respect to any Mortgage Loan as to which the related
Mortgaged Property became an REO Property during the related Collection Period, the Stated Principal Balance and unpaid principal balance of such Mortgage Loan as of the date such Mortgaged Property became an REO Property and the most recently determined Appraised Value and date upon which the Appraisal was performed;

               (xi) as to any Mortgage Loan repurchased or otherwise liquidated or disposed of during the related Collection Period, the control number thereof and the amount of any Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

               (xii) with respect to any REO Property included in the Trust Fund as of the close of business on the last day of the related Collection Period, the control number of the related Mortgage Loan, the book value of such REO
Property and the amount of any income collected with respect to such REO
Property (net of related expenses) and other amounts, if any, received on such
REO Property during the related Collection Period and the portion thereof included in the Available Distribution Amount for such Distribution Date and the most recently determined Appraised Value and date upon which the Appraisal was performed;

               (xiii) with respect to any REO Property sold or otherwise
disposed of during the related Collection Period, the control number of the related Mortgage Loan, and the amount of Liquidation Proceeds and other amounts, if any, received in respect of such REO Property during the related Collection
Period, the portion thereof included in the Available Distribution Amount for such Distribution Date and the balance of the Excess Liquidation Proceeds
Reserve Account for such Distribution Date;

               (xiv) the Distributable Certificate Interest in respect of each
Class of REMIC III Regular Certificates for such Distribution Date;

               (xv) any unpaid Distributable Certificate Interest in respect of each Class of REMIC III Regular Certificates after giving effect to the distributions made on such Distribution Date;

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               (xvi) the Pass-Through Rate for each Class of REMIC III Regular
Certificates for such Distribution Date;

               (xvii) the original Class Principal Balance or Class Notional
Amount as of the Closing Date and the Class Principal Balance or Class Notional
Amount, as the case may be, of each Class of REMIC III Regular Certificates immediately before and immediately after such Distribution Date, separately identifying any reduction in the Class Principal Balance or Class Notional
Amount, as the case may be, of each such Class due to Realized Losses and
Additional Trust Fund Expenses;

               (xviii) the Certificate Factor for each Class of REMIC III
Regular Certificates immediately following such Distribution Date;

               (xix) the Principal Distribution Amount, the Loan Group 1
Principal Distribution Amount and the Loan Group 2 Principal Distribution Amount
for such Distribution Date;

               (xx) the aggregate amount of Principal Prepayments made during the related Collection Period, and the aggregate amount of any Prepayment
Interest Excesses received and Prepayment Interest Shortfalls incurred in connection therewith;

               (xxi) the aggregate amount of Realized Losses and Additional
Trust Fund Expenses, if any, incurred with respect to the Trust Fund during the related Collection Period;

               (xxii) any Appraisal Reduction Amounts on a loan-by-loan basis, and the total Appraisal Reduction Amounts, as of the related Determination Date;
and

               (xxiii) such additional information as contemplated by Exhibit G hereto.

     In the case of information furnished pursuant to subclauses (i), (ii),
(iii) and (xvii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per single
Certificate of a specified minimum denomination. The form of any Distribution
Date Statement may change over time.

     The Trustee shall make available each month to the general public the related Distribution Date Statement, the CMSA Bond Level File, the CMSA
Collateral Summary File and the CMSA Loan Setup File via its internet website which is initially located at "www.etrustee.net." In addition, the Trustee shall make available each month, on a restricted basis, solely to each Privileged
Person, (i) the CMSA Loan Periodic Update File delivered for each Distribution
Date, the CMSA Property File, the CMSA Comparative Financial Status Report, the
CMSA Reconciliation of Funds Report and the CMSA Financial File, (ii) the
Servicer Reports, and (iii) as a convenience to such Privileged Persons (and not in furtherance of the distribution thereof under the securities laws), the
Prospectus and this Agreement (which may also be made available to the general public). At the direction of the Depositor, the Trustee shall remove any or all of such restrictions and make any or all of such information available to any person. The Trustee makes no representations or warranties as to the accuracy or completeness of such information and assumes no responsibility therefor. In addition, the Trustee may

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disclaim responsibility for any information distributed by the Trustee for which it is not the original source. In connection with providing access to the
Trustee's internet website, the Trustee may require registration and acceptance of a disclaimer. The Trustee shall not be liable for the dissemination of information in accordance with this Agreement.

     The Trustee may provide such information through means other than (and in lieu of) its website; provided, that (i) GMACCM shall have consented to such alternative means and (ii) Certificateholders shall have received notice of such alternative means.

     The provisions in this Section shall not limit the Master Servicer's ability to make accessible certain information regarding the Mortgage Loans, each Serviced Companion Loan and Serviced B Note at a website maintained by the
Master Servicer.

     Within a reasonable period of time after the end of each calendar year, the
Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate a statement containing the information as to the applicable Class set forth in clauses (i), (ii) and (iii) of the description of
Distribution Date Statements above aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee determines to be necessary to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the
Trustee pursuant to any requirements of the Code as from time to time are in force.

     Upon filing with the Internal Revenue Service, the Trustee shall furnish to the Holders of the Residual Certificates the Form 1066 and shall furnish their respective Schedules Q thereto at the times required by the Code or the Internal
Revenue Service, and shall provide from time to time such information and computations with respect to the entries on such forms as any Holder of the
Residual Certificates may reasonably request.

     The specification of information to be furnished by the Trustee to the
Certificateholders in this Section 4.02 (and any other terms of this Agreement requiring or calling for delivery or reporting of information by the Trustee to
Certificateholders and Certificate Owners) shall not limit the Trustee in furnishing, and the Trustee is hereby authorized to furnish, to
Certificateholders, Certificate Owners, Directing Certificateholders and/or to
the public any other information (such other information, collectively,
"Additional Information") with respect to the Mortgage Loans, the Serviced Whole
Loans, the Mortgaged Properties or the Trust Fund as may be provided to it by the Depositor, the Master Servicer or the Special Servicer or gathered by it in any investigation or other manner from time to time; provided, that (A) while there exists any Event of Default, any such Additional Information shall only be furnished with the consent or at the request of the Depositor (except pursuant to clause (E) below), (B) the Trustee shall be entitled to indicate the source of all information furnished by it, and the Trustee may affix thereto any disclaimer it deems appropriate in its sole discretion (together with any warnings as to the confidential nature and/or the uses of such information as it may, in its sole discretion, determine appropriate), (C) the Trustee may notify
Certificateholders, Certificate Owners and Directing Certificateholder of the
availability of any such information in any manner as it, in its sole discretion, may determine, (D) the Trustee shall be entitled (but not obligated)
to require payment from each recipient of a reasonable fee for, and its out-of-pocket expenses incurred in

                                      234

connection with, the collection, assembly, reproduction or delivery of any such
Additional Information, (E) without the consent of the Depositor, the Trustee may, in its sole discretion, furnish Additional Information to a Rating Agency in any instance, and to the Certificateholders, Certificate Owners, Directing
Certificateholders and/or the public-at-large if it determines that the furnishing of such information would assist in the evaluation of the investment characteristics or valuation of the Certificates or would be in the best interests of the Certificateholders or Directing Certificateholder or is
required by applicable law and, in the case of any Additional Information requested by a Certificate Owner or Certificateholder or Directing
Certificateholder, such Certificate Owner or Certificateholder or Directing
Certificateholder has delivered an executed certificate in the form of Exhibit
H-1 hereto and (F) the Trustee shall be entitled to distribute or make available such Additional Information in accordance with such reasonable rules and procedures as it may deem necessary or appropriate (which may include the requirement that an agreement that provides such information shall be used solely for purposes of evaluating the investment characteristics or valuation of the Certificates be executed by the recipient, if and to the extent the Trustee deems the same to be necessary or appropriate). Nothing herein shall be construed to impose upon the Trustee any obligation or duty to furnish or distribute any Additional Information to any Person in any instance, and the
Trustee shall neither have any liability for furnishing nor for refraining from furnishing Additional Information in any instance. The Trustee shall be entitled
(but not required) to request and receive direction from the Depositor as to the manner of delivery of any such Additional Information, if and to the extent the
Trustee deems necessary or advisable, and to require that any consent, direction or request given to it pursuant to this Section 4.02 be made in writing.

     Upon the authorization of the Depositor, the Trustee shall make available to Bloomberg Financial Markets, L.P. ("Bloomberg"), Trepp LLC and Intex
Solutions LLC or such other vendor(s) chosen by the Depositor, all the electronic reports delivered or made available pursuant to this Section 4.02(a)
to the Certificateholders and Certificate Owners using a format and media mutually acceptable to the Trustee and such vendor.

         (b) No later than the Business Day prior to each Distribution Date, subject to the last paragraph of this subsection (b), the Master Servicer shall deliver or cause to be delivered to the Trustee (and, if the Master Servicer is not the Special Servicer, the Trustee shall deliver to the Special Servicer) and the Serviced Whole Loan Paying Agent in electronic form mutually acceptable to the Trustee and the Master Servicer the following reports or information: (i) a
CMSA Delinquent Loan Status Report, (ii) a CMSA REO Status Report, (iii) a CMSA
Historical Loan Modification and Corrected Mortgage Loan Report, (iv) a CMSA
Historical Liquidation Report, (v) the CMSA Servicer Watch List, (vi) the CMSA
Financial File, (vi) the CMSA Property File, (viii) the CMSA Comparative
Financial Status Report and (ix) the Advance Interest Reconciliation Report.

     No later than the Business Day prior to each Distribution Date, the Master
Servicer will deliver to the Trustee (by electronic means) the CMSA Comparative
Financial Status Report for each Mortgage Loan (other than any Credit Lease
Loans) or related Mortgaged Property as of the Determination Date immediately preceding the preparation of such report for each of the following three periods
(but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information): (i) the most current available year-to-date; (ii) each of the previous two full fiscal years stated

                                      235

separately (to the extent such information is in the Master Servicer's possession); and (iii) the "base year" (representing the original analysis of information used as of the Cut-Off Date).

     No later than 12:00 noon (New York City time) on the second Business Day prior to each Distribution Date, the Master Servicer will deliver to the
Trustee: (i) a CMSA Loan Periodic Update File setting forth certain information with respect to the Mortgage Loans (including the Non-Serviced Mortgage Loans to the extent such information is received), the Serviced Whole Loans and the
Mortgaged Properties; provided, each CMSA Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on
Recoveries and Reimbursements; provided further, that the Master Servicer shall not be responsible for the failure to properly prepare such report to the extent that such failure is the result of the Special Servicer's failure to provide information required to be provided by the Special Servicer hereunder; and (ii)
a single report (the "Collection Report") setting forth, among other things, the information specified in clauses (A) through (F) below (the amounts and allocations of payments, collections, fees and expenses with respect to
Specially Serviced Mortgage Loans and REO Properties to be based upon the report to be delivered by the Special Servicer to the Master Servicer on the second
Business Day after the related Determination Date, in the form required by
Section 4.02(c) below):

                    (A) the aggregate amount that is to be transferred from the
Certificate Account to the Distribution Account in respect of such Distribution
Date that is allocable to principal on or in respect of the Mortgage Loans and any REO Loans, separately identifying the aggregate amount of any Principal
Prepayments included therein, and (if different) the Principal Distribution
Amount for the immediately succeeding Distribution Date;

                    (B) the aggregate amount that is to be transferred from the
Certificate Account to the Distribution Account in respect of such Distribution
Date that is allocable to (A) interest on or in respect of the Mortgage Loans and any REO Loans, (B) Prepayment Premiums and (C) Excess Interest;

                    (C) the aggregate amount of any Delinquency Advances made
pursuant to Section 4.03 of this Agreement as of the end of the prior calendar month that were included in amounts deposited in the Distribution Account;

                    (D) the information required to be included in the
Distribution Date Statement for the next succeeding Distribution Date and described in clauses (v) through (xiii) and (xix) through (xxiii) of the description of the Distribution Date Statement in Section 4.02(a);

                    (E) the control number and the unpaid principal balance as of the close of business on such Determination Date of each Specially Serviced
Mortgage Loan and each other Defaulted Mortgage Loan; and

                    (F) such other information on a Mortgage Loan-by-Mortgage
Loan or REO Property-by-REO Property basis as the Trustee or the Depositor shall reasonably request in writing (including, without limitation, information with respect to any modifications of

                                      236

any Mortgage Loan, any Mortgage Loans in default or foreclosure, the operation and disposition of REO Property and the assumption of any Mortgage Loan).

     On the date on which the report described above is delivered to the
Trustee, the Master Servicer shall also deliver or cause to be delivered to the
Trustee (i) a report, in form reasonably acceptable to the Trustee, containing the information with respect to the Mortgage Pool necessary for the Trustee to prepare with respect to the Mortgage Pool any additional schedules and tables required to be made available by the Trustee pursuant to Section 4.02(a), and
(ii) an updated Mortgage Loan Schedule, in each case reflecting the changes in the Mortgage Pool during the related Collection Period. In addition, on such date, the Master Servicer shall also deliver or cause to be delivered to the
Serviced Whole Loan Paying Agent a report, in form reasonably acceptable to the
Serviced Whole Loan Paying Agent, containing the information necessary for the
Serviced Whole Loan Paying Agent to prepare the report specified in Section
4.05(a).

     In addition, the Master Servicer is also required to perform with respect to each Mortgaged Property (except any Mortgaged Property securing a
Non-Serviced Mortgage Loan or any Credit Lease Loan) and REO Property:

               (ii) Within 30 days after receipt of a quarterly operating statement, if any, commencing with the calendar quarter ended September 30,
2004, a CMSA Operating Statement Analysis Report presenting the computation made in accordance with the methodology set forth in Exhibit F (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information) for such Mortgaged Property or REO Property as of the end of such calendar quarter.
The Master Servicer will deliver to the Trustee by electronic means the CMSA
Operating Statement Analysis Report upon request; and

               (iii) Within 30 days after receipt by the Master Servicer of an annual operating statement, a CMSA NOI Adjustment Worksheet (but only to the extent the related borrower is required by the Mortgage to deliver and does deliver, or otherwise agrees to provide and does provide, such information), presenting the computation made in accordance with the methodology described in
Exhibit F to "normalize" the full year net operating income and debt service coverage numbers used by the Master Servicer in preparing the CMSA Comparative
Financial Status Report above. The Master Servicer will deliver to the Trustee by electronic means the CMSA NOI Adjustment Worksheet upon request.

     Upon request, the Trustee shall deliver or shall cause to be delivered to each Certificateholder, to each party hereto, to any Underwriter, to the Rating
Agencies, and to each Person that provides the Trustee with an Investor
Certification a copy of the CMSA Operating Statement Analysis Report and CMSA
NOI Adjustment Worksheet most recently performed by the Master Servicer with respect to any Mortgage Loan and delivered to the Trustee.

     Upon request (and in any event, not more frequently than once per month), the Master Servicer shall forward to the Trustee a statement, setting forth the status of the Certificate Account as of the close of business on such Master
Servicer Remittance Date, stating that all remittances to the Trustee required by this Agreement to be made by the Master Servicer have

                                      237

been made (or, in the case of any such required remittance that has not been made by the Master Servicer, specifying the nature and status thereof) and showing, for the period from the preceding Master Servicer Remittance Date (or, in the case of the first Master Servicer Remittance Date, from the Cut-off Date)
to such Master Servicer Remittance Date, the aggregate of deposits into and withdrawals from the Certificate Account for each category of deposit specified in Section 3.04(a) and each category of withdrawal specified in Section 3.05(a).
The Master Servicer shall also deliver to the Trustee, upon reasonable request of the Trustee, any and all additional information relating to the Mortgage Pool in the possession of the Master Servicer (which information may be based in part upon reports delivered to the Master Servicer by the Special Servicer with respect to Specially Serviced Mortgage Loans and REO Properties).

     With respect to any Mortgaged Property constituting collateral for a Credit
Lease Loan, not later than the third Business Day following each Determination
Date, the Master Servicer will deliver to the Trustee a Current Ratings Report with respect to each Tenant and any Guarantor.

     The Master Servicer, on the first Business Day following each Determination
Date, shall forward to the Special Servicer all information collected by the
Master Servicer which the Special Servicer is required to include in the reports delivered by the Special Servicer pursuant to Section 4.02(c) below. Further, the Master Servicer shall cooperate with the Special Servicer and provide the
Special Servicer with the information in the possession of the Master Servicer reasonably requested by the Special Servicer, in writing, to the extent required to allow the Special Servicer to perform its obligations under this Agreement with respect to those Mortgage Loans and Serviced Whole Loans serviced by the
Master Servicer.

     The obligation of the Master Servicer to deliver the reports required to be delivered by it pursuant to this subsection is subject to the Master Servicer having received from the Special Servicer (or, with respect to a Non-Serviced
Mortgage Loan, a related Non-Serviced Mortgage Loan Service Provider) in a timely manner the related reports and information necessary or required to enable the Master Servicer to prepare and deliver such reports. The Master
Servicer shall not be responsible for the accuracy or content of any report, document or information furnished by the Special Servicer (or, with respect to a
Non-Serviced Mortgage Loan, a related Non-Serviced Mortgage Loan Service
Provider) to the Master Servicer pursuant to this Agreement and accepted by the
Master Servicer in good faith pursuant to this Agreement.

         (c) On the second Business Day after each Determination Date, the
Special Servicer shall forward to the Master Servicer, for each Specially
Serviced Mortgage Loan and REO Property, the CMSA Special Servicer Loan File and
any other information the Master Servicer requires to meet its reporting obligations hereunder, including pursuant to Section 4.02(b), to the extent such information relates to any Specially Serviced Mortgage Loan or any REO Property.
The Special Servicer shall also deliver to the Trustee, upon the reasonable written request of the Trustee, any and all additional information in the possession of the Special Servicer relating to the Specially Serviced Mortgage
Loans and the REO Properties.

     The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information in the possession of the Special
Servicer reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its

                                      238

obligations under this Agreement with respect to the Specially Serviced Mortgage
Loans and REO Properties. Additional information regarding the Specially
Serviced Mortgage Loans and REO Properties, including, without limitation, any financial or occupancy information (including lease summaries) provided to the
Special Servicer by the Mortgagors or otherwise obtained, shall be delivered to the Master Servicer, within ten days of receipt.

         (d) The Master Servicer and the Special Servicer may make available to
Certificate Owners and Serviced Companion Loan Holders and the Serviced B Note
Holders who have certified to the Master Servicer their beneficial ownership of any Certificate, or prospective Certificate Owners who provide appropriate confirmation that they are prospective Certificate Owners who intend to keep any information confidential, copies of any reports or files prepared by the Master
Servicer or Special Servicer, as applicable, pursuant to this Agreement.

         (e) Each of the Master Servicer and Special Servicer may make information concerning the Mortgage Loans, each Serviced Companion Loan and
Serviced B Note available on any website that it has established.

         (f) The Master Servicer or the Special Servicer, as applicable, may, from time to time in its sole discretion, answer questions from a Certificate
Owner or Directing Certificateholder which pertain to the performance and servicing of the Mortgage Loans, Serviced Companion Loans, Serviced B Note
and/or REO Properties for which the Master Servicer or Special Servicer, as the case may be, is responsible. The Master Servicer or the Special Servicer, as applicable, as a condition to answering such questions, shall require, among other things, that the Certificate Owner or Directing Certificateholder enter into a confidentiality agreement with the Master Servicer or the Special
Servicer, as the case may be, in the form attached hereto as Exhibit H-2 and sign an Investor Certification in the form attached hereto as Exhibit H-1.
Neither the Master Servicer nor the Special Servicer shall provide any information or disclosures in violation of any applicable law, rule or regulation.

         (g) The Master Servicer will deliver or cause to be delivered to the
Trustee copies of all reports and other information received by the Master
Servicer from any Non-Serviced Mortgage Loan Service Provider. To the extent that any such information relates to aggregated or Mortgage Pool information, it shall be included in the Master Servicer Reports provided under this Agreement, and to the extent such information relates solely to a Non-Serviced Mortgage
Loan or the related Mortgaged Property, it shall be forwarded separately.

     Section 4.03 Delinquency Advances.

         (a) On each Delinquency Advance Date, the Master Servicer shall either
(i) deposit into the Distribution Account from its own funds an amount equal to the aggregate amount of Delinquency Advances with respect to the Mortgage Loans
(including, without limitation, the Non-Serviced Mortgage Loans), if any, to be made in respect of the related Distribution Date, (ii) apply amounts held in the
Certificate Account or, with respect to the Mortgage Loans related to the
Serviced Whole Loans, the related Serviced Whole Loan Custodial Account allocable to such Mortgage Loans, for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make Delinquency
Advances, or

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(iii) make Delinquency Advances in the form of any combination of amounts specified in clauses (i) and (ii) aggregating the total amount of Delinquency
Advances to be made; provided, that if Late Collections (net of related Workout
Fees) of the delinquent Monthly Payments for which Delinquency Advances are to be made for the related Distribution Date, are on deposit in the Certificate
Account or, if applicable, the amount allocable to a Mortgage Loan in the related Serviced Whole Loan Custodial Account, and available to make such
Advances, the Master Servicer shall utilize such Late Collections to make such
Advances pursuant to clause (ii) above. Any amounts held in the Certificate
Account, or with respect to the Serviced Whole Loan, the related Serviced Whole
Loan Custodial Account, for future distribution and so used to make Delinquency
Advances shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Certificate Account or the related Serviced Whole Loan Custodial Account on or before the next succeeding
Determination Date (to the extent not previously replaced through the deposit of
Late Collections of the delinquent principal and interest in respect of which such Delinquency Advances were made). If, as of 3:00 p.m. (New York City time)
on any Master Servicer Remittance Date, the Trustee shall not have received any
Delinquency Advance required to be made by the Master Servicer pursuant to this
Section 4.03(a) (and the Master Servicer shall not have delivered to the Trustee the requisite Officer's Certificate and documentation related to a determination of nonrecoverability of a Delinquency Advance), then the Trustee shall provide notice of such failure to a Servicing Officer of the Master Servicer by facsimile transmission sent to facsimile no. (215) 328-3478 (or such alternative number provided by the Master Servicer to the Trustee in writing) and by telephone at telephone no. (215) 328-1258 (Attention: Master Servicing Manager)
(or such alternative number provided by the Master Servicer to the Trustee in writing) as soon as possible, but in any event before 5:00 p.m. (New York City time) on such day. If after such notice the Trustee does not receive the full amount of such Delinquency Advances by 11:00 a.m. (New York City time) on the
Business Day immediately following such Master Servicer Remittance Date, then the Trustee shall make the portion of such Delinquency Advances that was required to be, but was not, made by the Master Servicer pursuant to this
Section 4.03(a). If the Trustee fails to make a Delinquency Advance required to be made by it hereunder, the Fiscal Agent shall make such advance no later than
1:00 p.m. (New York City time) on the Business Day immediately following such
Master Servicer Remittance Date. The making of such Advance by the Fiscal Agent shall cure the failure by the Trustee to make such Advance. No Delinquency
Advances shall be made by the Master Servicer, the Trustee or the Fiscal Agent with respect to any Serviced Companion Loans, Serviced B Note or any other companion loans or subordinate notes.

     Pursuant to the GCCFC 2004-GG1 Pooling and Servicing Agreement, the GCCFC
2004-GG1 Master Servicer is obligated to make principal and interest advances with respect to the 111 Eighth Avenue Mortgage Loan and the 111 Eighth Avenue
Companion Loans. Notwithstanding anything herein to the contrary, the Master
Servicer shall not be required to make any Delinquency Advance with respect to the 111 Eighth Avenue Mortgage Loan unless the GCCFC 2004-GG1 Master Servicer fails to make a principal and interest advance required under the GCCFC 2004-GG1
Pooling and Servicing Agreement with respect to the 111 Eighth Avenue Mortgage
Loan. In such event, the Master Servicer, the Trustee or the Fiscal Agent, as
applicable, shall make such Delinquency Advance with respect to the 111 Eighth
Avenue Mortgage Loan pursuant to and in accordance with the preceding paragraph.

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     With respect to Delinquency Advances relating to the 111 Eighth Avenue
Mortgage Loan, the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan,
the Jersey Gardens Mortgage Loan and the Two Gateway Center Mortgage Loan, the
Master Servicer shall comply with the notice provisions (relating to the 111
Eighth Avenue Mortgage Loan, the 731 Lexington Avenue-Bloomberg Headquarters
Mortgage Loan, the Jersey Gardens Mortgage Loan and the Two Gateway Center
Mortgage Loan, as applicable) set forth in Section 20(a) of the 111 Eighth
Avenue Intercreditor Agreement, Section 3.6 of the 731 Lexington
Avenue-Bloomberg Headquarters A Notes Intercreditor Agreement, Section 3.5.3 of
the Jersey Gardens Intercreditor Agreement and Section 3.6 of the Two Gateway
Center Intercreditor Agreement.

         (b) The aggregate amount of Delinquency Advances to be made by the
Master Servicer and, if applicable, the Trustee in respect of the Mortgage Loans
(including, without limitation, Assumed Monthly Payments for Balloon Mortgage
Loans (other than any Serviced Companion Loan or Serviced B Note) delinquent as to their respective Balloon Payments) and any REO Loans for any Distribution
Date (including the Non-Serviced Mortgage Loans and any REO Loan related thereto) shall equal, subject to subsection (c) below, the aggregate of all
Monthly Payments (other than Balloon Payments) and any Assumed Monthly Payments, in each case net of related Workout Fees payable hereunder (and, with respect to the Non-Serviced Mortgage Loans, net of all workout fees payable under the GCCFC
2004-GG1 Pooling and Servicing Agreement, the COMM 2004-LNB3 Pooling and
Servicing Agreement and the GMACCM 2004-C1 Pooling and Servicing Agreement, as
applicable), that were due or deemed due, as the case may be, in respect thereof on their respective Due Dates during the same month as such Distribution Date and that were not paid by or on behalf of the related Mortgagors or otherwise collected as of the close of business on the later of the related Due Date or the last day of the related Collection Period. Notwithstanding the foregoing, if
(i) an Appraisal Reduction Amount exists with respect to any Mortgage Loan
(other than the Non-Serviced Mortgage Loans) that is a Required Appraisal Loan,
(ii) if the Master Servicer has been notified by the GCCFC 2004-GG1 Master
Servicer that an Appraisal Reduction Amount exists with respect to the 111
Eighth Avenue Mortgage Loan and that the 111 Eighth Avenue Mortgage Loan is a
"Required Appraisal Loan" under the GCCFC 2004-GG1 Pooling and Servicing
Agreement, (iii) if the Master Servicer has been notified by the COMM 2004-LNB3
Master Servicer that an Appraisal Reduction Amount exists with respect to the
731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan and that the 731
Lexington Avenue-Bloomberg Headquarters Mortgage Loan is a "Required Appraisal
Loan" under the COMM 2004-LNB3 Pooling and Servicing Agreement, or (iv) if the
Master Servicer has been notified by the GMACCM 2004-C1 Master Servicer that an
Appraisal Reduction Amount exists with respect to the Two Gateway Center
Mortgage Loan and that the Two Gateway Center Mortgage Loan is a "Required
Appraisal Loan" under the GMACCM 2004-C1 Pooling and Servicing Agreement, then, in the event of subsequent delinquencies thereon, the interest portion of the
Delinquency Advance in respect of such Required Appraisal Loan or Non-Serviced
Mortgage Loan, as the case may be, for the related Distribution Date shall be reduced (it being herein acknowledged that there shall be no reduction in the principal portion of such Delinquency Advance) by the product of (a) the amount of the interest portion of such Delinquency Advance for such Required Appraisal
Loan or Non-Serviced Mortgage Loan, as applicable, for such Distribution Date without regard to this sentence, multiplied by (b) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of such Required Appraisal Loan or Non-Serviced Mortgage Loan, as applicable, immediately prior to such Distribution Date, net of the related Appraisal

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Reduction Amount, if any, and the denominator of which is equal to the Stated
Principal Balance of such Required Appraisal Loan or Non-Serviced Mortgage Loan, as applicable, immediately prior to such Distribution Date.

     Notwithstanding anything herein to the contrary, no Delinquency Advance shall be required to be made hereunder if such Delinquency Advance would, if made, constitute a Nonrecoverable Delinquency Advance. In addition, any Person, in considering whether (i) any Delinquency Advance is or (ii) any proposed
Delinquency Advance, if made, would constitute, a Nonrecoverable Delinquency
Advance, will be entitled to give due regard to the existence of any
Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts with respect to other Mortgage Loans, the recovery of which is being deferred or delayed at the time of such consideration by the Master Servicer or, if applicable, the
Trustee, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Delinquency Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or
Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed.

     With respect to the 111 Eighth Avenue Whole Loan, the Master Servicer, the
GCCFC 2004-GG1 Master Servicer or any other master servicer with respect to each
111 Eighth Avenue Companion Loan that has been deposited into a securitization trust (in connection with any back-up principal and interest advance made by such master servicer) determines that a proposed principal and interest advance, if made, or any outstanding principal and interest advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, such servicer shall provide the other servicers written notice of such determination within two business days after such determination was made. Once notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination by the other master servicers, none of the Master Servicer, the Trustee or the Fiscal Agent, the other master servicer or any other party to a pooling and servicing agreement with respect to each 111 Eighth Avenue Companion Loan that has been deposited into a securitization trust shall make any additional principal and interest advances with respect to the 111 Eighth Avenue Whole Loan until the Master Servicer has consulted with the other master servicer(s) and they agree that circumstances with respect to the 111 Eighth Avenue Whole Loan have changed such that a proposed future principal and interest advance would not be a Nonrecoverable
Advance; provided, however, that the determination of an Other Master Servicer that it has made a Nonrecoverable Advance.

     With respect to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage
Loan, the Master Servicer shall make its determination that it has made a
Delinquency Advance on such Mortgage Loan that is a Nonrecoverable Delinquency
Advance or that any proposed Delinquency Advance, if made, would constitute a
Nonrecoverable Delinquency Advance with respect to such Mortgage Loan in accordance with this Section 4.03(b) independently of any determination made by the COMM 2004-LNB3 Master Servicer (or any master servicer with respect to a commercial mortgage securitization holding another 731 Lexington
Avenue-Bloomberg Headquarters Companion Loan) under the COMM 2004-LNB3 Pooling and Servicing Agreement (or any related Other Pooling and Servicing Agreement with respect to a 731 Lexington Avenue-Bloomberg Headquarters Companion Loan) in
respect of the 731 Lexington Avenue-Bloomberg Headquarters Companion Loan. If
the Master Servicer

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determines that a proposed Delinquency Advance with respect to the 731 Lexington
Avenue-Bloomberg Headquarters Mortgage Loan, if made, or any outstanding
Delinquency Advance with respect to the 731 Lexington Avenue-Bloomberg
Headquarters Mortgage Loan previously made, would be, or is, as applicable, a
Nonrecoverable Advance, the Master Servicer shall provide the COMM 2004-LNB3
Servicer (and any master servicer with respect to a commercial mortgage securitization holding a 731 Lexington Avenue-Bloomberg Headquarters Companion
Loan) written notice of such determination within one Business Day of the date of such determination (except to the extent that the Master Servicer is also a master servicer with respect to any 731 Lexington Avenue-Bloomberg Headquarters
Companion Loan). If the Master Servicer receives written notice from the COMM
2004-LNB3 Servicer (or any master servicer with respect to a commercial mortgage securitization holding a 731 Lexington Avenue-Bloomberg Headquarters Companion
Loan) that it has determined, with respect to the 731 Lexington Avenue-Bloomberg
Headquarters Companion Loan, that any proposed advance of principal and/or interest with respect to the related 731 Lexington Avenue-Bloomberg Headquarters
Companion Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and/or interest, then such determination shall be binding on the Certificateholders and none of the Master
Servicer or the Trustee shall make any additional Delinquency Advances with respect to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan unless the Master Servicer has consulted with the other related master servicers and they agree that circumstances with respect to the 731 Lexington Avenue-Bloomberg
Headquarters Whole Loan have changed such that a proposed future Delinquency
Advance in respect of the 731 Lexington Avenue-Bloomberg Headquarters Mortgage
Loan would not be a Nonrecoverable Delinquency Advance; provided, however, that the determination of the COMM 2004-LNB3 Master Servicer or a related Other
Servicer with respect to the commercial mortgage securitizations that hold an
731 Lexington Avenue-Bloomberg Headquarters Companion Loan shall not be binding on the Certificateholders in the event that such Other Master Servicer that made such determination is not approved as a master servicer by either of the Rating
Agencies, and, in such event, the Master Servicer, the Trustee or the Fiscal
Agent, as applicable, shall make its own determination of recoverability.
Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion provided in this Agreement to determine that any future Delinquency
Advance or outstanding Delinquency Advance would be, or is, as applicable, a
Nonrecoverable Delinquency Advance. Once such a determination is made by the
Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers, neither the Master Servicer nor the Trustee shall make any additional Delinquency Advances with respect to the 731 Lexington Avenue-Bloomberg Headquarters Mortgage Loan until the Master
Servicer has followed the process set forth in this paragraph.

     With respect to the Jersey Gardens Whole Loan, if any of the Master
Servicer or, if the Jersey Gardens Companion Loan has been deposited into a securitization trust, the Other Servicer, determines that a proposed Delinquency
Advance, if made, or any outstanding Delinquency Advance previously made, would be, or is, as applicable, a Nonrecoverable Advance, such servicer shall provide the other servicer written notice of such determination within two Business Days after such determination was made. Once notice of such determination has been delivered by the Master Servicer or the Master Servicer receives written notice of such determination from the Other Servicer, none of the Master Servicer, the
Trustee or the Fiscal Agent, the Other Servicer or any other party to the Other
Pooling and Servicing

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Agreement shall make any further Delinquency Advances with respect to the Jersey
Gardens Mortgage Loan or the Jersey Gardens Companion Loan, as applicable, until the Master Servicer has consulted with the Other Servicer and they agree that circumstances with respect to the Jersey Gardens Whole Loan have changed such that a proposed future Delinquency Advance would not be a Nonrecoverable
Advance. The Master Servicer shall be a master servicer that is approved by
Standard & Poor's ("Standard & Poor's Approval") and Moody's ("Moody's
Approval"). If the Trustee or the Master Servicer has received notice from
Standard & Poor's or Moody's, that the Master Servicer no longer has Standard &
Poor's Approval or Moody's Approval, as applicable, then such party shall promptly notify the Other Master Servicer and the Other Trustee of the same. In the absence of such Standard & Poor's Approval or Moody's Approval, the Master
Servicer shall be required to abide by any determination of non-recoverability of the Other Master Servicer.

     With respect to the Two Gateway Center Mortgage Loan, the Master Servicer
shall make its determination that it has made a Delinquency Advance on such
Mortgage Loan that is a Nonrecoverable Delinquency Advance or that any proposed
Delinquency Advance, if made, would constitute a Nonrecoverable Delinquency
Advance with respect to such Mortgage Loan in accordance with this Section
4.03(b) independently of any determination made by the GMACCM 2004-C1 Master
Servicer (or any master servicer with respect to a commercial mortgage securitization holding another Two Gateway Center Companion Loan) under the
GMACCM 2004-C1 Pooling and Servicing Agreement (or any related Other Pooling and
Servicing Agreement with respect to the Two Gateway Center Companion Loan) in respect of the related Two Gateway Center Companion Loan. If the Master Servicer
determines that a proposed Delinquency Advance with respect to the Two Gateway
Center Mortgage Loan, if made, or any outstanding Delinquency Advance with respect to the Two Gateway Center Mortgage Loan previously made, would be, or is, as applicable, a Nonrecoverable Advance, the Master Servicer shall provide the GMACCM 2004-C1 Master Servicer (and any master servicer with respect to a commercial mortgage securitization holding the Two Gateway Center Companion
Loan) written notice of such determination within one Business Day of the date of such determination (except to the extent that the Master Servicer is also a master servicer with respect to the Two Gateway Center Companion Loan). If the
Master Servicer receives written notice from the GMACCM 2004-C1 Master Servicer
(or any master servicer with respect to a commercial mortgage securitization holding the Two Gateway Center Companion Loan) (or, to the extent that the
Master Servicer is also the GMACCM 2004-C1 Master Servicer with respect to the related Two Gateway Center Companion Loan, has actual knowledge) that it has determined, with respect to the related Two Gateway Center Companion Loan, that any proposed advance of principal and/or interest with respect to the related
Two Gateway Center Companion Loan would be, or any outstanding advance of principal and interest is, a nonrecoverable advance of principal and/or interest, then such determination shall be binding on the Certificateholders and none of the Master Servicer or the Trustee shall make any additional Delinquency
Advances with respect to the Two Gateway Center Mortgage Loan unless the Master
Servicer has consulted with the other related master servicers and they agree that circumstances with respect to the Two Gateway Center Whole Loan have changed such that a proposed future Delinquency Advance in respect of the Two
Gateway Center Mortgage Loan would not be a Nonrecoverable Delinquency Advance;
provided, however, that the determination of the GMACCM 2004-C1 Master Servicer or a related Other Servicer with respect to the commercial mortgage securitizations that hold a Two Gateway Center Companion Loan shall not

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be binding on the Certificateholders in the event that such Other Servicer that made such determination is not approved as a master servicer by either of the
Rating Agencies, and, in such event, the Master Servicer or the Trustee, as applicable, shall make its own determination of recoverability. Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion provided in this Agreement to determine that any future Delinquency Advance or outstanding Delinquency Advance would be, or is, as applicable, a Nonrecoverable
Delinquency Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by any of the other master servicers (or, to the extent that the Master Servicer is also the
GMACCM 2004-C1 Master Servicer with respect to the related Two Gateway Center
Companion Loan, has actual knowledge), neither the Master Servicer nor the
Trustee shall make any additional Delinquency Advances with respect to Two
Gateway Center Mortgage Loan until the Master Servicer has followed the process set forth in this paragraph.

     Nonrecoverable Delinquency Advances shall be reimbursable pursuant to
Section 3.05 from the Principal Distribution Amount and out of general collections on the Mortgage Loans and REO Properties on deposit in the
Certificate Account to the extent provided in Section 3.05. The GCCFC 2004-GG1
Master Servicer shall be entitled to reimbursement of any 111 Nonrecoverable
Delinquency Advance (with any accrued and unpaid interest thereon as provided in the GCFFC 2004-GG1 Pooling and Servicing Agreement) in the manner set forth in the GCFFC 2004-GG1 Pooling and Servicing Agreement and Section 3.05(a)(viii)
hereof. The determination by the Master Servicer, the Special Servicer or, if
applicable, the Fiscal Agent or the Trustee, that it has made a Nonrecoverable
Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable Delinquency Advance, shall be evidenced by an
Officer's Certificate delivered promptly (and, in any event, in the case of a proposed Delinquency Advance to be made by the Master Servicer, no less than two
(2) Business Days prior to the related Delinquency Advance Date) by the Master
Servicer or the Special Servicer to the Trustee (or, if applicable, retained thereby), the Master Servicer (in the case of a determination by the Special
Servicer) and the Depositor, setting forth the basis for such determination, together with (i) in the case of a Non-Serviced Mortgage Loan, a copy of the nonrecoverability determination of the GCCFC 2004-GG1 Master Servicer or the
COMM 2004-LNB3 Master Servicer or the GMACCM 2004-C1 Master Servicer, as
applicable, or (ii) otherwise (if such determination is prior to the liquidation of the related Mortgage Loan or REO Property) a copy of an Appraisal of the related Mortgaged Property or REO Property, as the case may be, which shall have been performed within the twelve months preceding such determination, and further accompanied by any other information that the Master Servicer or the
Special Servicer may have obtained and that supports such determination. In addition, any Person, in considering whether (i) any Delinquency Advance is or
(ii) any proposed Delinquency Advance, if made, would constitute, a
Nonrecoverable Delinquency Advance, will be entitled to give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts
with respect to other Mortgage Loans, the recovery of which is being deferred or delayed at the time of such consideration by the Master Servicer or, if applicable, the Trustee, in light of the fact that proceeds on the related
Mortgage Loan are a source of recovery not only for the Delinquency Advance under consideration, but also as a potential source of recovery of such
Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which are or may be being deferred or delayed. If such an Appraisal shall not have been required and performed pursuant to the terms of this Agreement, the Master Servicer, the
Special Servicer, the

                                      245

Trustee and the Fiscal Agent, as the case may be, may, subject to its reasonable and good faith determination that such Appraisal will demonstrate the nonrecoverability of the related Advance, obtain an Appraisal for such purpose at the expense of the Trust Fund. The Trustee and the Fiscal Agent shall be entitled to rely on any determination of nonrecoverability that may have been made by the Master Servicer with respect to a particular Delinquency Advance.

     With respect to the Mortgage Loans related to the Serviced Whole Loans, the
Master Servicer and the Special Servicer shall make any determination that the
Master Servicer has made a Nonrecoverable Delinquency Advance or that any proposed Delinquency Advance, if made, would constitute a Nonrecoverable
Delinquency Advance in accordance with this Section 4.03(b) and independently of any determination made by any servicer of any related Serviced Companion Loan or
Serviced B Note pursuant to a Serviced Companion Loan Securitization Agreement.

     Following a securitization of any Serviced Companion Loan, the Master
Servicer shall be required to deliver to the master servicer of such Serviced
Companion Loan: (i) any loan-related information applicable to a determination that an Advance is or would be a Nonrecoverable Advance, in the form received, within two (2) Business Days of receipt, (ii) notice of any Advance it makes with respect to the related Mortgage Loan pursuant to this Agreement; and (iii)
notice of any determination that any Advance is a Nonrecoverable Advance within two (2) Business Days thereof.

     Notwithstanding anything herein to the contrary, the Special Servicer shall have no right to make an affirmative determination that any Delinquency Advance is, or would be, recoverable and, in the absence of any determination by the
Special Servicer that a Delinquency Advance is, or would be, a Nonrecoverable
Delinquency Advance, all determinations of recoverability shall remain with the
Master Servicer or the Trustee, as applicable.

         (c) The Master Servicer, the Trustee or the Fiscal Agent may, in its
sole discretion, defer recovery of any Nonrecoverable Advance; provided, no such deferral may exceed more than twelve (12) Distribution Dates. If the Master
Servicer, the Trustee or the Fiscal Agent as applicable determines, in its sole discretion, that its ability to fully recover the Nonrecoverable Advances has been compromised, then the Master Servicer, the Trustee or the Fiscal Agent, as
applicable, shall be entitled to immediate reimbursement of Nonrecoverable
Advances with Advance Interest; provided, the Master Servicer, the Trustee or the Fiscal Agent, as applicable, shall use its reasonable efforts to give
Moody's 15 days' notice of such determination, unless extraordinary circumstances make such notice impractical. The Master Servicer's, the Trustee's or the Fiscal Agent's agreement to defer reimbursement of such Nonrecoverable
Advances as set forth above is an accommodation to the Certificateholders and shall not be construed as an obligation on the part of the Master Servicer, the
Trustee or the Fiscal Agent or a right of the Certificateholders. Nothing herein shall be deemed to create in the Certificateholders a right to prior payment of distributions over the Master Servicer's, the Trustee's or the Fiscal Agent's
right to reimbursement for Advances (deferred or otherwise). Deferred Advances shall continue to earn interest payable at the Reimbursement Rate. In all events the decision to defer reimbursement or to seek immediate reimbursement of
Nonrecoverable Advances shall be deemed to be in accordance with the Servicing
Standard.

                                      246

         (d) If the Master Servicer, the Trustee or the Fiscal Agent as
applicable, is reimbursed out of general collections for any unreimbursed
Advances that are determined to be Nonrecoverable Advances or Workout-Delayed
Reimbursement Amounts (together with any interest accrued and payable thereon), then (for purposes of calculating distributions on the Certificates) such reimbursement and payment of interest shall be deemed to have been made: first, out of the Loan Group 1 Principal Distribution Amount or the Loan Group 2
Principal Distribution Amount, as applicable, for the Loan Group including the
Mortgage Loan with respect to which such Nonrecoverable Advance was made or such
Workout-Delayed Reimbursement Amount exists; second, out of the Principal
Distribution Amount for the other Loan Group; and third, out of other amounts which, but for their application to reimburse a Nonrecoverable Advance and/or to pay interest thereon, would be included in the Available Distribution Amount for any subsequent Distribution Date. If and to the extent (i) any Advance is determined to be a Nonrecoverable Advance or Workout-Delayed Reimbursement
Amount, (ii) such Nonrecoverable Advance, Workout-Delayed Reimbursement Amount
and/or interest thereon is reimbursed out of the Loan Group 1 Principal
Distribution Amount or Loan Group 2 Principal Distribution Amount, as
applicable, as contemplated by the first or second clause of the immediately prior sentence, and (iii) such Nonrecoverable Advance or Workout-Delayed
Reimbursement Amount is subsequently recovered out of payments or other collections in respect of the related Mortgage Loan, then the Loan Group 1
Principal Distribution Amount and/or Loan Group 2 Principal Distribution Amount,
as applicable, for the Distribution Date that corresponds to the Collection
Period in which such recovery occurred shall be increased in reverse priority of the allocation of related reimbursement by an amount equal to the lesser of (A)
the amount of such recovery and (B) any previous unrecovered reduction in the
Loan Group 1 Principal Distribution Amount or Loan Group 2 Principal
Distribution Amount, as applicable, for a prior Distribution Date pursuant to the first or second clause of the immediately prior sentence resulting from the reimbursement of such Nonrecoverable Advance, Workout-Delayed Reimbursement
Amount and/or interest thereon.

         (e) The Master Servicer, the Trustee and the Fiscal Agent shall each be entitled to receive interest at the Reimbursement Rate in effect from time to time, accrued on the amount of each Delinquency Advance made thereby (out of its own funds) for so long as such Delinquency Advance is outstanding (or, if any
Delinquency Advance is required to be made in respect of a Monthly Payment on any Mortgage Loan prior to its Due Date or the end of the grace period for such
Monthly Payment, for so long as such Delinquency Advance is outstanding following the later of (i) such Due Date and (ii) the end of such grace period), payable first, out of Penalty Charges received on the Mortgage Loan or REO Loan as to which such Delinquency Advance was made and, then, once such Delinquency
Advance has been reimbursed, out of general collections on the Mortgage Loans and REO Properties pursuant to Section 3.05(a).

     Section 4.04 Allocation of Realized Losses and Additional Trust Fund
Expenses.

         (a) On each Distribution Date, following the deemed distributions to be made in respect of the REMIC I Regular Interests pursuant to Section 4.01(a), the Uncertificated Principal Balance of each REMIC I Regular Interest (after taking account of such deemed distributions) shall be reduced to equal the
Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any
Workout-Delayed

                                      247

Reimbursement Amounts pursuant to Section 3.05(a)(vii) to the extent such
Workout-Delayed Reimbursement Amounts are not otherwise deemed to be
Nonrecoverable Advances) of the related Mortgage Loan or REO Loan or, if applicable, Replacement Mortgage Loan(s) that will be outstanding immediately following such Distribution Date. Such reductions shall be deemed to be an allocation of Realized Losses and Additional Trust Fund Expenses.

         (b) On each Distribution Date, following the payments deemed to be made to REMIC III in respect of the REMIC II Regular Interests on such date pursuant to Section 4.01(b), the Trustee shall determine the amount, if any, by which (i)
the then aggregate Uncertificated Principal Balance of REMIC II Regular
Interests LA-1-1, LA-1-2-A, LA-1-2-B, LA-1-2-C, LA-1A-1, LA-1A-2-A, LA-1A-2-B,
LA-1A-2-C, LA-1A-2-D, LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I,
LA-1A-2-J, LA-1A-2-K, LA-1A-2-L, LA-1A-2-M, LA-2-A, LA-2-B, LA-2-C, LA-2-D,
LA-2-E, LA-2-F, LA-3-A, LA-3-B, LA-3-C, LA-3-D, LA-3-E, LA-4-A, LA-4-B, LB, LC,
LD, LE, LF-A, LF-B, LF-C, LG-A, LG-B, LG-C, LG-D, LH-A, LH-B, LH-C, LJ-A, LJ-B,
LK-A, LK-B, LL-A, LM, LN, LO and LP exceeds (ii) an amount equal to the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any
Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vii) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise deemed to be
Nonrecoverable Advances) that will be outstanding immediately following such
Distribution Date. If such excess does exist, then the respective Uncertificated
Principal Balances of such REMIC II Regular Interests shall be reduced such that the Uncertificated Principal Balance of each REMIC II Regular Interest corresponds with the Certificate Principal Balance of the corresponding Class of
Principal Balance Certificates outstanding after the subsequent adjustments made on such Distribution Date under Section 4.04(c) below; provided, that (A) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests
LA-1-1, LA-1-2-A, LA-1-2-B and LA-1-2-C shall correspond with the Certificate
Principal Balance of the Class A-1 Certificates and the Uncertificated Principal
Balances of the REMIC II Regular Interests LA-1-1, LA-1-2-A, LA-1-2-B and
LA-1-2-C shall be reduced in that order (with REMIC II Regular Interest LA-1-1 being reduced first and REMIC II Regular Interest LA-1-2-C being reduced last),
(B) the aggregate Uncertificated Principal Balance of the REMIC II Regular
Interests LA-1A-1, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D, LA-1A-2-E,
LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K, LA-1A-2-L and
LA-1A-2-M shall correspond with the Certificate Principal Balance of the Class
A-1A Certificates and the Uncertificated Principal Balances of the REMIC II
Regular Interests LA-1A-1, LA-1A-2-A, LA-1A-2-B, LA-1A-2-C, LA-1A-2-D,
LA-1A-2-E, LA-1A-2-F, LA-1A-2-G, LA-1A-2-H, LA-1A-2-I, LA-1A-2-J, LA-1A-2-K,
LA-1A-2-L and LA-1A-2-M shall be reduced in that order (with REMIC II Regular
Interest LA-1A-1 being reduced first and REMIC II Regular Interest LA-1A-2-M being reduced last), (C) the aggregate Uncertificated Principal Balance of the
REMIC II Regular Interests LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E and LA-2-F
shall correspond with the Certificate Principal Balance of the Class A-2
Certificates and the Uncertificated Principal Balances of the REMIC II Regular
Interests LA-2-A, LA-2-B, LA-2-C, LA-2-D, LA-2-E and LA-2-F shall be reduced in that order (with REMIC II Regular Interest LA-2-A being reduced first and REMIC
II Regular Interest LA-2-F being reduced last), (D) the aggregate Uncertificated
Principal Balance of the REMIC II Regular Interests LA-3-A, LA-3-B, LA-3-C,
LA-3-D and LA-3-E shall correspond with the Certificate Principal Balance of the
Class A-3 Certificates and

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the Uncertificated Principal Balances of the REMIC II Regular Interests LA-3-A,
LA-3-B and LA-3-C, LA-3-D and LA-3-E shall be reduced in that order (with REMIC
II Regular Interest LA-3-A being reduced first and REMIC II Regular Interest
LA-3-E being reduced last), (E) the aggregate Uncertificated Principal Balance of the REMIC II Regular Interests LA-4-A and LA-4-B shall correspond with the
Certificate Principal Balance of the Class A-4 Certificates and the
Uncertificated Principal Balances of the REMIC II Regular Interests LA-4-A and
LA-4-B shall be reduced in that order (with REMIC II Regular Interest LA-4-A being reduced first and REMIC II Regular Interest LA-4-B being reduced last),
(F) the aggregate Uncertificated Principal Balance of the REMIC II Regular
Interests LF-A, LF-B and LF-C shall correspond with the Certificate Principal
Balance of the Class F Certificates and the Uncertificated Principal Balances of
the REMIC II Regular Interests LF-A, LF-B and LF-C shall be reduced in that order (with REMIC II Regular Interest LF-A being reduced first and REMIC II
Regular Interest LF-C being reduced last), (G) the aggregate Uncertificated
Principal Balance of the REMIC II Regular Interests LG-A, LG-B, LG-C and LG-D
shall correspond with the Certificate Principal Balance of the Class G
Certificates and the Uncertificated Principal Balances of the REMIC II Regular
Interests LG-A, LG-B, LG-C and LG-D shall be reduced in that order (with REMIC
II Regular Interest LG-A being reduced first and REMIC II Regular Interest LG-D being reduced last), (H) the aggregate Uncertificated Principal Balance of the
REMIC II Regular Interests LH-A, LH-B and LH-C shall correspond with the
Certificate Principal Balance of the Class H Certificates and the Uncertificated
Principal Balances of the REMIC II Regular Interests LH-A, LH-B and LH-C shall be reduced in that order (with REMIC II Regular Interest LH-A being reduced first and REMIC II Regular Interest LH-C being reduced last), (I) the aggregate
Uncertificated Principal Balance of the REMIC II Regular Interests LJ-A and LJ-B
shall correspond with the Certificate Principal Balance of the Class J
Certificates and the Uncertificated Principal Balances of the REMIC II Regular
Interests LJ-A and LJ-B shall be reduced in that order (with REMIC II Regular
Interest LJ-A being reduced first and REMIC II Regular Interest LJ-B being reduced last), (J) the aggregate Uncertificated Principal Balance of the REMIC
II Regular Interests LK-A and LK-B shall correspond with the Certificate
Principal Balance of the Class K Certificates and the Uncertificated Principal
Balances of the REMIC II Regular Interests LK-A and LK-B shall be reduced in that order (with REMIC II Regular Interest LK-A being reduced first and REMIC II
Regular Interest LK-B being reduced last), and (K) the aggregate Uncertificated
Principal Balance of the REMIC II Regular Interests LL-A shall correspond with the Certificate Principal Balance of the Class L Certificates.

         (c) On each Distribution Date, following the distributions to be made to the Certificateholders on such date pursuant to Section 4.01(c), the Trustee shall determine the amount, if any, by which (i) the then aggregate Certificate
Principal Balance of the Principal Balance Certificates, exceeds (ii) the aggregate Stated Principal Balance (for purposes of this calculation only, not giving effect to any reductions of the Stated Principal Balance for payments of principal collected on the Mortgage Loans that were used to reimburse any
Workout-Delayed Reimbursement Amounts pursuant to Section 3.05(a)(vii) to the extent such Workout-Delayed Reimbursement Amounts are not otherwise deemed to be
Nonrecoverable Advances) of the Mortgage Loans that will be outstanding immediately following such Distribution Date. If such excess does exist, then the Class Principal Balances of the Class P, Class O, Class N, Class M, Class L,
Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class
B Certificates shall be reduced sequentially, in that order, in each case, until the first to occur of such excess being reduced to zero or the related Class
Principal Balance being reduced to zero.

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If, after the foregoing reductions, the amount described in clause (i) of the second preceding sentence still exceeds the amount described in clause (ii) of the second preceding sentence, then the respective Class Principal Balances of the Class A-1, Class A-1A, Class A-2, Class A-3 and Class A-4 Certificates shall be reduced, pro rata in accordance with the relative sizes of the then outstanding Class Principal Balances of such Classes of Certificates, until the first to occur of such excess being reduced to zero or each such Class Principal
Balance being reduced to zero. Such reductions in the Class Principal Balances of the respective Classes of Principal Balance Certificates shall be deemed to be allocations of Realized Losses and Additional Trust Fund Expenses.

     Section 4.05 Statements to Serviced Companion Loan Holders and Serviced B
Note Holders.

         (a) With respect to each Serviced Whole Loan, to the extent the required information is provided to the Serviced Whole Loan Paying Agent in a timely manner by the Master Servicer and the Special Servicer, the Serviced
Whole Loan Paying Agent shall prepare, or cause to be prepared, on an ongoing basis a statement setting forth, to the extent applicable to the Serviced Whole
Loan:

               (i) For each Serviced Companion Loan Holder and Serviced B Note
Holder, (A) the amount of the distribution from the related Serviced Whole Loan
Custodial Account allocable to principal and (B) separately identifying the amount of scheduled principal payments, Balloon Payments, Principal Prepayments made at the option of the Mortgagor or other Principal Prepayments (specifying the reason therefor), net liquidation proceeds and foreclosure proceeds included therein and information on distributions made with respect to the related
Mortgage Loan, the related Serviced Companion Loan and/or the related Serviced B
Note;

               (ii) For each Serviced Companion Loan Holder and Serviced B Note
Holder, the amount of the distribution from the related Serviced Whole Loan
Custodial Account allocable to interest and the amount of Default Interest allocable to the related Mortgage Loan, the related Serviced Companion Loan and/or the related Serviced B Note;

               (iii) If the distribution to a Serviced Companion Loan Holder or
Serviced B Note Holder is less than the full amount that would be distributable to such Serviced Companion Loan Holder or Serviced B Note Holder if there were sufficient amounts available therefor, the amount of the shortfall and the allocation thereof between interest and principal and the amount of the shortfall, if any, under the related Mortgage Loan, the related Serviced
Companion Loan and/or the related Serviced B Note;

               (iv) The principal balance of the related Mortgage Loan, the related Serviced Companion Loan and/or the related Serviced B Note after giving effect to the distribution of principal on such Distribution Date; and

               (v) The amount of the servicing fees paid to the Master Servicer and the Special Servicer with respect to such Distribution Date, showing separately the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

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     Not later than each Distribution Date, the Serviced Whole Loan Paying Agent shall make the foregoing statement available (i) to the Depositor, the Rating
Agencies, the Master Servicer and the Special Servicer by any electronic means agreed upon by the Serviced Whole Loan Paying Agent and the Person receiving such statement and (ii) to the Serviced Companion Loan Holders and Serviced B
Note Holders by electronic means.

     On the second Business Day after each Determination Date, the Special
Servicer shall forward to the Master Servicer for each Serviced Whole Loan that is a Specially Serviced Mortgage Loan, the CMSA Special Servicer Loan File and
any other information the Master Servicer requires to meet its reporting obligations hereunder to the extent such file or information relates to the related Serviced Whole Loan. The Master Servicer shall incorporate the CMSA
Special Servicer Loan File and any other information provided by the Special
Servicer into the reports it delivers to the Trustee and the Serviced Whole Loan
Paying Agent.

         (b) With respect to each Serviced Whole Loan, to the extent such item is delivered to the Serviced Whole Loan Paying Agent, the Serviced Whole Loan
Paying Agent shall also make available to each Serviced Companion Loan Holder and Serviced B Note Holder by electronic means (commencing on the date such item is delivered to the Serviced Whole Loan Paying Agent) the following reports (to the extent applicable to the Serviced Whole Loan): (i) the CMSA Financial File,
CMSA Loan Periodic Update File, CMSA Loan Set-Up File, CMSA Property File, CMSA
Comparative Financial Status Report, CMSA NOI Adjustment Worksheet, CMSA
Servicer Watch List and CMSA Operating Statement Analysis Report delivered to the Serviced Whole Loan Paying Agent pursuant to Section 4.02(b) and (ii) the
CMSA Delinquent Loan Status Report, CMSA Historical Liquidation Report, CMSA
Historical Loan Modification and Corrected Mortgage Loan Report or CMSA REO
Status Report.

         (c) The Serviced Whole Loan Paying Agent shall make available electronically to each Serviced Companion Loan Holder and Serviced B Note Holder
a copy of the Distribution Date Statement required to be prepared pursuant to this Agreement.

         (d) The Serviced Companion Loan Holders and Serviced B Note Holders
shall be entitled to receive, upon request, a copy of any notice or report required to be delivered (upon request or otherwise) to the Trustee with respect to the related Mortgage Loan or any related REO Property by any other party hereto. Any such other party shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

                                    ARTICLE V

                                THE CERTIFICATES

     Section 5.01 The Certificates.

         (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through A-25. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03 beneficial ownership interests in the Certificates, other than the Class Q
Certificates and the Residual Certificates, shall initially be

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held and transferred through the book-entry facilities of the Depository. The
Class Q Certificates and the Residual Certificates will be issued as Definitive
Certificates. The REMIC III Regular Certificates will be issuable in denominations corresponding to initial Certificate Principal Balances or
Certificate Notional Amounts, as the case may be, as of the Closing Date of not less than $25,000 in the case of the Class A-1, Class A-1A, Class A-2, Class
A-3, Class A-4, Class B, Class C, Class D and Class E Certificates, $100,000 in
the case of the Class F, Class G, Class H, Class J, Class K, Class L, Class M,
Class N, Class O and Class P Certificates, and $1,000,000 in the case of the
Class X Certificates, and in each such case in any whole dollar denomination in excess thereof; provided, however, that a single Certificate of each Class thereof may be issued in a different denomination. The Class Q and the Residual
Certificates will be issuable only in denominations representing Percentage
Interests of not less than 20% in the related Class.

         (b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by an authorized signatory. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized signatories of the Trustee shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the authentication and delivery of such
Certificates or did not hold such positions at the date of such Certificates. No
Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the
Certificate Registrar by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication.

     Section 5.02 Registration of Transfer and Exchange of Certificates.

         (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in
which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of
Certificates and of transfers and exchanges of Certificates as herein provided.
The Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Master Servicer and the Special Servicer, any
other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe; provided, that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the
Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate
Registrar. The Depositor, the Master Servicer and the Special Servicer, shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the
Certificate Registrar as to the information set forth in the Certificate
Register.

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         (b) No transfer of any Non-Registered Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made to a Qualified Institutional Buyer in accordance with Rule 144A promulgated under the Securities Act in a transaction that does not require such registration or qualification. If such a transfer is to be made without registration under the Securities Act, other than a transfer by the Depositor or an Affiliate thereof, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 hereto.

     Notwithstanding the foregoing, transfers of a beneficial interest in any
Class (or portion thereof) of Non-Registered Certificates (other than the
Residual Certificates) in accordance with the rules and procedures of the
Depository applicable to transfers by its respective participants will be permitted if such transfer is made to a Qualified Institutional Buyer in accordance with Rule 144A promulgated under the Securities Act.

     None of the Depositor, the Trustee or the Certificate Registrar is
obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any
Non-Registered Certificate without registration or qualification. Any Holder of a Non-Registered Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee and the Certificate
Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

         (c) (i) No transfer of a Senior Certificate or a Class B, Class C,
Class D, Class E, Class F, Class G or Class H Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, and at the time of such transfer, such Certificates continue to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined below)) and the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

               (ii) No transfer of a Residual Certificate or any interest therein shall be made (A) to any Plan or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan. No transfer of a Class J, Class K, Class L, Class M, Class N, Class O, Class P

                                      253

or Class Q Certificate or any interest therein shall be made (A) to any Plan or
(B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with
"plan assets" of a Plan unless the prospective transferee of any such
Certificate or any interest therein provides a certification of facts to the
Depositor, the Master Servicer and the Trustee substantially to the effect that
(or, if such Certificate is not in certificated form, will be deemed to represent that) the purchase of such Certificate by or on behalf of, or with
"plan assets" of, such Plan is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or
Section 4975 of the Code, will not subject the Depositor, the Trustee or the
Master Servicer to any obligation in addition to those undertaken herein, and the following conditions are met: (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (2)
the source of funds used to purchase such Certificate is an "insurance company general account" (as such term is defined in United States Department of Labor
Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and (3) the
conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificates. Any purchaser of a Class J,
Class K, Class L, Class M, Class N, Class O, Class P or Class Q Certificate or
any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not a Plan and is not purchasing such Certificates by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, such Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, and will not subject the
Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken herein, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act, (ii) the source of funds used to purchase such
Certificate is an "insurance company general account" (as such term is defined in PTCE 95-60) and (iii) the conditions set forth in Sections I and III of PTCE
95-60 have been satisfied as of the date of the acquisition of such
Certificates. The Trustee may require that any prospective transferee of a
Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a
Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative have been satisfied. The
Trustee shall not have any responsibility to monitor or restrict the transfer of
Ownership Interests in any Certificates that are in the form of a Book-Entry
Certificate.

         (d) (i) Each Person who has or who acquires any Ownership Interest in a
Residual Certificate shall be deemed by the acceptance or acquisition of such
Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (ii)(A) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                    (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States
Person and shall

                                      254

promptly notify the Trustee of any change or impending change in its status as a
Permitted Transferee.

                    (B) In connection with any proposed Transfer of any
Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the
Trustee receives, an affidavit and agreement substantially in the form attached hereto as Exhibit C-1 (a "Transfer Affidavit and Agreement") from the proposed
Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any
Person that is not a Permitted Transferee, that for so long as it retains its
Ownership Interest in a Residual Certificate, it will endeavor to remain a
Permitted Transferee, that it is a United States Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them.

                    (C) Notwithstanding the delivery of a Transfer Affidavit and
Agreement by a proposed Transferee under clause (B) above, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, no Transfer of an Ownership Interest in a
Residual Certificate to such proposed Transferee shall be effected.

                    (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and
Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Trustee a certificate substantially in the form attached hereto as
Exhibit C-2 stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United
States Person.

                    (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such
Certificate, agrees to give the Trustee written notice that it is a
"pass-through interest holder" within the meaning of temporary Treasury regulation Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership
Interest in a Residual Certificate, if it is, or is holding an Ownership
Interest in a Residual Certificate on behalf of, a "pass-through interest holder."

               (ii) (A) If any purported Transferee shall become a Holder of a
Residual Certificate in violation of the provisions of this Section 5.02(d) or if any Holder of a Residual Certificate shall lose its status as a Permitted
Transferee or a United States Person, then the last preceding Holder of such
Residual Certificate that was in compliance with the provisions of this Section
5.02(d) shall be restored, to the extent permitted by law, to all rights as
Holder thereof retroactive to the date of registration of such Transfer of such
Residual Certificate. None of the Trustee, the Master Servicer, the Special
Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such
Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

                                      255

                    (B) If any purported Transferee shall become a Holder of a
Residual Certificate in violation of the restrictions in this Section 5.02(d), or if any Holder of a Residual Certificate shall lose its status as a Permitted
Transferee or a United States Person, and to the extent that the retroactive restoration of the rights of the prior Holder of such Residual Certificate as described in clause (ii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior
Holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such non-complying Holder shall promptly endorse and deliver such Residual
Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself or any Affiliate of the Trustee. The proceeds of such sale, net of the commissions (which may include commissions payable to the
Trustee or its Affiliates), expenses and taxes due, if any, will be remitted by the Trustee to such non-complying Holder. The terms and conditions of any sale under this clause (ii)(B) shall be determined in the sole discretion of the
Trustee, and the Trustee shall not be liable to any Person having an Ownership
Interest in a Residual Certificate as a result of its exercise of such discretion.

               (iii) The Trustee shall make available to the Internal Revenue
Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an
Ownership Interest in a Residual Certificate to any Person who is not a
Permitted Transferee, including the information described in Treasury
Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5)with respect to the
"excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The
Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Trustee for providing such information.

               (iv) The provisions of this Section 5.02(d) set forth prior to this subsection (iv) may be modified, added to or eliminated; provided, that there shall have been delivered to the Trustee and the Depositor the following:

                    (A) written notification from each Rating Agency to the
effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then-current rating of any Class of Certificates; and

                    (B) an Opinion of Counsel, in form and substance
satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y)
be subject to an entity-level tax caused by the Transfer of any Residual
Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Residual Certificate to a Person which is not a
Permitted Transferee.

         (e) Subject to the preceding subsections, upon surrender for registration of transfer of any Certificate at the offices of the Certificate
Registrar maintained for such purpose,

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the Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest.

         (f) At the option of any Holder, its Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the offices of the Certificate Registrar maintained for such purpose. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute and the Certificate Registrar shall authenticate and deliver the
Certificates which the Certificateholder making the exchange is entitled to receive.

         (g) Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee and the Certificate Registrar duly executed by, the
Holder thereof or his attorney duly authorized in writing.

         (h) No service charge shall be imposed for any transfer or exchange of
Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

               (i) All Certificates surrendered for transfer and exchange shall be physically canceled by the Certificate Registrar, and the Certificate
Registrar shall hold such canceled Certificates in accordance with its standard procedures.

         (j) Upon request, the Certificate Registrar shall provide the Master
Servicer, the Special Servicer and the Depositor with an updated copy of the
Certificate Register on or about January 1 and July 1 of each year, commencing
January 1, 2005.

     Section 5.03 Book-Entry Certificates.

         (a) Each Class of Certificates other than the Residual Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such
Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective
Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in subsection (c) below shall not be entitled to definitive, fully registered Certificates ("Definitive
Certificates") in respect of such Ownership Interests. The Trustee shall not have any responsibility to monitor or restrict the transfer of Ownership
Interests in any Book-Entry Certificate. All transfers by Certificate Owners of their respective Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository
Participant shall only transfer the Ownership Interests in the Book-Entry
Certificates of

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Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

         (b) The Trustee, the Master Servicer, the Special Servicer, the
Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such
Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry
Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by
Certificateholders and shall give notice to the Depository of such record date.

         (c) If (i)(A) the Depositor advises the Trustee and the Certificate
Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry
Certificates, and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee and the Certificate
Registrar in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the
Depository, of the occurrence of any such event and of the availability of
Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the
Depository, accompanied by registration instructions from the Depository for registration of transfer and any other documents necessary to satisfy the requirements of any applicable transfer restrictions, the Trustee shall execute, and the Certificate Registrar shall authenticate and deliver, the applicable
Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Master Servicer, the Special Servicer,
the Trustee or the Certificate Registrar shall be liable for any delay in delivery of such instructions, and each may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive
Certificates for purposes of evidencing ownership of the Registered Certificates held in book-entry form, the registered holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

     Section 5.04 Mutilated, Destroyed, Lost or Stolen Certificates.

     If (i) any mutilated Certificate is surrendered to the Certificate
Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, and the
Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and like Percentage Interest. Upon the issuance of any new
Certificate under this Section 5.04, the Trustee and the Certificate Registrar may require the

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payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith.
Any replacement Certificate issued pursuant to this Section 5.04 shall constitute complete and indefeasible evidence of ownership in the applicable
REMIC, as if originally issued, whether or not the lost, stolen or destroyed
Certificate shall be found at any time.

     Section 5.05 Persons Deemed Owners.

     Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate
Registrar or any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

                                   ARTICLE VI

           THE DEPOSITOR, THE MASTER SERVICER AND THE SPECIAL SERVICER

     Section 6.01 Liability of the Depositor, the Master Servicer and the
Special Servicer.

     The Depositor, the Master Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Master Servicer and the Special Servicer herein.

     Section 6.02 Merger, Consolidation or Conversion of the Depositor, the
Master Servicer and the Special Servicer; Assignment of Rights and Delegation of
Duties by the Master Servicer and the Special Servicer.

         (a) Subject to subsection (b) below, the Depositor, the Master Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans,
any Serviced Companion Loan or Serviced B Note and to perform its respective duties under this Agreement.

         (b) The Depositor, the Master Servicer and the Special Servicer may be
merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Master Servicer or the
Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Master Servicer and the Special Servicer, shall be the successor of the Depositor, the Master Servicer and the Special Servicer, as the
case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, that (i) with respect to

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the Master Servicer or the Special Servicer, such Person is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC and (ii) such merger, consolidation or succession will not result in the downgrade, qualification or withdrawal of the then-current ratings of the Classes of Certificates or any applicable Serviced Companion Loan Securities that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

         (c) Notwithstanding anything else in this Section 6.02 and Section 6.04 to the contrary, the Master Servicer and the Special Servicer may assign all of its rights and delegate all of its duties and obligations under this Agreement;
provided, that the Person accepting such assignment or delegation shall be a
Person that is qualified to service multifamily mortgage loans on behalf of FNMA or FHLMC, is reasonably satisfactory to the Trustee and the Depositor, is willing to service the Mortgage Loans, each Serviced Companion Loan and Serviced
B Note and executes and delivers to the Depositor and the Trustee an agreement, in form and substance reasonably satisfactory to the Depositor and the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the
Master Servicer or the Special Servicer, as the case may be, under this
Agreement; provided, further, that such assignment or delegation will not result in the downgrade, qualification or withdrawal of the then-current ratings of the
Classes of Certificates or any Serviced Companion Loan Securities that have been rated (as evidenced by a Rating Agency Confirmation). In the case of any such assignment and delegation, the Master Servicer or the Special Servicer, as the
case may be, shall be released from its obligations under this Agreement, except that the Master Servicer or the Special Servicer, as the case may be, shall remain liable for all liabilities and obligations incurred by it, or arising from its conduct, hereunder prior to the satisfaction of the conditions to such assignment and delegation set forth in the preceding sentence. Notwithstanding anything above to the contrary, the Master Servicer may, in its sole discretion, appoint Sub-Servicers in accordance with Section 3.23 hereof and each of the
Master Servicer and Special Servicer, in its sole discretion, may appoint independent contractors or agents to perform select duties thereof; provided, that neither the Master Servicer nor the Special Servicer shall be relieved from such duties solely by virtue of such appointment.

     Section 6.03 Limitation on Liability of the Depositor, the Master Servicer,
the Special Servicer and Others.

     None of the Depositor, the Master Servicer, the Special Servicer or any of
the directors, officers, employees or agents of the Depositor, the Master
Servicer or the Special Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect the
Depositor, the Master Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the
Special Servicer and any director, officer, employee or agent of the Depositor, the Master Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and the Special Servicer and any director, officer, employee or agent of the
Depositor, the Master Servicer or the Special Servicer shall be indemnified by the

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Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement, the Certificates or any asset of the Trust Fund, other than any loss, liability or expense specifically required to be borne by such Person pursuant to the terms hereof, or which constitutes a Servicing Advance (and is otherwise specifically reimbursable hereunder), or which is incurred by such Person by reason of such
Person's willful misfeasance, bad faith or negligence in the performance of such
Person's duties hereunder or by reason of such Person's negligent disregard of obligations and duties hereunder.

     In no event shall the Master Servicer or Special Servicer be liable for any determination made by the Majority Certificateholder of the Controlling Class
pursuant to paragraph (3) of the definition of Specially Serviced Mortgage Loan.

     None of the Depositor, the Master Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any ultimate expense or liability; provided, however, that the
Depositor, the Master Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Master Servicer and the
Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided by Section 3.05(a); provided, however, that if such action, proceeding, hearing or examination relates to a Serviced Whole Loan, such expenses, costs and liabilities shall be payable out of the related Serviced Whole Loan
Custodial Account and then shall be payable out of the Certificate Account if amounts on deposit in the related Serviced Whole Loan Custodial Account are insufficient therefor hereunder so long as such expenses, costs and liabilities do not relate solely to a Serviced Companion Loan or Serviced B Note. The fact that any related legal action was instituted by or against the holder of a
Serviced Companion Loan or Serviced B Note shall not be conclusive evidence that such expenses, costs or liabilities are solely attributable thereto.

     Section 6.04 Depositor, Master Servicer and Special Servicer Not to Resign.

     Subject to the provisions of Section 6.02, none of the Depositor, the
Master Servicer or the Special Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor, the Master Servicer or the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer or the Special Servicer shall become effective until the Trustee or a successor servicer shall have assumed the responsibilities and obligations of the Master
Servicer or the Special Servicer, as the case may be, in accordance with Section
7.02.

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     Section 6.05 Rights of the Depositor in Respect of the Master Servicer and
the Special Servicer.

     The Depositor may, but is not obligated to, enforce the obligations of the
Master Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the
Master Servicer or the Special Servicer hereunder or exercise the rights of the
Master Servicer or the Special Servicer hereunder; provided, however, that neither the Master Servicer nor the Special Servicer shall be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer or the Special Servicer and is
not obligated to supervise the performance of the Master Servicer or the Special
Servicer under this Agreement or otherwise.

     Section 6.06 [Reserved]

     Section 6.07 Certain Matters Relating to the Non-Serviced Mortgage Loans.

     With respect to each Non-Serviced Mortgage Loan, each related Other
Servicer, Other Special Servicer, Other Depositor and Other Trustee, and any of
their respective directors, officers, employees or agents (collectively, the
"Other Indemnified Parties"), shall be indemnified by the Trust and held harmless against the Trust's pro rata share (subject to the related
Intercreditor Agreement) of any and all claims, losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim relating to such Non-Serviced Mortgage Loan under the related Other Pooling and Servicing Agreement or this Agreement (but excluding any such losses allocable to the related Non-Serviced Companion Loans), reasonably requiring the use of counsel or the incurring of expenses; provided, however, that such indemnification will not extend to any losses, liabilities or expenses incurred by reason of any Other Indemnified Party's willful misfeasance, bad faith or negligence in the performance of its obligations or duties or by reason of negligent disregard of obligations or duties under the related Other Pooling and Servicing Agreement.

                                   ARTICLE VII

                                     DEFAULT

     Section 7.01 Events of Default.

         (a) "Event of Default," wherever used herein, means any one of the following events:

               (i) (A) any failure by the Master Servicer to make a required deposit, or the Special Servicer to remit to the Master Servicer for deposit, as applicable, to the Certificate Account or the Serviced Whole Loan Custodial
Account, or any failure by the Master Servicer to make a deposit to the applicable Serviced Whole Loan Custodial Account, in each case which continues unremedied for one Business Day following the date on which such deposit was first required to be made, or (B) any failure by the Master Servicer to deposit into, or to remit to the Trustee for deposit into, the Distribution Account any amount required to be so

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deposited or remitted, which failure is not remedied by 11:00 a.m. (New York
City time) on the relevant Distribution Date; or

               (ii) any failure by the Special Servicer to deposit into, or to remit to the Master Servicer for deposit into, the Certificate Account any amount required to be so deposited or remitted under this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; or

               (iii) any failure by the Master Servicer to timely make any
Servicing Advance required to be made by it pursuant to this Agreement which continues unremedied for a period ending on the earlier of (A) fifteen (15) days following the date such Servicing Advance was first required to be made, and (B)
either, if applicable, (1) in the case of a Servicing Advance relating to the payment of insurance premiums, the day on which such insurance coverage terminates if such premiums are not paid or (2) in the case of a Servicing
Advance relating to the payment of real estate taxes, the date of the commencement of a foreclosure action with respect to the failure to make such payment; or

               (iv) any failure on the part of the Master Servicer or the
Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer or the Special
Servicer contained in this Agreement which continues unremedied for a period of
30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer or the Special
Servicer, as the case may be, by the Trustee or the Depositor, or to the Master
Servicer or the Special Servicer, as the case may be by the Holders of
Certificates entitled to not less than 25% of the Voting Rights or by any affected Serviced Companion Loan Holder; provided, however, that if such covenant or agreement is capable of being cured and the Master Servicer or
Special Servicer, as applicable, is diligently pursuing such cure, such 30-day period shall be extended for an additional 30 days; or

               (v) any breach on the part of the Master Servicer or the Special
Servicer of any representation or warranty contained in this Agreement which materially and adversely affects the interests of any Class of
Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer or the Special Servicer by the
Trustee or the Depositor, or to the Master Servicer or the Special Servicer, as
the case may be, by the Holders of Certificates entitled to not less than 25% of the Voting Rights; provided, however, if such breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing such cure, such 30 day period shall be extended for an additional 30 days; or

               (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer or the Special
Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

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               (vii) the Master Servicer or the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

               (viii) the Master Servicer or the Special Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (ix) a Servicing Officer obtains actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more
Classes of Certificates, or (B) placed one or more Classes of Certificates on
"watch status" in contemplation of a ratings downgrade or withdrawal (and such
"watch status" placement shall not have been withdrawn by Moody's within 60 days of the date the Servicing Officer obtained such actual knowledge), and, in the case of either of clauses (A) or (B), cited servicing concerns with the Master
Servicer or the Special Servicer, as the case may be, as the sole material factor in such rating action; or

               (x) the Master Servicer or the Special Servicer is removed from
Standard & Poor's approved master servicer list or special servicer list, as the case may be, and the ratings of any of the Certificates by Standard & Poor's are downgraded, qualified or withdrawn (including, without limitation, placed on
"negative credit watch") in connection with such removal and the Master Servicer or the Special Servicer is not reinstated on such list within 30 days; or

               (xi) with respect to any Serviced Companion Loan, the Trustee shall have received written notice from any rating agency that rates any related
Serviced Companion Loan Securities that the continuation of the Master Servicer or the Special Servicer in such capacity for such Serviced Companion Loan would result in the downgrade, qualification or withdrawal of any rating then assigned by such rating agency to any such related Serviced Companion Loan Securities and such notice is not withdrawn within 30 days.

     Notwithstanding the foregoing, any failure to remit funds with respect to a
Non-Serviced Mortgage Loan will only be an Event of Default of the Master
Servicer or the Special Servicer, as applicable, to the extent that such funds are received from the GCCFC 2004-GG1 Master Servicer, the COMM 2004-LNB3 Master
Servicer or the GMACCM 2004-C1 Master Servicer, as applicable.

         (b) If any Event of Default with respect to the Master Servicer or the
Special Servicer (in either case for purposes of this Section 7.01(b), the
"Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the
Depositor or the Trustee may, and at the written direction of the Holders of
Certificates entitled to at least 51% of the Voting Rights, or, to the extent that it is affected by such Event of Default, a holder of a Serviced Companion
Loan, the Trustee shall, terminate, by notice in writing to the Defaulting
Party, with a copy of such notice to the Depositor (if the termination is effected by the Trustee) or to the Trustee (if the termination is

                                      264

effected by the Depositor), all of the rights and obligations of the Defaulting
Party under this Agreement and in and to the Mortgage Loans, the Serviced Whole
Loans and the proceeds thereof (other than any rights of the Defaulting Party as
Certificateholder and rights pursuant to Section 3.11 and Section 6.03). From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the
Mortgage Loans or the Serviced Whole Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans, the Serviced Companion Loans,
the Serviced B Note and related documents, or otherwise. The Master Servicer and the Special Servicer each agrees that if it is terminated pursuant to this
Section 7.01(b), it shall promptly (and in any event no later than ten Business
Days subsequent to its receipt of the notice of termination) provide the Trustee or any other successor Master Servicer or Special Servicer with all documents and records requested by it to enable it to assume the Master Servicer's or
Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee or any other successor Master Servicer or Special Servicer in effecting the termination of the Master Servicer's or Special Servicer's, as the
case may be, responsibilities and rights hereunder, including, without limitation, the transfer within two (2) Business Days to the Trustee or any other successor Master Servicer or Special Servicer for administration by it of all cash amounts which shall at the time be or should have been credited by the
Master Servicer or the Special Servicer to the Certificate Account, any Serviced
Whole Loan Custodial Account, the Distribution Account, any REO Account or any
Servicing Account or thereafter be received with respect to the Mortgage Loans,
Serviced Companion Loans, the Serviced B Note or any REO Property; provided, however, that the Master Servicer and the Special Servicer each shall continue to be entitled to receive all amounts accrued or owing to it under this
Agreement on or prior to the date of such termination, whether in respect of
Advances made by it or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination.

         (c) Notwithstanding Section 7.0l(b), if any Event of Default on the
part of the Master Servicer or the Special Servicer occurs that affects the
Jersey Gardens Whole Loan or any Serviced Companion Loan Securities related to the Jersey Gardens Companion Loan to the extent they are subsequently securitized pursuant to a Serviced Companion Loan Securitization Agreement, then the trustee appointed under the applicable Serviced Companion Loan
Securitization Agreement shall be entitled to direct the Trustee, and the
Trustee shall be entitled, to terminate all of the rights and obligations of the
Master Servicer or the Special Servicer, as applicable, under this Agreement, but solely to the extent such rights and obligations relate to the Jersey
Gardens Whole Loan, and the Trustee shall appoint a replacement master servicer or special servicer, as applicable, selected by the trustee under the related
Serviced Companion Loan Securitization Agreement, but solely with respect to the
Jersey Gardens Whole Loan, that meets the eligibility requirements of Section
7.02 and the eligibility requirements of any Serviced Companion Loan
Securitization Agreement; provided, with respect to termination of the defaulting Special Servicer, the Other Trustee shall only be entitled to direct the Trustee to terminate the defaulting Special Servicer if the Special Servicer has not already been terminated

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during the period that is thirty (30) days following any cure period that the defaulting Special Servicer may have under the terms of this Agreement. Any appointment of a replacement master servicer or special servicer in accordance with this Section 7.01(c) shall be subject to the receipt of a Rating Agency
Confirmation .

     Section 7.02 Trustee to Act; Appointment of Successor.

     On and after the time the Master Servicer or the Special Servicer resigns pursuant to Section 6.04 or receives a notice of termination pursuant to Section
7.01, the Trustee shall be the successor in all respects to the Master Servicer or the Special Servicer, as the case may be, in its capacity as such under this
Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer or the Special Servicer, as the
case may be, by the terms and provisions hereof, including, without limitation, the Master Servicer's obligation to make Delinquency Advances; provided, that any failure to perform such duties or responsibilities caused by the Master
Servicer's or the Special Servicer's failure to provide information or monies required by Section 7.01 shall not be considered a default by the Trustee hereunder. The Trustee shall not be liable for any of the representations and warranties of the Master Servicer or the Special Servicer or for any losses incurred by the Master Servicer or the Special Servicer pursuant to Section 3.06 hereunder nor shall the Trustee be required to purchase any Mortgage Loan,
Serviced Companion Loan or Serviced B Note hereunder. As compensation therefor, the Trustee shall be entitled to the applicable Servicing Fee and Special
Servicing Fee and all funds relating to the Mortgage Loans, each Serviced
Companion Loan and Serviced B Note which the Master Servicer or the Special
Servicer (other than any Workout Fees owed pursuant to Section 3.11(c)) would have been entitled to charge to the Certificate Account, any Serviced Whole Loan
Custodial Account or the Distribution Account if the Master Servicer or the
Special Servicer had continued to act hereunder. Notwithstanding the above, the
Trustee may, if it shall be unwilling to so act, or shall, if it is unable to so act or if the Holders of Certificates entitled to at least 51% of the Voting
Rights so request in writing to the Trustee or if the Trustee is not approved as a master servicer or special servicer, as the case may be, by each Rating Agency rating the Certificates or any Serviced Companion Loan Securities, promptly appoint any FNMA or FHLMC-approved mortgage loan servicing institution that has a net worth of not less than $10,000,000 and is otherwise acceptable to each such Rating Agency (as evidenced by Rating Agency Confirmation), as the successor to the Master Servicer hereunder or the Special Servicer, as the case may be, in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. No appointment of a successor to the Master Servicer or the Special
Servicer, as the case may be, hereunder shall be effective until the assumption of the successor to the Master Servicer or the Special Servicer, as the case may be, of all the responsibilities, duties and liabilities of the Master Servicer or the Special Servicer, as the case may be, hereunder. Pending appointment of a successor to the Master Servicer or the Special Servicer, as the case may be, hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with any such appointment and assumption described herein, the
Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans, Serviced Companion Loans, Serviced B Note or
otherwise as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the resigning or terminated party hereunder. The Depositor, the Trustee and such successor shall take such action, consistent with this

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Agreement, as shall be necessary to effectuate any such succession. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor servicer by the Trust within 60 days of the
Trustee's submission of an invoice with respect thereto and after making reasonable efforts to collect such amounts from the successor servicer, to the extent such expenses have not been reimbursed by the successor servicer; such expenses paid by the Trust Fund shall be deemed to be an Additional Trust Fund
Expense.

     Section 7.03 Notification to Certificateholders.

         (a) Upon any resignation of the Master Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Master Servicer or the Special
Servicer pursuant to Section 7.01 or any appointment of a successor to the
Master Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Serviced
Companion Loan Holder and Serviced B Note Holder.

         (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) five days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with
Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all
Certificateholders and to each Serviced Companion Loan Holder and Serviced B
Note Holder notice of such occurrence, unless such default shall have been cured.

     Section 7.04 Waiver of Events of Default.

     The Holders of Certificates representing at least 66-2/3% of the Voting
Rights allocated to the Classes of Certificates affected by any Event of Default may waive such Event of Default together with the required percentage (under the related Serviced Companion Loan Securitization Agreement) of holders of Serviced
Companion Loan Securities (if they are adversely affected by such Event of
Default); provided, however, that an Event of Default under clause (i) or (ii)
of Section 7.01 may be waived only by all of the Certificateholders of the affected Classes, together with the holders of 100% of the voting rights of each affected series of Serviced Companion Loan Securities. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the
Depositor or any Affiliate of the Depositor shall be entitled to the same Voting
Rights with respect to the matters described above as they would if any other
Person held such Certificates.

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                                  ARTICLE VIII

            CONCERNING THE TRUSTEE, THE FISCAL AGENT AND THE SERVICED
                             WHOLE LOAN PAYING AGENT

     Section 8.01 Duties of the Trustee and the Fiscal Agent.

         (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the
Trustee (other than as successor Master Servicer or Special Servicer) shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

         (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected.

         (c) No provision of this Agreement shall be construed to relieve the
Trustee or the Fiscal Agent from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee and the Fiscal Agent shall be determined solely by the express provisions of this Agreement, the Trustee and the Fiscal Agent shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee or the Fiscal Agent and, in the absence of bad faith on the part of the Trustee or the Fiscal Agent, the
Trustee or the Fiscal Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee or the Fiscal Agent and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least
25% (or other percentage specified in this

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Agreement) of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

     Section 8.02 Certain Matters Affecting the Trustee and the Fiscal Agent.

     Except as otherwise provided in Section 8.01:

         (a) The Trustee and the Fiscal Agent may rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's
Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

         (b) The Trustee and the Fiscal Agent may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith and the expense of such consultation with counsel shall be reimbursable under Section
8.05(b) hereof;

         (c) Neither the Trustee nor the Fiscal Agent (in their respective capacities as such) shall be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the
Certificateholders, pursuant to the provisions of this Agreement, unless such
Certificateholders shall have offered to the Trustee or the Fiscal Agent, as applicable, reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; neither the Trustee nor the Fiscal Agent shall be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an
Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

         (d) Neither the Trustee nor the Fiscal Agent shall be personally liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

         (e) Prior to the occurrence of an Event of Default hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least
50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the

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Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this
Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action;

         (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, provided, that the Trustee shall not be relieved from such duties, and the Trustee shall remain responsible for all acts and omissions of any such agent;

         (g) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate
Trust Office, and such notice references the Certificates or this Agreement; and

         (h) Neither the Trustee nor the Fiscal Agent shall be responsible for any act or omission of the Master Servicer or the Special Servicer (unless the
Trustee is acting as Master Servicer or the Special Servicer, as the case may
be) or of the Depositor or any other person.

     Section 8.03 Trustee and Fiscal Agent Not Liable for Validity or
Sufficiency of Certificates or Mortgage Loans.

     The recitals contained herein and in the Certificates, other than the representations and warranties of, and the other statements attributed to the
Trustee in Sections 2.02, 2.05, 2.07 and 8.13 and the signature of the Trustee set forth on each outstanding Certificate, shall be taken as the statements of the Depositor, the Master Servicer or the Special Servicer, as the case may be, and neither the Trustee nor the Fiscal Agent shall assume responsibility for their correctness. Neither the Trustee nor the Fiscal Agent shall make any representations as to the validity or sufficiency of this Agreement (except to the extent set forth in Section 8.13) or of any Certificate (other than as to the signature of the Trustee set forth thereon) or of any Mortgage Loan or any related document. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate
Account or any other account by or on behalf of the Depositor, the Master
Servicer or the Special Servicer. Neither the Trustee nor the Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the
Depositor, the Master Servicer or the Special Servicer, and accepted by the
Trustee or Fiscal Agent in good faith, pursuant to this Agreement.

     Section 8.04 Trustee and Fiscal Agent May Own Certificates.

     Each of the Trustee and the Fiscal Agent, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee or the Fiscal Agent.

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     Section 8.05 Fees and Expenses of Trustee; Indemnification of Trustee and
the Fiscal Agent.

         (a) Monthly, the Trustee shall be entitled to withdraw the Trustee Fee from the Distribution Account pursuant to Section 3.05(b) for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. On or prior to the Distribution Date in each month, the Trustee shall be entitled to withdraw and pay itself from amounts then on deposit in the Distribution Account an amount equal to the then unpaid Trustee Fees.

         (b) The Trustee, the Fiscal Agent and any director, officer, employee or agent of the Trustee or the Fiscal Agent, as applicable, shall be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the
Distribution Account from time to time) against any loss, liability or expense
(including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement)
arising out of, or incurred in connection with, any act or omission of the
Trustee and the Fiscal Agent relating to the exercise and performance of any of the powers and duties of the Trustee and the Fiscal Agent hereunder; provided, that none of the Trustee, the Fiscal Agent or any of the other above specified
Persons, shall be entitled to indemnification pursuant to this Section 8.05(b)
for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Fiscal Agent in the normal course of the
Trustee's performing their routine duties in accordance with any of the provisions hereof, (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof, or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Fiscal Agent's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the
Trustee or the Fiscal Agent made herein. The provisions of this Section 8.05(b)
shall survive any resignation or removal of the Trustee and appointment of a successor trustee or fiscal agent.

     Section 8.06 Eligibility Requirements for Trustee and Fiscal Agent.

         (a) The Trustee hereunder shall at all times be an association or a corporation organized and doing business under the laws of the United States of
America or any State thereof or the District of Columbia, authorized under such laws to exercise trust powers, having a combined capital and surplus of at least
$100,000,000 and subject to supervision or examination by federal or state authority. If such association or corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such association or corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The long-term unsecured debt obligations of the Trustee shall at all times be rated not less than "AA-" by Standard & Poor's (or "A+" if the short-term unsecured debt rating of the Fiscal Agent is at least "A-1" by
Standard & Poor's) and "Aa3" by Moody's and the short-term unsecured debt obligations of the Trustee shall at all times be rated not less than "A-1" by
Standard & Poor's or, if and for so long as a Fiscal Agent is appointed and acting hereunder, at least investment grade by each Rating Agency or, in each case, such other rating as shall not result in the qualification, downgrade or withdrawal of any of

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the ratings then assigned to the respective Classes of Certificates, as confirmed in writing by the applicable Rating Agency. In case at any time the
Trustee or the Fiscal Agent shall cease to be eligible in accordance with the provisions of this Section 8.06(a), the Trustee or the Fiscal Agent shall resign immediately in the manner and with the effect specified in Section 8.07;
provided, that if the Trustee shall cease to be so eligible because its combined capital and surplus is no longer at least $100,000,000 or its long-term unsecured debt rating no longer conforms to the requirements of the immediately preceding sentence, and if the Trustee proposes to the other parties hereto to enter into an agreement with (and reasonably acceptable to) each of them or the
Trustee appoints a fiscal agent, and if in light of such agreement or such appointment, the Trustee's continuing to act in such capacity would not (as evidenced in writing by each Rating Agency) cause any Rating Agency to qualify, downgrade or withdraw any rating assigned thereby to any Class of Certificates or any Serviced Companion Loan Securities, then upon the execution and delivery of such agreement or the effectiveness of such appointment, the Trustee shall not be required to resign, and may continue in such capacity, for so long as none of the ratings assigned by the Rating Agencies to the Certificates or any
Serviced Companion Loan Securities is adversely affected thereby. The corporation or association serving as Trustee may have normal banking and trust relationships with the Depositor, the Master Servicer, the Special Servicer and
their respective Affiliates.

         (b) The Trustee and the Fiscal Agent shall not assign any of their rights or delegate any of its duties under this Agreement to any other Person without the prior written consent of the Depositor and the Majority
Certificateholder of the Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed).

     Section 8.07 Resignation and Removal of the Trustee and the Fiscal Agent.

         (a) The Trustee or the Fiscal Agent, as applicable, may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Special Servicer, all
Certificateholders, the Serviced Companion Loan Holders and the Serviced B Note
Holders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee or fiscal agent, as applicable, acceptable to the
Master Servicer, by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee or the resigning Fiscal Agent and to the successor trustee or fiscal agent. A copy of such instrument shall be delivered to the Master Servicer, the Special Servicer, the Non-Serviced Mortgage Loan
Service Providers, the Certificateholders, the Serviced Companion Loan Holders
and the Serviced B Note Holder by the Depositor. If no successor trustee or fiscal agent shall have been so appointed and have accepted appointment within
30 days after the giving of such notice of resignation, the resigning Trustee or the resigning Fiscal Agent may petition any court of competent jurisdiction for the appointment of a successor trustee or fiscal agent.

         (b) If at any time the Trustee or the Fiscal Agent shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Master Servicer, or if at any time the Trustee or the Fiscal Agent shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property or the Fiscal Agent or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs or the Fiscal Agent

                                      272

or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee or the Fiscal Agent and appoint a successor trustee or fiscal agent acceptable to the Master Servicer by written instrument, in duplicate, which instrument shall be delivered to the
Trustee or the Fiscal Agent so removed and to the successor trustee or fiscal agent. A copy of such instrument shall be delivered to the Master Servicer, the
Special Servicer, the Certificateholders, the Serviced Companion Loan Holders
and the Serviced B Note Holders by the Depositor.

         (c) The Holders of Certificates entitled to at least 51% of the Voting
Rights may at any time remove the Trustee or the Fiscal Agent and appoint a successor trustee or fiscal agent by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the
Special Servicer, the remaining Certificateholders, the Serviced Companion Loan
Holders and the Serviced B Note Holders by the Master Servicer.

         (d) Any resignation or removal of the Trustee or the Fiscal Agent and appointment of a successor trustee or fiscal agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor trustee or fiscal agent as provided in Section
8.08. Upon any succession of the Trustee or the Fiscal Agent under this
Agreement, the predecessor Trustee or Fiscal Agent shall be entitled to the payment of compensation and reimbursement for services rendered and expenses incurred (including without limitation unreimbursed Advances and interest thereon made thereby) accrued or payable up to and including the effective date of such termination, at such times and from such sources as if the predecessor
Trustee or Fiscal Agent had not resigned or been removed. Any resignation or removal of the Trustee shall be a simultaneous removal of the Fiscal Agent hereunder.

     Section 8.08 Successor Trustee and Fiscal Agent.

         (a) Any successor trustee or fiscal agent appointed as provided in
Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Master
Servicer, the Special Servicer and to its predecessor trustee or fiscal agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee or fiscal agent shall become effective and such successor trustee or fiscal agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee or fiscal agent herein. The predecessor trustee or fiscal agent shall deliver to the successor trustee or fiscal agent all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage
Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor trustee or fiscal agent), and the Depositor, the Master Servicer, the Special Servicer and the predecessor trustee or fiscal agent shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee or fiscal agent all such rights, powers, duties and obligations, and to enable the successor trustee or fiscal agent to perform its obligations hereunder.

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         (b) No successor trustee or fiscal agent shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee or fiscal agent shall be eligible under the provisions of
Section 8.06.

         (c) Upon acceptance of appointment by a successor trustee or fiscal agent as provided in this Section 8.08, the successor trustee or fiscal agent shall mail notice of such appointment to the Depositor, the Certificateholders, the Non-Serviced Mortgage Loan Service Providers, the Serviced Companion Loan
Holders and the Serviced B Note Holders.

     Section 8.09 Merger or Consolidation of Trustee and Fiscal Agent.

     Any entity into which the Trustee or the Fiscal Agent may be merged or converted or with which it may be consolidated or any entity resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any entity succeeding to the corporate trust business of the Trustee or the Fiscal Agent shall be the successor of the Trustee or the
Fiscal Agent hereunder; provided, such entity shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 8.10 Appointment of Co-Trustee or Separate Trustee.

         (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the
Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust
Fund, or any part thereof, and, subject to the other provisions of this Section
8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within fifteen days after the receipt by it of a request to do so, or in case an Event of Default in respect of the
Master Servicer shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

         (b) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer or the Special Servicer hereunder), the
Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction)
shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

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         (c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

         (d) Any separate trustee or co-trustee may, at any time, constitute the
Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this
Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the
Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

         (e) The appointment of a co-trustee or separate trustee under this
Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder.

     Section 8.11 Appointment of Custodians.

         (a) The Trustee may, with the consent of the Master Servicer and the
Majority Certificateholder of the Controlling Class, appoint one or more
Custodians to hold all or a portion of the Mortgage Files as agent for the
Trustee. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall itself (or together with an affiliate guaranteeing its financial performance) have a combined capital and surplus of at least $15,000,000, shall be qualified to do business in the jurisdiction in which it holds any Mortgage File, shall maintain and keep in full force and effect throughout the term of this Agreement a fidelity bond and an errors and omissions insurance policy covering its officers and employees and other persons acting on its behalf in connection with its activities under this Agreement in the amount of coverage customary for custodians acting in such capacity, and shall not be the Depositor, a Mortgage Loan Seller or any Affiliate of the
Depositor or a Mortgage Loan Seller. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian.

         (b) Any Custodian appointed by the Trustee under this Agreement shall not assign any of its rights or delegate any of its duties under this Agreement to any other Person without the prior written consent of the Depositor and the
Majority Certificateholder of the Controlling Class (such consent not to be unreasonably withheld, conditioned or delayed).

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     Section 8.12 Access to Certain Information.

         (a) On or prior to the date of the first sale of any Non-Registered
Certificate to an Independent third party, the Depositor shall provide to the
Trustee ten copies of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Registered Certificate belongs. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee ten copies of the private placement memorandum or disclosure document, as revised, amended or supplemented. The
Trustee shall maintain at its offices primarily responsible for administering the Trust Fund (or at the Primary Servicing Office of the Master Servicer) and
shall, upon reasonable advance notice, make available during normal business hours for review by any Holder, Certificate Owner or prospective transferee of a
Certificate or interest therein, originals or copies of the following items: (i)
in the case of a Holder, Certificate Owner or prospective transferee of a
Non-Registered Certificate or interest therein, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such
Non-Registered Certificate belongs, in the form most recently provided to the
Trustee; and (ii) in all cases, (A) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (B) all reports required to be delivered to Certificateholders of the relevant Class pursuant to Section 4.02 since the
Closing Date, (C) all Officer's Certificates delivered to the Trustee since the
Closing Date pursuant to Section 3.13, (D) all accountants' reports delivered to the Trustee since the Closing Date pursuant to Section 3.14, (E) the most recent inspection report prepared by the Master Servicer or Special Servicer and delivered to the Trustee in respect of each Mortgaged Property pursuant to
Section 3.12, (F) as to each Mortgage Loan pursuant to which the related
Mortgagor is required to deliver such items or the Master Servicer or Special
Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor collected by the Master Servicer or the
Special Servicer and delivered to the Trustee pursuant to Section 3.12, (G) any and all notices and reports delivered to the Trustee with respect to any
Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (H) the respective Mortgage
Files, including, without limitation, any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.21
(but only for so long as the affected Mortgage Loan is part of the Trust Fund),
(I) copies of any Appraisals required or permitted to be performed pursuant to the terms of this Agreement and delivered to the Trustee, and (J) any and all
Officer's Certificates and other evidence delivered to or retained by the
Trustee to support the Master Servicer's, Special Servicer's, Trustee's or
Fiscal Agent's determination that any Advance was or, if made, would be a
Nonrecoverable Advance. Copies of any and all of the foregoing items will be available from the Trustee upon written request; however, the Trustee shall be permitted to require from the requesting Certificateholder payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies.

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     In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee may require (a) in the case of Certificate
Owners, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, a written confirmation executed by the requesting Person, in form reasonably satisfactory to the Trustee, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. All
Certificateholders, by the acceptance of their Certificates, shall be deemed to have agreed to keep such information confidential. Notwithstanding the foregoing provisions of this Section 8.12(a), the Trustee shall have no responsibility for the accuracy, completeness or sufficiency for any purpose of any information so made available or furnished by it pursuant to this Section 8.12(a).

         (b) The Trustee shall provide or cause to be provided to the Depositor, the Master Servicer, and the Special Servicer, and to the Office of Thrift
Supervision, the Federal Deposit Insurance Corporation, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the Mortgage Files and any other documentation regarding the Mortgage Loans, the Serviced Companion Loans, the Serviced B Note
and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Trustee designated by it.

     Section 8.13 Representations and Warranties of the Trustee and the Fiscal
Agent.

         (a) The Trustee hereby represents and warrants to the Master Servicer, for its own benefit and the benefit of the Certificateholders, and to the
Special Servicer and the Depositor, as of the Closing Date, that:

               (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of
America.

               (ii) The execution and delivery of this Agreement by the Trustee, and the performance and compliance with the terms of this Agreement by the
Trustee, will not violate the Trustee's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) This Agreement, assuming due authorization, execution and delivery by the Special Servicer, the Master Servicer, the Fiscal Agent and the
Depositor, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general

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principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (iv) The Trustee is not in default with respect to any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency having jurisdiction, which default, in the
Trustee's good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Trustee to perform its obligations or the financial condition or operations of the Trustee or its properties.

               (v) No litigation is pending or, to the best of the Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the
Trustee to perform its obligations under this Agreement.

               (vi) No consent, approval, authorization or order of,
registration or filing with or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Trustee with this Agreement, or the consummation by the Trustee of any transaction contemplated hereby, other than
(1) such consents, approvals, authorization, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on performance by the Trustee under this Agreement.

         (b) The Fiscal Agent hereby represents and warrants to the Master
Servicer, for its own benefit and the benefit of the Certificateholders, and to the Special Servicer and the Depositor, as of the Closing Date, that:

               (i) The Fiscal Agent is an organization organized under the laws of the Netherlands, duly organized, validly existing and in good standing under the laws governing its creation and existence.

               (ii) The execution and delivery of this Agreement by the Fiscal
Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets.

               (iii) This Agreement, assuming due authorization, execution and delivery by the Special Servicer, the Master Servicer, the Trustee and the
Depositor, constitutes a valid, legal and binding obligation of the Fiscal
Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

               (iv) The Fiscal Agent is not in default with respect to any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or

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governmental agency, which default, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations or the financial conditions or operations of the Fiscal Agent or its properties.

               (v) No litigation is pending or, to the best of the Fiscal
Agent's knowledge, threatened against the Fiscal Agent which would prohibit the
Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Fiscal Agent to perform its obligations under this Agreement.

               (vi) No consent, approval, authorization or order of,
registration or filing with or notice to, any governmental authority or court is required, under federal or state law for the execution, delivery and performance of or compliance by the Fiscal Agent with this Agreement, or the consummation by the Fiscal Agent of any transaction contemplated hereby, other than (1) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained or made and (2) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Fiscal Agent under this
Agreement.

     Section 8.14 Filings with the Securities and Exchange Commission.

         (a) Each of the Trustee, the Fiscal Agent, the Master Servicer and the
Special Servicer shall reasonably cooperate with the Depositor in connection with the Trust Fund's satisfying the reporting requirements under the Exchange
Act. Based on information furnished to it by the Master Servicer and the
Depositor (in an 80 column unformatted electronic format acceptable to the
Trustee), the Trustee will prepare on behalf of the Trust Fund, Forms 8-K and
10-K customary for similar securities and any other such periodic reports required to be filed under the provisions of the Exchange Act, and the Rules and
Regulations of the Commission thereunder and file (via the Commission's
Electronic Data Gathering and Retrieval System) such forms on behalf of the
Depositor. Each Form 8-K shall be filed by the Trustee within 15 days after each
Distribution Date, including a copy of the Distribution Date Statement for such
Distribution Date as an exhibit thereto. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and
Regulations of the Commission) the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff's interpretations.
Any Form 10-K filed with the Commission in connection with this Section 8.14 shall include a certification, signed by the senior officer of the Depositor, in the form attached as Exhibit M-1 hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with
Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. The Form 10-K Certification shall be delivered to the Trustee for filing by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such Form 10-K on behalf of the
Depositor; provided that the Trustee shall not execute and file such Form 10-K without the consent of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the
Trust. Notwithstanding the foregoing, in the event that the Commission does not accept a Form 10-K Certification signed by the Depositor where the

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related Form 10-K is signed by the Trustee on behalf of the Depositor, the
Trustee shall prepare such Form 10-K to be signed by the Depositor and the
Depositor shall sign such form. In connection with the Form 10-K Certification, the Trustee shall provide the Depositor with a back-up certification substantially in the form attached hereto as Exhibit M-2, and each of the Master
Servicer and the Special Servicer shall provide the Depositor with a back-up certification substantially in the form attached hereto as Exhibit M-3. Each such certification shall be delivered to the Depositor by March 15th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, with respect to the Jersey Gardens Companion Loan, on or before March
15th of each year with respect to which a Form 10-K is filed by the related trustee for such commercial mortgage securitization, the Master Servicer and the
Special Servicer, shall provide to the Person who signs the Sarbanes-Oxley certification with respect to such commercial mortgage securitization a certification substantially in the form attached hereto as Exhibit M-3 (which shall address the matters contained in such form, but solely with respect to the
Jersey Gardens Companion Loan) on which such Person and such Person's partner, representative, Affiliate, member, manager, director, officer, employee or agent can rely. Such Form 10-K shall include as exhibits the Master Servicer's and the
Special Servicer's annual statement of compliance described under Section 3.13 and the accountant's report described under Section 3.14, in each case to the extent they have been timely delivered to the Trustee. In addition, the Master
Servicer shall cause each sub-servicing agreement relating to the sub-servicing of a Mortgage Loan or Serviced Whole Loan to provide that no later than ten (10)
days prior to the date on which the Trustee has indicated its intention to file any Form 10-K with respect to the Trust, the related sub-servicer shall execute to each certifying party and certifying officer a certification (a "Sub-Servicer
Backup Certification") substantially in the form attached hereto as Exhibit M-4.
In addition, the sub-servicing agreement applicable to the Jersey Gardens Whole
Loan, if any, shall require the related sub-servicer to provide the depositor who signs the Sarbanes-Oxley certification pursuant to the pooling and servicing agreement that governs the Jersey Gardens Companion Loan with a Sub-Servicer
Backup Certification upon which such person can rely and on the date set forth in the preceding sentence (but in the year in which the depositor who signs such
Sarbanes-Oxley certification pursuant to the related pooling and servicing agreement that governs the Jersey Gardens Companion Loan signs such
Sarbanes-Oxley certification). If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. Prior to January 30th of the first year in which the Trustee is able to do so under applicable law, the Trustee shall, in accordance with the
Exchange Act and the Rules and Regulations of the Commission, timely file a Form
15 Suspension Notification with respect to the Trust Fund.

         (b) Each of the Trustee, the Fiscal Agent, the Master Servicer and the
Special Servicer shall severally and not jointly indemnify and hold harmless the
Depositor and its officers, directors, employees, agents and Affiliates from and against any and all loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement) arising out of, or incurred in connection with, any breach of any obligations of the Trustee, the Fiscal Agent, the Master Servicer or the Special Servicer, as applicable, under this Section
8.14 or the negligence, bad faith or willful misconduct of the Trustee, the
Master Servicer or the Special Servicer, as the case

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may be, in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the Depositor, then (i) the Trustee agrees that it shall contribute to the amount paid or payable to the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other in connection with a breach of the
Trustee's obligations under this Section 8.14 or the Trustee's negligence, bad faith or willful misconduct in connection therewith, (ii) the Master Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Master Servicer on the other in connection with a breach of the Master Servicer's obligations under this Section 8.14 or the Master
Servicer's negligence, bad faith or willful misconduct in connection therewith and (iii) the Special Servicer agrees that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Special Servicer on the other in connection with a breach of the Special Servicer's obligations under this Section 8.14 or the Special Servicer's negligence, bad faith or willful misconduct in connection therewith.

         (c) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor, Master Servicer and Special Servicer a copy of any such executed report, statement or information.

         (d) This Section 8.14 may be amended in accordance with this Agreement without the consent of the Certificateholders.

     Section 8.15 Fiscal Agent Termination Event.

     "Fiscal Agent Termination Event," wherever used herein, means any one of the following events:

         (a) Any failure by the Fiscal Agent to remit to the Trustee when due any required Advances; or

         (b) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

         (c) The Fiscal Agent shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or relating to the Fiscal Agent or of or relating to all or substantially all of its property; or

         (d) The Fiscal Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy,

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insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

         (e) Moody's shall indicate its intent to reduce, qualify or withdraw the outstanding rating of any Class of Certificates because the prospective financial condition or capacity to make Advances of the Fiscal Agent is insufficient to maintain such rating; or

         (f) The long-term unsecured debt of the Fiscal Agent is rated below
"AA-" (or "A+" if the short-term unsecured debt rating of the Fiscal Agent is at least "A-1" by Standard & Poor's) or "Aa3," as the case may be, by Standard &
Poor's or Moody's, respectively, or such other rating as shall not result in the qualification, downgrade or withdrawal of any of the ratings then assigned to the respective Classes of Certificates, as confirmed in writing by each Rating
Agency.

     Section 8.16 Procedure Upon Termination Event.

     On the date specified in a written notice of termination given to the
Fiscal Agent pursuant to Section 8.07, all authority, power and rights of the
Fiscal Agent under this Agreement, whether with respect to the Mortgage Loans,
Serviced Companion Loans or otherwise, shall terminate and a successor Fiscal
Agent shall be appointed by the Trustee, with the consent of the Depositor;
provided that in no event shall the termination of the Fiscal Agent be effective until Rating Agency Confirmation shall have been obtained with respect to a successor fiscal agent from each of Standard & Poor's and Moody's; provided, that no such Rating Agency Confirmation shall be required from Standard & Poor's if the successor Fiscal Agent is rated at least "AA" by Standard & Poor's. The
Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent.

     Section 8.17 Serviced Whole Loan Paying Agent.

         (a) The Serviced Whole Loan Paying Agent undertakes to perform such duties and only such duties as are specifically set forth herein.

         (b) No provision of this Agreement shall be construed to relieve the
Serviced Whole Loan Paying Agent from liability for its own negligent failure to act, bad faith or its own willful misfeasance; provided, however, that the duties and obligations of the Serviced Whole Loan Paying Agent shall be determined solely by the express provisions of this Agreement, the Serviced
Whole Loan Paying Agent shall not be liable except for the performance of such duties and obligations, no implied covenants or obligations shall be read into this Agreement against the Serviced Whole Loan Paying Agent and, in the absence of bad faith on the part of the Serviced Whole Loan Paying Agent, the Serviced
Whole Loan Paying Agent may conclusively rely, as to the truth and correctness of the statements or conclusions expressed therein, upon any resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Serviced Whole Loan Paying Agent by any Person and
which on their face do not contradict the requirements of this Agreement.

         (c) [Reserved]

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         (d) The Serviced Whole Loan Paying Agent and any of its directors, officers, employees or agents shall be indemnified and held harmless by the
Serviced Companion Loan Holders and/or the Serviced B Note Holders, as
applicable (to the extent the losses, liabilities, damages, claims and expenses related to a Serviced Companion Loan and/or Serviced B Note), to the extent of amounts in the related Serviced Whole Loan Custodial Account allocable to such
Serviced Companion Loans and/or Serviced B Note against any and all losses, liabilities, damages or claims incurred in connection with any legal action relating to this Agreement or unanticipated "out-of-pocket" expenses (other than the expense of any employee's compensation and any expense allocable to the
Serviced Whole Loan Paying Agent's overhead, but including reasonable attorney's fees) arising in respect of this Agreement other than those resulting from the negligence, bad faith or intentional misconduct of the Serviced Whole Loan
Paying Agent.

         (e) Any notice, certificate, certification or other information delivered or provided to the Trustee hereunder, to the extent such information is also required to be delivered or provided to the Serviced Whole Loan Paying
Agent hereunder, shall be deemed to also be delivered to the Serviced Whole Loan
Paying Agent at such time.

         (f) This Section shall survive the termination of this Agreement or the resignation or removal of the Serviced Whole Loan Paying Agent, as regards rights accrued prior to such resignation or removal.

     Section 8.18 Serviced Whole Loan Holder Register.

     The Serviced Whole Loan Paying Agent shall maintain a register (the
"Serviced Whole Loan Holder Register") on which it will record the names and addresses of the Serviced Companion Loan Holders and the Serviced B Note Holders
and wire transfer instructions for such Serviced Companion Loan Holders and
Serviced B Note Holders from time to time, to the extent such information is provided in writing to it by such Serviced Companion Loan Holder or Serviced B
Note Holders. Each Serviced Companion Loan Holder and Serviced B Note Holders
has agreed to inform the Serviced Whole Loan Paying Agent of its name, address, taxpayer identification number and wiring instructions and of any transfer thereof (together with any instruments of transfer).

     In no event shall the Serviced Whole Loan Paying Agent be obligated to pay any party the amounts payable to a Serviced Companion Loan Holder or a Serviced
B Note Holder hereunder other than the party listed as the applicable Serviced
Companion Loan Holder or Serviced B Note Holder on the Serviced Whole Loan
Holder Register. In the event that a Serviced Companion Loan Holder or a
Serviced B Note Holder transfers the related Serviced Companion Loan or Serviced
B Note without notice to the Serviced Whole Loan Paying Agent, the Serviced
Whole Loan Paying Agent shall have no liability whatsoever for any misdirected payment on such Serviced Companion Loan or Serviced B Note and shall have no obligation to recover and redirect such payment.

     The Serviced Whole Loan Paying Agent shall promptly provide the names and addresses of any Serviced Companion Loan Holder or Serviced B Note Holder to any
party hereto or any successor thereto upon written request, and any such party or successor may, without further

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investigation, conclusively rely upon such information. The Serviced Whole Loan
Paying Agent shall have no liability to any Person for the provision of any such names and addresses.

                                   ARTICLE IX

                                   TERMINATION

     Section 9.01 Termination Upon Repurchase or Liquidation of All Mortgage
Loans.

         (a) Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the
Master Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to
Certificateholders as set forth herein) shall terminate upon payment (or provision for payment) to the Certificateholders and the Serviced Companion Loan
Holders and Serviced B Note Holders, if any, of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class, the Special Servicer or the
Depositor pursuant to subsection (b), of all Mortgage Loans, each REO Loan related to the Mortgage Loans and each REO Property remaining in REMIC I at a price (to be determined as of the end of the Collection Period for the anticipated Final Distribution Date) equal to (A) the aggregate Purchase Price of all the Mortgage Loans included in REMIC I, plus (B) the fair market value, as determined by the Special Servicer, of each REO Property, if any, included in
REMIC I; (C) with respect to an "REO Loan" (as defined in the applicable Other
Pooling and Servicing Agreement) related to a Non-Serviced Mortgage Loan, the pro rata portion, if any, of the fair market value of the such Non-Serviced
Mortgage Loan (based on an appraisal conducted by the related Other Special
Servicer regarding the related property owned by the related Other Trustee on behalf of the owners thereof), based on the aggregate outstanding principal balances of such Non-Serviced Mortgage Loan and the related Non-Serviced
Companion Loans minus (D) solely in the case where the Master Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any Advance Interest accrued and payable to the Master Servicer in respect of such Advances and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Master Servicer in connection with such purchase), (ii) the exchange by the Remaining
Certificateholder pursuant to subsection (f) below, and (iii) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage
Loan or REO Property remaining in REMIC I; provided, however, that in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof.

         (b) The Majority Certificateholder of the Controlling Class, the
Special Servicer and the Master Servicer or the Depositor each may, at its option, elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that the
Majority Certificateholder of the Controlling Class, the Special Servicer and
the Master Servicer or the Depositor may so elect to purchase all of the
Mortgage Loans and each REO Property remaining in REMIC I only if the aggregate
Stated Principal Balance of the Mortgage Loans and any REO

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Loans remaining in the Trust Fund at the time of such election is less than 1%
of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. Such option shall be exercisable by each such
Person in the priority in which such Person is listed in the immediately foregoing sentence. In the event that the Majority Certificateholder of the
Controlling Class, the Special Servicer and the Master Servicer or the Depositor
purchases all of the Mortgage Loans and each REO Property remaining in REMIC I in accordance with the preceding sentence, the Majority Certificateholder of the
Controlling Class, the Special Servicer, the Master Servicer or the Depositor,
as applicable, shall deposit in the Distribution Account not later than the
Master Servicer Remittance Date relating to the Final Distribution Date an amount in immediately available funds equal to the above-described purchase price (exclusive of any portion thereof that would be payable to any Person other than the Certificateholders pursuant to Section 3.05(a) or 3.05(e) if on deposit in the Certificate Account or the Serviced Whole Loan Custodial Account,
as applicable, which portion shall be deposited in the Certificate Account or the Serviced Whole Loan Custodial Account, as applicable). In addition, the
Master Servicer shall (i) transfer to the Distribution Account all amounts required to be transferred thereto on such Master Servicer Remittance Date from the Certificate Account pursuant to the second paragraph of Section 3.04(b), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution. Upon confirmation that such final transfers have been made, the Trustee shall release or cause to be released to the Majority Certificateholder of the Controlling Class, the Special Servicer,
the Master Servicer or the Depositor, as applicable, the Mortgage Files for the remaining Mortgage Loans and any Reserve Funds and Escrow Payments in any
Reserve Accounts or Servicing Account, as applicable, and shall execute all assignments, endorsements and other instruments furnished to it by the Majority
Certificateholder of the Controlling Class, the Special Servicer, the Master
Servicer or the Depositor, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in REMIC I. All
Servicing Files for the remaining Mortgage Loans and REO Properties shall be delivered to the purchasing entity.

         (c) Notice of any termination shall be given promptly by the Trustee by letter to Certificateholders and the Serviced Companion Loan Holders and
Serviced B Note Holders and, if not previously notified pursuant to the preceding paragraph, to the other parties hereto mailed (a) in the event such notice is given in connection with the Master Servicer's, the Majority
Certificateholder of the Controlling Class's or the Depositor's purchase of all of the Mortgage Loans and each REO Property remaining in REMIC I, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which the Trust
Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the
Certificate Registrar or such other location therein designated.

         (d) Upon presentation and surrender of the Certificates by the
Certificateholders on the Final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such
Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Distribution Account

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that are allocable to payments on the Class to which the Certificates so presented and surrendered belong. Amounts on deposit in the Distribution Account as of the Final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clauses (ii) through (viii) of
Section 3.05(b)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Section 4.01. Any funds in the
Distribution Account not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner, and shall be disposed of in accordance with the last paragraph of Section 4.01(g).

         (e) For purposes of this Section 9.01, the Remaining Certificateholder shall have the first option to terminate the Trust Fund, pursuant to subsection
(f) below, and then the Master Servicer, and then the Depositor, in each of the last two cases, pursuant to subsection (b).

         (f) Following the date on which the aggregate Certificate Balance of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H
Certificates is reduced to zero, the Remaining Certificateholder shall have the right to exchange all of its Certificates, including the Class X Certificates,
(other than the Residual Certificates) for all of the Mortgage Loans and each
REO Property remaining in the Trust Fund as contemplated by clause (ii) of
Section 9.01(a) by giving written notice to all the parties hereto no later than
60 days prior to the anticipated date of exchange. In the event that the
Remaining Certificateholder elects to exchange all of its Certificates, including the Class X Certificates, (other than the Residual Certificates) for all of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the preceding sentence, such Remaining Certificateholder, not later than the Final Distribution Date, shall deposit in the Certificate Account an amount in immediately available funds equal to all amounts due and owing to the Depositor, the Master Servicer, the Special Servicer, the Trustee and the
Fiscal Agent hereunder through the date of the liquidation of the Trust Fund that may be withdrawn from the Certificate Account, but only to the extent that such amounts are not already on deposit in the Certificate Account. Upon confirmation that such final deposits have been made and following the surrender of all remaining Certificates by the Remaining Certificateholder on the Final
Distribution Date, the Trustee shall, upon receipt of a Request for Release from the Master Servicer, release or cause to be released to the Remaining
Certificateholder or any designee thereof, the Mortgage Files for the remaining
Mortgage Loans and shall execute all assignments, endorsements and other instruments furnished to it by the Remaining Certificateholder as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund, and the Trust Fund shall be liquidated in accordance with Section 9.02. Thereafter, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the
Master Servicer, the Special Servicer and, Trustee (other than annual tax returns and maintenance of books and records and the preparation and filing of final tax returns), and the Fiscal Agent shall terminate. Such transfers shall be subject to any rights of any Sub-Servicers to service (or to perform select servicing functions with respect to) the Mortgage Loans. For federal income tax purposes, the Remaining Certificateholder shall be deemed to have purchased the assets of REMIC I for an amount equal to the remaining Certificate Balance of its remaining Certificates (other than the Residual Certificates), plus accrued and unpaid interest with respect thereto, and the Trustee shall credit such amounts against amounts distributed in respect of such Certificates. The remaining

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Mortgage Loans and REO Properties are deemed distributed to the Remaining
Certificateholder in liquidation of the Trust Fund pursuant to Section 9.02.

     Section 9.02 Additional Termination Requirements.

         (a) In the event the Master Servicer, the Majority Certificateholder of the Controlling Class, or the Depositor purchases all of the Mortgage Loans and each REO Property remaining in REMIC I, or the Remaining Certificateholder exchanges all of its Certificates, as provided in Section 9.01, the Trust Fund
(and, accordingly, REMIC I, REMIC II and REMIC III) shall be terminated in accordance with the following additional requirements, unless the Master
Servicer, the Majority Certificateholder of the Controlling Class, the Special
Servicer or the Depositor, or the Remaining Certificateholder, as the case may be, obtains at its own expense and delivers to the Trustee an Opinion of
Counsel, addressed to the Depositor, the Master Servicer and the Trustee, to the
effect that the failure of the Trust Fund to comply with the requirements of this Section 9.02 will not (subject to Section 10.01(f)) result in the imposition of taxes on "prohibited transactions" of REMIC I, REMIC II or REMIC
III as defined in Section 860F of the Code or cause REMIC I, REMIC II or REMIC
III to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) the Trustee shall specify the first day in the 90-day
liquidation period in a statement attached to the final Tax Return for each of
REMIC I, REMIC II and REMIC III pursuant to Treasury regulation Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder;

               (ii) during such 90-day liquidation period and at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell all of the assets of REMIC I to the Master Servicer, the Majority
Certificateholder of the Controlling Class, the Special Servicer or the
Depositor, as applicable, for cash; and

               (iii) immediately following the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the related Class of Residual
Certificates all cash on hand in the related REMIC (other than cash retained to meet claims), and REMIC I, REMIC II and REMIC III shall terminate at that time.

         (b) By their acceptance of Certificates, the Holders thereof hereby agree to authorize the Trustee to adopt a plan of complete liquidation of REMIC
I, REMIC II and REMIC III, which authorization shall be binding upon all successor Certificateholders.

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

     Section 10.01 REMIC Administration.

         (a) The Trustee shall make an election to treat each of REMIC I, REMIC
II and REMIC III as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax or information return

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(including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The REMIC I Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class
R-I Certificates are hereby designated as the sole Class of "residual interests"
(within the meaning of Section 860G(a)(2) of the Code), in REMIC I. The REMIC II
Regular Interests are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code), and the Class R-II Certificates are
hereby designated as the sole Class of "residual interests" (within the meaning of Section 860G(a)(2) of the Code), in REMIC II. The REMIC III Regular
Certificates are hereby designated as the "regular interests" (within the meaning of Section 860G(a)(1) of the Code) and the Class R-III Certificates will be the sole Class of "residual interests" (within the meaning of Section
860G(a)(2) of the Code), in REMIC III. The Master Servicer, the Special Servicer
and the Trustee shall not (to the extent within the control of each) permit the creation of any "interests" (within the meaning of Section 860G of the Code) in
REMIC I, REMIC II or REMIC III other than the Certificates.

         (b) The Closing Date is hereby designated as the "startup day" of each of REMIC I, REMIC II and REMIC III within the meaning of Section 860G(a)(9) of the Code.

         (c) The Trustee, as agent for the tax matters person of each of REMIC
I, REMIC II and REMIC III, shall (i) act on behalf of the REMIC in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the
Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto.
The legal expenses, including without limitation attorneys' or accountants'
fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any
REO Properties on deposit in the Certificate Account as provided by Section
3.05(a) unless such legal expenses and costs are incurred by reason of the
Trustee's willful misfeasance, bad faith or negligence or otherwise payable by the Trustee pursuant to Section 10.01(g)(i). In the case of each of REMIC I,
REMIC II and REMIC III, the Holder of Residual Certificates representing the largest Percentage Interest in the related Class thereof shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary
Treasury Regulations Section 301.6231(a)(7)-1, as the tax matters person of such
REMIC. By its acceptance thereof, the Holder of Residual Certificates representing the largest Percentage Interest in each Class thereof hereby agrees to irrevocably appoint the Trustee as its agent to perform all of the duties of the tax matters person for the related REMIC created hereunder.

         (d) The Trustee shall prepare or cause to be prepared, sign and file, in a timely manner, all of the Tax Returns that it determines are required with respect to the Grantor Trust and each REMIC created hereunder. The expenses of preparing such returns shall be borne by the Trustee without any right of reimbursement therefor.

         (e) The Trustee shall provide (i) to any Transferor of a Residual
Certificate such information as is necessary for the application of any tax relating to the transfer of such Residual Certificate to any Person who is not a
Permitted Transferee as provided in Section 5.02(d)(iii), (ii) to the
Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount

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and market discount or premium (using the Prepayment Assumption) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of each of REMIC I, REMIC II and
REMIC III.

         (f) The Trustee shall take such actions and shall cause each REMIC created hereunder to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status thereof as a REMIC under the REMIC
Provisions. The Trustee shall not knowingly or intentionally take any action, cause REMIC I, REMIC II or REMIC III to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) adversely affect the status of
REMIC I, REMIC II or REMIC III as a REMIC or (ii) result (subject to the following sentence) in the imposition of a tax upon REMIC I, REMIC II or REMIC
III (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC
Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of
REMIC I, REMIC II or REMIC III and the Certificateholders, at the expense of the
Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to any REMIC created hereunder adversely affect such status or, unless the Master Servicer, the Trustee, or the
Special Servicer, as applicable (or other Person acceptable to the Trustee), determines that the monetary exposure to REMIC I, REMIC II and REMIC III is not material and in its sole discretion agrees to indemnify, to the extent reasonably acceptable to the Trustee, the Trust Fund against the imposition of such tax. The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Master Servicer has advised it in writing that it has received an Opinion of Counsel to the effect that an Adverse REMIC
Event could occur with respect to such action. In addition, prior to taking any action with respect to the Trust Fund or its assets, or causing the Trust Fund to take any action, which is not expressly permitted under the terms of this
Agreement, each of the parties hereto will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse
REMIC Event to occur with respect to REMIC I, REMIC II or REMIC III, and such party shall not take any such action, or cause REMIC I, REMIC II or REMIC III to take any such action, as to which the Trustee has advised it in writing that an
Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement. At all times as may be required by the Code, the Trustee will to the extent within its control and the scope of its duties as specifically set forth herein, maintain substantially all of the assets of REMIC I as "qualified mortgages" as defined in Section
860G(a)(3) of the Code and "permitted investments" as defined in Section
860G(a)(5) of the Code.

         (g) In the event that any tax is imposed on "prohibited transactions"
of REMIC I, REMIC II or REMIC III as defined in Section 860F(a)(2) of the Code, on "net income from foreclosure property" of REMIC I, REMIC II or REMIC III as defined in Section 860G(c) of the Code, or on any contributions to REMIC I,
REMIC II or REMIC III after the Startup Day therefor pursuant to Section 860G(d)
of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local laws, such tax shall be charged (i) to the Trustee, if such tax arises out of or results from a breach (which breach constitutes willful misfeasance, bad faith or negligence) by the Trustee of any of its obligations under this Agreement, (ii) to any other party hereto, if such

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tax arises out of or results from a breach by such party of any of its obligations under this Agreement, or (iii) otherwise (including, without limitation, in the case of any tax permitted to be incurred pursuant to Section
3.17(a)) against amounts on deposit in the Distribution Account as provided by
Section 3.05(b).

         (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of REMIC I, REMIC II and REMIC III on a calendar year and on an accrual basis or as otherwise may be required by the
REMIC Provisions.

         (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Trust Fund unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Trust Fund will not cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject such REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

         (j) None of the Master Servicer, the Special Servicer or the Trustee
shall enter into any arrangement by which REMIC I, REMIC II or REMIC III will receive a fee or other compensation for services nor (to the extent within its control) permit REMIC I, REMIC II or REMIC III to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or
"permitted investments" as defined in Section 860G(a)(5) of the Code.

         (k) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for
Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized
Debt Obligations" for each of REMIC I, REMIC II and REMIC III.

         (l) None of the Trustee, the Master Servicer, or the Special Servicer
shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage
Loan, including but not limited to, the acquisition or sale of a Mortgaged
Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of REMIC
I, REMIC II or REMIC III, (iii) the termination of the Trust Fund pursuant to
Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to or as contemplated by Section 2.03 or Section 3.18 of this Agreement) or acquire any assets for the Trust Fund or sell or dispose of any investments in the
Certificate Account, the Distribution Account, any Serviced Whole Loan Custodial
Account or the REO Account for gain, or accept any contributions to the Trust
Fund after the Closing Date, unless it has received an Opinion of Counsel that such sale, disposition, substitution or acquisition will not (a) affect adversely the status of REMIC I, REMIC II or REMIC III as a REMIC or, (b)
subject to Section 10.01(f), cause REMIC I, REMIC II or REMIC III to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC
Provisions.

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     Section 10.02 Depositor, Master Servicer, Special Servicer, Fiscal Agent
and Trustee to Cooperate.

         (a) The Depositor shall provide or cause to be provided to the Trustee, within ten days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

         (b) The Master Servicer, the Special Servicer and the Depositor shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the
Trust Fund and as shall be reasonably requested by the Trustee in order to enable it to perform its duties hereunder.

     Section 10.03 Grantor Trust Administration.

         (a) The Trustee shall treat the Grantor Trust, for tax return preparation purposes, as a grantor trust under the Code and, if necessary, under applicable state law and will file appropriate federal or state Tax Returns for each taxable year ending on or after the last day of the calendar year in which the Certificates are issued.

         (b) The Trustee shall pay out of its own funds any and all routine tax administration expenses of the Trust Fund incurred with respect to the Grantor
Trust (but not including any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to the Trust Fund that involve the Internal Revenue Service or state tax authorities which extraordinary expenses shall be payable or reimbursable to the Trustee from the
Trust Fund unless otherwise provided in Section 10.01(e) or (f)).

         (c) The Trustee shall prepare, sign and file when due all of the Tax
Returns in respect of the Grantor Trust. The expenses of preparing and filing such returns shall be borne by the Trustee without any right of reimbursement therefor. The other parties hereto shall provide on a timely basis to the
Trustee or its designee such information with respect to the Grantor Trust as is in its possession and reasonably requested by the Trustee to enable it to perform its obligations under this Section 10.03. Without limiting the generality of the foregoing, the Depositor, within ten days following the
Trustee's request therefor, shall provide in writing to the Trustee such information as is reasonably requested by the Trustee for tax purposes, and the
Trustee's duty to perform its reporting and other tax compliance obligations under this Section 10.03 shall be subject to the condition that it receives from the Depositor such information possessed by the Depositor that is necessary to permit the Trustee to perform such obligations.

         (d) The Trustee shall perform on behalf of the Grantor Trust all reporting and other tax compliance duties that are required in respect thereof under the Code, the Grantor Trust Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority.

         (e) The Trustee shall perform its duties hereunder so as to maintain the status of the Grantor Trust as a grantor trust under the Grantor Trust
Provisions (and the Master

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Servicer and the Special Servicer shall assist the Trustee to the extent reasonably requested by the Trustee and to the extent of information within the
Trustee's, the Master Servicer's or the Special Servicer's possession or control). None of the Trustee, Master Servicer, the Special Servicer shall knowingly take (or cause the Grantor Trust to take) any action or fail to take
(or fail to cause to be taken) any action that, under the Grantor Trust
Provisions, if taken or not taken, as the case may be, could adversely affect the status of the Grantor Trust as a grantor trust under the Grantor Trust
Provisions (any such adverse effect on grantor trust status, an "Adverse Grantor
Trust Event"), unless the Trustee has obtained or received an Opinion of Counsel
(at the expense of the party requesting such action or at the expense of the
Trust Fund if the Trustee seeks to take such action or to refrain from taking any action for the benefit of the Certificateholders) to the effect that the contemplated action will not result in an Adverse Grantor Trust Event. None of the other parties hereto shall take any action or fail to take any action
(whether or not authorized hereunder) as to which the Trustee has advised it in writing that the Trustee has received or obtained an Opinion of Counsel to the effect that an Adverse Grantor Trust Event could result from such action or failure to act. In addition, prior to taking any action with respect to the
Grantor Trust, or causing the Trust Fund to take any action, that is not expressly permitted under the terms of this Agreement, the Master Servicer and the Special Servicer shall consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse Grantor Trust Event to occur. Neither the Master Servicer nor the Special Servicer shall have any liability hereunder for any action taken by it in accordance with the written instructions of the Trustee. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event at the cost or expense of the Trust Fund or the Trustee. Notwithstanding any provision of this
Agreement to the contrary, the Grantor Trust Assets shall not be subject to any expenses, costs or other charges that are attributable to the assets or activities of REMIC I, REMIC II or REMIC III.

         (f) If any tax is imposed on the Grantor Trust, such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys' fees) shall be charged to and paid by: (i) the Special
Servicer, if such tax arises out of or results from a breach (which breach constitutes willful misfeasance, bad faith or negligence) by the Special
Servicer of any of its obligations under Article III or this Section 10.03; (ii)
the Master Servicer, if such tax arises out of or results from a breach by the
Master Servicer of any of its obligations under Article III or this Section
10.03; (iii) the Trustee, if such tax arises out of or results from a breach by the Trustee of any of its obligations under Article IV, Article VIII or this
Section 10.03; or (iv) the portion of the Trust Fund constituting the Grantor
Trust in all other instances.

         (g) The Trustee shall, for federal income tax purposes, maintain books and records with respect to the Grantor Trust on a calendar year and on an accrual basis.

         (h) The Trustee shall respond to reasonable written requests for information in relation to income tax reporting by Certificateholders.

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                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.01 Amendment.

         (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders or the Serviced
Companion Loan Holders or Serviced B Note Holders:

               (i) to cure any ambiguity,

               (ii) to correct, modify or supplement any provisions herein which may be inconsistent with any other provisions herein or to correct any error,

               (iii) to modify, eliminate or add to any of its provisions to such extent as shall be necessary or desirable to maintain the qualification of
(A) REMIC I, REMIC II or REMIC III as a REMIC at all times that any Certificate is outstanding or (B) any trust fund in which any Serviced Companion Loan or
Serviced B Note is included as a REMIC (at all times that any related securities are outstanding) or to avoid or minimize the risk of the imposition of any tax on REMIC I, REMIC II or REMIC III pursuant to the Code that would be a claim against the Trust Fund; provided, that the Trustee has received an Opinion of
Counsel to the effect that (A) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax and (B) such action will not adversely affect in any material respect the interests of any Certificateholder or, if applicable, any related Serviced
Companion Loan Holder or Serviced B Note Holder,

               (iv) to change the timing and/or nature of deposits into the
Certificate Account or the Distribution Account or to change the name in which the Certificate Account is maintained; provided, that (A) the Delinquency
Advance Date or the Master Servicer Remittance Date shall in no event be later than the related Distribution Date, (B) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, any Serviced Companion Loan Holder or Serviced B Note
Holder and (C) such change shall not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates or, if applicable, any class of Serviced Companion Loan Securities, as evidenced by a letter from each Rating Agency to such effect,

               (v) to modify, eliminate or add to the provisions of Section
5.02(d) or any other provision hereof restricting transfer of the Residual
Certificates by virtue of their being the REMIC "residual interests"; provided, that such change shall not, as evidenced by an Opinion of Counsel, cause either the Trust Fund or any of the Certificateholders (other than the transferor) to be subject to a federal tax caused by a transfer to a Person that is not a
United States Person and a Permitted Transferee,

               (vi) to modify, eliminate or add any provision to this Agreement to provide for a book-entry registration system for the Certificates,

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               (vii) to make any other provisions with respect to matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement or to modify, eliminate or add any provision to this Agreement to facilitate the servicing and administration of the any Non-Serviced Mortgage Loan or any Serviced Companion
Loan or Serviced B Note; provided, that any such amendment shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder, any Serviced Companion Loan Holder or any
Serviced B Note Holder,

               (viii) to modify, eliminate or add to the provisions of Section
8.14 as necessary from time to time to comply with the Exchange Act, the rules and regulations of the Commission, the Sarbanes-Oxley Act of 2002 or any other applicable law, rule or regulation; or

               (ix) to modify the provisions of Sections 3.05 and 3.20 (with respect to reimbursement of Nonrecoverable Advances and Workout-Delayed
Reimbursement Amounts) if (A) the Depositor, the Master Servicer, the Trustee
and the Majority Certificateholder of the Controlling Class determine that the commercial mortgage backed securities industry standard for such provisions has changed, in order to conform to such industry standard, (B) the Trustee has received an Opinion of Counsel pursuant to Section 11.01(c) and (C) such change shall not result in the downgrade, qualification or withdrawal of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect.

         (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66-2/3% of the Percentage Interests of each Class of
Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such
Class; provided, however, that no such amendment shall:

               (i) reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, or which are required to be distributed to any Serviced Companion Loan Holder or Serviced B Note Holder,
without the consent of such Serviced Companion Loan Holder or Serviced B Note
Holder,

               (ii) reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding, or

               (iii) modify the definition of "Servicing Standard" without the consent of the Holders of all Certificates then outstanding and the Serviced
Companion Loan Holders and Serviced B Note Holders.

         (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of
Counsel to the effect that (i) such amendment is permitted pursuant to the terms of this Agreement and (ii) such amendment or the exercise of any power granted to the Master Servicer, the Special Servicer, the Depositor, the Trustee or any
other specified person in accordance with such amendment will not

                                      294

result in the imposition of a tax on REMIC I, REMIC II or REMIC III pursuant to the REMIC Provisions or cause REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or cause any REMIC in which a Serviced Companion Loan is included to fail to qualify as a REMIC.

         (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each party hereto, each
Certificateholder, each Serviced Companion Loan Holder and each Serviced B Note
Holder.

         (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

         (f) The Trustee may but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

         (g) The cost of any Opinion of Counsel to be delivered pursuant to
Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Master Servicer, the Trustee or the Fiscal Agent requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account.

     Section 11.02 Recordation of Agreement; Counterparts.

         (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust Fund on direction by the Trustee, such direction to be given by the Trustee only upon the Trustee's receipt of an Opinion of Counsel to be obtained by the party requesting such recordation (the cost of which may be paid out of the Certificate Account) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

         (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 11.03 Limitation on Rights of Certificateholders.

         (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such
Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court

                                      295

for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

         (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

         (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage
Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the
Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than
25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it under this
Section 11.03(c) or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of
Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each
Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every
Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.04 GOVERNING LAW.

     THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH
THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO
BE PERFORMED IN SAID STATE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE
PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                      296

     Section 11.05 Notices.

     Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid (except for notices to the Trustee which shall be deemed to have been duly given only when received), to:

         (a) in the case of the Depositor, 200 Witmer Road, Horsham,
Pennsylvania 19044, Attention: Structured Finance Manager, facsimile number:
(215) 328-1775;

         (b) in the case of the Master Servicer and the Serviced Whole Loan
Paying Agent, 200 Witmer Road, Horsham, Pennsylvania 19044, Attention: Managing
Director, Commercial Servicing Operations, facsimile number: (215) 328-3478
(with copies to General Counsel (facsimile number: (215) 328-3620));

         (c) in the case of the Trustee and the Fiscal Agent, the Corporate
Trust Office;

         (d) in the case of the Special Servicer, 10851 Mastin Street, Building
82, Suite 700, Overland Park, Kansas, 66201, Attention: President, facsimile number: (913) 253-9100;

         (e) in the case of the Rating Agencies,

               (i) Standard & Poor's Ratings Services, 55 Water Street, New
York, New York 10041, Attention: Commercial Mortgage Surveillance Manager,
facsimile number: (212) 438-2662; and

               (ii) Moody's Investors Service, 99 Church Street, New York, New
York 10007, Attention: Commercial Mortgage Surveillance Group, facsimile number:
(212) 553-0300;

         (f) in the case of the Underwriters,

               (i) Deutsche Bank Securities Inc., 60 Wall Street, New York, New
York 10005, Attention: Lainie Kaye, facsimile number: (212) 797-4489,

               (ii) Morgan Stanley & Co. Incorporated, 1585 Broadway, New York,
New York 10036, Attention: Andrew Berman, facsimile number: (212) 761-0747 with a copy to Michelle Wilke, Esq., Morgan Stanley Mortgage Capital Inc., 1221
Avenue of the Americas, 5th Floor, New York, New York 10020, facsimile number:
(212) 762-8831,

               (iii) Credit Suisse First Boston LLC, Eleven Madison Avenue, New
York, New York 10010, Attention: Dan Wolins, facsimile number: (212)-743-5556;

               (iv) GMAC Commercial Holding Capital Markets Corp., c/o Newman
Financial Services, 401 Manhattan Beach Boulevard, Suite B, Manhattan Beach,
California 90266, Attn: Structured Finance Group;

                                      297

               (v) RBS Greenwich Capital, 600 Steamboat Road, Greenwich, CT
06830, Attention: Chris McCormack, facsimile number: (203) 618-2052;

               (vii) in the case of the initial Majority Certificateholder of the Controlling Class, Anthracite Capital Inc., 40 East 52nd Street, New York,
New York 10022, Attention: Richard Shea, facsimile number: (212) 754-8758; and

               (viii) in the case of the Mortgage Loan Sellers, the related addresses set forth in the applicable Mortgage Loan Purchase Agreement, or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing.

     Any communication required or permitted to be delivered to a
Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the
Certificate Register. Any notice so mailed within the time prescribed in this
Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 11.06 Severability of Provisions.

     If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this
Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.07 Grant of a Security Interest.

     The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the
Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans (including all Replacement
Mortgage Loans), all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off Date), all amounts held from time to time in the Certificate Account and the Distribution Account and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Mortgage Loans, and
(ii) this Agreement shall constitute a security agreement under applicable law.
The Depositor shall file or cause to be filed, as a precautionary filing, a Form
UCC-1 substantially in the form attached as Exhibit E hereto in all appropriate locations in the state of Delaware promptly following the initial issuance of the Certificates, and the Master Servicer shall prepare and file at each such office, and the Trustee shall execute, continuation statements thereto, in each case within six months prior to the fifth anniversary of the immediately preceding filing. The

                                      298

Depositor shall cooperate in a reasonable manner with the Trustee and the Master
Servicer in preparing and filing such continuation statements. This Section
11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable Uniform Commercial Code.

     Section 11.08 No Partnership.

     Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the
Master Servicer and the Special Servicer shall be rendered as independent contractors and not as agents for the Trust Fund or the Certificateholders.

     Section 11.09 Successors and Assigns; Beneficiaries.

     The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and permitted assigns and all such provisions shall inure to the benefit of the Certificateholders.
Each Serviced Companion Loan Holder, each Serviced B Note Holder and any designees thereof acting on behalf of or exercising the rights of such Serviced
Companion Loan Holder or Serviced B Note Holder shall be third-party beneficiaries to this Agreement with respect to their rights as specifically provided for herein. No other person, including, without limitation, any
Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

     Section 11.10 Article and Section Headings.

     The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

     Section 11.11 Notices to the Rating Agencies.

         (a) The Trustee shall use reasonable efforts promptly to provide notice or a copy of the listed item to each Rating Agency with respect to each of the following of which it has actual knowledge:

               (i) any material change or amendment to this Agreement;

               (ii) the occurrence of any Event of Default that has not been cured;

               (iii) the resignation, termination or merger (with an entity other than an Affiliate) of the Master Servicer, the Special Servicer or the
Trustee;

               (iv) any change in the location of the Distribution Account;

               (v) a copy of the notice given pursuant to Section 2.03(a) and the repurchase of a Mortgage Loan by the related Mortgage Loan Seller pursuant to Section 6 of the related Mortgage Loan Purchase Agreement; and

               (vi) the final payment to any Class of Certificateholders.

                                      299

         (b) Each of the Master Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

               (i) each of its annual statements as to compliance described in
Section 3.13; and

               (ii) each of its annual independent public accountants' servicing reports described in Section 3.14.

         (c) To the extent it is not already required to do so under Section
4.02 hereof, the Trustee shall promptly furnish to each Rating Agency copies of each report prepared and/or delivered by it pursuant to Section 4.02 hereof.

         (d) Each of the Master Servicer, the Special Servicer and the Trustee
shall provide or make available such additional information to each Rating
Agency upon request is in its possession or reasonably available to it.

                                      300

     IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers thereunto duly authorized, in each case as of the day and year first above written.

                                       GMAC COMMERCIAL MORTGAGE
                                       SECURITIES, INC., Depositor

                                      By:
                                         ---------------------------------------
                                      Name:   David Lazarus
                                      Title:  Vice President

                                       GMAC COMMERCIAL MORTGAGE
                                       CORPORATION, Master Servicer and Serviced
                                       Whole Loan Paying Agent

                                      By:
                                         ---------------------------------------

                                       Name:
                                       Title:

                                       MIDLAND LOAN SERVICES, INC., Special
                                       Servicer

                                      By:
                                         ---------------------------------------

                                       Name:
                                       Title:

                                      S-1

                                      LASALLE BANK NATIONAL ASSOCIATION,
                                      Trustee

                                      By:
                                         ---------------------------------------

                                       Name:
                                       Title:

                                      ABN AMRO BANK N.V., Fiscal Agent

                                      By:
                                         ---------------------------------------

                                       Name:
                                       Title:

                                      By:
                                         ---------------------------------------

                                       Name:
                                       Title:

                                      S-2

STATE OF NEW YORK        )
                         ) ss.
COUNTY OF NEW YORK       )

     On the _____ day of April 2004, before me, a notary public in and for said
State, personally appeared David Lazarus known to me to be a Vice President of
GMAC COMMERCIAL MORTGAGE SECURITIES, INC., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      -------------------------------------
                                          Notary Public

STATE OF NEW YORK      )
                       ) ss.
COUNTY OF NEW YORK     )

         On the _____ day of April 2004, before me, a notary public in and for said State, personally appeared David Lazarus known to me to be a Senior Vice
President of GMAC COMMERCIAL MORTGAGE SECURITIES, INC., one of the corporations that executed the within instrument, and also known to me to be the person who executed it on behalf of such corporation, and acknowledged to me that such corporation executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      -------------------------------------
                                          Notary Public

STATE OF        )
                ) ss.
COUNTY OF       )

         On the _____ day of April 2004, before me, a notary public in and for said State, personally appeared ________________ and _________________ known to me to be a ______________________ and a __________________, respectively, of
MIDLAND LOAN SERVICES, INC., a company duly organized, validly existing and in good standing under the laws of __________________ that executed the within instrument, and also known to me to be the persons who executed it on behalf of such bank, and acknowledged to me that such bank executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      -------------------------------------
                                          Notary Public

STATE OF      )
              ) ss.
COUNTY OF     )

         On the _____ day of April 2004, before me, a notary public in and for said State, personally appeared ________________ known to me to be a
______________________ of LASALLE BANK NATIONAL ASSOCIATION, a national chartered bank duly organized, validly existing and in good standing under the laws of the United States of America that executed the within instrument, and also known to me to be the person who executed it on behalf of such nationally chartered bank, and acknowledged to me that such nationally chartered bank executed the within instrument.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      -------------------------------------
                                          Notary Public

STATE OF       )
               ) ss.
COUNTY OF      )

     On the _____ day of December 2003, before me, a notary public in and for said State, personally appeared _____________________ and ____________________
known to me to be a _____________________ and a __________________,
respectively, of ABN AMRO BANK N.V., a bank duly organized, validly existing and in good standing under the laws of the Netherlands that executed the within instrument, and also known to me to be the persons who executed it on behalf of such bank, and acknowledged to me that such bank executed the within instrument.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

                                      -------------------------------------
                                          Notary Public

                                                                     EXHIBIT A-1

                           FORM OF CLASS A-1 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:  3.896% per annum                         Certificate Principal Balance of this Class A-1
                                                             Certificate as of the Issue Date: $61,000,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class A-1
August 1, 2004                                               Certificates as of the Issue Date: $61,000,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer:  GMAC Commercial Mortgage Corporation       CUSIP No. 361849 F2 3

Special Servicer:  Midland Loan Services, Inc.               ISIN No. US361849F231

Certificate No. A-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE
DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS
C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS
M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO
ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN
CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the principal balance of this Class A-1 Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class
A-1 Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle
Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under

                                     A-1-2

and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class A-1 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class A-1
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

                                     A-1-3

     The Class A-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-1
Certificates are exchangeable for new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class A-1 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined in the Agreement)) and the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class A-1 Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-1 Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     A-1-4

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-1-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-1 Certificates referred to in the within-mentioned Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                 Authorized Officer

                                     A-1-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (please print or typewrite name and address
                     including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                     ------------------------------------------
                                     Signature by or on behalf of Assignor

                                     ------------------------------------------
                                     Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

         Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________
for the account of______________________________________________________________

         Distributions made by check (such check to be made payable to _________
__________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________

         This information is provided by _______________________________________
_________________________________________________________________________, the
assignee named above, or_______________________________________________________,
as its agent.

                                     A-1-7

                                                                     EXHIBIT A-2

                           FORM OF CLASS A-1A MORTGAGE

                               CLASS A-1A MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:  5.086% per annum                         Certificate Principal Balance of this Class A-1A
                                                             Certificate as of the Issue Date: $106,963,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class A-1
August 1, 2004                                               Certificates as of the Issue Date: $106,963,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received:  $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer:  GMAC Commercial Mortgage Corporation       CUSIP No. 361849 G2 2

Special Servicer:  Midland Loan Services, Inc.               ISIN No. US361849G221

Certificate No. A-1A

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE
DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS
C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS
M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO
ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN
CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-1A Certificate (obtained by dividing the principal balance of this Class A-1A Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-1A Certificates (their "Class Principal Balance") as of the
Issue Date) in that certain beneficial ownership interest evidenced by all the
Class A-1A Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as

                                     A-2-2

specified above (the "Agreement"), among GMAC Commercial Mortgage Securities,
Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and
Serviced Whole Loan Paying Agent, Midland Loan Services, Inc., as Special
Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V.,
as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement, as amended from time to time, the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class A-1A Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class A-1
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.

                                     A-2-3

As provided in the Agreement, withdrawals from the Certificate Account and the
Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class A-1A Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class
A-1A Certificates are exchangeable for new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-1A Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class A-1A Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined in the Agreement)) and the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class A-1A Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class A-1A Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate

                                     A-2-4

Registrar and any agents of any of them may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal
Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-2-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-1A Certificates referred to in the within-mentioned Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                 Authorized Officer

                                     A-2-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (please print or typewrite name and address
                     including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
Dated:

                                      -----------------------------------------
                                      Signature by or on behalf of Assignor

                                      -----------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to for the account of___________________________
_____________________________________________________________________

     Distributions made by check (such check to be made payable to _________
__________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________

     This information is provided by _______________________________________
__________________________________, the assignee named above, or________________
______________________________________________________________________, as its
agent.

                                     A-2-7

                                                                     EXHIBIT A-3

                           FORM OF CLASS A-2 MORTGAGE

                               CLASS A-2 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:  4.760% per annum                         Certificate Principal Balance of this Class A-2
                                                             Certificate as of the Issue Date: $104,953,000

Date of Pooling and Servicing Agreement:                     Class Principal Balance of all the Class A-2
August 1, 2004                                               Certificates as of the Issue Date: $104,953,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received:  $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer:  GMAC Commercial Mortgage Corporation       CUSIP No. 361849 F3 1

Special Servicer:  Midland Loan Services, Inc.               ISIN No. US361849F314

Certificate No. A-2

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS

REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER
USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS
THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE
DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS
C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS
M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO
ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN
CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the principal balance of this Class A-2 Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class A-2 Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class
A-2 Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as

                                     A-3-2

specified above (the "Agreement"), among GMAC Commercial Mortgage Securities,
Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and
Serviced Whole Loan Paying Agent, Midland Loan Services, Inc., as Special
Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO Bank N.V.,
as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the
Agreement, to which Agreement, as amended from time to time, the Holder of this
Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class A-2 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class A-2
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement.

                                     A-3-3

As provided in the Agreement, withdrawals from the Certificate Account and the
Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class A-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-2
Certificates are exchangeable for new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class A-2 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined in the Agreement)) and the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class A-2 Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-2 Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate

                                     A-3-4

Registrar and any agents of any of them may treat the Person in whose name this
Certificate is registered as the owner hereof for all purposes, and none of the
Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal
Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-3-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                 Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-2 Certificates referred to in the within-mentioned Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                 Authorized Officer

                                     A-3-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   (please print or typewrite name and address
                     including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                  -----------------------------------------
                                  Signature by or on behalf of Assignor

                                  -----------------------------------------
                                  Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to for the account of________________
________________________________________________________________________________

     Distributions made by check (such check to be made payable to _________
__________________________________) and all applicable statements and notices should be mailed to ____________________________________________________________

     This information is provided by _______________________________________
__________________________________, the assignee named above, or________________
______________________________________________________________________, as its
agent.

                                     A-3-7

                                                                     EXHIBIT A-4

                           FORM OF CLASS A-3 MORTGAGE

                               CLASS A-3 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: 5.134% per annum                          Certificate Principal Balance of this Class A-3
                                                             Certificate as of the Issue Date: $86,536,000

Date of Pooling and Servicing Agreement: August 1, 2004      Class Principal Balance of all the Class A-3
                                                             Certificates as of the Issue Date: $86,536,000

Cut-off Date: With respect to any Mortgage Loan, the Due     Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date: August 12, 2004

First Distribution Date: September 10, 2004                  Trustee: LaSalle Bank National Association
Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 F4 9

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849F496

Certificate No. A-3

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE
DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS
C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS
M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO
ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN
CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class A-3 Certificate (obtained by dividing the principal balance of this Class A-3 Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class A-3 Certificates (their "Class Principal Balance") as of the Issue Date)
in that certain beneficial ownership interest evidenced by all the Class A-3
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole

                                      A-4-2

Loan Paying Agent, Midland Loan Services, Inc., as Special Servicer, LaSalle
Bank National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent.
To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the
Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class A-3 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class A-3
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to,

                                      A-4-3

distributions to Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage
Loans and the payment of interest on such advances and expenses.

     The Class A-3 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-3
Certificates are exchangeable for new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-3 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class A-3 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined in the Agreement)) and the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class A-3 Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-3 Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer,

                                      A-4-4

the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar
or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-4-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-3 Certificates referred to in the within-
mentioned Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                      A-4-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor

                                       -----------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________for the account of ______________________________________________

     Distributions made by check (such check to be made payable to _____________
___________) and all applicable statements and notices should be mailed to _____
_____________________________________________________

     This information is provided by __________________________________, the assignee named above, or _____________________________________________________,
as its agent.

                                      A-4-7

                                                                     EXHIBIT A-5

                           FORM OF CLASS A-4 MORTGAGE

                               CLASS A-4 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:  Lesser of 5.301% per annum or the        Certificate Principal Balance of this Class A-4
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $428,386,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class A-4
                                                             Certificates as of the Issue Date: $428,386,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received:  $933,734,532
Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 F5 6

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849F561

Certificate No. A-4

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY

PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN
AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR
VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED
OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN. IN ADDITION, FOLLOWING THE
DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS B, CLASS
C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS
M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES IS REDUCED TO
ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN
CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class A-4 Certificate (obtained by dividing the principal balance of this Class A-4 Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class A-4

                                      A-5-2

Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class A-4
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class A-4 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class A-4
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any
Realized Loss or Additional Trust Fund Expense previously allocated to this
Certificate, which reimbursement is to occur after the date on which this
Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries

                                      A-5-3

respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the Certificate
Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class A-4 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class A-4
Certificates are exchangeable for new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class A-4 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class A-4 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined in the Agreement)) and the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class A-4 Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
A-4 Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                                      A-5-4

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F, Class G and Class H Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-5-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class A-4 Certificates referred to in the within-mentioned Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                 Authorized Officer

                                      A-5-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________________ for the account of ___________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
_____________) and all applicable statements and notices should be mailed to ___
__________________________________________

         This information is provided by _______________________________________
__________________________________, the assignee named above, or________________
_______________________________________________________, as its agent.

                                      A-5-7

                                                                     EXHIBIT A-6

                            FORM OF CLASS B MORTGAGE

                                CLASS B MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:  Lesser of 5.414% per annum or the        Certificate Principal Balance of this Class B
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $25,678,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class B Certificates
                                                             as of the Issue Date: $25,678,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 F6 4

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849F645

Certificate No. B-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1 AND CLASS X-2 CERTIFICATES OF THE SAME SERIES, AS AND
TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3 AND CLASS A-4 CERTIFICATES OF THE
SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCE OF THE CLASS C, CLASS D, CLASS E, CLASS F, CLASS G, CLASS H,
CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF
THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND
CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                                      A-6-2

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class B Certificate (obtained by dividing the principal balance of this Class B Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class B Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class B
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class B Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class B Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and

                                      A-6-3

any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this
Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class B Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class B
Certificates are exchangeable for new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class B Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined in the Agreement)) and the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class B Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
B Certificates.

                                      A-6-4

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-6-5

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-6-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class B Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                             Authorized Officer

                                      A-6-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

         the beneficial ownership interest in the Trust Fund evidenced by the within Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the
Certificate Register of the Trust Fund.

                  I (we) further direct the issuance of a new Mortgage
Pass-Through Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________ for the account of _________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
______________________________) and all applicable statements and notices should be mailed to ___________________________________________________

     This information is provided by ___________________________________________
______________________________, the assignee named above, or ___________________
_______________________________________, as its agent.

                                      A-6-8

                                                                     EXHIBIT A-7

                            FORM OF CLASS C MORTGAGE

                                CLASS C MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:  Lesser of 5.453% per annum or the        Certificate Principal Balance of this Class C
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $10,504,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class C Certificates
                                                             as of the Issue Date: $10,504,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 F7 2

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849F728

Certificate No. C-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2 AND CLASS B CERTIFICATES OF THE SAME
SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4 AND CLASS B CERTIFICATES
OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE
CERTIFICATE PRINCIPAL BALANCE OF THE CLASS D, CLASS E, CLASS F, CLASS G, CLASS
H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES
OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND
CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                                      A-7-2

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class C Certificate (obtained by dividing the principal balance of this Class C Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class C Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class C
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class C Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class C Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and

                                      A-7-3

any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this
Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class C Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class C
Certificates are exchangeable for new Class C Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class B Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class C Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class C Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
C Certificates.

                                      A-7-4

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-7-5

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-7-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class C Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                      A-7-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________ for the account of____________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
__________________) and all applicable statements and notices should be mailed to ____________________________________________________

     This information is provided by ___________________________________________
__________, the assignee named above, or________________________________________
_________________, as its agent.

                                      A-7-8

                                                                     EXHIBIT A-8

                            FORM OF CLASS D MORTGAGE

                                CLASS D MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.512% per annum or the         Certificate Principal Balance of this Class D
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $18,675,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class D Certificates
                                                             as of the Issue Date: $18,675,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 F8 0

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849F801

Certificate No. D-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B AND CLASS C CERTIFICATES OF THE
SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B AND CLASS C
CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE
AGGREGATE CERTIFICATE PRINCIPAL BALANCE OF THE CLASS E, CLASS F, CLASS G, CLASS
H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES
OF THE SAME SERIES IS REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND
CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                                      A-8-2

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class D Certificate (obtained by dividing the principal balance of this Class D Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class D Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class D
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class D Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class D Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and

                                      A-8-3

any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this
Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class D Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class D
Certificates are exchangeable for new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class D Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class D Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and either (1) at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one
Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 have been satisfied as of the date of acquisition of such
Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class D Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
D Certificates.

                                      A-8-4

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-8-5

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-8-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class D Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                      A-8-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ______________________________ for the account of____________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
___________________) and all applicable statements and notices should be mailed to _____________________________________________________

     This information is provided by ___________________________________________
_______, the assignee named above, or___________________________________________
_______, as its agent.

                                      A-8-8

                                                                     EXHIBIT A-9

                            FORM OF CLASS E MORTGAGE

                                CLASS E MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.621% per annum or the         Certificate Principal Balance of this Class E
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $12,839,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class E Certificates
                                                             as of the Issue Date: $12,839,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 F9 8

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849F983

Certificate No. E-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C AND CLASS D CERTIFICATES
OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO
HEREIN.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C AND
CLASS D CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON
WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS F, CLASS G,
CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P
CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL
BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE
MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING
CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT
SHOWN ABOVE.

                                      A-9-2

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class E Certificate (obtained by dividing the principal balance of this Class E Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class E Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class E
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class E Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class E Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and

                                      A-9-3

any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this
Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class E Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class E
Certificates are exchangeable for new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class E Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class E Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined in the Agreement)) and the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class E Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
E Certificates.

                                      A-9-4

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

                                      A-9-5

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                      A-9-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class E Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                      A-9-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________for the account of _______________________________________________________________

     Distributions made by check (such check to be made payable to _____________
_____________) and all applicable statements and notices should be mailed to
_____________________________________________________

         This information is provided by _______________________________________
__________, the assignee named above, or________________________________________
_____________, as its agent.

                                      A-9-8

                                                                    EXHIBIT A-10

                            FORM OF CLASS F MORTGAGE

                                CLASS F MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.621% per annum or the         Certificate Principal Balance of this Class F
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $10,504,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class F Certificates
                                                             as of the Issue Date: $10,504,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532
Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 G5 5

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849G551

Certificate No. F-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D AND CLASS E
CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT
REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS
D AND CLASS E CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE
ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS G, CLASS H,

                                     A-10-2

CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF
THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND
CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class F Certificate (obtained by dividing the principal balance of this Class F Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class F Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class F
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class F Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class F Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously

                                     A-10-3

allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this
Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class F Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class F
Certificates are exchangeable for new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class F Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class F Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class F Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class F Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
F Certificates for its own

                                     A-10-4

account or for the account of a qualified institutional buyer, and that it understands that such Class F Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class F Certificate without registration or qualification. None of the
Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class F Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class F Certificate without registration or qualification. Any Class F Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class F Certificate agrees to, indemnify the
Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of any Class F Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined in the Agreement)) and the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class F Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
F Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer,

                                     A-10-5

the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar
or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-10-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class F Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-10-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to __________________________for the account of
____________________________________________________________

     Distributions made by check (such check to be made payable to______________
___________) and all applicable statements and notices should be mailed to
_____________________________________________________

     This information is provided by ___________________________________________
____________, the assignee named above, or ___________________________________, as its agent.

                                     A-10-8

                                                                    EXHIBIT A-11

                            FORM OF CLASS G MORTGAGE

                                CLASS G MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 5.621% per annum or the         Certificate Principal Balance of this Class G
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $15,173,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class G Certificates
                                                             as of the Issue Date: $15,173,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 G6 3

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849G635

Certificate No. G-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E AND
CLASS F CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE
AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS
D, CLASS E AND CLASS F CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING
THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE

                                     A-11-2

CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P
CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL
BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE
MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING
CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT
SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class G Certificate (obtained by dividing the principal balance of this Class G Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class G Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class G
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class G Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class G Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to

                                     A-11-3

this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class G Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class G
Certificates are exchangeable for new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class G Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class G Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class G Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class G Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
G Certificates for its own

                                     A-11-4

account or for the account of a qualified institutional buyer, and that it understands that such Class G Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class G Certificate without registration or qualification. None of the
Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class G Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class G Certificate without registration or qualification. Any Class G Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class G Certificate agrees to, indemnify the
Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of any Class G Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined in the Agreement)) and the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class G Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
G Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer,

                                     A-11-5

the Special Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar
or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-11-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class G Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-11-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________ for the account of ____________________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
___________________) and all applicable statements and notices should be mailed to _____________________________________________________

     This information is provided by ___________________________________________
_______________, the assignee named above, or __________________________________
____________________, as its agent.

                                     A-11-8

                                                                    EXHIBIT A-12

                            FORM OF CLASS H MORTGAGE

                                CLASS H MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Weighted Average Net Mortgage Rate        Certificate Principal Balance of this Class H
                                                             Certificate as of the Issue Date:  $14,006,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class H Certificates
                                                             as of the Issue Date:  $14,006,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received:  $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 G7 1

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849G718

Certificate No. H-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS
F AND CLASS G CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN
THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS
D, CLASS E, CLASS F AND CLASS G CERTIFICATES OF THE SAME SERIES. IN ADDITION,
FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE
CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P

                                     A-12-2

CERTIFICATES OF THE SAME SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL
BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE
MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING
CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT
SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class H Certificate (obtained by dividing the principal balance of this Class H Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class H Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class H
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class H Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class H Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is

                                     A-12-3

surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class H Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class H
Certificates are exchangeable for new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class H Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class H Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class H Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class H Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
H Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such

                                     A-12-4

Class H Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class H Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class H Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class H
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class H Certificate without registration or qualification. Any Class H
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class H Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of any Class H Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined in the Agreement)) and the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class H Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
H Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     A-12-5

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-12-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class H Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-12-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of______________________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
______________) and all applicable statements and notices should be mailed to
_____________________________________________________

     This information is provided by _____________________________________, the assignee named above, or _____________________________________________________
_______, as its agent.

                                     A-12-8

                                                                    EXHIBIT A-13

                            FORM OF CLASS J MORTGAGE

                                CLASS J MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:  Lesser of 4.955% per annum or the        Certificate Principal Balance of this Class J
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date:  $5,836,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class J Certificates
                                                             as of the Issue Date:  $5,836,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 G8 9

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849G890

Certificate No. J-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS
F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT
PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS
D, CLASS E, CLASS F, CLASS G AND CLASS H CERTIFICATES OF THE SAME SERIES. IN
ADDITION, FOLLOWING

                                     A-13-2

THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS K,
CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES
ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY
BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN
UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL
BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class J Certificate (obtained by dividing the principal balance of this Class J Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class J Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class J
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class J Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class J Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate

                                     A-13-3

in reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class J Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class J
Certificates are exchangeable for new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class J Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class J Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class J Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class J Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being

                                     A-13-4

made in reliance on Rule 144A and that it is acquiring the Class J Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class J Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class J Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class J Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of any Class J Certificate without registration or qualification. Any Class J Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class J Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Any purchaser of a Class J Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class J Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class J Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
J Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of

                                     A-13-5

DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                                     A-13-6

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-13-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class J Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-13-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________ for the account of
__________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
______________________________) and all applicable statements and notices should be mailed to _____________________________________________________

     This information is provided by ___________________________________________
__________, the assignee named above, or________________________________________
_______________, as its agent.

                                     A-13-9

                                                                    EXHIBIT A-14

                            FORM OF CLASS K MORTGAGE

                                CLASS K MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 4.955% per annum or the         Certificate Principal Balance of this Class K
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date:  $5,836,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class K Certificates
                                                             as of the Issue Date:  $5,836,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 G9 7

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849G973

Certificate No. K-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS
F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME SERIES, AS AND TO THE
EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS
D, CLASS E, CLASS F, CLASS G, CLASS H AND CLASS J CERTIFICATES OF THE SAME
SERIES. IN ADDITION,

                                     A-14-2

FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE
CLASS L, CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES
ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY
BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN
UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL
BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class K Certificate (obtained by dividing the principal balance of this Class K Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class K Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class K
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class K Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class K Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate

                                     A-14-3

in reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class K Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class K
Certificates are exchangeable for new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class K Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class K Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class K Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class K Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being

                                     A-14-4

made in reliance on Rule 144A and that it is acquiring the Class K Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class K Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class K Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class K Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of any Class K Certificate without registration or qualification. Any Class K Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class K Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Any purchaser of a Class K Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class K Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class K Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
K Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of

                                     A-14-5

DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                                     A-14-6

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-14-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                   Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class K Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                   Authorized Officer

                                     A-14-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ___________________ for the account of ______
______________________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
______________________________) and all applicable statements and notices should be mailed to _____________________________________________________

         This information is provided by _______________________________________
_______________________, the assignee named above, or __________________________
_______________, as its agent.

                                     A-14-9

                                                                    EXHIBIT A-15

                            FORM OF CLASS L MORTGAGE

                                CLASS L MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 4.955% per annum or the         Certificate Principal Balance of this Class L
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date:  $4,669,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class L Certificates
                                                             as of the Issue Date:  $4,669,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 H2 1

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849H211

Certificate No. L-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS
F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE SAME SERIES, AS AND
TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS
D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J AND CLASS K CERTIFICATES OF THE
SAME SERIES. IN ADDITION,

                                     A-15-2

FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE
CLASS M, CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE
REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE
REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN
UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL
BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class L Certificate (obtained by dividing the principal balance of this Class L Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class L Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class L
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class L Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class L Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate

                                     A-15-3

in reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class L Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class L
Certificates are exchangeable for new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class L Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class L Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class L Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class L Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being

                                     A-15-4

made in reliance on Rule 144A and that it is acquiring the Class L Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class L Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class L Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class L Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of any Class L Certificate without registration or qualification. Any Class L Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class L Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Any purchaser of a Class L Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class L Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class L Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
L Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of

                                     A-15-5

DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                                     A-15-6

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-15-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class L Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-15-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of______________________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
_____________) and all applicable statements and notices should be mailed to
_____________________________________________________

     This information is provided by ___________________________________________
_______, the assignee named above, or __________________________________________
________________, as its agent.

                                     A-15-9

                                                                    EXHIBIT A-16

                            FORM OF CLASS M MORTGAGE

                                CLASS M MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 4.955% per annum or the         Certificate Principal Balance of this Class M
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $2,334,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class M Certificates
                                                             as of the Issue Date: $2,334,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August  2004                  as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 H3 9

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849H393

Certificate No. M-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS
F, CLASS G, CLASS H, CLASS J, CLASS K AND CLASS L CERTIFICATES OF THE SAME
SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS
D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K AND CLASS L CERTIFICATES
OF THE SAME SERIES. IN

                                     A-16-2

ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE PRINCIPAL
BALANCES OF THE CLASS N, CLASS O AND CLASS P CERTIFICATES OF THE SAME SERIES ARE
REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE
REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN
UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL
BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class M Certificate (obtained by dividing the principal balance of this Class M Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class M Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class M
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class M Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class M Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate

                                     A-16-3

in reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class M Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class M
Certificates are exchangeable for new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class M Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class M Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class M Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class M Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being

                                     A-16-4

made in reliance on Rule 144A and that it is acquiring the Class M Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class M Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class M Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class M Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of any Class M Certificate without registration or qualification. Any Class M Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class M Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Any purchaser of a Class M Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class M Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class M Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
M Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of

                                     A-16-5

DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                                     A-16-6

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-16-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class M Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-16-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of______________________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
_______________) and all applicable statements and notices should be mailed to
_____________________________________________________

     This information is provided by ___________________________________________
____________, the assignee named above, or _____________________________________
_______________, as its agent.

                                     A-16-9

                                                                    EXHIBIT A-17

                            FORM OF CLASS N MORTGAGE

                                CLASS N MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 4.955% per annum or the         Certificate Principal Balance of this Class N
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date:  $3,502,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class N Certificates
                                                             as of the Issue Date:  $3,502,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 H4 7

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849H476

Certificate No. N-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS
F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L AND CLASS M CERTIFICATES OF THE
SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS
D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L AND CLASS M
CERTIFICATES OF THE SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE
AGGREGATE CERTIFICATE PRINCIPAL BALANCES OF THE CLASS O AND CLASS P CERTIFICATES
OF THE SAME

                                     A-17-2

SERIES ARE REDUCED TO ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE REDUCED IN CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND
CERTAIN UNANTICIPATED EXPENSES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class N Certificate (obtained by dividing the principal balance of this Class N Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class N Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class N
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class N Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class N Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate

                                     A-17-3

in reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class N Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class N
Certificates are exchangeable for new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class N Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class N Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class N Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class N Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being

                                     A-17-4

made in reliance on Rule 144A and that it is acquiring the Class N Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class N Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class N Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class N Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of any Class N Certificate without registration or qualification. Any Class N Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class N Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Any purchaser of a Class N Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class N Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class N Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
N Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of

                                     A-17-5

DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                                     A-17-6

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-17-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class N Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-17-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________ for the account of______________________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
____________) and all applicable statements and notices should be mailed to
_____________________________________________________

     This information is provided by ___________________________________________
________________, the assignee named above, or _________________________________
_____________, as its agent.

                                     A-17-9

                                                                    EXHIBIT A-18

                            FORM OF CLASS O MORTGAGE

                                CLASS O MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 4.955% per annum or the         Certificate Principal Balance of this Class O
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date: $3,501,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class O Certificates
                                                             as of the Issue Date:  $3,501,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 H5 4

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849H542

Certificate No. O-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS
F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND CLASS N CERTIFICATES
OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO
HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS
D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M AND
CLASS N CERTIFICATES OF THE

                                     A-18-2

SAME SERIES. IN ADDITION, FOLLOWING THE DATE ON WHICH THE AGGREGATE CERTIFICATE
PRINCIPAL BALANCES OF THE CLASS P CERTIFICATES OF THE SAME SERIES ARE REDUCED TO
ZERO, THE CERTIFICATE PRINCIPAL BALANCE OF THIS CERTIFICATE MAY BE REDUCED IN
CONNECTION WITH LOSSES ON THE MORTGAGE LOANS AND CERTAIN UNANTICIPATED EXPENSES.
ACCORDINGLY, THE OUTSTANDING CERTIFICATE PRINCIPAL BALANCE HEREOF AT ANY TIME
MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class O Certificate (obtained by dividing the principal balance of this Class O Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class O Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class O
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class O Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class O Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate

                                     A-18-3

in reimbursement of any Realized Loss or Additional Trust Fund Expense
previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the Holder that surrenders this Certificate as such address last appeared in the
Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class O Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class O
Certificates are exchangeable for new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class O Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class O Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class O Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class O Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being

                                     A-18-4

made in reliance on Rule 144A and that it is acquiring the Class O Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class O Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class O Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class O Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class O Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of any Class O Certificate without registration or qualification. Any Class O Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class O Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Any purchaser of a Class O Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class O Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class O Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
O Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of

                                     A-18-5

DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

                                     A-18-6

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-18-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class O Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-18-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ___________________________ for the account of ___________________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
______________________________) and all applicable statements and notices should be mailed to _____________________________________________________

     This information is provided by ___________________________________________
___________________, the assignee named above, or ______________________________
____________________________, as its agent.

                                     A-18-9

                                                                    EXHIBIT A-19

                            FORM OF CLASS P MORTGAGE

                                CLASS P MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Lesser of 4.955% per annum or the         Certificate Principal Balance of this Class P
Weighted Average Net Mortgage Rate                           Certificate as of the Issue Date:  $12,839,532

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Principal Balance of all the Class P Certificates
                                                             as of the Issue Date:  $12,839,532

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 H6 2

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849H625

Certificate No. P-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,

PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS
WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST
HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS
F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N AND CLASS O
CERTIFICATES OF THE SAME SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT
REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS IN REDUCTION OF THE CERTIFICATE PRINCIPAL BALANCE OF THIS
CERTIFICATE MAY BE MADE MONTHLY AS SET FORTH HEREIN FOLLOWING RETIREMENT OF THE
CLASS A-1, CLASS A-1A, CLASS A-2, CLASS A-3, CLASS A-4, CLASS B, CLASS C, CLASS
D, CLASS E, CLASS F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS
N AND CLASS O

                                     A-19-2

CERTIFICATES OF THE SAME SERIES. ACCORDINGLY, THE OUTSTANDING CERTIFICATE
PRINCIPAL BALANCE HEREOF AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class P Certificate (obtained by dividing the principal balance of this Class P Certificate (its "Certificate Principal
Balance") as of the Issue Date by the aggregate principal balance of all the
Class P Certificates (their "Class Principal Balance") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class P
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class P Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class P Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate (determined without regard to any possible future reimbursement of any Realized Loss or Additional Trust Fund Expense previously allocated to this Certificate) will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this
Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice. Also notwithstanding the foregoing, any distribution that may be made with respect to this Certificate in reimbursement of any Realized Loss or Additional Trust Fund
Expense previously allocated to this Certificate, which reimbursement is to occur after the date on which this Certificate is surrendered as contemplated by the preceding sentence, will be made by check mailed to the address of the
Holder that surrenders this Certificate as such address last appeared in the

                                     A-19-3

Certificate Register or to any such other address of which the Trustee is subsequently notified in writing.

     Any distribution to the Holder of this Certificate in reduction of the
Certificate Principal Balance hereof is binding on such Holder and all future
Holders of this Certificate and any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such distribution is made upon this Certificate.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class P Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class P
Certificates are exchangeable for new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class P Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class P Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class P Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class P Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
P Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class P Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account

                                     A-19-4

of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b) pursuant to another exemption from registration under the Securities Act. None of the
Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class P Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class P Certificate without registration or qualification. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class P Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class P Certificate without registration or qualification. Any Class P Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class P Certificate agrees to, indemnify the Depositor, the Trustee and the Certificate Registrar
against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  Any purchaser of a Class P Certificate or any interest therein will be deemed to have represented by such purchase that either (a) such purchaser is not an employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the
Code (each a "Plan") and is not purchasing such Certificate by or on behalf of, or with "plan assets" of, any Plan or (b) the purchase of any such Certificate by or on behalf of, or with "plan assets" of, any Plan is permissible under applicable law, will not result in any non-exempt prohibited transaction under
ERISA or Section 4975 of the Code, and will not subject the Depositor, the
Trustee or the Master Servicer to any obligation in addition to those undertaken in the Agreement, and the following conditions are met: (i) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act, (ii) the source of funds used to purchase such Certificate is an
"insurance company general account" (as such term is defined in PTCE 95-60) and
(iii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied as of the date of the acquisition of such Certificate. The Trustee may require that any prospective transferee of a Class P Certificate that is held as a Definitive Certificate provide such certifications as the Trustee may deem desirable or necessary in order to establish that such transferee or the Person in whose name such registration is requested is not a Plan or a Person who is directly or indirectly purchasing such Certificate on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan or that the conditions of an acceptable alternative representation are satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class P Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
P Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

                                     A-19-5

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the

                                     A-19-6

obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-19-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class P Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-19-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________ for the account of ____________________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
____________) and all applicable statements and notices should be mailed to
_____________________________________________________

     This information is provided by _____________________________________, the assignee named above, or _____________________________________________________,
as its agent.

                                     A-19-9

                                                                    EXHIBIT A-20

                            FORM OF CLASS Q MORTGAGE

                                CLASS Q MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement:  August 1, 2004     Percentage Interest evidenced by this Certificate on
                                                             the related Class: 100%

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 H7 0

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849H708

Certificate No. Q-1

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER

DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY
BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR
QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE
AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

DISTRIBUTIONS ON THIS CERTIFICATE WILL BE THE EXCESS INTEREST ON AN ARD LOAN
FOLLOWING THE ANTICIPATED REPAYMENT DATE FOR SUCH ARD LOAN.

     This certifies that Citigroup Global Markets Inc. is the registered owner of the Percentage Interest evidenced by this Class Q Certificate (obtained by dividing the principal balance of this Class Q Certificate (its "Certificate
Principal Balance") as of the Issue Date by the aggregate principal balance of all the Class Q Certificates (their "Class Principal Balance") as of the Issue
Date) in that certain beneficial ownership interest evidenced by all the Class Q
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Companion Loan Paying Agent, Midland Loan
Services, Inc., as Special Servicer, LaSalle Bank National Association, as
Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by

                                     A-20-2

this Certificate and the amount required to be distributed to the Holders of the
Class Q Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class Q Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well), or otherwise by check mailed to the address of such Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the
Agreement or such other location as may be specified in such notice.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class Q Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the
Agreement and subject to certain limitations therein set forth, Class Q
Certificates are exchangeable for new Class Q Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class Q Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class Q Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class Q Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class Q Certificate shall be deemed to have

                                     A-20-3

represented by such purchase that it is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class Q Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class Q
Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule
144A, or (b) pursuant to another exemption from registration under the
Securities Act. None of the Depositor, the Trustee or the Certificate Registrar
is obligated to register or qualify the Class Q Certificates under the
Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class Q Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class Q
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class Q Certificate without registration or qualification. Any Class Q
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class Q Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of any Class Q Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTCE 95-60 (as defined in the Agreement)) and the conditions set forth in
Sections I and III of PTCE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied

     No service charge will be imposed for any registration of transfer or exchange of Class Q Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
Q Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

                                     A-20-4

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a REMIC, without the consent of the
Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-20-5

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class Q Certificates referred to in the within-mentioned
Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-20-6

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________ for the account of ____________________________________________________________________________

     Distributions made by check (such check to be made payable to _____________
______________________________) and all applicable statements and notices should be mailed to _____________________________________________________

     This information is provided by ____________________________________, the assignee named above, or _____________________________________________________,
as its agent.

                                     A-20-7

                                                                      EXHIBIT 21

                           FORM OF CLASS R-I MORTGAGE

                               CLASS R-I MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement:  August 1, 2004     Percentage Interest evidenced by this Certificate in
                                                             the related Class:  100%

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received:  $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 H8 8

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849H880

Certificate No. R-I

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS
F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND
CLASS P CERTIFICATES OF THE SAME

SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX
RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES
THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING,
BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that UBS Securities LLC is the registered owner of the
Percentage Interest evidenced by this Class R-I Certificate (as specified above)
in that certain beneficial ownership interest evidenced by all the Class R-I
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, and LaSalle Bank National Association, as Trustee and
ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof

                                     A-21-2

assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing upon the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-I Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class R-I
Certificate will be made by the Trustee by check mailed to the address of the
Person entitled thereto, as such name and address appear in the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-I Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-I Certificates are exchangeable for new
Class R-I Certificates in authorized denominations evidencing the same aggregate
Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-I Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class R-I Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-I Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without

                                     A-21-3

registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class R-I Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-I Certificate without registration or qualification. Any
Class R-I Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-I Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of a Class R-I Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan") or (B) any Person who is directly or indirectly purchasing the
Class R-I Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

     Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a
Permitted Transferee and a United States Person and shall promptly notify the
Trustee of any change or impending change in its status as a Permitted
Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a
Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a
Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.
Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed
Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                                     A-21-4

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership
Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as
Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership
Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section
1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y)
be subject to an entity-level tax caused by the Transfer of any Class R-I
Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-I Certificate to a Person which is not a
Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than (i) the United
States, any State or political subdivision thereof, any possession of the United
States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii)
any organization (other than certain farmers' cooperatives described in Section
521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under
Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a
Class R-I Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such
Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-I Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent

                                     A-21-5

provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United
States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

     No service charge will be imposed for any registration of transfer or exchange of Class R-I Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
R-I Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances,

                                     A-21-6

including any amendment necessary to maintain the status of REMIC I, REMIC II or
REMIC III as a REMIC, without the consent of the Holders of any of the
Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-21-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R-I Certificates referred to in the within-mentioned Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association,
                                   as Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-21-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                   ---------------------------------------------
                                   Signature by or on behalf of Assignor

                                   ---------------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ____________________________ for the account of _________________________________.

     Distributions made by check (such check to be made payable to _____________
_____________________) and all applicable statements and notices should be mailed to _______________________________.

     This information is provided by ______________________________________, the assignee named above, or _______________________________________________________
as its agent.

                                     A-21-9

                                                                    EXHIBIT A-22

                           FORM OF CLASS R-II MORTGAGE

                               CLASS R-II MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement:  August 1, 2004     Percentage Interest evidenced by this Certificate in
                                                             the related Class:  100%

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in August 2004                   as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 H9 6

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849H963

Certificate No. R-II

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS
F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND
CLASS P CERTIFICATES OF THE SAME

SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX
RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES
THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING,
BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that UBS Securities LLC is the registered owner of the
Percentage Interest evidenced by this Class R-II Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class
R-II Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof

                                     A-22-2

assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing upon the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-II Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class R-II
Certificate will be made by the Trustee by check mailed to the address of the
Person entitled thereto, as such name and address appear in the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-II Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-II Certificates are exchangeable for new
Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-II Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class R-II Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-II Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without

                                     A-22-3

registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class R-II Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-II Certificate without registration or qualification.
Any Class R-II Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-II Certificate agrees to, indemnify the
Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of a Class R-II Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan") or (B) any Person who is directly or indirectly purchasing the
Class R-II Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

     Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a
Permitted Transferee and a United States Person and shall promptly notify the
Trustee of any change or impending change in its status as a Permitted
Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a
Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a
Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.
Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed
Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                                     A-22-4

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership
Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as
Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership
Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section
1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y)
be subject to an entity-level tax caused by the Transfer of any Class R-II
Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-II Certificate to a Person which is not a
Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than (i) the United
States, any State or political subdivision thereof, any possession of the United
States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii)
any organization (other than certain farmers' cooperatives described in Section
521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under
Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a
Class R-II Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such
Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-II Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent

                                     A-22-5

provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United
States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

     No service charge will be imposed for any registration of transfer or exchange of Class R-II Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-II Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances,

                                     A-22-6

including any amendment necessary to maintain the status of REMIC I, REMIC II or
REMIC III as a REMIC, without the consent of the Holders of any of the
Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-22-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R-II Certificates referred to in the within-mentioned Agreement.

Dated: August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-22-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                   ---------------------------------------------
                                   Signature by or on behalf of Assignor

                                   ---------------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________________ for the account of __________________________________.

     Distributions made by check (such check to be made payable to _____________
___________________) and all applicable statements and notices should be mailed to _____________________.

     This information is provided by ___________________________________, the assignee named above, or ______________________________________________________
as its agent.

                                     A-22-9

                                                                    EXHIBIT A-23

                          FORM OF CLASS R-III MORTGAGE

                              CLASS R-III MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Date of Pooling and Servicing Agreement: August 1, 2004      Percentage Interest evidenced by this Certificate in
                                                             the related Class:  100%

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage Pool
Date for such Mortgage Loan in  August 2004                  as of the respective Cut-off Dates of the Mortgage
                                                             Loans, after deducting payments of principal due on or
                                                             before such date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 J2 9

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849J290

Certificate No. R-III

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE IS SUBORDINATE TO THE CLASS A-1, CLASS A-1A, CLASS A-2, CLASS
A-3, CLASS A-4, CLASS X-1, CLASS X-2, CLASS B, CLASS C, CLASS D, CLASS E, CLASS
F, CLASS G, CLASS H, CLASS J, CLASS K, CLASS L, CLASS M, CLASS N, CLASS O AND
CLASS P CERTIFICATES OF THE SAME

SERIES, AS AND TO THE EXTENT PROVIDED IN THE AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.
CONSEQUENTLY, TRANSFER OF THIS CERTIFICATE IS ALSO SUBJECT TO THE ADDITIONAL TAX
RELATED TRANSFER RESTRICTIONS SET FORTH IN THE AGREEMENT. IF ANY PERSON BECOMES
THE REGISTERED HOLDER OF THIS CERTIFICATE IN VIOLATION OF SUCH TRANSFER
RESTRICTIONS, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR
EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER
FOR ANY PURPOSE HEREUNDER OR UNDER THE AGREEMENT REFERRED TO HEREIN, INCLUDING,
BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE.

     This certifies that UBS Securities LLC is the registered owner of the
Percentage Interest evidenced by this Class R-III Certificate (as specified above) in that certain beneficial ownership interest evidenced by all the Class
R-III Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict

                                     A-23-2

between the terms specified herein and in the Agreement, the terms of the
Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing upon the
First Distribution Date specified above, to the Person in whose name this
Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record
Date"), in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to the Holders of the Class R-III Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class R-III
Certificate will be made by the Trustee by check mailed to the address of the
Person entitled thereto, as such name and address appear in the Certificate
Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class R-III Certificates are issuable in fully registered form only without coupons in minimum denominations representing Percentage Interests specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class R-III Certificates are exchangeable for new
Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class R-III Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class R-III Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the
Securities Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class R-III Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to

                                     A-23-3

be made without registration under the Securities Act, then the Trustee shall require, in order to assure compliance with such laws, receipt by it and the
Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. None of the Depositor, the
Trustee or the Certificate Registrar is obligated to register or qualify the
Class R-III Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any Class R-III Certificate without registration or qualification.
Any Class R-III Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class R-III Certificate agrees to, indemnify the
Depositor, the Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of a Class R-III Certificate or any interest therein shall be made to (A) any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan") or (B) any Person who is directly or indirectly purchasing the
Class R-III Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan.

     Each Person who has or who acquires any Ownership Interest in this
Certificate shall be deemed by the acceptance or acquisition of such Ownership
Interest to have agreed to be bound by the provisions of Section 5.02(d) of the
Agreement and, if any purported Transferee shall become a Holder of this
Certificate in violation of the provisions of such Section 5.02(d), to have irrevocably authorized the Trustee under clause (ii)(A) of such Section 5.02(d)
to deliver payments to a Person other than such Person and to have irrevocably authorized the Trustee under clause (ii)(B) of such Section 5.02(d) to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. Each Person holding or acquiring any Ownership Interest in this Certificate must be a
Permitted Transferee and a United States Person and shall promptly notify the
Trustee of any change or impending change in its status as a Permitted
Transferee or United States Person. In connection with any proposed Transfer of any Ownership Interest in this Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of this Certificate until its receipt of, an affidavit and agreement substantially in the form attached as Exhibit C-1 to the Agreement (a "Transfer Affidavit and Agreement") from the proposed
Transferee, in form and substance satisfactory to the Trustee, representing and warranting, among other things, that such Transferee is a Permitted Transferee and a United States Person, that it is not acquiring its Ownership Interest in this Certificate as a nominee, trustee or agent for any Person that is not a
Permitted Transferee or is not a United States Person, that for so long as it retains its Ownership Interest in this Certificate, it will endeavor to remain a
Permitted Transferee and a United States Person, and that it has reviewed the provisions of Section 5.02(d) of the Agreement and agrees to be bound by them.
Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed
Transferee, if the Trustee has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Person, the Trustee shall not register the Transfer of an Ownership Interest in this Certificate to such proposed Transferee.

                                     A-23-4

     Each Person holding or acquiring any Ownership Interest in this Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership
Interest herein and (y) not to transfer its Ownership Interest unless it provides to the Trustee a certificate substantially in the form attached as
Exhibit C-2 to the Agreement stating that, among other things, it has no actual knowledge that such prospective Transferee is not a Permitted Transferee or is not a United States Person. Each Person holding or acquiring an Ownership
Interest in this Certificate, by purchasing such Ownership Interest herein, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of temporary Treasury regulation Section
1.67-3T(a)(2)(i)(A) immediately upon acquiring such Ownership Interest, if it is, or is holding such Ownership Interest on behalf of, a "pass-through interest holder".

     The provisions of Section 5.02(d) of the Agreement may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee the following: (a) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to withdraw, qualify or downgrade its then-current rating of any Class of Certificates; and (b) an Opinion of Counsel, in form and substance satisfactory to the Trustee and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause either REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y)
be subject to an entity-level tax caused by the Transfer of any Class R-III
Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a REMIC-related tax caused by the Transfer of a Class R-III Certificate to a Person which is not a
Permitted Transferee.

     A "Permitted Transferee" is any Transferee other than (i) the United
States, any State or political subdivision thereof, any possession of the United
States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii)
any organization (other than certain farmers' cooperatives described in Section
521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code
(including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in
Section 1381(a)(2)(C) of the Code, and (v) any electing large partnership under
Section 775 of the Code and/or any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a
Class R-III Certificate by such Person may cause the Trust Fund or any Person having an Ownership Interest in any Class of Certificates (other than such
Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R-III Certificate to such Person. The terms "United States", "State" and
"international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

     A "United States Person" is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent

                                     A-23-5

provided in Treasury regulations), an estate whose income from sources without the United States is includable in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United
States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust.

     No service charge will be imposed for any registration of transfer or exchange of Class R-III Certificates, but the Trustee or the Certificate
Registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class R-III Certificates.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special Servicer, the
Trustee, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this
Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances,

                                     A-23-6

including any amendment necessary to maintain the status of REMIC I, REMIC II or
REMIC III as a REMIC, without the consent of the Holders of any of the
Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-23-7

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association, as Trustee

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class R-III Certificates referred to in the within-mentioned Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association, as
                                   Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-23-8

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _______________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate
Register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                   ---------------------------------------------
                                   Signature by or on behalf of Assignor

                                   ---------------------------------------------
                                   Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to ________________________________ for the account of ____________________________________________.

     Distributions made by check (such check to be made payable to ____________
_______________________________) and all applicable statements and notices should be mailed to ________________________________________.

     This information is provided by _________________________________, the assignee named above, or ____________________________________________________
as its agent.

                                     A-23-9

                                                                    EXHIBIT A-24

                           FORM OF CLASS X-1 MORTGAGE

                               CLASS X-1 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate:  Variable                                 Certificate Notional Amount of this Class X-1
                                                             Certificate as of the Issue Date: $933,734,532

Date of Pooling and Servicing Agreement:  August 1, 2004     Class Notional Amount of all the Class X-1 Certificates
                                                             as of the Issue Date: $933,734,532

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage
Date for such Mortgage Loan in August 2004                   Loans as of their respective Cut-off Dates, after
                                                             deducting payments of principal due on or before such
                                                             date, whether or not received:  $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 G3 0

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849G304

Certificate No. X-1-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO N.V. OR
ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE MORTGAGE
LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED STATES OR
ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT
ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF
WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE
AGREEMENT ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

                  This certifies that Cede & Co. is the registered owner of the
Percentage Interest evidenced by this Class X-1 Certificate (obtained by dividing the notional principal amount of this Class X-1 Certificate (its
"Certificate Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the Class X-1 Certificates (their "Class Notional
Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the

                                     A-24-2

Class X-1 Certificates in the Trust Fund created pursuant to a Pooling and
Servicing Agreement, dated as specified above (the "Agreement"), among GMAC
Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage
Corporation, as Master Servicer and Serviced Whole Loan Paying Agent, Midland
Loan Services, Inc., as Special Servicer, LaSalle Bank National Association, as
Trustee and ABN AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class X-1 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class X-1
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class X-1 Certificates, or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class X-1 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class X-1
Certificates are exchangeable for new Class X-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                                     A-24-3

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-1 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class X-1 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class X-1 Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class X-1 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
X-1 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class X-1 Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b)
pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X-1 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of any Class X-1 Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class X-1
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class X-1 Certificate without registration or qualification. Any Class X-1
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-1 Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of any Class X-1 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating

                                     A-24-4

Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTE 95-60 (as defined in the Agreement)) and the conditions set forth in Sections I and III of PTE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class X-1 Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
X-1 Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and

                                     A-24-5

upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-24-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                   LaSalle Bank National Association,
                                   as Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class X-1 Certificates referred to in the within-mentioned Agreement.

Dated:  August 12, 2004

                                   LaSalle Bank National Association,
                                   as Certificate Registrar

                                   By:
                                       -----------------------------------------
                                                  Authorized Officer

                                     A-24-7

                                   ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (please print or typewrite name and address including
                          postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                      ------------------------------------------
                                      Signature by or on behalf of Assignor

                                      ------------------------------------------
                                      Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _______________________________ for the account of __________________________________________________________________

     Distributions made by check (such check to be made payable to ____________
_______________________________) and all applicable statements and notices should be mailed to _____________________________________________________

     This information is provided by _____________________________________, the assignee named above, or _____________________________________________________,
as its agent.

                                     A-24-8

                                                                    EXHIBIT A-25

                           FORM OF CLASS X-2 MORTGAGE

                               CLASS X-2 MORTGAGE
                            PASS-THROUGH CERTIFICATE,
                                 SERIES 2004-C2

     evidencing a beneficial ownership interest in a trust fund (the "Trust
Fund") consisting primarily of a pool (the "Mortgage Pool") of multifamily and commercial mortgage loans (the "Mortgage Loans"), such pool being formed and sold by

                    GMAC COMMERCIAL MORTGAGE SECURITIES, INC.

Pass-Through Rate: Variable                                  Certificate Notional Amount of this Class X-2
                                                             Certificate as of the Issue Date: $902,770,000

Date of Pooling and Servicing Agreement:  August 1, 2004     Notional Amount of all the Class X-2 Certificates as of
                                                             the Issue Date: $902,770,000

Cut-off Date:  With respect to any Mortgage Loan, the Due    Aggregate unpaid principal balance of the Mortgage
Date for such Mortgage Loan in August 2004                   Loans as of their respective Cut-off Dates, after
                                                             deducting payments of principal due on or before such
                                                             date, whether or not received: $933,734,532

Issue Date:  August 12, 2004

First Distribution Date:  September 10, 2004                 Trustee:  LaSalle Bank National Association

Master Servicer: GMAC Commercial Mortgage Corporation        CUSIP No. 361849 G4 8

Special Servicer: Midland Loan Services, Inc.                ISIN No. US361849G486

Certificate No. X-2-1

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE
DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR, THE
TRUSTEE, THE CERTIFICATE REGISTRAR OR ANY AGENT THEREOF FOR REGISTRATION OF
TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE
NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED
REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER
ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER,
PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY

PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN
INTEREST HEREIN.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN GMAC
COMMERCIAL MORTGAGE SECURITIES, INC., GMAC COMMERCIAL MORTGAGE CORPORATION,
MIDLAND LOAN SERVICES, INC., LASALLE BANK NATIONAL ASSOCIATION, ABN AMRO BANK
N.V. OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE
MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR INSTRUMENTALITY OF THE UNITED
STATES OR ANY OTHER PERSON.

THIS CERTIFICATE HAS NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT
OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE.
ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH
REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT
REQUIRE SUCH REGISTRATION OR QUALIFICATION AND IN ACCORDANCE WITH THE PROVISIONS
OF SECTION 5.02 OF THE AGREEMENT.

NO TRANSFER OF THIS CERTIFICATE OR ANY INTEREST HEREIN TO AN EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT SUBJECT TO THE EMPLOYEE RETIREMENT INCOME
SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL
REVENUE CODE OF 1986 (THE "CODE"), OR TO ANY PERSON WHO IS DIRECTLY OR
INDIRECTLY PURCHASING THIS CERTIFICATE OR ANY INTEREST HEREIN ON BEHALF OF, AS
NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH EMPLOYEE BENEFIT
PLAN OR OTHER RETIREMENT ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE
WITH THE PROCEDURES AND CONDITIONS SET FORTH IN THE AGREEMENT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR
INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE CODE.

THIS CERTIFICATE DOES NOT HAVE A CERTIFICATE PRINCIPAL BALANCE AND DOES NOT
ENTITLE THE HOLDER HEREOF TO ANY DISTRIBUTIONS OF PRINCIPAL. THE HOLDER HEREOF
WILL BE ENTITLED TO DISTRIBUTIONS OF INTEREST ACCRUED AS PROVIDED IN THE
AGREEMENT ON THE CERTIFICATE NOTIONAL AMOUNT OF THIS CERTIFICATE, WHICH AT ANY
TIME MAY BE LESS THAN THE AMOUNT SHOWN ABOVE.

     This certifies that Cede & Co. is the registered owner of the Percentage
Interest evidenced by this Class X-2 Certificate (obtained by dividing the notional principal amount of this Class X-2 Certificate (its "Certificate
Notional Amount") as of the Issue Date by the aggregate notional principal balance of all the

                                     A-25-2

Class X-2 Certificates (their "Class Notional Amount") as of the Issue Date) in that certain beneficial ownership interest evidenced by all the Class X-2
Certificates in the Trust Fund created pursuant to a Pooling and Servicing
Agreement, dated as specified above (the "Agreement"), among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer, LaSalle Bank National Association, as Trustee and ABN
AMRO Bank N.V., as Fiscal Agent. To the extent not defined herein, the capitalized terms used herein have the respective meanings assigned in the
Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement, as amended from time to time, the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. In the case of any conflict between the terms specified herein and in the Agreement, the terms of the Agreement shall govern.

     Pursuant to the terms of the Agreement, distributions will be made on the
10th day of each month or, if such 10th day is not a Business Day, the Business
Day immediately following (each, a "Distribution Date"), commencing on the First
Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month immediately preceding the month of such distribution (the "Record Date"), in an amount equal to the product of the Percentage Interest evidenced by this
Certificate and the amount required to be distributed to the Holders of the
Class X-2 Certificates on the applicable Distribution Date pursuant to the
Agreement. All distributions made under the Agreement on any Class X-2
Certificate will be made by the Trustee by wire transfer in immediately available funds to the account of the Person entitled thereto at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than five Business
Days prior to the Record Date for such distribution (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions as well) and such Certificateholder is the registered owner of all the Class X-2 Certificates, or otherwise by check mailed to the address of such
Certificateholder appearing in the Certificate Register. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the offices of the Certificate Registrar appointed as provided in the Agreement or such other location as may be specified in such notice.

     The Depositor's Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Certificates") are limited in right of distribution to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. As provided in the Agreement, withdrawals from the
Certificate Account and the Distribution Account may be made from time to time for purposes other than, and, in certain cases, prior to, distributions to
Certificateholders, such purposes including the reimbursement of advances made, or certain expenses incurred, with respect to the Mortgage Loans and the payment of interest on such advances and expenses.

     The Class X-2 Certificates are issuable in fully registered form only without coupons in minimum denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Class X-2
Certificates are exchangeable for new Class X-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

                                     A-25-3

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate
Register upon surrender of this Certificate for registration of transfer at the offices of the Certificate Registrar, duly endorsed by, or accompanied by a written instrument of transfer in the form satisfactory to the Certificate
Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Class X-2 Certificates in authorized denominations evidencing the same aggregate Percentage Interest will be issued to the designated transferee or transferees.

     No transfer of any Class X-2 Certificate shall be made unless that transfer is made pursuant to an effective registration statement under the Securities
Act, and effective registration or qualification under applicable state securities laws, or is made in a transaction that does not require such registration or qualification. If such a transfer of any Class X-2 Certificate
(other than a transfer thereof by the Depositor or any Affiliate of the
Depositor) is to be made without registration under the Securities Act, then the
Trustee shall require, in order to assure compliance with such laws, receipt by it and the Depositor of a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the
Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Agreement. Any purchaser of a Class X-2 Certificate shall be deemed to have represented by such purchase that it is a "qualified institutional buyer" as that term is defined in
Rule 144A ("Rule 144A") under the Securities Act, that it is aware that the sale to it is being made in reliance on Rule 144A and that it is acquiring the Class
X-2 Certificates for its own account or for the account of a qualified institutional buyer, and that it understands that such Class X-2 Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b)
pursuant to another exemption from registration under the Securities Act. None of the Depositor, the Trustee or the Certificate Registrar is obligated to register or qualify the Class X-2 Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the
Agreement to permit the transfer of any Class X-2 Certificate without registration or qualification. None of the Depositor, the Trustee or the
Certificate Registrar is obligated to register or qualify the Class X-2
Certificates under the Securities Act or any other securities law or to take any action not otherwise required under the Agreement to permit the transfer of any
Class X-2 Certificate without registration or qualification. Any Class X-2
Certificateholder desiring to effect such a transfer shall, and by the acceptance of its Class X-2 Certificate agrees to, indemnify the Depositor, the
Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     No transfer of any Class X-2 Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, that is subject to ERISA or Section 4975 of the Code
(each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless (1) such Plan qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the
Securities Act and at the time of such transfer, such Certificate continues to be rated in one of the top four rating categories by at least one Rating

                                     A-25-4

Agency or (2) such Plan is an "insurance company general account" (within the meaning of PTE 95-60 (as defined in the Agreement)) and the conditions set forth in Sections I and III of PTE 95-60 have been satisfied as of the date of acquisition of such Certificate. Each purchaser or transferee that is a Plan or is investing on behalf of or with "plan assets" of a Plan will be deemed to have represented that the foregoing conditions have been satisfied.

     No service charge will be imposed for any registration of transfer or exchange of Class X-2 Certificates, but the Trustee or the Certificate Registrar
may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Class
X-2 Certificates.

     Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

     Prior to due presentment of this Certificate for registration of transfer, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the
Fiscal Agent, the Certificate Registrar and any agents of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and none of the Depositor, the Master Servicer, the Special
Servicer, the Trustee, the Fiscal Agent, the Certificate Registrar or any such agent shall be affected by notice to the contrary.

     The Trust Fund and the obligations created by the Agreement shall terminate upon distribution (or provision for distribution) to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be distributed to them pursuant to the Agreement following the earlier of: (i) the final payment or other liquidation (or any advance with respect thereto) of the last
Mortgage Loan or REO Property remaining in the Trust Fund; (ii) as permitted, but not required, by the Agreement, the purchase by the Master Servicer, the
Majority Certificateholder of the Controlling Class or the Depositor, at a price determined as provided in the Agreement, of all Mortgage Loans and any REO
Properties remaining in the Trust Fund if the aggregate Stated Principal Balance of the Mortgage Pool at the time of purchase is less than 1% of the aggregate
Cut-off Date Principal Balance of the Mortgage Pool specified on the face hereof; or (iii) as permitted, but not required, by the Agreement, the exchange by the Majority Certificateholder of the Controlling Class of all of the
Certificates (other than the Residual Certificates) for all of the Mortgage
Loans and each REO Property remaining in the Trust Fund on any Distribution Date on which the aggregate Certificate Balance of the Class A, Class B, Class C,
Class D, Class E, Class F Certificates, Class G Certificates and Class H
Certificates is reduced to zero.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof, and the modification of the rights and obligations of the
Depositor, the Master Servicer, the Special Servicer, the Trustee and the Fiscal
Agent thereunder and the rights of the Certificateholders thereunder, at any time by the Depositor, the Master Servicer, the Special Servicer, the Trustee
and the Fiscal Agent with the consent of the Holders of Certificates entitled to at least 66-2/3% of the Percentage Interests of each Class of affected
Certificates. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and

                                     A-25-5

upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain circumstances, including any amendment necessary to maintain the status of designated portions of the Trust Fund as a
REMIC, without the consent of the Holders of any of the Certificates.

     Unless the certificate of authentication hereon has been executed by the
Certificate Registrar, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

     The registered Holder hereof, by its acceptance hereof, agrees that it will look solely to the Trust Fund (to the extent of its rights therein) for distributions hereunder.

     This Certificate shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said
State, and the obligations, rights and remedies of the Holder hereof shall be determined in accordance with such laws.

                                     A-25-6

     IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                       LaSalle Bank National Association,
                            as Certificate Registrar

                                       By:
                                          --------------------------------------
                                                    Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

     This is one of the Class X-2 Certificates referred to in the within-mentioned Agreement.

Dated:  August 12, 2004

                       LaSalle Bank National Association,
                            as Certificate Registrar

                                       By:
                                           -------------------------------------
                                                     Authorized Officer

                                     A-25-7

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
(please print or typewrite name and address including postal zip code of assignee)

     the beneficial ownership interest in the Trust Fund evidenced by the within
Mortgage Pass-Through Certificate and hereby authorize(s) the registration of transfer of such interest to the above named assignee on the Certificate register of the Trust Fund.

     I (we) further direct the issuance of a new Mortgage Pass-Through
Certificate of a like Percentage Interest and Class to the above named assignee and delivery of such Mortgage Pass-Through Certificate to the following address:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Dated:

                                       -----------------------------------------
                                       Signature by or on behalf of Assignor

                                       -----------------------------------------
                                       Signature Guaranteed

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution

     Distributions shall, if permitted, be made by wire transfer or otherwise, in immediately available funds, to _____________________________________________
for the account of______________________________________________________________

     Distributions made by check (such check to be made payable to_____________)
and all applicable statements and notices should be mailed to __________________
________________________________________________________________________________

     This information is provided by __________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                     A-25-8

                                                                     EXHIBIT B-1

                         FORM OF TRANSFEROR CERTIFICATE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention:   Asset Backed Securities Trust Services
             GMAC Mortgage Pass-Through Certificates Series 2004-C2

       Re:   GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through
             Certificates, Series 2004-C2, [Class X-1] [Class X-2] [ClassA-1A]
             [Class F] [Class G] [Class H] [Class J] [Class K] [Class L] [Class
             M] [Class N] [Class O] [Class P] [Class Q] [Class R-I] [Class R-II]
             [Class R-III] [having an initial principal balance/initial notional amount as of August 12, 2004 of $_______ evidencing a __%
             Percentage Interest in such Class].

Dear Sirs:

     This letter is delivered to you in connection with the transfer by (the
"Transferor") to (the "Transferee") of the captioned Certificates (the
"Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of August 1, 2004, among GMAC
Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage
Corporation, as Master Servicer and Serviced Whole Loan Paying Agent, Midland
Loan Services, Inc., as Special Servicer, Midland Loan Services, Inc., as
Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO
Bank N.V., as Fiscal Agent. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferor hereby certifies, represents and warrants to you, as
Certificate Registrar, that:

     1. The Transferor is the lawful owner of the Certificates with the full right to transfer the Certificates free from any and all claims and encumbrances whatsoever.

     2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with any person in any manner, (d) made any general solicitation with respect to the Certificates, any interest in the Certificates or any other similar security by means of general advertising or in any other manner, or (e) taken any other action with respect to the Certificates, any interest in the Certificates or any other similar security, which (in the case of any of the acts described in

                                     B-1-1

clauses (a) through (e) hereof) would constitute a distribution under the
Securities Act of 1933 (the "Securities Act"), or would render the disposition of the Certificates a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of the
Certificates pursuant to the Securities Act or any state securities laws.

     3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" (as that term is defined in Rule 144A ("Rule 144A") under the Securities
Act) purchasing for its own account or for the account of other qualified institutional buyers, and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates.

     4. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by
Rule 144A.

     5. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the
Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage Loans, (c) the Pooling and Servicing Agreement, and
(d) any credit enhancement mechanism associated with the Certificates, that the
Transferee has requested.

                                       Very truly yours,

                                       Print Name of Transferor

                                       -----------------------------------------

                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                     B-1-2

                                                                     EXHIBIT B-2

                         FORM OF TRANSFEREE CERTIFICATE

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention:   Asset Backed Securities Trust Services
             GMAC Mortgage Pass-Through Certificates Series 2004-C2

       Re:   GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through
             Certificates, Series 2004-C2, [Class X-1] [Class X-2] [ClassA-1A]
             [Class F] [Class G] [Class H] [Class J] [Class K] [Class L] [Class
             M] [Class N] [Class O] [Class P] [Class Q][Class R-I] [Class R-II]
             [Class R-III] [having an initial principal balance/initial notional amount as of August 12, 2004 of $_______ evidencing a __%
             Percentage Interest in such Class].

Dear Sirs:

     This letter is delivered to you in connection with the transfer by (the
"Transferor") to (the "Transferee") of the captioned Certificates (the
"Certificates"), pursuant to Section 5.02 of the Pooling and Servicing Agreement
(the "Pooling and Servicing Agreement"), dated as of August 1, 2004 among GMAC
Commercial Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage
Corporation, as Master Servicer and Serviced Whole Loan Paying Agent, Midland
Loan Services, Inc., as Special Servicer, Midland Loan Services, Inc., as
Special Servicer, LaSalle Bank National Association, as Trustee and ABN AMRO
Bank N.V., as Fiscal Agent. All terms used herein and not otherwise defined shall have the respective meanings set forth in the Pooling and Servicing
Agreement. The Transferee hereby certifies, represents and warrants to you, as
Certificate Registrar, that:

     1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933 (the
"Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Certificates for its own account or for the account of a qualified institutional buyer, and understands that such Certificates may be resold, pledged or transferred only (a) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (b)
pursuant to another exemption from registration under the Securities Act.

     2. The Transferee has been furnished with all information regarding (a) the
Certificates and distributions thereon, (b) the nature, performance and servicing of the Mortgage

                                     B-2-1

Loans, (c) the Pooling and Servicing Agreement, and (d) any credit enhancement mechanism associated with the Certificates, that it has requested.

     3. If the Transferee proposes that the Certificates be registered in the name of a nominee, such nominee has completed the Nominee Acknowledgment below.

     4. The Transferee hereby certifies to the Trustee, the Depositor and the
Master Servicer that such transfer is permissible under applicable law, either
(a) such Transferee is not an "employee benefit plan" (within the meaning of
Section 3(3) of ERISA) that is subject to ERISA, a "plan" (within the meaning of
Section 4975 of the Code) that is subject to Section 4975 of the Code, or any entity deemed to hold "plan assets" of any such plan (within the meaning of
United States Department of Labor ("DOL") Regulations Section 2510.3-101, or (b)
in the case of a Certificate that is not a Residual Certificate, such transfer will not constitute or result in any non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code, will not subject the
Depositor, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement, and the following conditions are met: (i) with respect to the Class X-1, Class X-2, Class F, Class
G and/or Class H Certificates, the prospective transferee qualifies as an accredited investor as defined in Rule 501(a) of Regulation D of the Securities
Act and (x) at the time of such transfer, such Certificates continue to be rated in one of the top four rating categories by at least one Rating Agency or (y)
the source of funds used to purchase the Certificates is an "insurance company general account" (as such term is defined in DOL Prohibited Transaction Class
Exemption ("PTCE") 95-60) and the conditions set forth in Sections I and III of
PTCE 95-60 are satisfied with respect to the Transferee's purchase and holding of the Certificates, as of the date of acquisition of such Certificate; or (ii)
with respect to the Class J, Class K, Class L, Class M, Class N, Class O, Class
P and/or Class Q Certificates, (1) the prospective transferee qualifies as an accredited investor as defined in Rule 501(a) of Regulation D of the Securities
Act, (2) the source of funds used to purchase the Certificates is an "insurance company general account" (as such term is defined in PTCE 95-60) and (3) the conditions set forth in Sections I and III of PTCE 95-60 are satisfied with respect to the Transferee's purchase and holding of the Certificates, as of the date of acquisition of such Certificates.

                                       Very truly yours,

                                       Print Name of Transferee

                                       -----------------------------------------

                                       By:
                                           -------------------------------------
                                       Name:
                                       Title:

                                     B-2-2

                             NOMINEE ACKNOWLEDGMENT

     The undersigned hereby acknowledges and agrees that as to the Certificate being registered in its name, the sole beneficial owner thereof is and shall be
_________, the Transferee identified above, for whom the undersigned is acting as nominee.

                                       Very truly yours,

                                       Print Name of Transferee

                                       ----------------------------------------

                                       By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                     B-2-3

                                                          ANNEX 1 TO EXHIBIT B-2

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [FOR TRANSFEREES OTHER THAN REGISTERED INVESTMENT COMPANIES]

     The undersigned hereby certifies as follows to (the "Transferor") and , as
Certificate Registrar, with respect to the mortgage pass-through certificate
(the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates (the "Transferee").

     2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A"), because (i)
the Transferee owned and/or invested on a discretionary basis $ in securities(1)
(other than the excluded securities referred to below) as of the end of the
Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

     Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3)
of the Internal Revenue Code of 1986.

     Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of
Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

     Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions, or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial

----------
(1)  Transferee must own and/or invest on a discretionary basis at least
     $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least
     $10,000,000 in securities.

                                     B-2-4

statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S.
savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

     Broker-dealer. The Transferee is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

     Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S.
territory or the District of Columbia.

     State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the
State or its political subdivisions, for the benefit of its employees.

     ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940.

     Other. (Please supply a brief description of the entity and a cross reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1).

     3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.
For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

     4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction.
However, such securities were not included if the Transferee is a majority owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934.

                                     B-2-5

     5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     Will the Transferee be purchasing the Certificates only for the
Transferee's own account?

                          Yes [ ]           No [ ]

     6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein.
Until such notice is given, the Transferee's purchase of the Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                       Print Name of Transferee

                                       ----------------------------------------

                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:

Date:

                                     B-2-6

                                                          ANNEX 2 TO EXHIBIT B-2
                                                          ----------------------

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]

     The undersigned hereby certifies as follows to (the "Transferor") and , as
Certificate Registrar, with respect to the mortgage pass-through certificate
(the "Certificate") described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

     1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Certificates (the "Transferee") or, if the Transferee is a
"qualified institutional buyer" as that term is defined in Rule 144A under the
Securities Act of 1933 ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

     2. The Transferee is a "qualified institutional buyer" as defined in Rule
144A because (i) the Transferee is an investment company registered under the
Investment Company Act of 1940, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of
Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the
Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

     The Transferee owned and/or invested on a discretionary basis $__________
in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

     The Transferee is part of a Family of Investment Companies which owned in the aggregate $__________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year
(such amount being calculated in accordance with Rule 144A).

     3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

     4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's
Family of Investment

                                      B-2-7

Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

     5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the
Transferee will be in reliance on Rule 144A.

     Will the Transferee be purchasing the Certificates only for the
Transferee's own account?

                          Yes [ ]           No [ ]

     6. If the answer to the foregoing question is "no," then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

     7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                       Print Name of Transferee or Adviser

                                       ----------------------------------------

                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

Date:

                                     B-2-8

                                       IF AN ADVISER:

                                       Print Name of Transferee

                                       ----------------------------------------

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

Date:

                                      B-2-9

                                                                     EXHIBIT C-1

            FORM OF TRANSFER AFFIDAVIT AND AGREEMENT FOR TRANSFERS OF

                           REMIC RESIDUAL CERTIFICATES

State of                           )
                                   ) ss
County of                          )

     ______________________, being first duly sworn, deposes and says that:

     1. He/She is the _____________ of ______________ (the prospective transferee (the "Transferee") of GMAC Commercial Mortgage Securities, Inc.,
Mortgage Pass-Through Certificates, Series 2004-C2, [Class R-I] [Class R-II]
[Class R-III], evidencing a _____% Percentage Interest in such Class (the
"Residual Certificates"), a __________duly organized and validly existing under the laws of _____________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement pursuant to which the Residual Certificates were issued (the "Pooling and Servicing
Agreement").

     2. The Transferee (i) is, and as of the date of transfer will be, a
"Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the
Residual Certificates for its own account. A "Permitted Transferee" is any
Person other than a "disqualified organization" or a possession of the United
States. (For this purpose, a "disqualified organization" means the United
States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan
Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, an electing large partnership under Section 775 of the Code, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

     3. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the
Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor (or, with respect to transfers to electing large partnerships, on such partnership) or, if such transfer is through an agent
(which Person includes a broker, nominee or middleman) for a non-Permitted
Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such
Person (other than transfers with respect to electing large partnerships) an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury Regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will

                                     C-1-1

remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

     4. The Transferee is aware of the tax imposed on a "pass-through entity"
holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

     5. The Transferee is aware that the Certificate Registrar will not register any transfer of the Residual Certificates by the Transferee unless the
Transferee's transferee, or such transferee's agent, delivers to the Certificate
Registrar, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

     6. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

     7. The Transferee's taxpayer identification number is .

     8. The Transferee has reviewed the provisions of Section 5.02(d) of the
Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(A) of Section 5.02(d)
which authorizes the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (ii)(B) of Section 5.02(d) which authorizes the Trustee to negotiate a mandatory sale of the Residual
Certificates, in either case, in the event that the Transferee holds such
Residual Certificates in violation of Section 5.02(d)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

     9. No purpose of the Transferee relating to its purchase or any sale of the
Residual Certificates is or will be to impede the assessment or collection of any tax; in making this representation, the Transferee warrants that the
Transferee is familiar with Treasury Regulation Section 1.860E-1(c) and recent amendments thereto, effective as of July 19, 2002.

     10. The Transferee hereby represents to and for the benefit of the
Transferor that the Transferee intends and reasonably expects to have the ability to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates. Any financial statements or other financial information provided by the transferee at the request of the Transferor in connection with the transfer of the Residual
Certificates to permit the Transferor to assess the financial capability of the
Transferor to pay any such taxes is true and correct in all material respects.

     11. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Certificate Registrar a representation letter substantially in the form of

                                     C-1-2

Exhibit C-2 to the Pooling and Servicing Agreement. The Transferee hereby agrees that it will not make any transfer of any Residual Certificate unless (i) the transfer is to an entity which is a domestic C corporation (other than an exempt corporation, a regulated investment company, a real estate investment trust, a
REMIC, or a cooperative organization to which part I of Subchapter T of the Code applies) for federal income tax purposes, and (ii) the transfer is in compliance with the conditions set forth in paragraph 3 of Exhibit B-2 of the Pooling and
Servicing Agreement.

     12. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in Treasury regulations), an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust for which a court within the United States is able to exercise primary supervision over its administration and for which one or more United States
Persons have the authority to control all substantial decisions of the trust.

     13. The Transferee is not acquiring the Residual Certificates with "plan assets" of any plan subject to Title I of ERISA or Section 4975 of the Code.

     14. [The Transferee hereby represents to and for the benefit of the
Transferor that (i) at the time of the transfer, and at the close of each of the
Transferee's two fiscal years preceding the year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the
Transferee within the meaning of Treasury Regulation section 1.860E-1(c)(5) or any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to satisfy this minimum gross asset or net asset requirement), (ii) the Transferee is a domestic C corporation for United States federal income tax purposes that is not an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies, (iii) there are no facts or circumstances on or before the date of transfer (or anticipated transfer) which would reasonably indicate that the taxes associated with the
Residual Certificates will not be paid, and (iv) any transfer of its interest will be to a transferee that satisfies the requirements of this paragraph
14.](1)

     15. The Transferee hereby agrees that it will not cause income from the
Class R Certificates to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the
Transferee or another United States taxpayer.

----------
(1)  Bracketed text may be used if the Transferee is relying on the "non-formula safe harbor".

                                     C-1-3

     IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its and its corporate seal to be hereunto attached, attested by its [Assistant]
Secretary, this day of , .

                                       Very truly yours,

                                       Print Name of Transferee

                                       -----------------------------------------

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:

--------------------------------------
[Assistant] Secretary

     Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the
Transferee, and acknowledged to me that he/she executed the same as his/her free act and deed and the free act and deed of the Transferee.

     Subscribed and sworn before me this    day of                    ,       .
                                        ----      -------------------- -------

                                       -----------------------------------------
                                                    NOTARY PUBLIC
                                       COUNTRY OF
                                                   -----------------------------
                                       STATE OF
                                                --------------------------------
                                       My Commission expires the day ____ of
                                                   ,      .
                                       ------------  -----

                                     C-1-4

                                                                     EXHIBIT C-2

                  FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS
                         OF REMIC RESIDUAL CERTIFICATES

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

Attention:   Asset Backed Securities Trust Services
             GMAC Commercial Mortgage Pass-Through Certificates Series 2004-C2

       Re:   GMAC Commercial Mortgage Securities, Inc., Mortgage Pass-Through
             Certificates, Series 2004-C2 (the "Certificates")

Dear Sirs:

     This letter is delivered to you in connection with the transfer by (the
"Transferor") to (the "Transferee") of [Class R-I] [Class R-II] [Class R-III]
Certificates evidencing a % Percentage Interest in such Class (the "Residual
Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of August 1,
2004 (the "Pooling and Servicing Agreement"), among GMAC Commercial Mortgage
Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation, as Master
Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services, Inc., as
Special Servicer, Midland Loan Services, Inc., as Special Servicer, LaSalle Bank
National Association, as Trustee and ABN AMRO Bank N.V., as Fiscal Agent. All
capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The
Transferor hereby certifies, represents and warrants to you, as Certificate
Registrar, that:

     1. No purpose of the Transferor relating to the transfer of the Residual
Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax; in making this representation, the
Transferor warrants that the Transferor is familiar with Treasury Regulation
Section 1.860E-1(c) and recent amendments thereto, effective as of July 19,
2002.

     2. The Transferor understands that the Transferee has delivered to you a
Transfer Affidavit and Agreement in the form attached to the Pooling and
Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

     3. The Transferor at the time of this transfer has conducted a reasonable investigation of the financial condition of the Transferee as contemplated by
Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant

                                     C-2-1

evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future, and either (A) has determined that the present value of the anticipated tax liabilities associated with the holding of the
Residual Certificate does not exceed the sum of (1) the present value of any consideration given to the Transferee to acquire the Certificate, (2) the present value of the expected future distributions on the Certificate, and (3)
the present value of the anticipated tax savings associated with holding the
Certificate as the REMIC generates losses (having made such determination by (I)
assuming that the Transferee pays tax at a rate equal to the highest rate of tax specified in Section 11(b)(1) of the Internal Revenue Code ("Code") unless an alternative rate is permitted to be used under the Treasury Regulation Section
1.860E-1(c)(8)(i), and (II) utilizing a discount rate for present valuations equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee, or (B) based on an adequate review of the relevant facts and circumstances,(2)
neither knows nor should know that the Transferee would be unwilling or unable to pay any taxes due on its share of the taxable income of the REMIC.

     4. The Transferor understands that the transfer of the Residual
Certificates may not be respected for United States income tax purposes (and the
Transferor may continue to be liable for United States income taxes associated therewith) unless it complies with a current "safe harbor" under Treasury
Regulation 1.860E-1(c)(4) with respect to such transfer.

                                       Very truly yours,

                                       Print Name of Transferor

                                       ----------------------------------------

                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:

----------
(2)  If reliance is upon the "non-formula safe harbor" such review would include all of the following: (i) at the time of the transfer, and at the close of each of the Transferee's two fiscal years preceding the year of transfer, the Transferee's gross assets for financial reporting purposes exceed $100 million and its net assets for such purposes exceed $10 million
     (disregarding, for purposes of determining gross or net assets, the obligation of any person related to the Transferee within the meaning of
     Treasury Regulation section 1.860E-1(c)(5) or any other asset if a principal purpose for holding or acquiring that asset is to permit the
     Transferee to satisfy this minimum gross asset or net asset requirement),
     (ii) the Transferee is a domestic C corporation for United States federal income tax purposes that is not for such purposes an exempt corporation, a regulated investment company, a real estate investment trust, a REMIC, or a cooperative organization to which part I of subchapter T of the Code applies, (iii) there are no facts or circumstances on or before the date of transfer (or anticipated) which would reasonably indicate that the taxes associated with the Residual Certificates will not be paid, (iv) the
     Transferee will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the Transferee or another
     United States taxpayer, and (v) a reasonable person would not conclude based on Treasury Regulation section 1.860E-1(c)(5)(iii) and the facts and circumstances known to the transferor on or before the date of the transfer, that the taxes associated with the Residual Certificate will not be paid. In addition, such "safe harbor" also requires that the Transferor not know or have reason to know that the Transferee will not honor the restrictions on subsequent transfers of any Residual Interest described in paragraphs 11, 12 and 14 of the Transferee's Transfer Affidavit and
     Agreement.

                                     C-2-2

                                                                       EXHIBIT D

                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE:      REQUEST FOR RELEASE OF DOCUMENTS

     In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage Loan File described below.

     Pooling and Servicing Agreement Dated as of: August 1, 2004

Series#:
Account#:
Pool#:
Loan#:
Borrower Name(s):
Reason for Document Request: (indicate one)

                                       [  ] Mortgage Loan Prepaid in Full

                                       [  ] Mortgage Loan Repurchased or Sold

                                       [  ] Other (specify)
                                                            --------------------

                                       -----------------------------------------

                                       -----------------------------------------

     "We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Pooling and Servicing Agreement."

[GMAC COMMERCIAL MORTGAGE CORPORATION]

Authorized Signature

******************************************************************************

TO CUSTODIAN/TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Pooling and Servicing Agreement.

                                       D-1

Enclosed Documents:     [ ] Promissory Note

                        [ ] Primary Insurance Policy

                        [ ] Mortgage or Deed of Trust

                        [ ] Assignment(s) of Mortgage or Deed of Trust

                        [ ] Title Insurance Policy

                        [ ] Other:

Name
Title
Date

                                       D-2

                                                                       EXHIBIT E

                       FORMS OF UCC-1 FINANCING STATEMENTS

                     SCHEDULE 1 TO UCC-1 FINANCING STATEMENT

All right (including the power to convey title thereto), title and interest of the Debtor as more particularly described on Exhibit A and the Mortgage Loan
Schedule attached hereto and made a part hereof:

              EXHIBIT A OF SCHEDULE 1 TO UCC-1 FINANCING STATEMENT

     All right (including the power to convey title thereto), title and interest of the Debtor in and to the following property, including any security interest therein for the benefit of the Debtor, in and to the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004, among the
Debtor, as Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer
and Serviced Whole Loan Paying Agent, Midland Loan Services, Inc., as Special
Servicer, the Secured Party, as Trustee*, and ABN AMRO Bank N.V., as Fiscal
Agent, with respect to Mortgage Pass-Through Certificates, Series 2004-C2 (the
"Pooling and Servicing Agreement (Series 2004-C2)), including:

     (1) the Mortgage Loans (including all Replacement Mortgage Loans) listed on the Mortgage Loan Schedule attached hereto;

     (2) all principal and interest received or receivable with respect to the
Mortgage Loans and the Replacement Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal
Prepayments received prior to the Cut-off Date);

     (3) all amounts held from time to time in the Certificate Account and the
Distribution Account and all reinvestment earnings on such amounts, the Excess
Liquidation Proceeds Reserve Account, the Interest Reserve Account, the REO
Account, the Serviced Whole Loan Custodial Accounts, the Serviced Whole Loan REO
Accounts and the Serviced Companion Loan Distribution Accounts;

     (4) all of the Debtor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to the Mortgage Loans;

     (5) any and all general intangibles (as defined in the Uniform Commercial
Code) consisting of, arising from or relating to any of the foregoing; and

     (6) any and all income, payments, proceeds and products of any of the foregoing.

     Capitalized terms used herein, but not defined, shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement (Series
2004-C2).

     THE DEBTOR AND THE SECURED PARTY INTEND THE TRANSACTIONS CONTEMPLATED BY
THE POOLING AND SERVICING AGREEMENT TO CONSTITUTE A SALE OF THE INTEREST IN,
WITH RESPECT TO THE MORTGAGE LOANS

                                      E-1

(INCLUDING ALL REPLACEMENT MORTGAGE LOANS), THE MORTGAGE NOTES, THE RELATED
MORTGAGES AND THE RELATED MORTGAGE FILES, AND THIS FILING SHOULD NOT BE
CONSTRUED AS A CONCLUSION THAT A SALE HAS NOT OCCURRED. THE REFERENCES HEREIN TO
MORTGAGE NOTES SHOULD NOT BE CONSTRUED AS A CONCLUSION THAT ANY MORTGAGE NOTE IS
NOT AN INSTRUMENT WITHIN THE MEANING OF THE UNIFORM COMMERCIAL CODE, AS IN
EFFECT IN ANY APPLICABLE JURISDICTION, OR THAT A FILING IS NECESSARY TO PERFECT
THE SECURITY INTEREST OF THE SECURED PARTY*, WITH RESPECT TO THE MORTGAGE LOANS,
IN ANY MORTGAGE NOTE, MORTGAGE OR DOCUMENT IN A MORTGAGE FILE. WITH RESPECT TO
THE FOREGOING, THIS FILING IS MADE ONLY IN THE EVENT OF CONTRARY ASSERTIONS BY
THIRD PARTIES.

     *Not in its individual capacity, but solely as Trustee for the benefit of the Certificateholders and Serviced Whole Loan Paying Agent pursuant to the
Pooling and Servicing Agreement (Series 2004-C2).

                                      E-2

                                                                       EXHIBIT F

     METHODOLOGY TO NORMALIZE NET OPERATING INCOME AND DEBT SERVICE COVERAGE

GMAC Commercial Mortgage Corporation ("GMACCM") applies the methodology presented below to arrive at a servicer adjusted or "Normalized" Net Operating
Income ("NOI"). The items described below highlight some of the major categories requiring adjustment. There may, however, be others, and GMACCM will use its market knowledge and discretion in making and sufficiently footnoting the necessary adjustments.

GMACCM chooses to use the actual management fee stated in the financial statement.

Where they are clearly identifiable, GMACCM will remove any capital expense from any above the line categories (such as extraordinary repairs and maintenance)
and put them below the line in the capital expense comment section.

Replacement reserves, tenant improvements and leasing commission reserves will be treated as above the line expenses. A determination will be made whether there have been credits for the disbursements from a reserve and that expenses are not overstated due to exclusion of credits.

Property taxes should be the annual amount due, excluding any delinquent taxes or credits from prior years which would cause the number to be higher or lower.
The amount for property taxes will be adjusted if the period under analysis is less than one year.

GMACCM will exclude non-recurring, extraordinary income. For example, a tax refund, lease buyout or income received for a period other than the year in question should be adjusted. If past due rent for a prior year was paid and recorded in the current year, GMACCM would back it out and footnote it accordingly. Care will be used when reflecting percentage/overage rents to ensure that it relates to the appropriate period and that the numbers are supported by tenant sales information.

GMACCM will remove any items not pertaining to the operation of the property such as, fees for closing the loan restructure, a distribution to owners or a charitable contribution.

When necessary, income and expenses will be analyzed by looking at variances by category. Unusual income and expense items will be researched. If there are significant variances, inquiries to the borrower will be made. Appropriate adjustments will be made and footnotes provided to clearly explain the situation.

The debt service should be an actual amount the borrower paid per the servicing records for the period associated with the operating statement. If GMACCM does not have a full year of payments, it will use the principal and interest constant in the case of a fixed rate loan and, in the case of an adjustable rate loan, will estimate a full year amount from the payment history information available.

                                      F-1

                                                                       EXHIBIT G
                                                                       ---------

                       FORM OF DISTRIBUTION DATE STATEMENT

                                      G-1

                                                                     EXHIBIT H-1

                         FORM OF INVESTOR CERTIFICATION

                                     [Date]

LaSalle Bank National Association
135 South LaSalle Street
Suite 1625
Chicago, Illinois 60603

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA  19044

Attention:   Asset Backed Securities Trust Services Group,
             GMAC Mortgage Pass-Through Certificates Series 2004-C2

     In accordance with Section 4.02 of the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Agreement"), by and among GMAC Commercial
Mortgage Securities, Inc., as Depositor, GMAC Commercial Mortgage Corporation,
as Master Servicer and Serviced Whole Loan Paying Agent, Midland Loan Services,
Inc., as Special Servicer (the "Special Servicer"), LaSalle Bank National
Association, as Trustee (the "Trustee") and ABN AMRO Bank N.V., as Fiscal Agent,
with respect to the GMAC Commercial Mortgage Securities, Inc. Mortgage
Pass-Through Certificates, Series 2004-C2 (the "Certificates"), the undersigned hereby certifies and agrees as follows:

     1. The undersigned is a beneficial owner or prospective purchaser of the
Class ___ Certificates.

     2. The undersigned is requesting access pursuant to the Agreement to certain information (the "Information") on the [Trustee's website] [Master
Servicer's website] [Special Servicer's website] and/or is requesting the information identified on the schedule attached hereto (also, the "Information")
pursuant to the provisions of the Agreement.

     3. In consideration of the [Trustee's] [Master Servicer's] [Special
Servicer's] disclosure to the undersigned of the Information, or the access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the [Trustee] [Master Servicer] [Special Servicer], be
otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

                                      H-1

     4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of
1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934,
as amended, or would require registration of any Certificate not previously registered pursuant to Section 5 of the Securities Act.

     5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the
Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any
loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

     6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

     IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized signatory, as of the day and year written above.

                                       -----------------------------------------
                                       Beneficial Owner or Prospective Purchaser

                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Company:
                                               ---------------------------------
                                       Phone:
                                             -----------------------------------

cc:   GMAC Commercial Mortgage Corporation
      GMAC Commercial Mortgage Securities, Inc.

                                     H-1-2

                                                       SCHEDULE I TO EXHIBIT H-1

                                   SCHEDULE TO
                         FORM OF INVESTOR CERTIFICATION

                                     H-1-3

                                                                     EXHIBIT H-2

                        FORM OF CONFIDENTIALITY AGREEMENT

                                     [Date]

GMAC Commercial Mortgage Corporation
200 Witmer Road
Horsham, PA  19044

Midland Loan Services, Inc.
10851 Mastin, Building 82
Suite 700
Overland Park, KS  66210

Attention:   GMAC Commercial Mortgage Securities, Inc.,
             Commercial Mortgage Pass-Through Certificates Series 2004-C2

       Re:   Information regarding GMAC Commercial Mortgage Securities, Inc.,
             Commercial Mortgage Pass-Through Certificates Series 2004-C2

Ladies and Gentlemen:

     In connection with the GMAC Commercial Mortgage Securities, Inc.,
Commercial Mortgage Pass-Through Certificates Series 2004-C2 (the
"Certificates"), we acknowledge that we will be furnished by [GMAC Commercial
Mortgage Corporation, as Master Servicer and Serviced Whole Loan Paying Agent,]
[Midland Loan Services, Inc., as Special Servicer,] (and may have been previously furnished) with certain information (the "Information"). For the purposes of this letter agreement (this "Agreement"), "Representative" of a
Person refers to such Person's directors, officers, employees, and agents; and
"Person" refers to any individual, group or entity.

     In connection with and in consideration of our being provided with
Information, we hereby acknowledge and agree that we are requesting and will use the Information solely for purposes of making investment decisions with respect to the above-referenced Certificates and will not disclose such Information to any other Person or entity unless required to do so by law; provided such
Information may be disclosed to the auditors and regulators of the undersigned or to any person or entity that is contemplating the purchase of any Certificate held by the undersigned or of an interest therein, but only if such person or entity confirms in writing such contemplation of a prospective ownership interest and agrees in writing to keep such Information confidential.

     The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the
Trustee, the Master Servicer, the Special Servicer and the Trust Fund for any
loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

                                     H-2-1

     This Agreement shall not apply to any of the Information which: (i) is or becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by us or any of our Representatives; (ii)
becomes lawfully available to us on a non-confidential basis from a source other than you or one of your Representatives, which source is not bound by a contractual or other obligation of confidentiality to any Person; or (iii) was lawfully known to us on a non-confidential basis prior to its disclosure to us by you.

     Capitalized terms used but not defined herein shall have the meaning assigned thereto in that certain Pooling and Servicing Agreement, dated as of
August 1, 2004, by and among GMAC Commercial Mortgage Securities, Inc. as
Depositor, GMAC Commercial Mortgage Corporation as Master Servicer, Midland Loan
Services, Inc., as Special Servicer, LaSalle Bank National Association, as
Trustee (the "Trustee") and ABN AMRO Bank N.V., as Fiscal Agent.

     This Agreement, when signed by us, will constitute our agreement with respect to the subject matter contained herein.

                                       Very truly yours,

                                       [NAME OF ENTITY]
                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------
                                       Company:
                                               ---------------------------------
                                       Phone:
                                             -----------------------------------

cc:  GMAC Commercial Mortgage Securities, Inc.
     Trustee

                                     H-2-2

                                                                       EXHIBIT I

                   FORM OF NOTICE AND CERTIFICATION REGARDING
                           DEFEASANCE OF MORTGAGE LOAN

To:      Standard & Poor's Ratings Services
         55 Water Street
         New York, New York  10041
         Attn:  Commercial Mortgage Surveillance

From:    GMAC Commercial Mortgage Corporation, in its capacity as Master
         Servicer (the "Master Servicer") under the Pooling and Servicing
         Agreement, dated as of August 1, 2004 (the "Pooling and Servicing
         Agreement"), among the GMAC Commercial Mortgage Securities, Inc., as
         Depositor, GMAC Commercial Mortgage Corporation, as Master Servicer and
         Serviced Whole Loan Paying Agent, Midland Loan Services, Inc., as
         Special Servicer, LaSalle Bank National Association, as Trustee and ABN
         AMRO Bank N.V., as Fiscal Agent.

Date:    _____________________, 20__.

Re:      GMAC Commercial Mortgage Securities, Inc.,
         Mortgage Pass-Through Certificates Series 2004-C2

         Mortgage Loan (the "Mortgage Loan") identified by loan number ________
         on the Mortgage Loan Schedule attached to the Pooling and Servicing
         Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:

         ---------------------

         ---------------------

     Reference is made to the Pooling and Servicing Agreement described above.
Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement.

     As Master Servicer under the Pooling and Servicing Agreement, we hereby:

          (1) Notify you that the Mortgagor has consummated a defeasance of the
Mortgage Loan pursuant to the terms of the Mortgage Loan, of the type checked below:

              _____    a full defeasance of the payments scheduled to be due in
                       respect of the entire principal balance of the Mortgage
                       Loan; or

              _____    a partial defeasance of the payments scheduled to be due
                       in respect of a portion of the principal balance of the
                       Mortgage Loan that represents ____% of the entire
                       principal balance of the Mortgage Loan and, under the
                       Mortgage, has an allocated loan amount of $__________ or
                       ____% of the entire principal balance.

                                      I-1

          (2) Certify that each of the following is true, subject to those exceptions set forth with explanatory notes on Schedule I hereto, which exceptions the Master Servicer has determined, consistent with the Servicing
Standard, will have no material adverse effect on the Mortgage Loan or the defeasance transaction:

               a. The Mortgage Loan documents permit the defeasance, and the terms and conditions for defeasance specified therein were satisfied in all material respects in completing the defeasance.

               b. The defeasance was consummated on ____________, 20__.

               c. The defeasance collateral consists of securities that (i)
constitute "government securities" as defined in Section 2(a)(16) of the
Investment Company Act of 1940, as amended (15 U.S.C. 80a-1), (ii) are listed as
"Qualified Investments for `AAA' Financings" under Paragraphs 1, 2 or 3 of "Cash
Flow Approach" in Standard & Poor's Public Finance Criteria 2000, as amended to the date of the defeasance, (iii) are rated "AAA" by Standard & Poor's, (iv) if they include a principal obligation, the principal due at maturity cannot vary or change, and (v) are not subject to prepayment, call or early redemption. Such securities have the characteristics set forth below.

       CUSIP        RATE          MAT         PAY DATES          ISSUED

               d. The Master Servicer received an opinion of counsel (from counsel approved by Master Servicer in accordance with the Servicing Standard)
that the defeasance will not result in an adverse REMIC Event.

               e. The Master Servicer determined that the defeasance collateral will be owned by an entity (the "Defeasance Obligor") as to which one of the statements checked below is true:

               _____   the related Mortgagor was a Single-Purpose Entity (as
                       defined in Standard & Poor's Structured Finance Ratings
                       Real Estate Finance Criteria, as amended to the date of
                       the defeasance (the "S&P Criteria")) as of the date of
                       the defeasance, and after the defeasance owns no assets
                       other than the defeasance collateral and real property
                       securing Mortgage Loans included in the pool;

               _____   the related Mortgagor designated a Single-Purpose Entity
                       (as defined in the S&P Criteria) to own the defeasance
                       collateral; or

               _____   the Master Servicer designated a Single-Purpose Entity
                       (as defined in the S&P Criteria) established for the
                       benefit of the Trust to own the defeasance collateral.

                                       I-2

               f. The Master Servicer received a broker or similar confirmation of the credit, or the accountant's letter described below contained statements that it reviewed a broker or similar confirmation of the credit, of the defeasance collateral to an Eligible Account (as defined in the S&P Criteria) in the name of the Defeasance Obligor, which account is maintained as a securities account by the Trustee acting as a securities intermediary.

               g. As securities intermediary, Trustee is obligated to make the scheduled payments on the Mortgage Loan from the proceeds of the defeasance collateral directly to the Master Servicer's collection account in the amounts and on the dates specified in the Mortgage Loan Documents or, in a partial defeasance, the portion of such scheduled payments attributed to the allocated loan amount for the real property defeased, increased by any defeasance premium specified in the Mortgage Loan Documents (the "Scheduled Payments").

               h. The Master Servicer received from the Mortgagor written confirmation from a firm of independent certified public accountants, who were approved by Master Servicer in accordance with the Servicing Standard, stating that (i) revenues from principal and interest payments made on the defeasance collateral (without taking into account any earnings on reinvestment of such revenues) will be sufficient to timely pay each of the Scheduled Payments after the defeasance including the payment in full of the Mortgage Loan (or the allocated portion thereof in connection with a partial defeasance) on its
Maturity Date (or, in the case of the ARD Loan, on its Anticipated Repayment
Date), (ii) the revenues received in any month from the defeasance collateral will be applied to make Scheduled Payments within four (4) months after the date of receipt, and (iii) interest income from the defeasance collateral to the
Defeasance Obligor in any calendar or fiscal year will not exceed such
Defeasance Obligor's interest expense for the Mortgage Loan (or the allocated portion thereof in a partial defeasance) for such year.

               i. The Master Servicer received opinions from counsel, who were approved by Master Servicer in accordance with the Servicing Standard, that (i)
the agreements executed by the Mortgagor and/or the Defeasance Obligor in connection with the defeasance are enforceable against them in accordance with their terms, and (ii) the Trustee will have a perfected, first priority security interest in the defeasance collateral described above.

               j. The agreements executed in connection with the defeasance (i)
permit reinvestment of proceeds of the defeasance collateral only in Permitted
Investments (as defined in the S&P Criteria), (ii) permit release of surplus defeasance collateral and earnings on reinvestment to the Defeasance Obligor or the Mortgagor only after the Mortgage Loan has been paid in full, if any such release is permitted, (iii) prohibit any subordinate liens against the defeasance collateral, and (iv) provide for payment from sources other than the defeasance collateral or other assets of the Defeasance Obligor of all fees and expenses of the securities intermediary for administering the defeasance and the securities account and all fees and expenses of maintaining the existence of the
Defeasance Obligor.

               k. The entire principal balance of the Mortgage Loan as of the date of defeasance was $________ [$5,000,000 or less or less than one percent of pool balance, whichever is less] which is less than 1% of the aggregate
Certificate Principal Balance of the

                                       I-3

Certificates as of the date of the most recent Distribution Date Statement received by us (the "Current Report").

               l. The defeasance described herein, together with all prior and simultaneous defeasances of Mortgage Loans, brings the total of all fully and partially defeased Mortgage Loans to $___________, which is ____% of the aggregate Certificate Principal Balance of the Certificates as of the date of the Current Report.

          (3) Certify that, in addition to the foregoing, Master Servicer has imposed such additional conditions to the defeasance, subject to the limitations imposed by the Mortgage Loan documents, as are consistent with the Servicing
Standard.

          (4) Certify that Schedule II hereto is a list of the material agreements, instruments, organizational documents for the Defeasance Obligor, and opinions of counsel and independent accountants executed and delivered in connection with the defeasance described above and that originals or copies of such agreements, instruments and opinions have been transmitted to the Trustee for placement in the related Mortgage File or, to the extent not required to be part of the related Mortgage File, are in the possession of the Master Servicer as part of the Master Servicer's Mortgage File.

          (5) Certify and confirm that the determinations and certifications described above were rendered in accordance with the Servicing Standard set forth in, and the other applicable terms and conditions of, the Pooling and
Servicing Agreement.

          (6) Certify that the individual under whose hand the Master Servicer has caused this Notice and Certification to be executed did constitute a
Servicing Officer as of the date of the defeasance described above.

          (7) Agree to provide copies of all items listed in Schedule II to you upon request.

     IN WITNESS WHEREOF, the Master Servicer has caused this Notice and
Certification to be executed as of the date captioned above.

                                       GMAC COMMERCIAL MORTGAGE
                                       CORPORATION

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                      I-4

                                                         SCHEDULE I TO EXHIBIT I

                                   EXCEPTIONS

                                      I-5

                                                        SCHEDULE II TO EXHIBIT I

           MATERIAL AGREEMENTS, INSTRUMENTS, ORGANIZATIONAL DOCUMENTS
                    AND OPINIONS OF COUNSEL AND ACCOUNTANTS

                                      I-6

                                                                       EXHIBIT J

                        FORM OF INSURANCE SUMMARY REPORT

------------------------------------------------------------------------------------------------------------------------------------
                                                                                         INSURANCE COMPLIANT WITH
 MORTGAGE LOAN                                      CURRENT LOAN                            MORTGAGE DOCUMENTS-        ADEQUATE
    NUMBER       MORTGAGE LOAN BORROWER   PROPERTY   BALANCE ($)     TERM OF INSURANCE      EXCLUDING TERRORISM       TERRORISM
                                                                                               COVERAGE (Y/N)        COVERAGE (Y/N)
------------------------------------------------------------------------------------------------------------------------------------

    1234567                                                         12/31/01-12/31/02
(Sample Entry)
------------------------------------------------------------------------------------------------------------------------------------
    1234568                                                         12/31/01-12/31/02
(Sample Entry)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
(1) If so, identify specific coverage affected (i.e. Casualty, Liability,
Business Interruption, etc.)
------------------------------------------------------------------------------------------------------------------------------------
(2) Please indicate either N/A if not applicable or the dollar amount of the coverage.
------------------------------------------------------------------------------------------------------------------------------------
(3) If the mortgage loan documents contains language for "such other insurance as may be reasonably required..." and there is a distinction between Liability and Casualty Coverage, please identify which coverage offers such latitude.
------------------------------------------------------------------------------------------------------------------------------------

                                      J-1

                                                                       EXHIBIT K

                        FORM OF MONTHLY ADDITIONAL REPORT
                        ON RECOVERIES AND REIMBURSEMENTS

     LOAN NUMBER            PROPERTY NAME          DEFERRED        OTHER INITIAL               COMMENTS
                                                 MAINTENANCE          BALANCE

                                      K-1

                                                                     EXHIBIT L-1

                   CLOSING MORTGAGE FILE REVIEW CERTIFICATION

                         CUSTODIAN INITIAL CERTIFICATION

AUGUST 12, 2004

RE:  POOLING AND SERVICING AGREEMENT, DATED AS OF AUGUST 1, 2004 AMONG GMAC
     COMMERCIAL MORTGAGE SECURITIES, INC., AS DEPOSITOR, GMAC COMMERCIAL
     MORTGAGE CORPORATION, AS MASTER SERVICER AND SERVICED WHOLE LOAN PAYING
     AGENT, MIDLAND LOAN SERVICES, INC., AS SPECIAL SERVICER, LASALLE BANK
     NATIONAL ASSOCIATION, AS TRUSTEE, AND ABN AMRO BANK N.V., AS FISCAL AGENT.

     Ladies and Gentlemen:

     In accordance with Section 2.02(a) of the above-captioned Pooling and
     Servicing Agreement, subject to further review of the contents thereof, the undersigned, as Custodian, hereby certifies that (except as noted on the attachment hereto the "Loan Exception Report") it has received the documents referred to in Section 2.02 of the Pooling and Servicing
     Agreement with respect to each Mortgage Loan listed in the related Mortgage
     Loan Schedule and such documents appear to bear original signatures or copies of original signatures if the original documents have not yet been delivered.

     The Trustee has made no independent examination of any such documents beyond the review specifically required in the above-referenced Pooling and
     Servicing Agreement. Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and
     Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.

                                  LaSalle Bank National Association as Custodian

                                  By:
                                     -------------------------------------------
                                     Name:  Ann M. Kelly
                                     Title: Assistant Vice President

                                     L-1-1

                                                                     EXHIBIT L-2

                              POST-CLOSING MORTGAGE
                            FILE REVIEW CERTIFICATION
                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                     [Date]

GMAC Commercial Mortgage Securities, Inc.    German American Capital Corporation
200 Witmer Road                              31 West 52nd Street
Horsham, Pennsylvania 19044                  New York, New York 10019
Controlling Class Certificate holders

GMAC Commercial Mortgage Corporation         Morgan Stanley Mortgage Capital Inc.
200 Witmer Road                              1585 Broadway
Horsham, Pennsylvania 19044                  New York, New York 10036

     RE:  POOLING AND SERVICING AGREEMENT, DATED AS OF AUGUST 1, 2004 ("POOLING
          AND SERVICING AGREEMENT"), RELATING TO GMAC COMMERCIAL MORTGAGE
          SECURITIES INC., MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-C2

Ladies and Gentlemen:

     In accordance with the provisions of Section 2.02 of the Pooling and
Servicing Agreement, the undersigned hereby certifies that, with respect to each
Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed hereto as not being covered hereby), that: (i) all documents specified in clauses (1) through (5), (9), (11) and (12) (in the case of clause
(11), without regard to whether such UCC financing statements were in the possession of the Mortgage Loan Seller (or its agent)) of the definition of
"Mortgage File" are in its possession or the related Mortgage Loan Seller has otherwise satisfied the delivery requirements in accordance with Section 2.02(a)
and (ii) all such documents have been reviewed by it or by a Custodian on its behalf and (A) appear regular on their face, (B) appear to have been executed
(where appropriate) and (C) purport to relate to such Mortgage Loan.

     The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan
Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing
Agreement. This Certificate is subject in all respects to the terms of said
Pooling and Servicing Agreement.

                            [SIGNATURE PAGE FOLLOWS]

                                     L-2-1

                                       LASALLE BANK NATIONAL ASSOCIATION
                                       as Trustee

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

                                     L-2-2

                                                                     EXHIBIT M-1

                            FORM OF CERTIFICATION TO
                           BE PROVIDED WITH FORM 10-K
                           --------------------------

                    GMAC Commercial Mortgage Securities, Inc.
          Commercial Mortgage Pass-Through Certificates, Series 2004-C2

I, [identify the certifying individual], certify that:

I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by this annual report, of the trust (the "Trust") created pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among GMAC Commercial Mortgage Securities, Inc., as depositor, GMAC Commercial Mortgage Corporation, as master servicer and serviced whole loan paying agent (the "Master Servicer"), Midland Loan Services, Inc., as
special servicer (the "Special Servicer"), and LaSalle Bank National
Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent
(the "Fiscal Agent");

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

Based on my knowledge, the servicing information required to be provided to the trustee by the Master Servicer and the Special Servicer under the Pooling and
Servicing Agreement for inclusion in these reports is included in these reports;

I am responsible for reviewing the activities performed by the Master Servicer and the Special Servicer under the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, the Master Servicer and the Special Servicer have fulfilled their obligations under the Pooling and Servicing Agreement; and

I have disclosed to the Trust's certified public accountants all significant deficiencies relating to the Master Servicer's or Special Servicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or
similar standard as set forth in the Pooling and Servicing Agreement.

Date:
     --------------------------------

     --------------------------------
     [Signature]
     [Title]

                                      M-1-1

                                                                     EXHIBIT M-2

                         FORM OF BACK-UP CERTIFICATE FOR
                      FORM 10-K CERTIFICATION FROM TRUSTEE
                      ------------------------------------

                    GMAC Commercial Mortgage Securities, Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2004-C2

I, [identify the certifying individual], a ______________ of LaSalle Bank
National Association, certify to GMAC Commercial Mortgage Securities, Inc. and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

I have reviewed the annual report on Form 10-K for the fiscal year [______], and all reports on Form 8-K containing distribution date reports filed in respect of periods included in the year covered by that annual report, of the trust created pursuant to the Pooling and Servicing Agreement, dated as of August 1, 2004 (the
"Pooling and Servicing Agreement"), among GMAC Commercial Mortgage Securities,
Inc., as depositor (the "Depositor"), GMAC Commercial Mortgage Corporation, as
master servicer and serviced whole loan paying agent (the "Master Servicer"),
Midland Loan Services, Inc., as special servicer (the "Special Servicer"),
LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank
N.V., as fiscal agent (the "Fiscal Agent");

Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report;

Based on my knowledge, the servicing information provided to the Trustee by the
Master Servicer and the Special Servicer under the Pooling and Servicing
Agreement for inclusion in these reports is included in these reports.

Date:
     -------------------------

LASALLE BANK NATIONAL ASSOCIATION

------------------------------
[Signature]
[Title]

                                     M-2-1

                                                                     EXHIBIT M-3

                         FORM OF BACK-UP CERTIFICATE FOR
                             FORM 10-K CERTIFICATION

                    GMAC Commercial Mortgage Securities, Inc.
                  Commercial Mortgage Pass-Through Certificates
                                 Series 2004-C2

I, ________________ a ____________________ of [GMAC COMMERCIAL MORTGAGE
CORPORATION ("GMACCM")] [MIDLAND LOAN SERVICES, INC. ("Midland")] on behalf of
[GMACCM, as master servicer and serviced whole loan paying agent (the "Master
Servicer"),] [Midland, as special servicer with respect to all Mortgage Loans
(the "Special Servicer"),] hereby certify to GMAC Commercial Mortgage
Securities, Inc. (the "Depositor") and its officers, directors and affiliates, to the extent that the following information is within the [Master Servicer's]
[Special Servicer's] area of responsibilities and duties under the Pooling and
Servicing Agreement, and with the knowledge and intent that they will rely upon this certification, that:

     1. I am responsible for reviewing the activities performed by the [Master
Servicer] [Special Servicer] under the pooling and servicing agreement, dated as of August 1, 2004 (the "Pooling and Servicing Agreement"), among the Depositor, as depositor, GMACCM, as master servicer, Midland Loan Services, Inc., as special servicer, LaSalle Bank National Association, as trustee, and ABN AMRO
Bank N.V. as fiscal agent, and, based upon the review performed as required under Section 3.13 of the Pooling and Servicing Agreement, and except as disclosed on Schedule I hereto, the [Master Servicer] [Special Servicer], to my knowledge, has fulfilled its material obligations under the Pooling and
Servicing Agreement, including the provision of all reports required to be submitted by the [Master Servicer] [Special Servicer] thereunder, and that, to the knowledge of the [Master Servicer] [Special Servicer], such reports do not contain any material misstatements or omissions; and

     2. I have disclosed to the [Master Servicer's] [Special Servicer's]
certified public accountants all significant deficiencies, to my knowledge, relating to the [Master Servicer's] [Special Servicer's] compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.

                            [Continued on Next Page]

Capitalized terms used herein and not defined shall have the respective meanings given to them in the Pooling and Servicing Agreement.

                                     M-3-1

Date:
     ---------------------------

[NAME OF [MASTER SERVICER] [SPECIAL SERVICER]]

By:
   -----------------------------------
   Name:
   Title:

                                     M-3-2

                                                                     EXHIBIT M-4

                              FORM OF SUB-SERVICER
                              BACKUP CERTIFICATION

                                     M-4-1

                                                                      Schedule I

          MORTGAGE LOAN SCHEDULE - GERMAN AMERICAN CAPITAL CORPORATION

    CONTROL    LOAN                          LOAN
     NUMBER    GROUP    LOAN NUMBER       ORIGINATOR         PROPERTY NAME                      ADDRESS
--------------------------------------------------------------------------------------------------------------------

       1         1      GA19942           GACC         Military Circle Mall(1)      880 North Military Highway
       2         1      DBM19573          GACC         731 Lexington Avenue -       731 Lexington Avenue
                                                       Bloomberg Headquarters(2)
       3         2      DBM20122          GACC         Stonybrook Apartments        801 Cooper Street
       4         1      DBM20144          GACC         Silverado Shopping Center    9770 and 9850 South Maryland
                                                                                    Parkway
       5         2      DBM20119          GACC         Rothschild Portfolio         Various
      5.1               DBM20119-1        GACC         250 East 176th Street        250 East 176th Street
      5.2               DBM20119-2        GACC         80 West 170th Street         80 West 170th Street
      5.3               DBM20119-3        GACC         1146 Ogden Avenue            1146 Ogden Avenue
      5.4               DBM20119-4        GACC         2121 Grand Concourse         2121 Grand Concourse
      5.5               DBM20119-5        GACC         1234 Shakespere Avenue       1234 Shakespere Avenue
       6         1      DBM20125          GACC         Lake Shore Plaza             565 - 605 Portion Road
       7         1      DBM20212          GACC         Commerce Center              3220-3236 Irving Boulevard;
                                                                                    4801-4949 Sharp Street;
                                                                                    3276-3310 Quebec Street
       8         2      DBM20127          GACC         Hilltop Gardens              47 Princeton Street
       9         1      DBM20292          GACC         Lakepointe Centre I          300 East Mallard Drive
       10        1      DBM20300          GACC         Executive Airport Business   5101 NW 21st Avenue
                                                       Center
       11        1      DBM20126          GACC         Bryn Mawr Office             940 Haverford Road
       12        2      DBM20187          GACC         Franklin Place Apartments    2315 Lakeland Road

   CONTROL     LOAN
    NUMBER     GROUP    LOAN NUMBER          CITY             STATE          ZIP CODE           COUNTY
-------------------------------------------------------------------------------------------------------------

      1          1      GA19942         Norfolk             Virginia           23502        Norfolk City
      2          1      DBM19573        New York            New York           10022        New York

      3          2      DBM20122        Deptford            New Jersey         08096        Gloucester
      4          1      DBM20144        Las Vegas           Nevada             89123        Clark

      5          2      DBM20119        Bronx               New York          Various       Bronx
     5.1                DBM20119-1      Bronx               New York           10457        Bronx
     5.2                DBM20119-2      Bronx               New York           10452        Bronx
     5.3                DBM20119-3      Bronx               New York           10452        Bronx
     5.4                DBM20119-4      Bronx               New York           10453        Bronx
     5.5                DBM20119-5      Bronx               New York           10452        Bronx
      6          1      DBM20125        Lake Ronkonkoma     New York           11779        Suffolk
      7          1      DBM20212        Dallas              Texas              75247        Dallas

      8          2      DBM20127        Leominster          Massachusetts      01453        Worcester
      9          1      DBM20292        Boise               Idaho              83706        Ada
      10         1      DBM20300        Fort Lauderdale     Florida            33309        Broward

      11         1      DBM20126        Haverford           Pennsylvania       19010        Delaware
      12         2      DBM20187        Dalton              Georgia            30721        Whitfield

----------
(1)  The 3 basis point Master Servicing fee applies only to the A-note only. The B-note has no servicing fee.

(2)  The 3 basis point Master Servicing fee is split as follows: 2 basis points to Midland Loan Services, Inc. as primary servicer under the COMM 2004 LNB3
     Pooling and Servicing and 1 basis point to GMAC as master servicer under the GMACCM 2004-C2 deal. GMACCM does not receive any fee on any of the pari passu notes or the B-note.

                                  Schedule I-1

                                                                      Schedule I

               RELATED     ORIGINAL       CURRENT      INTEREST    ADMIN    ACCRUAL
LOAN NUMBER    GROUPS     BALANCE ($)    BALANCE ($)     RATE %     FEE %    TYPE
-------------------------------------------------------------------------------------

GA19942                   61,200,000     61,200,000     5.869     0.03230   ACT/360
DBM19573                  50,000,000     50,000,000     5.363     0.03230   ACT/360
DBM20122       Group B    15,865,000     15,850,970     5.750     0.03230   ACT/360
DBM20144                  15,200,000     15,200,000     5.430     0.03230   ACT/360
DBM20119                  15,150,000     15,134,314     5.110     0.03230   ACT/360
DBM20119-1                 3,345,000      3,341,537     5.110               ACT/360
DBM20119-2                 3,405,000      3,401,475     5.110               ACT/360
DBM20119-3                 2,300,000      2,297,619     5.110               ACT/360
DBM20119-4                 4,040,000      4,035,817     5.110               ACT/360
DBM20119-5                 2,060,000      2,057,867     5.110               ACT/360
DBM20125       Group B    14,335,000     14,323,274     6.050     0.03230   ACT/360
DBM20212                  10,100,000     10,100,000     5.750     0.03230   ACT/360
DBM20127                   6,925,000      6,918,782     5.690     0.03230   ACT/360
DBM20292                   6,300,000      6,294,915     6.100     0.03230   ACT/360
DBM20300                   4,960,000      4,960,000     5.910     0.03230   ACT/360
DBM20126       Group B     4,650,000      4,646,196     6.050     0.03230   ACT/360
DBM20187                   2,452,000      2,450,021     6.100     0.06230   ACT/360

                                                                    FIRST
                                                                   PAYMENT
LOAN NUMBER            AMORTIZATION TYPE             NOTE DATE       DATE
-----------------------------------------------------------------------------

GA19942                Amortizing Balloon             7/6/2004     9/1/2004
DBM19573       Interest Only, then HyperAmortizing   2/13/2004     4/1/2004
DBM20122               Amortizing Balloon            6/18/2004     8/1/2004
DBM20144         Interest Only, then Amortizing      7/28/2004     9/1/2004
DBM20119               Amortizing Balloon            6/10/2004     8/1/2004
DBM20119-1             Amortizing Balloon            6/10/2004     8/1/2004
DBM20119-2             Amortizing Balloon            6/10/2004     8/1/2004
DBM20119-3             Amortizing Balloon            6/10/2004     8/1/2004
DBM20119-4             Amortizing Balloon            6/10/2004     8/1/2004
DBM20119-5             Amortizing Balloon            6/10/2004     8/1/2004
DBM20125               Amortizing Balloon            6/18/2004     8/1/2004
DBM20212               Amortizing Balloon            7/23/2004     9/1/2004
DBM20127               Amortizing Balloon            6/25/2004     8/1/2004
DBM20292               Amortizing Balloon            6/25/2004     8/1/2004
DBM20300         Interest Only, then Amortizing       6/3/2004     8/1/2004
DBM20126               Amortizing Balloon            6/18/2004     8/1/2004
DBM20187               Amortizing Balloon             7/1/2004     8/1/2004

                                  Schedule I-2

                                                                      Schedule I

               ORIGINAL   REMAINING
               INTEREST   INTEREST                ORIGINAL  REMAINING    ORIGINAL
                 ONLY       ONLY                   TERM TO   TERM TO   AMORTIZATION
LOAN NUMBER     PERIOD     PERIOD    SEASONING    MATURITY   MATURITY      TERM
--------------------------------------------------------------------------------------

GA19942                                  0          120        120         360
DBM19573          24        19           5          120        115         237
DBM20122                                 1          120        119         360
DBM20144          18        18           0           84        84          360
DBM20119                                 1           60        59          360
DBM20119-1                               1           60        59          360
DBM20119-2                               1           60        59          360
DBM20119-3                               1           60        59          360
DBM20119-4                               1           60        59          360
DBM20119-5                               1           60        59          360
DBM20125                                 1          120        119         360
DBM20212                                 0          120        120         300
DBM20127                                 1           60        59          360
DBM20292                                 1          120        119         360
DBM20300          24        23           1           84        83          360
DBM20126                                 1          120        119         360
DBM20187                                 1          120        119         360

                                                                  SCHEDULED
                  REMAINING                GRACE    MATURITY       MATURITY
                 AMORTIZATION  PAYMENT    DEFAULT     DATE          OR ARD
LOAN NUMBER          TERM      DUE DATE   PERIOD     OR ARD      BALANCE ($)
----------------------------------------------------------------------------

GA19942              360           1         5      8/1/2014     52,082,443
DBM19573             237           1         5      3/1/2014     35,761,214
DBM20122             359           1         5      7/1/2014     13,354,612
DBM20144             360           1         5      8/1/2011     13,975,590
DBM20119             359           1         5      7/1/2009     13,995,369
DBM20119-1           359           1         5      7/1/2009
DBM20119-2           359           1         5      7/1/2009
DBM20119-3           359           1         5      7/1/2009
DBM20119-4           359           1         5      7/1/2009
DBM20119-5           359           1         5      7/1/2009
DBM20125             359           1         5      7/1/2014     12,174,963
DBM20212             300           1         5      8/1/2014      7,754,097
DBM20127             359           1         5      7/1/2009      6,450,868
DBM20292             359           1         5      7/1/2014      5,358,525
DBM20300             360           1         5      7/1/2011      4,634,473
DBM20126             359           1         5      7/1/2014      3,949,326
DBM20187             359           1         5      7/1/2014      2,085,572

                                  Schedule I-3

                                                                      Schedule I

                                                                       SCHEDULED
                                                                      MATURITY OR   TOTAL SQ. FT./
                                           ANNUAL DEBT    CUT-OFF         ARD        UNITS/PADS/
LOAN NUMBER       PREPAYMENT PROVISION       SERVICE    DATE LTV (%)  DATE LTV (%)    ROOMS/SPACES
---------------------------------------------------------------------------------------------------

GA19942        Lock/24_Defeasance/89_0%/7   4,304,598      71.75         61.06          740,788
DBM19573       Lock/29_Defeasance/88_0%/3   4,145,479      58.69         42.01          694,634
DBM20122       Lock/25_Defeasance/91_0%/4   1,111,006      78.47         66.11              258
DBM20144       Lock/24_Defeasance/56_0%/4   1,027,650      73.80         72.64           91,512
DBM20119       Lock/25_Defeasance/31_0%/4     988,200      78.01         72.14              243
DBM20119-1                                                                                   59
DBM20119-2                                                                                   56
DBM20119-3                                                                                   48
DBM20119-4                                                                                   43
DBM20119-5                                                                                   37
DBM20125       Lock/25_Defeasance/91_0%/4   1,036,883      78.92         67.08           94,790
DBM20212       Lock/24_Defeasance/92_0%/4     762,477      77.69         59.65          554,444
DBM20127       Lock/25_Defeasance/31_0%/4     481,786      76.88         71.68              120
DBM20292       Lock/25_Defeasance/92_0%/3     458,132      75.84         64.56           64,030
DBM20300       Lock/25_Defeasance/55_0%/4     353,416      80.00         74.75           73,559
DBM20126       Lock/25_Defeasance/91_0%/4     336,345      78.75         66.94           24,315
DBM20187       Lock/25_Defeasance/91_0%/4     178,308      79.94         68.04               60

                                CUT-OFF DATE
                            BALANCE PER SQ. FT./
                  UNIT         UNIT/PAD/ROOM/         OWNERSHIP
LOAN NUMBER    DESCRIPTION          SPACES             INTEREST         LOCKBOX
---------------------------------------------------------------------------------

GA19942        Sq. Ft.                   83       Fee and Leasehold   In Place Hard
DBM19573       Sq. Ft.                  452            Fee Simple     In Place Hard
DBM20122       Units                 61,438            Fee Simple
DBM20144       Sq. Ft.                  166            Fee Simple     Springing Hard
DBM20119       Units                 62,281            Fee Simple
DBM20119-1     Units                      0            Fee Simple
DBM20119-2     Units                      0            Fee Simple
DBM20119-3     Units                      0            Fee Simple
DBM20119-4     Units                      0            Fee Simple
DBM20119-5     Units                      0            Fee Simple
DBM20125       Sq. Ft.                  151            Fee Simple     Springing Hard
DBM20212       Sq. Ft.                   18            Fee Simple
DBM20127       Units                 57,657            Fee Simple
DBM20292       Sq. Ft.                   98            Fee Simple
DBM20300       Sq. Ft.                   67             Leasehold     In Place Soft
DBM20126       Sq. Ft.                  191            Fee Simple
DBM20187       Units                 40,834            Fee Simple

                                  Schedule I-4

                                                                      Schedule I

          MORTGAGE LOAN SCHEDULE - MORGAN STANLEY MORTGAGE CAPITAL INC.

CONTROL    LOAN    LOAN             LOAN
 NUMBER    GROUP   NUMBER        ORIGINATOR             PROPERTY NAME                           ADDRESS
-------------------------------------------------------------------------------------------------------------------------

   1         1                   MSMC           111 Eighth Avenue(1)             111 Eighth Avenue
   2         1                   MSMC           Jersey Gardens(2)                651 Kapkowski Road
   3         1    04-15947       MSMC           Escondido Village Shopping       1201-1351 East Valley Parkway
                                                Center
   4         1    DDC            MSMC           DDC Portfolio Rollup             Various

  4.1             04-16722       MSMC           DDC Portfolio: 4215-21           4215-21 Connecticut Avenue
                                                Connecticut Ave., NW
  4.2             04-16721       MSMC           DDC Portfolio: 920-928 Rhode     920-928 Rhode Island Avenue, NE
                                                Island Ave.
  4.3             04-16716       MSMC           DDC Portfolio: 2000 S Street,    2000 S Street, NW
                                                NW
  4.4             04-16723       MSMC           DDC Portfolio: 1330 U Street,    1330 U Street, NW
                                                NW
  4.5             04-16713       MSMC           DDC Portfolio: 301               301 Pennsylvania Avenue, SE
                                                Pennsylvania Avenue, SE
  4.6             04-16718       MSMC           DDC Portfolio: 4045 Minnesota    4045 Minnesota Avenue, NE
                                                Avenue, NE
                                 MSMC           Slane Portfolio Rollup           Various
   5         1    04-17055       MSMC           Slane Portfolio- Gahanna         60 N. Stygler Road
                                                (Agler)
   6         1    04-17052       MSMC           Slane Portfolio- Columbus        1950 Hard Road
                                                (Smokey Row)
   7         1    04-17041       MSMC           Slane Portfolio- Youngstown      540 E. Midlothian Blvd.
                                                (Mid&So)
   8         1    04-17042       MSMC           Slane Portfolio- Canton          3032 Mahoning Rd.
                                                (Mahoning)
   9         1    04-17036       MSMC           Slane Portfolio- South Point     411 Solida Rd.
   10        1    04-17031       MSMC           Slane Portfolio- Warren          712 Tod Avenue S.W.
   11        1    04-17029       MSMC           Slane Portfolio- Youngstown      2708 Glenwood Avenue
                                                (Glenwood)
   12        1    04-17028       MSMC           Slane Portfolio- Girard          517 Churchill Road
   13        1    04-17022       MSMC           Slane Portfolio- W. Milton       653 S. Miami Street
   14        1    04-17058       MSMC           Slane Portfolio- Harrisburg      1307-1323 N. Third St.
   15        1    03-15214       MSMC           New City Center                  605-905 North Moore Avenue
   16        2    04-15780       MSMC           Number 10 Main Street            10 South Main Street
   17        2    04-15907       MSMC           Shalamar Apartments              1640 Aquarena Springs Drive
   18        1    04-15564       MSMC           Food Basics Brooklyn             2185 Coyle Street
   19        1    03-14418       MSMC           Deer Park - Storage Depot        541 Acorn Street
   20        2    03-13939       MSMC           Longfellow Apartments            5521Colorado Avenue N.W.

   21        2    04-16481       MSMC           Crescent Village Apartments      5020 Taft Boulevard

CONTROL    LOAN    LOAN
 NUMBER    GROUP   NUMBER         CITY             STATE       ZIP CODE      COUNTY
----------------------------------------------------------------------------------------

   1         1               New York          New York           10011    New York
   2         1               Elizabeth         New Jersey         07201    Union
   3         1    04-15947   Escondido         California         92027    San Diego

   4         1    DDC        Washington        District of       Various   District of
                                               Columbia                    Columbia
  4.1             04-16722   Washington        District of        20008    District of
                                               Columbia                    Columbia
  4.2             04-16721   Washington        District of        20018    District of
                                               Columbia                    Columbia
  4.3             04-16716   Washington        District of        20009    District of
                                               Columbia                    Columbia
  4.4             04-16723   Washington        District of        20009    District of
                                               Columbia                    Columbia
  4.5             04-16713   Washington        District of        20003    District of
                                               Columbia                    Columbia
  4.6             04-16718   Washington        District of        20019    District of
                                               Columbia                    Columbia
                             Various           Various           Various   Various
   5         1    04-17055   Gahanna           Ohio               43230    Franklin

   6         1    04-17052   Columbus          Ohio               43235    Franklin

   7         1    04-17041   Youngstown        Ohio               44502    Mahoning

   8         1    04-17042   Canton            Ohio               44705    Stark

   9         1    04-17036   South Point       Ohio               45680    Lawrence
   10        1    04-17031   Warren            Ohio               44485    Trumbull
   11        1    04-17029   Youngstown        Ohio               44511    Mahoning

   12        1    04-17028   Girard            Ohio               44420    Trumbull
   13        1    04-17022   W. Milton         Ohio               45383    Miami
   14        1    04-17058   Harrisburg        Pennsylvania       17102    Dauphin
   15        1    03-15214   Moore             Oklahoma           73160    Cleveland
   16        2    04-15780   Memphis           Tennessee          38103    Shelby
   17        2    04-15907   San Marcos        Texas              78666    Hays
   18        1    04-15564   Brooklyn          New York           11229    Kings
   19        1    03-14418   Deer Park         New York           11729    Suffolk
   20        2    03-13939   Washington        District of        20011    District of
                                               Columbia                    Columbia
   21        2    04-16481   Wichita Falls     Texas              76308    Wichita

----------
(1)  MSMC will pay GMACCM, as Servicer, 1 basis point for the Split Loans in the
     GMAC 2004-C2 deal.

(2)  MSMC will pay GMACCM, as Servicer, 2 basis points on the principal balance of the Loan in the GMAC 2004-C2 deal.

                                  Schedule I-5

                                                                      Schedule I

  LOAN           RELATED        ORIGINAL         CURRENT          INTEREST       ADMIN
 NUMBER          GROUPS        BALANCE ($)      BALANCE ($)         RATE %        FEE %
-----------------------------------------------------------------------------------------

                               85,500,000        85,500,000         5.497        0.02230
                               85,000,000        84,800,199         4.830        0.03230
04-15947                       19,100,000        19,100,000         5.870        0.03230
DDC                            14,470,000        14,470,000         6.190        0.03230
04-16722                        4,950,000         4,950,000         6.190
04-16721                        4,550,000         4,550,000         6.190
04-16716                        1,800,000         1,800,000         6.190
04-16723                        1,700,000         1,700,000         6.190
04-16713                          920,000           920,000         6.190
04-16718                          550,000           550,000         6.190
                                9,453,000         9,453,000         7.080
04-17055                        2,600,000         2,600,000         7.080        0.03230
04-17052                        1,930,000         1,930,000         7.080        0.03230
04-17041                        1,376,000         1,376,000         7.080        0.03230
04-17042                        1,102,000         1,102,000         7.080        0.03230
04-17036                          572,000           572,000         7.080        0.03230
04-17031                          505,000           505,000         7.080        0.03230
04-17029                          394,000           394,000         7.080        0.03230
04-17028                          355,000           355,000         7.080        0.03230
04-17022                          327,000           327,000         7.080        0.03230
04-17058                          292,000           292,000         7.080        0.03230
03-15214                        8,200,000         8,127,948         5.750        0.03230
04-15780                        7,900,000         7,873,453         5.670        0.03230
04-15907                        7,100,000         7,100,000         5.550        0.03230
04-15564                        6,144,000         6,112,351         5.420        0.03230
03-14418                        3,800,000         3,774,216         5.850        0.03230
03-13939                        2,950,000         2,936,940         5.140        0.03230
04-16481                        2,600,000         2,594,850         5.640        0.03230

  LOAN        ACCRUAL                                                        FIRST PAYMENT
 NUMBER        TYPE              AMORTIZATION TYPE             NOTE DATE          DATE
-------------------------------------------------------------------------------------------

              ACT/360     Interest only, then Amortizing        3/4/2004        5/1/2004
              ACT/360           Amortizing Balloon              6/9/2004        7/8/2004
04-15947      ACT/360           Amortizing Balloon             7/13/2004        9/1/2004
DDC           ACT/360           Amortizing Balloon             7/14/2004        9/5/2004
04-16722      ACT/360           Amortizing Balloon             7/14/2004        9/5/2004
04-16721      ACT/360           Amortizing Balloon             7/14/2004        9/5/2004
04-16716      ACT/360           Amortizing Balloon             7/14/2004        9/5/2004
04-16723      ACT/360           Amortizing Balloon             7/14/2004        9/5/2004
04-16713      ACT/360           Amortizing Balloon             7/14/2004        9/5/2004
04-16718      ACT/360           Amortizing Balloon             7/14/2004        9/5/2004
              ACT/360           Amortizing Balloon              7/8/2004        9/1/2004
04-17055      ACT/360           Amortizing Balloon              7/8/2004        9/1/2004
04-17052      ACT/360           Amortizing Balloon              7/8/2004        9/1/2004
04-17041      ACT/360           Amortizing Balloon              7/8/2004        9/1/2004
04-17042      ACT/360           Amortizing Balloon              7/8/2004        9/1/2004
04-17036      ACT/360           Amortizing Balloon              7/8/2004        9/1/2004
04-17031      ACT/360           Amortizing Balloon              7/8/2004        9/1/2004
04-17029      ACT/360           Amortizing Balloon              7/8/2004        9/1/2004
04-17028      ACT/360           Amortizing Balloon              7/8/2004        9/1/2004
04-17022      ACT/360           Amortizing Balloon              7/8/2004        9/1/2004
04-17058      ACT/360           Amortizing Balloon              7/8/2004        9/1/2004
03-15214      ACT/360           Amortizing Balloon             1/28/2004        3/1/2004
04-15780      ACT/360            Hyperamortizing               4/12/2004        6/1/2004
04-15907      ACT/360     Interest only, then Amortizing       3/19/2004        5/1/2004
04-15564      ACT/360           Amortizing Balloon             2/27/2004        4/1/2004
03-14418      ACT/360           Amortizing Balloon            12/16/2003        2/8/2004
03-13939      ACT/360           Amortizing Balloon             3/18/2004        5/1/2004
04-16481      ACT/360           Amortizing Balloon             5/13/2004        7/1/2004

                                  Schedule I-6

             ORIGINAL    REMAINING
             INTEREST     INTEREST                   ORIGINAL   REMAINING     ORIGINAL
  LOAN         ONLY         ONLY                     TERM TO     TERM TO    AMORTIZATION
 NUMBER       PERIOD       PERIOD     SEASONING      MATURITY    MATURITY       TERM
-----------------------------------------------------------------------------------------

                24          20            4           120         116          360
                                          2           120         118          360
04-15947                                  0           120         120          360
DDC                                       0           120         120          360
04-16722                                  0           120         120          360
04-16721                                  0           120         120          360
04-16716                                  0           120         120          360
04-16723                                  0           120         120          360
04-16713                                  0           120         120          360
04-16718                                  0           120         120          360
                                          0           120         120        Various
04-17055                                  0           120         120          360
04-17052        ,                         0           120         120          360
04-17041                                  0           120         120          330
04-17042                                  0           120         120          330
04-17036                                  0           120         120          330
04-17031                                  0           120         120          330
04-17029                                  0           120         120          330
04-17028                                  0           120         120          330
04-17022                                  0           120         120          330
04-17058                                  0           120         120          330
03-15214                                  6           120         114          300
04-15780                                  3           120         117          336
04-15907        12          8             4           60          56           348
04-15564                                  5           120         115          360
03-14418                                  7           60          53           360
03-13939                                  4           120         116          360
04-16481                                  2           120         118          360

                                                                          SCHEDULED
                 REMAINING                    GRACE        MATURITY       MATURITY
  LOAN         AMORTIZATION      PAYMENT     DEFAULT         DATE          OR ARD
 NUMBER            TERM         DUE DATE      PERIOD        OR ARD        BALANCE ($)
-------------------------------------------------------------------------------------

                    360             1           0           4/1/2014      75,100,921
                    358             8           0           6/8/2014      69,487,748
04-15947            360             1           5           8/1/2014      16,134,110
DDC                 360             5           3           8/5/2014      12,338,348
04-16722            360             5           3           8/5/2014
04-16721            360             5           3           8/5/2014
04-16716            360             5           3           8/5/2014
04-16723            360             5           3           8/5/2014
04-16713            360             5           3           8/5/2014
04-16718            360             5           3           8/5/2014
                  Various           1           5           8/1/2014       8,103,870
04-17055            360             1           5           8/1/2014       2,271,972
04-17052            360             1           5           8/1/2014       1,686,502
04-17041            330             1           5           8/1/2014       1,158,656
04-17042            330             1           5           8/1/2014         927,935
04-17036            330             1           5           8/1/2014         481,650
04-17031            330             1           5           8/1/2014         425,234
04-17029            330             1           5           8/1/2014         331,767
04-17028            330             1           5           8/1/2014         298,926
04-17022            330             1           5           8/1/2014         275,350
04-17058            330             1           5           8/1/2014         245,878
03-15214            294             1           5           2/1/2014       6,295,593
04-15780            333             1           5           5/1/2014       6,429,935
04-15907            348             1           5           4/1/2009       6,682,972
04-15564            355             1           5           3/1/2014       5,119,781
03-14418            353             8           0           1/1/2009       3,548,034
03-13939            356             1           5           4/1/2014       2,436,259
04-16481            358             1           5           6/1/2014       2,181,116

                                  Schedule I-7

                                                                      Schedule I

                                                                     SCHEDULED
                                                                    MATURITY OR
                                                                        ARD        TOTAL SQ. FT./
  LOAN                                 ANNUAL DEBT      CUT-OFF       DATE LTV      UNITS/PADS/
 NUMBER       PREPAYMENT PROVISION       SERVICE      DATE LTV (%)      (%)         ROOMS/SPACES
--------------------------------------------------------------------------------------------------

           Lock/28_Defeasance/88_0%/4   5,798,577        56.25        49.41          2,941,646
           Lock/26_Defeasance/90_0%/4   5,370,098        57.24        46.90          1,290,751
04-15947   Lock/24_Defeasance/92_0%/4   1,355,072        79.92        67.51            191,629
DDC        Lock/24_Defeasance/92_0%/4   1,062,365        78.43        66.87             80,741
04-16722                                                                                20,698
04-16721                                                                                28,746
04-16716                                                                                10,400
04-16723                                                                                 8,504
04-16713                                                                                 4,500
04-16718                                                                                 7,893
                                                         74.46        63.84             89,766
04-17055   Lock/24_Defeasance/92_0%/4     209,253        74.46        63.84             11,180
04-17052   Lock/24_Defeasance/92_0%/4     155,330        74.46        63.84             11,348
04-17041   Lock/24_Defeasance/92_0%/4     113,746        74.46        63.84             10,363
04-17042   Lock/24_Defeasance/92_0%/4      91,096        74.46        63.84             10,363
04-17036   Lock/24_Defeasance/92_0%/4      47,284        74.46        63.84              7,076
04-17031   Lock/24_Defeasance/92_0%/4      41,745        74.46        63.84              8,178
04-17029   Lock/24_Defeasance/92_0%/4      32,570        74.46        63.84              8,178
04-17028   Lock/24_Defeasance/92_0%/4      29,346        74.46        63.84              8,178
04-17022   Lock/24_Defeasance/92_0%/4      27,031        74.46        63.84              8,178
04-17058   Lock/24_Defeasance/92_0%/4      24,138        74.46        63.84              6,724
03-15214   Lock/30_Defeasance/86_0%/4     619,041        69.47        53.81            181,171
04-15780   Lock/27_Defeasance/89_0%/4     563,562        78.73        64.30                112
04-15907   Lock/11_(greater than)YM and   493,013        78.89        74.26                162
           5%/17_Defeasance/28_0%/4
04-15564   Lock/29_Defeasance/87_0%/4     414,926        78.36        65.64             29,500
03-14418   Lock/35_YM/21_0%/4             269,013        65.64        61.70             57,425
03-13939   Lock/28_Defeasance/88_0%/4     193,075        75.31        62.47                 69
04-16481   Lock/26_Defeasance/90_0%/4     179,900        76.88        64.63                 44

                              CUT-OFF DATE
                          BALANCE PER SQ. FT./
  LOAN          UNIT         UNIT/PAD/ROOM/
 NUMBER     DESCRIPTION          SPACES         OWNERSHIP INTEREST      LOCKBOX
-------------------------------------------------------------------------------------

            Sq. Ft.                     153         Fee Simple      In Place Hard
            Sq. Ft.                     128     Fee and Leasehold   In Place Hard
04-15947    Sq. Ft.                     100         Leasehold       Springing Hard
DDC         Sq. Ft.                     179         Fee Simple
04-16722    Sq. Ft.                       0         Fee Simple
04-16721    Sq. Ft.                       0         Fee Simple
04-16716    Sq. Ft.                       0         Fee Simple
04-16723    Sq. Ft.                       0         Fee Simple
04-16713    Sq. Ft.                       0         Fee Simple
04-16718    Sq. Ft.                       0         Fee Simple
            Sq. Ft.                     105         Fee Simple
04-17055    Sq. Ft.                     105         Fee Simple      In Place Hard
04-17052    Sq. Ft.                     105         Fee Simple      In Place Hard
04-17041    Sq. Ft.                     105         Fee Simple      In Place Hard
04-17042    Sq. Ft.                     105         Fee Simple      In Place Hard
04-17036    Sq. Ft.                     105         Fee Simple      In Place Hard
04-17031    Sq. Ft.                     105         Fee Simple      In Place Hard
04-17029    Sq. Ft.                     105         Fee Simple      In Place Hard
04-17028    Sq. Ft.                     105         Fee Simple      In Place Hard
04-17022    Sq. Ft.                     105         Fee Simple      In Place Hard
04-17058    Sq. Ft.                     105         Fee Simple      In Place Hard
03-15214    Sq. Ft.                      45         Fee Simple      In Place Soft
04-15780    Units                    70,299         Fee Simple
04-15907    Units                    43,827         Fee Simple

04-15564    Sq. Ft.                     207         Fee Simple      In Place Hard
03-14418    Sq. Ft.                      66         Fee Simple
03-13939    Units                    42,564         Fee Simple
04-16481    Units                    58,974         Fee Simple

                                  Schedule I-8

                                                                      Schedule I

          MORTGAGE LOAN SCHEDULE - GMAC COMMERCIAL MORTGAGE CORPORATION

CONTROL     LOAN     LOAN         LOAN
 NUMBER     GROUP   NUMBER     ORIGINATOR              PROPERTY NAME                          ADDRESS
-----------------------------------------------------------------------------------------------------------------------

   1          1      44570       GMACCM       Parmatown Shopping Center            7899 West Ridgewood Drive
   2          1      45530       GMACCM       Two Gateway Center(1)                283-299 Market Street
   3          1      42258       GMACCM       Janss Marketplace                    173-285 North Moorpark Road
   4          1      44889       GMACCM       Utopia Plaza                         176-60 Union Turnpike
   5          1      43911       GMACCM       Providence Biltmore Hotel            11 Dorrance Street
   6          1      40915       GMACCM       PGA Plaza Shopping Center            2500-2650 PGA Blvd
   7          2      45371       GMACCM       Turnbury Park Apartments             47387 Victorian Blvd
   8          1      44183       GMACCM       Shoppes at St. Lucie West            1316 St. Lucie West Boulevard
   9          1      44514       GMACCM       Springhill Suites-New Orleans        301 St. Joseph Street
   10         1      44433       GMACCM       Lakeside Office Building             11225 North 28th Drive
   11         2      45342       GMACCM       Stonewood Apartments                 701 T. C. Jester Boulevard
   12         1      45914       GMACCM       Springhill Suites- Willow Grove      2480 Maryland Road
   13         1      45428       GMACCM       Greenbrier MHP                       21301-21425 Soledad Canyon Road
   14         1      44695       GMACCM       Diamondhead Building                 200 Sheffield Street
   15         1      45427       GMACCM       Cordova Mobile Home Park             27361 Sierra Highway
   16         1      44449       GMACCM       Woodbridge Jewelry Exchange          1 Woodbridge Center Drive

   17         1      40023       GMACCM       Willow Oaks Village Square           217-237 Fox Hill Road
   18         1      44450       GMACCM       100 North Citrus Avenue              100 North Citrus Street
   19         1      45067       GMACCM       Courtyard South Beach                1530 Washington Avenue
   20         1      44674       GMACCM       Valley Fair Shopping Center          9-125 East Southern Avenue
   21         1      44513       GMACCM       Cromwell Commons                     136 Berlin Road
   22         1      44233       GMACCM       Nanuet Shopping Center               240-250 West Route 59
   23         2      44875       GMACCM       Fox Hill Apartments                  8508 Greenwell Springs Road

   24         1      45230       GMACCM       Courtyard - Tallahassee              1972 Raymond Diehl Road
   25         1      44821       GMACCM       Town Place Suites                    1545 Three Village Road
   26         1      45580       GMACCM       Cove Terrace Shopping Center         96-508 East U.S. Highway 190
   27         1      45308       GMACCM       11500 Northwest Freeway              11500 Northwest Freeway
   28         1      45322       GMACCM       West Glendale Self Storage           5801 W. San Miguel Avenue
   29         2      45537       GMACCM       Chateau Calistoga Mobile Home Park   223 Champagne West
   30         1      45165       GMACCM       Central and Thomas Retail            2801-2845 North Central Avenue
   31         1      44366       GMACCM       Silverado Self Storage               5100 Las Brisas Boulevard
   32         1      42701       GMACCM       Corporate Park at Kendall            13450 SW 126th Street
   33         1      44461       GMACCM       Century Plaza                        3614-3670 Rochester Road
   34         1      44284       GMACCM       Redwood Shopping Center              1111-1137 Visalia Road
   35         2      44511       GMACCM       Sandpiper Apartments                 272 Shadow Mountain Drive
   36         1      45099       GMACCM       Torrance Village                     3535-3537 Torrance Blvd

CONTROL     LOAN     LOAN                                               ZIP
 NUMBER     GROUP   NUMBER          CITY                 STATE          CODE        COUNTY
------------------------------------------------------------------------------------------------

   1          1      44570  Parma                      Ohio             44129    Cuyahoga
   2          1      45530  Newark                     New Jersey       07102    Essex
   3          1      42258  Thousand Oaks              California       91360    Ventura
   4          1      44889  Queens (Fresh Meadows)     New York         11366    Queens
   5          1      43911  Providence                 Rhode Island     02903    Providence
   6          1      40915  Palm Beach Gardens         Florida          33410    Palm Beach
   7          2      45371  Canton                     Michigan         48188    Wayne
   8          1      44183  Port St. Lucie             Florida          34986    St. Lucie
   9          1      44514  New Orleans                Louisiana        70130    Orleans
   10         1      44433  Phoenix                    Arizona          85028    Maricopa
   11         2      45342  Houston                    Texas            77008    Harris
   12         1      45914  Willow Grove               Pennsylvania     19090    Montgomery
   13         1      45428  Santa Clarita              California       91351    Los Angeles
   14         1      44695  Mountainside               New Jersey       07092    Union
   15         1      45427  Santa Clarita              California       91351    Los Angeles
   16         1      44449  Woodbridge                 New Jersey       07095    Middlesex
                                                                                 County
   17         1      40023  Hampton                    Virginia         23669    Hampton City
   18         1      44450  West Covina                California       91791    Los Angeles
   19         1      45067  Miami Beach                Florida          33139    Miami-Dade
   20         1      44674  Tempe                      Arizona          85282    Maricopa
   21         1      44513  Cromwell                   Connecticut      06416    Middlesex
   22         1      44233  Nanuet                     New York         10954    Rockland
   23         2      44875  Baton Rouge                Louisiana        70814    East Baton
                                                                                 Rouge Parish
   24         1      45230  Tallahassee                Florida          32308    Leon
   25         1      44821  Weston                     Florida          33326    Broward
   26         1      45580  Copperas Cove              Texas            76522    Coryell
   27         1      45308  Houston                    Texas            77092    Harris
   28         1      45322  Glendale                   Arizona          85301    Maricopa
   29         2      45537  Calistoga                  California       94515    Napa
   30         1      45165  Phoenix                    Arizona          85004    Maricopa
   31         1      44366  Reno                       Nevada           89523    Washoe
   32         1      42701  Miami                      Florida          33186    Miami-Dade
   33         1      44461  Troy                       Michigan         48083    Oakland
   34         1      44284  Exeter                     California       93221    Tulare
   35         2      44511  El Paso                    Texas            79912    El Paso
   36         1      45099  Torrance                   California       90503    Los Angeles

----------
(1)  Two Gateway is the only GMAC Split Loan, being serviced at 12.5 basis points.

                                  Schedule I-9

                                                                      Schedule I

CONTROL     LOAN     LOAN         LOAN
 NUMBER     GROUP   NUMBER     ORIGINATOR              PROPERTY NAME                          ADDRESS
-----------------------------------------------------------------------------------------------------------------------

   37         1      45100       GMACCM       EZ Storage                           8251 Orangethorpe Avenue
   38         1      41670       GMACCM       River Village Shopping Center        5002-5068 North Oracle Road
   39         1      44693       GMACCM       Priority Off-Airport Parking         621 North Governor Printz
                                                                                   Boulevard
   40         2      43444       GMACCM       Wesley Park Apartments               1304 Wesley Road
   41         2      44615       GMACCM       Stone Mill Run Apartments            5101 - 5125 Curry Ford Road

CONTROL     LOAN     LOAN                                               ZIP
 NUMBER     GROUP   NUMBER          CITY                 STATE          CODE        COUNTY
------------------------------------------------------------------------------------------------

   37         1      45100  Buena Park                 California       90621    Orange
   38         1      41670  Tucson                     Arizona          85704    Pima
   39         1      44693  Essington                  Pennsylvania     19029    Delaware

   40         2      43444  Auburn                     Indiana          46706    DeKalb
   41         2      44615  Orlando                    Florida          32812    Orange

                                 Schedule I-10

                                                                      Schedule I

 LOAN      RELATED        ORIGINAL          CURRENT       INTEREST                   ACCRUAL
NUMBER     GROUPS       BALANCE ($)       BALANCE ($)      RATE %     ADMIN FEE        TYPE
----------------------------------------------------------------------------------------------

44570                    69,000,000       68,949,377       6.450         0.07730    ACT/360
45530                    50,000,000       49,762,760       5.790         0.12730    ACT/360
42258                    35,750,000       35,380,518       6.020         0.12730    ACT/360
44889                    31,400,000       31,400,000       6.000         0.07730    ACT/360
43911                    25,000,000       24,967,624       6.000         0.10230    ACT/360
40915      Group A       19,000,000       19,000,000       5.400         0.12730    ACT/360
45371                    16,880,000       16,865,186       5.780         0.12730    ACT/360
44183      Group A       16,900,000       16,844,507       5.080         0.12730    ACT/360
44514                    15,500,000       15,463,117       6.770         0.06456    ACT/360
44433                    13,650,000       13,588,936       5.090         0.12730    ACT/360
45342      Group C       13,230,000       13,230,000       5.500         0.12730    ACT/360
45914                    13,200,000       13,183,869       6.220         0.06855    ACT/360
45428      Group C       12,200,000       12,188,624       5.540         0.12730    ACT/360
44695                    12,000,000       11,977,997       5.990         0.12730    ACT/360
45427      Group C       11,000,000       10,989,743       5.540         0.12730    ACT/360
44449                     9,000,000        8,993,042       6.260         0.12730    ACT/360
40023                     8,600,000        8,565,399       5.590         0.12730    ACT/360
44450                     8,208,000        8,193,742       6.230         0.12730    ACT/360
45067                     8,000,000        7,991,116       6.690         0.08355    ACT/360
44674                     7,830,000        7,830,000       5.890         0.12730    ACT/360
44513                     6,900,000        6,887,320       5.980         0.12730    ACT/360
44233                     6,100,000        6,089,186       6.140         0.12730    ACT/360
44875                     6,080,000        6,069,415       6.220         0.12730    ACT/360
45230                     6,000,000        5,992,085       5.830         0.09397    ACT/360
44821                     5,250,000        5,237,954       6.970         0.97850    ACT/360
45580                     4,500,000        4,469,224       5.820         0.12730    ACT/360
45308                     4,400,000        4,391,824       5.930         0.12730    ACT/360
45322                     4,200,000        4,196,501       5.980         0.12730    ACT/360
45537      Group C        4,040,000        4,040,000       5.800         0.12730    ACT/360
45165                     3,730,000        3,723,327       6.100         0.12730    ACT/360
44366                     3,500,000        3,485,332       5.400         0.12730    ACT/360
42701                     3,400,000        3,397,175       5.990         0.12730    ACT/360
44461                     3,225,000        3,219,612       6.400         0.12730    ACT/360
44284                     3,000,000        2,990,213       5.110         0.12730    ACT/360
44511                     2,500,000        2,495,198       5.780         0.12730    ACT/360
45099                     2,400,000        2,400,000       6.160         0.12730    ACT/360
45100                     2,375,000        2,375,000       6.030         0.12730    ACT/360
41670                     2,300,000        2,293,879       6.140         0.12730    ACT/360

 LOAN                                                                    FIRST PAYMENT
NUMBER                  AMORTIZATION TYPE                NOTE DATE           DATE
----------------------------------------------------------------------------------------

44570                  Amortizing Balloon                 6/29/2004            8/1/2004
45530                  Amortizing Balloon                  2/5/2004            4/1/2004
42258                  Amortizing Balloon                  8/8/2003           10/1/2003
44889                  Amortizing Balloon                 7/23/2004            9/1/2004
43911                  Amortizing Balloon                  7/1/2004            8/1/2004
40915                     Interest Only                   5/20/2004            7/1/2004
45371                  Amortizing Balloon                 6/25/2004            8/1/2004
44183                  Amortizing Balloon                 4/15/2004            6/1/2004
44514                  Amortizing Balloon                  6/1/2004            7/1/2004
44433                  Amortizing Balloon                  4/1/2004            5/1/2004
45342            Interest Only, then Amortizing           7/20/2004            9/1/2004
45914                  Amortizing Balloon                 6/30/2004            8/1/2004
45428                  Amortizing Balloon                 6/29/2004            8/1/2004
44695                  Amortizing Balloon                 5/18/2004            7/1/2004
45427                  Amortizing Balloon                 6/29/2004            8/1/2004
44449                  Amortizing Balloon                  6/2/2004            8/1/2004
40023                  Amortizing Balloon                  4/1/2004            5/1/2004
44450                  Amortizing Balloon                 5/21/2004            7/1/2004
45067                  Amortizing Balloon                 6/25/2004            8/1/2004
44674            Interest Only, then Amortizing           4/27/2004            6/1/2004
44513                  Amortizing Balloon                 5/19/2004            7/1/2004
44233                  Amortizing Balloon                 5/14/2004            7/1/2004
44875                  Amortizing Balloon                 5/26/2004            7/1/2004
45230                  Amortizing Balloon                 6/17/2004            8/1/2004
44821                  Amortizing Balloon                 5/27/2004            7/1/2004
45580                   Fully Amortizing                   6/1/2004            7/1/2004
45308                  Amortizing Balloon                 5/28/2004            7/1/2004
45322                  Amortizing Balloon                 6/29/2004            8/1/2004
45537            Interest Only, then Amortizing            7/6/2004            9/1/2004
45165                  Amortizing Balloon                 5/25/2004            7/1/2004
44366                  Amortizing Balloon                 3/26/2004            5/1/2004
42701                  Amortizing Balloon                  6/3/2004            8/1/2004
44461                  Amortizing Balloon                 5/26/2004            7/1/2004
44284                  Amortizing Balloon                 4/20/2004            6/1/2004
44511                  Amortizing Balloon                 5/28/2004            7/1/2004
45099                  Amortizing Balloon                 7/19/2004            9/1/2004
45100                  Amortizing Balloon                 7/20/2004            9/1/2004
41670                  Amortizing Balloon                 5/27/2004            7/1/2004

                                 Schedule I-11

                                                                      Schedule I

 LOAN      RELATED        ORIGINAL          CURRENT       INTEREST                   ACCRUAL
NUMBER     GROUPS       BALANCE ($)       BALANCE ($)      RATE %     ADMIN FEE        TYPE
----------------------------------------------------------------------------------------------

44693                     2,300,000        2,289,838       5.460         0.12730    ACT/360
43444                     1,950,000        1,946,613       6.230         0.12730    ACT/360
44615                     1,464,000        1,457,852       5.750         0.12730    ACT/360

 LOAN                                                                    FIRST PAYMENT
NUMBER                  AMORTIZATION TYPE                NOTE DATE           DATE
----------------------------------------------------------------------------------------

44693                  Amortizing Balloon                 4/30/2004            6/1/2004
43444                  Amortizing Balloon                 5/28/2004            7/1/2004
44615                  Amortizing Balloon                 4/30/2004            6/1/2004

                                 Schedule I-12

                                                                      Schedule I

          ORIGINAL    REMAINING
          INTEREST     INTEREST                ORIGINAL     REMAINING    ORIGINAL
 LOAN       ONLY         ONLY                   TERM TO      TERM TO   AMORTIZATION
NUMBER     PERIOD       PERIOD   SEASONING     MATURITY     MATURITY       TERM
--------------------------------------------------------------------------------------

44570                                1          120          119          360
45530                                5          120          115          360
42258                                11         120          109          360
44889                                0          120          120          360
43911                                1           82           81          298
40915        60         58           2           60           58           0
45371                                1          120          119          360
44183                                3          120          117          360
44514                                2           85           83          300
44433                                4           60           56          360
45342        24         24           0          120          120          360
45914                                1          120          119          300
45428                                1          120          119          360
44695                                2          120          118          360
45427                                1          120          119          360
44449                                1          120          119          360
40023                                4          144          140          360
44450                                2          120          118          360
45067                                1          120          119          300
44674        24         21           3          120          117          336
44513                                2           84           82          360
44233                                2          120          118          360
44875                                2          120          118          360
45230                                1          120          119          300
44821                                2          120          118          300
45580                                2          180          178          180
45308                                2          120          118          360
45322                                1           60           59          360
45537        24         24           0          120          120          360
45165                                2          120          118          360
44366                                4          120          116          360
42701                                1          120          119          360
44461                                2          120          118          360
44284                                3          120          117          360
44511                                2          120          118          360
45099                                0          120          120          360

                                                                     SCHEDULED
              REMAINING                   GRACE       MATURITY        MATURITY
 LOAN       AMORTIZATION     PAYMENT     DEFAULT        DATE           OR ARD
NUMBER          TERM         DUE DATE     PERIOD       OR ARD       BALANCE ($)
-----------------------------------------------------------------------------------

44570            359            1           5         7/1/2014         59,279,512
45530            355            1           5         3/1/2014         42,141,091
42258            349            1           5         9/1/2013         30,339,185
44889            360            1           5         8/1/2014         26,626,499
43911            297            1           5         5/1/2011         21,478,109
40915             0             1           5         6/1/2009         19,000,000
45371            359            1           5         7/1/2014         14,221,880
44183            357            1           5         5/1/2014         13,930,731
44514            298            1           5         7/1/2011         13,471,401
44433            356            1           5         4/1/2009         12,605,704
45342            360            1           5         8/1/2014         11,589,751
45914            299            1           5         7/1/2014         10,297,517
45428            359            1           5         7/1/2014         10,203,818
44695            358            1           5         6/1/2014         10,172,992
45427            359            1           5         7/1/2014          9,200,165
44449            359            1           5         7/1/2014          7,690,525
40023            356            1           5         4/1/2016          6,817,033
44450            358            1           5         6/1/2014          7,007,088
45067            299            1           5         7/1/2014          6,337,169
44674            336            1           5         5/1/2014          6,771,974
44513            358            1           5         6/1/2011          6,232,061
44233            358            1           5         6/1/2014          5,193,998
44875            358            1           5         6/1/2014          5,188,944
45230            299            1           10        7/1/2014          4,619,607
44821            298            1           5         6/1/2014          4,195,202
45580            178            1           5         6/1/2019                  0
45308            358            1           5         6/1/2014          3,723,488
45322            359            1           5         7/1/2009          3,927,932
45537            360            1           5         8/1/2014          3,564,228
45165            358            1           5         6/1/2014          3,172,311
44366            356            1           5         4/1/2014          2,914,450
42701            359            1           5         7/1/2014          2,882,590
44461            358            1           5         6/1/2014          2,766,510
44284            357            1           5         5/1/2014          2,475,314
44511            358            1           5         6/1/2014          2,106,155
45099            360            1           5         8/1/2014          2,044,670
45100            360            1           5         8/1/2014          2,015,722

                                 Schedule I-13

                                                                      Schedule I

          ORIGINAL    REMAINING
          INTEREST     INTEREST                ORIGINAL     REMAINING    ORIGINAL
 LOAN       ONLY         ONLY                   TERM TO      TERM TO   AMORTIZATION
NUMBER     PERIOD       PERIOD   SEASONING     MATURITY     MATURITY       TERM
--------------------------------------------------------------------------------------

45100                                0          120          120          360
41670                                2          120          118          300
44693                                3           60           57          300
43444                                2          120          118          360
44615                                3          120          117          300

                                                                     SCHEDULED
              REMAINING                   GRACE       MATURITY        MATURITY
 LOAN       AMORTIZATION     PAYMENT     DEFAULT        DATE           OR ARD
NUMBER          TERM         DUE DATE     PERIOD       OR ARD       BALANCE ($)
-----------------------------------------------------------------------------------

41670            298            1           5         6/1/2014          1,789,310
44693            297            1           5         5/1/2009          2,062,009
43444            358            1           5         6/1/2014          1,664,696
44615            297            1           5         5/1/2014          1,124,126

                                 Schedule I-14

                                                                      Schedule I

                                                                            SCHEDULED
                                                                           MATURITY OR
                                                                 CUT-OFF       ARD
 LOAN                                               ANNUAL DEBT  DATE LTV    DATE LTV
NUMBER         PREPAYMENT PROVISION                   SERVICE      (%)         (%)
-----------------------------------------------------------------------------------------

44570     Lock/25_Defeasance/91_0%/4                5,206,326     71.82      61.75
45530     Lock/29_Defeasance/87_0%/4                3,516,698     70.09      59.35
42258     Lock/35_Defeasance/83_0%/2                2,577,591     75.28      64.55
44889     Lock/ 24_Defeasance/95_0%/1               2,259,106     79.29      67.24
43911     Lock/49_Defeasance/31_0%/2                1,938,513     56.87      48.93
40915     Lock/26_Defeasance/30_0%/4                1,040,250     76.00      76.00
45371     Lock/25_Defeasance/91 _0%/4               1,185,948     79.93      67.40
44183     Lock/23_(greater than)YM and 1%/93_0%/4   1,098,611     79.46      65.71
44514     Lock/38_Defeasance/45_0%/2                1,287,445     74.70      65.08
44433     Lock/28_Defeasance/30_0%/2                  888,345     78.55      72.87
45342     Lock/24_Defeasance/93_0%/3                  901,422     71.13      62.31
45914     Lock/37_Defeasance/81_0%/2                1,041,981     74.91      58.51
45428     Lock/25_Defeasance/92_0%/3                  834,921     60.94      51.02
44695     Lock/26_Defeasance/90_0%/4                  862,427     74.86      63.58
45427     Lock/25_Defeasance/92_0%/3                  752,798     60.85      50.94
44449     Lock/25_Defeasance/91_0%/4                  665,677     68.13      58.26
40023     Lock/28_Defeasance/112_0%/4                 591,799     77.87      61.97
44450     Lock/26_Defeasance/92_0%/2                  605,176     74.49      63.70
45067     Lock/37_Defeasance/81_0%/2                  659,642     66.59      52.81
44674     Lock/27_Defeasance/89_0%/4                  571,470     64.18      55.51
44513     Lock/26_Defeasance/54_0%/4                  495,364     67.52      61.10
44233     Lock/26_Defeasance/90_0%/4                  445,481     79.60      67.90
44875     Lock/26_Defeasance/92_0%/2                  447,805     79.86      68.28
45230     Lock/37_Defeasance/81_0%/2                  456,444     58.75      45.29
44821     Lock/38_Defeasance/80_0%/2                  444,066     70.78      56.69
45580     Lock/26_Defeasance/152_0%/2                 450,448     58.42       0.00
45308     Lock/26_Defeasance/91_0%/3                  314,190     77.73      65.90
45322     Lock/25_Defeasance/33_0%/2                  301,526     75.61      70.77
45537     Lock/24_Defeasance/93_0%/3                  284,458     48.56      42.84
45165     Lock/26_Defeasance/92_0%/2                  271,243     69.86      59.52
44366     Lock/28_Defeasance/90_0%/2                  235,843     51.33      42.92
42701     Lock/25_Defeasance/91_0%/4                  244,354     75.49      64.06
44461     Lock/26_Defeasance/90_0%/4                  242,071     65.39      63.60
44284     Lock/27_Defeasance/91_0%/2                  195,683     60.41      50.01
44511     Lock/35_(greater than)YM and 1%/81_0%/4     175,644     79.72      67.29
45099     Lock/24_Defeasance/94_0%/2                  175,644     70.59      60.14
45100     Lock/24_Defeasance/92_0%/4                  171,422     78.38      66.53
41670     Lock/26_Defeasance/90_0%/4                  180,197     66.01      51.49
44693     Lock/27_Defeasance/31_0%/2                  168,829     73.87      66.52
43444     Lock/26_Defeasance/92_0%/2                  143,774     79.45      67.95
44615     Lock/27_Defeasance/91_0%/2                  110,521     79.66      61.43

                                             CUT-OFF DATE
         TOTAL SQ. FT./                  BALANCE PER SQ. FT./
 LOAN      UNITS/PADS/        UNIT          UNIT/PAD/ROOM/          OWNERSHIP
NUMBER    ROOMS/SPACES     DESCRIPTION          SPACES               INTEREST            LOCKBOX
-----------------------------------------------------------------------------------------------------

44570         861,207     Sq. Ft.                       80      Fee and Leasehold    In Place Hard
45530         772,690     Sq. Ft.                      129          Fee Simple       In Place Soft
42258         423,010     Sq. Ft.                       84          Fee Simple       In Place Soft
44889         112,336     Sq. Ft.                      280          Fee Simple       In Place Soft
43911             290     Rooms                     86,095          Fee Simple       In Place Hard
40915         113,722     Sq. Ft.                      167          Fee Simple       Springing Hard
45371             161     Units                    104,753          Fee Simple
44183         200,457     Sq. Ft.                       84          Fee Simple       Springing Hard
44514             208     Rooms                     74,342          Fee Simple
44433         152,600     Sq. Ft.                       89          Fee Simple
45342             252     Units                     52,500          Fee Simple
45914             155     Rooms                     85,057          Fee Simple
45428             318     Pads                      38,329          Fee Simple
44695         103,860     Sq. Ft.                      115          Fee Simple       Springing Hard
45427             314     Pads                      34,999          Fee Simple
44449          15,694     Sq. Ft.                      573          Fee Simple       Springing Hard
40023         194,286     Sq. Ft.                       44          Fee Simple       In Place Hard
44450          78,978     Sq. Ft.                      104          Fee Simple
45067              90     Rooms                     88,790          Fee Simple
44674          90,862     Sq. Ft.                       86          Fee Simple       In Place Soft
44513         108,613     Sq. Ft.                       63          Fee Simple
44233          34,180     Sq. Ft.                      178          Fee Simple
44875             258     Units                     23,525          Leasehold
45230              93     Rooms                     64,431      Fee and Leasehold
44821              95     Rooms                     55,136          Fee Simple
45580         160,377     Sq. Ft.                       28          Fee Simple
45308          81,538     Sq. Ft.                       54          Fee Simple
45322           1,064     Units                      3,944          Fee Simple
45537             196     Pads                      20,612          Fee Simple
45165          29,296     Sq. Ft.                      127          Leasehold        Springing Hard
44366             846     Units                      4,120          Fee Simple
42701          56,020     Sq. Ft.                       61          Fee Simple       Springing Hard
44461          34,876     Sq. Ft.                       92          Fee Simple
44284          77,080     Sq. Ft.                       39          Fee Simple       Springing Hard
44511              91     Units                     27,420          Fee Simple
45099          17,292     Sq. Ft.                      139          Fee Simple
45100             478     Units                      4,969          Fee Simple
41670          21,900     Sq. Ft.                      105          Fee Simple
44693             500     Spaces                     4,580          Fee Simple       In Place Soft
43444              73     Units                     26,666          Fee Simple
44615              44     Units                     33,133          Fee Simple

                                 Schedule I-15

                                                                     SCHEDULE II

                       ENVIRONMENTAL POLICY MORTGAGE LOANS

LOAN NUMBER  PROPERTY NAME    CUT-OFF DATE   ENVIRONMENTAL    LOAN SELLER
                              BALANCE ($)    INSURANCE LOAN
--------------------------------------------------------------------------

DBM20212     Commerce Center   10,100,000          Yes            GACC

                                 Schedule II-1

                                                                    SCHEDULE III

                           STRIP CALCULATION SCHEDULE

DISTRIBUTION DATE                                                      RATE
-----------------                                                      ----

09/10/2004........................................................    5.8281
10/10/2004........................................................    5.6440
11/10/2004........................................................    5.8281
12/10/2004........................................................    5.6439
01/10/2005........................................................    5.6439
02/10/2005........................................................    5.6439
03/10/2005........................................................    5.6443
04/10/2005........................................................    5.8279
05/10/2005........................................................    5.6438
06/10/2005........................................................    5.8278
07/10/2005........................................................    5.6437
08/10/2005........................................................    5.8278
09/10/2005........................................................    5.8277
10/10/2005........................................................    5.6436
11/10/2005........................................................    5.8276
12/10/2005........................................................    5.6435
01/10/2006........................................................    5.6435
02/10/2006........................................................    5.6434
03/10/2006........................................................    5.6440
04/10/2006........................................................    5.8273
05/10/2006........................................................    5.6433
06/10/2006........................................................    5.8282
07/10/2006........................................................    5.6426
08/10/2006........................................................    5.8282
09/10/2006........................................................    5.8302
10/10/2006........................................................    5.6412
11/10/2006........................................................    5.8303
12/10/2006........................................................    5.6412
01/10/2007........................................................    5.6412
02/10/2007........................................................    5.6413
03/10/2007........................................................    5.6425
04/10/2007........................................................    5.8303
05/10/2007........................................................    5.6413
06/10/2007........................................................    5.8303
07/10/2007........................................................    5.6413
08/10/2007........................................................    5.8304
09/10/2007........................................................    5.8304
10/10/2007........................................................    5.6414
11/10/2007........................................................    5.8304
12/10/2007........................................................    5.6414
01/10/2008........................................................    5.8304

                                 Schedule III-1

02/10/2008........................................................    5.6414
03/10/2008........................................................    5.6426
04/10/2008........................................................    5.8305
05/10/2008........................................................    5.6414
06/10/2008........................................................    5.8305
07/10/2008........................................................    5.6415
08/10/2008........................................................    5.8305
09/10/2008........................................................    5.8305
10/10/2008........................................................    5.6415
11/10/2008........................................................    5.8300
12/10/2008........................................................    5.6409
01/10/2009........................................................    5.6409
02/10/2009........................................................    5.6421
03/10/2009........................................................    5.6438
04/10/2009........................................................    5.8314
05/10/2009........................................................    5.6541
06/10/2009........................................................    5.8445
07/10/2009........................................................    5.6645
08/10/2009........................................................    5.8628
09/10/2009........................................................    5.8629
10/10/2009........................................................    5.6728
11/10/2009........................................................    5.8629
12/10/2009........................................................    5.6728
01/10/2010........................................................    5.6728
02/10/2010........................................................    5.6728
03/10/2010........................................................    5.6761
04/10/2010........................................................    5.8629
05/10/2010........................................................    5.6729
06/10/2010........................................................    5.8630
07/10/2010........................................................    5.6729
08/10/2010........................................................    5.8630
09/10/2010........................................................    5.8630
10/10/2010........................................................    5.6729
11/10/2010........................................................    5.8630
12/10/2010........................................................    5.6729
01/10/2011........................................................    5.6730
02/10/2011........................................................    5.6730
03/10/2011........................................................    5.6766
04/10/2011........................................................    5.8619
05/10/2011........................................................    5.6653
06/10/2011........................................................    5.8608
07/10/2011........................................................    5.6524
08/10/2011........................................................    5.8391

                                 Schedule III-2

                                                                     SCHEDULE IV

                                   [RESERVED]

                                 Schedule IV-1

                                                                      SCHEDULE V

                         SPECIFIED EARNOUT RESERVE LOANS

                                              FULL                 FULL      NET OF
                                              LOAN      NET OF     LOAN     EARNOUT    EARLIEST     EARNOUT  IF PREPAY,
CONTROL   EARNOUT    EARNOUT      CURRENT    AMOUNT    EARN-OUT   AMOUNT      NCF        DEFEASE/   DEFEASE   MAINT.
 NUMBER   RESERVE     AMOUNT      BALANCE     LTV (1)   LTV (1)    DSCR(1)   DSCR(1)  PREPAY DATE   PREPAY   APPLICABLE
 ------   -------     ------      -------     -------   -------    -------   -------  -----------   ------   ----------

 63     $  412,000  $  375,000  $ 3,219,612   74.01%     65.39%     1.23x     1.40x    6/1/2005     Prepay       Yes
  3     $6,000,000  $6,000,000  $68,949,377   71.82%     71.82%     1.30x     1.30x       NAP        NAP         NAP
 16     $1,000,000  $1,000,000  $15,200,000   79.00%     73.80%     1.08x     1.16x       NAP        NAP         NAP

----------
(1)  Based on "as is" appraisal and UW NCF Distribution of Cut-off Date
     Principal Balances.

                                  Schedule V-1